                                               FILED PURSUANT TO RULE 424(B)(3)
                                                    REGISTRATION NO. 333-195429
EQUI-VEST(R)

Employer-Sponsored Retirement Plans


PROSPECTUS DATED MAY 1, 2016


PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE PURCHASING OR TAKING ANY OTHER ACTION UNDER YOUR CONTRACT. THIS PROSPECTUS SUPERSEDES ALL PRIOR PROSPECTUSES AND SUPPLEMENTS. YOU SHOULD READ THE PROSPECTUSES FOR EACH TRUST WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE PORTFOLIOS.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(R)?

EQUI-VEST(R) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and our guaranteed interest option or in our fixed maturity options ("investment options").

This prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the contract are changed after the date of this prospectus in accordance with the contract, those changes will be described in a supplement to this prospectus. You should carefully read this prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

Each of these contracts may not currently be available in all states.

VARIABLE INVESTMENT OPTIONS

FIXED INCOME

--------------------------------------------------------------------------------
.. American Funds Insurance Series(R) Bond Fund/SM/
.. Charter/SM/ Multi-Sector Bond
.. EQ/Core Bond Index
.. EQ/Global Bond PLUS
.. EQ/High Yield Bond
.. EQ/Intermediate Government Bond
.. EQ/Money Market
.. EQ/PIMCO Global Real Return
.. EQ/PIMCO Ultra Short Bond
.. EQ/Quality Bond PLUS
.. Invesco V.I. High Yield
.. Ivy Funds VIP High Income
.. Multimanager Core Bond
--------------------------------------------------------------------------------

DOMESTIC EQUITY
--------------------------------------------------------------------------------
.. AXA 400 Managed Volatility
.. AXA 500 Managed Volatility
.. AXA 2000 Managed Volatility

.. AXA/AB Small Cap Growth

.. AXA/Franklin Small Cap Value Managed Volatility
.. AXA Large Cap Core Managed Volatility
.. AXA Large Cap Growth Managed Volatility
.. AXA Large Cap Value Managed Volatility
.. AXA/Loomis Sayles Growth
.. AXA Mid Cap Value Managed Volatility
.. AXA/Mutual Large Cap Equity Managed Volatility
.. Charter/SM/ Small Cap Growth
.. Charter/SM/ Small Cap Value
.. EQ/BlackRock Basic Value Equity
.. EQ/Boston Advisors Equity Income
.. EQ/Calvert Socially Responsible
.. EQ/Capital Guardian Research
.. EQ/Common Stock Index
.. EQ/Equity 500 Index
.. EQ/GAMCO Mergers and Acquisitions
.. EQ/GAMCO Small Company Value
.. EQ/Invesco Comstock
.. EQ/JPMorgan Value Opportunities
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Value Index
.. EQ/Mid Cap Index
.. EQ/Morgan Stanley Mid Cap Growth
.. EQ/Small Company Index
.. EQ/T. Rowe Price Growth Stock
.. EQ/UBS Growth and Income
.. EQ/Wells Fargo Omega Growth
.. Fidelity(R) VIP Contrafund(R)
.. Goldman Sachs VIT Mid Cap Value
.. Invesco V.I. Mid Cap Core Equity
.. Invesco V.I. Small Cap Equity
.. Ivy Funds VIP Energy
.. Ivy Funds VIP Mid Cap Growth
.. Ivy Funds VIP Small Cap Growth
.. MFS(R) Investors Trust
.. MFS(R) Massachusetts Investors Growth Stock
.. MFS(R) Technology
.. MFS(R) Utilities
.. Multimanager Aggressive Equity
.. Multimanager Mid Cap Growth
.. Multimanager Mid Cap Value
.. Multimanager Technology

.. VanEck VIP Global Hard Assets

--------------------------------------------------------------------------------


INTERNATIONAL/GLOBAL

--------------------------------------------------------------------------------
.. AXA Global Equity Managed Volatility
.. AXA International Core Managed Volatility
.. AXA International Managed Volatility
.. AXA International Value Managed Volatility
.. AXA/Templeton Global Equity Managed Volatility
.. EQ/Emerging Markets Equity PLUS
.. EQ/International Equity Index
.. EQ/MFS International Growth
.. EQ/Oppenheimer Global
.. Invesco V.I. Global Real Estate
.. Invesco V.I. International Growth
.. Lazard Retirement Emerging Markets Equity
.. MFS(R) International Value
--------------------------------------------------------------------------------

ASSET ALLOCATION
--------------------------------------------------------------------------------
.. All Asset Aggressive - Alt 25
.. All Asset Growth - Alt 20
.. All Asset Moderate Growth - Alt 15

.. AXA/AB Dynamic Moderate Growth

.. AXA Aggressive Allocation
.. AXA Balanced Strategy
.. AXA Conservative Allocation
.. AXA Conservative Growth Strategy
.. AXA Conservative-Plus Allocation
.. AXA Conservative Strategy
.. AXA/Franklin Balanced Managed Volatility
.. AXA/Franklin Templeton Allocation Managed Volatility
.. AXA Moderate Allocation
.. AXA Moderate Growth Strategy
.. AXA Moderate-Plus Allocation
.. Target 2015 Allocation
.. Target 2025 Allocation
.. Target 2035 Allocation
.. Target 2045 Allocation

.. Target 2055 Allocation

--------------------------------------------------------------------------------



You allocate amounts to the variable investment options, under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") that is part of one of the trusts (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.

TYPES OF CONTRACTS. For existing and new contract owners, we offer different "series" of contracts for use as:

Employer-funded traditional individual retirement annuities ("IRAs"):

..   A simplified employee pension plan ("SEP") sponsored by an employer.

..   SEPs funded by salary reduction arrangements ("SARSEPs") for plans established by employers before January 1, 1997. Although we still issue these contracts to employees whose employer's plans enrolled on this basis, plans of this type are no longer available under EQUI-VEST(R) to new employer groups without existing plans.

..   SIMPLE IRAs funded by employee salary reduction and employer contributions.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                  EV-Employer Sponsored Retirement Plans (IF/NB)
                                                                          #92073

Other employer-sponsored contracts:

..   Trusteed contracts to fund defined contribution "HR-10" or "Keogh" plans of employers who are sole proprietorships, partnerships, or business trusts, or plans of corporations, including non-profit organizations and states or local governmental entities.

..   Annuitant-Owned contracts to fund defined contribution HR-10 or Keogh plans.

..   An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity (basic "TSA")
    for public schools and nonprofit entities under Internal Revenue Code
    Section 501(c)(3).

..   A TSA annuity issued to participants of TSA plans generally sponsored by universities ("University TSA") that prohibits loans and has restrictions not included in a basic TSA.

..   To fund Internal Revenue Code Section 457 employee deferred compensation
    ("EDC") plans of state and municipal governments and tax-exempt organizations.

Minimum contribution amounts of $20 may be made under the contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2016, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling
(800) 628-6673. The SAI has been incorporated by this reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


Although this prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and are receiving this prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendix III.

Contents of this Prospectus

--------------------------------------------------------------------------------



             Index of key words and phrases                      5
             Who is AXA Equitable?                               7
             How to reach us                                     8
             EQUI-VEST(R) contracts for employer-sponsored
               retirement plans at a glance -- key features     10

             ------------------------------------------------------
             FEE TABLE                                          12
             ------------------------------------------------------

             Examples                                           13
             EQUI-VEST(R) series 100 and 200 contracts --
               For TSA, University TSA, SEP, SARSEP, EDC and
               Annuitant-Owned HR-10 contracts:                 14
             EQUI-VEST(R) series 200 Trusteed contracts         14
             EQUI-VEST(R) series 300 contracts                  14
             EQUI-VEST(R) series 400 contracts                  14
             Condensed financial information                    14

             ------------------------------------------------------
             1. CONTRACT FEATURES AND BENEFITS                  15
             ------------------------------------------------------
             How you can purchase and contribute to your
               contract                                         15
             Owner and annuitant requirements                   17
             How you can make your contributions                17
             What are your investment options under the
               contract?                                        17
             Portfolios of the Trusts                           19
             Selecting your investment method                   30
             ERISA considerations for employers                 31
             Allocating your contributions                      31
             Your right to cancel within a certain number of
               days                                             31

             ------------------------------------------------------
             2. DETERMINING YOUR CONTRACT'S VALUE               32
             ------------------------------------------------------
             Your account value and cash value                  32
             Your contract's value in the variable investment
               options                                          32
             Your contract's value in the guaranteed interest
               option                                           32
             Your contract's value in the fixed maturity
               options                                          32
             Insufficient account value                         32

             ------------------------------------------------------
             3.TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS 33
             ------------------------------------------------------
             Transferring your account value                    33
             Disruptive transfer activity                       33
             Automatic transfer options                         34
             Investment simplifier                              34
             Rebalancing your account value                     35
             ProNvest Managed Account Service (series 100 and
               200 contracts only)                              35


-------------
"We,""our," and "us" refer to AXA Equitable.
When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                          CONTENTS OF THIS PROSPECTUS

             ------------------------------------------------------
             4. ACCESSING YOUR MONEY                            36
             ------------------------------------------------------
             Withdrawing your account value                     36
             How withdrawals are taken from your account value 37 Loans under TSA, governmental employer EDC and
               Corporate Trusteed contracts                     37
             Texas ORP participants                             38
             Termination                                        38
             When to expect payments                            38
             Your annuity payout options                        39

             ------------------------------------------------------
             5. CHARGES AND EXPENSES                            41
             ------------------------------------------------------
             Charges that AXA Equitable deducts                 41
             Charges under the contracts                        41
             For all contract series                            45
             Charges that the Trusts deduct                     46
             Variations in charges                              46

             ------------------------------------------------------
             6. PAYMENT OF DEATH BENEFIT                        47
             ------------------------------------------------------
             Your beneficiary and payment of benefit            47
             How death benefit payment is made                  47
             Beneficiary continuation option (For TSAs, SEPs,
               SARSEP and SIMPLE IRAs only) -- May not be
               available in all states                          48

             ------------------------------------------------------
             7. TAX INFORMATION                                 49
             ------------------------------------------------------
             Tax information and ERISA matters                  49
             Buying a contract to fund a retirement arrangement 49
             Special rules for tax-favored retirement plans     49
             Additional "Saver's Credit" for salary reduction
               contributions to certain plans or a traditional
               IRA or Roth IRA                                  50
             Qualified plans                                    50
             Tax-sheltered annuity contracts (TSAs)             50
             Distributions from Qualified Plans and TSAs        52
             Simplified Employee Pensions (SEPs)                56
             SIMPLE IRAs (Savings Incentive Match Plan)         56
             Public and tax-exempt organization employee
               deferred compensation plans (EDC Plans)          57
             Traditional Individual Retirement Annuities
               (traditional IRAs)                               59
             Withdrawals, payments and transfers of funds out
               of traditional IRAs                              61
             ERISA matters                                      66
             Certain rules applicable to plans designed to
               comply with Section 404(c) of ERISA              67
             Federal and state income tax withholding and
               information reporting                            67
             Federal income tax withholding on periodic
               annuity payments                                 67
             Federal income tax withholding on non-periodic
               annuity payments (withdrawals) which are not
               eligible rollover distributions                  67
             Mandatory withholding from eligible rollover
               distributions                                    67
             Impact of taxes to AXA Equitable                   68


             ------------------------------------------------------
             8. MORE INFORMATION                                69
             ------------------------------------------------------
             About our Separate Account A                       69
             About the Trusts                                   69
             About our fixed maturity options                   69
             About the general account                          70
             About other methods of payment                     71
             Dates and prices at which contract events occur    71
             Contributions, transfers, withdrawals and
               surrenders                                       71
             About your voting rights                           72
             Cybersecurity                                      72
             Statutory compliance                               72
             About legal proceedings                            72
             Financial statements                               72
             Transfers of ownership, collateral assignments,
               loans, and borrowing                             72
             Funding changes                                    73
             Distribution of the contracts                      73

             ------------------------------------------------------
             9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE 76
             ------------------------------------------------------


           -------------------------------------------------------------
           APPENDICES
           -------------------------------------------------------------
             I   --   Condensed financial information               I-1
            II   --   Market value adjustment example              II-1
           III   --   State contract availability and/or          III-1
                        variations of certain features and
                        benefits

           -------------------------------------------------------------
           STATEMENT OF ADDITIONAL INFORMATION
             Table of contents
           -------------------------------------------------------------

                          CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.

                                                               PAGE

            account value                                        32
            annuitant                                            31
            annuity payout options                               39
            Annuitant-Owned HR-10                                17
            AXA Equitable Access Account                         47
            beneficiary                                          47
            beneficiary continuation option                      48
            business day                                         71
            cash value                                           32
            contract date                                        15
            contract date anniversary                            15
            contract year                                        15
            contributions                                        15
            disruptive transfer activity                         33
            DOL                                                  50
            EDC                                                   1
            ERISA                                                31
            elective deferral contributions                      51
            fixed maturity amount                                29
            fixed maturity option                                29
            guaranteed interest option                           29
            IRA                                                   1
            investment options                                 1,17
            market adjusted amount                               29

                                                               PAGE

            market timing                                        33
            market value adjustment                              29
            maturity value                                       29
            nonelective contribution                             57
            Online Account Access                                 8
            partial withdrawals                                  36
            portfolio                                             1
            processing office                                     8
            rate to maturity                                     29
            Required Beginning Date                              65
            SAI                                                   2
            SEC                                                   2
            salary reduction contributions                       50
            SARSEP                                               17
            SEP                                                   1
            SIMPLE IRA                                           56
            TOPS                                                  8
            Trusteed contracts                                    2
            TSA                                                1,50
            Trusts                                               34
            unit                                                 32
            unit investment trust                                69
            variable investment options                          18

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

---------------------------------------------------------------------
 PROSPECTUS                    CONTRACT OR SUPPLEMENTAL MATERIALS
---------------------------------------------------------------------
fixed maturity options         Guarantee Periods or Fixed Maturity
                               Accounts

variable investment options    Investment Funds or Investment
                               Divisions

account value                  Annuity Account Value

rate to maturity               Guaranteed Rates

guaranteed interest option     Guaranteed Interest Account

unit                           Accumulation unit

unit value                     Accumulation unit value
---------------------------------------------------------------------

                        INDEX OF KEY WORDS AND PHRASES

In this prospectus, we use a "series" number when necessary to identify a particular contract. We discuss four series of contracts. Once you have purchased a contract you can identify the EQUI-VEST(R) series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number. The series designations are as follows:

 -----------------------------------------------------------------------------
 TSA, SEP, EDC, ANNUITANT-OWNED HR-10   series 100
 AND TRUSTEED CONTRACTS.                This series is no longer available
                                        for new purchasers except in NJ and
                                        NY for Trusteed.
 -----------------------------------------------------------------------------
 TSA, EDC, ANNUITANT-OWNED HR-10,       series 200
 TRUSTEED, SEP AND SARSEP CONTRACTS.    This series is available for new
                                        purchasers of Trusteed and
                                        Annuitant-Owned HR-10 contracts in
                                        all states except in NY and NJ. Also
                                        available for SEP and SARSEP
                                        contracts in MD, OR and WA.
                                        This series is available for TSA and
                                        EDC to issue contracts to new
                                        participants in existing units for
                                        certain plans in a limited number of
                                        states.
 -----------------------------------------------------------------------------
 SEP AND SARSEP CONTRACTS IN ALL        series 300
 STATES EXCEPT IN MD, OR AND WA.
 -----------------------------------------------------------------------------
 SIMPLE IRA CONTRACT APPROVED IN ALL    series 400
 STATES EXCEPT OR, PA AND PR.
 -----------------------------------------------------------------------------

                        INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?

--------------------------------------------------------------------------------



We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect wholly owned subsidiary of AXA Financial, Inc., which is an indirect wholly owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, AXA exercises significant influence over the operations and capital structure of AXA Equitable. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $573.0 billion in assets as of December 31, 2015. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                             WHO IS AXA EQUITABLE?

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R)
  Unit Annuity Lockbox
  P.O. Box 13463
  Newark, NJ 07188-0463

FOR TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE TRUSTEED LOAN REPAYMENTS SENT BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R) Loan Repayments Lockbox
  P.O. Box 13496
  Newark, NJ 07188-0496

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  AXA Equitable
  JPMorganChase
  EQUI-VEST(R) Lockbox #13463
  4 Chase Metrotech Center (7th Floor)
  Brooklyn, NY 11245-0001
  Telephone number to be listed on express mail packages
  Attn: Extraction Supervisor, (718) 242-0716
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R) Processing Office
  P.O. Box 4956
  Syracuse, NY 13221-4956

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  AXA Equitable
  EQUI-VEST(R) Processing Office
  100 Madison Street, Suite 1000
  Syracuse, NY 13202

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 100 Madison Street, Suite 1000, Syracuse, New York 13202.
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   confirmation notices of financial transactions; and

..   quarterly statements of your contract values as of the close of each calendar quarter.

As required, notices and statements will be sent by mail under certain circumstances. They are also available on Online Account Access.
--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for fixed maturity options; and

..   the daily unit values for the variable investment options.

You can also:


..   change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option (not available for transfers to fixed maturity options); and


..   change your TOPS personal identification number ("PIN") (through TOPS only)
    and your Online Account Access password (through Online Account Access only).

Under TOPS only you can:

..   elect the investment simplifier.

Under Online Account Access only you can:

..   make a loan payment (for TSA and EDC only);

..   elect to receive certain contract statements electronically;

..   change your address;

..   access "Frequently Asked Questions" and certain service forms; and

..   obtain performance information regarding the variable investment options.

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll free (800)755-7777. You may use Online Account Access by visiting our website at ww.axa.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine.

                             WHO IS AXA EQUITABLE?

For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).

We reserve the right to discontinue offering TOPS at any time in the future.
--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.
--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:

You may reach us toll-free by calling (800) 841-0801 for a recording of daily unit values for the variable investment options.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)election of the automatic investment program (not applicable to all contracts);

(2)election of the investment simplifier;

(3)election of the automatic deposit service;

(4)election of the rebalancing program;


(5)election of required minimum distribution ("RMD") automatic withdrawal option;


(6)election of beneficiary continuation option (TSA, SEP, SARSEP, and SIMPLE IRA contracts only);

(7)transfer/rollover of assets to another carrier;

(8)request for a loan (ERISA and non-ERISA TSA if permitted by plan, governmental employer EDC (subject to state availability) and Corporate Trusteed contracts);

(9)automatic transfer of the principal portion of loan repayments to your investment options according to your investment allocation instructions currently on file;

(10)tax withholding election;

(11)contract surrender and withdrawal requests; and

(12)death claims.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)address changes;

(2)beneficiary changes;

(3)transfers among investment options; and

(4)change of ownership (when applicable).

We anticipate requiring status documentation in the case of certain changes of ownership or address changes where Foreign Account Tax Compliance Act ("FATCA") withholding could be required. See "Tax Information" later in this Prospectus.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)investment simplifier;

(3)rebalancing program;

(4)systematic withdrawals; and

(5)the date annuity payments are to begin.

                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. For TSA, SEP, and SIMPLE IRA contracts we need the annuitant's signature and in some cases the Plan Administrator's signature if the Plan requires it.

                             WHO IS AXA EQUITABLE?

EQUI-VEST(R) contracts for employer-sponsored retirement plans at a glance -- key features

--------------------------------------------------------------------------------

PROFESSIONAL INVESTMENT     EQUI-VEST(R)'s variable investment
MANAGEMENT                  options invest in different portfolios
                            sub-advised by professional investment
                            advisers.
--------------------------------------------------------------------
GUARANTEED INTEREST OPTION  .   Principal and interest guarantees
                            .   Interest rates set periodically
--------------------------------------------------------------------

FIXED MATURITY OPTIONS      .   10 (7 in Oregon) fixed maturity
                                options with maturities ranging
                                from approximately 1 to 10 years (1
                                to 7 in Oregon).
                            .   Each fixed maturity option offers a
                                guarantee of principal and interest
                                rate if you hold it to maturity.
                            ----------------------------------------
                            If you make any withdrawals (including
                            transfers, surrender or termination of
                            your contract or when we make
                            deductions for charges) from a fixed
                            maturity option before it matures, we
                            will make a market value adjustment,
                            which will increase or decrease any
                            fixed maturity amount you have in that
                            fixed maturity option.
                            ----------------------------------------
                            Only available for contracts in states
                            where approved.
--------------------------------------------------------------------

TAX ADVANTAGES  .   On earnings inside the contract                No tax until you make withdrawals from your contract or
                .   On transfers inside the contract               receive annuity payments.
                                                                   No tax on transfers among investment options.
                ---------------------------------------------------------------------------------------------------------------

                      Because you are purchasing or
                      contributing to an annuity contract to
                      fund a tax-favored employer sponsored
                      retirement arrangement, you should be
                      aware that such contracts do not
                      provide tax deferral benefits beyond
                      those already provided by the Internal
                      Revenue Code. Before purchasing one of
                      these contracts, you should consider
                      whether its features and benefits
                      beyond tax deferral meet your needs and
                      goals. You may also want to consider
                      the relative features, benefits and
                      costs of these annuities with any other
                      investment that you may use in
                      connection with your retirement plan or
                      arrangement. (For more information, see
                      "Tax information" later in this
                      prospectus.)
--------------------------------------------------------------
CONTRIBUTION AMOUNTS  .   $20 (minimum) each contribution
                      .   Maximum contribution limitations
                          apply to all contracts.
                      ----------------------------------------
                      In general, contributions are limited
                      to $1.5 million ($500,000 for owners or
                      annuitants who are age 81 and older at
                      contract issue) under all EQUI-VEST(R)
                      series, EQUI-VEST(R) At Retirement/SM
                      /and At Retirement/SM/contracts with
                      the same owner or annuitant. Currently,
                      we refuse to accept any contribution if
                      the sum of all contributions under all
                      AXA Equitable annuity accumulation
                      contracts of which you are the owner or
                      under which you are the annuitant would
                      total $2.5 million. Upon advance notice
                      to you, we may exercise certain rights
                      we have under the contract regarding
                      contributions, including our rights to
                      (i) change minimum and maximum
                      contribution requirements and
                      limitations, and (ii) discontinue
                      acceptance of contributions. Further,
                      we may at any time exercise our rights
                      to limit or terminate your
                      contributions and transfers to any of
                      the variable investment options and to
                      limit the number of variable investment
                      options which you may elect. For more
                      information, see "How you can purchase
                      and contribute to your contract" in
                      "Contract features and benefits" later
                      in this prospectus.
--------------------------------------------------------------
ACCESS TO YOUR MONEY  .   Partial withdrawals
                      .   Several periodic withdrawal options
                      .   Contract surrender
                      Withdrawals are subject to the terms of
                      the plan and may be limited. You may
                      incur a withdrawal charge for certain
                      withdrawals or if you surrender your
                      contract. You may also incur income tax
                      and a penalty tax.
--------------------------------------------------------------
PAYOUT OPTIONS        .   Fixed annuity payout options
                      .   Variable Immediate Annuity payout
                          options (described in a separate
                          prospectus for that option)
--------------------------------------------------------------

 EQUI-VEST(R) CONTRACTS FOR EMPLOYER-SPONSORED RETIREMENT PLANS AT A GLANCE --
                                 KEY FEATURES

ADDITIONAL FEATURES  .   Dollar cost averaging by automatic transfers
                        -- Interest sweep option
                        -- Fixed dollar option
                     .   Automatic investment program (not applicable to all
                         contracts)
                     .   Account value rebalancing (quarterly, semiannually, and
                         annually)
                     .   No charge on transfers among investment options
                     .   Waiver of withdrawal charge under certain circumstances
                     .   Minimum death benefit
-----------------------------------------------------------------------------------
FEES AND CHARGES     .   Please see "Fee Table" later in this prospectus for
                         complete details.
-----------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS, INCLUDING THE AVAILABILITY OF ALL INVESTMENT OPTIONS, MAY VARY IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS OR IN ALL STATES. PLEASE SEE APPENDIX III LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. This prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The prospectus should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" in "Contract features and benefits" later in this prospectus for additional information.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same Selling broker-dealer. Some Selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the Selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some Selling broker-dealers may limit their clients from purchasing some optional benefits based upon the client's age.

 EQUI-VEST(R) CONTRACTS FOR EMPLOYER-SPONSORED RETIREMENT PLANS AT A GLANCE --
                                 KEY FEATURES

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME
 YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of
contributions, or amounts withdrawn, depending on the
contract and series (deducted if you surrender your
contract or make certain withdrawals)/(1)/              6.00%

Charge for third-party transfer or exchange (for each
occurrence)/(2)/                                        series 100 and 200: none
                                                        series 300 and 400: $65 (current and maximum)
                                                        (except for -- series 400 SIMPLE IRA: which is $25)

Special services charges
  .   Wire transfer charge/(3)/                         $90 (current and maximum)

  .   Express mail charge/(3)/                          $35 (current and maximum)
------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.

----------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH
 CONTRACT DATE ANNIVERSARY/(4)/
----------------------------------------------------------------------------------------------------------------
Annual administrative charge/(5)/

For series 100 and 200:                                 The lesser of $30 or 2% of your account value, plus any
                                                        prior withdrawals during the contract year.

For series 300 and 400:                                 $65 maximum ($30 current)

Net Loan interest charge/(6)/ -- TSA, governmental
employer EDC and Corporate Trusted contracts
(calculated as a percentage of the outstanding loan
amount and deducted at the time the loan repayment is
received).                                              2.00%.

-----------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT
 OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF
 DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:             EQ/COMMON STOCK INDEX   ALL OTHER VARIABLE
                                              EQ/MONEY MARKET OPTIONS INVESTMENT OPTIONS
                                              ----------------------- ------------------
                                               SERIES 100  SERIES 200  SERIES 100  SERIES 200  SERIES 300   SERIES 400
                                               ---------   ---------   ---------   ---------   ---------    ---------
Maximum mortality and expense risk/(7)/       0.65%       1.24%       0.50%       1.09%       1.10%        1.75%
                                              (currently  (currently                                       (currently
                                              0.56%)      1.15%)                                           1.10%)
Maximum other expenses/(8)/                   0.84%       0.25%       0.84%       0.25%       0.25%        0.25%
                                                                                              (currently   (currently
                                                                                              0.24%)       0.24%)
                                              -           -           -           -           ------       ------
Maximum total Separate Account A annual
expenses/(9)/                                 1.49%       1.49%       1.34%       1.34%       1.35%        2.00%
                                              =====       =====       =====       =====       =====        =====
                                              (currently  (currently                          (currently   (currently
                                              1.40%)      1.40%)                              1.34%)/(10)/ 1.34%)/(10)/

                                   FEE TABLE

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


-------------------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2015 (expenses that are deducted from portfolio  Lowest Highest
assets including management fees, 12b-1 fees, service fees, and/or other expenses)/(11)/       0.61%  2.09%
-------------------------------------------------------------------------------------------------------------


Notes:



(1)Important exceptions and limitations may eliminate or reduce this charge. For a complete description of withdrawal charges, please see "Withdrawal charge" in "Charges and expenses" later in this prospectus.

(2)This charge will never exceed 2% of the amount disbursed or transferred.

(3)Unless you specify otherwise, this charge will be deducted from the amount you request.

(4)Depending on your Employer's plan, we may be instructed to withdraw a plan operating expense charge from your account value for administrative and record-keeping services related to the contract. The charge is determined through an arrangement between your Employer and a third party. We will remit the amount withdrawn to either your Employer or your Employer's designee. Please refer to your contract for more information.

(5)For series 300 and 400 contracts, during the first two contract years, this charge, if it applies, is equal to the lesser of $30 or 2% of your account value plus any amount previously withdrawn during the contract year. Thereafter, the charge is $30 for each contract year.

(6)We charge interest on loans under your contract but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under TSA, governmental employer EDC and Corporate Trusteed contracts" under "Accessing your money" later in this prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(7)A portion of this charge is for providing the death benefit.

(8)For series 100 and 200 contracts, this charge is for financial accounting and other administrative services relating to the contract.


(9)For series 100 and 200 contracts, the total Separate Account A annual expenses of the variable investment options and total annual expenses of the Trust when added together are not permitted to exceed an annual rate of 1.75% for the AXA Moderate Allocation, Multimanager Aggressive Equity, EQ/Common Stock Index, and EQ/Money Market options.


(10)For all variable investment options other than AXA Moderate Allocation, Multimanager Aggressive Equity, EQ/Common Stock Index and EQ/Money Market.


(11)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2015, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio. The "Highest" represents the total annual operating expenses of the All Asset Aggressive-Alt 25 Portfolio. For more information, see the prospectuses for the portfolios.


EXAMPLES

These examples are intended to help you compare the cost of investing in each type of EQUI-VEST(R) series contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2015, which results in an estimated annual charge of 0.0631% of contract value.


The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                                   FEE TABLE

                 EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS --
FOR TSA, UNIVERSITY TSA, SEP, SARSEP, EDC AND ANNUITANT-OWNED HR-10 CONTRACTS:


---------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE   CONTRACT AT THE END OF THE
                                    END OF THE APPLICABLE TIME PERIOD         APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR 3 YEARS 5 YEARS 10 YEARS
---------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        $914    $1,676    $2,459    $4,202    $367  $1,114  $1,882   $3,894
---------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        $767    $1,240    $1,742    $2,768    $211  $  652  $1,119   $2,409
---------------------------------------------------------------------------------------------------------




                  EQUI-VEST(R) SERIES 200 TRUSTEED CONTRACTS


---------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE   CONTRACT AT THE END OF THE
                                    END OF THE APPLICABLE TIME PERIOD         APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR 3 YEARS 5 YEARS 10 YEARS
---------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        $914    $1,676    $2,459    $3,894    $367  $1,114  $1,882   $3,894
---------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        $767    $1,240    $1,719    $2,409    $211  $  652  $1,119   $2,409
---------------------------------------------------------------------------------------------------------


                       EQUI-VEST(R) SERIES 300 CONTRACTS


---------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE   CONTRACT AT THE END OF THE
                                    END OF THE APPLICABLE TIME PERIOD         APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR 3 YEARS 5 YEARS 10 YEARS
---------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        $915    $1,679    $2,464    $3,903    $368  $1,117  $1,887   $3,903
---------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        $768    $1,243    $1,724    $2,420    $212  $  655  $1,124   $2,420
---------------------------------------------------------------------------------------------------------


                       EQUI-VEST(R) SERIES 400 CONTRACTS


---------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE   CONTRACT AT THE END OF THE
                                    END OF THE APPLICABLE TIME PERIOD         APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR 3 YEARS 5 YEARS 10 YEARS
---------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        $979    $1,866    $2,765    $4,486    $436  $1,316  $2,207   $4,486
---------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        $832    $1,436    $2,065    $3,099    $281  $  860  $1,465   $3,099
---------------------------------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options, available as of December 31, 2015.

                                   FEE TABLE

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

The employer sponsoring the plan makes payments to us that we call "contributions." These contributions purchase an annuity contract for your benefit. We can refuse to accept any application or contribution from your employer at any time, including after you purchase the contract. We require a minimum contribution amount of $20 for each type of contract purchased. If the total annual contributions to a TSA will be at least $200 annually, we may accept contributions of less than $20. Maximum contribution limitations also apply. The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our right to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit the number of variable investment options which you may elect.

--------------------------------------------------------------------------------
WE RESERVE THE RIGHT TO CHANGE OUR CURRENT LIMITATIONS ON YOUR CONTRIBUTIONS
AND TO DISCONTINUE ACCEPTANCE OF CONTRIBUTIONS.
--------------------------------------------------------------------------------

See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We currently do not accept any contribution if (i) the aggregate contributions under one or more EQUI-VEST(R) series, EQUI-VEST(R) At Retirement/SM/ and At Retirement/SM/ contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue) or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on criteria we determine.

--------------------------------------------------------------------------------
THE "CONTRACT DATE" IS THE EFFECTIVE DATE OF A CONTRACT. THIS USUALLY IS THE BUSINESS DAY WE RECEIVE THE PROPERLY COMPLETED AND SIGNED APPLICATION, ALONG WITH ANY OTHER REQUIRED DOCUMENTS, AND YOUR INITIAL CONTRIBUTION. YOUR CONTRACT DATE WILL BE SHOWN IN YOUR CONTRACT. THE 12-MONTH PERIOD BEGINNING ON YOUR CONTRACT DATE AND EACH 12-MONTH PERIOD AFTER THAT DATE IS A "CONTRACT YEAR."
THE END OF EACH 12-MONTH PERIOD IS YOUR "CONTRACT DATE ANNIVERSARY." FOR EXAMPLE, IF YOUR CONTRACT DATE IS MAY 1, YOUR CONTRACT DATE ANNIVERSARY IS
APRIL 30.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------
 CONTRACT TYPE   SOURCE OF CONTRIBUTIONS           LIMITATIONS ON CONTRIBUTIONS
------------------------------------------------------------------------------------
SEP              .   Employer.                     .   For 2016, annual employer
                 .   Eligible rollover                 contributions up to the
                     distributions from other          lesser of $53,000 or 25% of
                     traditional IRAs, 403(b)          employee compensation.
                     plans, qualified plans and
                     governmental employer EDC
                     plans.
------------------------------------------------------------------------------------
SARSEP           .   Employer-remitted employee    .   For 2016, annual employer
                     salary reduction and/or           contributions up to the
                     nonelective employer              lesser of $53,000 or 25% of
                     contributions (pre-1997           employee compensation.
                     plans only).                  .   Maximum salary reduction
                 .   Additional "catch-up"             contribution is $18,000 for
                     contributions.                    2016.
                 .   Eligible rollover             .   If plan permits, an
                     distributions from other          individual at least age 50
                     traditional IRAs, 403(b)          at any time during 2016 can
                     plans, qualified plans and        make up to $6,000 additional
                     governmental employer EDC         salary reduction "catch-up"
                     plans.                            contributions.
------------------------------------------------------------------------------------
SIMPLE IRA       .   Employee salary reduction;    .   Salary reduction
                     employer match.                   contributions up to $12,500
                 .   Additional "catch-up"             for 2016; employer matching
                     contributions.                    contributions up to 3% of
                 .   Rollover distributions or         employee compensation.
                     direct transfer               .   If plan permits, an
                     distributions from other          individual at least age 50
                     SIMPLE IRAs.                      at any time during 2016 can
                                                       make up to $3,000 additional
                                                       salary reduction "catch-up"
                                                       contributions.
------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------
 CONTRACT TYPE      SOURCE OF CONTRIBUTIONS           LIMITATIONS ON CONTRIBUTIONS
---------------------------------------------------------------------------------------
Unincorporated and  .   Employer, including for       .   For 2016, maximum amount of
Corporate Trusteed      self-employed.                    employer and employee
                    .   Salary reduction 401(k) if        contributions is generally
                        plan permits.                     the lesser of $53,000 or
                    .   Additional "catch-up"             100% of compensation, with
                        contributions.                    maximum salary reduction
                    .   Eligible rollover                 contribution of $18,000.
                        distributions from other      .   If employer's plan permits,
                        qualified plans, 403(b)           an individual at least age
                        plans, governmental employer      50 at any time during 2016
                        EDC plans and traditional         can make up to $6,000
                        IRAs, if permitted by the         additional salary reduction
                        plan.                             "catch-up" contributions.
---------------------------------------------------------------------------------------
TSA and             .   Employer-remitted employee    .   For 2016, maximum amount of
University TSA          salary reduction and/or           employer and employee
                        various types of employer         contributions is generally
                        contributions.                    the lesser of $53,000 or
                    .   Additional "catch-up"             100% of compensation, with
                        contributions.                    maximum salary reduction
                    .   Only if plan permits,             contribution of $18,000.
                        "designated Roth"             .   If employer's plan permits,
                        contributions under Section       an individual at least age
                        402A of the Code.                 50 at any time during 2016
                    .   Only if plan permits, direct      can make up to $6,000
                        plan-to-plan transfers from       additional salary reduction
                        another 403(b) plan, or           "catch-up" contributions.
                        contract exchanges from       .   All salary reduction
                        another 403(b) contract           contributions (whether
                        under the same plan.              pre-tax or designated Roth)
                    .   Only if plan permits,             may not exceed the total
                        eligible rollover                 maximum for the year. (For
                        distributions from other          2016, $18,000 and age 50
                        403(b) plans, qualified           catch-up of $6,000.)
                        plans, governmental employer  .   Rollover or direct transfer
                        457(b) plans and traditional      contributions after age
                        IRAs.                             70 1/2 must be net of any
                                                          required minimum
                                                          distributions.
                                                      .   Different sources of
                                                          contributions and earnings
                                                          may be subject to withdrawal
                                                          restrictions.
---------------------------------------------------------------------------------------
EDC                 .   Employer-remitted employee    .   Contributions subject to
                        salary reduction and/or           plan limits. Maximum
                        employer contributions.           contribution for 2016 is
                    .   For governmental employer         lesser of $18,000 or 100% of
                        EDC plans only, additional        includible compensation.
                        "age 50 catch-up"             .   If plan permits, an
                        contributions.                    individual may make catch-up
                    .   For governmental employer         contributions for 3 years of
                        EDC plans only and only if        service preceding plan
                        plan permits, "designated         retirement age; 2016 maximum
                        Roth" contributions under         is $36,000.
                        Sections 457 and 402A of the  .   If governmental employer
                        Code.                             457(b) plan permits, an
                    .   For governmental employer         individual at least age 50
                        EDC plans only and only if        at any time during 2016 can
                        plan permits, eligible            make up to $6,000 additional
                        rollover distributions from       salary reduction "catch- up"
                        other governmental employer       contributions. This must be
                        457(b) plans, 403(b) plans,       coordinated with the
                        qualified plans and               "catch-up" contributions for
                        traditional IRAs.                 3 years of service preceding
                                                          plan retirement age.
---------------------------------------------------------------------------------------


IRA FUNDING. The contracts we issue to fund SEP, SARSEP and SIMPLE IRA programs are individual retirement annuities, or "IRAs." Internal Revenue Service ("IRS") rules for traditional IRA also generally apply to those programs.

                              -------------------

See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract, see "Dates and prices at which contract events occur" in "More information" later in this prospectus. Please review your contract for information on contribution limitations.

                        CONTRACT FEATURES AND BENEFITS

CONTRIBUTIONS TO SARSEP, CORPORATE TRUSTEED, CERTAIN HR-10, TSA AND EDC
CONTRACTS

We no longer offer the EQUI-VEST(R) contracts under SARSEP, Corporate Trusteed, Annuitant-Owned HR-10, TSA and EDC plans, except as noted below:

..   If you established a SARSEP before 1997, you may continue to make contributions for existing and new employees under salary reduction arrangements. We will issue a contract to each participating employee for whom a contract has not previously been issued.

..   If you are an incorporated employer and already have a retirement plan funded by the EQUI-VEST(R) contracts, we will enroll new employees under your contract and accept contributions for existing employees.

..   If you established an HR-10 plan where EQUI-VEST(R) contracts are owned by the annuitant, rather than by a trustee, we will offer Annuitant-Owned HR-10 contracts to new employees and continue to accept contributions for all participating employees.

..   If your retirement plan is qualified under section 401(a) of the Internal
    Revenue Code and is sponsored by a state or local governmental entity.

..   If your TSA or EDC unit was established as a specially-priced unit, we will issue a contract to new participants under such units and continue to accept contributions for existing contracts.

..   The TSA contract is no longer available for establishing new units for
    Texas ORP plans or for new participants in existing plans.

OWNER AND ANNUITANT REQUIREMENTS

For the following employer-funded programs, the employee must be the owner and the annuitant on the contract: SEP-IRA, SARSEP-IRA, SIMPLE IRA, TSA, University TSA and Annuitant-Owned HR-10.


The trustee under Trusteed HR-10 corporate retirement and governmental plans is the owner of the contract. In each case, the employee is the annuitant. We do not act as trustee for these plans. Only Trusteed contracts may be sold in Puerto Rico and the tax aspects that apply to such contracts may differ from those described in this prospectus. We require owners of annuity contracts in Puerto Rico which are not individuals to document their status to avoid 30% FATCA withholding from U.S.-source income.


For governmental employer EDC contracts, the employer or a trust must be the owner and the employee must be the annuitant. For tax-exempt employer EDC contracts, the employer must be the owner and the employee must be the annuitant.

--------------------------------------------------------------------------------
ANNUITANT IS THE MEASURING LIFE FOR DETERMINING ANNUITY BENEFITS.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars and made payable to "AXA Equitable." We do not accept third-party checks endorsed to us except for rollover contributions, contract exchanges or trustee checks that involve no refund. Also, we do not accept starter checks or traveler's checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For certain SEP and KEOGH plans, additional contributions may be made by our automatic investment program. The methods of payment are discussed in detail in "About other methods of payment" in "More information" later in this prospectus.


For certain employer-remitted salary reduction contracts, it is possible that we may receive your initial contribution prior to AXA Advisors, LLC ("AXA Advisors") receiving your application. In this case, we will hold the contribution, whether received via check or wire, in a non-interest bearing "Special Bank Account for the Exclusive Benefit of Customers." If AXA Advisors does not receive your application within 20 business days, we will return your contribution to your employer or its designee.


If AXA Advisors receives your application within this timeframe, AXA Advisors will direct us to continue to hold your contribution in the special bank account noted immediately above while AXA Advisors ensures that your application is complete and suitability standards are met. AXA Advisors will either complete this process or instruct us to return your contribution to your employer or its designee within the applicable Financial Industry Regulatory Authority ("FINRA") time requirements. Upon timely and successful completion of this review, AXA Advisors will instruct us to transfer your contribution into our non-interest bearing suspense account and transmit your application to us, so that we can consider your application for processing.

If your application is in good order when we receive it for application processing purposes, your contribution will be applied within two business days. If any information we require to issue your contract is missing or unclear, we will hold your contribution while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to your employer or its designee, unless you or your financial professional acting on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

If additional contributions are permitted under the plan or contract, you may generally make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

--------------------------------------------------------------------------------
OUR "BUSINESS DAY" IS GENERALLY ANY DAY THE NEW YORK STOCK EXCHANGE IS OPEN FOR REGULAR TRADING AND GENERALLY ENDS AT 4:00 P.M. EASTERN TIME (OR AS OF AN EARLIER CLOSE OF REGULAR TRADING). A BUSINESS DAY DOES NOT INCLUDE A DAY ON WHICH WE ARE NOT OPEN DUE TO EMERGENCY CONDITIONS DETERMINED BY THE SECURITIES AND EXCHANGE COMMISSION. WE MAY ALSO CLOSE EARLY DUE TO SUCH EMERGENCY CONDITIONS. FOR MORE INFORMATION ABOUT OUR BUSINESS DAY AND OUR PRICING OF TRANSACTIONS, PLEASE SEE "DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR IN "MORE INFORMATION" LATER IN THIS PROSPECTUS.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options, subject to any employer plan limitations, are the variable investment options, the guaranteed interest option, and the fixed maturity options available under the investment method you select. See "Selecting your investment method" later in this prospectus.

                        CONTRACT FEATURES AND BENEFITS

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions and to limit the number of variable investment options you may elect.

--------------------------------------------------------------------------------
YOU CAN CHOOSE FROM AMONG THE VARIABLE INVESTMENT OPTIONS, THE GUARANTEED INTEREST OPTION AND FIXED MATURITY OPTIONS, SUBJECT TO CERTAIN RESTRICTIONS.
--------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUSTS


We offer both affiliated and unaffiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some affiliated Portfolios, AXA FMG has entered into sub-advisory agreements with one or more investment advisers (the "sub-advisers") to carry out investment decisions for the Portfolios. As such, among other responsibilities, AXA FMG oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The affiliated Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios. As such, it is generally more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

AXA Equitable or the Distributors may directly or indirectly receive 12b-1 fees and additional payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates, for providing certain administrative, marketing, distribution and/or shareholder support services. These fees and payments range from 0% to 0.60% of the unaffiliated Portfolios' average daily net assets. The Distributors may also receive payments from the advisers or sub-advisers of the unaffiliated Portfolios or their affiliates for certain distribution services, including expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


Some affiliated Portfolios invest in other affiliated Portfolios (the"AXA Fund of Fund Portfolios"). The AXA Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the AXA Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.


As described in more detail in the Portfolio prospectuses, the AXA Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by AXA FMG (the "AXA volatility management strategy"), and, in addition, certain AXA Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The AXA volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the AXA volatility management strategy, the manager of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high.

The AXA Managed Volatility Portfolios that include the AXA volatility management strategy as part of their investment objective and/or principal investment strategy, and the AXA Fund of Fund Portfolios that invest in Portfolios that use the AXA volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."

Portfolios that utilize the AXA volatility management strategy (or, in the case of certain AXA Fund of Fund Portfolios, invest in other Portfolios that use the AXA volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. During rising markets, the AXA volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the AXA volatility management strategy (or, in the case of the AXA Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the AXA volatility management strategy). Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the AXA volatility management strategy. Please further note that certain other affiliated Portfolios, as well as unaffiliated Portfolios, may utilize volatility management techniques that differ from the AXA volatility management strategy. Affiliated Portfolios that utilize these volatility management techniques are identified below in the chart by a "(delta)" under the column entitled "Volatility Management." Any such unaffiliated Portfolio is not identified under "Volatility Management" below in the chart. Such techniques could also impact your account value in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.

                        CONTRACT FEATURES AND BENEFITS

ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program
(ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the AXA Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:


   (a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and

   (b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the AXA Ultra Conservative Strategy investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

---------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP                                                           INVESTMENT MANAGER (OR
 TRUST -                                                                   SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME        SHARE CLASS   OBJECTIVE                             AS APPLICABLE)         MANAGEMENT
---------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE         Class B       Seeks to achieve long-term capital    .   AXA Equitable      (check mark)
  ALLOCATION                         appreciation.                             Funds Management
                                                                               Group, LLC
---------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE       Class B       Seeks to achieve a high level of      .   AXA Equitable      (check mark)
  ALLOCATION                         current income.                           Funds Management
                                                                               Group, LLC
---------------------------------------------------------------------------------------------------------------
AXA                    Class B       Seeks to achieve current income and   .   AXA Equitable      (check mark)
  CONSERVATIVE-PLUS                  growth of capital, with a greater         Funds Management
  ALLOCATION                         emphasis on current income.               Group, LLC
---------------------------------------------------------------------------------------------------------------
AXA MODERATE           Class A       Seeks to achieve long-term capital    .   AXA Equitable      (check mark)
  ALLOCATION                         appreciation and current income.          Funds Management
                                                                               Group, LLC
---------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS      Class B       Seeks to achieve long-term capital    .   AXA Equitable      (check mark)
  ALLOCATION                         appreciation and current income,          Funds Management
                                     with a greater emphasis on capital        Group, LLC
                                     appreciation.
---------------------------------------------------------------------------------------------------------------
CHARTER/SM/            Class A       Seeks to achieve high total return    .   AXA Equitable
  MULTI-SECTOR BOND                  through a combination of current          Funds Management
                                     income and capital appreciation.          Group, LLC
---------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL      Class B       Seeks to achieve long-term growth of  .   AXA Equitable
  CAP GROWTH                         capital.                                  Funds Management
                                                                               Group, LLC
---------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL CAP  Class B       Seeks to achieve long-term growth of  .   AXA Equitable
   VALUE                             capital.                                  Funds Management
                                                                               Group, LLC
---------------------------------------------------------------------------------------------------------------
TARGET 2015            Class B       Seeks the highest total return over   .   AXA Equitable
  ALLOCATION                         time consistent with its asset mix.       Funds Management
                                     Total return includes capital growth      Group, LLC
                                     and income.
---------------------------------------------------------------------------------------------------------------
TARGET 2025            Class B       Seeks the highest total return over   .   AXA Equitable
  ALLOCATION                         time consistent with its asset mix.       Funds Management
                                     Total return includes capital growth      Group, LLC
                                     and income.
---------------------------------------------------------------------------------------------------------------
TARGET 2035            Class B       Seeks the highest total return over   .   AXA Equitable
  ALLOCATION                         time consistent with its asset mix.       Funds Management
                                     Total return includes capital growth      Group, LLC
                                     and income.
---------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP                                                        INVESTMENT MANAGER (OR
 TRUST -                                                                SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME      SHARE CLASS  OBJECTIVE                             AS APPLICABLE)         MANAGEMENT
----------------------------------------------------------------------------------------------------------
TARGET 2045           Class B     Seeks the highest total return over   .   AXA Equitable
  ALLOCATION                      time consistent with its asset mix.       Funds Management
                                  Total return includes capital growth      Group, LLC
                                  and income.
----------------------------------------------------------------------------------------------------------
TARGET 2055           Class B     Seeks the highest total return over   .   AXA Equitable
  ALLOCATION                      time consistent with its asset mix.       Funds Management
                                  Total return includes capital growth      Group, LLC
                                  and income.


--------------------------------------------------------------------------------------------------------------
                                                                          INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                      SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                              AS APPLICABLE)         MANAGEMENT
--------------------------------------------------------------------------------------------------------------
ALL ASSET              Class IB    Seeks long-term capital appreciation   .   AXA Equitable
  AGGRESSIVE - ALT                 and current income, with a greater         Funds Management
  25                               emphasis on capital appreciation.          Group, LLC
--------------------------------------------------------------------------------------------------------------
ALL ASSET GROWTH -     Class IB    Seeks long-term capital appreciation   .   AXA Equitable
  ALT 20                           and current income.                        Funds Management
                                                                              Group, LLC
--------------------------------------------------------------------------------------------------------------
ALL ASSET              Class IB    Seeks long-term capital appreciation   .   AXA Equitable
  MODERATE GROWTH -                and current income, with a greater         Funds Management
  ALT 15                           emphasis on current income.                Group, LLC
--------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED        Class IB    Seeks to achieve long-term growth of   .   AllianceBernstein  (check mark)
  VOLATILITY                       capital with an emphasis on risk-          L.P.
                                   adjusted returns and managing          .   AXA Equitable
                                   volatility in the Portfolio.               Funds Management
                                                                              Group, LLC
                                                                          .   BlackRock
                                                                              Investment
                                                                              Management, LLC
--------------------------------------------------------------------------------------------------------------
AXA 500 MANAGED        Class IB    Seeks to achieve long-term growth of   .   AllianceBernstein  (check mark)
  VOLATILITY                       capital with an emphasis on risk-          L.P.
                                   adjusted returns and managing          .   AXA Equitable
                                   volatility in the Portfolio.               Funds Management
                                                                              Group, LLC
                                                                          .   BlackRock
                                                                              Investment
                                                                              Management, LLC
--------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED       Class IB    Seeks to achieve long-term growth of   .   AllianceBernstein  (check mark)
  VOLATILITY                       capital with an emphasis on risk-          L.P.
                                   adjusted returns and managing          .   AXA Equitable
                                   volatility in the Portfolio.               Funds Management
                                                                              Group, LLC
                                                                          .   BlackRock
                                                                              Investment
                                                                              Management, LLC
--------------------------------------------------------------------------------------------------------------
AXA/AB DYNAMIC         Class IB    Seeks to achieve total return from     .   AllianceBernstein    (delta)
  MODERATE GROWTH                  long-term growth of capital and            L.P.
                                   income.
--------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP       Class IA    Seeks to achieve long-term growth of   .   AllianceBernstein
  GROWTH                           capital.                                   L.P.
--------------------------------------------------------------------------------------------------------------
AXA BALANCED           Class IB    Seeks long-term capital appreciation   .   AXA Equitable      (check mark)
  STRATEGY                         and current income.                        Funds Management
                                                                              Group, LLC
--------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE       Class IB    Seeks current income and growth of     .   AXA Equitable      (check mark)
  GROWTH STRATEGY                  capital, with a greater emphasis on        Funds Management
                                   current income.                            Group, LLC
--------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE       Class IB    Seeks a high level of current income.  .   AXA Equitable      (check mark)
  STRATEGY                                                                    Funds Management
                                                                              Group, LLC
--------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN           Class IB    Seeks to maximize income while         .   AXA Equitable      (check mark)
  BALANCED MANAGED                 maintaining prospects for capital          Funds Management
  VOLATILITY                       appreciation with an emphasis on risk-     Group, LLC
                                   adjusted returns and managing          .   BlackRock
                                   volatility in the Portfolio.               Investment
                                                                              Management, LLC
                                                                          .   Franklin
                                                                              Advisers, Inc.
--------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

----------------------------------------------------------------------------------------------------------------
                                                                            INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                        SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                                AS APPLICABLE)         MANAGEMENT
----------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL     Class IB    Seeks to achieve long-term total return  .   AXA Equitable      (check mark)
  CAP VALUE MANAGED                with an emphasis on risk-adjusted            Funds Management
  VOLATILITY                       returns and managing volatility in the       Group, LLC
                                   Portfolio.                               .   BlackRock
                                                                                Investment
                                                                                Management, LLC
                                                                            .   Franklin Advisory
                                                                                Services, LLC
----------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN           Class IB    Primarily seeks capital appreciation     .   AXA Equitable      (check mark)
  TEMPLETON                        and secondarily seeks income.                Funds Management
  ALLOCATION                                                                    Group, LLC
  MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY      Class IB    Seeks to achieve long-term capital       .   AXA Equitable      (check mark)
  MANAGED VOLATILITY               appreciation with an emphasis on             Funds Management
                                   risk-adjusted returns and managing           Group, LLC
                                   volatility in the Portfolio.             .   BlackRock
                                                                                Investment
                                                                                Management, LLC
                                                                            .   Morgan Stanley
                                                                                Investment
                                                                                Management Inc.
                                                                            .   OppenheimerFunds,
                                                                                Inc.
----------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL      Class IB    Seeks to achieve long-term growth of     .   AXA Equitable      (check mark)
  CORE MANAGED                     capital with an emphasis on risk-            Funds Management
  VOLATILITY                       adjusted returns and managing                Group, LLC
                                   volatility in the Portfolio.             .   BlackRock
                                                                                Investment
                                                                                Management, LLC
                                                                            .   EARNEST Partners,
                                                                                LLC
                                                                            .   Federated Global
                                                                                Investment
                                                                                Management Corp.
                                                                            .   Massachusetts
                                                                                Financial
                                                                                Services Company
                                                                                d/b/a MFS
                                                                                Investment
                                                                                Management
----------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL      Class IB    Seeks to achieve long-term growth of     .   AllianceBernstein  (check mark)
  MANAGED VOLATILITY               capital with an emphasis on risk-            L.P.
                                   adjusted returns and managing            .   AXA Equitable
                                   volatility in the Portfolio.                 Funds Management
                                                                                Group, LLC
                                                                            .   BlackRock
                                                                                Investment
                                                                                Management, LLC
----------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL      Class IB    Seeks to provide current income and      .   AXA Equitable      (check mark)
  VALUE MANAGED                    long-term growth of income,                  Funds Management
  VOLATILITY                       accompanied by growth of capital             Group, LLC
                                   with an emphasis on risk-adjusted        .   BlackRock
                                   returns and managing volatility in the       Investment
                                   Portfolio.                                   Management, LLC
                                                                            .   Northern Cross,
                                                                                LLC
----------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE     Class IB    Seeks to achieve long-term growth of     .   AXA Equitable      (check mark)
  MANAGED VOLATILITY               capital with an emphasis on risk-            Funds Management
                                   adjusted returns and managing                Group, LLC
                                   volatility in the Portfolio.             .   BlackRock
                                                                                Investment
                                                                                Management, LLC
                                                                            .   Capital Guardian
                                                                                Trust Company
                                                                            .   Thornburg
                                                                                Investment
                                                                                Management, Inc.
                                                                            .   Vaughan Nelson
                                                                                Investment
                                                                                Management
----------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------------------------
                                                                           INVESTMENT MANAGER
 EQ ADVISORS TRUST -                                                       (OR SUB-ADVISER(S),    VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                               AS APPLICABLE)         MANAGEMENT
---------------------------------------------------------------------------------------------------------------
AXA LARGE CAP          Class IB    Seeks to provide long-term capital      .   AXA Equitable      (check mark)
  GROWTH MANAGED                   growth with an emphasis on risk-            Funds Management
  VOLATILITY                       adjusted returns and managing               Group, LLC
                                   volatility in the Portfolio.            .   BlackRock
                                                                               Investment
                                                                               Management, LLC
                                                                           .   Loomis, Sayles &
                                                                               Company, L.P.
                                                                           .   T. Rowe Price
                                                                               Associates, Inc.
                                                                           .   Wells Capital
                                                                               Management, Inc.
---------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE    Class IA    Seeks to achieve long-term growth of    .   AllianceBernstein  (check mark)
  MANAGED VOLATILITY               capital with an emphasis on risk-           L.P.
                                   adjusted returns and managing           .   AXA Equitable
                                   volatility in the Portfolio.                Funds Management
                                                                               Group, LLC
                                                                           .   BlackRock
                                                                               Investment
                                                                               Management, LLC
                                                                           .   Massachusetts
                                                                               Financial
                                                                               Services Company
                                                                               d/b/a MFS
                                                                               Investment
                                                                               Management
---------------------------------------------------------------------------------------------------------------
AXA/LOOMIS SAYLES                  Seeks to achieve capital appreciation.  .   Loomis, Sayles &
  GROWTH                                                                       Company, L.P.
---------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE      Class IB    Seeks to achieve long-term capital      .   AXA Equitable      (check mark)
  MANAGED VOLATILITY               appreciation with an emphasis on risk       Funds Management
                                   adjusted returns and managing               Group, LLC
                                   volatility in the Portfolio.            .   BlackRock
                                                                               Investment
                                                                               Management, LLC
                                                                           .   Diamond Hill
                                                                               Capital
                                                                               Management, Inc.
                                                                           .   Wellington
                                                                               Management
                                                                               Company, LLP
---------------------------------------------------------------------------------------------------------------
AXA MODERATE GROWTH    Class IB    Seeks long-term capital appreciation    .   AXA Equitable      (check mark)
  STRATEGY                         and current income, with a greater          Funds Management
                                   emphasis on current income.                 Group, LLC
---------------------------------------------------------------------------------------------------------------
AXA/MUTUAL LARGE       Class IB    Seeks to achieve capital appreciation,  .   AXA Equitable      (check mark)
  CAP EQUITY                       which may occasionally be short-term,       Funds Management
  MANAGED VOLATILITY               with an emphasis on risk adjusted           Group, LLC
                                   returns and managing volatility in the  .   BlackRock
                                   Portfolio.                                  Investment
                                                                               Management, LLC
                                                                           .   Franklin Mutual
                                                                               Advisers, LLC
---------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON          Class IB    Seeks to achieve long-term capital      .   AXA Equitable      (check mark)
  GLOBAL EQUITY                    growth with an emphasis on risk             Funds Management
  MANAGED VOLATILITY               adjusted returns and managing               Group, LLC
                                   volatility in the Portfolio.            .   BlackRock
                                                                               Investment
                                                                               Management, LLC
                                                                           .   Templeton
                                                                               Investment
                                                                               Counsel, LLC
---------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC     Class IB    Seeks to achieve capital appreciation   .   BlackRock
  VALUE EQUITY                     and secondarily, income.                    Investment
                                                                               Management, LLC
---------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS     Class IB    Seeks a combination of growth and       .   Boston Advisors,
  EQUITY INCOME                    income to achieve an above-average          LLC
                                   and consistent total return.
---------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY    Class IB    Seeks to achieve long-term capital      .   Calvert
  RESPONSIBLE                      appreciation.                               Investment
                                                                               Management Inc.
---------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------------------------
                                                                             INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                         SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                                 AS APPLICABLE)         MANAGEMENT
---------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN    Class IB    Seeks to achieve long-term growth of      .   Capital Guardian
  RESEARCH                         capital.                                      Trust Company
---------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK        Class IA    Seeks to achieve a total return before    .   AllianceBernstein
  INDEX                            expenses that approximates the total          L.P.
                                   return performance of the Russell
                                   3000(R) Index, including reinvestment
                                   of dividends, at a risk level consistent
                                   with that of the Russell 3000(R) Index.
---------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX     Class IB    Seeks to achieve a total return before    .   SSgA Funds
                                   expenses that approximates the total          Management, Inc.
                                   return performance of the Barclays
                                   U.S. Intermediate Government/Credit
                                   Bond Index, including reinvestment
                                   of dividends, at a risk level
                                   consistent with that of the Barclays
                                   U.S. Intermediate Government/Credit
                                   Bond Index.
---------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS    Class IB    Seeks to achieve long-term growth of      .   AllianceBernstein
  EQUITY PLUS                      capital.                                      L.P.
                                                                             .   AXA Equitable
                                                                                 Funds Management
                                                                                 Group, LLC
                                                                             .   EARNEST Partners,
                                                                                 LLC
---------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX    Class IA    Seeks to achieve a total return before    .   AllianceBernstein
                                   expenses that approximates the total          L.P.
                                   return performance of the Standard &
                                   Poor's 500 Composite Stock Price
                                   Index, including reinvestment of
                                   dividends, at a risk level consistent
                                   with that of the Standard & Poor's
                                   500 Composite Stock Price Index.
---------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS       Class IB    Seeks to achieve capital appreciation.    .   GAMCO Asset
  AND ACQUISITIONS                                                               Management, Inc.
---------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL         Class IB    Seeks to maximize capital                 .   GAMCO Asset
  COMPANY VALUE                    appreciation.                                 Management, Inc.
---------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS    Class IB    Seeks to achieve capital growth and       .   AXA Equitable
                                   current income.                               Funds Management
                                                                                 Group, LLC
                                                                             .   BlackRock
                                                                                 Investment
                                                                                 Management, LLC
                                                                             .   First
                                                                                 International
                                                                                 Advisors, LLC
                                                                             .   Wells Capital
                                                                                 Management, Inc.
---------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD BOND     Class IB    Seeks to maximize current income.         .   AXA Equitable
                                                                                 Funds Management
                                                                                 Group, LLC
                                                                             .   AXA Investment
                                                                                 Managers, Inc.
                                                                             .   Post Advisory
                                                                                 Group, LLP
---------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE        Class IA    Seeks to achieve a total return before    .   AXA Equitable
  GOVERNMENT BOND                  expenses that approximates the total          Funds Management
                                   return performance of the Barclays            Group, LLC
                                   U.S. Intermediate Government Bond         .   SSgA Funds
                                   Index, including reinvestment of              Management, Inc.
                                   dividends, at a risk level consistent
                                   with that of the Barclays U.S.
                                   Intermediate Government Bond
                                   Index.
---------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------------------
                                                                            INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                        SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                                AS APPLICABLE)         MANAGEMENT
--------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL       Class IA    Seeks to achieve a total return (before  .   AllianceBernstein
  EQUITY INDEX                     expenses) that approximates the total        L.P.
                                   return performance of a composite
                                   index comprised of 40% DJ Euro
                                   STOXX 50 Index, 25% FTSE 100
                                   Index, 25% TOPIX Index, and 10%
                                   S&P/ASX 200 Index, including
                                   reinvestment of dividends, at a risk
                                   level consistent with that of the
                                   composite index.
--------------------------------------------------------------------------------------------------------------
EQ/INVESCO COMSTOCK    Class IB    Seeks to achieve capital growth and      .   Invesco Advisers,
                                   income.                                      Inc.
--------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE      Class IB    Seeks to achieve long-term capital       .   J.P. Morgan
  OPPORTUNITIES                    appreciation.                                Investment
                                                                                Management Inc.
--------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH    Class IB    Seeks to achieve a total return before   .   AllianceBernstein
  INDEX                            expenses that approximates the total         L.P.
                                   return performance of the Russell
                                   1000(R) Growth Index, including
                                   reinvestment of dividends at a risk
                                   level consistent with that of the
                                   Russell 1000(R) Growth Index.
--------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE     Class IB    Seeks to achieve a total return before   .   SSgA Funds
  INDEX                            expenses that approximates the total         Management, Inc.
                                   return performance of the Russell
                                   1000(R) Value Index, including
                                   reinvestment of dividends, at a risk
                                   level consistent with that of the
                                   Russell 1000(R) Value Index.
--------------------------------------------------------------------------------------------------------------
EQ/MFS                 Class IB    Seeks to achieve capital appreciation.   .   Massachusetts
  INTERNATIONAL                                                                 Financial
  GROWTH                                                                        Services Company
                                                                                d/b/a MFS
                                                                                Investment
                                                                                Management
--------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX       Class IB    Seeks to achieve a total return before   .   SSgA Funds
                                   expenses that approximates the total         Management, Inc.
                                   return performance of the Standard &
                                   Poor's Mid Cap 400 Index, including
                                   reinvestment of dividends, at a risk
                                   level consistent with that of the
                                   Standard & Poor's Mid Cap 400
                                   Index.
--------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET/(1)/   Class IA    Seeks to obtain a high level of current  .   The Dreyfus
                                   income, preserve its assets and              Corporation
                                   maintain liquidity.
--------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY      Class IB    Seeks to achieve capital growth.         .   Morgan Stanley
  MID CAP GROWTH                                                                Investment
                                                                                Management Inc.
--------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER         Class IB    Seeks to achieve capital appreciation.   .   OppenheimerFunds,
  GLOBAL                                                                        Inc.
--------------------------------------------------------------------------------------------------------------
EQ/PIMCO GLOBAL        Class IB    Seeks to achieve maximum real            .   Pacific
  REAL RETURN                      return, consistent with preservation of      Investment
                                   capital and prudent investment               Management
                                   management.                                  Company LLC
--------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA         Class IB    Seeks to generate a return in excess     .   Pacific
  SHORT BOND                       of traditional money market products         Investment
                                   while maintaining an emphasis on             Management
                                   preservation of capital and liquidity.       Company LLC
--------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------
                                                                          INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                      SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                              AS APPLICABLE)         MANAGEMENT
------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS   Class IA    Seeks to achieve high current income   .   AllianceBernstein
                                   consistent with moderate risk to           L.P.
                                   capital.                               .   AXA Equitable
                                                                              Funds Management
                                                                              Group, LLC
                                                                          .   Pacific
                                                                              Investment
                                                                              Management
                                                                              Company, LLC
------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY       Class IB    Seeks to replicate as closely as       .   AllianceBernstein
  INDEX                            possible (before expenses) the total       L.P.
                                   return of the Russell 2000(R) Index.
------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE       Class IB    Seeks to achieve long-term capital     .   T. Rowe Price
  GROWTH STOCK                     appreciation and secondarily, income.      Associates, Inc.
------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND      Class IB    Seeks to achieve total return through  .   UBS Global Asset
  INCOME                           capital appreciation with income as a      Management
                                   secondary consideration.                   (Americas) Inc.
------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO         Class IB    Seeks to achieve long-term capital     .   Wells Capital
  OMEGA GROWTH                     growth.                                    Management, Inc.
------------------------------------------------------------------------------------------------------------
MULTIMANAGER           Class IA    Seeks to achieve long-term growth of   .   AllianceBernstein
  AGGRESSIVE EQUITY                capital.                                   L.P.
                                                                          .   AXA Equitable
                                                                              Funds Management
                                                                              Group, LLC
                                                                          .   ClearBridge
                                                                              Investments, LLC
                                                                          .   Scotia
                                                                              Institutional
                                                                              Asset Management
                                                                              US, Ltd.
                                                                          .   T. Rowe Price
                                                                              Associates, Inc.
                                                                          .   Westfield Capital
                                                                              Management
                                                                              Company, L.P.
------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE      Class IB    Seeks to achieve a balance of high     .   AXA Equitable
  BOND                             current income and capital                 Funds Management
                                   appreciation, consistent with a            Group, LLC
                                   prudent level of risk.                 .   BlackRock
                                                                              Financial
                                                                              Management, Inc.
                                                                          .   DoubleLine
                                                                              Capital L.P.
                                                                          .   Pacific
                                                                              Investment
                                                                              Management
                                                                              Company LLC
                                                                          .   SSgA Funds
                                                                              Management, Inc.
------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID       Class IB    Seeks to achieve long-term growth of   .   AllianceBernstein
  CAP GROWTH                       capital.                                   L.P.
                                                                          .   AXA Equitable
                                                                              Funds Management
                                                                              Group, LLC
                                                                          .   BlackRock
                                                                              Investment
                                                                              Management, LLC
                                                                          .   Franklin
                                                                              Advisers, Inc.
                                                                          .   Wellington
                                                                              Management
                                                                              Company, LLP
------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID       Class IB    Seeks to achieve long-term growth of   .   AXA Equitable
  CAP VALUE                        capital.                                   Funds Management
                                                                              Group, LLC
                                                                          .   BlackRock
                                                                              Investment
                                                                              Management, LLC
                                                                          .   Diamond Hill
                                                                              Capital
                                                                              Management, Inc.
                                                                          .   Lord, Abbett &
                                                                              Co. LLC
------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------
                                                                         INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                     SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                             AS APPLICABLE)         MANAGEMENT
-----------------------------------------------------------------------------------------------------------
MULTIMANAGER           Class IB    Seeks to achieve long-term growth of  .   Allianz Global
  TECHNOLOGY                       capital.                                  Investors U.S. LLC
                                                                         .   AXA Equitable
                                                                             Funds Management
                                                                             Group, LLC
                                                                         .   SSgA Funds
                                                                             Management, Inc.
                                                                         .   Wellington
                                                                             Management
                                                                             Company, LLP

----------------------------------------------------------------------------------------------------
 AIM VARIABLE
 INSURANCE FUNDS
 (INVESCO VARIABLE
 INSURANCE                                                                    INVESTMENT MANAGER (OR
 FUNDS) - SERIES II                                                           SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                AS APPLICABLE)
----------------------------------------------------------------------------------------------------
INVESCO V.I. GLOBAL  The fund's investment objective is total return through  .   Invesco Advisers,
  REAL ESTATE FUND   growth of capital and current income.                        Inc.
                                                                              .   Invesco Asset
                                                                                  Management Limited
----------------------------------------------------------------------------------------------------
INVESCO V.I. HIGH    The fund's investment objective is total return,         .   Invesco Advisers,
  YIELD FUND         comprised of current income and capital appreciation.        Inc.
----------------------------------------------------------------------------------------------------
INVESCO V.I.         The fund's investment objective is long-term growth of   .   Invesco Advisers,
  INTERNATIONAL      capital.                                                     Inc.
  GROWTH FUND
----------------------------------------------------------------------------------------------------
INVESCO V.I. MID     The fund's investment objective is long-term growth of   .   Invesco Advisers,
  CAP CORE EQUITY    capital.                                                     Inc.
  FUND
----------------------------------------------------------------------------------------------------
INVESCO V.I. SMALL   The fund's investment objective is long-term growth of   .   Invesco Advisers,
  CAP EQUITY FUND    capital.                                                     Inc.

-----------------------------------------------------------------------------------------------------
 AMERICAN FUNDS
 INSURANCE SERIES(R)                                                           INVESTMENT MANAGER (OR
 PORTFOLIO NAME -                                                              SUB-ADVISER(S),
 CLASS 4 SHARES       OBJECTIVE                                                AS APPLICABLE)
-----------------------------------------------------------------------------------------------------
BOND FUND/SM/         The fund's investment objective is to provide as high a  .   Capital Research
                      level of current income as is consistent with the            and Management
                      preservation of capital.                                     Company

----------------------------------------------------------------------------------
 FIDELITY(R)
 VARIABLE INSURANCE
 PRODUCTS (VIP) -                                           INVESTMENT MANAGER (OR
 SERVICE CLASS 2                                            SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
----------------------------------------------------------------------------------
FIDELITY(R) VIP      Seeks long-term capital appreciation.  .   Fidelity
  CONTRAFUND(R)                                                 Management and
  PORTFOLIO                                                     Research Company
                                                                (FMR)

----------------------------------------------------------------------------------
 GOLDMAN SACHS
 VARIABLE
 INSURANCE TRUST -                                          INVESTMENT MANAGER (OR
 SERVICE SHARES                                             SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
----------------------------------------------------------------------------------
GOLDMAN SACHS VIT    Seeks long-term capital appreciation.  .   Goldman Sachs
  MID CAP VALUE FUND                                            Asset Management,
                                                                L.P.

--------------------------------------------------------------------------------------------------
 IVY FUNDS VARIABLE
 INSURANCE                                                                  INVESTMENT MANAGER (OR
 PORTFOLIOS                                                                 SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                              AS APPLICABLE)
--------------------------------------------------------------------------------------------------
IVY FUNDS VIP ENERGY To seek to provide capital growth and appreciation.    .   Waddell & Reed
                                                                                Investment
                                                                                Management
                                                                                Company (WRIMCO)
--------------------------------------------------------------------------------------------------
IVY FUNDS VIP HIGH   To seek to provide total return through a combination  .   Waddell & Reed
  INCOME             of high current income and capital appreciation.           Investment
                                                                                Management
                                                                                Company (WRIMCO)
--------------------------------------------------------------------------------------------------
IVY FUNDS VIP MID    To seek to provide growth of capital.                  .   Waddell & Reed
  CAP GROWTH                                                                    Investment
                                                                                Management
                                                                                Company (WRIMCO)
--------------------------------------------------------------------------------------------------
IVY FUNDS VIP SMALL  To seek to provide growth of capital.                  .   Waddell & Reed
  CAP GROWTH                                                                    Investment
                                                                                Management
                                                                                Company (WRIMCO)
--------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

----------------------------------------------------------------------------------
 LAZARD RETIREMENT
 SERIES, INC. -                                             INVESTMENT MANAGER (OR
 SERVICE SHARES                                             SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
----------------------------------------------------------------------------------
LAZARD RETIREMENT    Seeks long-term capital appreciation.  .   Lazard Asset
  EMERGING MARKETS                                              Management LLC
  EQUITY PORTFOLIO

-----------------------------------------------------------------------------------------------------
 MFS(R) VARIABLE
 INSURANCE TRUSTS -                                                            INVESTMENT MANAGER (OR
 SERVICE CLASS                                                                 SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                 AS APPLICABLE)
-----------------------------------------------------------------------------------------------------
MFS(R)               The fund's investment objective is to seek capital        .   Massachusetts
  INTERNATIONAL      appreciation.                                                 Financial
  VALUE PORTFOLIO                                                                  Services Company
-----------------------------------------------------------------------------------------------------
MFS(R) INVESTORS     The fund's investment objective is to seek capital        .   Massachusetts
  TRUST SERIES       appreciation.                                                 Financial
                                                                                   Services Company
-----------------------------------------------------------------------------------------------------
MFS(R)               The fund's investment objective is to seek capital        .   Massachusetts
  MASSACHUSETTS      appreciation.                                                 Financial
  INVESTORS GROWTH                                                                 Services Company
  STOCK PORTFOLIO
-----------------------------------------------------------------------------------------------------
MFS(R) TECHNOLOGY    The fund's investment objective is to seek capital        .   Massachusetts
  PORTFOLIO          appreciation.                                                 Financial
                                                                                   Services Company
-----------------------------------------------------------------------------------------------------
MFS(R) UTILITIES     The fund's investment objective is to seek total return.  .   Massachusetts
  SERIES                                                                           Financial
                                                                                   Services Company

------------------------------------------------------------------------------------------------------
 VANECK VIP TRUST -                                                             INVESTMENT MANAGER (OR
 S CLASS                                                                        SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                  AS APPLICABLE)
------------------------------------------------------------------------------------------------------
VANECK VIP GLOBAL    Seeks long-term capital appreciation by investing          .   Van Eck
  HARD ASSETS FUND   primarily in hard asset securities. Income is a secondary      Associates
                     consideration.                                                 Corporation
------------------------------------------------------------------------------------------------------




(1)The Board of Trustees of EQ Advisors Trust has approved changes to the Portfolio's principal investment strategies that will allow the Portfolio to operate as a "government money market fund." Effective April 1, 2016, the Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF THE TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT (800) 628-6673.

                        CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in "More information" later in this prospectus.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the contract,

(2)the annual minimum guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. The rate may be different depending on certain factors, including the type and series of your contract and when the allocation is made. An exception to this approach applies to Corporate Trusteed contracts and EDC contracts issued to government employees in New York whose EQUI-VEST/SM/ funding arrangements became effective on and after July 1, 1989. Generally, we assign an interest rate to the total amounts invested in Corporate Trusteed and EDC contracts issued to government employees in New York regardless of when allocations were made to the guaranteed interest option.


The annual minimum guaranteed interest rate for 2016 ranges from 1.00% to 4.00% depending on the lifetime guaranteed minimum rate of your contract. Depending on your contract type, contract series, and the state where your contract is issued, the lifetime minimum guaranteed interest rate ranges from 1.00% to 3.00% (may be 4.00% for Corporate Trusteed contracts and Keogh Trusteed contracts). The lifetime minimum guaranteed interest rate is shown in your contract. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Current interest rates will never be less than the annual minimum guaranteed interest rate. Check with your financial professional as to which rate applies in your state and to your contract series.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates generally ranging from one to ten years (one to seven in Oregon). We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." Your financial professional can provide your state's approval status. For contracts issued in New York, see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.

--------------------------------------------------------------------------------
FIXED MATURITY OPTIONS GENERALLY RANGE FROM ONE TO TEN YEARS TO MATURITY.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 14th for maturity years ranging from one through ten (seven in Oregon). Not all of these fixed maturity options will be available for annuitants ages 76 and older. See "Allocating your contributions." As fixed maturity options expire, we expect to add maturity years so that generally ten (seven in Oregon) fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

..   you previously allocated a contribution or made a transfer to the same fixed maturity option; or

..   the rate to maturity is 3%; or

..   the fixed maturity option's maturity date is within 45 days; or

..   the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions" would apply:

(a)transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)subject to plan restrictions, withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). For more information see "About our fixed maturity options" in "More information" later in this prospectus. We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract or when

                        CONTRACT FEATURES AND BENEFITS
we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.

SELECTING YOUR INVESTMENT METHOD

Subject to any employer plan limitations, you must choose one of the following two methods for selecting your investment options:

..   MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

..   MAXIMUM TRANSFER FLEXIBILITY. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the "Maximum investment options choice" method, for a limited time there will be no restrictions on the amount you could transfer out of the guaranteed interest option listed in group "A." If you elect the "Maximum transfer flexibility" method, for a limited time you will be able to use the fixed income variable investment options listed in group "B" as well as the fixed maturity options.

We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the "Maximum investment options choice" method, limits on transfers out of the guaranteed interest option will again apply. If you elect the "Maximum transfer flexibility" method, you will no longer be permitted to allocate new contributions to, or transfer amounts into, the variable investment options in group B (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under "Maximum transfer flexibility" can remain in these options.


VARIABLE INVESTMENT OPTIONS*

A
--------------------------------------------------------------------------------

.. Guaranteed Interest Option

--------------------------------------------------------------------------------

DOMESTIC EQUITY
--------------------------------------------------------------------------------
.. AXA 400 Managed Volatility
.. AXA 500 Managed Volatility
.. AXA 2000 Managed Volatility

.. AXA/AB Small Cap Growth

.. AXA/Franklin Small Cap Value Managed Volatility
.. AXA Large Cap Core Managed Volatility
.. AXA Large Cap Growth Managed Volatility
.. AXA Large Cap Value Managed Volatility
.. AXA/Loomis Sayles Growth
.. AXA Mid Cap Value Managed Volatility
.. AXA/Mutual Large Cap Equity Managed Volatility
.. Charter/SM/ Small Cap Growth
.. Charter/SM/ Small Cap Value
.. EQ/BlackRock Basic Value Equity
.. EQ/Boston Advisors Equity Income
.. EQ/Calvert Socially Responsible
.. EQ/Capital Guardian Research
.. EQ/Common Stock Index
.. EQ/Equity 500 Index
.. EQ/GAMCO Mergers and Acquisitions
.. EQ/GAMCO Small Company Value
.. EQ/Invesco Comstock
.. EQ/JPMorgan Value Opportunities
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Value Index
.. EQ/Mid Cap Index
.. EQ/Morgan Stanley Mid Cap Growth
.. EQ/Small Company Index
.. EQ/T. Rowe Price Growth Stock
.. EQ/UBS Growth and Income
.. EQ/Wells Fargo Omega Growth
.. Fidelity(R) VIP Contrafund(R)
.. Goldman Sachs VIT Mid Cap Value
.. Invesco V.I. Mid Cap Core Equity
.. Invesco V.I. Small Cap Equity
.. Ivy Funds VIP Energy
.. Ivy Funds VIP Mid Cap Growth
.. Ivy Funds VIP Small Cap Growth
.. MFS(R) Investors Trust
.. MFS(R) Massachusetts Investors Growth Stock
.. MFS(R) Technology
.. MFS(R) Utilities
.. Multimanager Aggressive Equity
.. Multimanager Mid Cap Growth
.. Multimanager Mid Cap Value
.. Multimanager Technology

.. VanEck VIP Global Hard Assets

--------------------------------------------------------------------------------


INTERNATIONAL/GLOBAL

--------------------------------------------------------------------------------
.. AXA Global Equity Managed Volatility
.. AXA International Core Managed Volatility
.. AXA International Managed Volatility
.. AXA International Value Managed Volatility
.. AXA/Templeton Global Equity Managed Volatility
.. EQ/Emerging Markets Equity PLUS
.. EQ/International Equity Index
.. EQ/MFS International Growth
.. EQ/Oppenheimer Global
.. Invesco V.I. Global Real Estate
.. Invesco V.I. International Growth
.. Lazard Retirement Emerging Markets Equity
.. MFS(R) International Value
--------------------------------------------------------------------------------

ASSET ALLOCATION
--------------------------------------------------------------------------------
.. All Asset Aggressive - Alt 25
.. All Asset Growth - Alt 20
.. All Asset Moderate Growth - Alt 15

.. AXA/AB Dynamic Moderate Growth

.. AXA Aggressive Allocation
.. AXA Balanced Strategy
.. AXA Conservative Allocation
.. AXA Conservative Growth Strategy
.. AXA Conservative-Plus Allocation
.. AXA Conservative Strategy
.. AXA/Franklin Balanced Managed Volatility
.. AXA/Franklin Templeton Allocation Managed Volatility
.. AXA Moderate Allocation
.. AXA Moderate Growth Strategy
.. AXA Moderate-Plus Allocation
.. Target 2015 Allocation
.. Target 2025 Allocation
.. Target 2035 Allocation
.. Target 2045 Allocation

.. Target 2055 Allocation

--------------------------------------------------------------------------------


B
FIXED INCOME

--------------------------------------------------------------------------------

.. American Funds Insurance Series(R) Bond Fund/SM/
.. Charter/SM/ Multi-Sector Bond
.. EQ/Core Bond Index
.. EQ/Global Bond PLUS
.. EQ/High Yield Bond
.. EQ/Intermediate Government Bond
.. EQ/Money Market
.. EQ/PIMCO Global Real Return
.. EQ/PIMCO Ultra Short Bond
.. EQ/Quality Bond PLUS
.. Invesco V.I. High Yield
.. Ivy Funds VIP High Income
.. Multimanager Core Bond

--------------------------------------------------------------------------------

-------------------------
 FIXED MATURITY OPTIONS
-------------------------

THE FIXED MATURITY OPTIONS ARE ONLY AVAILABLE IN STATES WHERE APPROVED.
TRANSFER RESTRICTIONS APPLY AS INDICATED ABOVE UNDER "FIXED MATURITY OPTIONS
AND MATURITY DATES."
--------------------------------------------------------------------------------

* Please see the "Portfolios of Trusts" earlier in this prospectus regarding any name changes and the availability of any additional investment options, subject to regulatory and/or shareholder approval.

                        CONTRACT FEATURES AND BENEFITS

The Target Allocation investment options are expected to invest more heavily in fixed income securities as they approach their respective target dates, and thereafter. As each Target Allocation investment option reaches its respective target date, we reserve the right to make it a group "B" investment option. Please note that if you select the "Maximum transfer flexibility" method, and you allocate any contributions or account value to any of the Target Allocation investment options, you will be deemed to have changed to the "Maximum investment options choice" method. This change to your investment method will occur when you change your allocation instruction to include a Target Allocation investment option or when you make a transfer to a Target Allocation investment option that has been reassigned. We will notify you of this change in writing. Please note that if this occurs, the number of variable investment options available to you will increase. In other words, the "B" investment options will be available to you. However, your ability to transfer out of the guaranteed interest option will be limited.

If you select the "Maximum transfer flexibility" method but have not included any of the Target Allocation investment options among your allocations, you will not be changed to the alternate method but those options will no longer be available to you.

You may choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart referenced above are selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the "Maximum investment options choice" investment method.

Please note that under Trusteed contracts your employer or the plan trustee will select the investment method available to the participant. Under all other contracts, you may choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart referenced above are selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the "Maximum investment options choice" investment method.


--------------------------------------------------------------------------------
A PARTICIPANT IS AN INDIVIDUAL WHO PARTICIPATES IN AN EMPLOYER'S PLAN FUNDED BY AN EQUI-VEST(R) CONTRACT. THE PARTICIPANT IS ALSO THE ANNUITANT.
--------------------------------------------------------------------------------

ERISA CONSIDERATIONS FOR EMPLOYERS

If you are an employer and your plan is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA")
Section 404(c), you or your plan trustee must make sure that the investment options chosen for your plan constitute a broad range of investment choices as required by the Department of Labor's ("DOL") regulation under ERISA
Section 404(c). See "Tax information" later in this prospectus.

ALLOCATING YOUR CONTRIBUTIONS

Once you have made your investment method choice, you may allocate your contributions to one or more or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become a part of your account value. We discuss account value in "Determining your contract's value" later in this prospectus.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocation under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors' financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, your should speak with him/her regarding any different arrangements that may apply.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer.


For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, or interest or market value adjustment). For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions, without interest. For contracts issued to fund SEPs, SARSEPs or SIMPLE IRAs that are returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract's cash value.


We may require that you wait six months before you apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract whether we have received your contribution or not.

See Appendix III for any state variations.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

                        CONTRACT FEATURES AND BENEFITS

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; (iii) the market adjusted amounts you have in the fixed maturity options; and (iv) if you have taken a loan under a TSA, governmental employer EDC or Corporate Trusteed contract, amounts held in your loan reserve account. These amounts are subject to certain fees and charges discussed in "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge, and (iii) under a TSA, governmental employer EDC or Corporate Trusteed contract, any outstanding loan plus accrued interest.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
UNITS MEASURE YOUR VALUE IN EACH VARIABLE INVESTMENT OPTION.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are increased or decreased to reflect additional contributions, withdrawals, withdrawal charges, transfers and loans.

In addition, the annual administrative charge or third-party transfer or exchange charge and plan operating expense charge for TSAs will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in a fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract.

                       DETERMINING YOUR CONTRACT'S VALUE

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

..   You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

..   You may not transfer to a fixed maturity option in which you already have value.

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


..   If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less. Not all maturities may be available.


..   You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

..   If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.


..   If you choose the "Maximum investment options choice" method for selecting investment options (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this prospectus) the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

..   If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected the "Maximum investment options choice" method (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this prospectus) you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.


Upon advance notice to you, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

You may request a transfer in writing or by telephone using TOPS or online using Online Account Access. You must send all signed written requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts to be transferred, and

(3)the investment options to and from which you are transferring.

Under Trusteed and EDC contracts, you or the trustee or employer owner, whichever applies, can direct us to transfer among the investment options.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

We will confirm all transfers in writing.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

AUTOMATIC TRANSFER OPTIONS

INVESTMENT SIMPLIFIER

Our Investment simplifier program allows you to choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above under "Transferring your account value."

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

The fixed-dollar and interest sweep options are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:

..   Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

..   Under the interest sweep option, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

..   Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

REBALANCING YOUR ACCOUNT VALUE

Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. To enroll in the asset rebalancing program, you must notify us in writing by completing our asset rebalancing form, instructing us:

(a)in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b)how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Currently, we permit rebalancing of up to 20 investment options. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under "Transferring your account value" above in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.

--------------------------------------------------------------------------------
REBALANCING DOES NOT ASSURE A PROFIT OR PROTECT AGAINST LOSS. YOU SHOULD PERIODICALLY REVIEW YOUR ALLOCATION PERCENTAGES AS YOUR NEEDS CHANGE. YOU MAY WANT TO DISCUSS THE REBALANCING PROGRAM WITH YOUR FINANCIAL PROFESSIONAL BEFORE ELECTING THE PROGRAM.
--------------------------------------------------------------------------------

To be eligible, you must have (i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. We may waive this $5,000 requirement. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our processing office.

FOR TSA, CORPORATE TRUSTEED AND CERTAIN GOVERNMENTAL EMPLOYER EDC CONTRACTS WITH OUTSTANDING LOANS ONLY, on any rebalancing date where the amount to be transferred from the guaranteed interest option would cause a transfer from the Loan Reserve Account (which is part of the guaranteed interest option), the rebalancing program will be automatically cancelled. (See "Loans under TSA, governmental employer EDC and Corporate Trusteed contracts" in "Accessing your money" later in this prospectus.)

PRONVEST MANAGED ACCOUNT SERVICE (SERIES 100 AND 200 CONTRACTS ONLY)

AXA Equitable offers access to managed account services through ProNvest, Inc., an unaffiliated third party. ProNvest is an independent registered investment advisory firm that assists retirement plan participants with goal-based advice and money management services.

If available under your employer's plan, you may enroll in ProNvest's managed account service to manage your account. ProNvest will allocate assets invested in your account among the variable investment options, and the guaranteed interest option based on a customized investment plan created for you from information you provide to ProNvest. Generally, ProNvest will adjust your allocations every quarter or as the market changes. A minimum account value may be required to enroll in the ProNvest managed account service.


You should be aware that during your enrollment in the ProNvest managed account service, YOU WILL NOT HAVE THE ABILITY TO TRANSFER OR RE-ALLOCATE YOUR ASSETS INVESTED IN YOUR ACCOUNT. If you wish to make a transfer or re-allocate your assets, you must terminate your enrollment in the ProNvest managed account service. Once terminated, we reserve the right to not permit you to elect the managed account service. In addition, if you enroll in the ProNvest managed account service, automated programs including dollar cost averaging and asset rebalancing will be terminated. However, the RMD automatic withdrawal and systematic withdrawal options will continue to be available.


If you enroll in the ProNvest managed account service, ProNvest will charge a quarterly fee at an annual rate up to 0.60% of your variable investment options. The amount of the fee may be lower and varies among broker-dealers. We will deduct this fee pro rata from your variable investment options and then from the guaranteed interest option. If those amounts are insufficient, we will deduct this charge pro rata from your fixed maturity options, if any.

You may terminate the ProNvest managed account service at any time by contacting ProNvest. Visit www.ProNvest.com for information on contacting ProNvest and communicating your instructions.

For additional information or to enroll in the ProNvest managed account service, contact your financial professional. Minimum account balance requirements may apply. The ProNvest managed account service may not be available in all plans, all contracts, or in all states.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.

METHOD OF WITHDRAWAL

------------------------------------------------------------------------------------------------------------------
                                                                  PARTIAL                            MINIMUM
   CONTRACT                                                      WITHDRAWAL        SYSTEMATIC      DISTRIBUTION
------------------------------------------------------------------------------------------------------------------
SEP/SARSEP                                                        yes               yes                yes
------------------------------------------------------------------------------------------------------------------
SIMPLE IRA                                                        yes               yes                yes
------------------------------------------------------------------------------------------------------------------
Corporate and KEOGH Trusteed                                      yes/(2)(3)/       no                 yes/(3)/
------------------------------------------------------------------------------------------------------------------
TSA                                                               yes/(1)(2)(3)/    yes/(1)(2)(3)/     yes/(2)/
------------------------------------------------------------------------------------------------------------------
University TSA                                                    yes/(1)(3)/       yes/(1)(3)/        yes
------------------------------------------------------------------------------------------------------------------
EDC                                                               yes/(1)(2)(3)/    yes/(1)(2)(3)/     yes/(2)(3)/
------------------------------------------------------------------------------------------------------------------
Annuitant-Owned HR-10                                             yes/(3)/          yes/(3)/           yes
------------------------------------------------------------------------------------------------------------------

(1)Only if the contract is not subject to withdrawal restrictions.
(2)Only if there are no outstanding loans.
(3)Requires or may require Plan Administrator's approval. See "Tax information" later in this prospectus.

PARTIAL WITHDRAWALS AND TERMINATIONS

Subject to the terms of the Plan, your contract and any restrictions in federal income tax rules, you may take partial withdrawals from your account value or terminate your contract at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If your account value is less than $500 after a withdrawal, we may terminate your contract and pay you its cash value.

Partial withdrawals, or payments of remaining account value in excess of the 10% free withdrawal amount, may be subject to a withdrawal charge. See "10% free withdrawal amount" in "Charges and expenses" later in this prospectus. Depending on your contract, amounts withdrawn may be subject to applicable tax charges.

SYSTEMATIC WITHDRAWALS

You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. If you do not select a date, your withdrawals will be made on the first business day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options and/or the guaranteed interest option, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1)Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (without exhausting your values in those options). Once the requested amount is greater than your account value, the systematic withdrawal program will terminate.

(2)Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (until your account value is exhausted). Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

(3)You may specify a dollar amount from one variable investment option or the guaranteed interest option. If you choose this option and the value in the investment option drops below the requested withdrawal amount, the requested withdrawal amount will be taken on a pro rata basis from all remaining investment options in which you have value. Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

If you are invested in fixed maturity options, you may not elect option (1) or
(2).

You may elect systematic withdrawals under TSA and governmental employer EDC contracts if:

..   your plan or program permits it;

..   the contract is not subject to withdrawal restrictions; and

..   the contract does not have a loan outstanding.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS

(SEE "TAX INFORMATION" LATER IN THIS PROSPECTUS)


We offer our "required minimum distribution automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount.

                             ACCESSING YOUR MONEY

You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to "Required minimum distributions" under "Tax information" later in this prospectus for your specific type of retirement arrangement.

The actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals, which could increase the amount required to be withdrawn. For this purpose additional annuity contract benefits may include enhanced death benefits.

You may elect our RMD automatic withdrawal option in the year in which you reach age 70 1/2 or in any later year, subject to the terms of your plan, if applicable. To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our RMD automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.

This service does not generate required minimum distribution payments during the first year. Therefore, if you are making a rollover or transfer contribution to the contract after age 70 1/2, you must make any required minimum distributions before the rollover or transfer. If you do not, any withdrawals that you make during the first contract year to satisfy your required minimum distributions may be subject to withdrawal charges, if they exceed the free withdrawal amount.

For tax-exempt employer EDC contracts, this election may not be revoked. For TSA and governmental employer EDC contracts, you may not elect the minimum distribution option if you have an outstanding loan under a contract.

If you purchased your EQUI-VEST(R) TSA via a direct transfer of funds from another 403(b) plan or arrangement and we were informed at the time of your purchase of the amount of your December 31, 1986 account balance (if any) you may postpone beginning lifetime required minimum distributions on these pre-1987 funds. This rule also applies if you purchased your EQUI-VEST(R) TSA before December 31, 1986. Lifetime required minimum distributions on the pre-1987 account balance may be postponed to age 75 rather than having to start following the later of your reaching age 70 1/2 or retiring.

Distributions from a qualified plan, including our prototype plans through which Annuitant-Owned HR-10 contracts are issued, are subject to the provisions of the plan document. Similar rules apply in the case of a 403(b) plan.

--------------------------------------------------------------------------------
FOR CONTRACTS SUBJECT TO MINIMUM DISTRIBUTION REQUIREMENTS, WE WILL SEND A FORM OUTLINING THE DISTRIBUTION OPTIONS AVAILABLE IN THE YEAR YOU REACH AGE 70 1/2 (IF YOU HAVE NOT BEGUN YOUR ANNUITY PAYMENTS BEFORE THAT TIME).
--------------------------------------------------------------------------------

HARDSHIP WITHDRAWALS FROM QUALIFIED PLANS AND TSAS

Generally, in order to receive a hardship withdrawal or, for EDC plans, an "unforseeable emergency" withdrawal (special federal income tax definitions), you must meet certain criteria and have your request approved by your plan. For more information, see "Withdrawal restrictions" under "Tax information" later in this prospectus.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.

AUTOMATIC DEPOSIT SERVICE


If you are receiving required minimum distribution payments from a TSA, SEP, SARSEP or SIMPLE IRA contract you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your TSA, SEP, SARSEP or SIMPLE IRA contract directly into an existing EQUI-VEST(R) NQ or ROTH IRA or an existing EQUI-VEST(R) Express/SM/ NQ or ROTH IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs.


LOANS UNDER TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE TRUSTEED CONTRACTS

If the plan permits, loans are available under a qualified plan, 403(b) plan or governmental employer 457(b) EDC plan. Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA. You may borrow against your account value only under a TSA contract, a contract issued under a governmental employer 457(b) EDC plan or Corporate Trusteed contract. Loans under governmental employer 457(b) EDC plans may not be available in all states. Loans are not available under University TSA contracts. We do not permit loans under any contract or certificate when the required minimum distribution automatic withdrawal option has been elected. Also, we reserve the right to change loan terms as long as any such change is made to maintain compliance with any applicable laws or regulations that may apply.

Before we make a loan, you must properly complete and sign a loan request form. Generally, the approval of the employer, its delegate or the plan administrator must also be demonstrated. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office. Please note that if we receive a properly completed and signed loan request form (and any other information necessary to complete the loan transaction) at our processing office on a business day prior to the 27th of the month, your loan transaction will be effective on that business day. If we receive a properly completed and signed loan request form (and any other information necessary to complete the loan transaction) at our processing office on a business day that is on the 27th of the month or later, your loan will be processed on the first business day of the month following the date it was received. In the case of certain Corporate Trusteed and certain TSA contracts subject to ERISA, the written consent of your spouse will be required to obtain a loan and the Plan Administrator needs to sign the loan form. In the case of

                             ACCESSING YOUR MONEY
governmental employer EDC contracts, the loan must be approved by the contract owner; generally, your employer, plan trustee, or the plan administrator as authorized under the governmental employer plan. Please see the loan provisions stated in the contract and read the terms and conditions in the loan request form carefully and consult with a tax advisor before taking a loan. Also, see Appendix III later in this prospectus for any state rules that may affect loans from a TSA, governmental employer EDC or Corporate Trusteed contract.

We permit only one loan to be outstanding at any time.

A loan will not be treated as a taxable distribution unless:

..   it exceeds limits of federal income tax rules; or

..   interest and principal are not paid when due; or

..   in some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.


The tax consequences of failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future. Loans are discussed further in "Tax Information" later in this prospectus.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer to a "loan reserve account" an amount equal to the sum of (a) and (b), where (a) is the loan amount (which will earn interest at the "loan reserve account rate" while your loan is outstanding), and (b) is 10% of the loan amount (which will earn interest at the guaranteed interest rate while your loan is outstanding). You may not make any partial withdrawals or transfers among investment options or other transaction from the loan reserve account until after repayment of the principal amount then due. You may specify on the loan request form from which investment option(s) the loan reserve account will be funded.

The "loan reserve account rate" will equal the loan interest rate minus a maximum rate of 2%. This excess of the interest rate that we charge is also referred to as the "net loan interest charge." See the "Fee table" for more information.

REPAYING A LOAN. When you take a loan, we use the principal amount of the loan, the loan interest rate and the term of the loan to determine the loan repayment amount. You can repay a loan through payroll deduction, Online Account Access or by personal check. Loan repayments must be made quarterly, unless you enroll through Online Account Access for monthly systematic repayments (not available for contracts owned by a corporate trustee). You can elect to have the principal portion of your loan repayments automatically distributed among your investment options in accordance with your investment allocation instructions currently on file. If you elect this option, the transfer to your investment options will take place on the next business day after we receive your loan repayment. You can repay your loan in full, including interest due, at any time (by bank check or money order only). In very limited specified circumstances concerning leaves of absence, and upon our receipt of the documentation we require, loan repayment can be suspended. Otherwise, loans must be repaid according to the repayment schedule to avoid default. See "Tax information" later in this prospectus.



TEXAS ORP PARTICIPANTS
(THE CONTRACT IS NO LONGER AVAILABLE FOR NEW PLANS OR FOR NEW PARTICIPANTS TO EXISTING PLANS)

For participants in a Texas Optional Retirement Program, Texas law permits withdrawals only after one of the following distributable events occur:

..   turning age 70 1/2; or

..   death; or

..   retirement; or

..   termination of employment in all Texas public institutions of higher education.

To make a withdrawal, a properly completed written acknowledgment must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer's first-year matching contribution will be refunded to the employer. We may change these provisions without your consent, but only to the extent necessary to maintain compliance with any law that applies.

TERMINATION

We may terminate your contract and pay you the account value if:

(1)your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2)you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3)you have not made any contributions within 120 days from your contract date;
   or

(4)we pay the death benefit under your contract.

We will deduct the amount of any outstanding loan balance (including any unpaid interest) and any withdrawal charge that applies to the loan balance from the account value when we terminate your contract.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon contract termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of a variable investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living.

                             ACCESSING YOUR MONEY

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

Deferred annuity contracts such as EQUI-VEST(R) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your EQUI-VEST(R) contract and all its benefits terminate and will be converted to a supplemental payout annuity contract ("payout option") that provides for periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your EQUI-VEST(R) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

EQUI-VEST(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the different forms of annuity payout options listed below. Also, you may elect the frequency in which you will receive payments. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time.

ANNUITY PAYOUT OPTIONS

---------------------------------------------------------------------------------
Fixed annuity payout options             .   Life annuity/(1)/
                                         .   Life annuity with period
                                             certain/(1)/
                                         .   Life annuity with refund
                                             certain/(1)/
                                         .   Period certain annuity
---------------------------------------------------------------------------------
Variable Immediate Annuity payout        .   Life annuity (not available in New
  options (as described in a separate        York)
  prospectus for this option)            .   Life annuity with period
                                             certain/(1)/
---------------------------------------------------------------------------------

(1)not available for governmental employer EDC Plans in New York


..   LIFE ANNUITY: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living. If you choose this payout option and you die before the due date of the second (third, fourth, etc.) annuity payment, then you will only receive one (two, three, etc.) annuity payment.


..   LIFE ANNUITY WITH PERIOD CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant.

..   LIFE ANNUITY WITH REFUND CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

..   PERIOD CERTAIN ANNUITY: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. The guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity. This is the only form of annuity for annuitants in governmental employer EDC plans in New York. Life annuity payout options are not available for governmental employer EDC plans in New York.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. Generally, unless the annuitant elects otherwise with the written consent of the spouse, this will be the form of annuity payment provided for married annuitants under qualified plans and certain TSAs. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

We may offer other payout options not outlined here. Your financial professional can provide details.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.

                             ACCESSING YOUR MONEY

You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the EQUI-VEST(R) contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your contract's maturity date. Your contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 85th birthday. This may be different in some markets.

We will send you a notice with your contract statement one year prior to your maturity date. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable immediate annuity is selected. If you do not respond to the notice within the 30 days following your maturity date, your contract will be annuitized automatically.

We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts such (as monthly) because of the increased administrative expenses associated with more frequent payouts. Also, in general, the longer the period over which we expect to make payment, the lower will be your payment each year.

The amount of the annuity payments will depend on:

(1)the amount applied to purchase the annuity;

(2)the type of annuity chosen, and whether it is fixed or variable;

(3)in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

Please see Appendix III later in this prospectus for state variations.

EQUI-VEST(R) AT RETIREMENT(R) AND AT RETIREMENT/SM/


(APPLICABLE ONLY FOR TSA, SEP, SARSEP AND SIMPLE IRA CONTRACTS; THIS OFFER ENDS DECEMBER 31, 2016)


If you have a TSA, SEP, SARSEP or SIMPLE IRA contract, you may be eligible to convert your EQUI-VEST(R) contract to a new EQUI-VEST(R) At Retirement/SM/ contract (or a new At Retirement/SM/ contract in New York). EQUI-VEST(R) At Retirement/SM/ is a deferred variable annuity contract that offers living benefits (Guaranteed withdrawal benefit for life or Guaranteed minimum income benefit) and enhanced death benefits. At Retirement/SM/ is a deferred variable annuity contract that offers a Guaranteed withdrawal benefit for life. Neither the EQUI-VEST(R) At Retirement/SM/ contract nor the At Retirement/SM/ contract has any withdrawal charges.

At the time of conversion, you must meet the following conditions in order to qualify for this conversion offer. You must be between the ages of 55 and 85, your contract must have an account value of at least $50,000, you must purchase at least one of the living or enhanced death benefits, there can be no withdrawal charges applicable under your existing EQUI-VEST(R) contract, and no rollover or direct transfer contributions can have been made to the existing contract in the two contract years prior to the date you apply for the new contract. For TSA contracts, you must also be separated from service with the employer which provided the funds for your TSA contract in order to qualify. Please note that any outstanding loan including any interest accrued but unpaid under the existing EQUI-VEST(R) contract must be paid in full or it will be deducted from your account value prior to the conversion.


The written application for the new EQUI-VEST(R) At Retirement/SM/ or At Retirement/SM/ contract must be received by our processing office no later than the close of business on December 31, 2016 or such later date as we state in writing to you. The EQUI-VEST(R) At Retirement/SM/ or At Retirement/SM/ contract and its benefits, including the charges for such benefits are described in a separate prospectus. The EQUI-VEST(R) At Retirement/SM/ contract and At Retirement/SM/ contract will not accept any contributions (initial or additional) after December 31, 2016.


APPLICABLE ONLY FOR TSA CONTRACTS

We originally offered conversions from EQUI-VEST(R) to an EQUI-VEST(R) At Retirement/SM/ or At Retirement/SM/ only on a direct transfer basis; that is, funds from an existing TSA contract could be directly transferred to purchase a new EQUI-VEST(R) At Retirement/SM/ or At Retirement/SM/ TSA contract. As a result of the 2007 Regulations discussed in "Tax information" in this prospectus, we are amending our procedures to permit TSA funds to be directly rolled over to an EQUI-VEST(R) At Retirement/SM/ or At Retirement/SM/ IRA contract instead when the EQUI-VEST(R) At Retirement/SM/ or At Retirement/SM/ TSA contract will not be part of an employer plan.

                             ACCESSING YOUR MONEY

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:


..   A mortality and expense risk charge.

..   A charge for other expenses.


We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


..   On the last day of the contract year an annual administrative charge, if applicable.

..   Charge for third-party transfer or exchange (for series 300 and 400 only).

..   Charges for certain optional special services.

..   At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge.

..   At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


More information about these charges appears below. The charges differ depending on which contract series you purchase.

We will not increase these charges for the life of your contract, except as noted below. We may reduce certain charges under group or sponsored arrangements. See "Variations in charges" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

CHARGES UNDER THE CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is currently equivalent to an annual rate of the net assets in each variable investment options as follows:

----------------------------------------------------------------------------------------------------------------
                                                             EQ/COMMON
                                                             STOCK INDEX,
                                                             EQ/MONEY
                                                             MARKET
                                                             OPTIONS       ALL OTHER VARIABLE INVESTMENT OPTIONS
----------------------------------------------------------------------------------------------------------------
                                                             SERIES SERIES SERIES    SERIES    SERIES   SERIES
                                                              100    200    100       200       300      400
----------------------------------------------------------------------------------------------------------------
current                                                      0.56%  1.15%  0.50%     1.09%     1.10%    1.10%
----------------------------------------------------------------------------------------------------------------
maximum                                                      0.65%  1.24%  0.50%     1.09%     1.10%    1.75%
----------------------------------------------------------------------------------------------------------------

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract.

The expense risk we assume is the risk that our expenses in providing the benefits and administering the contracts will be greater than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual percentage of the net assets in each variable investment option as follows:

Series 100 -- 0.84%

..   0.60% reimburses us for research and development costs plus administrative expenses not covered by the annual administrative charge.

..   0.24% reimburses us for the cost of financial accounting services we provide under the contracts.

Series 200, 300 and 400 -- 0.25%

..   0.25% reimburses us for expenses and financial accounting services we provide under the contracts; however, for series 300 and 400, we currently charge 0.24% for all the variable investment options except AXA Moderate Allocation, Multimanager Aggressive Equity, EQ/Common Stock Index and EQ/Money Market. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for these variable investment options.

MAXIMUM TOTAL CHARGES: Under series 100 and 200 contracts for the AXA Moderate Allocation, Multimanager Aggressive Equity, EQ/Common Stock Index and EQ/Money Market options, the combined amount of the Separate Account A charges to these variable investment options and Trust charges for investment advisory fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.

Total Separate Account A annual expenses (not including the Trusts fees and other expenses) are guaranteed not to exceed a total annual rate of: (i) 2.00% for series 400 contracts; (ii) 1.35% for series 300

                             CHARGES AND EXPENSES
contracts; and (iii) 1.49% for series 100 and 200 contracts for the EQ/Common Stock Index, and EQ/Money Market options; and (iv) for series 100 and 200 contracts an annual rate of 1.34% for all the other options except for those in
(iii).

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option or the annuitant dies during the contract year.

Under series 300 and 400 contracts, during the first two contract years the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We also may waive the administrative charge for contracts having an account value of a specified amount on the last business day of each contract year -- currently $20,000 for SEP, SARSEP, and SIMPLE IRA contracts. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Under series 100 and 200 contracts, the charge is equal to $30 or if less, 2% of the current account value plus any amount previously withdrawn during that contract year.

For SEP, SARSEP, Unincorporated Trusteed and Annuitant-Owned HR-10 contracts, if at the end of any contract year your account value is at least $10,000, we will waive the annual administrative charge.

For TSA, University TSA, EDC and Corporate Trusteed contracts the annual administrative charge is waived if the account value is at least $25,000 at the end of the contract year.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.

CHARGE FOR THIRD-PARTY TRANSFER

Under series 300 and 400 contracts, we impose a charge for making a direct transfer of amounts from your contract to a third party. A third-party transfer is where you ask us to directly transfer or roll over funds from your contract to a permissible funding vehicle offered by another provider, or to another eligible plan. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $65 for each direct transfer or rollover, except for series 400 SIMPLE IRA. For series 400 SIMPLE IRA, a charge of $25 applies for each direct transfer or rollover. This charge will never exceed 2% of the amount disbursed or transferred. We will deduct this charge and any withdrawal charge that applies from your account value.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; or (2) you surrender your contract; or
(3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.

We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.

We may also reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York --fixed maturity options" below.

WITHDRAWAL CHARGE FOR SERIES 300 AND 400 CONTRACTS

The amount of the withdrawal charge we deduct is equal to 6% of any contribution withdrawn attributable to contributions made during the current and five prior contract years measured from the date of the withdrawal.

In the case of terminations, we will pay you the greater of the following up to a maximum of the account value:

..   the account value after any withdrawal charge has been imposed, or

..   the 10% free withdrawal amount plus the contributions made before the current and five prior contract years that have not been previously withdrawn plus 94% of (a) the remaining account value, minus (b) any administrative fees.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

..   the annuitant dies and a death benefit is payable to the beneficiary.

                             CHARGES AND EXPENSES

..   we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity payout option or a non-life annuity with a period certain for a term of at least ten years.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i)the annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)we receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii)the annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is
     (a) approved by Medicare as a provider of skilled nursing care service, or
     (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   -- it provides continuous room and board to three or more persons;

   -- it is supervised by a registered nurse or licensed practical nurse;

   -- it keeps daily medical records of each patient;

   -- it controls and records all medications dispensed; and

   -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, with respect to a contribution if the condition as described in (i), (ii) or (iii) above existed at the time the contribution was remitted or if the condition began within the 12 month period following remittance.

Some states may not permit us to waive the withdrawal charge in the above circumstances or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

For SEP, SARSEP and SIMPLE IRA contracts the withdrawal charge also does not apply:

..   after six contract years if the annuitant is at least age 59 1/2; or

..   if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

WITHDRAWAL CHARGE FOR SERIES 100 AND 200 CONTRACTS

WHEN WITHDRAWAL CHARGES DO NOT APPLY

..   10% FREE WITHDRAWAL AMOUNT. No withdrawal charge will be applied during any contract year in which the amount withdrawn is less than or equal to 10% of the account value at the time the withdrawal is requested, minus any amount previously withdrawn during that contract year. This 10% portion is called the free withdrawal amount. For Trusteed, EDC (subject to state availability) and TSA contracts, this free withdrawal amount is available starting in the first contract year. For EDC (in certain states), SEP and SARSEP contracts, the free withdrawal amount is available only after three contract years have been completed or the annuitant has reached age 59 1/2. (Currently, we are waiving this restriction.)

FOR TRUSTEED CONTRACTS. The amount of the withdrawal charge we deduct is equal to 6% of any contribution withdrawn attributable to contributions made during the current and five prior contract years measured from the date of the withdrawal.

In the case of terminations, we will pay you the greater of the following up to a maximum of the account value:

..   the account value after any withdrawal charge has been imposed and after deducting the amount of any loan balance and accrued interest, or

..   the 10% free withdrawal amount plus the contributions made before the current and five prior participation years that have not been previously withdrawn plus 94% of (a) the remaining account value, minus (b) any administrative fees. For series 200 contracts issued for annuitants age 60 or older on the contract date this percentage will be 95% in the fifth contract year.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. See "Tax information" later in this prospectus.

The withdrawal charge does not apply in the circumstances described below.

For Trusteed contracts the withdrawal charge does not apply if:

..   The annuitant dies and a death benefit is made available to the beneficiary.

..   We receive a properly completed election form providing for the account value to be used to buy a life annuity payout option.

..   The contract owner has completed at least five contract years and the annuitant has reached age 59 1/2.

..   We receive a request for the refund of an excess contribution within one month of the date the contribution is made.

..   In addition, for Corporate Trusteed contracts, the withdrawal charge does not apply if the annuitant has reached age 59 1/2 and has retired or employment has been terminated, no matter how many contract years have been completed.

FOR SEP, SARSEP, TSA, EDC AND ANNUITANT-OWNED HR-10 CONTRACTS. The withdrawal charge equals a percentage of the amount withdrawn and may apply to any TSA and governmental employer EDC defaulted loans. The withdrawal charge equals a percentage of the amount of any such defaulted loans. Whether a withdrawal charge applies, and the percentage that applies, is determined using the same conditions that apply to withdrawals from your

                             CHARGES AND EXPENSES
contract. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:

-------------------------------------------------------------
      CONTRACT YEAR(S)                    CHARGE
-------------------------------------------------------------
         1 through 5                      6%/(1)/
         6 through 8                         5
              9                              4
             10                              3
             11                              2
             12                              1
        13 and later                         0
-------------------------------------------------------------

(1)This percentage may be reduced at older ages for certain contract series. Your financial professional can provide further details about the contract series you own.

The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.

The withdrawal charge does not apply in the circumstances described below.

No withdrawal charge applies under SEP, SARSEP, TSA, EDC or Annuitant-Owned HR-10 contracts if:

..   after five contract years the annuitant is at least age 59 1/2; or

..   you request a refund of an excess contribution within one month of the date on which the contribution is made; or

..   the annuitant dies and the death benefit is made available to the beneficiary; or

..   after five contract years the annuitant is at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant's age 59 1/2 and allows no prepayment; or

..   after three contract years the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years, and allows no prepayment; or

..   the amount withdrawn is applied to the election of a life contingent annuity payout option. (This form of payment is not available for annuitants in governmental employer EDC Plans in New York); or

..   the amount withdrawn is applied to the election of a period certain annuity of at least 15 years, but not in excess of the annuitant's life expectancy, that allows no prepayment. (This is the only form of payment available for annuitants in governmental employer EDC plans in New York.)

No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:

..   the annuitant has completed at least five contract years, has reached age
    55 and has separated from service.

No withdrawal charge applies under a SEP contract funding SARSEP arrangements if:

..   the amount withdrawn is a distribution of deferrals disallowed (plus or minus any gain or loss) by reason of the employer's failure to meet the Internal Revenue Code's requirement that 50% of eligible employees elect SARSEP within the plan year and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which you were notified of such disallowance; or

..   the amount withdrawn is an "excess contribution" (as such term is defined in Section 408(k)(6)(C)(iii) of the Internal Revenue Code), plus or minus any gain or loss and the request for withdrawal is made by April 15th of the calendar year following the calendar year in which the excess contributions were made; or

..   the amount withdrawn is an "excess deferral" (as such term is defined in
    Section 402(g)(2) of the Internal Revenue Code), plus or minus any gain or loss and the request for withdrawal is made by April 15th of the calendar year following the calendar year in which such excess deferrals were made.

The tax consequences of withdrawals are discussed under "Tax information."

NY EDC PLANS. (NO LONGER AVAILABLE FOR NEW PLANS OR FOR NEW PARTICIPANTS TO EXISTING PLANS) As a result of regulations which apply to EDC plans of governmental employers in New York ("NY EDC plans"), EQUI-VEST(R) contracts funding NY EDC plans contain special provisions that apply to all NY EDC plans whose EQUI-VEST(R) funding arrangements became effective or were renewed on or after July 1, 1989.

These provisions permit the automatic termination of all contracts issued in connection with a NY EDC plan five years after the effective date (or any renewal date) of its EQUI-VEST(R) funding arrangement without the deduction of any contingent withdrawal charges. If agreed to by the employer or plan trustee and us, the period may be shorter than five years. A decision to permit the automatic termination of all contracts would result in the transfer of each contract's account value to a successor funding vehicle designated by the employer.

The employer sponsoring a NY EDC plan or plan trustee can renew the EQUI-VEST(R) funding arrangement in a written notice to us which includes a certification of compliance with procedures under the applicable regulations. We are not responsible for the validity of any certification by the employer. A written notice to transfer must be received by our processing office and accepted by us not later than seven days before the date on which a transfer is to occur. If an employer fails to notify us in writing as to a transfer of the NY EDC arrangement or as to its intention not to renew, we will continue the arrangement and associated contracts will not be automatically terminated.

No further investment experience, whether positive or negative, will be credited under a NY EDC plan contract once the contract terminates. As with other tax-favored retirement plans in which the funding is affected by actions of a sponsoring employer, we are not required to provide annuitants with information relating to an employer's decision to exercise any termination right.

FOR ALL SERIES CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS/(1)/

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that

                             CHARGES AND EXPENSES
have been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.

(1)currently not available for TSA, EDC, Keogh and Corporate Trusteed contracts in New York

------------------------------------------------------------
DECLINING SCALE               ALTERNATIVE SCALE
------------------------------------------------------------
YEAR OF INVESTMENT IN FIXED   YEAR OF TRANSFER WITHIN FIXED
MATURITY OPTION/(1)/          MATURITY OPTION/(1)/
------------------------------------------------------------
Within year 1        6%       Within year 1        5%
      2              6%             2              4%
      3              5%             3              3%
      4              4%             4              2%
      5              3%             5              1%
      6              2%       After year 5         0%

After year 6  0%  Not to exceed 1% times the
                  number of years remaining in
                  the fixed maturity option,
                  rounded to the higher number
                  of years. In other words, if
                  4.3 years remain, it would be a
                  5% charge.
-----------------------------------------------------

(1)Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a series 400 contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

..   If you were to withdraw the total amount of the contribution within the first six years after it was made the series 400 withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

..   The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

..   The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

..   If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

..   As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to or transfer amounts to or from, the fixed maturity options.

PLAN OPERATING EXPENSE CHARGE (APPLICABLE TO TSA CONTRACTS ONLY)

Depending on your Employer's plan, we may be instructed to withdraw a plan operating expense from your account value and to remit the amount withdrawn to either your Employer or your Employer's designee. The amount to be withdrawn is determined by your Employer; we will have no responsibility for determining that such amount is necessary and proper under the terms of your Employer's plan. We do not apply a withdrawal charge to the amounts withdrawn pursuant to these instructions.

FOR ALL CONTRACT SERIES

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay-out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 1%.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

                             CHARGES AND EXPENSES

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

VARIATIONS IN CHARGES

For certain groups offered the EQUI-VEST(R) contract, we may reduce the withdrawal charges and/or separate account charges. We may also reduce or waive the annual administrative charge. We may make other changes to the contract, including a change in the minimum death benefit or the minimum initial contribution requirements; permitting additional circumstances under which the withdrawal charge is waived; and/or establishing different rates to maturity for the fixed maturity options.

Our costs for sales, administration and mortality may vary based on a number of factors, including the size and type of group or sponsoring organization; the level of services provided by us or your financial professional; if AXA Equitable will be the sole contract provider; and the compensation we expect to pay the financial professional in connection with the sale of the contract(s). We take all these factors into account when reducing charges.

In order for a group to be considered for reduced charges, it generally must meet certain requirements relative to existing and projected plan assets. We determine the applicable charge reductions and benefit adjustments according to our procedures in effect at the time we approve a group. We may change our pricing procedures from time to time or the required level of assets a group must have to be eligible for reduced charges.

From time to time, an employer group has an existing arrangement with us, under which plan participants have individual contracts, and subsequently the employer purchases a group contract from us for new contributions and new participants only. Under these circumstances, we may make charge reductions or benefit adjustments under the existing individual contracts in order to reflect the same features, benefits and reduced costs as the group contract. We may also make charge reductions or benefit adjustments under existing individual contracts when an employer qualifies for a group contract but is unable to hold a group contract. Our pricing procedures for new groups may vary from the procedures we use for existing groups.

For both new and established groups or sponsored arrangements that have formally requested a contract proposal from us, our prices may be negotiable. Price variations may impact the financial professional's compensation. An employer or plan administrator should ask about possible fee reductions or contract adjustments based on its situation. It would be in your best interest for your employer to formally request a contract proposal from us.

Any variation in charges, pricing or benefits will reflect differences in our costs of selling the contracts and/or the contract services we or your financial professional provide and will not be unfairly discriminatory.

Groups may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

                             CHARGES AND EXPENSES

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6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

Beneficiary designations are subject to the terms of your plan. You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time while you are alive and while the contract is in force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received at our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Generally, the owner must be the beneficiary under tax exempt employer EDC plan contracts and the trustee must be the beneficiary under most Trusteed contracts. Such owner may substitute as the beneficiary under the contract the beneficiary under the employer's plan after your death.

DEATH BENEFIT

Your contract provides a death benefit. The death benefit is equal to the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) and less any outstanding loan balance plus accrued interest as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect payment and (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges and any taxes that apply, less any outstanding loan balance plus accrued interest.

If your surviving spouse rolls the death benefit proceeds over into a contract issued by us, the death proceeds will remain invested in this contract until your spouse's contract is issued and the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse's new contract. The amount of the death benefit will be calculated to equal the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment), less any outstanding loan balance plus accrued interest, as of the date that your spouse's contract is issued, and (ii) the "minimum death benefit" as of the date of your death. This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse's new contract is issued.

HOW WITHDRAWALS AFFECT THE MINIMUM DEATH BENEFIT

Depending upon the contract series, the contract date, and the state where your contract is issued, each withdrawal you make will reduce the amount of your current minimum death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit by that same percentage. For example, if your account value is $30,000, and you withdraw $12,000 you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000-$16,000). Check with your financial professional.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are the owner and annuitant and your spouse is the sole primary beneficiary the contract can be continued as follows:

SUCCESSOR OWNER AND ANNUITANT FOR SEP, SARSEP AND SIMPLE IRAS (MAY NOT BE AVAILABLE IN ALL STATES). If you are the owner and annuitant and your spouse is the sole primary beneficiary, your spouse may elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death. If your surviving spouse decides to continue the contract, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your minimum death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, for series 300 and 400 withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. For series 100 and 200 contracts, withdrawal charges will no longer apply and additional contributions may no longer be made.

The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and applicable federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" under "Accessing your money" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary. In some cases a beneficiary may be able to do a nonspousal direct rollover to a new inherited IRA of a death benefit from a qualified plan, 403(b) plan or governmental employer 457(b) plan.

If the beneficiary is a natural person (i.e., not an entity such as a corporation or a trust) and so elects, death benefit proceeds can be paid through the "AXA Equitable Access Account," which is a draft account that works in certain respects like an interest-bearing checking account. In that case, we will send the beneficiary a draftbook, and the beneficiary will have immediate access to the proceeds by writing a draft for

                           PAYMENT OF DEATH BENEFIT
all or part of the amount of the death benefit proceeds. AXA Equitable will retain the funds until a draft is presented for payment. Interest on the AXA Equitable Access Account is earned from the date we establish the account until the account is closed by your beneficiary or by us if the account balance falls below the minimum balance requirement, which is currently $1,000. The AXA Equitable Access Account is part of AXA Equitable's general account and is subject to the claims of our creditors. We will receive any investment earnings during the period such amounts remain in the general account. The AXA Equitable Access Account is not a bank account or a checking account and it is not insured by the FDIC. Funds held by insurance companies in the general account are guaranteed by the respective state guaranty association.

BENEFICIARY CONTINUATION OPTION (FOR TSAS, SEPS, SARSEP AND SIMPLE IRAS ONLY) -- MAY NOT BE AVAILABLE IN ALL STATES

Upon your death under a TSA, SEP, SARSEP or SIMPLE IRA contract, your beneficiary may generally elect to keep the contract with your name on it and receive distributions under the contract instead of receiving the death benefit in a single sum. This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. If you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

..   Loans will no longer be available for TSA contracts.

..   Any death benefit provision (including the minimum death benefit provision)
    will no longer be in effect.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum.

The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

The beneficiary continuation option may not be available in your state. Check with your financial professional or our processing office regarding availability in your state.

                           PAYMENT OF DEATH BENEFIT

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7. Tax information

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TAX INFORMATION AND ERISA MATTERS

OVERVIEW

This section of the prospectus discusses the current federal income tax rules that generally apply to annuity contracts which may be used to fund certain employer-sponsored retirement plans.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the plans or contracts. Moreover, the tax aspects that apply to a particular person's plan or contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Rights or values under plans or contracts or payments under the contracts, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

FATCA


Even though this section in the Prospectus discusses consequences to United States individuals you should be aware that the Foreign Account Tax Compliance Act ("FATCA") which applies to certain U.S.-source payments may require AXA Equitable and its affiliates to obtain specified documentation of an entity's status before payment is made in order to avoid punitive 30% FATCA withholding. The FATCA rules are initially directed at foreign entities, and may presume that various U.S. entities are "foreign" unless the U.S. entity has documented its U.S. status by providing Form W-9. Also, in future years FATCA and related rules may require us to document the status of certain contractholders, as well as report contract values and other information for such contractholders. For this reason AXA Equitable and its affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for
Section 403(b) plans: a 403(b) TSA annuity contract such as an EQUI-VEST/SM/ TSA or a 403(b)(7) custodial account. Similarly, an employer-sponsored individual retirement arrangement such as a SEP-IRA, SARSEP IRA or SIMPLE IRA can be purchased in annuity or custodial account form. An EDC plan may be funded by specified annuity contracts, custodial accounts or trustee arrangements. Annuity contracts can also be purchased in connection with employer plans qualified under Section 401 of the Code ("qualified plans"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(R)'s guaranteed minimum death benefit, selection of variable investment options, provision of a guaranteed interest option and fixed maturity options and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts and annuity contracts funding 401(a) qualified plans, 403(b) plans and 457(b) plans. For this purpose, additional annuity contract benefits may include enhanced death benefits. You should consider the potential implication of these Regulations before you purchase or make additional contributions to this annuity contract.

SPECIAL RULES FOR TAX-FAVORED RETIREMENT PLANS

Employer-sponsored retirement plans can use annuity contracts to fund the plan unless the plan specifically prohibits annuity contracts as a funding vehicle.

Federal income tax rules prescribe how a retirement plan qualifies for tax-favored status and set requirements for plan features, including:

..   participation and coverage;

..   nondiscrimination;

..   vesting and funding;

..   limits on contributions, distributions, and benefits;

..   withholding;

..   reporting and disclosure; and

..   penalties.

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                                TAX INFORMATION

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STATE INCOME TAX RULES COVERING CONTRIBUTIONS TO AND DISTRIBUTIONS FROM
EMPLOYER-SPONSORED RETIREMENT PLANS MAY DIFFER FROM FEDERAL INCOME TAX RULES.
IT IS THE RESPONSIBILITY OF THE EMPLOYER, PLAN TRUSTEE AND PLAN ADMINISTRATOR
TO SATISFY FEDERAL INCOME TAX, STATE INCOME TAX AND OTHER STATE RULES AND ERISA RULES, IF APPLICABLE.
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ADDITIONAL "SAVER'S CREDIT" FOR SALARY REDUCTION CONTRIBUTIONS TO CERTAIN PLANS
OR A TRADITIONAL IRA OR ROTH IRA


You may be eligible for a nonrefundable income tax credit for salary reduction contributions you make to a 401(k) plan, 403(b) plan, governmental employer 457(b) EDC plan, SIMPLE IRA, or SARSEP IRA, as well as contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your salary reduction contribution is already excluded from tax or your traditional IRA contribution is already fully or partially deductible. For details on this credit, please see the Internal Revenue Service Publication for your type of plan (for example, IRS Publication 571, TAX-SHELTERED ANNUITY PLANS (403(B) PLANS) FOR EMPLOYEES OF PUBLIC SCHOOLS AND CERTAIN TAX-EXEMPT ORGANIZATIONS).


QUALIFIED PLANS

GENERAL; CONTRIBUTIONS

Any type of employer -- corporation, partnership, self-employed individual, governmental entity, non-profit organization -- is eligible to establish a qualified retirement plan under Section 401(a) of the Internal Revenue Code for participating employees. Because there are numerous technical federal income tax and Department of Labor "DOL" or "ERISA" rules covering establishment and operation of a qualified plan, we do not cover them in this prospectus. We also do not cover specific state law or other rules which may govern plans. Employers should consult their tax advisers for information. It is the employer's responsibility to figure out whether it is eligible to establish a plan, what kinds of plan it may establish, and whether an annuity contract may be used as a funding vehicle.

There are limits on employer and employee contributions to qualified plans. Violation of contribution limits can result in plan disqualification and penalties. The annual limits on contributions do not apply to rollover contributions or trustee-to-trustee transfer contributions which may be permitted under the plan.


The annual limit on contributions on behalf of an employee to all of the defined contribution plans of an employer for 2016 is the lesser of $53,000 (after adjustment for cost-of-living changes) or 100% of compensation or earned income. This amount may be further adjusted for cost-of-living changes in future years. When figuring out the contribution limit you have to:


..   include reallocated forfeitures and voluntary nondeductible employee contributions;

..   include compensation from the employer in the form of elective deferrals and excludible contributions under Section 457(b) EDC plans and "cafeteria" plans. These are plans giving employees a choice between cash and deferred benefits or specified excludible health and welfare benefits; and


..   disregard compensation or earned income of more than a specified amount.
    This amount is $265,000 for 2016. This amount may be further adjusted for cost-of-living changes in future years.

"Salary reduction" or "elective deferral" contributions made under a 401(k) plan or other cash or deferred arrangement are limited to $18,000 for 2016 and may be further adjusted for cost-of-living changes in future years. This limit applies to the total of all elective deferrals under all tax-favored plans in which the individual participates, from all employers, for example, also including salary reduction contributions under 403(b) plans. If the plan permits, an individual who is at least age 50 at any time during 2016 can make up to $6,000 additional salary reduction contributions for 2016.


Except for governmental employer plans that do not elect to be subject to ERISA, qualified plans must not discriminate in favor of highly compensated employees. Special "top heavy" rules apply to plans where more than 60% of the contributions or benefits are allocated to defined highly compensated employees known as "key employees." Plan administrators must test compliance with both nondiscrimination and top heavy rules. 401(k) plans can adopt a "SIMPLE 401(k)" feature which enables the plan to meet nondiscrimination requirements without testing. The SIMPLE 401(k) feature requires the 401(k) plan to meet specified contribution, vesting, and exclusive plan requirements, similar to those discussed in this section of the prospectus under "SIMPLE IRAs."

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL

This section of the prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)".

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THE DISCLOSURE GENERALLY ASSUMES THAT THE TSA HAS 403(B) CONTRACT STATUS OR
QUALIFIES AS A 403(B) CONTRACT. DUE TO INTERNAL REVENUE SERVICE AND TREASURY REGULATORY CHANGES IN 2007 WHICH BECAME FULLY EFFECTIVE ON JANUARY 1, 2009, CONTRACTS ISSUED PRIOR TO 2009 WHICH QUALIFIED AS 403(B) CONTRACTS UNDER THE RULES AT THE TIME OF ISSUE MAY LOSE THEIR STATUS AS 403(B) CONTRACTS OR HAVE
THE AVAILABILITY OF TRANSACTIONS UNDER THE CONTRACT RESTRICTED AS OF JANUARY 1, 2009 UNLESS THE INDIVIDUAL'S EMPLOYER OR THE INDIVIDUAL TAKES CERTAIN ACTIONS. PLEASE CONSULT YOUR TAX ADVISER REGARDING THE EFFECT OF THESE RULES (WHICH MAY VARY DEPENDING ON THE OWNER'S EMPLOYMENT STATUS, PLAN PARTICIPATION STATUS, AND WHEN AND HOW THE CONTRACT WAS ACQUIRED) ON YOUR PERSONAL SITUATION.
--------------------------------------------------------------------------------

FINAL REGULATIONS UNDER SECTION 403(B)


In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code (2007 Regulations). As a result, there were significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. There are still a number of uncertainties regarding the application of these rules. The 2007 Regulations raise a

                                TAX INFORMATION
number of questions as to the effect of the 2007 Regulations on 403(b) TSA contracts issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.

EMPLOYER PLAN REQUIREMENT. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

As part of this process, the sponsoring employer designates the insurance companies or mutual fund companies to which it will make contributions to purchase 403(b) annuity contracts or 403(b)(7) custodial accounts under its 403(b) plan. These companies are typically referred to as "approved providers" or "approved vendors" under the employer's 403(b) plan, although such terms are not used in the 2007 Regulations. If AXA Equitable is not an approved provider under an employer's 403(b) plan, active participants in that employer's plan may have to transfer funds from their EQUI-VEST(R) TSA contracts to another 403(b) plan funding vehicle in a contract exchange under the same plan in order to avoid significant limitations under the 403(b) plan for transactions on the contract.

GENERAL; SPECIAL EMPLOYER RULES

An employer eligible to maintain a 403(b) plan for its employees may make contributions to purchase a 403(b) funding vehicle for the benefit of the employee. These contributions, if properly made, will not be currently taxable compensation to the employee. Moreover, the employee will not be taxed on the earnings in the 403(b) funding vehicle until he/she takes distributions.

Generally, there are two types of funding vehicles available to fund 403(b) plans: an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Two different types of employers are eligible to maintain 403(b) plans: public schools and specified tax-exempt organizations under Section 501(c)(3) of the Code.

CONTRIBUTIONS TO TSAS

There are three ways you can make contributions to this EQUI-VEST(R) TSA contract:

..   annual contributions made through the employer's payroll; or

..   with employer or plan approval, a rollover from another eligible retirement plan; or

..   with employer or plan approval, a plan-to-plan direct transfer of assets or a contract exchange under the same 403(b) plan.

ANNUAL CONTRIBUTIONS MADE THROUGH THE EMPLOYER'S PAYROLL. Annual contributions to 403(b) TSA contracts made through the employer's payroll are limited. (Tax-free plan-to-plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction contributions" or "elective deferral contributions" and are generally made on a pre-tax basis. However, a TSA can also be wholly or partially funded through non-elective pre-tax employer contributions or contributions treated as after-tax employee contributions. If the employer's plan permits, and as reported to us by the employer, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" under Section 402A of the Code which are made on an after-tax basis.

The permissible annual contributions to the participant's TSA is calculated the same way as contributions to a 401(k) plan:


..   The annual limit on employer and employee contributions to defined contribution plans for 2016 is the lesser of $53,000 (after adjustment for cost-of-living changes) or 100% of compensation,

..   The annual limit on all salary reduction or elective deferral contributions under all employer plans you participate in is generally limited to $18,000 for 2016 (after adjustment for cost-of-living changes).


These limits may be further adjusted for cost-of-living changes in future years.


Special provisions may allow certain participants with at least 15 years of service to make "catch-up" contributions to compensate for smaller contributions made in previous years. In addition, if the plan permits, an individual who is at least age 50 at any time during 2016 can make up to $6,000 additional salary reduction contributions for 2016.


If contributions to a 403(b) TSA contract exceed the applicable limit in any year, the excess will be taxable to the employee as ordinary income. In certain situations, we may distribute excess contributions to avoid tax penalties.

Any excess deferral contributions which are not withdrawn by April 15th after the year of the deferral may cause the contract to fail 403(b) rules.

ROLLOVER CONTRIBUTIONS. After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

..   termination of employment with the employer who provided the funds for the plan; or

..   reaching age 59 1/2 even if still employed; or

..   disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty

                                TAX INFORMATION
for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to traditional IRA instead.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM CERTAIN ELIGIBLE RETIREMENT PLANS.

NON-ROTH AFTER-TAX CONTRIBUTIONS. Any non-Roth after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) EDC plan) may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. Non-Roth after-tax contributions in a traditional IRA cannot be rolled over from the traditional IRA into a qualified plan or TSA. See "IRS guidance on allocation between pre-tax and after-tax amounts on distributions; the effect of direct rollovers" under "Distributions from Qualified Plans and TSAs".

DESIGNATED ROTH CONTRIBUTIONS. If the after-tax contributions are in a "designated Roth account" under a 403(b) plan, a 401(k) plan or a governmental employer EDC plan which permits designated Roth elective deferral contributions to be made, they can be rolled into another "designated Roth account" under another such plan. They cannot be rolled over to a non-Roth after-tax contribution account. You may not roll over Roth IRA funds into a designated Roth account under a 403(b) plan (or a 401(k) plan or a governmental employer EDC plan).


LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoked Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.


DIRECT TRANSFER CONTRIBUTIONS. A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan". 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.

We currently do not offer a 403(b) contract for a beneficiary of a deceased participant as described above.

TSA contracts issued by AXA Equitable pursuant to a Rev. Rul. 90-24 direct transfer where applications and all transfer paperwork were received by our processing office in good order prior to September 25, 2007 are generally "grandfathered" as to 403(b) status. However, future transactions such as loans and distributions under such "grandfathered" contracts may result in adverse tax consequences to the owner unless the contracts are or become part of the employer's 403(b) plan, or the employer enters into an information sharing agreement with us.

SPECIAL RULE FOR ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS AFTER AGE
70 1/2. The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the contract is issued if the owner is at least age
70 1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution.

DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS

GENERAL

Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions

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under a 403(b) annuity contract. Processing of a requested transaction will not be completed pending receipt of information required to process the transaction under an information sharing agreement between AXA Equitable and the employer sponsoring the plan. Similar rules apply to loan and withdrawal requests for qualified plans.

WITHDRAWAL RESTRICTIONS -- SALARY REDUCTION CONTRIBUTIONS

You generally are not able to withdraw or take payment from your TSA contract or 401(k) qualified plan unless you reach age 59 1/2, die, become disabled (special federal income tax definition), sever employment with the employer which provided the funds for the TSA contract or qualified plan, or suffer financial hardship (special federal income tax definition.) Hardship withdrawals are limited to the amount of your salary reduction contributions without earnings and must be approved by the employer or the plan. Under the 2007 regulations, an employee is not treated as severing employment if the first employer and the subsequent employer are treated as the same employer (for example, an employee transfers from one public school to another public school of the same state employer).

These restrictions do not apply to your account balance attributable to salary reduction contributions to the TSA contract and earnings on December 31, 1988 or to your account balance attributable to employer contributions. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you had qualifying amounts directly transferred to your EQUI-VEST(R) TSA contract from another TSA in a contract exchange under the same plan or a direct transfer from another 403(b) plan. If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions.

Withdrawals from designated Roth accounts in a qualified plan or TSA contract are subject to these withdrawal restrictions.

WITHDRAWAL RESTRICTIONS ON OTHER TYPES OF CONTRIBUTIONS. The plan may also impose withdrawal restrictions on employer contributions and related earnings. Amounts attributable to employer contributions are subject to withdrawal restrictions under the 2007 Regulations. These rules apply only to 403(b) plan contracts issued January 1, 2009 and later. These restrictions vary by individual plan and must be reported to us by the plan, the employer or the employer's designee, as applicable.

EXCEPTIONS TO WITHDRAWAL RESTRICTIONS. If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.


A tax law change permits a plan to allow an internal direct transfer from a pre-tax or non-Roth after-tax account to a designated Roth account under the plan, even though the transferred amounts are not eligible for withdrawal by the individual electing the transaction. The transfer would be taxable, and withdrawals would not be permitted from the designated Roth account under the plan. Additional separate accounting will be required to implement this provision. See " 'In-plan' Roth conversions" below.


Distributions may also be made on termination of the plan.

TAX TREATMENT OF DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS. Amounts held under qualified plans and TSAs are generally not subject to federal income tax until benefits are distributed.

Distributions include withdrawals and annuity payments. Death benefits paid to a beneficiary are also taxable distributions unless an exception applies. (For example, there is a limited exclusion from gross income for distributions used to pay qualified health insurance premiums of an eligible retired public safety officer from eligible governmental employer qualified plans, 403(b) plans and 457(b) plans.) Amounts distributed from qualified plans and TSAs are includable in gross income as ordinary income, not capital gain. (Under limited circumstances specified in federal income tax rules, qualified plan participants, not TSA participants, are eligible for capital gains or income averaging treatment on distributions.) Distributions from qualified plans and TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, qualified plan and TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, both non-Roth and designated Roth, you will have a tax basis in your qualified plan or TSA contract, which will be recovered tax-free. Unless we have been provided acceptable documentation for the amounts of any after-tax contributions to your TSA or qualified plan contract, we assume that all amounts distributed from your TSA or qualified plan contract are pre-tax, and we withhold tax and report accordingly.

DESIGNATED ROTH CONTRIBUTION ACCOUNT. Section 402A of the Code provides that a qualified distribution from a designated Roth contribution account is not includible in income. A qualified distribution can only be made on specified events such as attaining age 59 1/2 or death. Also, there can be no qualified distribution until after the expiration of a 5-year aging period beginning with the date an individual first makes a designated Roth contribution to a designated Roth account under the applicable retirement plan. If both the aging and event tests are not met, earnings attributable to a designated Roth account may be includible in income.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a qualified plan or TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions. This treatment is the same for non-qualified distributions from a designated Roth account under a 401(k) or 403(b) plan. For the special tax treatment applied to direct conversion rollovers, including "in-plan" Roth conversions, see "Tax-deferred rollovers and direct transfers" and "In-plan Roth conversions" below.

IRS GUIDANCE ON ALLOCATION BETWEEN PRE-TAX AND AFTER-TAX AMOUNTS ON DISTRIBUTIONS; THE EFFECT OF DIRECT ROLLOVERS.

The following applies where there are after-tax amounts and pre-tax amounts under the plan, and a distribution is made from the plan

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before annuity payments start. The IRS has issued ordering rules and related guidance on allocation between pre-tax and after-tax amounts.

..   All disbursements from the plan that are "scheduled to be made at the same time" are treated as a single distribution even if the recipient has directed that the disbursement be divided among multiple destinations. Multiple destinations include payment to the recipient and direct rollovers to one or more eligible retirement plans. (Separate information reports on Form 1099-R are generally required if a disbursement is divided among multiple destinations, however.)

..   If the pre-tax amount for the aggregated distribution is directly rolled over to one or more eligible retirement plans, the entire pre-tax amount is assigned to the amount of the distribution that is directly rolled over (and is not currently taxable).

..   If the recipient wants to divide the direct rollover among two or more eligible retirement plans, before the distribution is made, the recipient can choose how the pre-tax amount is to be allocated among the plans. We expect to have forms for this choice.

..   If the pre-tax amount for the aggregated distribution is more than the amount directly rolled over, the pre-tax amount is assigned to the portion of the distribution that is directly rolled over, up to the amount of the direct rollover (so that each direct rollover consists entirely of pre-tax amounts).

..   The guidance indicates that any remaining pre-tax amount is next assigned to any 60-day rollovers up to the amount of the 60-day rollovers. (Please note that the recipient is responsible for the tax treatment of 60-day rollovers and that our information report on Form 1099-R will reflect distribution to the recipient and any required 20% withholding.)

..   The guidance indicates that any remaining pre-tax amount after assignment of the pre-tax amount to direct rollovers and 60-day rollovers is includible in gross income.

..   Finally, if the amount rolled over to an eligible retirement plan exceeds the portion of the pre-tax amount assigned or allocated to the plan, the excess is an after-tax amount.

For example, if a plan participant takes a distribution of $100,000 from a plan, $80,000 of which is pre-tax and $20,000 of which is attributable to non-Roth after-tax contributions, the participant could choose to allocate the distribution so that the entire pre-tax amount of $80,000 could be directly rolled over to a traditional IRA and the $20,000 non-Roth after-tax contributions could be rolled over to a Roth IRA.

ANNUITY PAYMENTS. If you elect an annuity payout option, the non-taxable portion of each payment is calculated by dividing your investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The balance of each payment is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a qualified plan or TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a qualified plan or TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to roll over a death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

LOANS. The following discussion applies to loans under qualified plans, TSA contracts, and governmental employer 457(b) EDC plans. See "Public and tax-exempt organization employee deferred compensation plans (EDC Plans)" later in this prospectus.

If the plan permits, loans are available from a qualified plan 403(b) TSA, or governmental employer 457(b) EDC contract. Loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. Please see Appendix III later in this prospectus for any state rules that may affect loans.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS. As a result of the 2007 Regulations loans are not available without employer or plan administrator approval. Loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. Processing of a loan request will not be completed pending receipt of information required to process the transaction under an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Finally, unpaid loans may become taxable when the individual severs from employment with the employer which provided the funds for the contract. In addition, the 10% early distribution penalty tax may apply.

We report the entire unpaid balance of the loan (including unpaid interest) as includable in income in the year of the default. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

..   The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits and (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made. Governmental employer 457(b) EDC plans and 403(b) plans are included in "all qualified plans of the employer" for this purpose. Also, for the purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan is treated as still outstanding even

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   after the default is reported to the IRS. The amount treated as outstanding
   (which limits any subsequent loan) includes interest on the unpaid balance.

..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. EQUI-VEST/SM/ contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS. If withdrawal restrictions discussed earlier do not apply, you may roll over any "eligible rollover distribution" from a qualified plan or TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or a rollover you do yourself within 60 days after you receive the distribution. To the extent rolled over, it remains tax-deferred.

You may roll over a distribution of pre-tax funds from a qualified plan to any of the following: another qualified plan, a governmental employer 457(b) plan, a traditional IRA or a 403(b) plan. You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.


After 2015, eligible rollover distributions from qualified plans, 403(b) plans and governmental employer Section 457(b) plans may be rolled over to a SIMPLE IRA. See "SIMPLE IRAs (Savings Incentive Match Plan)", below. We anticipate that regulatory guidance will be necessary before we implement rollovers into SIMPLE IRAs.


Distributions from a qualified plan or 403(b) plan can be rolled over to a Roth IRA. Conversion rollover transactions from pre-tax or non-Roth after-tax accounts are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The recipient plan must agree to take the distribution. If you are rolling over from a qualified plan or 403(b) plan to a governmental employer 457(b) EDC plan, the recipient governmental employer 457(b) EDC plan must agree to separately account for the rolled-over funds.

The taxable portion of most distributions will be eligible for rollover. However, federal income tax rules exclude certain distributions from rollover treatment including (1) periodic payments for life or for a period of 10 years or more, (2) hardship withdrawals and (3) any required minimum distributions under federal income tax rules.

"IN-PLAN" ROTH CONVERSIONS. If permitted by the plan, participants who are eligible to withdraw amounts may make an "in-plan" direct conversion rollover from a pre-tax account or a non-Roth after-tax account under the plan to a designated Roth account under the plan. The designated Roth account must be established through salary reduction or elective deferral contributions; it cannot be established by rollover. An "in-plan" direct conversion rollover is not subject to withholding but is a taxable transaction, so a participant considering an "in-plan" direct conversion rollover should consider the payment of estimated tax. No tax applies to the basis portion of a non-Roth after-tax amount so converted.

As indicated above under "Exceptions to withdrawal restrictions," a recent tax law change permits a plan to allow an internal direct transfer from a pre-tax or non-Roth after-tax account to a designated Roth account under the plan, even though the transferred amounts are not eligible for withdrawal by the individual electing the transaction. The transfer would be taxable and withdrawals would not be permitted from the designated Roth account under the plan. Additional separate accounting will be required to implement this provision.

NON-ROTH AFTER-TAX CONTRIBUTIONS. Any non-Roth after-tax contributions you have made to a qualified plan or TSA only may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. You may roll over any non-Roth after-tax contributions you have made to a qualified plan or TSA to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. Non-Roth after-tax contributions from a qualified plan or TSA which are rolled into a traditional IRA cannot be rolled back into a qualified plan or TSA. After-tax contributions may not be rolled into a governmental employer EDC plan. As described above under "In-plan Roth conversions", if the plan permits, you may also roll over non-Roth after-tax contributions to a designated Roth account under the plan.

ROTH AFTER-TAX CONTRIBUTIONS. Amounts attributable to "designated Roth contributions" under a 403(b) plan may be rolled over to any of the following:

..   another designated Roth contribution separate account under (i) another
    403(b) plan; (ii) a 401(k) plan; or (iii) a governmental employer EDC plan;
    or

..   a Roth IRA.

They cannot be rolled over to a non-Roth after-tax contribution account under any of the above plans. Similar rules apply to rollovers of "designated Roth contributions" under a 401(k) plan or a governmental employer EDC plan.

See "IRS guidance on allocation between pre-tax and after-tax amounts on distributions; the effect of direct rollovers" above.

Before you decide to roll over a distribution to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover. You should discuss with your tax adviser the rules which may apply to the rolled over funds. For example, distributions from a governmental employer 457(b) EDC plan are generally not subject to the additional 10% federal income tax penalty for pre-age 59 1/2 distributions, which applies to other types of retirement plans. If you roll over funds from an eligible retirement plan which is not a governmental employer 457(b) EDC plan (qualified plan, 403(b) or traditional IRA) into a governmental employer 457(b) EDC plan, and you later take a distribution from the recipient government employer 457(b) EDC plan, those amounts generally remain subject to the penalty.

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You should check if the recipient plan separately accounts for funds rolled over from another eligible retirement plan, as the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Direct transfers that are: (1) contract exchanges under the same 403(b) plan,
(2) direct 403(b) plan-to-403(b) plan transfers, or (3) used to purchase permissive service credits under a retirement plan are not distributions.

If there is a mandatory distribution provision in your employer's plan for certain small amounts and you do not designate an eligible retirement plan to receive such a mandatory distribution, Treasury Regulations require a traditional IRA to be established on your behalf.

DISTRIBUTION REQUIREMENTS

Qualified plans and TSAs are subject to required minimum distribution rules. See "Required minimum distributions" later in this prospectus.

SPOUSAL CONSENT RULES

If ERISA rules apply to your qualified plan or TSA you will need to get spousal consent for loans, withdrawals or other distributions if you are married when you request one of these transactions under the contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the employer's plan and the contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a qualified plan or TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

SIMPLIFIED EMPLOYEE PENSIONS (SEPS)


An employer can establish a SEP plan for its employees and can make contributions to a contract for each eligible employee. A SEP-IRA contract is a form of traditional IRA contract, owned by the employee-annuitant and most of the rules which apply to traditional IRAs apply. See "Traditional Individual Retirement Annuities (traditional IRAs)" later in this prospectus. A major difference is the amount of permissible contributions. Rules similar to those discussed above under "Qualified plans -- General; contributions" apply. In 2016 an employer can annually contribute an amount for an employee up to the lesser of $53,000 or 25% of compensation. This amount may be further adjusted for cost-of-living change in future years. In figuring out compensation you exclude the employer's contribution to the SEP. Under our current practice, regular traditional IRA contributions by the employee may not be made under a SEP-IRA contract and are put into a separate traditional IRA contract.


Salary reduction SEP (SARSEP) plans may no longer be established for years beginning after December 31, 1996. However, employers who had established SARSEP plans prior to 1997 can continue to make contributions on behalf of participating employees. Please consult your tax adviser.

SIMPLE IRAS (SAVINGS INCENTIVE MATCH PLAN)

An eligible employer may establish a "SIMPLE IRA" plan to make contributions to special individual retirement accounts or individual retirement annuities for its employees ("SIMPLE IRAs"). The IRS has issued various forms which may be used by employers to set up a SIMPLE IRA plan. Currently, we are accepting only those SIMPLE IRA plans using IRS Form 5304-SIMPLE. Use of Form 5304-SIMPLE requires that the employer permit the employee to select a SIMPLE IRA provider.

The employer cannot maintain any other qualified plan, SEP plan or TSA arrangement if it makes contributions under a SIMPLE IRA plan. (Eligible tax-exempt entity employers may maintain EDC plans.)

Any type of employer -- corporation, partnership, self-employed person, government or tax-exempt entity -- is eligible to establish a SIMPLE IRA plan if it meets the requirements about number of employees and compensation of those employees.

It is the responsibility of the employer to determine whether it is eligible to establish a SIMPLE IRA plan and whether such plan is appropriate.

The employer must have no more than 100 employees who earned at least $5,000 in compensation from the employer in the prior calendar year.

An employer establishing a SIMPLE IRA plan should consult its tax adviser concerning the various technical rules applicable to establishing and maintaining SIMPLE IRA plans. For example, the definition of employee's "compensation" may vary depending on whether it is used in the context of employer eligibility, employee participation and employee or employer contributions.

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Participation must be open to all employees who received at least $5,000 in compensation from the employer in any two preceding years (they do not have to be consecutive years) and who are reasonably expected to receive at least $5,000 in compensation during the year. (Certain collective bargaining unit and alien employees may be excluded.)


The only kinds of contributions which may be made to a SIMPLE IRA are (i) contributions under a salary reduction agreement entered into between the employer and the participating employee and (ii) required employer contributions (employer matching contributions or employer nonelective contributions). Salary reduction contributions can be any percentage of compensation (or a specific dollar amount, if the employer's plan permits) but are limited to $12,500 in 2016. This limit may be further adjusted for cost-of-living changes in future years.

If the plan permits, an individual at least age 50 at any time during 2016 can make up to $3,000 additional salary reduction contributions for 2016.

Generally, the employer is required to make matching contributions on behalf of each eligible employee in an amount equal to the salary reduction contributions, up to 3% of the employee's compensation. In certain circumstances, an employer may elect to make required employer contributions on an alternate basis. Employer matching contributions to a SIMPLE IRA for self-employed individuals are treated the same as matching contributions for employees. (They are not subject to the elective deferral limits.)

Direct transfer contributions from other SIMPLE IRAs, but not traditional IRAs or Roth IRAs, may also be made.

Rollover contributions from other SIMPLE IRAs may also be made. After 2015, rollover contributions from qualified plans, 403(b) plans, governmental employer Section 457(b) plans and traditional IRAs which are not SIMPLE IRAs may be rolled over to a SIMPLE IRA under certain circumstances. We anticipate that regulatory guidance will be necessary before we implement such rollovers into SIMPLE IRAs.


TAX TREATMENT OF SIMPLE IRAS

Unless specifically otherwise mentioned, for example, regarding differences in permissible contributions and potential penalty tax on distributions, the rules which apply to traditional IRAs also apply to SIMPLE IRAs. See "Traditional Individual Retirement Annuities (traditional IRAs)" later in this prospectus.

Amounts contributed to SIMPLE IRAs are not currently taxable to employees. Only the employer can deduct SIMPLE IRA contributions, not the employee. An employee eligible to participate in a SIMPLE IRA is treated as an active participant in an employer plan and thus may not be able to deduct (fully) regular contributions to his/her own traditional IRA.

As with traditional IRAs in general, contributions and earnings accumulate tax deferred until withdrawn and are then fully taxable. There are no withdrawal restrictions applicable to SIMPLE IRAs. However, because of the level of employer involvement, SIMPLE IRA plans are subject to ERISA. See the rules under "ERISA Matters" below.

Amounts withdrawn from a SIMPLE IRA can always be rolled over to another SIMPLE IRA. No rollovers from a SIMPLE IRA to a non-SIMPLE IRA are permitted for individuals under age 59 1/2 who have not participated in the employer's SIMPLE IRA plan for two full years. Also, for such individuals, any amounts withdrawn from a SIMPLE IRA are not only fully taxable but are also subject to a 25% (not 10%) additional federal income tax penalty. (The exceptions for death, disability, etc. apply.)

PUBLIC AND TAX-EXEMPT ORGANIZATION EMPLOYEE DEFERRED COMPENSATION PLANS (EDC PLANS)


SPECIAL EMPLOYER AND OWNERSHIP RULES. Employers eligible to maintain EDC plans under Section 457(b) of the Code are governmental entities such as states, municipalities and state agencies (governmental employers) or tax-exempt entities (tax-exempt employers). Participation in an EDC plan of a tax-exempt employer is limited to a select group of management or highly compensated employees because of ERISA rules that do not apply to governmental employer plans.


The rules that apply to tax-exempt employer EDC plans and governmental employer EDC plans may differ.

An employer can fund its EDC plan in whole or in part with annuity contracts purchased for participating employees and their beneficiaries. These employees do not have to include in income the employer's contributions to purchase the EDC contracts or any earnings until they actually receive funds from a governmental employer EDC plan. The participants in a tax-exempt employer EDC plan may have to include in income the employer contributions and any earnings when they are entitled to receive funds from the EDC plan. The EDC plan funds are subject to the claims of the employer's general creditors in an EDC plan maintained by a tax-exempt employer. In an EDC plan maintained by a governmental employer, the plan's assets must be held in trust for the exclusive benefit of employees. An annuity contract can be a trust equivalent if the contract includes the trust rules. Regardless of contract ownership, the EDC plan may permit the employee to choose among various investment options.


CONTRIBUTION LIMITS. For both governmental and tax-exempt employer EDC plans, the maximum contribution for 2016 is the lesser of $18,000 or 100% of includible compensation. This limit may be further adjusted for cost-of-living changes in future years.

Special rules may permit "catch-up" contributions during the three years preceding normal retirement age under the EDC plan. If the plan provides for catch-up contributions for any of the 3 years of service preceding the plan retirement age, the maximum contribution for an individual eligible to make such catch-up contributions is twice the otherwise applicable dollar limit, or $36,000 for 2016.

For governmental employer EDC plans only, if the plan permits, an individual at least age 50 at any time during 2016 may be able to make up to $6,000 additional salary reduction contributions. An individual must coordinate this "age 50" catch-up with the other "last 3 years of service" catch up.


For governmental employer EDC plans only, the plan may permit some or all of elective deferral contributions to be made as "designated Roth contributions" under Section 402A of the Code which are made on an after-tax basis. Unless otherwise indicated, the tax treatment of designated Roth contributions is described under "Tax-sheltered annuity contracts (TSAs)" previously in this Section.

                                TAX INFORMATION

GOVERNMENTAL EMPLOYER EDC PLANS -- ROLLOVER CONTRIBUTIONS. Eligible rollover distributions of pre-tax funds from 403(b) plans, 401(a) qualified plans, other governmental employer EDC plans and traditional IRAs may be rolled over into other such plans. The recipient plan must agree to take the distribution. If the source of the eligible rollover distribution is not a governmental employer EDC plan and the recipient plan is a governmental employer EDC plan, the recipient governmental employer EDC plan must agree to separately account for the rolled-over funds.

A governmental employer EDC plan which permits designated Roth elective deferral contributions to be made may also permit rollover contributions from another "designated Roth account" under another governmental employer EDC plan (or a 403(b) plan, or a 401(k) plan) to such a designated Roth account. Roth IRA funds may not be rolled over to such a designated Roth account.

Before you decide to roll over a distribution to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer EDC plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

WITHDRAWAL LIMITS. In general, no amounts may be withdrawn from an EDC plan prior to the calendar year in which the employee attains age 70 1/2, severs from employment with the employer or is faced with an unforeseeable emergency. Under Treasury Regulations, amounts may also be distributed on plan termination. Small amounts (up to $5000) may be taken out by the plan participant or forced out by the plan under certain circumstances, even though the plan participant may still be working and amounts would not otherwise be made available. Such a mandatory forced-out distribution is an eligible rollover distribution (governmental employer 457(b) plans only). Treasury Regulations require a direct roll-over to a traditional IRA established for a plan participant who does not affirmatively designate an eligible retirement plan to receive such a mandatory distribution. For funds rolled over from another eligible retirement plan, because the funds are separately accounted for, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

See the discussion under "Distributions from Qualified Plans and TSAs" previously in this Section about the availability of certain internal direct transfers of amounts subject to withdrawal restrictions into a designated Roth account under a 401(k) or 403(b) plan. Similar rules generally will apply to these transactions under a governmental employer EDC plan.

DISTRIBUTION REQUIREMENTS. Both types of EDC plans are subject to minimum distribution rules similar to those that apply to qualified plans. See "Required minimum distributions" later in this prospectus. That is, distributions from EDC plans generally must start no later than April 1st of the calendar year following the calendar year in which the employee attains age 70 1/2 or retires from service with the employer maintaining the EDC plan, whichever is later. Failure to make required distributions may cause the disqualification of the EDC plan. Disqualification may result in current taxation of EDC plan benefits. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any. It is the plan administrator's responsibility to see that minimum distributions from an EDC plan are made.

If the EDC plan provides, a deceased employee's beneficiary may be able to elect to receive death benefits in installments instead of a lump sum, and the payments will be taxed as they are received.

TAX TREATMENT OF DISTRIBUTIONS -- TAX-EXEMPT EMPLOYER EDC PLANS. Amounts are taxable under a tax-exempt employer EDC plan when they are made available to a participant or beneficiary even if not actually received. Distributions to a tax-exempt employer EDC plan participant are characterized as "wages" for income tax reporting and withholding purposes. No election out of withholding is possible. See "Federal and state income tax withholding and information reporting" later in this prospectus. Withholding on wages is the employer's responsibility. Distributions from an EDC plan are not subject to FICA tax, if FICA tax was withheld by the employer when wages were deferred.

Distributions from a tax-exempt employer EDC plan may not be rolled over to any other eligible retirement plan.

TAX TREATMENT OF DISTRIBUTIONS -- GOVERNMENTAL EMPLOYER EDC PLANS. The taxation of distributions from a governmental employer EDC plan is generally the same as the tax treatment of distributions from qualified plans and TSAs discussed earlier in this prospectus. That is, amounts are generally not subject to tax until actually distributed and amounts may be subject to 20% federal income tax withholding. See "Federal and State income tax withholding and information reporting" later in this prospectus. However, distributions from a governmental employer EDC plan are generally not subject to the additional 10% federal income tax penalty for pre-age 59 1/2 distributions.


If the governmental employer EDC plan permits designated Roth contributions,
Section 402A of the Code provides that a qualified distribution from a designated Roth contribution account is not includible in income. A qualified distribution can only be made on specified events such as attaining age 59 1/2 or death. Also, there can be no qualified distribution until after the expiration of a 5-year aging period beginning with the date an individual first makes a designated Roth contribution to a designated Roth account under the applicable retirement plan. If both the aging and event tests are not met, earnings attributable to a designated Roth account may be includible in income.

TAX-DEFERRED ROLLOVERS -- GOVERNMENTAL EMPLOYER EDC PLANS. A participant in a governmental employer EDC plan or in certain cases, a beneficiary, may be able to roll over an eligible rollover distribution from the plan to a traditional IRA, qualified plan or 403(b) plan, as well as to another governmental employer EDC plan. See the discussion above under the "Distribution from Qualified Plans and TSAs -- Tax-deferred rollovers and direct transfers" for rollovers from governmental employer EDC plans to SIMPLE IRAs. The recipient plan must agree to take the distribution.


If you roll over funds from a governmental employer EDC plan into a different type of eligible retirement plan (qualified plan, 403(b), or

                                TAX INFORMATION
traditional IRA), any subsequent distributions may be subject to the 10% federal income tax penalty noted above. Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from governmental employer 457(b) plans can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

If the governmental employer EDC plan permits designated Roth contributions, amounts attributable to designated Roth contributions may be rolled over to any of the following:

..   another designated Roth contribution separate account under (i) another governmental employer EDC plan; (ii) a 403(b) plan; or (iii) a 401(k) plan;
    or

..   a Roth IRA.

They cannot be rolled over to a non-Roth after-tax contribution account under any of the above plans. Similar rules apply to rollovers of "designated Roth contributions" under a 403(b) plan or a 401(k) plan.

If the governmental employer EDC plan permits designated Roth contributions and also if permitted by the plan, participants who are eligible to withdraw amounts may make an "in-plan" direct conversion rollover from a non-Roth account under the plan to a designated Roth account under the plan. The designated Roth account must be established through salary reduction or elective deferral contributions; it cannot be established by rollover. An "in-plan" direct conversion rollover is not subject to withholding but typically produces taxable income. See the discussion under "Distributions from Qualified Plans and TSAs" previously in this Section about the availability of certain internal direct transfers of amounts subject to withdrawal restrictions into a designated Roth account under a 401(k) or 403(b) plan. Similar rules generally will apply to these transactions under a governmental employer EDC plan.

LOANS FROM GOVERNMENTAL EMPLOYER EDC PLANS. Same as for qualified plans and TSAs. (See "Loans" under "Distributions from qualified plans and TSAs" earlier in this prospectus.)

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

This part of the prospectus contains the information that the IRS requires you to have before you purchase an IRA and covers some of the special tax rules that apply to IRAs.

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   traditional IRAs, typically funded on a pre-tax basis, including SEP IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

..   Roth IRAs, funded on an after-tax basis. Roth IRAs are not available under this prospectus and are not discussed here.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, including IRAs funded by or through your employer, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A ("Contributions to Individual Retirement Arrangements (IRAs)") and 590-B ("Distributions from Individual Retirement Arrangements (IRAs)") These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code.

We have received an opinion letter from the IRS approving the form of the EQUI-VEST(R) SIMPLE IRA contract for use as a SIMPLE IRA. We have not applied for a formal opinion letter for certain EQUI-VEST(R) SEP and SARSEP contracts which had been previously approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST(R) SEP, SARSEP and SIMPLE IRA contracts.

CANCELLATION

You can cancel an EQUI-VEST(R) IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in this prospectus. If you cancel a contract, we may have to withhold tax and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

CONTRIBUTIONS


As SEP-IRA, SARSEP IRA and SIMPLE IRA contracts are employer-funded traditional IRAs, the employee does not make regular contributions to the contract other than through the employer. However, an employee can make rollover or transfer contributions to SEP-IRA, SARSEP IRA and in specified circumstances, to SIMPLE IRA contracts. We reserve the right to approve the circumstances under which we will take rollover contributions to EQUI-VEST(R) SEP-IRA, SARSEP IRA and SIMPLE IRA contracts.


RECHARACTERIZATION

Employer-funded amounts that have been contributed as traditional IRA funds may, in some circumstances, subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have employer-funded amounts that are

                                TAX INFORMATION
subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans;

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself:

   You actually receive a distribution that can be rolled over with special rules and restrictions and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:

   You tell the trustee or custodian of the eligible retirement plan to send the eligible rollover distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a 403(b) plan, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distribution is:

..   a "required minimum distribution" after age 70 1/2 or retirement; or

..   one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

..   a hardship withdrawal; or

..   a corrective distribution which fits specified technical tax rules; or

..   a loan that is treated as a distribution; or

..   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

..   a qualified domestic relations order distribution to a beneficiary who is not your current or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer EDC plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the "one-per-year limit." It is the IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spousal beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are examples of excess contributions to IRAs:

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution. See IRS Publications 590-A and 590-B for further details.

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                                TAX INFORMATION

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WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS

You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS

Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. The conversion of amounts from a SEP-IRA, SARSEP IRA or SIMPLE IRA (after two plan participant years) to a Roth IRA is taxable. Generally, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

In addition, a distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan. (See "Rollovers from eligible retirement plans other than traditional IRAs" above.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans under very limited circumstances.

IRA DISTRIBUTIONS DIRECTLY TRANSFERRED TO CHARITY


Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. You can direct AXA Equitable to make a distribution directly to a charitable organization you request whether or not such distribution might be eligible for favorable tax treatment. Since an IRA owner is responsible for determining the tax consequences of any distribution from an IRA, we report the distribution to you on Form 1099-R. After discussing with your own tax advisor, it is your responsibility to report any distribution qualifying as a tax-free charitable direct transfer from your IRA on your own tax return.


REQUIRED MINIMUM DISTRIBUTIONS

Traditional IRAs are subject to required minimum distribution rules described in "Required minimum distributions" later in this prospectus.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   to pay certain first-time home buyer expenses (special federal income tax definition); or

..   to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 1.00% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option. (The rate may be higher in your state.) In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The guaranteed interest rate, which can range from 1.00% to 4.00%, is in the contract.

                                TAX INFORMATION

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The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70 should be ignored.

                                TAX INFORMATION

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You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.

Table I guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)

                                    TABLE I
                        ACCOUNT VALUES AND CASH VALUES
 (ASSUMING $1,000 CONTRIBUTIONS MADE ANNUALLY AT THE BEGINNING OF THE CONTRACT
                                     YEAR)

------------------------------------------------------------------

          1.00% MINIMUM GUARANTEE          1.00% MINIMUM GUARANTEE
          -----------------------          -----------------------

CONTRACT   ACCOUNT      CASH      CONTRACT  ACCOUNT      CASH
YEAR END    VALUE       VALUE     YEAR END   VALUE       VALUE
------------------------------------------------------------------
  1       $   989.80  $   936.35     26    $29,196.26  $28,836.26
------------------------------------------------------------------
  2       $ 1,979.70  $ 1,872.79     27    $30,498.22  $30,138.22
------------------------------------------------------------------
  3       $ 2,979.49  $ 2,818.60     28    $31,813.20  $31,453.20
------------------------------------------------------------------
  4       $ 3,989.29  $ 3,773.87     29    $33,141.33  $32,781.33
------------------------------------------------------------------
  5       $ 5,009.18  $ 4,738.69     30    $34,482.75  $34,122.75
------------------------------------------------------------------
  6       $ 6,039.27  $ 5,713.15     31    $35,837.57  $35,477.57
------------------------------------------------------------------
  7       $ 7,079.67  $ 6,719.67     32    $37,205.95  $36,845.95
------------------------------------------------------------------
  8       $ 8,130.46  $ 7,770.46     33    $38,588.01  $38,228.01
------------------------------------------------------------------
  9       $ 9,191.77  $ 8,831.77     34    $39,983.89  $39,623.89
------------------------------------------------------------------
  10      $10,263.69  $ 9,903.69     35    $41,393.73  $41,033.73
------------------------------------------------------------------
  11      $11,346.32  $10,986.32     36    $42,817.67  $42,457.67
------------------------------------------------------------------
  12      $12,439.79  $12,079.79     37    $44,255.84  $43,895.84
------------------------------------------------------------------
  13      $13,544.18  $13,184.18     38    $45,708.40  $45,348.40
------------------------------------------------------------------
  14      $14,659.63  $14,299.63     39    $47,175.49  $46,815.49
------------------------------------------------------------------
  15      $15,786.22  $15,426.22     40    $48,657.24  $48,297.24
------------------------------------------------------------------
  16      $16,924.08  $16,564.08     41    $50,153.81  $49,793.81
------------------------------------------------------------------
  17      $18,073.33  $17,713.33     42    $51,665.35  $51,305.35
------------------------------------------------------------------
  18      $19,234.06  $18,874.06     43    $53,192.00  $52,832.00
------------------------------------------------------------------
  19      $20,436.40  $20,076.40     44    $54,733.92  $54,373.92
------------------------------------------------------------------
  20      $21,650.76  $21,290.76     45    $56,291.26  $55,931.26
------------------------------------------------------------------
  21      $22,877.27  $22,517.27     46    $57,864.18  $57,504.18
------------------------------------------------------------------
  22      $24,116.04  $23,756.04     47    $59,452.82  $59,092.82
------------------------------------------------------------------
  23      $25,367.20  $25,007.20     48    $61,057.35  $60,697.35
------------------------------------------------------------------
  24      $26,630.88  $26,270.88     49    $62,677.92  $62,317.92
------------------------------------------------------------------
  25      $27,907.18  $27,547.18     50    $64,314.70  $63,954.70
------------------------------------------------------------------

                                TAX INFORMATION

Table II guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)

                                   TABLE II
                        ACCOUNT VALUES AND CASH VALUES
    (ASSUMING A SINGLE CONTRIBUTION OF $1,000 AND NO FURTHER CONTRIBUTION)

------------------------------------------------------------------

          1.00% MINIMUM GUARANTEE          1.00% MINIMUM GUARANTEE
          -----------------------          -----------------------

CONTRACT  ACCOUNT      CASH       CONTRACT ACCOUNT      CASH
YEAR END   VALUE       VALUE      YEAR END  VALUE       VALUE
------------------------------------------------------------------
  1       $989.80     $936.35        26    $434.76     $434.76
------------------------------------------------------------------
  2       $979.70     $926.80        27    $409.11     $409.11
------------------------------------------------------------------
  3       $959.50     $907.69        28    $383.20     $383.20
------------------------------------------------------------------
  4       $939.10     $888.38        29    $357.03     $357.03
------------------------------------------------------------------
  5       $918.49     $868.89        30    $330.60     $330.60
------------------------------------------------------------------
  6       $897.67     $849.20        31    $303.91     $303.91
------------------------------------------------------------------
  7       $876.65     $876.65        32    $276.95     $276.95
------------------------------------------------------------------
  8       $855.42     $855.42        33    $249.72     $249.72
------------------------------------------------------------------
  9       $833.97     $833.97        34    $222.21     $222.21
------------------------------------------------------------------
  10      $812.31     $812.31        35    $194.44     $194.44
------------------------------------------------------------------
  11      $790.43     $790.43        36    $166.38     $166.38
------------------------------------------------------------------
  12      $768.34     $768.34        37    $138.04     $138.04
------------------------------------------------------------------
  13      $746.02     $746.02        38    $109.42     $109.42
------------------------------------------------------------------
  14      $723.48     $723.48        39    $ 80.52     $ 80.52
------------------------------------------------------------------
  15      $700.71     $700.71        40    $ 51.32     $ 51.32
------------------------------------------------------------------
  16      $677.72     $677.72        41    $ 21.84     $ 21.84
------------------------------------------------------------------
  17      $654.50     $654.50        42    $  0.00     $  0.00
------------------------------------------------------------------
  18      $631.04     $631.04        43    $  0.00     $  0.00
------------------------------------------------------------------
  19      $607.35     $607.35        44    $  0.00     $  0.00
------------------------------------------------------------------
  20      $583.43     $583.43        45    $  0.00     $  0.00
------------------------------------------------------------------
  21      $559.26     $559.26        46    $  0.00     $  0.00
------------------------------------------------------------------
  22      $534.85     $534.85        47    $  0.00     $  0.00
------------------------------------------------------------------
  23      $510.20     $510.20        48    $  0.00     $  0.00
------------------------------------------------------------------
  24      $485.31     $485.31        49    $  0.00     $  0.00
------------------------------------------------------------------
  25      $460.16     $460.16        50    $  0.00     $  0.00
------------------------------------------------------------------

                                TAX INFORMATION

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS

If you are a participant in a qualified retirement plan, a 457(b) plan (both employer types), or own a 403(b) TSA annuity contract or traditional IRA, including SEP, SARSEP or SIMPLE IRA, the required minimum distribution rules force you to start calculating and taking annual distributions from these tax-favored retirement plans and contracts by a specified date. The beginning date depends on the type of plan or contract, and your age and retirement status. The distribution requirements are designed to use up your interest in the plan over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried back to other years.

Distributions must be made according to rules in the Code and Treasury Regulations and the terms of the plan. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts and annuity contracts funding tax qualified retirement plans, including 401(a) qualified plans, 403(b) plans, and 457(b) plans. For this purpose, additional annuity contract benefits may include enhanced death benefits. If you take annual withdrawals instead of receiving annuity payments, this could increase the amount required to be distributed from these contracts.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS -- WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION

You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

Generally, qualified plan, 403(b) plan and 457(b) plan participants must also take the first required minimum distribution for the calendar year in which the participant turns age 70 1/2. However, qualified plan, 403(b) plan and 457(b) plan participants may be able to delay the start of required minimum distributions for all or part of the account balance until after age 70 1/2, as follows:

..   For qualified plan, 403(b) plan and 457(b) plan participants who have not retired from service with the employer who provided the funds for this qualified plan, 403(b) TSA, or EDC contract by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1st following the calendar year of retirement. Note that this rule does not apply to qualified plan participants who are 5% owners.

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 403(b) TSA account balance, even if retired at age 70 1/2.

The first required minimum distribution is for the calendar year in which you turn age 70 1/2, or the year you retire, if you are eligible for the delayed start rule. You have the choice to take this first required minimum distribution during the calendar year you turn 70 1/2 or retire or to delay taking it until the first three-month period in the next calendar year (January 1 -- April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2 or retire if you are eligible for the delayed start rule. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CALCULATE REQUIRED MINIMUM DISTRIBUTIONS

There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an "account-based" method, you divide the value of your qualified plan, 403(b) TSA account, 457(b) plan account, or traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table to give you the required minimum distribution amount for that particular plan or arrangement for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may be able to later apply your funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS?

No, if you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE?

We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our automatic minimum distribution withdrawal option. If you do not elect one of these options and you have any kind of traditional IRA (SEP, SARSEP or SIMPLE IRA), we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, if you are taking account-based withdrawals from all of your traditional IRAs (or 403(b) TSA contracts as applicable), the IRS will let you calculate the required minimum distribution for each traditional IRA or 403(b) TSA contract that you maintain, using the method that

                                TAX INFORMATION
you picked for that particular IRA or TSA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA (or TSA) required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs (or TSAs) that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR?

The required minimum distribution amount for each of your plans and arrangements is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR?

Your plan or arrangement could be disqualified, and you could have to pay tax on the entire value. Even if your plan or arrangement is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If this is an IRA or TSA and you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA or TSA that you own. Note that in the case of a qualified plan or EDC the distribution must be taken annually from the qualified plan or EDC contract.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary, depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's or the participant's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required for a year before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, for traditional IRA contracts only, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2. Rollovers to another eligible retirement plan, including a traditional IRA, may be available to a surviving spouse death beneficiary.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the rules permit the beneficiary to calculate the post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments and the death beneficiary is a non-individual such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary."PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

ERISA MATTERS

ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

Qualified plans under Section 401 of the Internal Revenue Code are generally subject to ERISA. Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement, for example, if the employer makes matching contributions.

In addition, certain loan rules apply only to loans under ERISA plans:

..   For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for ensuring that any loan meets applicable DOL requirements. It is the responsibility of the plan administrator, the trustee of the qualified plan and/or the employer, and not AXA Equitable, to properly administer any loan made to plan participants.

..   With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with EQUI-VEST(R) processing and all other terms and conditions of the loan.

..   Only 50% of the participant's vested account balance may serve as security for a loan. To the extent that a participant borrows an amount which should be secured by more than 50% of the participant's vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.

..   Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in

                                TAX INFORMATION
   the business of lending money for loans that would be made under similar circumstances.

..   Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.

..   Plans subject to ERISA provide that the participant's spouse must consent in writing to the loan.

CERTAIN RULES APPLICABLE TO PLANS DESIGNED TO COMPLY WITH SECTION 404(C) OF
ERISA

Section 404(c) of ERISA, and the related DOL regulation, provide that if a plan participant or beneficiary exercises control over the assets in his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and necessary result of the plan participant's or beneficiary's exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.

Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor and the plan sponsor may choose not to comply with Section 404(c).

The EQUI-VEST(R) Trusteed, HR-10 Annuitant-Owned, SIMPLE IRA and TSA contracts provide the broad range of investment choices and information needed in order to meet the requirements of the Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor's responsibility to see that the requirements of the DOL regulation are met. AXA Equitable and its financial professionals shall not be responsible if a plan fails to meet the requirements of Section 404(c).

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. Distributions from employer-sponsored retirement plans are also subject to income tax withholding. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note that we might have to withhold and/or report on amounts we pay under a free look or cancellation.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U. S. entity recipients that are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the state income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different marital status and number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS) WHICH ARE NOT ELIGIBLE ROLLOVER DISTRIBUTIONS

For a non-periodic distribution (total surrender or partial withdrawal) which is not an eligible rollover distribution, we generally withhold at a flat 10% rate.

You cannot elect out of withholding if the payment is an "eligible rollover distribution."

MANDATORY WITHHOLDING FROM ELIGIBLE ROLLOVER DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans, governmental employer 457(b) EDC plans, and TSAs are subject to mandatory 20% withholding. See "Distributions from Qualified Plans and TSAs" and "Tax Treatment of Distributions - Governmental employer EDC plans" earlier in this prospectus. The plan administrator is responsible for withholding from qualified plan and governmental employer EDC plan distributions.

All distributions from a TSA, governmental employer EDC plan or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

..   any distributions which are "required minimum distributions" after age
    70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for the life
    (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and designated beneficiary); or

                                TAX INFORMATION

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions which fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   a death benefit payment to a beneficiary who is not the plan participant's surviving spouse; or

..   a qualified domestic relations order distribution to a beneficiary who is not the plan participant's current spouse or former spouse.

A death benefit payment to the plan participant's surviving spouse, or a qualified domestic relations order distribution to the plan participant's current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate accounts. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

                                TAX INFORMATION

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account A that represent our investments in Separate Account A or that represent fees and charges under the contracts that we have earned. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account A. However, the obligations themselves are obligations of AXA Equitable.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a"unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A invests in shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)to deregister Separate Account A under the Investment Company Act of 1940;

(6)to restrict or eliminate any voting rights as to Separate Account A; and

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of the Separate Account, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Board of Trustees of each Trust serves for the benefit of each Trust's shareholders. The Board of Trustees may take many actions regarding the portfolios (for example, the Board of Trustees can establish additional portfolios or eliminate existing portfolios; change portfolio investment objectives; and change portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or Online Account Access or from your financial professional.


The rates to maturity for new allocations and the related price per $100 of maturity value are as shown below:



-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
   JUNE 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 16, 2016  MATURITY VALUE
-------------------------------------------------------
      2016            3.00%/(2)/      $99.03
-------------------------------------------------------
      2017            3.00%/(2)/      $96.15
-------------------------------------------------------
      2018            3.00%/(2)/      $93.35
-------------------------------------------------------
      2019            3.00%/(2)/      $90.63
-------------------------------------------------------
      2020            3.00%/(2)/      $87.98
-------------------------------------------------------
      2021            3.00%/(2)/      $85.42
-------------------------------------------------------

                               MORE INFORMATION

-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
   JUNE 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 16, 2016  MATURITY VALUE
-------------------------------------------------------
     2022             3.00%/(2)/      $82.93
-------------------------------------------------------
   2023/(1)/          3.00%/(2)/      $80.52
-------------------------------------------------------
   2024/(1)/          3.00%/(2)/      $78.16
-------------------------------------------------------
   2025/(1)/            3.05%         $75.55
-------------------------------------------------------


(1)Not available in Oregon
(2)Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
YOUR MARKET ADJUSTED AMOUNT IS THE PRESENT VALUE OF THE MATURITY VALUE DISCOUNTED AT THE RATE TO MATURITY IN EFFECT FOR NEW CONTRIBUTIONS TO THAT SAME FIXED MATURITY OPTION ON THE DATE OF THE CALCULATION.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II later in this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such

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ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR CERTAIN SEP AND KEOGH PLAN CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into your contracts on a monthly basis. AIP is available for single life SEP and Keogh units provided that the single life is the employer who provided the funds.

AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

WIRE TRANSFERS. Employers may also send contributions by wire transfer from a bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:


   -- on a non-business day;


   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS

..   Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

..   If a fixed maturity option is scheduled to mature on June 15th and
    June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

..   Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

..   For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

..   For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

..   Quarterly rebalancing will be processed on a calendar year basis.
    Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

..   Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

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ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

..   the election of trustees;

..   the formal approval of independent auditors selected for each Trust; or

..   any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

CYBERSECURITY


We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate AUVs, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.


STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing our processing office or calling (800) 628-6673.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

Generally, the owner may not assign a contract for any purpose. However, a trustee owner of a Trusteed contract can transfer ownership to the annuitant. We will not be bound by this assignment for

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transfer of ownership unless it is in writing and we have received it at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign a contract as security for a loan or other obligation. Loans from account value, however, are permitted under TSA (but not University TSA), governmental employer EDC (subject to state availability) and Corporate Trusteed contracts only, unless restricted by the employer.

FUNDING CHANGES

The employer or trustee can change the funding vehicle for an EDC or Trusteed contract. You can change the funding vehicle for a TSA, SEP or SIMPLE IRA contract.

DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 16.0% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.70% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

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The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributors' Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributors' Selling broker-dealers. Contribution-based compensation will generally not exceed 12.0% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 0.35% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). AXA Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain AXA Equitable contracts exclusively.


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2015) received additional payments. These additional payments ranged from $1,214.89 to $5,872,700.74. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation
Allstate Financial Services, LLC
American Portfolios Financial Services
Ameriprise Financial Services
BBVA Compass Investment Solutions, Inc.
Cambridge Investment Research
Capital Investment Group
CCO Investment Services Corporation
Centaurus Financial, Inc.
Cetera Advisors, LLC
Cetera Advisors Networks, LLC
Cetera Financial Specialists, LLC
Cetera Investment Services, LLC
CFD Investments, Inc.
Citigroup Global Markets, Inc.
Commonwealth Financial Network
CUNA Brokerage Services
Cuso Financial Services, L.P.
Farmer's Financial Solution
First Allied Securities Inc.
First Citizens Investor Services, Inc.
First Tennessee Brokerage Inc.
Founders Financial Securities
Girard Securities, Inc.
H.D. Vest Investment Securities, Inc.
Harbour Investments


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Independent Financial Group, LLC
Investacorp, Inc.
Investment Professionals, Inc.
Investors Capital Corporation
Janney Montgomery Scott LLC
JP Turner & Company, LLC
Key Investment Services LLC
Kovack Securities
Legend Equities
Lincoln Financial Advisors Corp.
Lincoln Financial Services Corp
Lincoln Investment Planning
LPL Financial Corporation
Lucia Securities, LLC
Mercap Securities, LLC
Merrill Lynch Life Agency, Inc.
MetLife Securities, Inc.
Morgan Stanley Smith Barney
Mutual of Omaha Investment Services, Inc.
National Planning Corporation
Next Financial Group, Inc.
NFP Securities Inc.
PNC Investments
Primerica Financial Services
Questar Capital Corporation
Raymond James Insurance Group
RBC Capital Markets Corporation
Robert W Baird & Company
Santander Securities Corporation
Securities America Inc.
SIGMA Financial Corporation
Signator Financial Services
Signator Investors, Inc.
Southwest Securities, Inc.
Summit Brokerage Services, Inc.
SunTrust Investments
SWS Financial Services
The Advisor Group
TransAmerica Financial Advisors
Triad Advisors
U.S. Bancorp Investments, Inc.
UBS Financial Services, Inc.
Valmark Securities, Inc.
Voya Financial Advisors
VSR Financial Services Inc.
Wells Fargo Wealth Brokerage Insurance Agency




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9. Incorporation of certain documents by reference

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AXA Equitable's Annual Report on Form 10-K for the period ended December 31,
2015 (the "Annual Report") is considered to be part of this prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa.com

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge. The information presented is shown for the past ten years, or from the first year the particular contracts were offered, if less than ten years ago.

SERIES 100 AND 200 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET AGGRESSIVE-ALT 25
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $107.54 $108.55 $102.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       7      16      27
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET GROWTH-ALT 20
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      -- $104.46 $118.50 $112.83 $124.66 $140.36 $141.80 $134.36
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      15      68     133     164     165     160     156
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET MODERATE GROWTH-ALT 15
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $104.03 $105.12 $ 99.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       2      15      19
------------------------------------------------------------------------------------------------------------------------
 AMERICAN FUNDS INSURANCE SERIES(R) BOND FUND/SM/
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 96.22 $ 99.82 $ 98.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       5      37      57
------------------------------------------------------------------------------------------------------------------------
 AXA 400 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $119.72 $108.41 $124.57 $161.84 $173.71 $166.05
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       3      10      12      19      18      19
------------------------------------------------------------------------------------------------------------------------
 AXA 500 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $115.33 $109.53 $124.07 $160.27 $178.03 $176.28
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       3      12      17      20      29      31
------------------------------------------------------------------------------------------------------------------------
 AXA 2000 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $123.77 $109.23 $124.41 $168.64 $173.12 $162.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       1       4       5      10      10      10
------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $149.30 $156.38 $ 93.81 $117.80 $131.43 $119.94 $135.10 $168.52 $174.11 $168.76
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       364     741   1,158   1,647   1,916   2,022   2,024   1,966   1,942   1,884
------------------------------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.26 $115.79 $119.26 $116.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      13      40      59      73
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $113.35 $118.31 $103.87 $112.55 $119.11 $119.75 $123.55 $127.18 $128.76 $126.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        91     231     309     378     424     441     433     384     355     324
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $102.63 $111.91 $114.62 $112.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       7      14      25      26
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $101.32 $104.34 $105.63 $104.03
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       5      11      14      16
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $121.01 $125.94 $100.11 $113.02 $121.62 $119.14 $126.21 $137.27 $139.71 $136.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       222     406     540     685     753     769     760     725     677     619
------------------------------------------------------------------------------------------------------------------------
 AXA GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $188.68 $264.35 $111.23 $164.68 $181.09 $156.66 $180.80 $214.70 $215.40 $208.84
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,693   1,843   1,758   1,934   1,848   1,671   1,522   1,404   1,303   1,226
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $134.89 $153.33 $ 83.42 $111.38 $120.02 $ 98.36 $112.87 $130.87 $121.06 $114.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       534     576     683     805     838     817     756     700     974     918
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $111.50 $ 92.35 $106.23 $126.93 $117.16 $112.81
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       3      18      20      23      24      31
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $155.26 $168.78 $ 94.92 $121.98 $127.65 $105.58 $122.36 $144.05 $131.92 $126.04
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,505   1,600   1,585   1,655   1,622   1,495   1,381   1,277   1,194   1,134
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.13 $105.70 $ 65.27 $ 81.47 $ 91.78 $ 86.71 $ 98.37 $127.68 $140.60 $139.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       116     107     111     124     129     116     100      93     169     152
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP GROWTH MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $151.04 $172.29 $104.99 $139.68 $157.73 $149.93 $168.24 $224.72 $246.29 $252.79
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,844   1,655   1,531   1,451   1,338   1,300   1,181   1,083   2,305   2,165
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $142.44 $134.27 $ 75.50 $ 89.84 $100.08 $ 94.00 $107.44 $140.42 $155.49 $147.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,714   9,158   8,082   7,621   6,915   6,275   5,681   5,207   5,055   4,721
------------------------------------------------------------------------------------------------------------------------
 AXA MID CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $175.70 $170.56 $101.70 $136.30 $164.68 $147.16 $172.23 $226.13 $247.35 $235.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,273   2,189   2,009   2,681   2,473   2,260   2,072   1,919   1,780   1,667
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 63.00 $ 66.55 $ 49.96 $ 58.09 $ 63.45 $ 61.54 $ 66.55 $ 74.81 $ 76.59 $ 75.39
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    18,359  17,845  17,357  17,262  16,700  15,660  14,597  13,487  12,511  11,567
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.87 $119.78 $124.09 $121.46
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       8      39      60      75
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $141.45 $148.46 $ 99.92 $120.23 $132.32 $124.08 $136.52 $161.35 $165.19 $160.87
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,337   2,455   3,252   3,922   4,210   4,268   4,165   4,007   3,883   3,745
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA/AB DYNAMIC MODERATE GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.20 $118.28 $122.27 $119.89
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       4      13      22      27
------------------------------------------------------------------------------------------------------------------------
 AXA/AB SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $186.13 $214.81 $117.58 $157.78 $207.94 $204.35 $233.02 $317.66 $324.60 $310.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,655   1,500   1,411   1,367   1,291   1,180   1,071     992     918     852
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN BALANCED MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.29 $105.01 $ 70.65 $ 90.98 $ 99.91 $ 98.65 $108.25 $122.37 $128.22 $122.66
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        90     570     600     614     565     527     489     467     505     471
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.22 $ 97.55 $ 64.09 $ 81.08 $ 99.41 $ 88.68 $102.21 $137.84 $138.88 $128.07
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         8      50      93     113     120     121     111     104      98      90
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 -- $ 95.16 $ 59.25 $ 75.10 $ 81.79 $ 77.11 $ 87.28 $106.16 $110.47 $105.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --     176     330     389     418     419     404     408     421     408
------------------------------------------------------------------------------------------------------------------------
 AXA/LOOMIS SAYLES GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $115.92 $138.16 $ 91.48 $117.09 $125.01 $126.89 $140.93 $176.97 $188.25 $207.13
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        23      87     155     200     224     203     190     176     155     153
------------------------------------------------------------------------------------------------------------------------
 AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.10 $107.40 $ 65.59 $ 80.97 $ 89.42 $ 84.29 $ 94.98 $121.14 $131.10 $126.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        32     228     241     265     252     231     208     189     168     153
------------------------------------------------------------------------------------------------------------------------
 AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.58 $108.35 $ 63.26 $ 81.16 $ 86.47 $ 78.23 $ 92.10 $115.35 $115.06 $110.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        30     188     210     250     249     247     240     238     234     223
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $178.48 $182.06 $137.74 $149.37 $157.53 $163.72 $170.12 $166.15 $167.83 $164.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       737     723     624     580     564     522     492     448     406     371
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $132.13 $135.15 $ 77.18 $102.45 $129.03 $107.34 $117.94 $171.95 $165.22 $153.16
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       216     308     303     317     309     276     249     261     222     206
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $208.22 $185.20 $113.53 $141.60 $173.94 $156.14 $179.88 $253.28 $237.12 $203.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       794     725     675     668     622     559     511     480     441     417
------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $242.07 $241.63 $151.23 $194.39 $215.34 $205.86 $230.79 $313.62 $339.44 $314.30
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,272   1,248   1,236   1,328   1,394   1,422   1,386   1,345   1,311   1,269
------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $128.19 $131.14 $ 87.59 $ 96.39 $110.04 $108.14 $125.60 $163.27 $175.05 $169.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       292     333     358     386     381     367     388     424     399     374
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 90.43 $100.04 $ 54.07 $ 69.81 $ 77.50 $ 76.67 $ 88.31 $117.03 $131.18 $130.04
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       167     196     213     240     247     248     243     242     243     233
------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $131.65 $132.02 $ 78.59 $101.93 $116.45 $119.49 $138.41 $179.93 $196.18 $197.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       923   1,410   1,258   1,168   1,072     963     884     825     744     690
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $374.77 $384.25 $213.98 $271.80 $311.66 $310.05 $354.66 $464.93 $515.55 $509.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,175   6,992   6,150   5,705   5,168   4,630   4,157   3,759   3,428   3,160
------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.08 $118.07 $106.08 $107.47 $112.15 $115.97 $118.03 $114.59 $115.78 $114.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       643     748     667     798     771     721     684     639     599     572
------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 94.43 $ 90.22 $ 72.86
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       8      21      28
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $310.53 $322.33 $199.82 $248.75 $281.41 $282.55 $321.22 $416.78 $464.56 $461.99
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,920   2,757   2,594   2,527   2,394   2,246   2,120   2,010   1,936   1,890
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.29 $118.65 $100.88 $116.08 $125.54 $125.53 $130.35 $142.73 $143.13 $144.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        39      65      71      75      93     100      95      97      93      83
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $136.64 $147.33 $100.79 $140.66 $184.08 $175.27 $203.78 $279.70 $284.41 $264.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       362     647     842   1,109   1,363   1,484   1,517   1,556   1,523   1,490
------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 99.48 $107.28 $112.70 $113.38 $118.92 $122.49 $125.34 $120.55 $119.99 $113.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        46     131     314     314     355     382     383     340     310     281
------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $101.29 $101.84 $ 97.37
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       4      11      14
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $160.48 $169.61 $173.78 $167.97 $173.15 $180.33 $179.64 $174.33 $174.62 $173.02
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       532     504     484     438     402     369     336     299     272     253
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $178.84 $197.62 $ 96.32 $121.08 $126.00 $109.42 $125.52 $150.42 $138.16 $133.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,232   4,096   3,827   3,659   3,352   3,078   2,822   2,609   2,454   2,344
------------------------------------------------------------------------------------------------------------------------
 EQ/INVESCO COMSTOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $119.26 $114.71 $ 71.36 $ 90.40 $102.76 $ 99.37 $116.10 $154.68 $166.21 $153.83
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       110     144     151     161     166     175     180     204     488     451
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $160.85 $156.76 $ 93.14 $121.58 $134.73 $125.98 $144.24 $193.23 $218.05 $210.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       362     351     314     309     306     282     258     243     232     235
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 69.04 $ 77.63 $ 48.81 $ 65.60 $ 75.04 $ 75.78 $ 85.77 $112.12 $124.15 $128.44
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,671   1,480   1,401   1,420   1,314   1,246   1,199   1,132   1,094   1,064
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $112.16 $104.09 $ 44.46 $ 52.26 $ 59.10 $ 58.12 $ 66.86 $ 86.79 $ 96.44 $ 90.93
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       108     128     147     201     207     448     436     419     425     411
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $142.55 $163.42 $ 96.29 $130.37 $147.85 $130.24 $153.80 $172.45 $161.62 $159.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        67     160     188     248     314     328     343     348     335     328
------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $128.68 $137.14 $ 68.62 $ 92.25 $114.44 $110.20 $127.28 $166.49 $179.03 $171.58
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,735   1,869   2,031   2,200   2,138   2,037   1,961   1,903   1,858   1,835
------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 35.33 $ 36.61 $ 36.99 $ 36.46 $ 36.15 $ 35.56 $ 35.06 $ 34.57 $ 34.08 $ 33.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,018   2,683   2,421   1,591   1,290   1,122   1,041     920     835     769
------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $133.39 $161.09 $ 83.71 $129.73 $169.33 $154.20 $165.45 $226.15 $221.53 $206.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        93     226     285     478     688     807     807     746     714     692
------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.94 $115.70 $ 67.64 $ 92.50 $105.12 $ 94.78 $112.55 $140.28 $140.88 $143.41
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        14      82     114     168     240     346     360     390     410     453
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO GLOBAL REAL RETURN
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 90.73 $ 96.56 $ 93.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       8      33      60
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 98.40 $108.22 $102.45 $109.17 $108.61 $106.95 $107.09 $105.75 $104.24 $102.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       167     270     619     803     776     662     608     559     513     466
------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $171.37 $177.18 $163.75 $171.70 $180.35 $180.55 $182.86 $176.30 $178.98 $176.98
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       670     670     587     692     642     567     508     455     413     375
------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $162.73 $157.60 $102.42 $127.45 $158.20 $149.85 $170.81 $231.64 $239.62 $225.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       672     766     808     921     897     854     804     769     737     719
------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.07 $114.32 $ 65.18 $ 91.73 $105.33 $101.90 $119.57 $162.71 $174.40 $189.65
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        43     530     571     733     853     915   1,029   1,030   1,023   1,089
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).



-----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          2006    2007    2008   2009    2010    2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $132.31 $132.06 $78.13 $102.09 $113.88 $109.19 $121.59 $162.58 $183.58 $178.53
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        94     127    111     120     121     109     103     103     111     112
-----------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 87.90 $ 96.54 $68.96 $ 95.45 $110.46 $102.58 $121.88 $167.23 $171.26 $171.11
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       185     218    221     353     470     665     775     850     808     739
-----------------------------------------------------------------------------------------------------------------------
 FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $117.57 $112.76 $129.21 $166.93 $183.89 $182.18
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      75     327     498     586     628     661
-----------------------------------------------------------------------------------------------------------------------
 GOLDMAN SACHS VIT MID CAP VALUE FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $ 86.03 $100.31 $131.18 $146.62 $130.88
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      20      57      89     125     144
-----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. GLOBAL REAL ESTATE FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $109.21 $100.50 $126.76 $128.11 $144.53 $140.10
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      15      60     130     169     214     232
-----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. HIGH YIELD FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $ 94.99 $109.61 $115.46 $115.71 $110.32
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      18      52      64      73      79
-----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. INTERNATIONAL GROWTH FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $ 86.80 $ 98.69 $115.60 $114.15 $109.67
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      39      88     117     157     187
-----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. MID CAP CORE EQUITY FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $114.65 $105.76 $115.42 $146.29 $150.34 $141.98
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --       9      36      47      48      48      47
-----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. SMALL CAP EQUITY FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $124.31 $121.44 $136.18 $184.17 $185.49 $172.50
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --       2      18      18      21      20      23
-----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP ENERGY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $128.55 $115.31 $115.33 $145.36 $128.27 $ 98.52
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      13      78      99     120     159     186
-----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP HIGH INCOME
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $106.22 $110.31 $129.12 $140.77 $141.52 $130.54
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      26     156     349     427     469     445
-----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $ 89.68 $100.48 $128.81 $137.08 $127.43
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      45     177     304     331     371
-----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $ 79.10 $ 82.07 $116.08 $116.35 $116.95
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      19      31      42      41      87
-----------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $113.40 $ 91.70 $110.42 $107.59 $101.22 $ 79.84
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      88     285     473     574     634     724
------------------------------------------------------------------------------------------------------------------------
 MFS(R) INTERNATIONAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $111.16 $107.72 $123.20 $155.15 $154.80 $162.38
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      28     157     291     446     553     670
------------------------------------------------------------------------------------------------------------------------
 MFS(R) INVESTORS TRUST SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $114.87 $110.60 $129.66 $168.53 $184.08 $181.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       6      11      23      28      26      25
------------------------------------------------------------------------------------------------------------------------
 MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      --      --      -- $187.35
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      21
------------------------------------------------------------------------------------------------------------------------
 MFS(R) TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $119.04 $118.68 $133.79 $177.83 $193.71 $211.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       9      48      81      96     110     135
------------------------------------------------------------------------------------------------------------------------
 MFS(R) UTILITIES SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $110.79 $116.42 $130.03 $154.23 $171.13 $143.92
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      11     106     184     228     304     276
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 80.76 $ 89.29 $ 47.27 $ 64.44 $ 75.22 $ 69.95 $ 79.27 $107.95 $118.60 $122.37
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,157   7,790   6,924   6,779   6,357   5,698   5,104   4,552   4,115   3,772
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $115.08 $120.64 $121.96 $130.33 $136.56 $142.56 $148.34 $142.91 $146.28 $144.50
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       370     371     378     415     480     487     527     481     427     390
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.36 $120.73 $ 67.20 $ 93.99 $117.67 $106.94 $121.80 $168.45 $174.27 $169.32
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       547     536     504     503     481     437     394     379     349     332
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $139.29 $137.54 $ 86.89 $123.76 $152.52 $130.42 $147.73 $197.63 $205.39 $191.39
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       391     368     346     347     344     316     278     256     226     203
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $106.03 $123.67 $ 64.57 $100.93 $117.21 $110.07 $123.17 $164.77 $184.59 $193.58
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       838     823     789     897     829     750     698     627     598     562
------------------------------------------------------------------------------------------------------------------------
 TARGET 2015 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.32 $114.60 $ 78.60 $ 93.30 $101.92 $ 97.73 $106.89 $120.29 $122.19 $118.25
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        11      60     109     141     154     156     141     141     128     113
------------------------------------------------------------------------------------------------------------------------
 TARGET 2025 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.27 $115.74 $ 74.21 $ 90.20 $ 99.61 $ 94.44 $105.15 $123.55 $126.81 $122.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         7      61     108     162     190     202     211     227     242     247
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).



--------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------------
                                          2006    2007    2008   2009   2010   2011   2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------
 TARGET 2035 ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.16 $116.71 $71.34 $88.38 $98.29 $92.47 $104.11 $125.57 $129.45 $125.12
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4      29     72    122    152    171     195     209     224     239
--------------------------------------------------------------------------------------------------------------------
 TARGET 2045 ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.95 $118.00 $68.30 $86.09 $96.22 $89.68 $102.13 $126.18 $130.43 $125.82
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         3      23     52     91    108    122     137     149     164     177
--------------------------------------------------------------------------------------------------------------------
 TARGET 2055 ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --     --     --     --      --      --      -- $ 91.46
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --     --     --     --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------
 VANECK VIP GLOBAL HARD ASSETS FUND
--------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --     --     -- $82.94 $ 84.37 $ 91.81 $ 73.06 $ 47.84
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --     --     --     44      90     109     129     167
--------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

SERIES 300 AND 400 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET AGGRESSIVE-ALT 25
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $107.54 $108.55 $102.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       7      16      27
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET GROWTH-ALT 20
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      -- $104.46 $118.50 $112.83 $124.66 $140.36 $141.80 $134.36
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      15      68     133     164     165     160     156
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET MODERATE GROWTH-ALT 15
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $104.03 $105.12 $ 99.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       2      15      19
------------------------------------------------------------------------------------------------------------------------
 AMERICAN FUNDS INSURANCE SERIES(R) BOND FUND/SM/
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 96.22 $ 99.82 $ 98.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       5      37      57
------------------------------------------------------------------------------------------------------------------------
 AXA 400 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $119.72 $108.41 $124.57 $161.84 $173.71 $166.05
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       3      10      12      19      18      19
------------------------------------------------------------------------------------------------------------------------
 AXA 500 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $115.33 $109.53 $124.07 $160.27 $178.03 $176.28
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       3      12      17      20      29      31
------------------------------------------------------------------------------------------------------------------------
 AXA 2000 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $123.77 $109.23 $124.41 $168.64 $173.12 $162.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       1       4       5      10      10      10
------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $149.30 $156.38 $ 93.81 $117.80 $131.43 $119.94 $135.10 $168.52 $174.11 $168.76
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       364     741   1,158   1,647   1,916   2,022   2,024   1,966   1,942   1,884
------------------------------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.26 $115.79 $119.26 $116.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      13      40      59      73
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $113.35 $118.31 $103.87 $112.55 $119.11 $119.75 $123.55 $127.18 $128.76 $126.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        91     231     309     378     424     441     433     384     355     324
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $102.63 $111.91 $114.62 $112.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       7      14      25      26
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $101.32 $104.34 $105.63 $104.03
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       5      11      14      16
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $121.01 $125.94 $100.11 $113.02 $121.62 $119.14 $126.21 $137.27 $139.71 $136.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       222     406     540     685     753     769     760     725     677     619
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $188.68 $264.35 $111.23 $164.68 $181.09 $156.66 $180.80 $214.70 $215.40 $208.84
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,693   1,843   1,758   1,934   1,848   1,671   1,522   1,404   1,303   1,226
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $134.89 $153.33 $ 83.42 $111.38 $120.02 $ 98.36 $112.87 $130.87 $121.06 $114.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       534     576     683     805     838     817     756     700     974     918
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $111.50 $ 92.35 $106.23 $126.93 $117.16 $112.81
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       3      18      20      23      24      31
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $155.26 $168.78 $ 94.92 $121.98 $127.65 $105.58 $122.36 $144.05 $131.92 $126.04
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,505   1,600   1,585   1,655   1,622   1,495   1,381   1,277   1,194   1,134
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.13 $105.70 $ 65.27 $ 81.47 $ 91.78 $ 86.71 $ 98.37 $127.68 $140.60 $139.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       116     107     111     124     129     116     100      93     169     152
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP GROWTH MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $151.04 $172.29 $104.99 $139.68 $157.73 $149.93 $168.24 $224.72 $246.29 $252.79
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,844   1,655   1,531   1,451   1,338   1,300   1,181   1,083   2,305   2,165
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $142.44 $134.27 $ 75.50 $ 89.84 $100.08 $ 94.00 $107.44 $140.42 $155.49 $147.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,714   9,158   8,082   7,621   6,915   6,275   5,681   5,207   5,055   4,721
------------------------------------------------------------------------------------------------------------------------
 AXA MID CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $175.70 $170.56 $101.70 $136.30 $164.68 $147.16 $172.23 $226.13 $247.35 $235.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,273   2,189   2,009   2,681   2,473   2,260   2,072   1,919   1,780   1,667
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $213.45 $224.33 $167.56 $193.89 $210.76 $203.45 $218.36 $243.67 $247.66 $242.16
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,696   1,605   1,472   1,369   1,284   1,177   1,074     983     921     863
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.87 $119.78 $124.09 $121.46
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       8      39      60      75
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $141.45 $148.46 $ 99.92 $120.23 $132.32 $124.08 $136.52 $161.35 $165.19 $160.87
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,337   2,455   3,252   3,922   4,210   4,268   4,165   4,007   3,883   3,745
------------------------------------------------------------------------------------------------------------------------
 AXA/AB DYNAMIC MODERATE GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.20 $118.28 $122.27 $119.89
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       4      13      22      27
------------------------------------------------------------------------------------------------------------------------
 AXA/AB SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $186.13 $214.81 $117.58 $157.78 $207.94 $204.35 $233.02 $317.66 $324.60 $310.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,655   1,500   1,411   1,367   1,291   1,180   1,071     992     918     852
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN BALANCED MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.29 $105.01 $ 70.65 $ 90.98 $ 99.91 $ 98.65 $108.25 $122.37 $128.22 $122.66
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        90     570     600     614     565     527     489     467     505     471
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.22 $ 97.55 $ 64.09 $ 81.08 $ 99.41 $ 88.68 $102.21 $137.84 $138.88 $128.07
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         8      50      93     113     120     121     111     104      98      90
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 -- $ 95.16 $ 59.25 $ 75.10 $ 81.79 $ 77.11 $ 87.28 $106.16 $110.47 $105.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --     176     330     389     418     419     405     408     421     408
------------------------------------------------------------------------------------------------------------------------
 AXA/LOOMIS SAYLES GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $115.92 $138.16 $ 91.48 $117.09 $125.01 $126.89 $140.93 $176.97 $188.25 $207.13
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        23      87     155     200     224     203     190     176     155     153
------------------------------------------------------------------------------------------------------------------------
 AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.10 $107.40 $ 65.59 $ 80.97 $ 89.42 $ 84.29 $ 94.98 $121.14 $131.10 $126.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        32     228     241     265     252     231     208     189     168     153
------------------------------------------------------------------------------------------------------------------------
 AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.58 $108.35 $ 63.26 $ 81.16 $ 86.47 $ 78.23 $ 92.10 $115.35 $115.06 $110.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        30     188     210     250     249     247     240     238     234     223
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $178.48 $182.06 $137.74 $149.37 $157.53 $163.72 $170.12 $166.15 $167.83 $164.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       737     723     624     580     564     522     492     448     406     371
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $132.13 $135.15 $ 77.18 $102.45 $129.03 $107.34 $117.94 $171.95 $165.22 $153.16
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       216     308     303     317     309     276     249     261     222     206
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $208.22 $185.20 $113.53 $141.60 $173.94 $156.14 $179.88 $253.28 $237.12 $203.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       794     725     675     668     622     559     511     480     441     417
------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $242.07 $241.63 $151.23 $194.39 $215.34 $205.86 $230.79 $313.62 $339.44 $314.30
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,272   1,248   1,236   1,328   1,394   1,422   1,386   1,345   1,311   1,269
------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $128.19 $131.14 $ 87.59 $ 96.39 $110.04 $108.14 $125.60 $163.27 $175.05 $169.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       292     333     358     386     381     367     388     424     399     374
------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 90.43 $100.04 $ 54.07 $ 69.81 $ 77.50 $ 76.67 $ 88.31 $117.03 $131.18 $130.04
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       167     196     213     240     247     248     243     242     243     233
------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $131.65 $132.02 $ 78.59 $101.93 $116.45 $119.49 $138.41 $179.93 $196.18 $197.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       923   1,410   1,258   1,168   1,072     963     884     825     744     690
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $290.56 $297.34 $165.26 $209.74 $240.35 $238.97 $272.50 $356.11 $393.65 $388.12
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,645   2,259   1,933   1,725   1,526   1,344   1,190   1,071     979     901
------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.08 $118.07 $106.08 $107.47 $112.15 $115.97 $118.03 $114.59 $115.78 $114.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       643     748     667     798     771     721     684     639     599     572
------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 94.43 $ 90.22 $ 72.86
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       8      21      28
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $310.53 $322.33 $199.82 $248.75 $281.41 $282.55 $321.22 $416.78 $464.56 $461.99
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,920   2,757   2,594   2,527   2,394   2,246   2,120   2,010   1,936   1,890
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.29 $118.65 $100.88 $116.08 $125.54 $125.53 $130.35 $142.73 $143.13 $144.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        39      65      71      75      93     100      95      97      93      83
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $136.64 $147.33 $100.79 $140.66 $184.08 $175.27 $203.78 $279.70 $284.41 $264.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       362     647     842   1,109   1,363   1,484   1,517   1,556   1,523   1,490
------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 99.48 $107.28 $112.70 $113.38 $118.92 $122.49 $125.34 $120.55 $119.99 $113.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        46     131     314     314     355     382     383     340     310     281
------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $101.29 $101.84 $ 97.37
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       4      11      14
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $160.48 $169.61 $173.78 $167.97 $173.15 $180.33 $179.64 $174.33 $174.62 $173.02
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       532     504     484     438     402     369     336     299     272     253
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $178.84 $197.62 $ 96.32 $121.08 $126.00 $109.42 $125.52 $150.42 $138.16 $133.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,232   4,096   3,827   3,659   3,352   3,078   2,822   2,609   2,454   2,344
------------------------------------------------------------------------------------------------------------------------
 EQ/INVESCO COMSTOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $119.26 $114.71 $ 71.36 $ 90.40 $102.76 $ 99.37 $116.10 $154.68 $166.21 $153.83
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       110     144     151     161     166     175     180     204     488     451
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $160.85 $156.76 $ 93.14 $121.58 $134.73 $125.98 $144.24 $193.23 $218.05 $210.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       362     351     314     309     306     282     258     243     232     235
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 69.04 $ 77.63 $ 48.81 $ 65.60 $ 75.04 $ 75.78 $ 85.77 $112.12 $124.15 $128.44
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,671   1,480   1,401   1,420   1,314   1,246   1,199   1,132   1,094   1,064
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $112.16 $104.09 $ 44.46 $ 52.26 $ 59.10 $ 58.12 $ 66.86 $ 86.79 $ 96.44 $ 90.93
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       108     128     147     201     207     448     436     419     425     411
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $142.55 $163.42 $ 96.29 $130.37 $147.85 $130.24 $153.80 $172.45 $161.62 $159.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        67     160     188     248     314     328     343     348     335     328
------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $128.68 $137.14 $ 68.62 $ 92.25 $114.44 $110.20 $127.28 $166.49 $179.03 $171.58
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,735   1,869   2,031   2,200   2,138   2,037   1,961   1,903   1,858   1,835
------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $139.78 $144.74 $146.16 $144.61 $142.80 $140.87 $138.97 $137.09 $135.24 $133.41
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        56      54      55      35      26      22      18      18      20   13.00
------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $133.39 $161.09 $ 83.71 $129.73 $169.33 $154.20 $165.45 $226.15 $221.53 $206.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        93     226     285     478     688     807     807     746     714     692
------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.94 $115.70 $ 67.64 $ 92.50 $105.12 $ 94.78 $112.55 $140.28 $140.88 $143.41
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        14      82     114     168     240     346     360     390     410     453
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO GLOBAL REAL RETURN
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 90.73 $ 96.56 $ 93.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       8      33      60
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 98.40 $108.22 $102.45 $109.17 $108.61 $106.95 $107.09 $105.75 $104.24 $102.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       167     270     619     803     776     662     608     559     513     466
------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $171.37 $177.18 $163.75 $171.70 $180.35 $180.55 $182.86 $176.30 $178.98 $176.98
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       670     670     587     692     642     567     508     455     413     375
------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $162.73 $157.60 $102.42 $127.45 $158.20 $149.85 $170.81 $231.64 $239.62 $225.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       672     766     808     921     897     854     804     769     737     719
------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.07 $114.32 $ 65.18 $ 91.73 $105.33 $101.90 $119.57 $162.71 $174.40 $189.65
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        43     530     571     733     853     915   1,029   1,030   1,023   1,089
------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $132.31 $132.06 $ 78.13 $102.09 $113.88 $109.19 $121.59 $162.58 $183.58 $178.53
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        92     127     111     120     121     109     103     103     111     112
------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 87.90 $ 96.54 $ 68.96 $ 95.45 $110.46 $102.58 $121.88 $167.23 $171.26 $171.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       185     218     221     353     470     665     775     850     808     739
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



--------------------------------------------------------------------------------------------------------------
                                                            FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------
                                           2006 2007 2008 2009  2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------
 FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $117.57 $112.76 $129.21 $166.93 $183.89 $182.18
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       75     327     498     586     628     661
--------------------------------------------------------------------------------------------------------------
 GOLDMAN SACHS VIT MID CAP VALUE FUND
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --       -- $ 86.03 $100.31 $131.18 $146.62 $130.88
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      20      57      89     125     144
--------------------------------------------------------------------------------------------------------------
 INVESCO V.I. GLOBAL REAL ESTATE FUND
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $109.21 $100.50 $126.76 $128.11 $144.53 $140.10
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       15      60     130     169     214     232
--------------------------------------------------------------------------------------------------------------
 INVESCO V.I. HIGH YIELD FUND
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --       -- $ 94.99 $109.61 $115.46 $115.71 $110.32
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      18      52      64      73      79
--------------------------------------------------------------------------------------------------------------
 INVESCO V.I. INTERNATIONAL GROWTH FUND
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --       -- $ 86.80 $ 98.69 $115.60 $114.15 $109.67
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      39      88     117     157     187
--------------------------------------------------------------------------------------------------------------
 INVESCO V.I. MID CAP CORE EQUITY FUND
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $114.65 $105.76 $115.42 $146.29 $150.34 $141.98
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --        9      36      47      48      48      47
--------------------------------------------------------------------------------------------------------------
 INVESCO V.I. SMALL CAP EQUITY FUND
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $124.31 $121.44 $136.18 $184.17 $185.49 $172.50
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --        2      18      18      21      20      23
--------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP ENERGY
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $128.55 $115.31 $115.33 $145.36 $128.27 $ 98.52
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       13      78      99     120     159     186
--------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP HIGH INCOME
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $106.22 $110.31 $129.12 $140.77 $141.52 $130.54
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       26     156     349     427     469     445
--------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --       -- $ 89.68 $100.48 $128.81 $137.08 $127.43
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      45     177     304     331     371
--------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --       -- $ 79.10 $ 82.07 $116.08 $116.35 $116.95
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      19      31      42      41      87
--------------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $113.40 $ 91.70 $110.42 $107.59 $101.22 $ 79.84
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       88     285     473     574     634     724
--------------------------------------------------------------------------------------------------------------
 MFS(R) INTERNATIONAL VALUE PORTFOLIO
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $111.16 $107.72 $123.20 $155.15 $154.80 $162.38
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       28     157     291     446     553     670
--------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 MFS(R) INVESTORS TRUST SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $114.87 $110.60 $129.66 $168.53 $184.08 $181.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       6      11      23      28      26      25
------------------------------------------------------------------------------------------------------------------------
 MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      --      --      -- $187.35
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      21
------------------------------------------------------------------------------------------------------------------------
 MFS(R) TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $119.04 $118.68 $133.79 $177.83 $193.71 $211.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       9      48      81      96     110     135
------------------------------------------------------------------------------------------------------------------------
 MFS(R) UTILITIES SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $110.79 $116.42 $130.03 $154.23 $171.13 $143.92
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      11     106     184     228     304     276
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $141.76 $156.14 $ 82.34 $111.78 $130.02 $120.51 $135.77 $183.75 $200.61 $205.80
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,113     954     846     839     811     729     649     585     528     486
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $115.08 $120.64 $121.96 $130.33 $136.56 $142.56 $148.34 $142.91 $146.28 $144.50
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       370     371     378     415     480     487     527     481     427     390
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.36 $120.73 $ 67.20 $ 93.99 $117.67 $106.94 $121.80 $168.45 $174.27 $169.32
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       547     536     504     503     481     437     394     379     349     332
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $139.29 $137.54 $ 86.89 $123.76 $152.52 $130.42 $147.73 $197.63 $205.39 $191.39
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       391     368     346     347     344     316     278     256     226     203
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $106.03 $123.67 $ 64.57 $100.93 $117.21 $110.07 $123.17 $164.77 $184.59 $193.58
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       838     823     789     897     829     750     698     627     598     562
------------------------------------------------------------------------------------------------------------------------
 TARGET 2015 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.32 $114.60 $ 78.60 $ 93.30 $101.92 $ 97.73 $106.89 $120.29 $122.19 $118.25
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        11      60     109     141     154     156     141     141     128     113
------------------------------------------------------------------------------------------------------------------------
 TARGET 2025 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.27 $115.74 $ 74.21 $ 90.20 $ 99.61 $ 94.44 $105.15 $123.55 $126.81 $122.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         7      61     108     162     190     202     211     227     242     247
------------------------------------------------------------------------------------------------------------------------
 TARGET 2035 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.16 $116.71 $ 71.34 $ 88.38 $ 98.29 $ 92.47 $104.11 $125.57 $129.45 $125.12
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4      29      72     122     152     171     195     209     224     239
------------------------------------------------------------------------------------------------------------------------
 TARGET 2045 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.95 $118.00 $ 68.30 $ 86.09 $ 96.22 $ 89.68 $102.13 $126.18 $130.43 $125.82
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         3      23      52      91     108     122     137     149     164     177
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



----------------------------------------------------------------------------------------------------
                                                      FOR THE YEARS ENDING DECEMBER 31,
                                         -----------------------------------------------------------
                                         2006 2007 2008 2009 2010  2011   2012   2013   2014   2015
----------------------------------------------------------------------------------------------------
 TARGET 2055 ALLOCATION
----------------------------------------------------------------------------------------------------
   Unit value                             --   --   --   --   --      --     --     --     -- $91.46
----------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    --   --   --   --   --      --     --     --     --      1
----------------------------------------------------------------------------------------------------
 VANECK VIP GLOBAL HARD ASSETS FUND
----------------------------------------------------------------------------------------------------
   Unit value                             --   --   --   --   --  $82.94 $84.37 $91.81 $73.06 $47.84
----------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    --   --   --   --   --      44     90    109    129    167
----------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 14, 2016 to a fixed maturity option with a maturity date of June 15, 2024 (eight* years later) at a hypothetical rate to maturity of 4.00% (H), resulting in a maturity value of $136,886 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2020./(a)/



-------------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY/(J)/
                                                                              ON JUNE 15, 2020
                                                                             --------------------------------------------
                                                                                2%                   6%
-------------------------------------------------------------------------------------------------------------------------
AS OF JUNE 15, 2020 BEFORE WITHDRAWAL
(1) market adjusted amount/(b)/                                              $126,455             $108,409
-------------------------------------------------------------------------------------------------------------------------
(2) fixed maturity amount/(c)/                                               $116,998             $116,998
-------------------------------------------------------------------------------------------------------------------------
(3) market value adjustment: (1) - (2)                                       $  9,457             $ (8,589)
-------------------------------------------------------------------------------------------------------------------------
ON JUNE 15, 2020 AFTER $50,000 WITHDRAWAL
(4) portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                        $  3,739             $ (3,961)
-------------------------------------------------------------------------------------------------------------------------
(5) portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $ 46,261             $ 53,961
-------------------------------------------------------------------------------------------------------------------------
(6) market adjusted amount (1) - $50,000                                     $ 76,455             $ 58,409
-------------------------------------------------------------------------------------------------------------------------
(7) fixed maturity amount: (2) - (5)                                         $ 70,738             $ 63,037
-------------------------------------------------------------------------------------------------------------------------
(8) maturity value/(d)/                                                      $ 82,762             $ 73,752
-------------------------------------------------------------------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

*  In Oregon, seven is the maximum maturity year.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461

(b)Market adjusted amount is based on the following calculation:

Maturity value        =                $136,886               where j is either 2% or 6%
----------------------          ------------------------------
(1+j)/(D/365)/                    (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:

Maturity value        =                $136,886
----------------------          ------------------------------
(1+h)/(D/365)/                  (1+0.04)/(1,461/365) /

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365)/  =  ($70,738 or $63,037) x (1+0.04)/(1,461/365)/

                 APPENDIX II: MARKET VALUE ADJUSTMENT EXAMPLE

Appendix III: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

STATES WHERE CERTAIN EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

--------------------------------------------------------------------------------------------------------------
                             CONTRACT
             FEATURES AND    TYPE/SERIES/
 STATE       BENEFITS        EFFECTIVE DATE  AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------------------------------------
CALIFORNIA   See "Your                       If you reside in the state of California and you are age 60 or
             right to                        older at the time the contract is issued, you may return your
             cancel within                   variable annuity contract within 30 days from the date that
             a certain                       you receive it and receive a refund as described below.
             number of
             days" in
             "Contract
             features and
             benefits."

                                             If you allocate your entire initial contribution to the
                                             EQ/Money Market option (and/or guaranteed interest
                                             option), the amount of your refund will be equal to your
                                             contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to
                                             cancel at our processing office. This amount could be less than your initial contribution. If you allocate any portion of your initial contribution to the variable investment options
                                             (other than the EQ/Money Market option) and/or fixed
                                             maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.
--------------------------------------------------------------------------------------------------------------

CONNECTICUT  See             The changes     The withdrawal charge percentage that applies depends on
             "Withdrawal     apply to        the contract year in which the withdrawal is made,
             charge" in      contracts       according to the following table:
             "Fees and       issued on or
             charges" under  after the
             "EQUI-VEST(R)   dates
             at a glance --  indicated for
             key features;"  the contract
             and in          types
             "Charges under  indicated as
             the contract"   follows:
             under "Charges
             and expenses"

                  EDC -- June        Contract                  Charge
                  20, 2003 TSA,      Year(s)                   ------
                  and Annuitant      -------
                  owned HR-10
                  contract         1 through 5                6%/(1)/
                  series 200 --         6                        5
                  June 14, 2004         7                        4
                                        8                        3
                                        9                        2
                                        10                       1
                                   11 and later                  0

                                         (1)This percentage may be reduced at older ages for certain contract series. Your financial professional can provide further details about the contract series you own.

                         SIMPLE IRA      The amount of the withdrawal charge we deduct is equal
                         contract        to 6% of contributions withdrawn that exceed the 10%
                         series 400 --   free withdrawal amount, that were made in the current and
                         March 3, 2004   four prior contract years and 5% of contributions with-
                         SEP and SARSEP  drawn that were made in the contract year immediately
                         contract        preceding the four prior contract years.
                         series 300 and
                         Trusteed
                         contracts
                         series 200 --
                         June 14, 2004
-----------------------------------------------------------------------------------------------------------------------

FLORIDA  See "Your       Keogh Series    If you reside in the state of Florida, you may cancel your
         right to        200, SEP and    variable annuity contract and return it to us within 21 days
         cancel within   SARSEP IRA      from the date that you receive it. You will receive an
         a certain       Contract        unconditional refund equal to the greater of the cash surrender
         number of       Series 300 and  value provided in the annuity contract, plus any fees or
         days" in        SIMPLE IRA      charges deducted from the contributions or imposed under the
         "Contract       Series 400.     contract, or a refund of all contributions paid.
         features and
         benefits"
-----------------------------------------------------------------------------------------------------------------------

                                     III-1

APPENDIX III: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

--------------------------------------------------------------------------------------------------------------------------------
                 FEATURES     CONTRACT
                 AND          TYPE/SERIES/
 STATE           BENEFITS     EFFECTIVE DATE AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------------------------------------------------------

FLORIDA (CONT.)  See                         If you are age 65 or older at the time your
                 "Withdrawal                 contract is issued, the applicable
                 charge"                     withdrawal charge will not exceed 10% of
                 in                          the amount withdrawn. In addition,
                 "Charges                    no charge will apply after the end of the
                 and                         10th contract year or 10 years after a
                 expenses"                   contribution is made, whichever is later.
--------------------------------------------------------------------------------------------------------------------------------
ILLINOIS         FOR SEP AND SARSEP IRA CONTRACT SERIES 300 AND SIMPLE IRA
                 CONTRACT SERIES 400 ISSUED ON OR AFTER SEPTEMBER 24, 2007:
                 ---------------------------------------------------------------------------------------------------------------

                 See            The          The amount of the withdrawal charge we
                 "Withdrawal    change       deduct is equal to 6% of contributions
                 charge         applies      withdrawn that exceed the 10% free
                 for            to SEP       withdrawal amount, that were made in the
                 series         and          current and four prior contract years and
                 300 and        SARSEP       5% of contributions withdrawn that were
                 400            IRA          made in the contract year immediately
                 con-tracts"    contract     preceding the four prior contract years.
                 under          series
                 "Charges       300 and
                 and            to SIMPLE
                 expenses"      IRA
                                contract
                                series
                                400.
--------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS    See            The          The disability, terminal illness or
                 "Disability,   change       confinement to a nursing home withdrawal
                 terminal       applies      charge waiver is not available.
                 illness        to SEP,
                 or             SARSEP
                 confinement    IRA
                 to             series
                 nursing        300,
                 home" in       SIMPLE
                 "Charges       IRA
                 under the      series
                 contracts"     400
                 under          contracts
                 "Charges       issued on
                 and            or after
                 expenses"      November
                                27, 2006.
--------------------------------------------------------------------------------------------------------------------------------
NEW YORK         See            Series       Fixed maturity options are not available.
                 "Fixed         100
                 maturity       contracts
                 options"
                 in "What
                 are your
                 investment
                 options
                 under the
                 contract"
                 under
                 "Contract
                 features
                 and
                 benefits"

                 See                         In the second to last paragraph in this
                 "Selecting                  section, the second line in the paragraph
                 an                          "(1) the amount applied to purchase the
                 annuity                     annuity;" is deleted in its entirety and
                 payout                      replaced with the following:
                 option"
                 in "Your
                 annuity
                 payout
                 option"
                 under
                 "Accessing
                 your
                 money"
                                             (1) The amount applied to provide the
                                             annuity will be: (a) the account value for
                                             any life annuity form or (b) the cash value
                                             for any period certain annuity form except
                                             that, if the period certain is more than
                                             five years, the amount applied will be no
                                             less than 95% of the account value.
--------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA     See            Series       Fixed maturity options are not available.
                 "Fixed         100, 200
                 maturity       and 300
                 options"       contracts
                 in "What
                 are your
                 investment
                 options
                 under the
                 contract"
                 under
                 "Contract
                 features
                 and
                 benefits"
                 See            EDC 457      Taking a loan in excess of the Internal
                 "Loans         Contracts    Revenue Code limits may result in adverse
                 under                       tax consequences. Please consult your tax
                 TSA,                        adviser before taking a loan that exceeds
                 governmental                the Internal Revenue Code limits.
                 employer
                 EDC and
                 Corporate
                 Trusteed
                 contracts"
                 in
                 "Accessing
                 your
                 money"
--------------------------------------------------------------------------------------------------------------------------------

                                     III-2

                   APPENDIX III: STATE CONTRACT AVAILABILITY
               AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------
                         CONTRACT
         FEATURES AND    TYPE/SERIES/
 STATE   BENEFITS        EFFECTIVE DATE  AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------------------------
TEXAS    See "Separate   EQUI-VEST(R)    Total Separate Account A annual expenses and total annual
         account annual  TSA contracts   expenses of the Trusts when added together are not
         expenses" in    series 200      permitted to exceed 2.75% (except for the Multimanager
         the "Fee        issued on or    Aggressive Equity, AXA Moderate Allocation, EQ/Common
         Table" section  after August    Stock Index and EQ/Money Market options which are not
         under "Maximum  1, 2002         permitted to exceed 1.75%) unless the Teachers Retirement
         total Separate  For TSA         System of Texas permits a higher rate.
         Account A       contract
         annual          owners who are
         expenses" for   employees of
         series 200      public school
                         districts and
                         open
                         enrollment
                         charter
                         schools
                         (grades K-12)
                         who are
                         participants
                         in the TSA
                         plan, the
                         providers of
                         which are
                         subject to the
                         403(b)
                         Certification
                         Rules of the
                         Teacher
                         Retirement
                         System of the
                         State of
                         Texas, and who
                         enroll and
                         contribute to
                         the TSA
                         contracts
                         through a
                         salary
                         reduction
                         agreement.

  See                             6% of the amount withdrawn, generally declining
  "Withdrawal                     for the first through 12th contract years;
  Charge" in
  "Charges under                     Contract      Charge
  the contracts"                     year(s)       ------
  under "Charges                     -------
  and expenses."                        1          6.00%
                                        2          5.75%
                                        3          5.50%
                                        4          5.25%
                                        5          5.00%
                                        6          4.75%
                                        7          4.50%
                                        8          4.25%
                                        9          4.00%
                                        10         3.00%
                                        11         1.00%
                                        12         1.00%
                                   13 and later    0.00%

                                  The total of all withdrawal charges may not
                                  exceed 8% of all contributions made during a
                                  specified period before the withdrawal is made.
  See "What are   For all new     Unavailable variable investment options: The
  your            and existing    variable investment options that invest in
  investment      TSA contract    portfolios of unaffiliated trusts are not
  options under   owners          available. You may allocate amounts to the
  the contract"   (regardless of  variable investment options that invest in the
  in "Contract    the contract    AXA Tactical Manager Portfolios.
  features and    issue date)
  benefits".      who are
                  employees of
                  public school
                  districts and
                  open
                  enrollment
                  charter
                  schools
                  (grades K-12),
                  who are
                  participants
                  in the TSA
                  plan, the
                  providers of
                  which are
                  subject to the
                  403(b)
                  Certification
                  Rules of the
                  Teacher
                  Retirement
                  System of the
                  State of
                  Texas, and who
                  enroll and
                  contribute to
                  the TSA
                  contracts
                  through a
                  salary
                  reduction
                  agreement.

  See the SAI
  for condensed
  financial
  Information.
-------------------------------------------------------------------------------------

                                     III-3

                   APPENDIX III: STATE CONTRACT AVAILABILITY
               AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------------
                            CONTRACT
            FEATURES AND    TYPE/SERIES/
 STATE      BENEFITS        EFFECTIVE DATE  AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------------------------------
UTAH        See             The change      The amount of the withdrawal charge we deduct is equal to
            "Withdrawal     applies to      6% of contributions withdrawn that exceed the 10% free
            charge" in      SIMPLE IRA      withdrawal amount, that were made in the current and four
            "Withdrawal     contract        prior contracts years and 5% of contributions withdrawn that
            charge for      series 400      were made in the contract year immediately preceding the
            series 300 and  issued on or    four prior contract years.
            400 contracts"  after November
            under "Charges  27, 2006.
            and expenses"   This change
                            applies to SEP
                            and SARSEP
                            contract
                            series 300
                            issued on or
                            after August
                            25, 2008.
--------------------------------------------------------------------------------------------------------
VERMONT     See "Loans                      Taking a loan in excess of Internal Revenue Code limits may
            under TSA,                      result in adverse tax consequences. Please consult your tax
            governmental                    adviser before taking a loan that exceeds the Internal
            employer EDC                    Revenue Code limits.
            and Corporate
            Trusteed
            contracts" in
            "Accessing
            your money"
--------------------------------------------------------------------------------------------------------
WASHINGTON                  The changes
                            apply to
                            contracts
                            issued on or
                            after August
                            13, 2001

            Fixed Maturity  All contract    Not available
            Options         types
                            and series

            See "Annual     All contract    This charge is deducted pro rata from the variable investmen
            administrative  types           options. If your account value is allocated 100% to the
            charge" in the  and series      guaranteed interest option, the charge will be waived.
            Fee table
            under "Charges
            and expenses"

            See "Index of   Trusteed        Not available
            key words and   contracts
            phrases"

            See             SIMPLE IRA      In the case of terminations or surrenders, we will pay you t
            "Withdrawal     contract        greater of (i) the cash value or (ii) the free withdrawal
            charge" in      series 400      amount plus 94% of the remaining account value. For issue
            "Charges under                  ages 60 and older, the percentage is 95% of the remaining
            the contracts"                  account value in the 5th contract year and later; and for is
            under "Charges                  ages under 60, the percentage is 94.5% of the remaining
            and expenses"                   account value in the 6th contract year and later.

            Withdrawal                      For SIMPLE IRA, the withdrawal charge is waived after five
            charge waiver                   contract years and the annuitant is at least 59 1/2.
--------------------------------------------------------------------------------------------------------


                                     III-4

                   APPENDIX III: STATE CONTRACT AVAILABILITY
               AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Calculation of annuity payments                               2

Custodian and Independent Registered Public Accounting Firm   2

Distribution of the contracts                                 2

Calculating unit values                                       3

Condensed financial information                               4

Financial Statements                                          71

HOW TO OBTAIN AN EQUI-VEST(R) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT A

Call 1 (800) 628-6673 or send this request form to:
  EQUI-VEST(R)
  Employer Sponsored Retirement Plans
  Processing Office
  AXA Equitable
  P.O. Box 4956
  Syracuse, NY 13221-4956


----------------------------------------------------------------------------------
Please send me an EQUI-VEST(R) Statement of Additional Information dated May 1, 2016
(Employer Sponsored Retirement Plans)
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


                                                                        #792956

EQUI-VEST(R) (Series 100-500)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2016


PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE PURCHASING OR TAKING ANY OTHER ACTION UNDER YOUR CONTRACT. THIS PROSPECTUS SUPERSEDES ALL PRIOR PROSPECTUSES AND SUPPLEMENTS. YOU SHOULD READ THE PROSPECTUSES FOR EACH TRUST WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE PORTFOLIOS.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(R)?

EQUI-VEST(R) is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options ("investment options").

This prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the contract are changed after the date of this prospectus in accordance with the contract, those changes will be described in a supplement to this prospectus. You should carefully read this prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

This contract is no longer being sold. This prospectus is used with current contract owners only. All features and benefits described in this prospectus may not have been available at the time you purchased your contract. We have the right to restrict availability of any feature or benefit. We may have the right to refuse to accept any contribution from you at any time, including after the purchase of the contract. EFFECTIVE JUNE 18, 2012, FOR CERTAIN CONTRACT SERIES AND TYPES, WE NO LONGER ACCEPT CONTRIBUTIONS. FOR OTHER CONTRACT SERIES AND TYPES, INCLUDING CONTRACTS ISSUED IN CERTAIN STATES, WE CURRENTLY CONTINUE TO ACCEPT SUBSEQUENT CONTRIBUTIONS SUBJECT TO LIMITATIONS. REFERENCES TO CONTRIBUTIONS IN THIS PROSPECTUS ARE FOR THE BENEFIT OF CONTRACT OWNERS CURRENTLY ELIGIBLE TO CONTINUE MAKING CONTRIBUTIONS TO THE CONTRACTS. FOR MORE INFORMATION, SEE "HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" AND APPENDIX III LATER IN THIS PROSPECTUS.

VARIABLE INVESTMENT OPTIONS

FIXED INCOME

--------------------------------------------------------------------------------
.. American Funds Insurance Series(R) Bond Fund/SM/
.. Charter/SM/ Multi-Sector Bond
.. EQ/Core Bond Index
.. EQ/Global Bond PLUS
.. EQ/High Yield Bond
.. EQ/Intermediate Government Bond
.. EQ/Money Market
.. EQ/PIMCO Global Real Return
.. EQ/PIMCO Ultra Short Bond
.. EQ/Quality Bond PLUS
.. Invesco V.I. High Yield
.. Ivy Funds VIP High Income
.. Multimanager Core Bond
--------------------------------------------------------------------------------

DOMESTIC EQUITY
--------------------------------------------------------------------------------
.. AXA 400 Managed Volatility
.. AXA 500 Managed Volatility
.. AXA 2000 Managed Volatility

.. AXA/AB Small Cap Growth

.. AXA/Franklin Small Cap Value Managed Volatility
.. AXA Large Cap Core Managed Volatility
.. AXA Large Cap Growth Managed Volatility
.. AXA Large Cap Value Managed Volatility
.. AXA/Loomis Sayles Growth
.. AXA Mid Cap Value Managed Volatility
.. AXA/Mutual Large Cap Equity Managed Volatility
.. Charter/SM/ Small Cap Growth
.. Charter/SM/ Small Cap Value
.. EQ/BlackRock Basic Value Equity
.. EQ/Boston Advisors Equity Income
.. EQ/Calvert Socially Responsible
.. EQ/Capital Guardian Research
.. EQ/Common Stock Index
.. EQ/Equity 500 Index
.. EQ/GAMCO Mergers and Acquisitions
.. EQ/GAMCO Small Company Value
.. EQ/Invesco Comstock
.. EQ/JPMorgan Value Opportunities
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Value Index
.. EQ/Mid Cap Index
.. EQ/Morgan Stanley Mid Cap Growth
.. EQ/Small Company Index
.. EQ/T. Rowe Price Growth Stock
.. EQ/UBS Growth and Income
.. EQ/Wells Fargo Omega Growth
.. Fidelity(R) VIP Contrafund(R)
.. Goldman Sachs VIT Mid Cap Value
.. Invesco V.I. Mid Cap Core Equity
.. Invesco V.I. Small Cap Equity
.. Ivy Funds VIP Energy
.. Ivy Funds VIP Mid Cap Growth
.. Ivy Funds VIP Small Cap Growth
.. MFS(R) Investors Trust
.. MFS(R) Massachusetts Investors Growth Stock
.. MFS(R) Technology
.. MFS(R) Utilities
.. Multimanager Aggressive Equity
.. Multimanager Mid Cap Growth
.. Multimanager Mid Cap Value
.. Multimanager Technology

.. VanEck VIP Global Hard Assets

--------------------------------------------------------------------------------

INTERNATIONAL/GLOBAL

--------------------------------------------------------------------------------
.. AXA Global Equity Managed Volatility
.. AXA International Core Managed Volatility
.. AXA International Managed Volatility
.. AXA International Value Managed Volatility
.. AXA/Templeton Global Equity Managed Volatility
.. EQ/Emerging Markets Equity PLUS
.. EQ/International Equity Index
.. EQ/MFS International Growth
.. EQ/Oppenheimer Global
.. Invesco V.I. Global Real Estate
.. Invesco V.I. International Growth
.. Lazard Retirement Emerging Markets Equity
.. MFS(R) International Value
--------------------------------------------------------------------------------

ASSET ALLOCATION
--------------------------------------------------------------------------------
.. All Asset Aggressive - Alt 25
.. All Asset Growth - Alt 20
.. All Asset Moderate Growth - Alt 15

.. AXA/AB Dynamic Moderate Growth

.. AXA Aggressive Allocation
.. AXA Balanced Strategy
.. AXA Conservative Allocation
.. AXA Conservative Growth Strategy
.. AXA Conservative-Plus Allocation
.. AXA Conservative Strategy

.. AXA/Franklin Balanced Managed Volatility
.. AXA/Franklin Templeton Allocation Managed Volatility

.. AXA Moderate Allocation
.. AXA Moderate Growth
  Strategy
.. AXA Moderate-Plus Allocation
.. Target 2015 Allocation
.. Target 2025 Allocation
.. Target 2035 Allocation
.. Target 2045 Allocation

.. Target 2055 Allocation

--------------------------------------------------------------------------------





THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                         EV Series 100-500 (IF)

                                                                         #78404

You may allocate amounts to the variable investment options under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.

TYPES OF CONTRACTS. For existing contract holders we offer different "series" of contracts for use as (these contracts are not available for new purchasers):

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.

..   A traditional IRA as a conduit to hold rollover distributions ("QP IRA")
    from a qualified plan or a Tax-Sheltered Annuity ("TSA"). QP IRA (SERIES 100-400) AND ROTH ADVANTAGE CONTRACTS (SERIES 500).


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2016 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling
(800) 628-6673. The SAI has been incorporated by this reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


You have previously purchased an EQUI-VEST(R) contract and are receiving this prospectus as a current contract owner. As a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendix III.

Contents of this Prospectus

--------------------------------------------------------------------------------



             Index of key words and phrases                      5
             Who is AXA Equitable?                               7
             How to reach us                                     8
             EQUI-VEST(R) at a glance -- key features           10

             ------------------------------------------------------
             FEE TABLE                                          12
             ------------------------------------------------------

             Examples                                           13
             EQUI-VEST(R) series 100 and 200 contracts -- For
               IRA contracts                                    13
             EQUI-VEST(R) series 100 and 200 contracts -- For
               NQ contracts                                     13
             EQUI-VEST(R) series 300 contracts                  14
             EQUI-VEST(R) series 400 contracts                  14
             EQUI-VEST(R) series 500 contracts                  14
             Condensed financial information                    14

             ------------------------------------------------------
             1. CONTRACT FEATURES AND BENEFITS                  15
             ------------------------------------------------------
             How you can contribute to your contract            15
             Owner and annuitant requirements                   18
             How you can make your contributions                18
             What are your investment options under the
               contract?                                        18
             Portfolios of the Trusts                           19
             Selecting your investment method                   31
             Allocating your contributions                      32
             Your right to cancel within a certain number of
               days                                             32

             ------------------------------------------------------
             2. DETERMINING YOUR CONTRACT'S VALUE               33
             ------------------------------------------------------
             Your account value and cash value                  33
             Your contract's value in the variable investment
               options                                          33
             Your contract's value in the guaranteed interest
               option                                           33
             Your contract's value in the fixed maturity
               options                                          33

             ------------------------------------------------------
             3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
               OPTIONS                                          34
             ------------------------------------------------------
             Transferring your account value                    34
             Disruptive transfer activity                       34
             Automatic transfer options                         35
             Investment simplifier                              35
             Rebalancing your account value                     36


-------------
"We,""our" and "us" refer to AXA Equitable.
When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

                          CONTENTS OF THIS PROSPECTUS

             ------------------------------------------------------
             4. ACCESSING YOUR MONEY                            37
             ------------------------------------------------------
             Withdrawing your account value                     37
             How withdrawals are taken from your account value 38 Surrender of your contract to receive its cash
               value                                            38
             Termination                                        38
             When to expect payments                            38
             Your annuity payout options                        38

             ------------------------------------------------------
             5. CHARGES AND EXPENSES                            41
             ------------------------------------------------------
             Charges that AXA Equitable deducts                 41
             Charges under the contracts                        41
             Charges that the Trusts deduct                     45
             Group or sponsored arrangements                    45
             Other distribution arrangements                    45

             ------------------------------------------------------
             6. PAYMENT OF DEATH BENEFIT                        46
             ------------------------------------------------------
             Your beneficiary and payment of benefit            46
             How death benefit payment is made                  47
             Beneficiary continuation option for traditional
               IRA, QP IRA, Roth IRA and Roth Advantage
               contracts                                        47
             Beneficiary continuation option for series 400 NQ
               contracts only                                   47

             ------------------------------------------------------
             7. TAX INFORMATION                                 49
             ------------------------------------------------------
             Overview                                           49
             Buying a contract to fund a retirement arrangement 49
             Transfers among investment options                 49
             Taxation of nonqualified annuities                 49
             Individual retirement arrangements ("IRAs")        51
             Traditional individual retirement annuities
               (traditional IRAs)                               52
             Roth individual retirement annuities ("Roth IRAs") 56 Federal and state income tax withholding and
               information reporting                            62
             Impact of taxes to AXA Equitable                   62

             ------------------------------------------------------
             8. MORE INFORMATION                                63
             ------------------------------------------------------
             About our Separate Account A                       63
             About the Trusts                                   63
             About our fixed maturity options                   63
             About the general account                          64
             About other methods of payment                     65
             Dates and prices at which contract events occur    65
             About your voting rights                           66
             Cybersecurity                                      66
             Statutory compliance                               66
             About legal proceedings                            67
             Financial statements                               67
             Transfers of ownership, collateral assignments,
               loans, and borrowing                             67
             Distribution of the contracts                      67


             ------------------------------------------------------
             9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE 70
             ------------------------------------------------------

           -------------------------------------------------------------
           APPENDICES
           -------------------------------------------------------------
             I   --   Condensed financial information               I-1
            II   --   Market value adjustment example              II-1
           III   --   State contract availability and/or
                        variations of certain features and
                        benefits                                  III-1

           -------------------------------------------------------------
           STATEMENT OF ADDITIONAL INFORMATION
             Table of contents
           -------------------------------------------------------------

                          CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                                       PAGE

                    account value                       33
                    annuitant                           15
                    annuity payout options              38
                    AXA Equitable Access Account        47
                    beneficiary                         46
                    beneficiary continuation option     47
                    business day                        65
                    cash value                          33
                    conduit IRA                         54
                    contract date                       15
                    contract date anniversary           15
                    contract year                       15
                    contributions                       15
                    contributions to Roth IRAs          56
                       regular contribution             57
                       rollovers and transfers          58
                       conversion contributions         58
                    contributions to traditional IRAs   52
                       regular contributions            52
                       rollovers and transfers          53
                    disruptive transfer activity        34
                    fixed maturity amount               30
                    fixed maturity options              30
                    guaranteed interest option          30
                    Inherited annuity                   47


                                                    PAGE

                       IRA                          2,51
                       IRS                            49
                       investment options              1
                       market adjusted amount         30
                       market timing                  34
                       market value adjustment        30
                       maturity value                 30
                       NQ                           2,38
                       Online Account Access           8
                       partial withdrawals            37
                       portfolio                      12
                       processing office               8
                       QP IRAs                         2
                       rate to maturity               30
                       Required Beginning Date        55
                       Roth Advantage                 56
                       Roth IRA                       56
                       SAI                             2
                       SEC                             2
                       TOPS                            8
                       traditional IRA              2,52
                       Trusts                       2,63
                       unit                           33
                       unit investment trust          63
                       variable investment options    18

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
fixed maturity options                 Guarantee Periods or Fixed Maturity
                                       Accounts

variable investment options            Investment Funds or Investment
                                       Divisions

account value                          Annuity Account Value

rate to maturity                       Guaranteed Rates

guaranteed interest option             Guaranteed Interest Account

unit                                   Accumulation unit

unit value                             Accumulation unit value
-----------------------------------------------------------------------------

                        INDEX OF KEY WORDS AND PHRASES

In this prospectus, we use a "series" number when necessary to identify a particular contract. We discuss five series of contracts. These series are no longer available for new purchasers. Information in this prospectus on these series is provided for our existing contract owners only. You can identify the EQUI-VEST(R) series you have by referring to your quarterly statement, or you may contact your financial professional, or you may call our toll-free number. The series designations are as follows:


--------------------------------------------------
..   NQ, traditional IRA, and QP IRA    series 100
    contracts issued before
    January 3, 1994; and
..   Roth IRA contracts converted from
    such IRA and QP IRA contracts.
--------------------------------------------------
..   Certain NQ, traditional IRA and    series 200
    QP IRA contracts issued on or
    after August 17, 1995; and
..   Roth IRA contracts converted from
    such traditional IRA and QP IRA
    contracts.
--------------------------------------------------
..   NQ, traditional IRA, QP IRA, and   series 300
    Roth IRA contracts issued on or
    after January 3, 1994 and before
    the date series 400 contracts
    became available in a state; and
..   Roth IRA contracts converted from
    such traditional IRA and QP IRA
    contracts.
--------------------------------------------------
..   NQ, traditional IRA, QP IRA, and   series 400
    Roth IRA contracts issued on or
    after July 10, 1995 in states
    where approved; and
..   Roth IRA contracts converted from
    such traditional IRA and QP IRA
    contracts.
--------------------------------------------------
..   Roth Advantage contracts.          series 500
--------------------------------------------------

                        INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?

--------------------------------------------------------------------------------



We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect wholly owned subsidiary of AXA Financial, Inc., which is an indirect wholly owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, AXA exercises significant influence over the operations and capital structure of AXA Equitable. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $573.0 billion in assets as of December 31, 2015. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                             WHO IS AXA EQUITABLE?

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R)
  Individual Annuity Lockbox
  P.O. Box 13459
  Newark, NJ 07188-0459

FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY EXPRESS DELIVERY:

  AXA Equitable
  JPMorganChase
  EQUI-VEST(R) Lockbox #13459
  4 Chase Metrotech Center (7th Floor)
  Brooklyn, NY 11245-0001
  Telephone number to be listed on express mail packages Attn: Extraction Supervisor, (718) 242-0716

FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS AND SENT BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R)
  Unit Annuity Lockbox
  P.O. Box 13463
  Newark, NJ 07188-0463

FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS AND SENT BY EXPRESS DELIVERY:

  JPMorganChase
  EQUI-VEST(R) Lockbox #13463
  4 Chase Metrotech Center (7th Floor)
  Brooklyn, NY 11245-0001
  Telephone number to be listed on express mail packages Attn: Extraction Supervisor, (718) 242-0716
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R) Processing Office
  P.O. Box 4956
  Syracuse, NY 13221-4956

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 100 Madison Street, Suite 1000, Syracuse, New York 13202.

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  AXA Equitable
  EQUI-VEST(R) Processing Office
  100 Madison Street, Suite 1000
  Syracuse, NY 13202
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   confirmation notices of financial transactions; and

..   quarterly statements of your contract values as of the close of each calendar quarter.

As required, notices and statements will be sent by mail under certain circumstances. They are also available on Online Account Access.
--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for fixed maturity options; and


..   the daily unit values for the variable investment options.


You can also:

..   change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option (not available for transfers to fixed maturity options); and

..   change your TOPS personal identification number ("PIN") (through TOPS only)
    and your Online Account Access password (through Online Account Access only).

Under TOPS only you can:

..   elect the investment simplifier.

Under Online Account Access only you can:

..   elect to receive certain contract statements electronically;

..   change your address;

..   access "Frequently Asked Questions" and certain service forms; and

..   obtain performance information regarding the variable investment options.

                             WHO IS AXA EQUITABLE?

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll free 1 (800) 755-7777. You may use Online Account Access by visiting our website at www.axa.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).

We reserve the right to discontinue offering TOPS at any time in the future.
--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you via the TDD.
--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:

You may reach us toll-free by calling (800) 841-0801 for a recording of daily unit values for the variable investment options.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)conversion of your traditional IRA contract to a Roth IRA contract;

(2)cancellation of your Roth IRA or Roth Advantage contract and return to a traditional IRA contract;

(3)election of the automatic investment program;

(4)election of the investment simplifier;

(5)election of the automatic deposit service;

(6)election of the rebalancing program;


(7)election of the required minimum distribution ("RMD") automatic withdrawal option;


(8)election of the beneficiary continuation option;

(9)election of the principal assurance allocation;

(10)request for a transfer/rollover of assets or 1035 exchange to another carrier;

(11)purchase by, or change of ownership to, a non-natural owner;

(12)contract surrender and withdrawal requests;

(13)death claims; and

(14)partial annuitization of an NQ contract.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)address changes;

(2)beneficiary changes;

(3)transfers among investment options; and

(4)change of ownership.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)investment simplifier;

(3)rebalancing program;

(4)systematic withdrawals; and

(5)the date annuity payments are to begin.

                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner.

                             WHO IS AXA EQUITABLE?

EQUI-VEST(R) at a glance -- key features

--------------------------------------------------------------------------------

PROFESSIONAL INVESTMENT     EQUI-VEST(R) variable investment options invest in different portfolios sub-advised by
MANAGEMENT                  professional investment advisers.
----------------------------------------------------------------------------------------------------------------------
GUARANTEED INTEREST OPTION  .   Principal and interest guarantees
                            .   Interest rates set periodically
----------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      .   10 (7 in Oregon) fixed maturity options with maturities ranging from approximately 1 to 10 (1 to 7 in Oregon) years.
                            .   Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            ------------------------------------------------------------------------------------------
                            If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option.
----------------------------------------------------------------------------------------------------------------------

TAX ADVANTAGES  .   On earnings inside the contract           No tax until you make withdrawals from your contract
                                                              or receive annuity payments.
                .   On transfers inside the contract          No tax on transfers among investment options.
                -----------------------------------------------------------------------------------------------------

                      You should be aware that annuity contracts that were purchased as an Individual Retirement
                      Annuity (IRA) do not provide tax deferral benefits beyond those already provided by the
                      Internal Revenue Code for individual retirement arrangements. Before contributing to one of these contracts, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these contracts with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" later in this prospectus.)
-----------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS  For certain contract series and types, we no longer accept contributions. For other contract series and types, including contracts issued in certain states, we currently continue to accept subsequent contributions subject to limitations. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts. For more information, see "How you can contribute to your contract" in "Contract features and benefits" and Appendix III later in this prospectus.
                      .   NQ:
                         $50 (additional minimum amount).
                      .   TRADITIONAL IRA AND ROTH IRA:
                         $20 (additional minimum amount).
                      .   TRADITIONAL IRA, ROTH IRA AND ROTH ADVANTAGE:
                         -- series 100 and 200 -- $20 (additional minimum amount);
                         -- series 300, 400 and 500 -- $50 (additional minimum amount).
                      .   QP IRA:
                         -- series 100 and 200 -- $1,000 minimum amount each additional rollover amount;
                         -- series 300 and 400 -- $2,500 minimum amount each additional rollover amount.
                      .   Other contribution limitations apply to all contracts.
                      -------------------------------------------------------------------------------------------------
                      Upon advance notice to you, we may exercise certain rights we have under your contract regarding contributions (if applicable), including our rights to (i) change minimum and maximum contribution requirements and limitations, (ii) discontinue acceptance of contributions, and (iii) to limit contributions as required by law or if such contributions are in excess of the amounts as permitted by the Internal Revenue Code. For more information, see "How you can contribute to your contract" in "Contract features and benefits" later in this prospectus. Please see Appendix III for any state variations that may apply.
-----------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY  .   Partial withdrawals
                      .   Several periodic withdrawal options
                      .   Contract surrender
                      You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                      You may also incur income tax and a penalty tax.
-----------------------------------------------------------------------------------------------------------------------

                   EQUI-VEST(R) AT A GLANCE -- KEY FEATURES

---------------------------------------------------------------------------------------
PAYOUT OPTIONS        .   Fixed annuity payout options
                      .   Variable Immediate Annuity payout options (described in
                          a separate prospectus for that option)
---------------------------------------------------------------------------------------
ADDITIONAL FEATURES   .   Dollar-cost averaging by automatic transfers
                         -- Interest sweep option
                         -- Fixed-dollar option
                      .   Automatic investment program
                      .   Account value rebalancing (quarterly, semiannually, and
                          annually)
                      .   No charge on transfers among investment options
                      .   Waiver of withdrawal charge under certain circumstances
                      .   Minimum death benefit
---------------------------------------------------------------------------------------
FEES AND CHARGES      .   Please see "Fee table" later in this Prospectus for
                          details.
---------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES  0-83
---------------------------------------------------------------------------------------


THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS, INCLUDING THE AVAILABILITY OF ALL INVESTMENT OPTIONS, MAY VARY IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS OR IN ALL STATES. PLEASE SEE APPENDIX III LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. This prospectus is a disclosure document and describes all of the contract's material features, benefits rights, and obligations, as well as other information. The prospectus should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same Selling broker-dealer. Some Selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the Selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some Selling broker-dealers may limit their clients from purchasing some optional benefits based upon the client's age.

                   EQUI-VEST(R) AT A GLANCE -- KEY FEATURES

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


----------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME
 YOU REQUEST CERTAIN TRANSACTIONS
----------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of
contributions withdrawn or amounts withdrawn depending
on the contract and series (deducted if you surrender
your contract or make certain withdrawals)/(1)/         6.00%
Charge for third-party transfer or exchange (for each   series 100 and 200: None
occurrence)/.(2)/                                       series 300 and 400: $65
                                                        (current and maximum);
                                                        series 500: $65 (maximum);
                                                        $25 (current).
Special services charges

  .   Wire transfer charge/(3)/                         $90 (current and maximum)

  .   Express mail charge/(3)/                          $35 (current and maximum)

-------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH
 CONTRACT DATE ANNIVERSARY
-------------------------------------------------------------------------------
Maximum annual administrative charge:                   $65 ($30 current)/(4)/
-------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.

-------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE
 INVESTMENT OPTIONS EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL           EQ/COMMON STOCK
EXPENSES:                       INDEX AND EQ/MONEY                       ALL OTHER VARIABLE
                                  MARKET OPTIONS                         INVESTMENT OPTIONS
                               ----------------------  ------------------------------------------------------
                               SERIES 100 SERIES 200   SERIES 100 SERIES 200 SERIES 300 SERIES 400 SERIES 500
                               ---------- ----------   ---------- ---------- ---------- ---------- ----------
Maximum mortality and expense  0.65%      1.24%                                         1.75%      1.75%
risks/(5)/                     (currently (currently                                    (currently (currently
                               0.56%)     1.15%)       0.50%      1.09%      1.10%      1.10%)     1.20%)
Maximum other expenses/(6)/                                                  0.25%      0.25%
                                                                             (currently (currently
                               0.84%      0.25%        0.84%      0.25%      0.24%)     0.24%)     0.25%
                               -----      -----        -----      -----      ------     ------     -----
Maximum total Separate         1.49%      1.49%        1.34%      1.34%      1.35%      2.00%      2.00%
                               =====      =====        =====      =====      =====      =====      =====
Account A annual expenses/(7)/ (currently (currently                         (currently (currently (currently
                               1.40%)     1.40%)                             1.34%)     1.34%)     1.45%)
-------------------------------------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


-------------------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2015 (expenses that are deducted from portfolio  Lowest Highest
assets including management fees, 12b-1 fees, service fees, and/or other expenses)/(8)/        0.61%  2.09%
-------------------------------------------------------------------------------------------------------------

                                   FEE TABLE

Notes:



(1)Important exceptions and limitations may eliminate or reduce this charge. For a complete description of withdrawal charges, please see "Withdrawal Charge" in "Charges and expenses" later in this Prospectus.

(2)This charge will never exceed 2% of the amount disbursed or transferred.

(3)Unless you specify otherwise, this charge will be deducted from the amount you request.

(4)For series 300, 400 and 500 contracts, during the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value, plus any amounts previously withdrawn during the contract year. Thereafter, the charge is $30 for each contract year. For series 100 and 200 contracts, the charge is equal to the lesser of $30 or 2% of your account value, plus any amounts previously withdrawn during the contract year.

(5)A portion of this charge is for providing the death benefit.

(6)For the series 300 and 400 contracts, although the charge is 0.25%, we currently charge 0.24% for all the variable investment options except the AXA Moderate Allocation, Multimanager Aggressive Equity, EQ/Common Stock Index and the EQ/Money Market options (we reserve the right to increase this charge to 0.25% for all the variable investment options at our discretion). For series 100 and 200 contracts, this charge is for financial accounting and other administrative services relating to the contracts.


(7)For series 100 and 200 contracts, the total Separate Account A annual expenses of the variable investment options and total annual expenses of the Trust when added together are not permitted to exceed an annual rate of 1.75% for the AXA Moderate Allocation, Multimanager Aggressive Equity, EQ/Common Stock Index, and EQ/Money Market options.

(8)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2015, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio. The "Highest" represents the total annual operating expenses of the All Asset Aggressive-Alt 25 Portfolio. For more information, see the prospectuses for the portfolios.


EXAMPLES

These examples are intended to help you compare the cost of investing in each type of series contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2015, which results in an estimated annual charge of 0.0631% of contract value.


The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this Prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

        EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS -- FOR IRA CONTRACTS


---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        $914    $1,676    $2,459    $4,202    $367    $1,114    $1,882    $3,894
---------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        $767    $1,240    $1,742    $2,768    $211    $  652    $1,119    $2,409
---------------------------------------------------------------------------------------------------------------


         EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS -- FOR NQ CONTRACTS


---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        $914    $1,676    $2,459    $3,894    $367    $1,114    $1,882    $3,894
---------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        $767    $1,240    $1,719    $2,409    $211    $  652    $1,119    $2,409
---------------------------------------------------------------------------------------------------------------

                                   FEE TABLE

                       EQUI-VEST(R) SERIES 300 CONTRACTS


---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        $915    $1,679    $2,464    $3,903    $368    $1,117    $1,887    $3,903
---------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        $768    $1,243    $1,724    $2,420    $212    $  655    $1,124    $2,420
---------------------------------------------------------------------------------------------------------------


                       EQUI-VEST(R) SERIES 400 CONTRACTS


---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        $979    $1,866    $2,765    $4,486    $436    $1,316    $2,207    $4,486
---------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        $832    $1,436    $2,065    $3,099    $281    $  860    $1,465    $3,099
---------------------------------------------------------------------------------------------------------------


                       EQUI-VEST(R) SERIES 500 CONTRACTS


---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        $979    $1,866    $2,765    $4,486    $436    $1,316    $2,207    $4,486
---------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        $832    $1,436    $2,065    $3,099    $281    $  860    $1,465    $3,099
---------------------------------------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options, available as of December 31, 2015.

                                   FEE TABLE

1. Contract features and benefits

--------------------------------------------------------------------------------

In this prospectus, we use a "series" number when necessary to identify a particular contract. These series are no longer available for new purchasers. Information in this prospectus on these series is provided for our existing contract owners only. You can identify the EQUI-VEST(R) series you have by referring to your quarterly statement, or you may contact your financial professional, or you may call our toll-free number.

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

A "contribution" means a payment made to us, from any source, with respect to the contract. The following table summarizes our current rules regarding contributions to your contract, which are subject to change. Depending on your contract type, we may refuse to accept subsequent contributions. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. Under our automatic investment program, the minimum contribution amount is $20 and the maximum contribution amount is $500 per month. The automatic investment program and the payroll deduction program are subject to the contribution limitations and restrictions set forth in the chart below. We will return any contribution made under these programs that exceeds your contribution limit, if applicable, and your program will be cancelled. We discuss the automatic investment program and the payroll deduction program under "About methods of payment" in "More information" later in this Prospectus. All ages in the table refer to the age of the annuitant named in the contract.

We have exercised our right to discontinue acceptance of contributions to certain series and types of contracts as set forth in the chart below, including contributions made through our automatic investment program or a payroll deduction program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract.

For certain other series and types of contracts, we have exercised our right to limit contributions to the contracts subject to the effective dates and contribution amounts set forth in the chart below, including contributions made through our automatic investment program or a payroll deduction program. Contribution limitations are per calendar year. If you contribute less than the limitation provides, you may not carry the difference forward to a subsequent calendar year.

For certain series and types of contracts, we also have the right to: (i) limit total contributions to $500,000 if the annuitant's current age is 75 or less;
(ii) limit total contributions to $250,000 if the annuitant's current age is 76-79; and (iii) discontinue acceptance of contributions if the annuitant's current age is 80 or greater.

Upon notice to you, we may exercise certain additional rights we have under the contract regarding contributions, including our right to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, for certain contract series, we may at any time exercise our rights to limit the number of variable investment options which you may elect. Other contribution limitations may be imposed by your contract or applicable state law. See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations.

--------------------------------------------------------------------------------
THE "ANNUITANT" IS THE PERSON WHO IS THE MEASURING LIFE FOR DETERMINING
CONTRACT BENEFITS. THE ANNUITANT IS NOT NECESSARILY THE CONTRACT OWNER.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE "CONTRACT DATE" IS THE EFFECTIVE DATE OF A CONTRACT. THIS USUALLY IS THE BUSINESS DAY WE RECEIVE THE PROPERLY COMPLETED AND SIGNED APPLICATION, ALONG WITH ANY OTHER REQUIRED DOCUMENTS, AND YOUR INITIAL CONTRIBUTION. YOUR CONTRACT DATE WILL BE SHOWN IN YOUR CONTRACT. THE 12-MONTH PERIOD BEGINNING ON YOUR CONTRACT DATE AND EACH 12-MONTH PERIOD AFTER THAT DATE IS A "CONTRACT YEAR."
THE END OF EACH 12-MONTH PERIOD IS YOUR "CONTRACT DATE ANNIVERSARY." FOR EXAMPLE, IF YOUR CONTRACT DATE IS MAY 1, YOUR CONTRACT DATE ANNIVERSARY IS
APRIL 30.
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                                            LIMITATION ON
                                       SOURCE OF            SUBSEQUENT
 CONTRACT TYPE   MINIMUM CONTRIBUTION  CONTRIBUTIONS        CONTRIBUTIONS
----------------------------------------------------------------------------------
NQ               $50                   .   After-tax money. SERIES 100 & 400
                                       .   Paid to us by    .   Acceptance of
                                           check or             contributions
                                           transfer of          has been
                                           contract value       discontinued./(1)/
                                           in a tax         SERIES 200
                                           deferred         .   Maximum limit
                                           exchange under       on
                                           Section 1035 of      contributions
                                           the internal         is $6,000 per
                                           revenue code.        calendar year.
                                       .   Paid to us by    SERIES 300
                                           an employer who  .   Maximum limit
                                           establishes a        on
                                           payroll              contributions
                                           deduction            is $6,000 per
                                           program.             calendar
                                                                year./(2)/
----------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------------
                                                                  LIMITATION ON
                                       SOURCE OF                  SUBSEQUENT
 CONTRACT TYPE   MINIMUM CONTRIBUTION  CONTRIBUTIONS              CONTRIBUTIONS
--------------------------------------------------------------------------------------
Traditional IRA  SERIES 100 & 200      .   "Regular"              SERIES 100
                 $20                       traditional IRA        (INDIVIDUAL)
                 SERIES 300 & 400          contributions          .   Acceptance of
                 $50                       either made by             contributions
                                           you or paid to             has been
                                           us by an                   discontinued.
                                           employer who           SERIES 100 (GROUP)
                                           establishes a          .   Direct
                                           payroll                    transfers are
                                           deduction                  no longer
                                           program.                   permitted.
                                       .   Additional             .   Maximum limit
                                           catch-up                   on
                                           contributions.             contributions
                                       .   Eligible                   is $6,500 per
                                           rollover                   calendar
                                           distributions              year/(3)(4)/
                                           from 403(b)                (subject to the
                                           plans,                     general tax
                                           qualified plans            limits below).
                                           and                    SERIES 200 & 400
                                           governmental           .   Maximum limit
                                           employer EDC               on
                                           plans.                     contributions
                                       .   Rollovers from             is $6,500 per
                                           another                    calendar
                                           traditional                year/(3)(4)/
                                           individual                 (subject to the
                                           retirement                 general tax
                                           arrangement.               limits below).
                                       .   Direct                 SERIES 300
                                           custodian-to-custodian .   Maximum limit
                                           transfers from             on
                                           other                      contributions
                                           traditional                is $6,500 per
                                           individual                 calendar
                                           retirement                 year/(2)(4)/
                                           arrangements.              (subject to the
                                                                      general tax
                                                                      limits below).
                                                                  GENERAL TAX LIMITS
                                                                  (ALL SERIES, EXCEPT
                                                                  SERIES 100
                                                                  (INDIVIDUAL))
                                                                  .   Regular IRA
                                                                      contributions
                                                                      may not exceed
                                                                      $5,500.
                                                                  .   Additional
                                                                      catch-up
                                                                      contributions
                                                                      of up to $1,000
                                                                      per calendar
                                                                      year where the
                                                                      owner is at
                                                                      least age 50
                                                                      but under age
                                                                      70 1/2 at any
                                                                      time during the
                                                                      calendar year
                                                                      for which the
                                                                      contribution is
                                                                      made.
                                                                  .   No regular IRA
                                                                      contributions
                                                                      in the year you
                                                                      turn age 70 1/2
                                                                      and thereafter.
                                                                  .   Rollover and
                                                                      direct transfer
                                                                      contributions
                                                                      after age
                                                                      70 1/2 must be
                                                                      net of required
                                                                      minimum income
                                                                      distributions.
--------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------
                                                             LIMITATION ON
                                        SOURCE OF            SUBSEQUENT
 CONTRACT TYPE   MINIMUM CONTRIBUTION   CONTRIBUTIONS        CONTRIBUTIONS
---------------------------------------------------------------------------------
Roth IRA and     SERIES 100 & 200       .   Regular Roth     SERIES 100
Roth Advantage   $20                        IRA              (INDIVIDUAL)
                 SERIES 300, 400 & 500      contributions    .   Acceptance of
                 $50                        either made by       contributions
                                            you or paid to       has been
                                            us by an             discontinued.
                                            employer who     SERIES 100 (GROUP)
                                            establishes a    .   Direct
                                            payroll              transfers are
                                            deduction            no longer
                                            program.             permitted.
                                        .   Additional       .   Maximum limit
                                            catch-up             on
                                            contributions.       contributions
                                        .   Rollovers from       is $6,500 per
                                            another Roth         calendar
                                            IRA.                 year/(3)(4)/
                                        .   Rollovers from       (subject to the
                                            a "designated        general tax
                                            Roth                 limits below).
                                            contribution     SERIES 200, 400 &
                                            account" under   500
                                            specified        .   Maximum limit
                                            retirement           on
                                            plans.               contributions
                                        .   Conversion           is $6,500 per
                                            rollovers from       calendar
                                            a traditional        year/(3)(4)/
                                            IRA or other         (subject to the
                                            eligible             general tax
                                            retirement plan.     limits below).
                                        .   Direct           SERIES 300
                                            transfers from   .   Maximum limit
                                            another Roth         on
                                            IRA.                 contributions
                                                                 is $6,500 per
                                                                 calendar
                                                                 year/(2)(4)/
                                                                 (subject to the
                                                                 general tax
                                                                 limits below).
                                                             GENERAL TAX LIMITS
                                                             (ALL SERIES, EXCEPT
                                                             SERIES 100
                                                             (INDIVIDUAL))
                                                             .   Regular Roth
                                                                 IRA
                                                                 contributions
                                                                 may not exceed
                                                                 $5,500.
                                                             .   Additional
                                                                 catch-up
                                                                 contributions
                                                                 of up to $1,000
                                                                 per calender
                                                                 year where the
                                                                 owner is at
                                                                 least age 50 at
                                                                 any time during
                                                                 the calendar
                                                                 year for which
                                                                 the
                                                                 contribution is
                                                                 made.
                                                             .   Contributions
                                                                 are subject to
                                                                 income limits
                                                                 and other tax
                                                                 rules. See
                                                                 "Contributions
                                                                 to Roth IRAs in
                                                                 "Tax
                                                                 information"
                                                                 later in this
                                                                 Prospectus.
---------------------------------------------------------------------------------
QP IRA           SERIES 100 & 200       .   Rollovers from   SERIES 100
                 $1,000                     a qualified      .   Acceptance of
                 SERIES 300 & 400           plan.                contributions
                 $2,500                 .   Rollovers from       has been
                                            a TSA.               discontinued.
                                        .   The              SERIES 200 & 400
                                            EQUI-VEST(R) QP  .   Maximum limit
                                            IRA contract is      on
                                            intended to be       contributions
                                            a conduit IRA        is $6,500 per
                                            to be used           calendar
                                            primarily for        year/(3)(4)/
                                            rollover             (subject to the
                                            contributions        general tax
                                            from a               guidelines
                                            qualified plan       below).
                                            or TSA,          SERIES 300
                                            although we      .   Maximum limit
                                            accept regular       on
                                            IRA                  contributions
                                            contributions        is $6,000 per
                                            (limits              calendar
                                            described above      year/(2)(4)/
                                            under                (subject to the
                                            "traditional         general tax
                                            IRA").               limits below).
                                                             GENERAL TAX
                                                             GUIDELINES (ALL
                                                             SERIES)
                                                             .   Rollover
                                                                 contributions
                                                                 after age
                                                                 70 1/2 must be
                                                                 net of required
                                                                 minimum
                                                                 distributions.
                                                             .   "Regular"
                                                                 after-tax
                                                                 contributions
                                                                 are not
                                                                 permitted.
---------------------------------------------------------------------------------

(1)This discontinuance does not apply to series 400 contracts issued in Maryland. Please see Appendix III later in this Prospectus.
(2)This limitation does not apply to series 300 contracts issued in Florida. Please see Appendix III later in this Prospectus.
(3)This limitation does not apply to series 400 and series 500 contracts issued in Florida or Maryland. Please see Appendix III later in this Prospectus.

(4)For regular contributions, the calendar year limitation includes (i) contributions made during a calendar year, and (ii) contributions made in the subsequent calendar year until the tax return filing deadline provided they are designated for the prior calendar year. For example, 2016 calendar year contributions will include regular contributions made at any time from January 1, 2016 through April 15, 2017, as long as you designate the contributions for 2016.

                        CONTRACT FEATURES AND BENEFITS

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract, see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. Under any type of IRA contract, the owner and annuitant must be the same person. Owners which are not individuals may be required to document their status to avoid 30% Foreign Account Tax Compliance Act ("FATCA") withholding from U.S.-source income.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to "AXA Equitable." We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, contract exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The methods of payment are discussed in detail under "About other methods of payment" in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

If additional contributions are permitted under the contract, generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

--------------------------------------------------------------------------------
OUR "BUSINESS DAY" IS GENERALLY ANY DAY THE NEW YORK STOCK EXCHANGE IS OPEN FOR REGULAR TRADING AND GENERALLY ENDS AT 4:00 P.M. EASTERN TIME (OR AS OF AN EARLIER CLOSE OF REGULAR TRADING). A BUSINESS DAY DOES NOT INCLUDE A DAY ON WHICH WE ARE NOT OPEN DUE TO EMERGENCY CONDITIONS DETERMINED BY THE SECURITIES AND EXCHANGE COMMISSION. WE MAY ALSO CLOSE EARLY DUE TO SUCH EMERGENCY CONDITIONS. FOR MORE INFORMATION ABOUT OUR BUSINESS DAY AND OUR PRICING OF TRANSACTIONS, PLEASE SEE "DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR" IN "MORE INFORMATION" LATER IN THIS PROSPECTUS.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers. Subject to the terms of your contract, we may exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------
YOU CAN CHOOSE FROM AMONG THE VARIABLE INVESTMENT OPTIONS, THE GUARANTEED INTEREST OPTION AND THE FIXED MATURITY OPTIONS.
--------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUSTS


We offer both affiliated and unaffiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some affiliated Portfolios, AXA FMG has entered into sub-advisory agreements with one or more investment advisers (the "sub-advisers") to carry out investment decisions for the Portfolios. As such, among other responsibilities, AXA FMG oversees the activities of the sub-advisers with respect to the affiliated Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The affiliated Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios. As such, it is generally more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

AXA Equitable or the Distributors may directly or indirectly receive 12b-1 fees and additional payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates, for providing certain administrative, marketing, distribution and/or shareholder support services. These fees and payments range from 0% to 0.60% of the unaffiliated Portfolios' average daily net assets. The Distributors may also receive payments from the advisers or sub-advisers of the unaffiliated Portfolios or their affiliates for certain distribution services, including expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


Some affiliated Portfolios invest in other affiliated Portfolios (the "AXA Fund of Fund Portfolios"). The AXA Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the AXA Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.


As described in more detail in the Portfolio prospectuses, the AXA Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by AXA FMG (the "AXA volatility management strategy"), and, in addition, certain AXA Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The AXA volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the AXA volatility management strategy, the manager of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high.

The AXA Managed Volatility Portfolios that include the AXA volatility management strategy as part of their investment objective and/or principal investment strategy, and the AXA Fund of Fund Portfolios that invest in Portfolios that use the AXA volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."

Portfolios that utilize the AXA volatility management strategy (or, in the case of certain AXA Fund of Fund Portfolios, invest in other Portfolios that use the AXA volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. During rising markets, the AXA volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the AXA volatility management strategy (or, in the case of the AXA Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the AXA volatility management strategy). Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the AXA volatility management strategy. Please further note that certain other affiliated Portfolios, as well as unaffiliated Portfolios, may utilize volatility management techniques that differ from the AXA volatility management strategy. Affiliated Portfolios that utilize these volatility management techniques are identified below in the chart by a "(delta)" under the column entitled "Volatility Management." Any such unaffiliated Portfolio is not identified under "Volatility Management" below in the chart. Such techniques could also impact your account value in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.

                        CONTRACT FEATURES AND BENEFITS

ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program
(ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the AXA Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:


(a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and

(b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the AXA Ultra Conservative Strategy investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

-------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP                                                               INVESTMENT MANAGER (OR
 TRUST -                                                                       SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME      SHARE CLASS  OBJECTIVE                                    AS APPLICABLE)         MANAGEMENT
-------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE        Class B     Seeks to achieve long-term capital           .   AXA Equitable      (check mark)
  ALLOCATION                      appreciation.                                    Funds Management
                                                                                   Group, LLC
-------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE      Class B     Seeks to achieve a high level of current     .   AXA Equitable      (check mark)
  ALLOCATION                      income.                                          Funds Management
                                                                                   Group, LLC
-------------------------------------------------------------------------------------------------------------------
AXA                   Class B     Seeks to achieve current income and          .   AXA Equitable      (check mark)
  CONSERVATIVE-PLUS               growth of capital, with a greater                Funds Management
  ALLOCATION                      emphasis on current income.                      Group, LLC
-------------------------------------------------------------------------------------------------------------------
AXA MODERATE          Class A     Seeks to achieve long-term capital           .   AXA Equitable      (check mark)
  ALLOCATION                      appreciation and current income.                 Funds Management
                                                                                   Group, LLC
-------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS     Class B     Seeks to achieve long-term capital           .   AXA Equitable      (check mark)
  ALLOCATION                      appreciation and current income, with a          Funds Management
                                  greater emphasis on capital appreciation.        Group, LLC
-------------------------------------------------------------------------------------------------------------------
CHARTER/SM/           Class A     Seeks to achieve high total return through   .   AXA Equitable
  MULTI-SECTOR BOND               a combination of current income and              Funds Management
                                  capital appreciation.                            Group, LLC
-------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL     Class B     Seeks to achieve long-term growth of         .   AXA Equitable
  CAP GROWTH                      capital.                                         Funds Management
                                                                                   Group, LLC
-------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL     Class B     Seeks to achieve long-term growth of         .   AXA Equitable
  CAP VALUE                       capital.                                         Funds Management
                                                                                   Group, LLC
-------------------------------------------------------------------------------------------------------------------
TARGET 2015           Class B     Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION                      consistent with its asset mix. Total return      Funds Management
                                  includes capital growth and income.              Group, LLC
-------------------------------------------------------------------------------------------------------------------
TARGET 2025           Class B     Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION                      consistent with its asset mix. Total return      Funds Management
                                  includes capital growth and income.              Group, LLC
-------------------------------------------------------------------------------------------------------------------
TARGET 2035           Class B     Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION                      consistent with its asset mix. Total return      Funds Management
                                  includes capital growth and income.              Group, LLC
-------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP                                                               INVESTMENT MANAGER (OR
 TRUST -                                                                       SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME      SHARE CLASS  OBJECTIVE                                    AS APPLICABLE)         MANAGEMENT
-----------------------------------------------------------------------------------------------------------------
TARGET 2045           Class B     Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION                      consistent with its asset mix. Total return      Funds Management
                                  includes capital growth and income.              Group, LLC
-----------------------------------------------------------------------------------------------------------------
TARGET 2055           Class B     Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION                      consistent with its asset mix. Total return      Funds Management
                                  includes capital growth and income.              Group, LLC


------------------------------------------------------------------------------------------------------------------
                                                                              INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                          SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                                  AS APPLICABLE)         MANAGEMENT
------------------------------------------------------------------------------------------------------------------
ALL ASSET              Class IB    Seeks long-term capital appreciation and   .   AXA Equitable
  AGGRESSIVE - ALT                 current income, with a greater emphasis        Funds Management
  25                               on capital appreciation.                       Group, LLC
------------------------------------------------------------------------------------------------------------------
ALL ASSET GROWTH -     Class IB    Seeks long-term capital appreciation and   .   AXA Equitable
  ALT 20                           current income.                                Funds Management
                                                                                  Group, LLC
------------------------------------------------------------------------------------------------------------------
ALL ASSET              Class IB    Seeks long-term capital appreciation and   .   AXA Equitable
  MODERATE GROWTH -                current income, with a greater emphasis        Funds Management
  ALT 15                           on current income.                             Group, LLC
------------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED        Class IB    Seeks to achieve long-term growth of       .   AllianceBernstein  (check mark)
  VOLATILITY                       capital with an emphasis on risk-adjusted      L.P.
                                   returns and managing volatility in the     .   AXA Equitable
                                   Portfolio.                                     Funds Management
                                                                                  Group, LLC
                                                                              .   BlackRock
                                                                                  Investment
                                                                                  Management, LLC
------------------------------------------------------------------------------------------------------------------
AXA 500 MANAGED        Class IB    Seeks to achieve long-term growth of       .   AllianceBernstein  (check mark)
  VOLATILITY                       capital with an emphasis on risk-adjusted      L.P.
                                   returns and managing volatility in the     .   AXA Equitable
                                   Portfolio.                                     Funds Management
                                                                                  Group, LLC
                                                                              .   BlackRock
                                                                                  Investment
                                                                                  Management, LLC
------------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED       Class IB    Seeks to achieve long-term growth of       .   AllianceBernstein  (check mark)
  VOLATILITY                       capital with an emphasis on risk-adjusted      L.P.
                                   returns and managing volatility in the     .   AXA Equitable
                                   Portfolio.                                     Funds Management
                                                                                  Group, LLC
                                                                              .   BlackRock
                                                                                  Investment
                                                                                  Management, LLC
------------------------------------------------------------------------------------------------------------------
AXA/AB DYNAMIC         Class IB    Seeks to achieve total return from long-   .   AllianceBernstein    (delta)
  MODERATE GROWTH                  term growth of capital and income.             L.P.
------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP       Class IB    Seeks to achieve long-term growth of       .   AllianceBernstein
  GROWTH                           capital.                                       L.P.
------------------------------------------------------------------------------------------------------------------
AXA BALANCED           Class IB    Seeks long-term capital appreciation and   .   AXA Equitable      (check mark)
  STRATEGY                         current income.                                Funds Management
                                                                                  Group, LLC
------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE       Class IB    Seeks current income and growth of         .   AXA Equitable      (check mark)
  GROWTH STRATEGY                  capital, with a greater emphasis on            Funds Management
                                   current income.                                Group, LLC
------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE       Class IB    Seeks a high level of current income.      .   AXA Equitable      (check mark)
  STRATEGY                                                                        Funds Management
                                                                                  Group, LLC
------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------------------------
                                                                                INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                            SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                                    AS APPLICABLE)         MANAGEMENT
--------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN           Class IB    Seeks to maximize income while               .   AXA Equitable      (check mark)
  BALANCED MANAGED                 maintaining prospects for capital                Funds Management
  VOLATILITY                       appreciation with an emphasis on risk-           Group, LLC
                                   adjusted returns and managing volatility in  .   BlackRock
                                   the Portfolio.                                   Investment
                                                                                    Management, LLC
                                                                                .   Franklin
                                                                                    Advisers, Inc.
--------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL     Class IB    Seeks to achieve long-term total return      .   AXA Equitable      (check mark)
  CAP VALUE MANAGED                with an emphasis on risk-adjusted returns        Funds Management
  VOLATILITY                       and managing volatility in the Portfolio.        Group, LLC
                                                                                .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Franklin Advisory
                                                                                    Services, LLC
--------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN           Class IB    Primarily seeks capital appreciation and     .   AXA Equitable      (check mark)
  TEMPLETON                        secondarily seeks income.                        Funds Management
  ALLOCATION                                                                        Group, LLC
  MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY      Class IB    Seeks to achieve long-term capital           .   AXA Equitable      (check mark)
  MANAGED VOLATILITY               appreciation with an emphasis on risk-           Funds Management
                                   adjusted returns and managing volatility         Group, LLC
                                   in the Portfolio.                            .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Morgan Stanley
                                                                                    Investment
                                                                                    Management Inc.
                                                                                .   OppenheimerFunds,
                                                                                    Inc.
--------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL      Class IB    Seeks to achieve long-term growth of         .   AXA Equitable      (check mark)
  CORE MANAGED                     capital with an emphasis on risk-adjusted        Funds Management
  VOLATILITY                       returns and managing volatility in the           Group, LLC
                                   Portfolio.                                   .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   EARNEST Partners,
                                                                                    LLC
                                                                                .   Federated Global
                                                                                    Investment
                                                                                    Management Corp.
                                                                                .   Massachusetts
                                                                                    Financial
                                                                                    Services Company
                                                                                    d/b/a MFS
                                                                                    Investment
                                                                                    Management
--------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL      Class IB    Seeks to achieve long-term growth of         .   AllianceBernstein  (check mark)
  MANAGED VOLATILITY               capital with an emphasis on risk-adjusted        L.P.
                                   returns and managing volatility in the       .   AXA Equitable
                                   Portfolio.                                       Funds Management
                                                                                    Group, LLC
                                                                                .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
--------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL      Class IB    Seeks to provide current income and long-    .   AXA Equitable      (check mark)
  VALUE MANAGED                    term growth of income, accompanied by            Funds Management
  VOLATILITY                       growth of capital with an emphasis on            Group, LLC
                                   risk-adjusted returns and managing           .   BlackRock
                                   volatility in the Portfolio.                     Investment
                                                                                    Management, LLC
                                                                                .   Northern Cross,
                                                                                    LLC
--------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------------------------
                                                                                INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                            SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                                    AS APPLICABLE)         MANAGEMENT
--------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE     Class IB    Seeks to achieve long-term growth of         .   AXA Equitable      (check mark)
  MANAGED VOLATILITY               capital with an emphasis on risk-adjusted        Funds Management
                                   returns and managing volatility in the           Group, LLC
                                   Portfolio.                                   .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Capital Guardian
                                                                                    Trust Company
                                                                                .   Thornburg
                                                                                    Investment
                                                                                    Management, Inc.
                                                                                .   Vaughan Nelson
                                                                                    Investment
                                                                                    Management
--------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP          Class IB    Seeks to provide long-term capital growth    .   AXA Equitable      (check mark)
  GROWTH MANAGED                   with an emphasis on risk-adjusted returns        Funds Management
  VOLATILITY                       and managing volatility in the Portfolio.        Group, LLC
                                                                                .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Loomis, Sayles &
                                                                                    Company, L.P.
                                                                                .   T. Rowe Price
                                                                                    Associates, Inc.
                                                                                .   Wells Capital
                                                                                    Management, Inc.
--------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE    Class IA    Seeks to achieve long-term growth of         .   AllianceBernstein  (check mark)
  MANAGED VOLATILITY               capital with an emphasis on risk-adjusted        L.P.
                                   returns and managing volatility in the       .   AXA Equitable
                                   Portfolio.                                       Funds Management
                                                                                    Group, LLC
                                                                                .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Massachusetts
                                                                                    Financial
                                                                                    Services Company
                                                                                    d/b/a MFS
                                                                                    Investment
                                                                                    Management
--------------------------------------------------------------------------------------------------------------------
AXA/LOOMIS SAYLES      Class IB    Seeks to achieve capital appreciation.       .   Loomis, Sayles &
  GROWTH                                                                            Company, L.P.
--------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE      Class IB    Seeks to achieve long-term capital           .   AXA Equitable      (check mark)
  MANAGED VOLATILITY               appreciation with an emphasis on risk-           Funds Management
                                   adjusted returns and managing volatility in      Group, LLC
                                   the Portfolio.                               .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Diamond Hill
                                                                                    Capital
                                                                                    Management, Inc.
                                                                                .   Wellington
                                                                                    Management
                                                                                    Company, LLP
--------------------------------------------------------------------------------------------------------------------
AXA MODERATE GROWTH    Class IB    Seeks long-term capital appreciation and     .   AXA Equitable      (check mark)
  STRATEGY                         current income, with a greater emphasis          Funds Management
                                   on current income.                               Group, LLC
--------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-------------------------------------------------------------------------------------------------------------------
                                                                               INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                           SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                                   AS APPLICABLE)         MANAGEMENT
-------------------------------------------------------------------------------------------------------------------
AXA/MUTUAL LARGE       Class IB    Seeks to achieve capital appreciation,      .   AXA Equitable      (check mark)
  CAP EQUITY                       which may occasionally be short-term, with      Funds Management
  MANAGED VOLATILITY               an emphasis on risk adjusted returns and        Group, LLC
                                   managing volatility in the Portfolio.       .   BlackRock
                                                                                   Investment
                                                                                   Management, LLC
                                                                               .   Franklin Mutual
                                                                                   Advisers, LLC
-------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON          Class IB    Seeks to achieve long-term capital growth   .   AXA Equitable      (check mark)
  GLOBAL EQUITY                    with an emphasis on risk adjusted returns       Funds Management
  MANAGED VOLATILITY               and managing volatility in the Portfolio.       Group, LLC
                                                                               .   BlackRock
                                                                                   Investment
                                                                                   Management, LLC
                                                                               .   Templeton
                                                                                   Investment
                                                                                   Counsel, LLC
-------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC     Class IB    Seeks to achieve capital appreciation and   .   BlackRock
  VALUE EQUITY                     secondarily, income.                            Investment
                                                                                   Management, LLC
-------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS     Class IB    Seeks a combination of growth and           .   Boston Advisors,
  EQUITY INCOME                    income to achieve an above-average and          LLC
                                   consistent total return.
-------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY    Class IB    Seeks to achieve long-term capital          .   Calvert
  RESPONSIBLE                      appreciation.                                   Investment
                                                                                   Management Inc.
-------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN    Class IB    Seeks to achieve long-term growth of        .   Capital Guardian
  RESEARCH                         capital.                                        Trust Company
-------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK        Class IA    Seeks to achieve a total return before      .   AllianceBernstein
  INDEX                            expenses that approximates the total            L.P.
                                   return performance of the Russell 3000(R)
                                   Index, including reinvestment of
                                   dividends, at a risk level consistent with
                                   that of the Russell 3000(R) Index.
-------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX     Class IB    Seeks to achieve a total return before      .   SSgA Funds
                                   expenses that approximates the total            Management, Inc.
                                   return performance of the Barclays U.S.
                                   Intermediate Government/Credit Bond
                                   Index, including reinvestment of
                                   dividends, at a risk level consistent with
                                   that of the Barclays U.S. Intermediate
                                   Government/Credit Bond Index.
-------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS    Class IB    Seeks to achieve long-term growth of        .   AllianceBernstein
  EQUITY PLUS                      capital.                                        L.P.
                                                                               .   AXA Equitable
                                                                                   Funds Management
                                                                                   Group, LLC
                                                                               .   EARNEST Partners,
                                                                                   LLC
-------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

----------------------------------------------------------------------------------------------------------------
                                                                              INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                          SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                                  AS APPLICABLE)         MANAGEMENT
----------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX    Class IA    Seeks to achieve a total return before     .   AllianceBernstein
                                   expenses that approximates the total           L.P.
                                   return performance of the Standard &
                                   Poor's 500 Composite Stock Price Index,
                                   including reinvestment of dividends, at a
                                   risk level consistent with that of the
                                   Standard & Poor's 500 Composite Stock
                                   Price Index.
----------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS       Class IB    Seeks to achieve capital appreciation.     .   GAMCO Asset
  AND ACQUISITIONS                                                                Management, Inc.
----------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL         Class IB    Seeks to maximize capital appreciation.    .   GAMCO Asset
  COMPANY VALUE                                                                   Management, Inc.
----------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS    Class IB    Seeks to achieve capital growth and        .   AXA Equitable
                                   current income.                                Funds Management
                                                                                  Group, LLC
                                                                              .   BlackRock
                                                                                  Investment
                                                                                  Management, LLC
                                                                              .   First
                                                                                  International
                                                                                  Advisors, LLC
                                                                              .   Wells Capital
                                                                                  Management, Inc.
----------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD BOND     Class IB    Seeks to maximize current income.          .   AXA Equitable
                                                                                  Funds Management
                                                                                  Group, LLC
                                                                              .   AXA Investment
                                                                                  Managers, Inc.
                                                                              .   Post Advisory
                                                                                  Group, LLP
----------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE        Class IA    Seeks to achieve a total return before     .   AXA Equitable
  GOVERNMENT BOND                  expenses that approximates the total           Funds Management
                                   return performance of the Barclays U.S.        Group, LLC
                                   Intermediate Government Bond Index,        .   SSgA Funds
                                   including reinvestment of dividends, at a      Management, Inc.
                                   risk level consistent with that of the
                                   Barclays U.S. Intermediate Government
                                   Bond Index.
----------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL       Class IA    Seeks to achieve a total return (before    .   AllianceBernstein
  EQUITY INDEX                     expenses) that approximates the total          L.P.
                                   return performance of a composite index
                                   comprised of 40% DJ Euro STOXX 50
                                   Index, 25% FTSE 100 Index, 25% TOPIX
                                   Index, and 10% S&P/ASX 200 Index,
                                   including reinvestment of dividends, at a
                                   risk level consistent with that of the
                                   composite index.
----------------------------------------------------------------------------------------------------------------
EQ/INVESCO COMSTOCK    Class IB    Seeks to achieve capital growth and        .   Invesco Advisers,
                                   income.                                        Inc.
----------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE      Class IB    Seeks to achieve long-term capital         .   J.P. Morgan
  OPPORTUNITIES                    appreciation.                                  Investment
                                                                                  Management Inc.
----------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------
                                                                               INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                           SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                                   AS APPLICABLE)         MANAGEMENT
-----------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH    Class IB    Seeks to achieve a total return before      .   AllianceBernstein
  INDEX                            expenses that approximates the total            L.P.
                                   return performance of the Russell 1000(R)
                                   Growth Index, including reinvestment of
                                   dividends at a risk level consistent with
                                   that of the Russell 1000(R) Growth Index.
-----------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE     Class IB    Seeks to achieve a total return before      .   SSgA Funds
  INDEX                            expenses that approximates the total            Management, Inc.
                                   return performance of the Russell 1000(R)
                                   Value Index, including reinvestment of
                                   dividends, at a risk level consistent with
                                   that of the Russell 1000(R) Value Index.
-----------------------------------------------------------------------------------------------------------------
EQ/MFS                 Class IB    Seeks to achieve capital appreciation.      .   Massachusetts
  INTERNATIONAL                                                                    Financial
  GROWTH                                                                           Services Company
                                                                                   d/b/a MFS
                                                                                   Investment
                                                                                   Management
-----------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX       Class IB    Seeks to achieve a total return before      .   SSgA Funds
                                   expenses that approximates the total            Management, Inc.
                                   return performance of the Standard &
                                   Poor's Mid Cap 400 Index, including
                                   reinvestment of dividends, at a risk level
                                   consistent with that of the Standard &
                                   Poor's Mid Cap 400 Index.
-----------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET/(1)/   Class IA    Seeks to obtain a high level of current     .   The Dreyfus
                                   income, preserve its assets and maintain        Corporation
                                   liquidity.
-----------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY      Class IB    Seeks to achieve capital growth.            .   Morgan Stanley
  MID CAP GROWTH                                                                   Investment
                                                                                   Management Inc.
-----------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER         Class IB    Seeks to achieve capital appreciation.      .   OppenheimerFunds,
  GLOBAL                                                                           Inc.
-----------------------------------------------------------------------------------------------------------------
EQ/PIMCO GLOBAL        Class IB    Seeks to achieve maximum real return,       .   Pacific
  REAL RETURN                      consistent with preservation of capital         Investment
                                   and prudent investment management.              Management
                                                                                   Company LLC
-----------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA         Class IB    Seeks to generate a return in excess of     .   Pacific
  SHORT BOND                       traditional money market products while         Investment
                                   maintaining an emphasis on preservation         Management
                                   of capital and liquidity.                       Company LLC
-----------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS   Class IA    Seeks to achieve high current income        .   AllianceBernstein
                                   consistent with moderate risk to capital.       L.P.
                                                                               .   AXA Equitable
                                                                                   Funds Management
                                                                                   Group, LLC
                                                                               .   Pacific
                                                                                   Investment
                                                                                   Management
                                                                                   Company LLC
-----------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY       Class IB    Seeks to replicate as closely as possible   .   AllianceBernstein
  INDEX                            (before expenses) the total return of the       L.P.
                                   Russell 2000(R) Index.
-----------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE       Class IB    Seeks to achieve long-term capital          .   T. Rowe Price
  GROWTH STOCK                     appreciation and secondarily, income.           Associates, Inc.
-----------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------
                                                                               INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                           SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                                   AS APPLICABLE)         MANAGEMENT
-----------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND      Class IB    Seeks to achieve total return through       .   UBS Global Asset
  INCOME                           capital appreciation with income as a           Management
                                   secondary consideration.                        (Americas) Inc.
-----------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO         Class IB    Seeks to achieve long-term capital          .   Wells Capital
  OMEGA GROWTH                     growth.                                         Management, Inc.
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER           Class IA    Seeks to achieve long-term growth of        .   AllianceBernstein
  AGGRESSIVE EQUITY                capital.                                        L.P.
                                                                               .   AXA Equitable
                                                                                   Funds Management
                                                                                   Group, LLC
                                                                               .   ClearBridge
                                                                                   Investments, LLC
                                                                               .   Scotia
                                                                                   Institutional
                                                                                   Asset Management
                                                                                   US, Ltd.
                                                                               .   T. Rowe Price
                                                                                   Associates, Inc.
                                                                               .   Westfield Capital
                                                                                   Management
                                                                                   Company, L.P.
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE      Class IB    Seeks to achieve a balance of high current  .   AXA Equitable
  BOND                             income and capital appreciation,                Funds Management
                                   consistent with a prudent level of risk.        Group, LLC
                                                                               .   BlackRock
                                                                                   Financial
                                                                                   Management, Inc.
                                                                               .   DoubleLine
                                                                                   Capital L.P.
                                                                               .   Pacific
                                                                                   Investment
                                                                                   Management
                                                                                   Company LLC
                                                                               .   SSgA Funds
                                                                                   Management, Inc.
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID       Class IB    Seeks to achieve long-term growth of        .   AllianceBernstein
  CAP GROWTH                       capital.                                        L.P.
                                                                               .   AXA Equitable
                                                                                   Funds Management
                                                                                   Group, LLC
                                                                               .   BlackRock
                                                                                   Investment
                                                                                   Management, LLC
                                                                               .   Franklin
                                                                                   Advisers, Inc.
                                                                               .   Wellington
                                                                                   Management
                                                                                   Company, LLP
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID       Class IB    Seeks to achieve long-term growth of        .   AXA Equitable
  CAP VALUE                        capital.                                        Funds Management
                                                                                   Group, LLC
                                                                               .   BlackRock
                                                                                   Investment
                                                                                   Management, LLC
                                                                               .   Diamond Hill
                                                                                   Capital
                                                                                   Management, Inc.
                                                                               .   Lord, Abbett &
                                                                                   Co. LLC
-----------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------
                                                                         INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                     SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME       SHARE CLASS  OBJECTIVE                             AS APPLICABLE)         MANAGEMENT
-----------------------------------------------------------------------------------------------------------
MULTIMANAGER           Class IB    Seeks to achieve long-term growth of  .   Allianz Global
  TECHNOLOGY                       capital.                                  Investors U.S. LLC
                                                                         .   AXA Equitable
                                                                             Funds Management
                                                                             Group, LLC
                                                                         .   SSgA Funds
                                                                             Management, Inc.
                                                                         .   Wellington
                                                                             Management
                                                                             Company, LLP

----------------------------------------------------------------------------------------------------
 AIM VARIABLE
 INSURANCE FUNDS
 (INVESCO VARIABLE
 INSURANCE                                                                    INVESTMENT MANAGER (OR
 FUNDS) - SERIES II                                                           SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                AS APPLICABLE)
----------------------------------------------------------------------------------------------------
INVESCO V.I. GLOBAL  The fund's investment objective is total return through  .   Invesco Advisers,
  REAL ESTATE FUND   growth of capital and current income.                        Inc.
                                                                              .   Invesco Asset
                                                                                  Management Limited
----------------------------------------------------------------------------------------------------
INVESCO V.I. HIGH    The fund's investment objective is total return,         .   Invesco Advisers,
  YIELD FUND         comprised of current income and capital appreciation.        Inc.
----------------------------------------------------------------------------------------------------
INVESCO V.I.         The fund's investment objective is long-term growth of   .   Invesco Advisers,
  INTERNATIONAL      capital.                                                     Inc.
  GROWTH FUND
----------------------------------------------------------------------------------------------------
INVESCO V.I. MID     The fund's investment objective is long-term growth of   .   Invesco Advisers,
  CAP CORE EQUITY    capital.                                                     Inc.
  FUND
----------------------------------------------------------------------------------------------------
INVESCO V.I. SMALL   The fund's investment objective is long-term growth of   .   Invesco Advisers,
  CAP EQUITY FUND    capital.                                                     Inc.

-----------------------------------------------------------------------------------------------------
 AMERICAN FUNDS
 INSURANCE SERIES(R)                                                           INVESTMENT MANAGER (OR
 PORTFOLIO NAME -                                                              SUB-ADVISER(S),
 CLASS 4 SHARES       OBJECTIVE                                                AS APPLICABLE)
-----------------------------------------------------------------------------------------------------
BOND FUND/SM/         The fund's investment objective is to provide as high a  .   Capital Research
                      level of current income as is consistent with the            and Management
                      preservation of capital.                                     Company

----------------------------------------------------------------------------------
 FIDELITY(R)
 VARIABLE INSURANCE
 PRODUCTS (VIP) -                                           INVESTMENT MANAGER (OR
 SERVICE CLASS 2                                            SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
----------------------------------------------------------------------------------
FIDELITY(R) VIP      Seeks long-term capital appreciation.  .   Fidelity
  CONTRAFUND(R)                                                 Management and
  PORTFOLIO                                                     Research Company
                                                                (FMR)

----------------------------------------------------------------------------------
 GOLDMAN SACHS
 VARIABLE
 INSURANCE TRUST -                                          INVESTMENT MANAGER (OR
 SERVICE SHARES                                             SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
----------------------------------------------------------------------------------
GOLDMAN SACHS VIT    Seeks long-term capital appreciation.  .   Goldman Sachs
  MID CAP VALUE FUND                                            Asset Management,
                                                                L.P.

--------------------------------------------------------------------------------------------------
 IVY FUNDS VARIABLE
 INSURANCE                                                                  INVESTMENT MANAGER
 PORTFOLIOS                                                                 (OR SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                              AS APPLICABLE)
--------------------------------------------------------------------------------------------------
IVY FUNDS VIP ENERGY To seek to provide capital growth and appreciation.    .   Waddell & Reed
                                                                                Investment
                                                                                Management
                                                                                Company (WRIMCO)
--------------------------------------------------------------------------------------------------
IVY FUNDS VIP HIGH   To seek to provide total return through a combination  .   Waddell & Reed
  INCOME             of high current income and capital appreciation.           Investment
                                                                                Management
                                                                                Company (WRIMCO)
--------------------------------------------------------------------------------------------------
IVY FUNDS VIP MID    To seek to provide growth of capital.                  .   Waddell & Reed
  CAP GROWTH                                                                    Investment
                                                                                Management
                                                                                Company (WRIMCO)
--------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

----------------------------------------------------------------------------------
 IVY FUNDS VARIABLE
 INSURANCE                                                  INVESTMENT MANAGER
 PORTFOLIOS                                                 (OR SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
----------------------------------------------------------------------------------
IVY FUNDS VIP SMALL  To seek to provide growth of capital.  .   Waddell & Reed
  CAP GROWTH                                                    Investment
                                                                Management
                                                                Company (WRIMCO)

----------------------------------------------------------------------------------
 LAZARD RETIREMENT
 SERIES, INC. -                                             INVESTMENT MANAGER
 SERVICE SHARES                                             (OR SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
----------------------------------------------------------------------------------
LAZARD RETIREMENT    Seeks long-term capital appreciation.  .   Lazard Asset
  EMERGING MARKETS                                              Management LLC
  EQUITY PORTFOLIO

-----------------------------------------------------------------------------------------------------
 MFS(R) VARIABLE
 INSURANCE TRUSTS -                                                            INVESTMENT MANAGER
 SERVICE CLASS                                                                 (OR SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                 AS APPLICABLE)
-----------------------------------------------------------------------------------------------------
MFS(R)               The fund's investment objective is to seek capital        .   Massachusetts
  INTERNATIONAL      appreciation.                                                 Financial
  VALUE PORTFOLIO                                                                  Services Company
-----------------------------------------------------------------------------------------------------
MFS(R) INVESTORS     The fund's investment objective is to seek capital        .   Massachusetts
  TRUST SERIES       appreciation.                                                 Financial
                                                                                   Services Company
-----------------------------------------------------------------------------------------------------
MFS(R)               The fund's investment objective is to seek capital        .   Massachusetts
  MASSACHUSSETS      appreciation.                                                 Financial
  INVESTORS GROWTH                                                                 Services Company
  STOCK PORTFOLIO
-----------------------------------------------------------------------------------------------------
MFS(R) TECHNOLOGY    The fund's investment objective is to seek capital        .   Massachusetts
  PORTFOLIO          appreciation.                                                 Financial
                                                                                   Services Company
-----------------------------------------------------------------------------------------------------
MFS(R) UTILITIES     The fund's investment objective is to seek total return.  .   Massachusetts
  SERIES                                                                           Financial
                                                                                   Services Company

------------------------------------------------------------------------------------------------------
 VANECK VIP TRUST -                                                             INVESTMENT MANAGER (OR
 S CLASS                                                                        SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                  AS APPLICABLE)
------------------------------------------------------------------------------------------------------
VANECK VIP GLOBAL    Seeks long-term capital appreciation by investing          .   Van Eck
  HARD ASSETS FUND   primarily in hard asset securities. Income is a secondary      Associates
                     consideration.                                                 Corporation
------------------------------------------------------------------------------------------------------




(1)The Board of Trustees of EQ Advisors Trust has approved changes to the Portfolio's principal investment strategies that will allow the Portfolio to operate as a "government money market fund." Effective April 1, 2016, the Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF THE TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT (800) 628-6673.

                        CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. The rate may be different depending upon certain factors including the type and series of your contract and when the allocation is made. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the contract,

(2)the annual minimum guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


The annual minimum guaranteed interest rate for 2016 ranges from 1.00% to 3.00% depending on the lifetime guaranteed minimum rate of your contract. Depending on your contract type, contract series, and the state where your contract is issued, the lifetime minimum guaranteed interest rate ranges from 1.00% to 3.00% (may be 4.00% for series 100 NQ contracts in certain states). The lifetime minimum guaranteed interest rate is shown in your contract. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Current interest rates will never be less than the annual minimum guaranteed interest rate.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates generally ranging from one to ten years (one to seven in Oregon). We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." Your financial professional can provide you with the approval status of the fixed maturity options in your state.

--------------------------------------------------------------------------------
FIXED MATURITY OPTIONS GENERALLY RANGE FROM ONE TO TEN YEARS TO MATURITY.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for maturity years ranging from one through ten (seven in Oregon). Not all fixed maturity options will be available for annuitant ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally ten fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

..   you previously allocated a contribution or made a transfer to the same fixed maturity option; or

..   the rate to maturity is 3%; or

..   the fixed maturity option's maturity date is within 45 days; or

..   the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions" below would apply:

(a)transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). For more information see "About our fixed maturity options" in "More information" later in this Prospectus. We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)the length of time remaining until the maturity date.

                        CONTRACT FEATURES AND BENEFITS

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.

SELECTING YOUR INVESTMENT METHOD

You must choose one of the following methods for selecting your investment options:

..   MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

..   MAXIMUM TRANSFER FLEXIBILITY. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the "Maximum investment options choice" method, for a limited time, there will be no restrictions on the amount you can transfer out of the guaranteed interest option listed in group "A." If you elect the "Maximum transfer flexibility" method, for a limited time, you will be able to use the fixed income variable investment options listed in group "B" as well as the fixed maturity options.

We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the "Maximum investment options choice" method, limits on transfers out of the guaranteed interest option will again apply. If you elect the "Maximum transfer flexibility" method, you will no longer be permitted to allocate new contributions to, or transfer amounts into the variable investment options in group "B" (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under "Maximum transfer flexibility" can remain in these options.


VARIABLE INVESTMENT OPTIONS*
A

--------------------------------------------------------------------------------

.. Guaranteed Investment Option

--------------------------------------------------------------------------------

DOMESTIC EQUITY
--------------------------------------------------------------------------------
.. AXA 400 Managed Volatility
.. AXA 500 Managed Volatility
.. AXA 2000 Managed Volatility

.. AXA/AB Small Cap Growth

.. AXA/Franklin Small Cap Value Managed Volatility
.. AXA Large Cap Core Managed Volatility
.. AXA Large Cap Growth Managed Volatility
.. AXA Large Cap Value Managed Volatility
.. AXA/Loomis Sayles Growth
.. AXA Mid Cap Value Managed Volatility
.. AXA/Mutual Large Cap Equity Managed Volatility
.. Charter/SM/ Small Cap Growth
.. Charter/SM/ Small Cap Value
.. EQ/BlackRock Basic Value Equity
.. EQ/Boston Advisors Equity Income
.. EQ/Calvert Socially Responsible
.. EQ/Capital Guardian Research
.. EQ/Common Stock Index
.. EQ/Equity 500 Index
.. EQ/GAMCO Mergers and Acquisitions
.. EQ/GAMCO Small Company Value
.. EQ/Invesco Comstock
.. EQ/JPMorgan Value Opportunities
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Value Index
.. EQ/Mid Cap Index
.. EQ/Morgan Stanley Mid Cap Growth
.. EQ/Small Company Index
.. EQ/T. Rowe Price Growth Stock
.. EQ/UBS Growth and Income
.. EQ/Wells Fargo Omega Growth
.. Fidelity(R) VIP Contrafund(R)
.. Goldman Sachs VIT Mid Cap Value
.. Invesco V.I. Mid Cap Core Equity
.. Invesco V.I. Small Cap Equity
.. Ivy Funds VIP Energy
.. Ivy Funds VIP Mid Cap Growth
.. Ivy Funds VIP Small Cap Growth
.. MFS(R) Investors Trust
.. MFS(R) Massachusetts Investors Growth Stock
.. MFS(R) Technology
.. MFS(R) Utilities
.. Multimanager Aggressive Equity
.. Multimanager Mid Cap Growth
.. Multimanager Mid Cap Value
.. Multimanager Technology

.. VanEck VIP Global Hard Assets

--------------------------------------------------------------------------------

INTERNATIONAL/GLOBAL

--------------------------------------------------------------------------------
.. AXA Global Equity Managed Volatility
.. AXA International Core Managed Volatility
.. AXA International Managed Volatility
.. AXA International Value Managed Volatility
.. AXA/Templeton Global Equity Managed Volatility
.. EQ/Emerging Markets Equity PLUS
.. EQ/International Equity Index
.. EQ/MFS International Growth
.. EQ/Oppenheimer Global
.. Invesco V.I. Global Real Estate
.. Invesco V.I. International Growth
.. Lazard Retirement Emerging Markets Equity
.. MFS(R) International Value
--------------------------------------------------------------------------------

ASSET ALLOCATION
--------------------------------------------------------------------------------
.. All Asset Aggressive - Alt 25
.. All Asset Growth - Alt 20
.. All Asset Moderate Growth - Alt 15

.. AXA/AB Dynamic Moderate Growth

.. AXA Aggressive Allocation
.. AXA Balanced Strategy
.. AXA Conservative Allocation
.. AXA Conservative Growth Strategy
.. AXA Conservative-Plus Allocation
.. AXA Conservative Strategy
.. AXA/Franklin Balanced Managed Volatility
.. AXA/Franklin Templeton Allocation Managed Volatility
.. AXA Moderate Allocation
.. AXA Moderate Growth
  Strategy
.. AXA Moderate-Plus Allocation
.. Target 2015 Allocation
.. Target 2025 Allocation
.. Target 2035 Allocation
.. Target 2045 Allocation

.. Target 2055 Allocation

--------------------------------------------------------------------------------


B
FIXED INCOME

--------------------------------------------------------------------------------

.. American Funds Insurance Series(R) Bond Fund/SM/
.. Charter/SM/ Multi-Sector Bond
.. EQ/Core Bond Index
.. EQ/Global Bond PLUS
.. EQ/High Yield Bond
.. EQ/Intermediate Government Bond
.. EQ/Money Market
.. EQ/PIMCO Global Real Return
.. EQ/PIMCO Ultra Short Bond
.. EQ/Quality Bond PLUS
.. Invesco V.I. High Yield
.. Ivy Funds VIP High Income
.. Multimanager Core Bond

--------------------------------------------------------------------------------


FIXED MATURITY OPTIONS

--------------------------------------------------------------------------------

TRANSFER RESTRICTIONS APPLY AS INDICATED ABOVE UNDER "FIXED MATURITY OPTIONS AND MATURITY DATES."

--------------------------------------------------------------------------------

* Please see the "Portfolios of Trusts" earlier in this prospectus regarding any name changes and the availability of any new investment options, subject to regulatory and/or shareholder approval.

                        CONTRACT FEATURES AND BENEFITS

The Target Allocation investment options are expected to invest more heavily in fixed income securities as they approach their respective target dates, and thereafter. As each Target Allocation investment option reaches its respective target date, we reserve the right to make it a group "B" investment option. Please note that if you select the "Maximum transfer flexibility" method, and you allocate any contributions or account value to any of the Target Allocation investment options, you will be deemed to have changed to the "Maximum investment options choice" method. This change to your investment method will occur when you change your allocation instruction to include a Target Allocation investment option or when you make a transfer to a Target Allocation investment option that has been reassigned. We will notify you of this change in writing. Please note that if this occurs, the number of variable investment options available to you will increase. In other words, the "B" investment options will be available to you. However, your ability to transfer out of the guaranteed interest option will be limited.

If you select the "Maximum transfer flexibility" method but have not included any of the Target Allocation investment options among your allocations, you will not be changed to the alternate method but those options will no longer be available to you.

You may choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart referenced above are selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the "Maximum investment options choice" investment method.


ALLOCATING YOUR CONTRIBUTIONS

Once you have made your investment method choice, you may allocate your contributions to one or more, or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become part of your account value. We discuss account value in "Determining your contract's value" later in this Prospectus. After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options" later in this Prospectus.


The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors, LLC ("AXA Advisors") financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer.


For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contribution. For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract's cash value.


We may require that you wait six months before you apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

Also, if you fully or partially convert an existing traditional IRA contract to a Roth IRA or Roth Advantage, you may cancel your Roth IRA or Roth Advantage contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(R) Roth IRA
Re-Characterization Form."

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrender of your contract to receive its cash value" later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

                        CONTRACT FEATURES AND BENEFITS

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; and (iii) the market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
UNITS MEASURE YOUR VALUE IN EACH VARIABLE INVESTMENT OPTION.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)increased to reflect additional contributions;

(ii)decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, the annual administrative charge or third-party transfer or exchange charge, will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in a fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

                       DETERMINING YOUR CONTRACT'S VALUE

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

..   You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

..   You may not transfer to a fixed maturity option in which you already have value.

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


..   If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less. Not all maturities may be available. You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.


..   If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.


..   If you choose the "Maximum investment options choice" method for selecting investment options (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this Prospectus) the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

..   If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected the "Maximum investment options choice" method (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this Prospectus) you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.


Upon advance notice to you, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

You may request a transfer in writing or by telephone using TOPS or online using Online Account Access. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts to be transferred, and

(3)the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

AUTOMATIC TRANSFER OPTIONS

INVESTMENT SIMPLIFIER

Our Investment simplifier program allows you to choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.

FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

The fixed-dollar option and interest sweep feature are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier option will end:

..   Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

..   Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

..   Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

REBALANCING YOUR ACCOUNT VALUE

Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. To enroll in the asset rebalancing program, you must notify us in writing by completing our asset rebalancing form, instructing us:

(a)in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b)how often you want the rebalancing to occur (quarterly, semi-annually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Currently, we permit rebalancing of up to 20 investment options. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under "Transferring your account value" above in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.

--------------------------------------------------------------------------------
REBALANCING DOES NOT ASSURE A PROFIT OR PROTECT AGAINST LOSS. YOU SHOULD PERIODICALLY REVIEW YOUR ALLOCATION PERCENTAGES AS YOUR NEEDS CHANGE. YOU MAY WANT TO DISCUSS THE REBALANCING PROGRAM WITH YOUR FINANCIAL PROFESSIONAL AND/OR FINANCIAL ADVISER BEFORE ELECTING THE PROGRAM.
--------------------------------------------------------------------------------

To be eligible, you must have (i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. Rebalancing is not available for amounts you have allocated in the fixed maturity options. We may waive this $5,000 requirement.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our processing office.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this Prospectus.

METHOD OF WITHDRAWAL

--------------------------------------------------------------------------------------------
                                                                                  MINIMUM
                         CONTRACT                            PARTIAL SYSTEMATIC DISTRIBUTION
--------------------------------------------------------------------------------------------
NQ                                                             Yes      Yes         No
--------------------------------------------------------------------------------------------
Traditional IRA                                                Yes      Yes         Yes
--------------------------------------------------------------------------------------------
QP IRA                                                         Yes      Yes         Yes
--------------------------------------------------------------------------------------------
Roth Advantage                                                 Yes      Yes         No
--------------------------------------------------------------------------------------------
Roth IRA                                                       Yes      Yes         No
--------------------------------------------------------------------------------------------

PARTIAL WITHDRAWALS
(ALL CONTRACTS)

You may take partial withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves you with an account value of less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.

Partial withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge. See "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus.

SYSTEMATIC WITHDRAWALS
(ALL CONTRACTS)

You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. If you do not select a date, your withdrawals will be made on the first business day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options and/or the guaranteed interest option, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1)Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (without exhausting your values in those options). Once the requested amount is greater than your account value, the systematic withdrawal program will terminate.

(2)Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (until your account value is exhausted). Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

(3)You may specify a dollar amount from one variable investment option or the guaranteed interest option. If you choose this option and the value in the investment option drops below the requested withdrawal amount, the requested withdrawal amount will be taken on a pro rata basis from all remaining investment options in which you have value. Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

If you are invested in fixed maturity options, you may not elect option (1) or
(2).

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS
(TRADITIONAL IRA AND QP IRA CONTRACTS -- SEE "TAX INFORMATION" LATER IN THIS PROSPECTUS)


We offer our "required minimum distribution automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to "Required minimum distributions" under "Individual Retirement Arrangements ("IRAs")" in "Tax information" later in this Prospectus. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals, which could increase the amount required to be withdrawn. For this purpose additional annuity contract benefits may include enhanced death benefits.


You may elect our RMD automatic withdrawal option in the year in which you reach age 70 1/2 or in any later year. To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your

                             ACCESSING YOUR MONEY
account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our RMD automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.

--------------------------------------------------------------------------------
WE WILL SEND TO TRADITIONAL IRA AND QP IRA OWNERS A FORM OUTLINING THE MINIMUM DISTRIBUTION OPTIONS AVAILABLE IN THE YEAR YOU REACH AGE 70 1/2 (IF YOU HAVE
NOT BEGUN YOUR ANNUITY PAYMENTS BEFORE THAT TIME).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.

AUTOMATIC DEPOSIT SERVICE


If you are receiving required minimum distribution payments from a traditional IRA or QP IRA contract, you may use our automatic deposit service.

Under this service, we will automatically deposit the required minimum distribution payment from your traditional IRA or QP IRA contract directly into an EQUI-VEST(R) NQ or Roth IRA or an EQUI-VEST(R) Express/SM/ (if available in your state) NQ or Roth IRA contract, according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs. See "Tax information -- Roth IRAs" later in this Prospectus.


DEPOSIT OPTION FOR NQ CONTRACTS ONLY

If available, you may elect the deposit option for your benefit while you are alive, or for the benefit of your beneficiary.

If this option is available, proceeds from your NQ contract can be deposited with us for a period you select, but no longer than five years. We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period using our then current rate for this option. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds may be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. We may remove this payout option at any time. Your financial professional can provide more information about this option and whether it is available, or you may call our processing office.

SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

TERMINATION

We may terminate your contract and pay you the cash value if:

(1)your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2)you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3)you have not made any contributions within 120 days from your contract date.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of a variable investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.

Deferred annuity contracts such as EQUI-VEST(R) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your EQUI-VEST(R) contract and all its benefits terminate and will be converted to a supplemental payout annuity contract ("payout option") that provides for periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account

                             ACCESSING YOUR MONEY
value or cash value of your EQUI-VEST(R) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your EQUI-VEST(R) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information). In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We may offer other payout options not outlined here. Your financial professional can provide details.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own and the annuitant's age at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time.

ANNUITY PAYOUT OPTIONS

-------------------------------------------------------------------------------------------
Fixed annuity payout options                  .   Life annuity
                                              .   Life annuity with period certain
                                              .   Life annuity with refund certain
                                              .   Period certain annuity
-------------------------------------------------------------------------------------------
Variable Immediate Annuity payout options     .   Life annuity (not available in NY)
  (described in a separate prospectus for     .   Life annuity with period certain
  this option)
-------------------------------------------------------------------------------------------

..   LIFE ANNUITY: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living. If you choose this payout option and you die before the due date of the second (third, fourth, etc.) annuity payment, then you will only receive one (two, three, etc.) annuity payment.


..   LIFE ANNUITY WITH PERIOD CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

..   LIFE ANNUITY WITH REFUND CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

..   PERIOD CERTAIN ANNUITY: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, to the survivor for life. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

We may offer other payout options not outlined here. Your financial professional can provide details.

PARTIAL ANNUITIZATION

Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "Withdrawing your account value" above. See also the discussion of "Partial annuitization" under "Taxation of nonqualified annuities" in "Tax information."

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We

                             ACCESSING YOUR MONEY
require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the EQUI-VEST(R) contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your EQUI-VEST(R) contract's maturity date. Your EQUI-VEST(R) contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the EQUI-VEST(R) contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

We will send you a notice with your contract statement one year prior to your maturity date. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable immediate annuity is selected. If you do not respond to the notice within the 30 days following your maturity date, your contract will be annuitized automatically.

We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts (such as monthly) because of the increased administrative expenses associated with more frequent payouts. Also, in general, the longer the period over which we expect to make payments, the lower will be your payment each year.

The amount of the annuity payments will depend on:

(1)the amount applied to purchase the annuity;

(2)the type of annuity chosen, and whether it is fixed or variable;

(3)in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)in certain instances, the sex of the annuitant(s).

The amount applied to provide the annuity payments will be (1) the account value for any life annuity form, or (2) the cash value for any annuity certain (an annuity form that does not guarantee payments for a person's lifetime) except that if the period certain is more than five years, the amount applied will be no less than 95% of the account value.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

Please see Appendix III later in this Prospectus for state variations.

EQUI-VEST(R) AT RETIREMENT/SM/ AND AT RETIREMENT/SM/

If you have a traditional IRA, Roth IRA, QP IRA, or NQ contract, you may be eligible to convert your EQUI-VEST(R) contract to a new EQUI-VEST(R) At Retirement/SM/ contract (or a new At Retirement/SM/ contract, in New York). EQUI-VEST(R) At Retirement/SM/ is a deferred variable annuity contract that offers living benefits (Guaranteed withdrawal benefit for life or Guaranteed minimum income benefit) and enhanced death benefits. At Retirement/SM/ is a deferred variable annuity contract that offers a Guaranteed withdrawal benefit for life. Neither the EQUI-VEST(R) At Retirement/SM/ contract nor the At Retirement/SM/ contract has any withdrawal charges.


At the time of conversion, you must meet the following conditions in order to qualify for this conversion offer. You must be between the ages of 55 and 85, your contract must have an account value of at least $50,000, you must purchase at least one of the living or enhanced death benefits, there can be no withdrawal charges applicable under your existing EQUI-VEST(R) contract, and no rollover/direct transfer contributions can have been made to the existing contract in the two contract years prior to the date you apply for the new contract. The written application for the new EQUI-VEST(R) At Retirement/SM/ or At Retirement/SM/ contract must be received by our processing office no later than the close of business on December 31, 2016 or such later date as we state in writing to you. The EQUI-VEST(R) At Retirement/SM/ contract or At Retirement/SM/ contract and its benefits, including the charges for such benefits are described in a separate prospectus. The EQUI-VEST(R) At Retirement/SM/ contract and At Retirement/SM/ contract will not accept any contributions (initial or additional) after December 31, 2016.

                             ACCESSING YOUR MONEY

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:


..   A mortality and expense risks charge.

..   A charge for other expenses.


We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


..   On the last day of the contract year an annual administrative charge, if applicable.

..   Charge for third-party transfer or exchange (series 300, 400 and 500 only).

..   Charges for certain optional special services.

..   At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge, if applicable.

..   At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


More information about these charges appears below. The charges differ depending on which contract series you purchase.

We will not increase these charges for the life of your contract, except as noted below. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

CHARGES UNDER THE CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. For series 300, 400 and 500, we may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract.

The expense risk we assume is the risk that our expenses in providing the benefits and administering the contracts will be greater than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

For each series the daily charge is a percentage of net assets that is equivalent to an annual rate of:


..   1.10% current and maximum in each variable investment option under series
    300 contracts.

..   1.10% current and 1.75% maximum in each variable investment option under series 400 contracts.

..   1.20% current and 1.75% maximum in each variable investment option under series 500 contracts.

..   0.56% current and 0.65% maximum under series 100 contracts, and 1.15%
    current and 1.24% maximum under series 200 contracts in the EQ/Common Stock Index and EQ/Money Market options.

..   0.50% current and maximum under series 100 contracts, and 1.09% current and maximum under series 200 contracts for all other variable investment options.


CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts.

The daily charge is equivalent to a maximum annual rate of:

(i)under series 300, 400 and 500 contracts, 0.25% of the net assets in each variable investment option. For all variable investment options under series 300 and 400 other than the AXA Moderate Allocation, Multimanager Aggressive Equity, EQ/Common Stock Index and EQ/Money Market options, we currently deduct 0.24% of the net assets. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for these variable investment options;


(ii)under series 100 contracts, 0.84% of the net assets in each variable investment option. 0.60% of this charge is designed to reimburse us for research and development costs and for administrative expenses that are not covered by the annual administrative charge described below. The remaining 0.24% is to reimburse us for the cost of financial accounting services we provide under the contracts; and


(iii)under series 200 contracts, the charge for expenses and financial accounting is 0.25% of the net asset value in each variable investment option.

                             CHARGES AND EXPENSES

MAXIMUM TOTAL CHARGES

Under series 500 contracts, the total annual rate for the above charges is 1.45%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. We will only make any increase after we have sent you advance notice. Any increase or decrease will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.

Total Separate Account A annual expenses of the variable investment options (not including the Trusts fees and other expenses) are guaranteed not to exceed a total annual rate of (i) 1.35% for series 300; (ii) 1.49% for series 100 and 200 for the EQ/Common Stock Index and EQ/Money Market options; (iii) 1.34% for all the other options not listed in (ii) for series 100 and 200; and (iv) 2.00% for series 400.

Under series 100 and 200 contracts for the AXA Moderate Allocation, Multimanager Aggressive Equity, EQ/Common Stock Index and EQ/Money Market options, the combined amount of the Separate Account A charges to these variable investment options and Trust charges for investment advisory fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

Under series 300, 400 and 500, during the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is currently $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We waive the charge if your account value is at least $25,000 for an NQ contract or $20,000 for an IRA contract. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Under series 100 and 200, the charge is equal to $30 or, if less, 2% of the current account value plus any amount previously withdrawn during that contract year. We waive this charge if your account value is at least $10,000.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.

CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

Under series 300 (except in FL), 400 and 500 contracts, we impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $65 for each direct transfer or exchange for series 300 and 400. For series 500, we will deduct a charge of $25 ($65 maximum) for each direct transfer or exchange. This charge will never exceed 2% of the amount disbursed or transferred. We will deduct this charge and any withdrawal charge that applies from your account value.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.

We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this Prospectus.

We may reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York -- fixed maturity options for series 300-500" below.

FOR SERIES 100 AND 200 NQ CONTRACTS, ALL SERIES 300, 400, AND 500 CONTRACTS

The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years measured from the date of the withdrawal.

In the case of surrenders, we will pay you the greater of the following up to a maximum of the account value:

..   the account value after any withdrawal charge has been imposed (cash value), or

..   the 10% free withdrawal amount plus the contributions made before the current and five prior participation years that have not been previously withdrawn plus 94% of (a) the remaining account value, minus (b) any administrative fees. Under series 100 and 200 NQ contracts, if the annuitant is age 59 or older when the contract is issued, this percentage will be 95% in the fifth contract year and 96% in the sixth contract year. There is a reduction in the withdrawal charge for older annuitants in the fifth and sixth contract years.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the 10% free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have

                             CHARGES AND EXPENSES
been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this Prospectus.

FOR SERIES 100 AND 200 TRADITIONAL IRA, QP IRA AND ROTH IRA

The withdrawal charge equals a percentage of the amount withdrawn. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:

-------------------------------------------------------------
      CONTRACT YEAR(S)                    CHARGE
-------------------------------------------------------------

         1 through 5                      6%/(1)/

         6 through 8                         5

              9                              4

             10                              3

             11                              2

             12                              1

        13 and later                         0
-------------------------------------------------------------

(1)This percentage may be reduced at older ages for certain contracts. Your financial professional can provide further details about the contract series you own.

The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.

                              -------------------

We reserve the right to reduce or waive the withdrawal charge including transfers to a traditional IRA, QP IRA and Roth IRA from another EQUI-VEST(R) contract. Any such charge will not be unfairly discriminatory. The withdrawal charge may be reduced in order to comply with any state law requirement.

WHEN WITHDRAWAL CHARGES DO NOT APPLY

..   10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10%
    of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year. For series 100 and 200 traditional IRA and Roth IRA contracts, the 10% free withdrawal amount described above will be available after the third contract year or you attain age 59 1/2. (Currently we are waiving this restriction.)

For existing contract owners, if you have QP IRA contract number 11933I (series
100), the 10% free withdrawal amount described above was available after the third contract year. If you have QP IRA contract number 92QPI (series 200), the free withdrawal amount was available in the first contract year.

FOR SERIES 100 AND 200 CONTRACTS

(i)For NQ contracts, the withdrawal charge does not apply if:

  .   the annuitant dies and a death benefit is payable to the beneficiary; or

  . we receive a properly completed election form providing for the entire account value to be used to buy a life annuity payout option.

(ii)For a traditional IRA, QP IRA and Roth IRA the withdrawal charge does not apply:

  .   after five contract years and the annuitant is at least age 59 1/2; or

  . if you request a refund of an excess contribution within one month of the date on which the contribution is made; or

  . the annuitant dies and the death benefit is made available to the beneficiary; or

  . after five contract years and the annuitant is at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant's age 59 1/2 and allows no prepayment; or

  . after three contract years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years and allows no prepayment; or

  . if the amount withdrawn is applied to the election of a life contingent annuity payout option.

FOR SERIES 300, 400 AND 500 CONTRACTS

(i)DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

   (a)the annuitant dies and a death benefit is payable to the beneficiary; or

   (b)we receive a properly completed election form providing for the entire account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

(ii)DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME.

   The withdrawal charge also does not apply if:

   (a)The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

   (b)We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

   (c)The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is
      (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;

      -- it provides continuous room and board to three or more persons;

      -- it is supervised by a registered nurse or licensed practical nurse;

                             CHARGES AND EXPENSES

      -- it keeps daily medical records of each patient;

      -- it controls and records all medications dispensed; and

      -- its primary service is other than to provide housing for residents.

Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

(iii)For traditional IRA, QP IRA and Roth IRA contracts the withdrawal charge also does not apply:

  .   after six contract years if the annuitant is at least age 59 1/2; or

  . if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

(iv)Under series 500 (Roth Advantage) contracts the withdrawal charge also does not apply:

  .   after five contract years if the annuitant is at least age 59 1/2; or

  . if you withdraw an amount which is less than or equal to 25% of the account value at the time the withdrawal is requested, minus any amount previously withdrawn during that contract year, and you use the withdrawal to pay specified higher education expenses as defined in the federal income tax rules. We must receive evidence satisfactory to us that such withdrawal is in fact for such purpose; or

  . after five contract years if the withdrawal is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit). We must receive evidence satisfactory to us that such withdrawal is in fact for such purpose; or

  . if you request a refund of a contribution in excess of amounts allowed to be contributed under federal income tax rules within one month of the date on which you made the contribution.

CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS (FOR SERIES 300-500)

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.

--------------------------------------------------------------------------------

 DECLINING SCALE                  ALTERNATIVE SCALE
---------------------------------------------------------------
 YEAR OF INVESTMENT IN FIXED    YEAR OF TRANSFER WITHIN FIXED
 MATURITY OPTION/(1)/            MATURITY OPTION/(1)/
---------------------------------------------------------------
Within year 1         6%           Within year 1         5%
---------------------------------------------------------------
      2               6%                 2               4%
---------------------------------------------------------------
      3               5%                 3               3%
---------------------------------------------------------------
      4               4%                 4               2%
---------------------------------------------------------------
      5               3%                 5               1%
---------------------------------------------------------------
      6               2%           After year 5          0%
---------------------------------------------------------------
After year 6          0%        Not to exceed 1%
                                times the number of
                                years remaining in
                                the fixed maturity
                                option, rounded to
                                the higher number
                                of years. In other
                                words, if 4.3 years
                                remain, it would be
                                a 5% charge.
---------------------------------------------------------------

(1)Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a NQ or traditional IRA contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

..   If you were to withdraw the total amount of the contribution within the first six years after it was made, the withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

..   The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

..   The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

                             CHARGES AND EXPENSES

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..   If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

..   As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the minimum death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA, QP IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

                             CHARGES AND EXPENSES

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6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time while the contract is in force and the owner and annuitant are alive. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received at our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

DEATH BENEFIT

The death benefit is equal to the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment and (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, adjusted for withdrawals, withdrawal charges, and taxes that apply.

If your surviving spouse rolls the death benefit proceeds over into a contract issued by us, the death proceeds will remain invested in this contract until your spouse's contract is issued and the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse's new contract. The amount of the death benefit will be calculated to equal the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date that your spouse's contract is issued, and (ii) the "minimum death benefit" as of the date of your death. This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse's new contract is issued.

HOW WITHDRAWALS AFFECT THE MINIMUM DEATH BENEFIT

Depending upon contract series, contract date and the state where your contract is issued, each withdrawal you make will reduce the amount of your current minimum death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit by that same percentage. For example, if your account value is $30,000, and you withdraw $12,000 you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000-$16,000). Check with your financial professional.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary, the contract can be continued as discussed below under "Successor owner and annuitant." Only a spouse who is the sole primary beneficiary can be a successor owner/ annuitant. The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules. A beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

SUCCESSOR OWNER AND ANNUITANT: TRADITIONAL IRA, QP IRA, NQ AND ROTH IRA CONTRACTS (MAY NOT BE AVAILABLE IN ALL STATES FOR SOME SERIES). If you are the owner and annuitant and your spouse is the sole primary beneficiary, your spouse may elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death. If your surviving spouse decides to continue the contract, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your minimum death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. For series 100 and 200 IRA contracts, withdrawal charges will no longer apply and additional contributions may no longer be made. The minimum death benefit will continue to apply.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions after the original owner's death, the owner changes for purposes of receiving federal tax law required distributions from your contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor at any time while the contract is in force and the owner and annuitant are alive by sending satisfactory notice to our processing office.

Unless the surviving spouse of the owner who has died is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

..   The cash value of the contract must be fully paid to the successor owner
    (new owner) within five years after your death.

..   The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death.

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. The account value must be distributed no later than 5 years after the spouse's death.

                           PAYMENT OF DEATH BENEFIT

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HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" under "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

If the beneficiary is a natural person (i.e., not an entity such as a corporation or a trust) and so elects, death benefit proceeds can be paid through the "AXA Equitable Access Account," which is a draft account that works in certain respects like an interest-bearing checking account. In that case, we will send the beneficiary a draftbook, and the beneficiary will have immediate access to the proceeds by writing a draft for all or part of the amount of the death benefit proceeds. AXA Equitable will retain the funds until a draft is presented for payment. Interest on the AXA Equitable Access Account is earned from the date we establish the account until the account is closed by your beneficiary or by us if the account balance falls below the minimum balance requirement, which is currently $1,000. The AXA Equitable Access Account is part of AXA Equitable's general account and is subject to the claims of our creditors. We will receive any investment earnings during the period such amounts remain in the general account. The AXA Equitable Access Account is not a bank account or a checking account and it is not insured by the FDIC. Funds held by insurance companies in the general account are guaranteed by the respective state guaranty association.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA, QP IRA, ROTH IRA AND ROTH ADVANTAGE CONTRACTS

Upon your death under a traditional IRA, QP IRA, Roth IRA, or Roth Advantage contract, your beneficiary may generally elect to keep the contract with your name on it and receive distributions under the contract instead of receiving the death benefit in a single sum. The beneficiary continuation option may not be available in all states for some series.

This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater then such account value.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this Prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA and Roth Advantage contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

..   The minimum death benefit provision will no longer be in effect.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of the beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR SERIES 400 NQ CONTRACTS ONLY

This feature (also known as inherited annuity), may only be elected when the NQ contract owner dies before the date annuity payments are to begin, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section.

This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later

                           PAYMENT OF DEATH BENEFIT

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than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The contract continues with your name on it for the benefit of your beneficiary.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   The minimum death benefit will no longer be in effect.

..   If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary that he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

..   As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

..   No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

..   If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

..   The account value will not be reset to the death benefit amount.

..   The withdrawal charge schedule and free withdrawal amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

..   We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

..   The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

..   If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" above.

..   If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" above.

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                           PAYMENT OF DEATH BENEFIT

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7. Tax information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, QP IRA, Roth IRA or Roth Advantage. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

FATCA


Even though this section in the Prospectus discusses consequences to United States individuals you should be aware that the Foreign Account Tax Compliance Act ("FATCA") which applies to certain U.S.-source payments may require AXA Equitable and its affiliates to obtain specified documentation of an entity's status before payment is made in order to avoid punitive 30% FATCA withholding. The FATCA rules are initially directed at foreign entities, and may presume that various U.S. entities are "foreign" unless the U.S. entity has documented its U.S. status by providing Form W-9. Also, in future years FATCA and related rules may require us to document the status of certain contractholders, as well as report contract values and other information for such contractholders. For this reason AXA Equitable and its affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this prospectus, or a custodial or trusteed individual retirement account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the EQUI-VEST(R) guaranteed minimum death benefit, selection of variable investment options, provision of a guaranteed interest option and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios you select.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions to this annuity contract.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

Please note our restrictions on contributions. See "How you can contribute to your contract" in "Contract features and benefits" earlier in this Prospectus.

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

                                      49

                                TAX INFORMATION

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..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a typical grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

..   the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that AXA Equitable cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See "Payment of death benefit".

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

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Under the Beneficiary continuation option the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and a beneficiary (or joint life expectancies) using an IRS-approved distribution method.

We will report a life-contingent partial annuitization made to an owner under age 59 1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

ADDITIONAL TAX ON NET INVESTMENT INCOME

Taxpayers who have modified adjusted gross income ("MAGI") over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the "Net Investment Income Tax" or "NIIT"). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account A. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account A. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   "traditional IRAs," typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes.

For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A ("Contributions to Individual Retirement Arrangements (IRAs)") and 590-B ("Distributions from Individual Retirement Arrangements (IRAs)"). These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. We offer the EQUI-VEST(R) contract in both traditional IRA and Roth IRA versions.

This prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract.

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We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this prospectus. We do not guarantee or project growth in a variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have received an opinion letter from the IRS approving the respective forms of the series 400 EQUI-VEST(R) traditional and Roth IRA contracts for use as traditional and Roth IRA, respectively. We may no longer rely on the opinion letter for the Roth IRA. We have not submitted to the IRS requests for opinion letters to approve any other forms of series 100 - 500 EQUI-VEST(R) traditional IRA and Roth IRA for use as a traditional or Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST(R) traditional and Roth IRA contracts.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel any version of the EQUI-VEST(R) IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in this Prospectus. You can cancel an EQUI-VEST(R) Roth IRA contract issued as a result of a full or partial conversion of an EQUI-VEST(R) traditional IRA contract by following the instructions in the "EQUI-VEST(R) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

Please note our restrictions on contributions. See "How you can contribute to your contract" in "Contract features and benefits" earlier in this Prospectus.

CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, individuals may make three different types of contributions to purchase a traditional IRA or as additional contributions to an existing IRA:

..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,500 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2016, after adjustment for cost-of-living changes. When your earnings are below $5,500, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 70 1/2 or any taxable year after that.


If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $5,500, married individuals filing jointly can contribute up to $11,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,500 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $5,500 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70 1/2 at any time during the taxable year for which the contribution is being made.


DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590-A, "Contributions to Individual Retirement Arrangements (IRAs)" which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.


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ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA

Certain lower income individuals may be eligible for a nonrefundable income tax credit for contributions made to a traditional IRA or Roth IRA. Please see the current version of IRS Publication 590-A for details.


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $5,000 per person limit for the applicable taxable year ($5,500 for 2016 after adjustment). The dollar limit is $1,000 higher for people eligible to make age 50-70 1/2 catch-up contributions ($6,500 for 2016). See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans, also referred to as "governmental employer EDC plans";

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself:

   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:

   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distribution is:

..   a "required minimum distribution" after age 70 1/2 or retirement; or

..   one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

..   a hardship withdrawal; or

..   a corrective distribution that fits specified technical tax rules; or

..   a loan that is treated as a distribution; or

..   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

..   a qualified domestic relations order distribution to a beneficiary who is not your current or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

Rollovers from an eligible retirement plan to a traditional IRA are not subject to the "one-per-year limit" noted later in this section.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this Prospectus under "Withdrawals,

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payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the "one-per-year limit." It is the IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spousal beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See IRS Publications 590-A and 590-B for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.


We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your Individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer EDC plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer EDC plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types its accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a roll-over.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

The EQUI-VEST(R) QP IRA is used as a conduit IRA if amounts are not commingled.

IRA DISTRIBUTIONS DIRECTLY TRANSFERRED TO CHARITY


Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. You can direct AXA Equitable to make a distribution directly to a charitable organization you request whether or not such distribution might be eligible for favorable tax treatment. Since an IRA owner is responsible


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for determining the tax consequences of any distribution from an IRA, we report the distribution to you on Form 1099-R. After discussing with your own tax advisor, it is your responsibility to report any distribution qualifying as a tax-free charitable direct transfer from your IRA on your own tax return.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of receiving annuity payments.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1-April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. If you do elect one of these options, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

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If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death. The required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   used to pay certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS

ROTH INDIVIDUAL RETIREMENT ANNUITIES ("ROTH IRAS")

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The EQUI-VEST(R) Roth IRA and Roth Advantage contracts are designed to qualify as Roth individual retirement annuities under Sections 408A and 408(b) of the Internal Revenue Code.

Please note our restrictions on contributions. See "How you can contribute to your contract" in "Contract features and benefits" earlier in this Prospectus.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion" rollover contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements (or designated Roth accounts under defined contribution plans); or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

                                TAX INFORMATION

REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,500 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2016 after adjustment for cost-of-living changes. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,500, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590-A, "Contributions to Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.


WHEN YOU CAN MAKE CONTRIBUTIONS? Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? The difference between a rollover transaction and a direct transfer transaction is the following: In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

..   another Roth IRA;

..   a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

..   a "designated Roth contribution account" under a 401(k) plan, a 403(b)
    plan, or a governmental employer EDC plan (direct or 60-day); or

..   from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. We call this the "one-per-year limit." It is the Roth IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spousal beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA. Conversion rollover contributions to Roth IRAs are not subject to the "one-per-year limit" noted earlier in this section.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

                                TAX INFORMATION

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution you must use our forms.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract, and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   Rollovers from a Roth IRA to another Roth IRA;

..   Direct transfers from a Roth IRA to another Roth IRA;

..   Qualified distributions from Roth IRA; and

..   Return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

..   you are age 59 1/2 or older; or

..   you die; or

..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

                                TAX INFORMATION

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally, the same as traditional IRA, except that regular contributions made after age 70 1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 1.00% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option under series 300 and 400. (The rate may be higher in your state.) We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The guaranteed interest rate, which can range from 1.00% to 3.00% (4.00% for NQ in some states), is in the contract.

The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored, unless the contract is a Roth IRA.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.

                                TAX INFORMATION

Table I guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)

                                    TABLE I
                        ACCOUNT VALUES AND CASH VALUES
 (ASSUMING $1,000 CONTRIBUTIONS MADE ANNUALLY AT THE BEGINNING OF THE CONTRACT
                                     YEAR)

------------------------------------------------------------------

          1.00% MINIMUM GUARANTEE          1.00% MINIMUM GUARANTEE
          ----------------------- -        -----------------------

CONTRACT   ACCOUNT      CASH      CONTRACT  ACCOUNT      CASH
YEAR END    VALUE       VALUE     YEAR END   VALUE       VALUE
------------------------------------------------------------------
  1       $   989.80  $   936.35     26    $29,196.26  $28,836.26
------------------------------------------------------------------
  2       $ 1,979.70  $ 1,872.79     27    $30,498.22  $30,138.22
------------------------------------------------------------------
  3       $ 2,979.49  $ 2,818.60     28    $31,813.20  $31,453.20
------------------------------------------------------------------
  4       $ 3,989.29  $ 3,773.87     29    $33,141.33  $32,781.33
------------------------------------------------------------------
  5       $ 5,009.18  $ 4,738.69     30    $34,482.75  $34,122.75
------------------------------------------------------------------
  6       $ 6,039.27  $ 5,713.15     31    $35,837.57  $35,477.57
------------------------------------------------------------------
  7       $ 7,079.67  $ 6,719.67     32    $37,205.95  $36,845.95
------------------------------------------------------------------
  8       $ 8,130.46  $ 7,770.46     33    $38,588.01  $38,228.01
------------------------------------------------------------------
  9       $ 9,191.77  $ 8,831.77     34    $39,983.89  $39,623.89
------------------------------------------------------------------
  10      $10,263.69  $ 9,903.69     35    $41,393.73  $41,033.73
------------------------------------------------------------------
  11      $11,346.32  $10,986.32     36    $42,817.67  $42,457.67
------------------------------------------------------------------
  12      $12,439.79  $12,079.79     37    $44,255.84  $43,895.84
------------------------------------------------------------------
  13      $13,544.18  $13,184.18     38    $45,708.40  $45,348.40
------------------------------------------------------------------
  14      $14,659.63  $14,299.63     39    $47,175.49  $46,815.49
------------------------------------------------------------------
  15      $15,786.22  $15,426.22     40    $48,657.24  $48,297.24
------------------------------------------------------------------
  16      $16,924.08  $16,564.08     41    $50,153.81  $49,793.81
------------------------------------------------------------------
  17      $18,073.33  $17,713.33     42    $51,665.35  $51,305.35
------------------------------------------------------------------
  18      $19,234.06  $18,874.06     43    $53,192.00  $52,832.00
------------------------------------------------------------------
  19      $20,436.40  $20,076.40     44    $54,733.92  $54,373.92
------------------------------------------------------------------
  20      $21,650.76  $21,290.76     45    $56,291.26  $55,931.26
------------------------------------------------------------------
  21      $22,877.27  $22,517.27     46    $57,864.18  $57,504.18
------------------------------------------------------------------
  22      $24,116.04  $23,756.04     47    $59,452.82  $59,092.82
------------------------------------------------------------------
  23      $25,367.20  $25,007.20     48    $61,057.35  $60,697.35
------------------------------------------------------------------
  24      $26,630.88  $26,270.88     49    $62,677.92  $62,317.92
------------------------------------------------------------------
  25      $27,907.18  $27,547.18     50    $64,314.70  $63,954.70
------------------------------------------------------------------

                                TAX INFORMATION

Table II guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)

                                   TABLE II
                        ACCOUNT VALUES AND CASH VALUES
    (ASSUMING A SINGLE CONTRIBUTION OF $1,000 AND NO FURTHER CONTRIBUTION)

------------------------------------------------------------------

          1.00% MINIMUM GUARANTEE          1.00% MINIMUM GUARANTEE
          -----------------------          -----------------------

CONTRACT  ACCOUNT      CASH       CONTRACT ACCOUNT      CASH
YEAR END   VALUE       VALUE      YEAR END  VALUE       VALUE
------------------------------------------------------------------
  1       $989.80     $936.35        26    $434.76     $434.76
------------------------------------------------------------------
  2       $979.70     $926.80        27    $409.11     $409.11
------------------------------------------------------------------
  3       $959.50     $907.69        28    $383.20     $383.20
------------------------------------------------------------------
  4       $939.10     $888.38        29    $357.03     $357.03
------------------------------------------------------------------
  5       $918.49     $868.89        30    $330.60     $330.60
------------------------------------------------------------------
  6       $897.67     $849.20        31    $303.91     $303.91
------------------------------------------------------------------
  7       $876.65     $876.65        32    $276.95     $276.95
------------------------------------------------------------------
  8       $855.42     $855.42        33    $249.72     $249.72
------------------------------------------------------------------
  9       $833.97     $833.97        34    $222.21     $222.21
------------------------------------------------------------------
  10      $812.31     $812.31        35    $194.44     $194.44
------------------------------------------------------------------
  11      $790.43     $790.43        36    $166.38     $166.38
------------------------------------------------------------------
  12      $768.34     $768.34        37    $138.04     $138.04
------------------------------------------------------------------
  13      $746.02     $746.02        38    $109.42     $109.42
------------------------------------------------------------------
  14      $723.48     $723.48        39    $ 80.52     $ 80.52
------------------------------------------------------------------
  15      $700.71     $700.71        40    $ 51.32     $ 51.32
------------------------------------------------------------------
  16      $677.72     $677.72        41    $ 21.84     $ 21.84
------------------------------------------------------------------
  17      $654.50     $654.50        42    $  0.00     $  0.00
------------------------------------------------------------------
  18      $631.04     $631.04        43    $  0.00     $  0.00
------------------------------------------------------------------
  19      $607.35     $607.35        44    $  0.00     $  0.00
------------------------------------------------------------------
  20      $583.43     $583.43        45    $  0.00     $  0.00
------------------------------------------------------------------
  21      $559.26     $559.26        46    $  0.00     $  0.00
------------------------------------------------------------------
  22      $534.85     $534.85        47    $  0.00     $  0.00
------------------------------------------------------------------
  23      $510.20     $510.20        48    $  0.00     $  0.00
------------------------------------------------------------------
  24      $485.31     $485.31        49    $  0.00     $  0.00
------------------------------------------------------------------
  25      $460.16     $460.16        50    $  0.00     $  0.00
------------------------------------------------------------------

                                TAX INFORMATION

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   We might have to withhold and/or report on amounts we pay under a free look or cancellation.

..   We are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U. S. entity recipients that are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the state income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different marital status or number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate accounts. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

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8. More information

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ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. For example, we may withdraw amounts from Separate Account A that represent our investments in Separate Account A or that represent fees and charges under the contracts that we have earned. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account A. However, the obligations themselves are obligations of AXA Equitable.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A invests in shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)to deregister Separate Account A under the Investment Company Act of 1940;

(6)to restrict or eliminate any voting rights as to Separate Account A; and

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account A, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Board of Trustees of each Trust serves for the benefit of each Trust's shareholders. The Board of Trustees may take many actions regarding the portfolios (for example, the Board of Trustees can establish additional portfolios or eliminate existing portfolios; change portfolio investment objectives; and change portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or Online Account Access or from your financial professional.


The rates to maturity for new allocations and the related price per $100 of maturity value are as shown below:


-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
   JUNE 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 16, 2016  MATURITY VALUE
-------------------------------------------------------
      2016            3.00%/(2)/      $99.03
-------------------------------------------------------
      2017            3.00%/(2)/      $96.15
-------------------------------------------------------
      2018            3.00%/(2)/      $93.35
-------------------------------------------------------
      2019            3.00%/(2)/      $90.63
-------------------------------------------------------
      2020            3.00%/(2)/      $87.98
-------------------------------------------------------

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
-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
   JUNE 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 16, 2016  MATURITY VALUE
-------------------------------------------------------
     2021             3.00%/(2)/      $85.42
-------------------------------------------------------
     2022             3.00%/(2)/      $82.93
-------------------------------------------------------
   2023/(1)/          3.00%/(2)/      $80.52
-------------------------------------------------------
   2024/(1)/          3.00%/(2)/      $78.16
-------------------------------------------------------
   2025/(1)/            3.05%         $75.55
-------------------------------------------------------


(1)Not available in Oregon
(2)Since these rates to maturity are 3%, no amounts could have been allocated to these options.

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
YOUR MARKET ADJUSTED AMOUNT IS THE PRESENT VALUE OF THE MATURITY VALUE DISCOUNTED AT THE RATE TO MATURITY IN EFFECT FOR NEW CONTRIBUTIONS TO THAT SAME FIXED MATURITY OPTION ON THE DATE OF THE CALCULATION.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business

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expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA, ROTH IRA AND ROTH ADVANTAGE CONTRACTS

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into an NQ, traditional IRA, Roth IRA and Roth Advantage contracts on a monthly basis. For all forms of IRAs, your contributions are subject to the limits and conditions on contributions described in "Tax information" earlier in this prospectus.

AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the fixed maturity options. Our minimum contribution amount requirement is $20. The maximum contribution amount is $500 per month. We will return any contribution made under this program that exceeds your contribution limit, if applicable, and your program will be cancelled. The contribution limitations described in "How you can contribute to your contract" under "Contract features and benefits" apply to this program. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your NQ, traditional or Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's. We will return any contribution made under this program that exceeds your contribution limit, if applicable, and your program will be cancelled. The contribution limitations described in "How you can contribute to your contract" under "Contract features and benefits" apply to this program.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:


   -- on a non-business day;


   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS

..   Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

..   If a fixed maturity option is scheduled to mature on June 15th and
    June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

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..   Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

..   For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

..   For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

..   Quarterly rebalancing will be processed on a calendar year basis.
    Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

..   Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

..   the election of trustees;

..   the formal approval of independent auditors selected for each Trust; or

..   any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

CYBERSECURITY


We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate AUVs, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.


STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

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ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing our processing office or calling (800) 628-6673.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus. We may refuse to process a change of ownership of an NQ contract to an entity without appropriate documentation of status on IRS Form W-9 (or, if IRS Form W-9 cannot be provided because the entity is not a U.S. entity, on the appropriate type of Form W-8).

You cannot assign or transfer ownership of a traditional IRA, QP IRA or Roth IRA contract except by surrender to us.

You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your traditional IRA and Roth IRA contract to another similar arrangement.

DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.5% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

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DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributors' Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributors' Selling broker-dealers. Contribution-based compensation will generally not exceed 6.5% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 0.60% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). AXA Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain AXA Equitable contracts exclusively.


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2015) received additional payments. These additional payments ranged from $1,214.89 to $5,872,700.74. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of

                               MORE INFORMATION

AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.


1st Global Capital Corporation
Allstate Financial Services, LLC
American Portfolios Financial Services
Ameriprise Financial Services
BBVA Compass Investment Solutions, Inc.
Cambridge Investment Research
Capital Investment Group
CCO Investment Services Corporation
Centaurus Financial, Inc.
Cetera Advisors, LLC
Cetera Advisors Networks, LLC
Cetera Financial Specialists, LLC
Cetera Investment Services, LLC
CFD Investments, Inc.
Citigroup Global Markets, Inc.
Commonwealth Financial Network
CUNA Brokerage Services
Cuso Financial Services, L.P.
Farmer's Financial Solution
First Allied Securities Inc.
First Citizens Investor Services, Inc.
First Tennessee Brokerage Inc.
Founders Financial Securities
Girard Securities, Inc.
H.D. Vest Investment Securities, Inc.
Harbour Investments
Independent Financial Group, LLC
Investacorp, Inc.
Investment Professionals, Inc.
Investors Capital Corporation
Janney Montgomery Scott LLC
JP Turner & Company, LLC
Key Investment Services LLC
Kovack Securities
Legend Equities
Lincoln Financial Advisors Corp.
Lincoln Financial Services Corp
Lincoln Investment Planning
LPL Financial Corporation
Lucia Securities, LLC
Mercap Securities, LLC
Merrill Lynch Life Agency, Inc.
MetLife Securities, Inc.
Morgan Stanley Smith Barney
Mutual of Omaha Investment Services, Inc.
National Planning Corporation
Next Financial Group, Inc.
NFP Securities Inc.
PNC Investments
Primerica Financial Services
Questar Capital Corporation
Raymond James Insurance Group
RBC Capital Markets Corporation
Robert W Baird & Company
Santander Securities Corporation
Securities America Inc.
SIGMA Financial Corporation
Signator Financial Services
Signator Investors, Inc.
Southwest Securities, Inc.
Summit Brokerage Services, Inc.
SunTrust Investments
SWS Financial Services
The Advisor Group
TransAmerica Financial Advisors
Triad Advisors
U.S. Bancorp Investments, Inc.
UBS Financial Services, Inc.
Valmark Securities, Inc.
Voya Financial Advisors
VSR Financial Services Inc.
Wells Fargo Wealth Brokerage Insurance Agency

                               MORE INFORMATION

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2015 (the "Annual Report") is considered to be part of this prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:(212) 554-1234). You can access our website at www.axa.com.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.

SERIES 100 AND 200 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET AGGRESSIVE-ALT 25
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $107.54 $108.55 $102.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       7      16      27
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET GROWTH-ALT 20
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      -- $104.46 $118.50 $112.83 $124.66 $140.36 $141.80 $134.36
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      15      68     133     164     165     160     156
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET MODERATE GROWTH-ALT 15
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $104.03 $105.12 $ 99.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       2      15      19
------------------------------------------------------------------------------------------------------------------------
 AMERICAN FUNDS INSURANCE SERIES(R)BOND FUND/SM/
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 96.22 $ 99.82 $ 98.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       5      37      57
------------------------------------------------------------------------------------------------------------------------
 AXA 400 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $108.41 $124.57 $161.84 $173.71 $166.05
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      10      12      19      18      19
------------------------------------------------------------------------------------------------------------------------
 AXA 500 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $109.53 $124.07 $160.27 $178.03 $176.28
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      12      17      20      29      31
------------------------------------------------------------------------------------------------------------------------
 AXA 2000 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $109.23 $124.41 $168.64 $173.12 $162.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       4       5      10      10      10
------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $149.30 $156.38 $ 93.81 $117.80 $131.43 $119.94 $135.10 $168.52 $174.11 $168.76
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       364     741   1,158   1,647   1,916   2,022   2,024   1,966   1,942   1,884
------------------------------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.26 $115.79 $119.26 $116.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      13      40      59      73
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $113.35 $118.31 $103.87 $112.55 $119.11 $119.75 $123.55 $127.18 $128.76 $126.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        91     231     309     378     424     441     433     384     355     324
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).




------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $102.63 $111.91 $114.62 $112.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       7      14      25      26
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $101.32 $104.34 $105.63 $104.03
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       5      11      14      16
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $121.01 $125.94 $100.11 $113.02 $121.62 $119.14 $126.21 $137.27 $139.71 $136.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       222     406     540     685     753     769     760     725     677     619
------------------------------------------------------------------------------------------------------------------------
 AXA GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $188.68 $264.35 $111.23 $164.68 $181.09 $156.66 $180.80 $214.70 $215.40 $208.84
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,693   1,843   1,758   1,934   1,848   1,671   1,522   1,404   1,303   1,226
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $134.89 $153.33 $ 83.42 $111.38 $120.02 $ 98.36 $112.87 $130.87 $121.06 $114.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       534     576     683     805     838     817     756     700     974     918
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $ 92.35 $106.23 $126.93 $117.16 $112.81
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      18      20      23      24      31
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $155.26 $168.78 $ 94.92 $121.98 $127.65 $105.58 $122.36 $144.05 $131.92 $126.04
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,505   1,600   1,585   1,655   1,622   1,495   1,381   1,277   1,194   1,134
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.13 $105.70 $ 65.27 $ 81.47 $ 91.78 $ 86.71 $ 98.37 $127.68 $140.60 $139.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       116     107     111     124     129     116     100      93     169     152
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP GROWTH MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $151.04 $172.29 $104.99 $139.68 $157.73 $149.93 $168.24 $224.72 $246.29 $252.79
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,844   1,655   1,531   1,451   1,338   1,300   1,181   1,083   2,305   2,165
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $142.44 $134.27 $ 75.50 $ 89.84 $100.08 $ 94.00 $107.44 $140.42 $155.49 $147.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,714   9,158   8,082   7,621   6,915   6,275   5,681   5,207   5,055   4,721
------------------------------------------------------------------------------------------------------------------------
 AXA MID CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $175.70 $170.56 $101.70 $136.30 $164.68 $147.16 $172.23 $226.13 $247.35 $235.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,273   2,189   2,009   2,681   2,473   2,260   2,072   1,919   1,780   1,667
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 63.00 $ 66.55 $ 49.96 $ 58.09 $ 63.45 $ 61.54 $ 66.55 $ 74.81 $ 76.59 $ 75.39
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    18,359  17,845  17,357  17,262  16,700  15,660  14,597  13,487  12,511  11,567
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.87 $119.78 $124.09 $121.46
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       8      39      60      75
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).




------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $141.45 $148.46 $ 99.92 $120.23 $132.32 $124.08 $136.52 $161.35 $165.19 $160.87
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,337   2,455   3,252   3,922   4,211   4,268   4,165   4,007   3,883   3,745
------------------------------------------------------------------------------------------------------------------------
 AXA/AB DYNAMIC MODERATE GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.20 $118.28 $122.27 $119.89
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       4      13      22      27
------------------------------------------------------------------------------------------------------------------------
 AXA/AB SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $186.13 $214.81 $117.58 $157.78 $207.94 $204.35 $233.02 $317.66 $324.60 $310.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,655   1,500   1,411   1,367   1,291   1,180   1,071     992     918     852
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN BALANCED MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.29 $105.01 $ 70.65 $ 90.98 $ 99.91 $ 98.65 $108.25 $122.37 $128.22 $122.66
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        90     570     600     614     565     527     489     467     505     471
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.22 $ 97.55 $ 64.09 $ 81.08 $ 99.41 $ 88.68 $102.21 $137.84 $138.88 $128.07
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         8      50      93     113     120     121     111     104      98      90
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 -- $ 95.16 $ 59.25 $ 75.10 $ 81.79 $ 77.11 $ 87.28 $106.16 $110.47 $105.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --     176     330     389     418     419     405     408     421     408
------------------------------------------------------------------------------------------------------------------------
 AXA/LOOMIS SAYLES GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $115.92 $138.16 $ 91.48 $117.09 $125.01 $126.89 $140.93 $176.97 $188.25 $207.13
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        23      87     155     200     224     203     190     176     155     153
------------------------------------------------------------------------------------------------------------------------
 AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.10 $107.40 $ 65.59 $ 80.97 $ 89.42 $ 84.29 $ 94.98 $121.14 $131.10 $126.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        32     228     241     265     252     231     208     189     168     153
------------------------------------------------------------------------------------------------------------------------
 AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.58 $108.35 $ 63.26 $ 81.16 $ 86.47 $ 78.23 $ 92.10 $115.35 $115.06 $110.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        30     188     210     250     249     247     240     238     234     223
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $178.48 $182.06 $137.74 $149.37 $157.53 $163.72 $170.12 $166.15 $167.83 $164.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       737     723     624     580     564     522     492     448     406     371
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $132.13 $135.15 $ 77.18 $102.45 $129.03 $107.34 $117.94 $171.95 $165.22 $153.16
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       216     308     303     317     309     276     249     261     222     206
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $208.22 $185.20 $113.53 $141.60 $173.94 $156.14 $179.88 $253.28 $237.12 $203.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       794     725     675     668     622     559     511     480     441     417
------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $242.07 $241.63 $151.23 $194.39 $215.34 $205.86 $230.79 $313.62 $339.44 $314.30
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,272   1,248   1,236   1,328   1,394   1,422   1,386   1,345   1,311   1,269
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).




------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $128.19 $131.14 $ 87.59 $ 96.39 $110.04 $108.14 $125.60 $163.27 $175.05 $169.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       292     333     358     386     381     367     388     424     399     374
------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 90.43 $100.04 $ 54.07 $ 69.81 $ 77.50 $ 76.67 $ 88.31 $117.03 $131.18 $130.04
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       167     196     213     240     247     248     243     242     243     233
------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $131.65 $132.02 $ 78.59 $101.93 $116.45 $119.49 $138.41 $179.93 $196.18 $197.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       923   1,410   1,258   1,168   1,072     963     884     825     744     690
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $374.77 $384.25 $213.98 $271.80 $311.66 $310.05 $354.66 $464.93 $515.55 $509.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,175   6,992   6,150   5,705   5,168   4,630   4,157   3,759   3,428   3,160
------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.08 $118.07 $106.08 $107.47 $112.15 $115.97 $118.03 $114.59 $115.78 $114.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       643     748     667     798     771     721     684     639     599     572
------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 94.43 $ 90.22 $ 72.86
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       8      21      28
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $310.53 $322.33 $199.82 $248.75 $281.41 $282.55 $321.22 $416.78 $464.56 $461.99
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,920   2,757   2,594   2,527   2,394   2,246   2,120   2,010   1,936   1,890
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.29 $118.65 $100.88 $116.08 $125.54 $125.53 $130.35 $142.73 $143.13 $144.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        39      65      71      75      93     100      95      97      93      83
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $136.64 $147.33 $100.79 $140.66 $184.08 $175.27 $203.78 $279.70 $284.41 $264.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       362     647     842   1,109   1,363   1,484   1,517   1,556   1,523   1,490
------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 99.48 $107.28 $112.70 $113.38 $118.92 $122.49 $125.34 $120.55 $119.99 $113.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        46     131     314     314     355     382     383     340     310     281
------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $101.29 $101.84 $ 97.37
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       4      11      14
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $160.48 $169.61 $173.78 $167.97 $173.15 $180.33 $179.64 $174.33 $174.62 $173.02
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       532     504     484     438     402     369     336     299     272     253
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $178.84 $197.62 $ 96.32 $121.08 $126.36 $109.42 $125.52 $150.42 $138.16 $133.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,232   4,096   3,827   3,659   3,352   3,078   2,822   2,609   2,454   2,344
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).




------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/INVESCO COMSTOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $119.26 $114.71 $ 71.36 $ 90.40 $102.76 $ 99.37 $116.10 $154.68 $166.21 $153.83
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       110     144     151     161     166     175     180     204     488     451
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $160.85 $156.76 $ 93.14 $121.58 $134.73 $125.98 $144.24 $193.23 $218.05 $210.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       362     351     314     309     306     282     258     243     232     235
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 69.04 $ 77.63 $ 48.81 $ 65.60 $ 75.04 $ 75.78 $ 85.77 $112.12 $124.15 $128.44
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,671   1,480   1,401   1,420   1,314   1,246   1,199   1,132   1,094   1,064
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $112.16 $104.09 $ 44.46 $ 52.26 $ 59.10 $ 58.12 $ 66.86 $ 86.79 $ 96.44 $ 90.93
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       108     128     147     201     207     448     436     419     425     411
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $142.55 $163.42 $ 96.29 $130.37 $147.85 $130.24 $153.80 $172.45 $161.62 $159.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        67     165     188     248     314     328     343     348     335     328
------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $128.68 $137.14 $ 68.62 $ 92.25 $114.44 $110.20 $127.28 $166.49 $179.03 $171.58
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,735   1,869   2,031   2,200   2,138   2,037   1,961   1,903   1,858   1,835
------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 35.33 $ 36.61 $ 36.99 $ 36.46 $ 36.15 $ 35.56 $ 35.06 $ 34.57 $ 34.08 $ 33.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,018   2,683   2,421   1,591   1,290   1,122   1,041     920     835     769
------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $133.39 $161.09 $ 83.71 $129.73 $169.33 $154.20 $165.45 $226.15 $221.53 $206.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        93     226     285     478     688     807     807     746     714     692
------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.94 $115.70 $ 67.64 $ 92.50 $105.12 $ 94.78 $112.55 $140.28 $140.88 $143.41
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        14      82     114     168     240     346     360     390     410     453
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO GLOBAL REAL RETURN
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 90.73 $ 96.56 $ 93.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       8      33      60
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 98.40 $108.22 $102.45 $109.17 $108.61 $106.95 $107.09 $105.75 $104.24 $102.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       167     270     619     803     776     662     608     559     513     466
------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $171.37 $177.18 $163.75 $171.70 $180.35 $180.55 $182.86 $176.30 $178.98 $176.98
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       670     670     587     692     642     567     508     455     413     375
------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $162.73 $157.60 $102.42 $127.45 $158.20 $149.85 $170.81 $231.64 $239.62 $225.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       672     766     808     921     897     854     804     769     737     719
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).




-----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          2006    2007    2008   2009    2010    2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.07 $114.32 $65.18 $ 91.73 $105.33 $101.90 $119.57 $162.71 $174.40 $189.65
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        43     530    571     733     853     915   1,029   1,030   1,023   1,089
-----------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $132.31 $132.06 $78.13 $102.09 $113.88 $109.19 $121.59 $162.58 $183.58 $178.53
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        94     127    111     120     121     109     104     103     111     112
-----------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 87.90 $ 96.54 $68.96 $ 95.45 $110.46 $102.58 $121.88 $167.23 $171.26 $171.11
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       185     218    221     353     470     665     775     850     808     739
-----------------------------------------------------------------------------------------------------------------------
 FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $112.76 $129.21 $166.93 $183.89 $182.18
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --     327     498     586     628     661
-----------------------------------------------------------------------------------------------------------------------
 GOLDMAN SACHS VIT MID CAP VALUE FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $ 86.03 $100.31 $131.18 $146.62 $130.88
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      20      57      89     125     144
-----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. GLOBAL REAL ESTATE FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $100.50 $126.76 $128.11 $144.53 $140.10
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      60     130     169     214     232
-----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. HIGH YIELD FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $ 94.99 $109.61 $115.46 $115.71 $110.32
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      18      52      64      73      79
-----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. INTERNATIONAL GROWTH FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $ 86.80 $ 98.69 $115.60 $114.15 $109.67
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      39      88     117     157     187
-----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. MID CAP CORE EQUITY FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $105.76 $115.42 $146.29 $150.34 $141.98
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      36      47      48      48      47
-----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. SMALL CAP EQUITY FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $121.44 $136.18 $184.17 $185.49 $172.50
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      18      18      21      20      23
-----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP ENERGY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $115.31 $115.33 $145.36 $128.27 $ 98.52
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      78      99     120     159     186
-----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP HIGH INCOME
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $110.31 $129.12 $140.77 $141.52 $130.54
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --     156     349     427     469     445
-----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $ 89.68 $100.48 $128.81 $137.08 $127.43
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      45     177     304     331     371
-----------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).




------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $ 79.10 $ 82.07 $116.08 $116.35 $116.95
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      19      31      42      41      87
------------------------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $ 91.70 $110.42 $107.59 $101.22 $ 79.84
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --     285     473     574     634     724
------------------------------------------------------------------------------------------------------------------------
 MFS(R) INTERNATIONAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $107.72 $123.20 $155.15 $154.80 $162.38
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --     157     291     446     553     670
------------------------------------------------------------------------------------------------------------------------
 MFS(R) INVESTORS TRUST SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $110.60 $129.66 $168.53 $184.08 $181.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      11      23      28      26      25
------------------------------------------------------------------------------------------------------------------------
 MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      --      --      -- $187.35
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      21
------------------------------------------------------------------------------------------------------------------------
 MFS(R) TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $118.68 $133.79 $177.83 $193.71 $211.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      48      81      96     110     135
------------------------------------------------------------------------------------------------------------------------
 MFS(R) UTILITIES SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $116.42 $130.03 $154.23 $171.13 $143.92
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --     106     184     228     304     276
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 80.76 $ 89.29 $ 47.27 $ 64.44 $ 75.22 $ 69.95 $ 79.27 $107.95 $118.60 $122.37
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,157   7,790   6,924   6,779   6,357   5,698   5,104   4,552   4,115   3,772
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $115.08 $120.64 $121.96 $130.33 $136.56 $142.56 $148.34 $142.91 $146.28 $144.50
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       370     371     378     415     480     487     527     481     427     390
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.36 $120.73 $ 67.20 $ 93.99 $117.67 $106.94 $121.80 $168.45 $174.27 $169.32
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       547     536     504     503     481     437     394     379     349     332
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $139.29 $137.54 $ 86.89 $123.76 $152.52 $130.42 $147.73 $197.63 $205.39 $191.39
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       391     368     346     347     344     316     278     256     226     203
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $106.03 $123.67 $ 64.57 $100.93 $117.21 $110.07 $123.17 $164.77 $184.59 $193.58
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       838     823     789     897     829     750     698     627     598     562
------------------------------------------------------------------------------------------------------------------------
 TARGET 2015 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.32 $114.60 $ 78.60 $ 93.30 $101.92 $ 97.73 $106.89 $120.29 $122.19 $118.25
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        11      60     109     141     154     156     141     141     128     113
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).



--------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------------
                                          2006    2007    2008   2009   2010   2011   2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------
 TARGET 2025 ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.27 $115.74 $74.21 $90.20 $99.61 $94.44 $105.15 $123.55 $126.81 $122.56
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         7      61    108    162    190    202     211     227     242     247
--------------------------------------------------------------------------------------------------------------------
 TARGET 2035 ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.16 $116.71 $71.34 $88.38 $98.29 $92.47 $104.11 $125.57 $129.45 $125.12
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4      29     72    122    152    171     195     209     224     239
--------------------------------------------------------------------------------------------------------------------
 TARGET 2045 ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.95 $118.00 $68.30 $86.09 $96.22 $89.68 $102.13 $126.18 $130.43 $125.82
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         3      23     52     91    108    122     137     149     164     177
--------------------------------------------------------------------------------------------------------------------
 TARGET 2055 ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --     --     --     --      --      --      -- $ 91.46
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --     --     --     --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------
 VANECK VIP GLOBAL HARD ASSETS FUND
--------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --     --     -- $82.94 $ 84.37 $ 91.81 $ 73.06 $ 47.84
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --     --     --     44      90     109     129     167
--------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET AGGRESSIVE-ALT 25
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $107.54 $108.55 $102.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       7      16      27
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET GROWTH-ALT 20
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      -- $104.46 $118.50 $112.83 $124.66 $140.36 $141.80 $134.36
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      15      68     133     164     165     160     156
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET MODERATE GROWTH-ALT 15
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $104.03 $105.12 $ 99.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       2      15      19
------------------------------------------------------------------------------------------------------------------------
 AMERICAN FUNDS INSURANCE SERIES(R)BOND FUND/SM/
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 96.22 $ 99.82 $ 98.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       5      37      57
------------------------------------------------------------------------------------------------------------------------
 AXA 400 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $108.41 $124.57 $161.84 $173.71 $166.05
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      10      12      19      18      19
------------------------------------------------------------------------------------------------------------------------
 AXA 500 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $109.53 $124.07 $160.27 $178.03 $176.28
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      12      17      20      29      31
------------------------------------------------------------------------------------------------------------------------
 AXA 2000 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $109.23 $124.41 $168.64 $173.12 $162.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       4       5      10      10      10
------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $149.30 $156.38 $ 93.81 $117.80 $131.43 $119.94 $135.10 $168.52 $174.11 $168.76
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       364     741   1,158   1,647   1,916   2,022   2,024   1,966   1,942   1,884
------------------------------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.26 $115.79 $119.26 $116.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      13      40      59      73
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $113.35 $118.31 $103.87 $112.55 $119.11 $119.75 $123.55 $127.18 $128.76 $126.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        91     231     309     378     424     441     433     384     355     324
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $102.63 $111.91 $114.62 $112.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       7      14      25      26
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $101.32 $104.34 $105.63 $104.03
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       5      11      14      16
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $121.01 $125.94 $100.11 $113.02 $121.62 $119.14 $126.21 $137.27 $139.71 $136.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       222     406     540     685     753     769     760     725     677     619
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION). (CONTINUED)




------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $188.68 $264.35 $111.23 $164.68 $181.09 $156.66 $180.80 $214.70 $215.40 $208.84
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,693   1,843   1,758   1,934   1,848   1,671   1,522   1,404   1,303   1,226
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $134.89 $153.33 $ 83.42 $111.38 $120.02 $ 98.36 $112.87 $130.87 $121.06 $114.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       534     576     683     805     838     817     756     700     974     918
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $ 92.35 $106.23 $126.93 $117.16 $112.81
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      18      20      23      24      31
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $155.26 $168.78 $ 94.92 $121.98 $127.65 $105.58 $122.36 $144.05 $131.92 $126.04
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,505   1,600   1,585   1,655   1,622   1,495   1,381   1,277   1,194   1,134
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.13 $105.70 $ 65.27 $ 81.47 $ 91.78 $ 86.71 $ 98.37 $127.68 $140.60 $139.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       116     107     111     124     129     116     100      93     169     152
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP GROWTH MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $151.04 $172.29 $104.99 $139.68 $157.73 $149.93 $168.24 $224.72 $246.29 $252.79
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,844   1,655   1,531   1,451   1,338   1,300   1,181   1,083   2,305   2,165
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $142.44 $134.27 $ 75.50 $ 89.84 $100.08 $ 94.00 $107.44 $140.42 $155.49 $147.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,714   9,158   8,082   7,621   6,915   6,275   5,681   5,207   5,055   4,721
------------------------------------------------------------------------------------------------------------------------
 AXA MID CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $175.70 $170.56 $101.70 $136.30 $164.68 $147.16 $172.23 $226.13 $247.35 $235.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,273   2,189   2,009   2,681   2,473   2,260   2,072   1,919   1,780   1,667
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $213.45 $224.33 $167.56 $193.89 $210.76 $203.45 $218.36 $243.67 $247.66 $242.16
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,696   1,605   1,472   1,369   1,284   1,177   1,074     983     921     863
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.87 $119.78 $124.09 $121.46
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       8      39      60      75
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $141.45 $148.46 $ 99.92 $120.23 $132.32 $124.08 $136.52 $161.35 $165.19 $160.87
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,337   2,455   3,252   3,922   4,211   4,268   4,165   4,007   3,883   3,745
------------------------------------------------------------------------------------------------------------------------
 AXA/AB DYNAMIC MODERATE GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.20 $118.28 $122.27 $119.89
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       4      13      22      27
------------------------------------------------------------------------------------------------------------------------
 AXA/AB SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $186.13 $214.81 $117.58 $157.78 $207.94 $204.35 $233.02 $317.66 $324.60 $310.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,655   1,500   1,411   1,367   1,291   1,180   1,071     992     918     852
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION). (CONTINUED)




------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN BALANCED MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.29 $105.01 $ 70.65 $ 90.98 $ 99.91 $ 98.65 $108.25 $122.37 $128.22 $122.66
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        90     570     600     614     565     527     489     467     505     471
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.22 $ 97.55 $ 64.09 $ 81.08 $ 99.41 $ 88.68 $102.21 $137.84 $138.88 $128.07
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         8      50      93     113     120     121     111     104      98      90
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 -- $ 95.16 $ 59.25 $ 75.10 $ 81.79 $ 77.11 $ 87.28 $106.16 $110.47 $105.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --     176     330     389     418     419     405     408     421     408
------------------------------------------------------------------------------------------------------------------------
 AXA/LOOMIS SAYLES GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $115.92 $138.16 $ 91.48 $117.09 $125.01 $126.89 $140.93 $176.97 $188.25 $207.13
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        23      87     155     200     224     203     190     176     155     153
------------------------------------------------------------------------------------------------------------------------
 AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.10 $107.40 $ 65.59 $ 80.97 $ 89.42 $ 84.29 $ 94.98 $121.14 $131.10 $126.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        32     228     241     265     252     231     208     189     168     153
------------------------------------------------------------------------------------------------------------------------
 AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.58 $108.35 $ 63.26 $ 81.16 $ 86.47 $ 78.23 $ 92.10 $115.35 $115.06 $110.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        30     188     210     250     249     247     240     238     234     223
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $178.48 $182.06 $137.74 $149.37 $157.53 $163.72 $170.12 $166.15 $167.83 $164.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       737     723     624     580     564     522     492     448     406     371
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $132.13 $135.15 $ 77.18 $102.45 $129.03 $107.34 $117.94 $171.95 $165.22 $153.16
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       216     308     303     317     309     276     249     261     222     206
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $208.22 $185.20 $113.53 $141.60 $173.94 $156.14 $179.88 $253.28 $237.12 $203.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       794     725     675     668     622     559     511     480     441     417
------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $242.07 $241.63 $151.23 $194.39 $215.34 $205.86 $230.79 $313.62 $339.44 $314.30
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,272   1,248   1,236   1,328   1,394   1,422   1,386   1,345   1,311   1,269
------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $128.19 $131.14 $ 87.59 $ 96.39 $110.04 $108.14 $125.60 $163.27 $175.05 $169.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       292     333     358     386     381     367     388     424     399     374
------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 90.43 $100.04 $ 54.07 $ 69.81 $ 77.50 $ 76.67 $ 88.31 $117.03 $131.18 $130.04
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       167     196     213     240     247     248     243     242     243     233
------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $131.65 $132.02 $ 78.59 $101.93 $116.45 $119.49 $138.41 $179.93 $196.18 $197.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       923   1,410   1,258   1,168   1,072     963     884     825     744     690
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION). (CONTINUED)




------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $290.56 $297.34 $165.26 $209.74 $240.35 $238.97 $272.50 $356.11 $393.65 $388.12
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,645   2,259   1,933   1,725   1,526   1,344   1,190   1,071     979     901
------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.08 $118.07 $106.08 $107.47 $112.15 $115.97 $118.03 $114.59 $115.78 $114.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       643     748     667     798     771     721     684     639     599     572
------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 94.43 $ 90.22 $ 72.86
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       8      21      28
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $310.53 $322.33 $199.82 $248.75 $281.41 $282.55 $321.22 $416.78 $464.56 $461.99
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,920   2,757   2,594   2,527   2,394   2,246   2,120   2,010   1,936   1,890
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.29 $118.65 $100.88 $116.08 $125.54 $125.53 $130.35 $142.73 $143.13 $144.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        39      65      71      75      93     100      95      97      93      83
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $136.64 $147.33 $100.79 $140.66 $184.08 $175.27 $203.78 $279.70 $284.41 $264.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       362     647     842   1,109   1,363   1,484   1,517   1,556   1,523   1,490
------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 99.48 $107.28 $112.70 $113.38 $118.92 $122.49 $125.34 $120.55 $119.99 $113.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        46     131     314     314     355     382     383     340     310     281
------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $101.29 $101.84 $ 97.37
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       4      11      14
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $160.48 $169.61 $173.78 $167.97 $173.15 $180.33 $179.64 $174.33 $174.62 $173.02
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       532     504     484     438     402     369     336     299     272     253
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $178.84 $197.62 $ 96.32 $121.08 $126.36 $109.42 $125.52 $150.42 $138.16 $133.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,232   4,096   3,827   3,659   3,352   3,078   2,822   2,609   2,454   2,344
------------------------------------------------------------------------------------------------------------------------
 EQ/INVESCO COMSTOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $119.26 $114.71 $ 71.36 $ 90.40 $102.76 $ 99.37 $116.10 $154.68 $166.21 $153.83
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       110     144     151     161     166     175     180     204     488     451
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $160.85 $156.76 $ 93.14 $121.58 $134.73 $125.98 $144.24 $193.23 $218.05 $210.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       362     351     314     309     306     282     258     243     232     235
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 69.04 $ 77.63 $ 48.81 $ 65.60 $ 75.04 $ 75.78 $ 85.77 $112.12 $124.15 $128.44
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,671   1,480   1,401   1,420   1,314   1,246   1,199   1,132   1,094   1,064
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION). (CONTINUED)




------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $112.16 $104.09 $ 44.46 $ 52.26 $ 59.10 $ 58.12 $ 66.86 $ 86.79 $ 96.44 $ 90.93
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       108     128     147     201     207     448     436     419     425     411
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $142.55 $163.42 $ 96.29 $130.37 $147.85 $130.24 $153.80 $172.45 $161.62 $159.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        67     160     188     248     314     328     343     348     335     328
------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $128.68 $137.14 $ 68.62 $ 92.25 $114.44 $110.20 $127.28 $166.49 $179.03 $171.58
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,735   1,869   2,031   2,200   2,138   2,037   1,961   1,903   1,858   1,835
------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $139.78 $144.74 $146.16 $144.61 $142.80 $140.87 $138.97 $136.44 $134.60 $132.78
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        56      54      55      35      26      22      18     103      78      76
------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $133.39 $161.09 $ 83.71 $129.73 $169.33 $154.20 $165.45 $226.15 $221.53 $206.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        93     226     285     478     688     807     807     746     714     692
------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.94 $115.70 $ 67.64 $ 92.50 $105.12 $ 94.78 $112.55 $140.28 $140.88 $143.41
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        14      82     114     168     240     346     360     390     410     453
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO GLOBAL REAL RETURN
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 90.73 $ 96.56 $ 93.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       8      33      60
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 98.40 $108.22 $102.45 $109.17 $108.61 $106.95 $107.09 $105.75 $104.24 $102.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       167     270     619     803     776     662     608     559     513     466
------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $171.37 $177.18 $163.75 $171.70 $180.35 $180.55 $182.86 $176.30 $178.98 $176.98
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       670     670     587     692     642     567     508     455     413     375
------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $162.73 $157.60 $102.42 $127.45 $158.20 $149.85 $170.81 $231.64 $239.62 $225.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       672     766     808     921     897     854     804     769     737     719
------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.07 $114.32 $ 65.18 $ 91.73 $105.33 $101.90 $119.57 $162.71 $174.40 $189.65
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        43     530     571     733     853     915   1,029   1,030   1,023   1,089
------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $132.31 $132.06 $ 78.13 $102.09 $113.88 $109.19 $121.59 $162.58 $183.58 $178.53
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        92     127     111     120     121     109     103     103     111     112
------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 87.90 $ 96.54 $ 68.96 $ 95.45 $110.46 $102.58 $121.88 $167.23 $171.26 $171.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       185     218     221     353     470     665     775     850     808     739
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION). (CONTINUED)




-----------------------------------------------------------------------------------------------------------------------------
                                                                            FOR THE YEARS ENDING DECEMBER 31,
                                                             ----------------------------------------------------------------
                                                             2006 2007 2008 2009 2010  2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------------
 FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                                 --   --   --   --   --  $112.76 $129.21 $166.93 $183.89 $182.18
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                        --   --   --   --   --      327     498     586     628     661
-----------------------------------------------------------------------------------------------------------------------------
 GOLDMAN SACHS VIT MID CAP VALUE FUND
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                                 --   --   --   --   --  $ 86.03 $100.31 $131.18 $146.62 $130.88
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                        --   --   --   --   --       20      57      89     125     144
-----------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. GLOBAL REAL ESTATE FUND
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                                 --   --   --   --   --  $100.50 $126.76 $128.11 $144.53 $140.10
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                        --   --   --   --   --       60     130     169     214     232
-----------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. HIGH YIELD FUND
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                                 --   --   --   --   --  $ 94.99 $109.61 $115.46 $115.71 $110.32
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                        --   --   --   --   --       18      52      64      73      79
-----------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. INTERNATIONAL GROWTH FUND
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                                 --   --   --   --   --  $ 86.80 $ 98.69 $115.60 $114.15 $109.67
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                        --   --   --   --   --       39      88     117     157     187
-----------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. MID CAP CORE EQUITY FUND
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                                 --   --   --   --   --  $105.76 $115.42 $146.29 $150.34 $141.98
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                        --   --   --   --   --       36      47      48      48      47
-----------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. SMALL CAP EQUITY FUND
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                                 --   --   --   --   --  $121.44 $136.18 $184.17 $185.49 $172.50
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                        --   --   --   --   --       18      18      21      20      23
-----------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP ENERGY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                                 --   --   --   --   --  $115.31 $115.33 $145.36 $128.27 $ 98.52
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                        --   --   --   --   --       78      99     120     159     186
-----------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP HIGH INCOME
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                                 --   --   --   --   --  $110.31 $129.12 $140.77 $141.52 $130.54
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                        --   --   --   --   --      156     349     427     469     445
-----------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                                 --   --   --   --   --  $ 89.68 $100.48 $128.81 $137.08 $127.43
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                        --   --   --   --   --       45     177     304     331     371
-----------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                                 --   --   --   --   --  $ 79.10 $ 82.07 $116.08 $116.35 $116.95
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                        --   --   --   --   --       19      31      42      41      87
-----------------------------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                                 --   --   --   --   --  $ 91.70 $110.42 $107.59 $101.22 $ 79.84
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                        --   --   --   --   --      285     473     574     634     724
-----------------------------------------------------------------------------------------------------------------------------
 MFS(R) INTERNATIONAL VALUE PORTFOLIO
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                                 --   --   --   --   --  $107.72 $123.20 $155.15 $154.80 $162.38
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                        --   --   --   --   --      157     291     446     553     670
-----------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION). (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 MFS(R) INVESTORS TRUST SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $110.60 $129.66 $168.53 $184.08 $181.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      11      23      28      26      25
------------------------------------------------------------------------------------------------------------------------
 MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      --      --      -- $187.35
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      21
------------------------------------------------------------------------------------------------------------------------
 MFS(R) TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $118.68 $133.79 $177.83 $193.71 $211.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      48      81      96     110     135
------------------------------------------------------------------------------------------------------------------------
 MFS(R) UTILITIES SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $116.42 $130.03 $154.23 $171.13 $143.92
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --     106     184     228     304     276
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $141.76 $156.14 $ 82.34 $111.78 $130.02 $120.51 $135.77 $183.75 $200.61 $205.80
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,113     954     846     839     811     729     649     585     528     486
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $115.08 $120.64 $121.96 $130.33 $136.56 $142.56 $148.34 $142.91 $146.28 $144.50
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       370     371     378     415     480     487     527     481     427     390
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.36 $120.73 $ 67.20 $ 93.99 $117.67 $106.94 $121.80 $168.45 $174.27 $169.32
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       547     536     504     503     481     437     394     379     349     332
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $139.29 $137.54 $ 86.89 $123.76 $152.52 $130.42 $147.73 $197.63 $205.39 $191.39
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       391     368     346     347     344     316     278     256     226     203
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $106.03 $123.67 $ 64.57 $100.93 $117.21 $110.07 $123.17 $164.77 $184.59 $193.58
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       838     823     789     897     829     750     698     627     598     562
------------------------------------------------------------------------------------------------------------------------
 TARGET 2015 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.32 $114.60 $ 78.60 $ 93.30 $101.92 $ 97.73 $106.89 $120.29 $122.19 $118.25
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        11      60     109     141     154     156     141     141     128     113
------------------------------------------------------------------------------------------------------------------------
 TARGET 2025 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.27 $115.74 $ 74.21 $ 90.20 $ 99.61 $ 94.44 $105.15 $123.55 $126.81 $122.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         7      61     108     162     190     202     211     227     242     247
------------------------------------------------------------------------------------------------------------------------
 TARGET 2035 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.16 $116.71 $ 71.34 $ 88.38 $ 98.29 $ 92.47 $104.11 $125.57 $129.45 $125.12
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4      29      72     122     152     171     195     209     224     239
------------------------------------------------------------------------------------------------------------------------
 TARGET 2045 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.95 $118.00 $ 68.30 $ 86.09 $ 96.22 $ 89.68 $102.13 $126.18 $130.43 $125.82
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         3      23      52      91     108     122     137     149     164     177
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION). (CONTINUED)



----------------------------------------------------------------------------------------------------
                                                      FOR THE YEARS ENDING DECEMBER 31,
                                         -----------------------------------------------------------
                                         2006 2007 2008 2009 2010  2011   2012   2013   2014   2015
----------------------------------------------------------------------------------------------------
 TARGET 2055 ALLOCATION
----------------------------------------------------------------------------------------------------
   Unit value                             --   --   --   --   --      --     --     --     -- $91.46
----------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    --   --   --   --   --      --     --     --     --      1
----------------------------------------------------------------------------------------------------
 VANECK VIP GLOBAL HARD ASSETS FUND
----------------------------------------------------------------------------------------------------
   Unit value                             --   --   --   --   --  $82.94 $84.37 $91.81 $73.06 $47.84
----------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    --   --   --   --   --      44     90    109    129    167
----------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.45%).



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET AGGRESSIVE-ALT 25
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $107.46 $108.35 $102.10
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET GROWTH-ALT 20
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      -- $104.43 $118.33 $112.54 $124.20 $139.69 $140.96 $133.41
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET MODERATE GROWTH-ALT 15
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $103.95 $104.93 $ 99.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AMERICAN FUNDS INSURANCE SERIES(R) BOND FUND/SM/
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 96.15 $ 99.63 $ 98.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA 400 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $ 82.02 $ 94.14 $122.17 $130.99 $125.08
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA 500 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $ 88.56 $100.21 $129.31 $143.48 $141.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA 2000 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $ 81.89 $ 93.17 $126.15 $129.36 $120.98
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $148.76 $155.64 $ 93.26 $116.99 $130.37 $118.84 $133.71 $166.61 $171.94 $166.47
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       1       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.18 $115.58 $118.91 $116.43
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       1       1       1
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $112.94 $117.75 $103.26 $111.77 $118.15 $118.65 $122.28 $125.74 $127.15 $125.00
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $102.56 $111.70 $114.28 $112.10
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $101.25 $104.15 $105.31 $103.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $120.58 $125.34 $ 99.53 $112.23 $120.64 $118.05 $124.91 $135.70 $137.96 $135.07
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.45%). (CONTINUED)




------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $266.22 $372.58 $156.59 $231.58 $254.37 $219.81 $253.40 $300.57 $301.21 $291.72
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       1       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $166.28 $188.80 $102.60 $136.84 $147.29 $120.58 $138.21 $160.07 $147.91 $139.43
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       1      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $ 78.70 $ 90.42 $107.93 $ 99.51 $ 95.70
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $168.61 $183.08 $102.85 $132.01 $138.00 $114.01 $131.98 $155.21 $141.98 $135.50
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       1       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.29 $104.71 $ 64.59 $ 80.53 $ 90.62 $ 85.52 $ 96.91 $125.65 $138.21 $136.72
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP GROWTH MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 96.13 $109.53 $ 66.67 $ 88.60 $ 99.94 $ 94.89 $106.36 $141.91 $155.36 $159.28
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         8       7       7       7       6       5       5       5       5       5
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $151.12 $142.29 $ 79.92 $ 95.00 $105.70 $ 99.17 $113.23 $147.82 $163.49 $154.65
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2       8       8       7       6       6       6       5       5       5
------------------------------------------------------------------------------------------------------------------------
 AXA MID CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $137.53 $133.36 $ 79.42 $106.33 $128.33 $114.55 $133.91 $175.62 $191.89 $182.41
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2       2       2       2       2       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $137.52 $144.38 $107.73 $124.54 $135.24 $130.42 $139.83 $155.88 $158.27 $154.60
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4       4       4       4       4       4       4       4       4       3
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.79 $119.56 $123.73 $120.97
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $140.94 $147.76 $ 99.34 $119.39 $131.26 $122.94 $135.12 $159.51 $163.12 $158.68
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       1       2       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 AXA/AB DYNAMIC MODERATE GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.13 $118.06 $121.91 $119.41
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA/AB SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $135.25 $155.92 $ 85.25 $114.27 $150.43 $147.66 $168.20 $229.03 $233.78 $223.69
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2       2       2       2       2       2       2       2       1       1
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.45%). (CONTINUED)




------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN BALANCED MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.26 $104.85 $ 70.47 $ 90.65 $ 99.43 $ 98.07 $107.49 $121.38 $127.03 $121.39
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --       1      --
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.18 $ 97.41 $ 63.93 $ 80.78 $ 98.93 $ 88.16 $101.50 $136.72 $137.60 $126.74
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 -- $ 95.10 $ 59.15 $ 74.88 $ 81.46 $ 76.72 $ 86.73 $105.38 $109.54 $104.92
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA/LOOMIS SAYLES GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $115.63 $137.67 $ 91.05 $116.41 $124.15 $125.87 $139.64 $175.15 $186.11 $204.55
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.10 $107.25 $ 65.42 $ 80.67 $ 88.99 $ 83.80 $ 94.31 $120.15 $129.89 $124.96
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.54 $108.19 $ 63.10 $ 80.86 $ 86.06 $ 77.77 $ 91.46 $114.42 $114.00 $109.38
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.89 $106.88 $ 80.77 $ 87.49 $ 92.17 $ 95.68 $ 99.32 $ 96.89 $ 97.76 $ 95.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       1       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $131.81 $134.67 $ 76.82 $101.85 $128.13 $106.47 $116.86 $170.19 $163.35 $151.25
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $161.93 $143.86 $ 88.09 $109.75 $134.66 $120.74 $138.95 $195.43 $182.76 $156.45
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $183.78 $183.24 $114.56 $147.09 $162.76 $155.42 $174.05 $236.25 $255.41 $236.23
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2       2       2       1       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $127.87 $130.66 $ 87.18 $ 95.83 $109.28 $107.27 $124.45 $161.60 $173.06 $167.65
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.25 $128.45 $ 69.34 $ 89.44 $ 99.18 $ 98.01 $112.76 $149.27 $167.13 $165.49
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $130.57 $130.80 $ 77.77 $100.76 $114.98 $117.85 $136.36 $177.07 $192.85 $193.68
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2       3       3       2       2       2       1       1       1       1
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.45%). (CONTINUED)




------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $117.24 $119.86 $ 66.55 $ 84.37 $ 96.59 $ 95.93 $109.28 $142.67 $157.55 $155.18
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        26      25      24      23      22      20      18      16      16      14
------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $115.42 $117.27 $105.24 $106.50 $111.02 $114.67 $116.57 $113.05 $114.11 $112.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1      --      --       1      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 94.36 $ 90.05 $ 72.64
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $117.65 $121.98 $ 75.54 $ 93.93 $106.14 $106.45 $120.89 $156.67 $174.44 $173.28
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        11      10       9       9       8       7       7       6       6       6
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.08 $118.30 $100.47 $115.47 $124.75 $124.60 $129.24 $141.35 $141.59 $143.19
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $136.30 $146.80 $100.32 $139.84 $182.80 $173.86 $201.92 $276.83 $281.18 $261.31
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       1       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 99.34 $107.01 $112.30 $112.85 $118.22 $121.64 $124.33 $119.45 $118.76 $112.59
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $101.21 $101.65 $ 97.08
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $129.92 $137.16 $140.38 $135.54 $139.56 $145.18 $144.47 $140.04 $140.12 $138.68
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $140.03 $154.56 $ 75.25 $ 94.48 $ 98.22 $ 85.20 $ 97.62 $116.86 $107.22 $103.41
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4       4       4       4       3       3       3       3       3       2
------------------------------------------------------------------------------------------------------------------------
 EQ/INVESCO COMSTOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $119.04 $114.37 $ 71.07 $ 89.93 $102.11 $ 98.64 $115.11 $153.19 $164.43 $152.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $124.95 $121.64 $ 72.19 $ 94.13 $104.20 $ 97.32 $111.30 $148.94 $167.88 $161.67
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       1       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 68.47 $ 76.91 $ 48.30 $ 64.84 $ 74.09 $ 74.74 $ 84.50 $110.33 $122.04 $126.12
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2       1       1       1       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.45%). (CONTINUED)




------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $112.00 $103.83 $ 44.30 $ 52.01 $ 58.76 $ 57.72 $ 66.32 $ 86.00 $ 95.45 $ 89.90
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $142.29 $162.94 $ 95.89 $129.70 $146.92 $129.28 $152.49 $170.79 $159.89 $157.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $127.77 $136.02 $ 67.98 $ 91.29 $113.13 $108.81 $125.54 $164.03 $176.19 $168.67
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       1      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.74 $120.77 $121.83 $120.42 $118.78 $117.06 $115.36 $113.69 $112.04 $110.42
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      --       1       1      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $133.14 $160.61 $ 83.37 $129.05 $168.26 $153.06 $164.04 $223.97 $219.15 $204.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       1       1      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.91 $115.53 $ 67.46 $ 92.16 $104.61 $ 94.21 $111.76 $139.14 $139.58 $141.93
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO GLOBAL REAL RETURN
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 90.66 $ 96.38 $ 92.74
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 98.22 $107.90 $102.03 $108.60 $107.93 $106.16 $106.18 $104.73 $103.12 $101.34
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $135.31 $139.74 $129.00 $135.11 $141.77 $141.77 $143.42 $138.12 $140.06 $138.34
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $161.81 $156.54 $101.61 $126.30 $156.61 $148.17 $168.71 $228.54 $236.15 $222.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.80 $113.91 $ 64.87 $ 91.19 $104.60 $101.09 $118.48 $161.04 $172.42 $187.29
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $131.98 $131.58 $ 77.76 $101.49 $113.09 $108.31 $120.48 $160.92 $181.49 $176.31
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 87.18 $ 95.65 $ 68.24 $ 94.35 $109.06 $101.17 $120.07 $164.57 $168.35 $168.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.45%). (CONTINUED)




---------------------------------------------------------------------------------------------------------------------------------
                                                                                 FOR THE YEARS ENDING DECEMBER 31,
                                                                  ---------------------------------------------------------------
                                                                  2006 2007 2008 2009 2010  2011   2012    2013    2014    2015
---------------------------------------------------------------------------------------------------------------------------------
 FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
   Unit value                                                      --   --   --   --   --  $89.78 $102.76 $132.61 $145.92 $144.40
---------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                             --   --   --   --   --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
 GOLDMAN SACHS VIT MID CAP VALUE FUND
---------------------------------------------------------------------------------------------------------------------------------
   Unit value                                                      --   --   --   --   --  $85.97 $100.12 $130.80 $146.03 $130.20
---------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                             --   --   --   --   --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. GLOBAL REAL ESTATE FUND
---------------------------------------------------------------------------------------------------------------------------------
   Unit value                                                      --   --   --   --   --  $87.60 $110.37 $111.42 $125.56 $121.58
---------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                             --   --   --   --   --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. HIGH YIELD FUND
---------------------------------------------------------------------------------------------------------------------------------
   Unit value                                                      --   --   --   --   --  $94.92 $109.41 $115.12 $115.24 $109.75
---------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                             --   --   --   --   --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. INTERNATIONAL GROWTH FUND
---------------------------------------------------------------------------------------------------------------------------------
   Unit value                                                      --   --   --   --   --  $86.74 $ 98.51 $115.26 $113.69 $109.11
---------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                             --   --   --   --   --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. MID CAP CORE EQUITY FUND
---------------------------------------------------------------------------------------------------------------------------------
   Unit value                                                      --   --   --   --   --  $85.14 $ 92.81 $117.51 $120.63 $113.79
---------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                             --   --   --   --   --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. SMALL CAP EQUITY FUND
---------------------------------------------------------------------------------------------------------------------------------
   Unit value                                                      --   --   --   --   --  $88.33 $ 98.93 $133.65 $134.46 $124.90
---------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                             --   --   --   --   --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP ENERGY
---------------------------------------------------------------------------------------------------------------------------------
   Unit value                                                      --   --   --   --   --  $86.86 $ 86.77 $109.25 $ 96.29 $ 73.88
---------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                             --   --   --   --   --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP HIGH INCOME
---------------------------------------------------------------------------------------------------------------------------------
   Unit value                                                      --   --   --   --   --  $98.24 $114.86 $125.08 $125.61 $115.74
---------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                             --   --   --   --   --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP MID CAP GROWTH
---------------------------------------------------------------------------------------------------------------------------------
   Unit value                                                      --   --   --   --   --  $89.62 $100.29 $128.43 $136.53 $126.77
---------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                             --   --   --   --   --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------------------------------------
   Unit value                                                      --   --   --   --   --  $79.04 $ 81.92 $115.74 $115.88 $116.35
---------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                             --   --   --   --   --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
   Unit value                                                      --   --   --   --   --  $82.12 $ 98.77 $ 96.13 $ 90.34 $ 71.17
---------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                             --   --   --   --   --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
 MFS(R) INTERNATIONAL VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
   Unit value                                                      --   --   --   --   --  $91.22 $104.22 $131.09 $130.66 $136.90
---------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                             --   --   --   --   --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.45%). (CONTINUED)




------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 MFS(R) INVESTORS TRUST SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $ 90.30 $105.74 $137.28 $149.78 $147.54
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      --      --      -- $146.25
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 MFS(R) TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $ 92.48 $104.14 $138.26 $150.43 $163.86
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 MFS(R) UTILITIES SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $ 94.91 $105.89 $125.44 $139.04 $116.80
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 78.53 $ 86.41 $ 45.52 $ 61.74 $ 71.74 $ 66.42 $ 74.76 $101.08 $110.24 $112.97
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         5       4       4       5       5       5       4       4       3       3
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $114.44 $119.83 $121.01 $129.17 $135.19 $140.97 $146.53 $141.01 $144.17 $142.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.75 $119.92 $ 66.68 $ 93.16 $116.49 $105.75 $120.32 $166.20 $171.76 $166.69
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $138.52 $136.63 $ 86.21 $122.66 $150.99 $128.97 $145.92 $194.99 $202.43 $188.42
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $105.44 $122.84 $ 64.06 $100.03 $116.04 $108.85 $121.67 $162.58 $181.93 $190.58
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       1       1       1       1       1       1      --
------------------------------------------------------------------------------------------------------------------------
 TARGET 2015 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.28 $114.43 $ 78.40 $ 92.95 $101.43 $ 97.15 $106.14 $119.31 $121.06 $117.03
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 TARGET 2025 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.23 $115.57 $ 74.01 $ 89.86 $ 99.13 $ 93.88 $104.41 $122.55 $125.64 $121.29
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 TARGET 2035 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.12 $116.54 $ 71.16 $ 88.05 $ 97.82 $ 91.92 $103.37 $124.55 $128.25 $123.82
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 TARGET 2045 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.91 $117.82 $ 68.12 $ 85.77 $ 95.76 $ 89.15 $101.41 $125.15 $129.23 $124.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015 (DAILY ASSET CHARGE OF 1.45%). (CONTINUED)




----------------------------------------------------------------------------------------------------
                                                      FOR THE YEARS ENDING DECEMBER 31,
                                         -----------------------------------------------------------
                                         2006 2007 2008 2009 2010  2011   2012   2013   2014   2015
----------------------------------------------------------------------------------------------------
 TARGET 2055 ALLOCATION
----------------------------------------------------------------------------------------------------
   Unit value                             --   --   --   --   --      --     --     --     -- $91.39
----------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    --   --   --   --   --      --     --     --     --     --
----------------------------------------------------------------------------------------------------
 VANECK VIP GLOBAL HARD ASSETS FUND
----------------------------------------------------------------------------------------------------
   Unit value                             --   --   --   --   --  $82.88 $84.22 $91.54 $72.76 $47.59
----------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    --   --   --   --   --      --     --     --     --     --
----------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2016 to a fixed maturity option with a maturity date of June 15, 2024 (eight* years later) at a hypothetical rate to maturity of 4.00% (H), resulting in a maturity value of $136,886 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2020./(a)/



-------------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY/(J)/
                                                                              ON JUNE 15, 2020
                                                                             --------------------------------------------
                                                                                2%                   6%
-------------------------------------------------------------------------------------------------------------------------
AS OF JUNE 15, 2020 BEFORE WITHDRAWAL
(1) market adjusted amount/(b)/                                              $126,455             $108,409
-------------------------------------------------------------------------------------------------------------------------
(2) fixed maturity amount/(c)/                                               $116,998             $116,998
-------------------------------------------------------------------------------------------------------------------------
(3) market value adjustment: (1) - (2)                                       $  9,457             $ (8,589)
-------------------------------------------------------------------------------------------------------------------------
ON JUNE 15, 2020 AFTER $50,000 WITHDRAWAL
(4) portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                        $  3,739             $ (3,961)
-------------------------------------------------------------------------------------------------------------------------
(5) portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $ 46,261             $ 53,961
-------------------------------------------------------------------------------------------------------------------------
(6) market adjusted amount (1) - $50,000                                     $ 76,455             $ 58,409
-------------------------------------------------------------------------------------------------------------------------
(7) fixed maturity amount: (2) - (5)                                         $ 70,738             $ 63,037
-------------------------------------------------------------------------------------------------------------------------
(8) maturity value/(d)/                                                      $ 82,762             $ 73,752
-------------------------------------------------------------------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

*  In Oregon, seven is the maximum maturity year.

(a)Number of days from the withdrawal date to the maturity date = D = 1,461

(b)Market adjusted amount is based on the following calculation:

Maturity value  =        $136,886       where j is either 2% or 6%
----------------    --------------------
(1+j)/(D/365)/      (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:

Maturity value  =         $136,886
----------------    -----------------------
(1+h)/(D/365)/      (1+0.04)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365)  /=  ($70,738 or $63,037) x (1+0.04)/(1,461/365)/

                 APPENDIX II: MARKET VALUE ADJUSTMENT EXAMPLE

Appendix III: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

Certain information is provided for historical purposes only. The contracts are no longer available to new purchasers. In addition, except as described below, we have exercised our right to either (i) limit or (ii) discontinue contributions to the contracts, including contributions made through our automatic investment program or a payroll deduction program.

We currently continue to accept contributions in the following:

..   All series 300 contracts issued in Florida.

..   Series 400 traditional IRA, Roth IRA and QP IRA contracts issued in Florida.

..   All series 400 contracts issued in Maryland.

STATES WHERE CERTAIN EQUI-VEST(R) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR
VARY:

-------------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
-------------------------------------------------------------------------------
CALIFORNIA  See "Your right to cancel within  If you reside in the state of
            a certain number of days" under   California and you are age 60 or
            "Contract features and benefits"  older at the time the contract is issued, you may return your
                                              variable annuity contract within
                                              30 days from the date that you
                                              receive it and receive a refund
                                              as described below.

                                              If you allocate your entire
                                              initial contribution to the
                                              EQ/Money Market option (and/or
                                              the guaranteed interest option),
                                              the amount of your refund will
                                              be equal to your contribution
                                              less interest, unless you make a
                                              transfer, in which case the
                                              amount of your refund will be
                                              equal to your account value on
                                              the date we receive your request
                                              to cancel at our processing
                                              office. This amount could be
                                              less than your initial
                                              contribution. If you allocate
                                              any portion of your initial
                                              contribution to variable
                                              investment options other than
                                              the EQ/Money Market option
                                              and/or the fixed maturity
                                              options, your refund will be
                                              equal to your account value on
                                              the date we receive your request
                                              to cancel at our processing
                                              office.
-------------------------------------------------------------------------------
FLORIDA     See "How you can contribute to    For all series 300 contracts,
            your contract" in "Contract       the $6,000 contribution
            features and benefits"            limitation per calendar year
                                              does not apply.
                                              For all series 400 and series
                                              500 contracts, acceptance of
                                              contributions has been
                                              discontinued.
-------------------------------------------------------------------------------
MARYLAND    See "How you can contribute to    For series 400 traditional IRA,
            your contract" in "Contract       Roth IRA and QP IRA contracts,
            features and benefits"            the $6,000 contribution
                                              limitation per calendar year
                                              does not apply. For series 400
                                              NQ contracts, acceptance of
                                              additional contributions has not
                                              been discontinued.
                                              For series 500 contracts, the
                                              limitation on contributions does
                                              not apply.
-------------------------------------------------------------------------------
NEW YORK    See "Selecting an annuity payout  In the second to last paragraph
            option" in "Your annuity payout   in this section, the second line
            option" under "Accessing your     in the paragraph "(1) the amount
            money"                            applied to purchase the
                                              annuity;" is deleted in its
                                              entirety and replaced with the
                                              following:

                                              (1)The amount applied to provide
                                                 the annuity will be: (a) the
                                                 account value for any life
                                                 annuity form or (b) the cash
                                                 value for any period certain
                                                 annuity form except that, if
                                                 the period certain is more
                                                 than five years, the amount
                                                 applied will be no less than
                                                 95% of the account value.
-------------------------------------------------------------------------------

                                     III-1

                         APPENDIX III: STATE CONTRACT
        AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
PUERTO RICO  See "Taxation of nonqualified     There are special rules for
             annuities" under " Tax            nonqualified contracts issued in
             information"                      Puerto Rico.

                                               Income from NQ contracts we
                                               issue is U.S. source. A Puerto
                                               Rico resident is subject to U.S.
                                               taxation on such U.S. source
                                               income. Only Puerto Rico source
                                               income of Puerto Rico residents
                                               is excludable from U.S.
                                               taxation. Income from NQ
                                               contracts is also subject to
                                               Puerto Rico tax. The calculation
                                               of the taxable portion of
                                               amounts distributed from a
                                               contract may differ in the two
                                               jurisdictions. Therefore, you
                                               might have to file both U.S. and
                                               Puerto Rico tax returns, showing
                                               different amounts of income from
                                               the contract for each tax
                                               return. Puerto Rico generally
                                               provides a credit against Puerto
                                               Rico tax for U.S. tax paid.
                                               Depending on your personal
                                               situation and the timing of the
                                               different tax liabilities, you
                                               may not be able to take full
                                               advantage of this credit. We
                                               require owners or beneficiaries
                                               of annuity contracts in Puerto
                                               Rico that are not individuals to
                                               document their status to avoid
                                               30% FATCA withholding from U.S.
                                               - source income.
--------------------------------------------------------------------------------
WASHINGTON   See "Fixed maturity options" in   The fixed maturity options are
             "What are your investment         not available for contracts
             options under the contract?"      issued after August 13, 2001.
             under "Contract features and
             benefits"
--------------------------------------------------------------------------------

                                     III-2

                         APPENDIX III: STATE CONTRACT
        AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Calculation of Annuity Payments                               2

Custodian and Independent Registered Public Accounting Firm   2

Distribution of the Contracts                                 2

Calculating Unit Values                                       3

Financial Statements                                          3

HOW TO OBTAIN AN EQUI-VEST(R) (SERIES 100-500) STATEMENT OF ADDITIONAL INFORMATION FOR
SEPARATE ACCOUNT A

Call 1 (800) 628-6673 or send this request form to:
  EQUI-VEST(R)
  Processing Office
  AXA Equitable
  P.O. Box 4956
  Syracuse, NY 13221-4956


----------------------------------------------------------------------------------
Please send me an EQUI-VEST(R) (Series 100-500) Statement of Additional
Information dated May 1, 2016.
(Combination variable and fixed deferred annuity)
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


                                                                        #792957

EQUI-VEST(R) Express/SM/ (Series 700)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2016


PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE PURCHASING OR TAKING ANY OTHER ACTION UNDER YOUR CONTRACT. THIS PROSPECTUS SUPERSEDES ALL PRIOR PROSPECTUSES AND SUPPLEMENTS. YOU SHOULD READ THE PROSPECTUSES FOR EACH TRUST WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE PORTFOLIOS.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(R) EXPRESS/SM/?

EQUI-VEST(R) Express/SM/ is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or in our fixed maturity options ("investment options").

This prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the contract are changed after the date of this prospectus in accordance with the contract, those changes will be described in a supplement to this prospectus. You should carefully read this prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

This contract is no longer being sold. This prospectus is used with current contract owners only. All features and benefits described in this prospectus may not have been available at the time you purchased your contract. We have the right to restrict availability of any feature or benefit. We can refuse to accept any application or contribution from you at any time, including after the purchase of the contract.

VARIABLE INVESTMENT OPTIONS

FIXED INCOME

--------------------------------------------------------------------------------
.. American Funds Insurance Series(R) Bond Fund/SM/
.. Charter/SM/ Multi-Sector Bond
.. EQ/Core Bond Index
.. EQ/Global Bond PLUS
.. EQ/High Yield Bond
.. EQ/Intermediate Government Bond
.. EQ/Money Market
.. EQ/PIMCO Global Real Return
.. EQ/PIMCO Ultra Short Bond
.. EQ/Quality Bond PLUS
.. Invesco V.I. High Yield
.. Ivy Funds VIP High Income
.. Multimanager Core Bond
--------------------------------------------------------------------------------

DOMESTIC EQUITY
--------------------------------------------------------------------------------
.. AXA 400 Managed Volatility
.. AXA 500 Managed Volatility
.. AXA 2000 Managed Volatility

.. AXA/AB Small Cap Growth

.. AXA/Franklin Small Cap Value Managed Volatility
.. AXA Large Cap Core Managed Volatility
.. AXA Large Cap Growth Managed Volatility
.. AXA Large Cap Value Managed Volatility
.. AXA/Loomis Sayles Growth
.. AXA Mid Cap Value Managed Volatility
.. AXA/Mutual Large Cap Equity Managed Volatility
.. Charter/SM/ Small Cap Growth
.. Charter/SM/ Small Cap Value
.. EQ/BlackRock Basic Value Equity
.. EQ/Boston Advisors Equity Income
.. EQ/Calvert Socially Responsible
.. EQ/Capital Guardian Research
.. EQ/Common Stock Index
.. EQ/Equity 500 Index
.. EQ/GAMCO Mergers and Acquisitions
.. EQ/GAMCO Small Company Value
.. EQ/Invesco Comstock
.. EQ/JPMorgan Value Opportunities
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Value Index
.. EQ/Mid Cap Index
.. EQ/Morgan Stanley Mid Cap Growth
.. EQ/Small Company Index
.. EQ/T. Rowe Price Growth Stock
.. EQ/UBS Growth and Income
.. EQ/Wells Fargo Omega Growth
.. Fidelity(R) VIP Contrafund(R)
.. Goldman Sachs VIT Mid Cap Value
.. Invesco V.I. Mid Cap Core Equity
.. Invesco V.I. Small Cap Equity
.. Ivy Funds VIP Energy
.. Ivy Funds VIP Mid Cap Growth
.. Ivy Funds VIP Small Cap Growth
.. MFS(R) Investors Trust
.. MFS(R) Massachusetts Investors Growth Stock
.. MFS(R) Technology
.. MFS(R) Utilities
.. Multimanager Aggressive Equity
.. Multimanager Mid Cap Growth
.. Multimanager Mid Cap Value
.. Multimanager Technology

.. VanEck VIP Global Hard Assets

--------------------------------------------------------------------------------

INTERNATIONAL/GLOBAL

--------------------------------------------------------------------------------
.. AXA Global Equity Managed Volatility
.. AXA International Core Managed Volatility
.. AXA International Managed Volatility
.. AXA International Value Managed Volatility
.. AXA/Templeton Global Equity Managed Volatility
.. EQ/Emerging Markets Equity PLUS
.. EQ/International Equity Index
.. EQ/MFS International Growth
.. EQ/Oppenheimer Global
.. Invesco V.I. Global Real Estate
.. Invesco V.I. International Growth
.. Lazard Retirement Emerging Markets Equity
.. MFS(R) International Value
--------------------------------------------------------------------------------

ASSET ALLOCATION
--------------------------------------------------------------------------------
.. All Asset Aggressive - Alt 25
.. All Asset Growth - Alt 20
.. All Asset Moderate Growth - Alt 15

.. AXA/AB Dynamic Moderate Growth

.. AXA Aggressive Allocation
.. AXA Balanced Strategy
.. AXA Conservative Allocation
.. AXA Conservative Growth Strategy
.. AXA Conservative-Plus Allocation
.. AXA Conservative Strategy
.. AXA/Franklin Balanced Managed Volatility
.. AXA/Franklin Templeton Allocation Managed Volatility
.. AXA Moderate Allocation
.. AXA Moderate Growth Strategy
.. AXA Moderate-Plus Allocation
.. Target 2015 Allocation
.. Target 2025 Allocation
.. Target 2035 Allocation
.. Target 2045 Allocation

.. Target 2055 Allocation

--------------------------------------------------------------------------------



You may allocate amounts to any of the variable investment options. At anytime, we have the right to terminate your contributions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio that is part of one of the trusts (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the fixed maturity options, which are discussed later in this prospectus.

TYPES OF CONTRACTS. For existing and new contract owners, we offer the contracts for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   An individual retirement annuity ("IRA"), any of traditional IRA, Roth IRA or Inherited IRA beneficiary continuation contracts ("Inherited IRA").

A minimum contribution of $50 ($5,000 for Inherited IRA) is required to purchase a contract.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                     EV Express Series 700 (IF)

                                                                        #188601

For existing contract owners only:

..   QP IRA (Please see Appendix I for more information.) Unless otherwise indicated, information for QP IRA is the same as traditional IRA.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2016, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling
(800) 628-6673. The SAI has been incorporated by this reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


You have previously purchased an EQUI-VEST(R) contract and are receiving this prospectus as a current contract owner. As a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendix IV.

Contents of this Prospectus

--------------------------------------------------------------------------------








             Index of key words and phrases                      5
             Who is AXA Equitable?                               6
             How to reach us                                     7
             EQUI-VEST(R) Express/SM/ at a glance -- key
               features                                          9

             ------------------------------------------------------
             FEE TABLE                                          11
             ------------------------------------------------------

             Examples                                           12
             Condensed financial information                    12

             ------------------------------------------------------
             1. CONTRACT FEATURES AND BENEFITS                  13
             ------------------------------------------------------
             How you can contribute to your contract            13
             Owner and annuitant requirements                   15
             How you can make your contributions                15
             What are your investment options under the
               contract?                                        15
             Portfolios of the Trusts                           16
             Allocating your contributions                      25
             Your right to cancel within a certain number of
               days                                             26
             Inherited IRA beneficiary continuation contract    26

             ------------------------------------------------------
             2. DETERMINING YOUR CONTRACT'S VALUE               28
             ------------------------------------------------------
             Your account value and cash value                  28
             Your contract's value in the variable investment
               options                                          28
             Your contract's value in the fixed maturity
               options                                          28

             ------------------------------------------------------
             3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
               OPTIONS                                          29
             ------------------------------------------------------
             Transferring your account value                    29
             Disruptive transfer activity                       29
             Automatic transfer options                         30
             Rebalancing your account value                     30

             ------------------------------------------------------
             4. ACCESSING YOUR MONEY                            32
             ------------------------------------------------------
             Withdrawing your account value                     32
             How withdrawals are taken from your account value 33 Surrender of your contract to receive its cash
               value                                            33
             Termination                                        33
             When to expect payments                            33
             Your annuity payout options                        33

-------------
"We," "our," and "us" refer to AXA Equitable.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                          CONTENTS OF THIS PROSPECTUS

      -------------------------------------------------------------------
      5. CHARGES AND EXPENSES                                         36
      -------------------------------------------------------------------
      Charges that AXA Equitable deducts                              36
      Charges under the contracts                                     36
      Charges that the Trusts deduct                                  37
      Group or sponsored arrangements                                 38
      Other distribution arrangements                                 38

      -------------------------------------------------------------------
      6. PAYMENT OF DEATH BENEFIT                                     39
      -------------------------------------------------------------------
      Your beneficiary and payment of benefit                         39
      How death benefit payment is made                               40
      Beneficiary continuation option                                 40

      -------------------------------------------------------------------
      7. TAX INFORMATION                                              42
      -------------------------------------------------------------------
      Overview                                                        42
      Buying a contract to fund a retirement arrangement              42
      Transfers among investment options                              42
      Taxation of nonqualified annuities                              42
      Individual retirement arrangements ("IRAs")                     44
      Traditional individual retirement annuities (traditional IRAs)  45
      Roth individual retirement annuities ("Roth IRAs")              49
      Federal and state income tax withholding and information
        reporting                                                     52
      Impact of taxes to AXA Equitable                                53

      -------------------------------------------------------------------
      8. MORE INFORMATION                                             54
      -------------------------------------------------------------------
      About our Separate Account A                                    54
      About the Trusts                                                54
      About our fixed maturity options                                54
      About the general account                                       55
      About other methods of payment                                  56
      Dates and prices at which contract events occur                 56
      About your voting rights                                        56
      Cybersecurity                                                   57
      Statutory compliance                                            57
      About legal proceedings                                         57
      Financial statements                                            57
      Transfers of ownership, collateral assignments, loans, and
        borrowing                                                     57
      Distribution of the contracts                                   58

      -------------------------------------------------------------------
      9. INCORPORATION OF CERTAIN DOCUMENTS BY
        REFERENCE                                                     61
      -------------------------------------------------------------------


       -----------------------------------------------------------------
       APPENDICES
       -----------------------------------------------------------------
         I  --  QP IRA contracts                                    I-1
        II  --  Condensed financial information                    II-1
       III  --  Market value adjustment example                   III-1
        IV  --  State contract availability and/or variations of
                  certain features and benefits                    IV-1

       -----------------------------------------------------------------
       STATEMENT OF ADDITIONAL INFORMATION
         Table of contents
       -----------------------------------------------------------------

                          CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                                                PAGE

           account value                                          28
           annuitant                                              13
           annuity payout options                                 33
           AXA Equitable Access Account                           40
           beneficiary                                            39
           beneficiary continuation option                        40
           business day                                        15,56
           cash value                                             28
           conduit IRA                                        47,I-1
           contract date                                          13
           contract date anniversary                              13
           contract year                                          13
           contributions                                          13
           contributions to Roth IRAs                             49
              regular contributions                               50
              rollovers and direct transfers                      50
              conversion contributions                            50
           contributions to traditional IRAs                      45
              regular contributions                               45
              rollovers and transfers                             46
           disruptive transfer activity                           29
           fixed maturity amount                                  25
           fixed maturity options                                 25
           IRA                                                  1,44
           IRS                                                    42


                                                               PAGE

           Inherited IRA                                       1,26
           investment options                                  1,15
           market adjusted amount                             25,55
           market timing                                         29
           market value adjustment                               25
           maturity value                                        25
           NQ                                                     1
           Online Account Access                                  7
           partial withdrawals                                   32
           portfolio                                             11
           principal assurance allocation                        26
           processing office                                      7
           QP IRA                                                 2
           rate to maturity                                      25
           regular contribution                                  45
           Required Beginning Date                               48
           Roth IRA                                            1,49
           SAI                                                    2
           SEC                                                    2
           TOPS                                                   7
           traditional IRA                                       45
           Trusts                                              1,54
           unit                                                  28
           unit investment trust                                 54
           variable investment options                         1,15

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
fixed maturity options                 Guarantee Periods or Fixed Maturity
                                       Accounts

variable investment options            Investment Funds or Investment
                                       Divisions

account value                          Annuity Account Value

rate to maturity                       Guaranteed Rates

unit                                   Accumulation unit

unit value                             Accumulation unit value
-----------------------------------------------------------------------------

                        INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?

--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect wholly owned subsidiary of AXA Financial, Inc., which is an indirect wholly owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, AXA exercises significant influence over the operations and capital structure of AXA Equitable. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $573.0 billion in assets as of December 31, 2015. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                             WHO IS AXA EQUITABLE?

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R) Express/SM/
  Individual Annuity Lockbox
  P.O. Box 13459
  Newark, NJ 07188-0459

FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY EXPRESS DELIVERY:

  AXA Equitable
  JPMorganChase
  EQUI-VEST(R) Lockbox #13459
  4 Chase Metrotech Center (7th Floor)
  Brooklyn, NY 11245-0001
  Telephone number to be listed on express mail package
  Attn: Extraction Supervisor, (718) 242-0716

FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS AND SENT BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R) Express/SM/
  Unit Annuity Lockbox
  P.O. Box 13463
  Newark, NJ 07188-0463

FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS AND SENT BY EXPRESS DELIVERY:

  JPMorganChase
  EQUI-VEST(R) Lockbox #13463
  4 Chase Metrotech Center (7th Floor)
  Brooklyn, NY 11245-0001
  Telephone number to be listed on express mail package
  Attn: Extraction Supervisor, (718) 242-0716
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R) Processing Office
  P.O. Box 4956
  Syracuse, NY 13221-4956

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  AXA Equitable
  EQUI-VEST(R) Processing Office
  100 Madison Street, Suite 1000
  Syracuse, NY 13202

                              -------------------

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 100 Madison Street, Suite 1000, Syracuse, New York 13202.
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   confirmation notices of financial transactions; and

..   quarterly statements of your contract values as of the close of each calendar quarter.

As required, notices and statements will be sent by mail under certain circumstances. They are also available on Online Account Access.
--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for fixed maturity options; and

..   the daily unit values for the variable investment options.

You can also:

..   change your allocation percentages and/or transfer among the variable investment options (not available for transfers to fixed maturity options); and

..   change your TOPS personal identification number ("PIN") (through TOPS only)
    and your Online Account Access password (through Online Account Access only).

Under Online Account Access only you can:

..   make a contribution to your IRA or NQ annuity contract;

..   elect to receive certain contract statements electronically;

..   change your address;

                             WHO IS AXA EQUITABLE?

..   access "Frequently Asked Questions" and certain service forms; and

..   obtain performance information regarding the variable investment options.

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll-free (800) 755-7777. You may use Online Account Access by visiting our website at www.axa.com and clicking on Online Account Access. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).

We reserve the right to discontinue offering TOPS at any time in the future.
--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.
--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:

You may reach us toll-free by calling (800) 841-0801 for a recording of daily unit values for the variable investment options.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)conversion of your traditional IRA contract to a Roth IRA contract;

(2)cancellation of your Roth IRA contract and return to a traditional IRA contract;

(3)election of the automatic investment program;

(4)election of general dollar-cost averaging;

(5)election of the rebalancing program;

(6)election of the automatic deposit service;


(7)election of the required minimum distribution ("RMD") automatic withdrawal option;


(8)election of the beneficiary continuation option;

(9)election of the principal assurance allocation;

(10)request for a transfer/rollover of assets or 1035 exchange to another carrier;

(11)purchase by, or change of ownership to, a non-natural owner;

(12)contract surrender and withdrawal requests;

(13)death claims; and

(14)partial annuitization of an NQ contract.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)address changes;

(2)beneficiary changes;

(3)transfers among investment options; and

(4)change of ownership.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)general dollar-cost averaging;

(3)rebalancing program;

(4)systematic withdrawals; and

(5)the date annuity payments are to begin.

                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

                             WHO IS AXA EQUITABLE?

EQUI-VEST(R) Express/SM/ at a glance -- key features

--------------------------------------------------------------------------------

PROFESSIONAL INVESTMENT  EQUI-VEST(R) Express/SM/ variable
MANAGEMENT               investment options invest in different
                         portfolios sub-advised by professional
                         investment advisers.
-----------------------------------------------------------------
FIXED MATURITY OPTIONS   .   10 fixed maturity options with
                             maturities ranging from
                             approximately 1 to 10 years.
                         .   Each fixed maturity option offers a
                             guarantee of principal and interest
                             rate if you hold it to maturity.
                         ----------------------------------------
                         If you make any withdrawals (including
                         transfers, surrender or termination of
                         your contract or when we make
                         deductions for charges) from a fixed
                         maturity option before it matures, we
                         will make a market value adjustment,
                         which will increase or decrease any
                         fixed maturity amount you have in that
                         fixed maturity option.
-----------------------------------------------------------------

TAX ADVANTAGES  .   On earnings inside the contract      No tax until you make withdrawals from your contract or
                .   On transfers inside the contract     receive annuity payments.
                                                         No tax on transfers among investment options.
                -----------------------------------------------------------------------------------------------------

                      You should be aware that annuity
                      contracts that were purchased as an
                      Individual Retirement Annuity (IRA) do
                      not provide tax deferral benefits
                      beyond those already provided by the
                      Internal Revenue Code for individual
                      retirement arrangements. Before
                      contributing to one of these contracts,
                      you should consider whether its
                      features and benefits beyond tax
                      deferral meet your needs and goals. You
                      may also want to consider the relative
                      features, benefits and costs of these
                      contracts with any other investment
                      that you may use in connection with
                      your retirement plan or arrangement.
                      (For more information, see "Tax
                      information" later in this prospectus.)
--------------------------------------------------------------
CONTRIBUTION AMOUNTS  .   NQ, traditional IRA and Roth IRA:
                          Minimum: $50 initial and additional
                          ($20 under our automatic investment
                          program)
                      .   Inherited IRA $5,000 (initial)
                          (minimum) $1,000 (additional)
                          (minimum)
                      .   Maximum contribution limitations
                          apply to all contracts.
                      ----------------------------------------
                      In general, contributions are limited
                      to $1.5 million ($500,000 for owners or
                      annuitants who are age 81 and older at
                      contract issue) under all EQUI-VEST(R)
                      series, EQUI-VEST(R) At Retirement/SM/
                      and At Retirement/SM/ contracts with
                      the same owner or annuitant or $2.5
                      million under all AXA Equitable annuity
                      accumulation contracts with the same
                      owner or annuitant. Upon advance notice
                      to you, we may exercise certain rights
                      we have under the contract regarding
                      contributions, including our rights to
                      (i) change minimum and maximum
                      contribution requirements and
                      limitations, and (ii) discontinue
                      acceptance of contributions. For more
                      information, see "How you can
                      contribute to your contract" in
                      "Contract features and benefits" later
                      in this prospectus.
--------------------------------------------------------------
ACCESS TO YOUR MONEY  .   Partial withdrawals
                      .   Several periodic withdrawal options
                      .   Contract surrender
                      You may incur a withdrawal charge for
                      certain withdrawals or if you surrender
                      your contract. You may also incur
                      income tax and a penalty tax.
--------------------------------------------------------------
PAYOUT OPTIONS        .   Fixed annuity payout options
                      .   Variable Immediate Annuity payout
                          options (as described in a separate
                          prospectus for that option)
--------------------------------------------------------------
ADDITIONAL FEATURES   .   General dollar-cost averaging
                      .   Automatic investment program
                      .   Account value rebalancing
                          (quarterly, semiannually and
                          annually)
                      .   Principal assurance allocation
                      .   No charge on transfers among
                          investment options
                      .   Minimum death benefit
--------------------------------------------------------------
FEES AND CHARGES      Please see "Fee table" later in this
                      prospectus for details.
--------------------------------------------------------------
ANNUITANT ISSUE AGES  0-83 (0-70 for Inherited IRA)
--------------------------------------------------------------

             EQUI-VEST(R) EXPRESS/SM/ AT A GLANCE -- KEY FEATURES

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT IS NO LONGER BEING SOLD. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX IV LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. This prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The prospectus should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same Selling broker-dealer. Some Selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the Selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some Selling broker-dealers may limit their clients from purchasing some optional benefits based upon the client's age.

             EQUI-VEST(R) EXPRESS/SM/ AT A GLANCE -- KEY FEATURES

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


----------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN
 TRANSACTIONS
----------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of
contributions withdrawn (deducted if you surrender
your contract or make certain withdrawals)/(1)/         7.00%

Charge for third-party transfer or exchange (for each
occurrence)/(2)/                                        $65 (current and maximum)


Special services charges

  .   Wire transfer charge/(3)/                         $90 (current and maximum)

  .   Express mail charge/(3)/                          $35 (current and maximum)
------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.

---------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
---------------------------------------------------------------------------------
Maximum annual administrative charge:
   If your account value on the last day of your
   contract year is less than $25,000 for NQ contracts
   (or less than $20,000 for IRA contracts)               $65 ($30 current)/(4)/

   If your account value on the last day of your
   contract year is $25,000 or more for NQ contracts
   (or $20,000 or more for IRA contracts)                 $0

--------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS
 EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------

SEPARATE ACCOUNT ANNUAL EXPENSES:

                                                             Maximum  Current
                                                             -------  -------
Mortality and expense risks/(5)/                             1.65%    0.70%
Other expenses                                               0.35%    0.25%
                                                             -----    -----
TOTAL SEPARATE ACCOUNT A ANNUAL EXPENSES                     2.00%    0.95%
------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


-------------------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2015 (expenses that are deducted from portfolio  Lowest Highest
assets including management fees, 12b-1 fees, service fees, and/or other expenses)/(6)/        0.61%   2.09%
-------------------------------------------------------------------------------------------------------------


Notes:



(1)Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

   The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1".

Contract Year
-------------
1................................................. 7.00%
2................................................. 6.00%
3................................................. 5.00%
4................................................. 4.00%
5................................................. 3.00%
6................................................. 2.00%
7................................................. 1.00%
8+................................................ 0.00%

                                   FEE TABLE

(2)This charge will never exceed 2% of the amount disbursed or transferred.

(3)Unless you specify otherwise, this charge will be deducted from the amount you request.

(4)During the first two contract years, this charge is equal to the lesser of 2% of your account value plus any prior withdrawals during the Contract year or $30, if this charge applies.

(5)A portion of this charge is for providing the death benefit.


(6)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2015, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio. The "Highest" represents the total annual operating expenses of the All Asset Aggressive-Alt 25 Portfolio. For more information, see the prospectuses for the portfolios.


EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2015, which results in an estimated annual charge of 0.0510% of contract value.


The fixed maturity options are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                       $1,069   $1,771    $2,480    $4,476    $435    $1,312    $2,202    $4,476
---------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                       $  923   $1,337    $1,759    $3,087    $279    $  856    $1,459    $3,087
---------------------------------------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION


Please see Appendix II at the end of this prospectus for the unit values and the number of units outstanding as of the end of the period shown for each of the variable investment options available as of December 31, 2015.

                                   FEE TABLE

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

The following table summarizes our current rules regarding contributions to your contract, which are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About methods of payment" in "More information" later in this prospectus. All ages in the table refer to the age of the annuitant named in the contract. The contract is no longer available to new purchasers.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our right to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit the number of variable investment options which you may elect.

--------------------------------------------------------------------------------
WE RESERVE THE RIGHT TO CHANGE OUR CURRENT LIMITATIONS ON YOUR CONTRIBUTIONS
AND TO DISCONTINUE ACCEPTANCE OF CONTRIBUTIONS.
--------------------------------------------------------------------------------

See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We currently do not accept any contribution if (i) the aggregate contributions under one or more EQUI-VEST(R) series, EQUI-VEST(R) At Retirement/SM/ and At Retirement/SM/ contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue) or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on criteria we determine.

--------------------------------------------------------------------------------
THE "ANNUITANT" IS THE PERSON WHO IS THE MEASURING LIFE FOR DETERMINING
CONTRACT BENEFITS. THE ANNUITANT IS NOT NECESSARILY THE CONTRACT OWNER.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE "CONTRACT DATE" IS THE EFFECTIVE DATE OF A CONTRACT. THIS USUALLY IS THE BUSINESS DAY WE RECEIVE THE PROPERLY COMPLETED AND SIGNED APPLICATION, ALONG WITH ANY OTHER REQUIRED DOCUMENTS, AND YOUR INITIAL CONTRIBUTION. YOUR CONTRACT DATE WILL BE SHOWN IN YOUR CONTRACT. THE 12-MONTH PERIOD BEGINNING ON YOUR CONTRACT DATE AND EACH 12-MONTH PERIOD AFTER THAT DATE IS A "CONTRACT YEAR."
THE END OF EACH 12-MONTH PERIOD IS YOUR "CONTRACT DATE ANNIVERSARY." FOR EXAMPLE, IF YOUR CONTRACT DATE IS MAY 1, YOUR CONTRACT DATE ANNIVERSARY IS
APRIL 30.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                 AVAILABLE FOR         MINIMUM              SOURCE OF            LIMITATIONS ON
 CONTRACT TYPE   ANNUITANT ISSUE AGES  CONTRIBUTIONS        CONTRIBUTIONS        CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------
NQ               0 through 83          .   $50 additional   .   After-tax money. .   Additional
                                                            .   Paid to us by        contributions
                                                                check or             can be made up
                                                                transfer of          to age 84.
                                                                contract value
                                                                in a tax
                                                                deferred
                                                                exchange under
                                                                Section 1035 of
                                                                the Internal
                                                                Revenue Code.
                                                            .   Paid to us by
                                                                an employer who
                                                                establishes a
                                                                payroll
                                                                deduction
                                                                program.
-----------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------
                 AVAILABLE FOR         MINIMUM              SOURCE OF            LIMITATIONS ON
 CONTRACT TYPE   ANNUITANT ISSUE AGES  CONTRIBUTIONS        CONTRIBUTIONS        CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------
Traditional IRA  0 through 83          .   $50 additional   .   "Regular"        .   Additional
                                                                traditional IRA      rollover
                                                                contributions        contributions
                                                                either made by       can be made up
                                                                you or paid to       to age 84.
                                                                us by an         .   Regular IRA
                                                                employer who         contributions
                                                                establishes a        may not exceed
                                                                payroll              $5,500.
                                                                deduction        .   No regular IRA
                                                                program.             contributions
                                                            .   Additional           in the calendar
                                                                catch-up             year you turn
                                                                contributions.       age 70 1/2 and
                                                            .   Eligible             thereafter.
                                                                rollover         .   Rollover and
                                                                distributions        direct transfer
                                                                from 403(b)          contributions
                                                                plans,               after age
                                                                qualified plans      70 1/2 must be
                                                                and                  net of required
                                                                governmental         minimum
                                                                employer EDC         distributions.
                                                                plans.           .   Additional
                                                            .   Rollovers from       catch-up
                                                                another              contributions
                                                                traditional          of up to $1,000
                                                                individual           per calendar
                                                                retirement           year where the
                                                                arrangement.         owner is at
                                                            .   Direct               least age 50
                                                                custodian-to-        but under age
                                                                custodian            70 1/2 at any
                                                                transfers from       time during the
                                                                other                calendar year
                                                                traditional          for which the
                                                                individual           contribution is
                                                                retirement           made.
                                                                arrangements.
-----------------------------------------------------------------------------------------------------
Roth IRA         0 through 83          .   $50 additional   .   Regular Roth     .   Additional
                                                                IRA                  contributions
                                                                contributions        can be made up
                                                                either made by       to age 84.
                                                                you or paid to   .   Regular Roth
                                                                us by an             IRA
                                                                employer who         contributions
                                                                establishes a        may not exceed
                                                                payroll              $5,500.
                                                                deduction        .   Contributions
                                                                program.             are subject to
                                                            .   Additional           income limits
                                                                catch-up             and other tax
                                                                contributions.       rules. See
                                                            .   Rollovers from       "Contributions
                                                                another Roth         to Roth IRAs"
                                                                IRA.                 in "Tax
                                                            .   Rollovers from       information"
                                                                a "designated        later in this
                                                                Roth                 prospectus.
                                                                contribution     .   Additional
                                                                account" under       catch-up
                                                                specified            contributions
                                                                retirement           of up to $1,000
                                                                plans.               per calendar
                                                            .   Conversion           year where the
                                                                rollovers from       owner is at
                                                                a traditional        least age 50 at
                                                                IRA or other         any time during
                                                                eligible             the calendar
                                                                retirement plan.     year for which
                                                            .   Direct               the
                                                                transfers from       contribution is
                                                                another Roth         made.
                                                                IRA.
-----------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------
                  AVAILABLE FOR         MINIMUM              SOURCE OF            LIMITATIONS ON
 CONTRACT TYPE    ANNUITANT ISSUE AGES  CONTRIBUTIONS        CONTRIBUTIONS        CONTRIBUTIONS
------------------------------------------------------------------------------------------------------
Inherited IRA     0 through 70          .   $1,000           .   Direct           .   Any additional
(traditional IRA                            additional           custodian-to-        contributions
or Roth IRA)                                                     custodian            must be from
                                                                 transfers of         the same type
                                                                 your interest        of IRA of the
                                                                 as death             same deceased
                                                                 beneficiary of       owner.
                                                                 the deceased     .   If this
                                                                 owner's              Inherited IRA
                                                                 traditional          was purchased
                                                                 individual           by a non-
                                                                 retirement           spousal
                                                                 arrangement or       beneficiary
                                                                 Roth IRA to an       direct rollover
                                                                 IRA of the same      from a
                                                                 type.                qualified plan,
                                                                                      403(b) plan or
                                                                                      governmental
                                                                                      employer 457(b)
                                                                                      plan, there are
                                                                                      no additional
                                                                                      contributions.
------------------------------------------------------------------------------------------------------

See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract, see "Dates and prices at which contract events occur" in "More information" later in this prospectus. Please review your contract for information on contribution limitations.

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. Owners that are not individuals may be required to document their status to avoid 30% Foreign Account Tax Compliance Act ("FATCA") withholding from U.S.-source income.

Under traditional and Roth IRA contracts, the owner and annuitant must be the same person. For owner and annuitant requirements for Inherited IRA, see "Inherited IRA beneficiary continuation contract" later in this prospectus.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be made by check drawn on a U.S. bank in U.S. dollars, and made payable to "AXA Equitable". We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, contract exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The methods of payment are discussed in detail under "About other methods of payment" in "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the contributions. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

If additional contributions are permitted under the contract, generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

--------------------------------------------------------------------------------
OUR "BUSINESS DAY" IS GENERALLY ANY DAY THE NEW YORK STOCK EXCHANGE IS OPEN FOR REGULAR TRADING AND GENERALLY ENDS AT 4:00 P.M. EASTERN TIME (OR AS OF AN EARLIER CLOSE OF REGULAR TRADING). A BUSINESS DAY DOES NOT INCLUDE A DAY ON WHICH WE ARE NOT OPEN DUE TO EMERGENCY CONDITIONS DETERMINED BY THE SECURITIES AND EXCHANGE COMMISSION. WE MAY ALSO CLOSE EARLY DUE TO SUCH EMERGENCY CONDITIONS. FOR MORE INFORMATION ABOUT OUR BUSINESS DAY AND OUR PRICING OF TRANSACTIONS, PLEASE SEE "DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR" IN "MORE INFORMATION" LATER IN THIS PROSPECTUS.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions and to limit the number of variable investment options you may elect.

--------------------------------------------------------------------------------
YOU CAN CHOOSE FROM AMONG THE VARIABLE INVESTMENT OPTIONS AND FIXED MATURITY OPTIONS.
--------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUSTS


We offer both affiliated and unaffiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some affiliated Portfolios, AXA Equitable Funds Management Group, LLCFMG has entered into sub-advisory agreements with one or more investment advisers (the "sub-advisers") to carry out investment decisions for the Portfolios. As such, among other responsibilities, AXA Equitable Funds Management Group, LLCFMG oversees the activities of the sub-advisers with respect to the affiliated Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The affiliated Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios. As such, it is generally more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

AXA Equitable or the Distributors may directly or indirectly receive 12b-1 fees and additional payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates, for providing certain administrative, marketing, distribution and/or shareholder support services. These fees and payments range from 0% to 0.60% of the unaffiliated Portfolios' average daily net assets. The Distributors may also receive payments from the advisers or sub-advisers of the unaffiliated Portfolios or their affiliates for certain distribution services, including expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


Some affiliated Portfolios invest in other affiliated Portfolios (the "AXA Fund of Fund Portfolios"). The AXA Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the AXA Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.


As described in more detail in the Portfolio prospectuses, the AXA Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by AXA FMG (the "AXA volatility management strategy"), and, in addition, certain AXA Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The AXA volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the AXA volatility management strategy, the manager of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high.

The AXA Managed Volatility Portfolios that include the AXA volatility management strategy as part of their investment objective and/or principal investment strategy, and the AXA Fund of Fund Portfolios that invest in Portfolios that use the AXA volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."

Portfolios that utilize the AXA volatility management strategy (or, in the case of certain AXA Fund of Fund Portfolios, invest in other Portfolios that use the AXA volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. During rising markets, the AXA volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the AXA volatility management strategy (or, in the case of the AXA Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the AXA volatility management strategy). Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the AXA volatility management strategy. Please further note that certain other affiliated Portfolios, as well as unaffiliated Portfolios, may utilize volatility management techniques that differ from the AXA volatility management strategy. Affiliated Portfolios that utilize these volatility management techniques are identified below in the chart by a "(delta)" under the column entitled "Volatility Management." Any such unaffiliated Portfolio is not identified under "Volatility Management" below in the chart. Such techniques could also impact your account value in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.

                        CONTRACT FEATURES AND BENEFITS

ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program
(ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the AXA Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:


   (a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and

   (b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the AXA Ultra Conservative Strategy investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.


----------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST -                                                                  INVESTMENT MANAGER (OR
 CLASS B SHARES                                                           SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                            AS APPLICABLE)                 MANAGEMENT
----------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE       Seeks to achieve long-term capital appreciation.     .   AXA Equitable Funds        (check mark)
  ALLOCATION                                                                  Management Group, LLC
----------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE     Seeks to achieve a high level of current income.     .   AXA Equitable Funds        (check mark)
  ALLOCATION                                                                  Management Group, LLC
----------------------------------------------------------------------------------------------------------------------
AXA                  Seeks to achieve current income and growth of        .   AXA Equitable Funds        (check mark)
  CONSERVATIVE-PLUS  capital, with a greater emphasis on current income.      Management Group, LLC
  ALLOCATION
----------------------------------------------------------------------------------------------------------------------
AXA MODERATE         Seeks to achieve long-term capital appreciation and  .   AXA Equitable Funds        (check mark)
  ALLOCATION         current income.                                          Management Group, LLC
----------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS    Seeks to achieve long-term capital appreciation and  .   AXA Equitable Funds        (check mark)
  ALLOCATION         current income, with a greater emphasis on capital       Management Group, LLC
                     appreciation.
----------------------------------------------------------------------------------------------------------------------
CHARTER/SM/          Seeks to achieve high total return through a         .   AXA Equitable Funds
  MULTI-SECTOR BOND  combination of current income and capital                Management Group, LLC
                     appreciation.
----------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL    Seeks to achieve long-term growth of capital.        .   AXA Equitable Funds
  CAP GROWTH                                                                  Management Group, LLC
----------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL    Seeks to achieve long-term growth of capital.        .   AXA Equitable Funds
  CAP VALUE                                                                   Management Group, LLC
----------------------------------------------------------------------------------------------------------------------
TARGET 2015          Seeks the highest total return over time consistent  .   AXA Equitable Funds
  ALLOCATION         with its asset mix. Total return includes capital        Management Group, LLC
                     growth and income.
----------------------------------------------------------------------------------------------------------------------
TARGET 2025          Seeks the highest total return over time consistent  .   AXA Equitable Funds
  ALLOCATION         with its asset mix. Total return includes capital        Management Group, LLC
                     growth and income.
----------------------------------------------------------------------------------------------------------------------
TARGET 2035          Seeks the highest total return over time consistent  .   AXA Equitable Funds
  ALLOCATION         with its asset mix. Total return includes capital        Management Group, LLC
                     growth and income.
----------------------------------------------------------------------------------------------------------------------
TARGET 2045          Seeks the highest total return over time consistent  .   AXA Equitable Funds
  ALLOCATION         with its asset mix. Total return includes capital        Management Group, LLC
                     growth and income.
----------------------------------------------------------------------------------------------------------------------
TARGET 2055          Seeks the highest total return over time consistent  .   AXA Equitable Funds
  ALLOCATION         with its asset mix. Total return includes capital        Management Group, LLC
                     growth and income.
----------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                          INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                              SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                               AS APPLICABLE)                 MANAGEMENT
--------------------------------------------------------------------------------------------------------------------------
ALL ASSET             Seeks long-term capital appreciation and current        .   AXA Equitable Funds
  AGGRESSIVE - ALT    income, with a greater emphasis on capital                  Management Group, LLC
  25                  appreciation.
--------------------------------------------------------------------------------------------------------------------------
ALL ASSET GROWTH -    Seeks long-term capital appreciation and current        .   AXA Equitable Funds
  ALT 20              income.                                                     Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------
ALL ASSET             Seeks long-term capital appreciation and current        .   AXA Equitable Funds
  MODERATE GROWTH -   income, with a greater emphasis on current income.          Management Group, LLC
  ALT 15
--------------------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED       Seeks to achieve long-term growth of capital with an    .   AllianceBernstein L.P.     (check mark)
  VOLATILITY          emphasis on risk-adjusted returns and managing          .   AXA Equitable Funds
                      volatility in the Portfolio.                                Management Group, LLC
                                                                              .   BlackRock Investment
                                                                                  Management, LLC
--------------------------------------------------------------------------------------------------------------------------
AXA 500 MANAGED       Seeks to achieve long-term growth of capital with an    .   AllianceBernstein L.P.     (check mark)
  VOLATILITY          emphasis on risk-adjusted returns and managing          .   AXA Equitable Funds
                      volatility in the Portfolio.                                Management Group, LLC
                                                                              .   BlackRock Investment
                                                                                  Management, LLC
--------------------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED      Seeks to achieve long-term growth of capital with an    .   AllianceBernstein L.P.     (check mark)
  VOLATILITY          emphasis on risk-adjusted returns and managing          .   AXA Equitable Funds
                      volatility in the Portfolio.                                Management Group, LLC
                                                                              .   BlackRock Investment
                                                                                  Management, LLC
--------------------------------------------------------------------------------------------------------------------------
AXA/AB DYNAMIC        Seeks to achieve total return from long-term growth     .   AllianceBernstein L.P.       (delta)
  MODERATE GROWTH     of capital and income.
--------------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP      Seeks to achieve long-term growth of capital.           .   AllianceBernstein L.P.
  GROWTH
--------------------------------------------------------------------------------------------------------------------------
AXA BALANCED          Seeks long-term capital appreciation and current        .   AXA Equitable Funds        (check mark)
  STRATEGY            income.                                                     Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE      Seeks current income and growth of capital, with a      .   AXA Equitable Funds        (check mark)
  GROWTH STRATEGY     greater emphasis on current income.                         Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE      Seeks a high level of current income.                   .   AXA Equitable Funds        (check mark)
  STRATEGY                                                                        Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN          Seeks to maximize income while maintaining              .   AXA Equitable Funds        (check mark)
  BALANCED MANAGED    prospects for capital appreciation with an emphasis on      Management Group, LLC
  VOLATILITY          risk-adjusted returns and managing volatility in the    .   BlackRock Investment
                      Portfolio.                                                  Management, LLC
                                                                              .   Franklin Advisers, Inc.
--------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL    Seeks to achieve long-term total return with an         .   AXA Equitable Funds        (check mark)
  CAP VALUE MANAGED   emphasis on risk-adjusted returns and managing              Management Group, LLC
  VOLATILITY          volatility in the Portfolio.                            .   BlackRock Investment
                                                                                  Management, LLC
                                                                              .   Franklin Advisory
                                                                                  Services, LLC
--------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN          Primarily seeks capital appreciation and secondarily    .   AXA Equitable Funds        (check mark)
  TEMPLETON           seeks income.                                               Management Group, LLC
  ALLOCATION
  MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY     Seeks to achieve long-term capital appreciation with    .   AXA Equitable Funds        (check mark)
  MANAGED VOLATILITY  an emphasis on risk-adjusted returns and managing           Management Group, LLC
                      volatility in the Portfolio.                            .   BlackRock Investment
                                                                                  Management, LLC
                                                                              .   Morgan Stanley Investment
                                                                                  Management Inc.
                                                                              .   OppenheimerFunds, Inc.
--------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                        INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                            SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                             AS APPLICABLE)                 MANAGEMENT
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL     Seeks to achieve long-term growth of capital with an  .   AXA Equitable Funds        (check mark)
  CORE MANAGED        emphasis on risk-adjusted returns and managing            Management Group, LLC
  VOLATILITY          volatility in the Portfolio.                          .   BlackRock Investment
                                                                                Management, LLC
                                                                            .   EARNEST Partners, LLC
                                                                            .   Federated Global
                                                                                Investment Management
                                                                                Corp.
                                                                            .   Massachusetts Financial
                                                                                Services Company d/b/a
                                                                                MFS Investment Management
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL     Seeks to achieve long-term growth of capital with an  .   AllianceBernstein L.P.     (check mark)
  MANAGED VOLATILITY  emphasis on risk-adjusted returns and managing        .   AXA Equitable Funds
                      volatility in the Portfolio.                              Management Group, LLC
                                                                            .   BlackRock Investment
                                                                                Management, LLC
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL     Seeks to provide current income and long-term         .   AXA Equitable Funds        (check mark)
  VALUE MANAGED       growth of income, accompanied by growth of capital        Management Group, LLC
  VOLATILITY          with an emphasis on risk-adjusted returns and         .   BlackRock Investment
                      managing volatility in the Portfolio.                     Management, LLC
                                                                            .   Northern Cross, LLC
------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE    Seeks to achieve long-term growth of capital with an  .   AXA Equitable Funds        (check mark)
  MANAGED VOLATILITY  emphasis on risk-adjusted returns and managing            Management Group, LLC
                      volatility in the Portfolio.                          .   BlackRock Investment
                                                                                Management, LLC
                                                                            .   Capital Guardian Trust
                                                                                Company
                                                                            .   Thornburg Investment
                                                                                Management, Inc.
                                                                            .   Vaughan Nelson Investment
                                                                                Management
------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP         Seeks to provide long-term capital growth with an     .   AXA Equitable Funds        (check mark)
  GROWTH MANAGED      emphasis on risk-adjusted returns and managing            Management Group, LLC
  VOLATILITY          volatility in the Portfolio.                          .   BlackRock Investment
                                                                                Management, LLC
                                                                            .   Loomis, Sayles & Company,
                                                                                L.P.
                                                                            .   T. Rowe Price Associates,
                                                                                Inc.
                                                                            .   Wells Capital Management,
                                                                                Inc.
------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE   Seeks to achieve long-term growth of capital with an  .   AllianceBernstein L.P.     (check mark)
  MANAGED VOLATILITY  emphasis on risk-adjusted returns and managing        .   AXA Equitable Funds
                      volatility in the Portfolio.                              Management Group, LLC
                                                                            .   BlackRock Investment
                                                                                Management, LLC
                                                                            .   Massachusetts Financial
                                                                                Services Company d/b/a
                                                                                MFS Investment Management
------------------------------------------------------------------------------------------------------------------------
AXA/LOOMIS SAYLES     Seeks to achieve capital appreciation.                .   Loomis, Sayles & Company,
  GROWTH                                                                        L.P.
------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                          INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                              SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                               AS APPLICABLE)                 MANAGEMENT
--------------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE     Seeks to achieve long-term capital appreciation with    .   AXA Equitable Funds        (check mark)
  MANAGED VOLATILITY  an emphasis on risk adjusted returns and managing           Management Group, LLC
                      volatility in the Portfolio.                            .   BlackRock Investment
                                                                                  Management, LLC
                                                                              .   Diamond Hill Capital
                                                                                  Management, Inc.
                                                                              .   Wellington Management
                                                                                  Company, LLP
--------------------------------------------------------------------------------------------------------------------------
AXA MODERATE GROWTH   Seeks long-term capital appreciation and current        .   AXA Equitable Funds        (check mark)
  STRATEGY            income, with a greater emphasis on current income.          Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------
AXA/MUTUAL LARGE      Seeks to achieve capital appreciation, which may        .   AXA Equitable Funds        (check mark)
  CAP EQUITY          occasionally be short-term, with an emphasis on risk        Management Group, LLC
  MANAGED VOLATILITY  adjusted returns and managing volatility in the         .   BlackRock Investment
                      Portfolio.                                                  Management, LLC
                                                                              .   Franklin Mutual Advisers,
                                                                                  LLC
--------------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON         Seeks to achieve long-term capital growth with an       .   AXA Equitable Funds        (check mark)
  GLOBAL EQUITY       emphasis on risk adjusted returns and managing              Management Group, LLC
  MANAGED VOLATILITY  volatility in the Portfolio.                            .   BlackRock Investment
                                                                                  Management, LLC
                                                                              .   Templeton Investment
                                                                                  Counsel, LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC    Seeks to achieve capital appreciation and               .   BlackRock Investment
  VALUE EQUITY        secondarily, income.                                        Management, LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS    Seeks a combination of growth and income to             .   Boston Advisors, LLC
  EQUITY INCOME       achieve an above-average and consistent total
                      return.
--------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY   Seeks to achieve long-term capital appreciation.        .   Calvert Investment
  RESPONSIBLE                                                                     Management Inc.
--------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN   Seeks to achieve long-term growth of capital.           .   Capital Guardian Trust
  RESEARCH                                                                        Company
--------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK       Seeks to achieve a total return before expenses that    .   AllianceBernstein L.P.
  INDEX               approximates the total return performance of the
                      Russell 3000(R) Index, including reinvestment of
                      dividends, at a risk level consistent with that of the
                      Russell 3000(R) Index.
--------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX    Seeks to achieve a total return before expenses that    .   SSgA Funds Management,
                      approximates the total return performance of the            Inc.
                      Barclays U.S. Intermediate Government/Credit Bond
                      Index, including reinvestment of dividends, at a risk
                      level consistent with that of the Barclays U.S.
                      Intermediate Government/Credit Bond Index.
--------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS   Seeks to achieve long-term growth of capital.           .   AllianceBernstein L.P.
  EQUITY PLUS                                                                 .   AXA Equitable Funds
                                                                                  Management Group, LLC
                                                                              .   EARNEST Partners, LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX   Seeks to achieve a total return before expenses that    .   AllianceBernstein L.P.
                      approximates the total return performance of the
                      Standard & Poor's 500 Composite Stock Price Index,
                      including reinvestment of dividends, at a risk level
                      consistent with that of the Standard & Poor's 500
                      Composite Stock Price Index.
--------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                             INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                                 SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                  AS APPLICABLE)                 MANAGEMENT
---------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS      Seeks to achieve capital appreciation.                     .   GAMCO Asset Management,
  AND ACQUISITIONS                                                                   Inc.
---------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL        Seeks to maximize capital appreciation.                    .   GAMCO Asset Management,
  COMPANY VALUE                                                                      Inc.
---------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS   Seeks to achieve capital growth and current income.        .   AXA Equitable Funds
                                                                                     Management Group, LLC
                                                                                 .   BlackRock Investment
                                                                                     Management, LLC
                                                                                 .   First International
                                                                                     Advisors, LLC
                                                                                 .   Wells Capital Management,
                                                                                     Inc.
---------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD BOND    Seeks to maximize current income.                          .   AXA Equitable Funds
                                                                                     Management Group, LLC
                                                                                 .   AXA Investment Managers,
                                                                                     Inc.
                                                                                 .   Post Advisory Group, LLP
---------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE       Seeks to achieve a total return before expenses that       .   AXA Equitable Funds
  GOVERNMENT BOND     approximates the total return performance of the               Management Group, LLC
                      Barclays U.S. Intermediate Government Bond Index,          .   SSgA Funds Management,
                      including reinvestment of dividends, at a risk level           Inc.
                      consistent with that of the Barclays U.S. Intermediate
                      Government Bond Index.
---------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to achieve a total return (before expenses) that     .   AllianceBernstein L.P.
  EQUITY INDEX        approximates the total return performance of a
                      composite index comprised of 40% DJ Euro STOXX
                      50 Index, 25% FTSE 100 Index, 25% TOPIX Index,
                      and 10% S&P/ASX 200 Index, including reinvestment
                      of dividends, at a risk level consistent with that of the
                      composite index.
---------------------------------------------------------------------------------------------------------------------------
EQ/INVESCO COMSTOCK   Seeks to achieve capital growth and income.                .   Invesco Advisers, Inc.
---------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE     Seeks to achieve long-term capital appreciation.           .   J.P. Morgan Investment
  OPPORTUNITIES                                                                      Management Inc.
---------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH   Seeks to achieve a total return before expenses that       .   AllianceBernstein L.P.
  INDEX               approximates the total return performance of the
                      Russell 1000(R) Growth Index, including reinvestment
                      of dividends at a risk level consistent with that of the
                      Russell 1000(R) Growth Index.
---------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE    Seeks to achieve a total return before expenses that       .   SSgA Funds Management,
  INDEX               approximates the total return performance of the               Inc.
                      Russell 1000(R) Value Index, including reinvestment of
                      dividends, at a risk level consistent with that of the
                      Russell 1000(R) Value Index.
---------------------------------------------------------------------------------------------------------------------------
EQ/MFS                Seeks to achieve capital appreciation.                     .   Massachusetts Financial
  INTERNATIONAL                                                                      Services Company d/b/a
  GROWTH                                                                             MFS Investment Management
---------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX      Seeks to achieve a total return before expenses that       .   SSgA Funds Management,
                      approximates the total return performance of the               Inc.
                      Standard & Poor's Mid Cap 400 Index, including
                      reinvestment of dividends, at a risk level consistent
                      with that of the Standard & Poor's Mid Cap 400
                      Index.
---------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                            INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                                SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                 AS APPLICABLE)                 MANAGEMENT
--------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET/(1)/  Seeks to obtain a high level of current income,           .   The Dreyfus Corporation
                      preserve its assets and maintain liquidity.
--------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY     Seeks to achieve capital growth.                          .   Morgan Stanley Investment
  MID CAP GROWTH                                                                    Management Inc.
--------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER        Seeks to achieve capital appreciation.                    .   OppenheimerFunds, Inc.
  GLOBAL
--------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO GLOBAL       Seeks to achieve maximum real return, consistent          .   Pacific Investment
  REAL RETURN         with preservation of capital and prudent investment           Management Company LLC
                      management.
--------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA        Seeks to generate a return in excess of traditional       .   Pacific Investment
  SHORT BOND          money market products while maintaining an                    Management Company LLC
                      emphasis on preservation of capital and liquidity.
--------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS  Seeks to achieve high current income consistent with      .   AllianceBernstein L.P.
                      moderate risk to capital.                                 .   AXA Equitable Funds
                                                                                    Management Group, LLC
                                                                                .   Pacific Investment
                                                                                    Management Company, LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY      Seeks to replicate as closely as possible (before         .   AllianceBernstein L.P.
  INDEX               expenses) the total return of the Russell 2000(R) Index.
--------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE      Seeks to achieve long-term capital appreciation and       .   T. Rowe Price Associates,
  GROWTH STOCK        secondarily, income.                                          Inc.
--------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND     Seeks to achieve total return through capital             .   UBS Global Asset
  INCOME              appreciation with income as a secondary                       Management (Americas) Inc.
                      consideration.
--------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO        Seeks to achieve long-term capital growth.                .   Wells Capital Management,
  OMEGA GROWTH                                                                      Inc.
--------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER          Seeks to achieve long-term growth of capital.             .   AllianceBernstein L.P.
  AGGRESSIVE EQUITY                                                             .   AXA Equitable Funds
                                                                                    Management Group, LLC
                                                                                .   ClearBridge Investments,
                                                                                    LLC
                                                                                .   Scotia Institutional
                                                                                    Asset Management US, Ltd.
                                                                                .   T. Rowe Price Associates,
                                                                                    Inc.
                                                                                .   Westfield Capital
                                                                                    Management Company, L.P.
--------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE     Seeks to achieve a balance of high current income         .   AXA Equitable Funds
  BOND                and capital appreciation, consistent with a prudent           Management Group, LLC
                      level of risk.                                            .   BlackRock Financial
                                                                                    Management, Inc.
                                                                                .   DoubleLine Capital L.P.
                                                                                .   Pacific Investment
                                                                                    Management Company LLC
                                                                                .   SSgA Funds Management,
                                                                                    Inc.
--------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                 INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                     SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                      AS APPLICABLE)                 MANAGEMENT
---------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID      Seeks to achieve long-term growth of capital.  .   AllianceBernstein L.P.
  CAP GROWTH                                                         .   AXA Equitable Funds
                                                                         Management Group, LLC
                                                                     .   BlackRock Investment
                                                                         Management, LLC
                                                                     .   Franklin Advisers, Inc.
                                                                     .   Wellington Management
                                                                         Company, LLP
---------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID      Seeks to achieve long-term growth of capital.  .   AXA Equitable Funds
  CAP VALUE                                                              Management Group, LLC
                                                                     .   BlackRock Investment
                                                                         Management, LLC
                                                                     .   Diamond Hill Capital
                                                                         Management, Inc.
                                                                     .   Lord, Abbett & Co. LLC
---------------------------------------------------------------------------------------------------------------
MULTIMANAGER          Seeks to achieve long-term growth of capital.  .   Allianz Global Investors
  TECHNOLOGY                                                             U.S. LLC
                                                                     .   AXA Equitable Funds
                                                                         Management Group, LLC
                                                                     .   SSgA Funds Management,
                                                                         Inc.
                                                                     .   Wellington Management
                                                                         Company, LLP

---------------------------------------------------------------------------------------------------------------
 AIM VARIABLE
 INSURANCE FUNDS
 (INVESCO VARIABLE
 INSURANCE                                                                       INVESTMENT MANAGER (OR
 FUNDS) - SERIES II                                                              SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                   AS APPLICABLE)
---------------------------------------------------------------------------------------------------------------
INVESCO V.I. GLOBAL  The fund's investment objective is total return through     .   Invesco Advisers, Inc.
  REAL ESTATE FUND   growth of capital and current income.                       .   Invesco Asset Management
                                                                                     Limited
---------------------------------------------------------------------------------------------------------------
INVESCO V.I. HIGH    The fund's investment objective is total return, comprised  .   Invesco Advisers, Inc.
  YIELD FUND         of current income and capital appreciation.
---------------------------------------------------------------------------------------------------------------
INVESCO V.I.         The fund's investment objective is long-term growth of      .   Invesco Advisers, Inc.
  INTERNATIONAL      capital.
  GROWTH FUND
---------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID     The fund's investment objective is long-term growth of      .   Invesco Advisers, Inc.
  CAP CORE EQUITY    capital.
  FUND
---------------------------------------------------------------------------------------------------------------
INVESCO V.I. SMALL   The fund's investment objective is long-term growth of      .   Invesco Advisers, Inc.
  CAP EQUITY FUND    capital.
---------------------------------------------------------------------------------------------------------------

 AMERICAN FUNDS
 INSURANCE SERIES(R)                                                           INVESTMENT MANAGER (OR
 PORTFOLIO NAME -                                                              SUB-ADVISER(S),
 CLASS 4 SHARES       OBJECTIVE                                                AS APPLICABLE)
-------------------------------------------------------------------------------------------------------------
BOND FUND/SM/         The fund's investment objective is to provide as high a  .   Capital Research and
                      level of current income as is consistent with the            Management Company
                      preservation of capital.
-------------------------------------------------------------------------------------------------------------

 FIDELITY(R)
 VARIABLE INSURANCE
 PRODUCTS (VIP) -                                           INVESTMENT MANAGER (OR
 SERVICE CLASS 2                                            SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
------------------------------------------------------------------------------------------
FIDELITY(R) VIP      Seeks long-term capital appreciation.  .   Fidelity Management and
  CONTRAFUND(R)                                                 Research Company (FMR)
  PORTFOLIO
------------------------------------------------------------------------------------------

 GOLDMAN SACHS
 VARIABLE INSURANCE
 TRUST - SERVICE                                            INVESTMENT MANAGER (OR
 SHARES                                                     SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
------------------------------------------------------------------------------------------
GOLDMAN SACHS VIT    Seeks long-term capital appreciation.  .   Goldman Sachs Asset
  MID CAP VALUE FUND                                            Management, L.P.
------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-------------------------------------------------------------------------------------------------------------
 IVY FUNDS VARIABLE
 INSURANCE                                                                     INVESTMENT MANAGER (OR
 PORTFOLIOS                                                                    SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                 AS APPLICABLE)
-------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP ENERGY To seek to provide capital growth and appreciation.       .   Waddell & Reed Investment
                                                                                   Management Company
                                                                                   (WRIMCO)
-------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP HIGH   To seek to provide total return through a combination of  .   Waddell & Reed Investment
  INCOME             high current income and capital appreciation.                 Management Company
                                                                                   (WRIMCO)
-------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP MID    To seek to provide growth of capital.                     .   Waddell & Reed Investment
  CAP GROWTH                                                                       Management Company
                                                                                   (WRIMCO)
-------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP SMALL  To seek to provide growth of capital.                     .   Waddell & Reed Investment
  CAP GROWTH                                                                       Management Company
                                                                                   (WRIMCO)

------------------------------------------------------------------------------------------
 LAZARD RETIREMENT
 SERIES,
 INC. - SERVICE                                             INVESTMENT MANAGER (OR
 SHARES                                                     SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
------------------------------------------------------------------------------------------
LAZARD RETIREMENT    Seeks long-term capital appreciation.  .   Lazard Asset Management
  EMERGING MARKETS                                              LLC
  EQUITY PORTFOLIO

-------------------------------------------------------------------------------------------------------------
 MFS(R) VARIABLE
 INSURANCE
 TRUSTS - SERVICE                                                              INVESTMENT MANAGER (OR
 CLASS                                                                         SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                 AS APPLICABLE)
-------------------------------------------------------------------------------------------------------------
MFS(R)               The fund's investment objective is to seek capital        .   Massachusetts Financial
  INTERNATIONAL      appreciation.                                                 Services Company
  VALUE PORTFOLIO
-------------------------------------------------------------------------------------------------------------
MFS(R) INVESTORS     The fund's investment objective is to seek capital        .   Massachusetts Financial
  TRUST SERIES       appreciation.                                                 Services Company
-------------------------------------------------------------------------------------------------------------
MFS(R)               The fund's investment objective is to seek capital        .   Massachusetts Financial
  MASSACHUSETTS      appreciation.                                                 Services Company
  INVESTORS GROWTH
  STOCK PORTFOLIO
-------------------------------------------------------------------------------------------------------------
MFS(R) TECHNOLOGY    The fund's investment objective is to seek capital        .   Massachusetts Financial
  PORTFOLIO          appreciation.                                                 Services Company
-------------------------------------------------------------------------------------------------------------
MFS(R) UTILITIES     The fund's investment objective is to seek total return.  .   Massachusetts Financial
  SERIES                                                                           Services Company

--------------------------------------------------------------------------------------------------------------
 VANECK VIP TRUST -                                                             INVESTMENT MANAGER (OR
 S CLASS                                                                        SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                  AS APPLICABLE)
--------------------------------------------------------------------------------------------------------------
VANECK VIP GLOBAL    Seeks long-term capital appreciation by investing          .   Van Eck Associates
  HARD ASSETS FUND   primarily in hard asset securities. Income is a secondary      Corporation
                     consideration.
--------------------------------------------------------------------------------------------------------------




(1)The Board of Trustees of EQ Advisors Trust has approved changes to the Portfolio's principal investment strategies that will allow the Portfolio to operate as a "government money market fund." Effective April 1, 2016, the Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF THE TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT (800) 628-6673.

                        CONTRACT FEATURES AND BENEFITS

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."

Please see Appendix IV later in this prospectus for state variations.

--------------------------------------------------------------------------------
FIXED MATURITY OPTIONS GENERALLY RANGE FROM ONE TO TEN YEARS TO MATURITY.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. As of May 1st, we currently offer fixed maturity options ending on June 15th for maturity years ranging from one through ten. Not all of the fixed maturity options will be available for annuitants ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally ten fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

..   you previously allocated a contribution or made a transfer to the same fixed maturity option; or

..   the rate to maturity is 3%; or

..   the fixed maturity option's maturity date is within 45 days; or

..   the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions" below would apply:

(a)transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). For more information see "About our fixed maturity options" in "More information" later in this prospectus. We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III at the end of this prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among two ways to allocate your contributions: self-directed and principal assurance.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all of the investment options. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value in "Determining your contract's value" later in this prospectus.

                        CONTRACT FEATURES AND BENEFITS

PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program, you select a fixed maturity option and we specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on February 17, 2016 you chose the fixed maturity option with a maturity date of June 15, 2025, since the rate to maturity was 3.05% on February 17, 2016, we would have allocated $7556 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an EQUI-VEST(R) Express/SM/ traditional IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds, are sufficient to meet your required minimum distributions. See "Tax information" later in this prospectus.


The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors, LLC ("AXA Advisors") financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If, for any reason, you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right, you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, or market value adjustment). For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract's cash value.


We may require that you wait six months before you apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract whether we have received your contribution or not.

Also, if you fully or partially convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(R) Roth IRA Re-Characterization Form."

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrender of your contract to receive its cash value" later in this prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax Information." This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31st of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for traditional IRA and Roth IRA contracts" in "Payment of the death benefit" later in this prospectus. You should discuss with your tax adviser your own personal situation.

The Inherited traditional IRA is also available to non-spousal beneficiaries of deceased plan participants in qualified plans, 403(b) plans and governmental employer 457(b) plans ("Applicable Plan(s)"). In this discussion, unless otherwise indicated, references to "deceased owner" include "deceased plan participant"; references to "original IRA" include "the deceased plan participant's interest or benefit under the Applicable Plan", and references to "individual beneficiary of a traditional IRA" include "individual non-spousal beneficiary under an Applicable Plan."

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. In the case of a non-spousal beneficiary

                        CONTRACT FEATURES AND BENEFITS
under a deceased plan participant's Applicable Plan, the Inherited traditional IRA can only be purchased by a direct rollover of the death benefit under the Applicable Plan. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

..   You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

..   The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust will be the annuitant.

..   An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

..   The initial contribution must be a direct transfer from the deceased owner's original IRA and must be at least $5,000.

..   Additional contributions of at least $1,000 are permitted, but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

..   A non-spousal beneficiary under an Applicable Plan cannot make additional contributions to an Inherited traditional IRA contract.

..   You may make transfers among the investment options.

..   You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described under "Withdrawal charge" in "Charges and expenses" later in this prospectus.

..   The following features mentioned in the prospectus are not available under the inherited IRA beneficiary continuation contract: successor owner/annuitant, automatic investment program and systematic withdrawals.

..   If you die, we will pay to a beneficiary that you choose the greater of the account value or the minimum death benefit.

..   Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply.

                        CONTRACT FEATURES AND BENEFITS

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options and (ii) market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
UNITS MEASURE YOUR VALUE IN EACH VARIABLE INVESTMENT OPTION.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)increased to reflect additional contributions;

(ii)decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, when we deduct the annual administrative charge or third-party transfer or exchange charge, we will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in a fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

                       DETERMINING YOUR CONTRACT'S VALUE

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

..   You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

..   You may not transfer to a fixed maturity option in which you already have value.

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


..   If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Not all maturities may be available.


..   You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

..   If you make transfers out of a fixed maturity option other than at its maturity date, the transfer will cause a market value adjustment.

Upon advance notice to you, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

You may request a transfer in writing, or by telephone using TOPS or on line using Online Account Access. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts to be transferred, and

(3)the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

AUTOMATIC TRANSFER OPTIONS

GENERAL DOLLAR-COST AVERAGING

Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

The general dollar-cost averaging feature allows you to have amounts automatically transferred from the EQ/Money Market option to the other variable investment options on a monthly basis. In order to elect the general dollar-cost averaging option you must have a minimum of $2,000 in the EQ/Money Market option on the date we receive your election form at our processing office. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each month is $50. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. General dollar-cost averaging will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

You may not elect dollar-cost averaging if you are participating in the rebalancing program.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. To enroll in the asset rebalancing program, you must notify us in writing by completing our asset rebalancing form, instructing us:

(a)the percentage you want invested in each variable investment option (whole percentages only), and

(b)how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program. Currently, we permit rebalancing of up to 20 variable investment options.

--------------------------------------------------------------------------------
REBALANCING DOES NOT ASSURE A PROFIT OR PROTECT AGAINST LOSS. YOU SHOULD PERIODICALLY REVIEW YOUR ALLOCATION PERCENTAGES AS YOUR NEEDS CHANGE. YOU MAY WANT TO DISCUSS THE REBALANCING PROGRAM WITH YOUR FINANCIAL PROFESSIONAL AND/OR FINANCIAL ADVISER BEFORE ELECTING THE PROGRAM.
--------------------------------------------------------------------------------

To be eligible, you must have at least $5,000 of account value in the variable investment options. We may waive this $5,000 requirement. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be cancelled in writing.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your variable investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our processing office.

You may not elect the rebalancing program if you are participating in the dollar-cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.

METHOD OF WITHDRAWAL

--------------------------------------------------------------------------------------------
                                                                                  MINIMUM
 CONTRACT                                                    PARTIAL SYSTEMATIC DISTRIBUTION
--------------------------------------------------------------------------------------------
NQ                                                             Yes      Yes         No
--------------------------------------------------------------------------------------------
Traditional IRA                                                Yes      Yes         Yes
--------------------------------------------------------------------------------------------
Roth IRA                                                       Yes      Yes         No
--------------------------------------------------------------------------------------------

PARTIAL WITHDRAWALS
(ALL CONTRACTS)

You may take partial withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves you with an account value of less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.

Partial withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge. See "10% free withdrawal amount" in "Charges and expenses" later in this prospectus.

SYSTEMATIC WITHDRAWALS
(ALL CONTRACTS EXCEPT INHERITED IRA)

You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. If you do not select a date, your withdrawals will be made on the first business day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1)Pro rata from all of your variable investment options in which you have value (without exhausting your values in those options). Once the requested amount is greater than your account value, the systematic withdrawal program will terminate.

(2)Pro rata from all of your variable investment options in which you have value (until your account value is exhausted). Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.
(3)You may specify a dollar amount from one variable investment option. If you choose this option and the value in the investment option drops below the requested withdrawal amount, the requested withdrawal amount will be taken on a pro rata basis from all remaining investment options in which you have value. Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

If you are invested in fixed maturity options, you may not elect option (1) or
(2).

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS
(TRADITIONAL IRA CONTRACTS -- SEE "TAX INFORMATION" LATER IN THIS PROSPECTUS.)


We offer our "required minimum distribution automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to "Required minimum distributions" under "Individual Retirement Arrangements ("IRAs")" in "Tax information" later in this prospectus. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals, which could increase the amount required to be withdrawn. For this purpose additional annuity contract benefits may include enhanced death benefits.


You may elect our RMD automatic withdrawal option in the year in which you reach age 70 1/2 or in any later year. To elect this option, you must have account value in the variable investment options of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our RMD automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.

--------------------------------------------------------------------------------
WE WILL SEND TO TRADITIONAL IRA OWNERS A FORM OUTLINING THE MINIMUM
DISTRIBUTION -- OPTIONS AVAILABLE IN THE YEAR YOU REACH AGE 70 1/2 (IF YOU HAVE NOT BEGUN YOUR ANNUITY PAYMENTS BEFORE THAT TIME).
--------------------------------------------------------------------------------

                             ACCESSING YOUR MONEY

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.

AUTOMATIC DEPOSIT SERVICE


If you are receiving required minimum distribution payments from a traditional IRA contract, you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your traditional IRA contract directly into an existing EQUI-VEST(R) NQ or Roth IRA or an existing EQUI-VEST(R) Express/SM/ NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs. See "Tax information" later in this prospectus.


DEPOSIT OPTION FOR NQ CONTRACTS ONLY

If available, you may elect the deposit option for your benefit while you are alive, or for the benefit of your beneficiary.

If this option is available, proceeds from your NQ contract can be deposited with us for a period you select, but no longer than five years. We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period using our then current rate for this option. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds may be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. We may remove this payout option at any time. Your financial professional can provide more information about this option and whether it is available, or you may call our processing office.

SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.

TERMINATION

We may terminate your contract and pay you the cash value if:

(1)your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2)you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3)you have not made any contributions within 120 days from your contract date.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of a variable investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the fixed maturity options (other than for death benefits) for up to six months while you are living.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.

Deferred annuity contracts such as EQUI-VEST(R) Express/SM/ provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your EQUI-VEST(R) Express/SM/ contract and all its benefits terminate and will be converted to a supplemental payout annuity contract ("payout option") that provides for periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your EQUI-VEST(R) Express/SM/ contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your EQUI-VEST(R) Express/SM/ contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information). In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of

                             ACCESSING YOUR MONEY
annuitization. We may offer other payout options not outlined here. Your financial professional can provide details.

EQUI-VEST(R) Express/SM/ offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own and the annuitant's age at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time.

ANNUITY PAYOUT OPTIONS

---------------------------------------------------------------------------------
Fixed annuity payout options             .   Life annuity
                                         .   Life annuity with period certain
                                         .   Life annuity with refund certain
                                         .   Period certain annuity
---------------------------------------------------------------------------------
Variable Immediate Annuity payout        .   Life annuity (not available in
  options (as described in a separate        New York)
  prospectus for this option)            .   Life annuity with period certain
---------------------------------------------------------------------------------


..   LIFE ANNUITY: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living. If you choose this payout option and you die before the due date of the second (third, fourth, etc.) annuity payment, then you will only receive one (two, three, etc.) annuity payment.


..   LIFE ANNUITY WITH PERIOD CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

..   LIFE ANNUITY WITH REFUND CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

..   PERIOD CERTAIN ANNUITY: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

PARTIAL ANNUITIZATION

Partial annuitization of nonqualified deferred annuity contracts is permited under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "Withdrawing your account value" above. See also the discussion of "Partial annuitization" under "Taxation of nonqualified annuities" in "Tax information."

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the EQUI-VEST(R) Express/SM/ contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your contract's maturity date. Your contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.

                             ACCESSING YOUR MONEY

We will send you a notice with your contract statement one year prior to your maturity date. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable immediate annuity is selected. If you do not respond to the notice within 30 days following your maturity date, your contract will be annuitized automatically.

We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts (such as monthly) because of the increased administrative expenses associated with more frequent payouts. Also, in general, the longer the period over which we expect to make payments, the lower will be your payment each year.

The amount of the annuity payments will depend on:

(1)the amount applied to purchase the annuity;

(2)the type of annuity chosen, and whether it is fixed or variable;

(3)in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)in certain instances, the sex of the annuitant(s).

The amount applied to provide the annuity payments will be (1) the account value for any life annuity form, or (2) the cash value for any annuity certain (an annuity form that does not guarantee payments for a person's lifetime) except that if the period certain is more than five years, the amount applied will be no less than 95% of the account value.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

Please see Appendix IV later in this prospectus for state variations.

EQUI-VEST(R) AT RETIREMENT/SM/ AND AT RETIREMENT/SM/

If you have a traditional IRA, Roth IRA, QP IRA or NQ contract, you may be eligible to convert your EQUI-VEST(R) Express/SM/ contract to a new EQUI-VEST(R) At Retirement/SM/ contract (or a new At Retirement/SM/ contract in New York). EQUI-VEST(R) At Retirement/SM/ is a deferred variable annuity contract that offers living benefits (Guaranteed withdrawal benefit for life or Guaranteed minimum income benefit) and enhanced death benefits. At Retirement/SM/ is a deferred variable annuity contract that offers a Guaranteed withdrawal benefit for life. Neither the EQUI-VEST(R) At Retirement/SM/ contract nor the At Retirement/SM/ contract has any withdrawal charges.


At the time of conversion, you must meet the following conditions in order to qualify for this conversion offer. You must be between the ages of 55 and 85, your contract must have an account value of at least $50,000, you must purchase at least one of the living or enhanced death benefits, there can be no withdrawal charges applicable under your existing EQUI-VEST(R) Express/SM/ contract, and no rollover/direct transfer contributions can have been made to the existing contract in the two contract years prior to the date you apply for the new contract. The written application for the new EQUI-VEST(R) At Retirement/SM/ or At Retirement/SM/ contract must be received by our processing office no later than the close of business on December 31, 2016 or such later date as we state in writing to you. The EQUI-VEST(R) At Retirement/SM/ or At Retirement/SM/ contract and its benefits, including the charges for such benefits are described in a separate prospectus. The EQUI-VEST(R) At Retirement/SM/ contract and At Retirement/SM/ contract will not accept any contributions (initial or additional) after December 31, 2016.

                             ACCESSING YOUR MONEY

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:


..   A mortality and expense risks charge.

..   A charge for other expenses.


We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


..   on the last day of the contract year -- an annual administrative charge, if applicable.

..   charge for third-party transfer or exchange.

..   charges for certain optional special services.

..   at the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge.

..   at the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

CHARGES UNDER THE CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is currently equivalent to an annual rate of 0.70% (1.65% maximum) of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that our expenses in providing the benefits and administering the contracts will be greater than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is currently equivalent to an annual rate of 0.25% (0.35% maximum) of net assets in each variable investment option.

The combined charge for mortality and expense risks and for other expenses is guaranteed not to exceed a total annual rate of 2.00%.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is currently $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually.

The charge is deducted pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals, and as such, will result in a market value adjustment.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.

CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another

                             CHARGES AND EXPENSES
insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $65 for each direct transfer or exchange. This charge will never exceed 2% of the amount disbursed or transferred. We will deduct this charge and any withdrawal charge that applies from your account value.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

--------------------------------------------------------------------------------------------
                                                             CONTRACT YEAR
--------------------------------------------------------------------------------------------
                                                             1   2   3   4   5   6   7   8+
--------------------------------------------------------------------------------------------
Percentage of contribution                                   7%  6%  5%  4%  3%  2%  1%  0%
--------------------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this prospectus. In the case of contract surrender, the free withdrawal amount is taken into account when calculating the amount of the withdrawal.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH AND PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

..   the annuitant dies and a death benefit is payable to the beneficiary.

..   we receive a properly completed election form providing for the entire account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

APPLICABLE ONLY TO CONTRACTS SOLD TO EMPLOYEES OF OCE BUSINESS SERVICES, INC. WHO QUALIFY FOR OCE BUSINESS SERVICES, INC. -- SUPPLEMENTAL INCENTIVE PLAN ("SIP")


No withdrawal charges will apply if the Annuitant has completed at least 6 contract years and has attained age 59 1/2.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

                             CHARGES AND EXPENSES

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of a Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

                             CHARGES AND EXPENSES

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time while the contract is in force and the owner and annuitant are alive. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received at our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.

DEATH BENEFIT

The death benefit is equal to the greater of (i) the account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment and (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, and any taxes that apply.

If your surviving spouse rolls the death benefit proceeds over into a contract issued by us, the death proceeds will remain invested in this contract until your spouse's contract is issued and the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse's new contract. The amount of the death benefit will be calculated to equal the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date that your spouse's contract is issued, and (ii) the "minimum death benefit" as of the date of your death. This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse's new contract is issued.

HOW WITHDRAWALS AFFECT THE MINIMUM DEATH BENEFIT

Depending upon when and the state where your contract is issued, each withdrawal you make will reduce the amount of your current minimum death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit by that same percentage. For example, if your account value is $30,000, and you withdraw $12,000 you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the with- drawal would be $24,000 ($40,000-$16,000). Check with your financial professional.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary or the joint owner, the contract can be continued as discussed below under "Successor owner and annuitant." Only a spouse who is the sole primary beneficiary can be successor owner/annuitant. The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules. A beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

SUCCESSOR OWNER AND ANNUITANT. For all contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner and annuitant feature, we will increase the account value to equal your minimum death benefit if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. The minimum death benefit will continue to apply.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions, the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary you name to receive the death benefit upon the annuitant's death your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time while the contract is in force and the owner and annuitant are alive by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

..   the cash value of the contract must be fully paid to the successor owner
    (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

..   the successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin

                           PAYMENT OF DEATH BENEFIT
   within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed under "Beneficiary continuation option" below. The account value must be distributed no later than 5 years after the spouse's death.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

If the beneficiary is a natural person (i.e., not an entity such as a corporation or a trust) and so elects, death benefit proceeds can be paid through the "AXA Equitable Access Account," which is a draft account that works in certain respects like an interest-bearing checking account. In that case, we will send the beneficiary a draftbook, and the beneficiary will have immediate access to the proceeds by writing a draft for all or part of the amount of the death benefit proceeds. AXA Equitable will retain the funds until a draft is presented for payment. Interest on the AXA Equitable Access Account is earned from the date we establish the account until the account is closed by your beneficiary or by us if the account balance falls below the minimum balance requirement, which is currently $1,000. The AXA Equitable Access Account is part of AXA Equitable's general account and is subject to the claims of our creditors. We will receive any investment earnings during the period such amounts remain in the general account. The AXA Equitable Access Account is not a bank account or a checking account and it is not insured by the FDIC. Funds held by insurance companies in the general account are guaranteed by the respective state guaranty association.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY.

The beneficiary must elect this feature by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2 , if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for traditional IRA and Roth IRA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   The minimum death benefit will no longer be in effect.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the "inherited annuity," may only be elected when the NQ contract owner dies before the date annuity

                           PAYMENT OF DEATH BENEFIT
payments are to begin, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section.

This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The contract continues with your name on it for the benefit of your beneficiary.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   The minimum death benefit will no longer be in effect.

..   If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary that he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

..   As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

..   No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

..   If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

..   The account value will not be reset to the death benefit amount.

..   The withdrawal charge schedule and free withdrawal amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

..   We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" earlier in this prospectus.

If a contract is jointly owned:

..   The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

..   If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" above.

..   If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" above.

                           PAYMENT OF DEATH BENEFIT

7. Tax information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(R) Express/SM/ contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

FATCA


Even though this section in the Prospectus discusses consequences to United States individuals you should be aware that the Foreign Account Tax Compliance Act ("FATCA") which applies to certain U.S.-source payments may require AXA Equitable and its affiliates to obtain specified documentation of an entity's status before payment is made in order to avoid punitive 30% FATCA withholding. The FATCA rules are initially directed at foreign entities, and may presume that various U.S. entities are "foreign" unless the U.S. entity has documented its U.S. status by providing Form W-9. Also, in future years FATCA and related rules may require us to document the status of certain contractholders, as well as report contract values and other information for such contractholders. For this reason AXA Equitable and its affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this prospectus, or an individual retirement custodial or trusteed account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the guaranteed minimum death benefit, selection of variable investment options and fixed maturity options and choices of payout options of EQUI-VEST(R) Express/SM/, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions to this annuity contract.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision

                                TAX INFORMATION
   does not apply to a trust which is a mere agent or nominee for an individual, such as a typical grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

..   the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that AXA Equitable cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See "Payment of death benefit".

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

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Under the beneficiary continuation option the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary, (or joint life expectancies) using an IRS-approved distribution method.

We will report a life-contingent partial annuitization made to an owner under age 59 1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

ADDITIONAL TAX ON NET INVESTMENT INCOME

Taxpayers who have modified adjusted gross income ("MAGI") over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the "Net Investment Income Tax" or "NIIT"). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account A. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account A. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   traditional IRAs, typically funded on a pre-tax basis, including SEP IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans.

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A ("Contributions to Individual Retirement Arrangements (IRAs)") and 590-B ("Distributions from Individual Retirement Arrangements (IRAs)"). These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. We offer the EQUI-VEST(R) Express/SM/ contract in both traditional IRA and Roth IRA versions.

This prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contracts.

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We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this prospectus. We do not guarantee or project growth in variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have received an opinion letter from the IRS approving the respective forms of the EQUI-VEST(R) Express/SM/ traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. We may no longer rely on the opinion letter for the Roth IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST(R) Express/SM/ traditional and Roth IRA contracts.

AXA Equitable has received opinion letters from the IRS approving the respective forms of the EQUI-VEST(R) Express/SM/ Inherited IRA beneficiary continuation contract for use as a traditional inherited IRA or inherited Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST(R) Express/SM/ traditional Inherited IRA and Inherited Roth IRA contracts.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel any version of the EQUI-VEST(R) Express/SM/ IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in this prospectus. You can cancel an EQUI-VEST(R) Express/SM/ Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST(R) Express/SM/ traditional IRA contract by following the instructions in the "EQUI-VEST(R) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a traditional IRA, or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, individuals may make three different types of contributions to purchase a traditional IRA or as additional contributions to an existing IRA:

..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,500 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2016, after adjustment for cost-of-living changes. When your earnings are below $5,500, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 70 1/2 or any taxable year after that.


If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $5,500, married individuals filing jointly can contribute up to $11,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,500 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $5,500 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70 1/2 at any time during the taxable year for which the contribution is being made.


DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590-A, "Contributions to Individual Retirement Arrangements (IRAs)" which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.


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ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA

Certain lower income individuals may be eligible for a nonrefundable income tax credit for contributions made to a traditional IRA or Roth IRA. Please see the current version of IRS Publication 590-A for details.


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $5,000 per person limit for the applicable taxable year ($5,500 for 2016 after adjustment). The dollar limit is $1,000 higher for people eligible to make age 50-70 1/2 catch-up contributions ($6,500 for 2016). See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans, also referred to as "governmental employer EDC plans";

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited traditional IRA with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself:
   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax with holding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:
   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a 403(b) plan, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distribution is:

..   "a required minimum distribution" after age 70 1/2 or retirement; or

..   one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

..   a hardship withdrawal; or

..   a corrective distribution which fits specified technical tax rules; or

..   a loan that is treated as a distribution; or

..   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

..   a qualified domestic relations order distribution to a beneficiary who is not your current or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

Rollovers from an eligible retirement plan to a traditional IRA are not subject to the "one-per-year limit" noted later in this section.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of payments" later in this prospectus under "Withdrawals,

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payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the "one-per-year limit." It is the IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spousal beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See IRS Publications 590-A and 590-B for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.


We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your Individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from "eligible retirement plans" other than traditional IRAs" and "Rollover and direct transfer contributions to traditional IRAs" above.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457 plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457 plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten- year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

IRA DISTRIBUTIONS DIRECTLY TRANSFERRED TO CHARITY


Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. You can direct AXA Equitable to make a distribution directly to a charitable organization you request whether or not such distribution might be eligible for favorable tax treatment. Since an IRA owner is responsible for determining the tax consequences of any distribution from an IRA, we report the distribution to you on Form 1099-R. After discussing


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with your own tax advisor, it is your responsibility to report any distribution qualifying as a tax-free charitable direct transfer from your IRA on your own tax return.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTION. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of receiving annuity payments.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2 have this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 -- April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age
70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. If you do not elect one of these options, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

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If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death. The required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   to pay certain first-time home buyer expenses (special federal income tax definition); or

..   to pay certain higher education expenses (special federal income tax definition -- there is a $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

ROTH INDIVIDUAL RETIREMENT ANNUITIES ("ROTH IRAS")

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional IRAs."

The EQUI-VEST(R) Express/SM/ Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion" rollover contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements (or designated Roth accounts under defined contribution plans); or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

                                      49

                                TAX INFORMATION

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REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,500 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2016 after adjustment for cost-of-living changes. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,500, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590-A, "Contributions to Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.


WHEN YOU CAN MAKE CONTRIBUTIONS? Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

..   another Roth IRA;

..   a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

..   a "designated Roth contribution account" under a 401(k) plan, a 403(b)
    plan, or a governmental employer EDC plan (direct or 60-day); or

..   from non-Roth accounts under another eligible retirement plan as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. We call this the "one-per-year limit." It is the Roth IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA. Conversion rollover contributions to Roth IRAs are not subject to the "one-per-year limit" noted earlier in this section.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding

                                TAX INFORMATION
traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12 month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution you must use our forms.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   Rollovers from a Roth IRA to another Roth IRA;

..   Direct transfers from a Roth IRA to another Roth IRA;

..   "Qualified distributions" from Roth IRAs; and

..   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

..   you are age 59 1/2 or older; or

..   you die; or

..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions)

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                                TAX INFORMATION

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and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:


(1)Regular contributions.


(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- within any custodian or issuer -- are added together.

(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS

Lifetime minimum distribution requirements do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally the same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   we might have to withhold and/or report on amounts we pay under a free look or cancellation.

..   we are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U.S. entity recipients that are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the state income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

                                      52

                                TAX INFORMATION

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FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different marital status and number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate accounts. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

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8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account A that represent our investments in Separate Account A or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account A assets in any investment permitted by applicable law. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account
A. However, the obligations themselves are obligations of AXA Equitable.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A that is available under the contract invests in shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to limit the number of variable investment options which you may elect;

(4)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(5)to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(6)to deregister Separate Account A under the Investment Company Act of 1940;

(7)to restrict or eliminate any voting rights as to Separate Account A; and

(8)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account A, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Board of Trustees of each Trust serves for the benefit of each Trust's shareholders. The Board of Trustees may take many actions regarding the portfolios (for example, the Board of Trustees can establish additional portfolios or eliminate existing portfolios; change portfolio investment objectives; and change portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or Online Account Access or from your financial professional.


The rates to maturity for new allocations and the related price per $100 of maturity value are as shown below:



-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
   JUNE 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 16, 2016  MATURITY VALUE
-------------------------------------------------------
      2016            3.00%/(1)/      $99.03
-------------------------------------------------------
      2017            3.00%/(1)/      $96.15
-------------------------------------------------------
      2018            3.00%/(1)/      $93.35
-------------------------------------------------------


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
-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
   JUNE 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 16, 2016  MATURITY VALUE
-------------------------------------------------------
      2019            3.00%/(1)/      $90.63
-------------------------------------------------------
      2020            3.00%/(1)/      $87.98
-------------------------------------------------------
      2021            3.00%/(1)/      $85.42
-------------------------------------------------------
      2022            3.00%/(1)/      $82.93
-------------------------------------------------------
      2023            3.00%/(1)/      $80.52
-------------------------------------------------------
      2024            3.00%/(1)/      $78.16
-------------------------------------------------------
      2025              3.05%         $75.55
-------------------------------------------------------

(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)we determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)we determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)we determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d)we determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
YOUR MARKET ADJUSTED AMOUNT IS THE PRESENT VALUE OF THE MATURITY VALUE DISCOUNTED AT THE RATE TO MATURITY IN EFFECT FOR NEW CONTRIBUTIONS TO THAT SAME FIXED MATURITY OPTION ON THE DATE OF THE CALCULATION.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business

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expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA, AND ROTH IRA CONTRACTS

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into an NQ, traditional IRA, or Roth IRA contract on a monthly basis. Contributions to all forms of IRAs are subject to the limitations and requirements discussed in "Tax information" earlier in this prospectus.

AIP additional contributions may be allocated to any of the variable investment options but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your NQ, traditional IRA and Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:


   -- on a non-business day;


   -- after 4:00 PM, Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS

..   Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   If a fixed maturity option is scheduled to mature on June 15th and
    June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

..   For general dollar-cost averaging, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

..   Quarterly rebalancing will be processed on a calendar year basis.
    Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

..   Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

..   the election of trustees;

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..   the formal approval of independent auditors selected for each Trust; or

..   any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

CYBERSECURITY


We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate AUVs, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.


STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling (800) 628-6673.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have

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adverse tax consequences. See "Tax information" earlier in this prospectus. We may refuse to process a change of ownership of an NQ contract to an entity without appropriate documentation of status on IRS Form W-9 (or, if IRS Form W-9 cannot be provided because the entity is not a U.S. entity, on the appropriate type of Form W-8).

You cannot assign or transfer ownership of a traditional IRA or Roth IRA contract except by surrender to us.

You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your traditional IRA or Roth IRA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge if one applies.

DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.5% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

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The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributors' Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributors' Selling broker-dealers. Contribution-based compensation will generally not exceed 6.5% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 0.60% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). AXA Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain AXA Equitable contracts exclusively.


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2015) received additional payments. These additional payments ranged from $1,214.89 to $5,872,700.74. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation
Allstate Financial Services, LLC
American Portfolios Financial Services
Ameriprise Financial Services
BBVA Compass Investment Solutions, Inc.
Cambridge Investment Research
Capital Investment Group
CCO Investment Services Corporation
Centaurus Financial, Inc.
Cetera Advisors, LLC
Cetera Advisors Networks, LLC
Cetera Financial Specialists, LLC
Cetera Investment Services, LLC
CFD Investments, Inc.
Citigroup Global Markets, Inc.
Commonwealth Financial Network
CUNA Brokerage Services
Cuso Financial Services, L.P.
Farmer's Financial Solution
First Allied Securities Inc.
First Citizens Investor Services, Inc.
First Tennessee Brokerage Inc.
Founders Financial Securities


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Girard Securities, Inc.
H.D. Vest Investment Securities, Inc.
Harbour Investments
Independent Financial Group, LLC
Investacorp, Inc.
Investment Professionals, Inc.
Investors Capital Corporation
Janney Montgomery Scott LLC
JP Turner & Company, LLC
Key Investment Services LLC
Kovack Securities
Legend Equities
Lincoln Financial Advisors Corp.
Lincoln Financial Services Corp
Lincoln Investment Planning
LPL Financial Corporation
Lucia Securities, LLC
Mercap Securities, LLC
Merrill Lynch Life Agency, Inc.
MetLife Securities, Inc.
Morgan Stanley Smith Barney
Mutual of Omaha Investment Services, Inc.
National Planning Corporation
Next Financial Group, Inc.
NFP Securities Inc.
PNC Investments
Primerica Financial Services
Questar Capital Corporation
Raymond James Insurance Group
RBC Capital Markets Corporation
Robert W Baird & Company
Santander Securities Corporation
Securities America Inc.
SIGMA Financial Corporation
Signator Financial Services
Signator Investors, Inc.
Southwest Securities, Inc.
Summit Brokerage Services, Inc.
SunTrust Investments
SWS Financial Services
The Advisor Group
TransAmerica Financial Advisors
Triad Advisors
U.S. Bancorp Investments, Inc.
UBS Financial Services, Inc.
Valmark Securities, Inc.
Voya Financial Advisors
VSR Financial Services Inc.
Wells Fargo Wealth Brokerage Insurance Agency


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9. Incorporation of certain documents by reference

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AXA Equitable's Annual Report on Form 10-K for the period ended December 31,
2015 (the "Annual Report") is considered to be part of this prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa.com.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: QP IRA contracts

--------------------------------------------------------------------------------

The following provides information on the features and benefits of QP IRA contracts that are different than the features and benefits described in the prospectus for traditional IRA contracts under EQUI-VEST(R) Express/SM/. QP IRA contracts are not available to new purchasers and this information is applicable to existing contract holders only.

------------------------------------------------------------------------
 FEATURES AND BENEFITS          AVAILABILITY OR VARIATION
------------------------------------------------------------------------
SOURCE OF CONTRIBUTIONS         .   Rollovers from an eligible
                                    retirement plan (a qualified plan,
                                    403(b) plan or governmental
                                    employer Section 457(b) plan.
                                .   Rollovers from a TSA.
                                .   The QP IRA contract is intended to
                                    be a conduit IRA to be used
                                    primarily for rollover
                                    contributions from a qualified plan
                                    or TSA, although we accept regular
                                    IRA contributions. Limits are
                                    described earlier in this
                                    prospectus under "Traditional
                                    individual retirement annuities
                                    (traditional IRAs)".
------------------------------------------------------------------------

MINIMUM CONTRIBUTIONS           $50 each rollover amount.
------------------------------------------------------------------------

LIMITATIONS ON CONTRIBUTIONS    Rollover contributions after age 70 1/2
                                must be net of required minimum
                                distributions.
------------------------------------------------------------------------

TAXATION OF PAYMENTS            The QP IRA is used as a conduit IRA so
FEDERAL INCOME TAX WITHHOLDING  that amounts are not commingled. If you are eligible for ten year averaging and
                                long term capital gains treatment of
                                distributions from a qualified plan,
                                you may be able to preserve such
                                treatment even though an eligible
                                rollover from a qualified plan is
                                temporarily rolled into a conduit IRA,
                                such as a QP IRA, before rolling it
                                back into a qualified plan. See your
                                tax adviser.
------------------------------------------------------------------------

                         APPENDIX I: QP IRA CONTRACTS

Appendix II: Condensed financial information

--------------------------------------------------------------------------------

The following table shows the unit values and the number of outstanding units for each variable investment option on the last business day of the periods shown. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.95%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



-----------------------------------------------------------------------------------------------------------------------------
                                                                     FOR THE YEARS ENDING DECEMBER 31,
                                              -------------------------------------------------------------------------------
                                               2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------------
ALL ASSET AGGRESSIVE-ALT 25
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      --      --      --      -- $107.82 $109.26 $103.48
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --
-----------------------------------------------------------------------------------------------------------------------------
ALL ASSET GROWTH-ALT 20
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      -- $104.59 $119.11 $113.86 $126.30 $142.77 $144.80 $137.74
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --       5       7       8       8       8       7
-----------------------------------------------------------------------------------------------------------------------------
ALL ASSET MODERATE GROWTH-ALT 15
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      --      --      --      -- $104.29 $105.81 $100.90
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --      --      --      --       1       1
-----------------------------------------------------------------------------------------------------------------------------
AMERICAN FUNDS INSURANCE SERIES(R)BOND FUND/SM/
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      --      --      --      -- $ 96.47 $100.47 $ 99.44
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --      --      --      --      13      14
-----------------------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      -- $119.87 $108.98 $125.72 $163.97 $176.71 $169.58
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --       2       2       2       1      --
-----------------------------------------------------------------------------------------------------------------------------
AXA 500 MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      -- $115.48 $110.10 $125.21 $162.39 $181.10 $180.03
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --       3       3       3       2       1
-----------------------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      -- $123.93 $109.80 $125.56 $170.86 $176.10 $165.53
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --       2       2       1       1      --
-----------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $151.22 $159.02 $ 95.77 $120.75 $135.24 $123.91 $140.12 $175.48 $182.01 $177.12
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             63     111     143     164     138     125     113     102      94      86
-----------------------------------------------------------------------------------------------------------------------------
AXA BALANCED STRATEGY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      --      --      -- $103.52 $116.54 $120.51 $118.60
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --      --       1       2       1       2
-----------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $114.81 $120.31 $106.04 $115.36 $122.57 $123.71 $128.14 $132.43 $134.60 $133.00
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             19      40      60      73      85      88      75      68      63      49
-----------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE GROWTH STRATEGY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      --      --      -- $102.89 $112.63 $115.82 $114.19
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --      --       1       3       2       2
-----------------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.95%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------------
                                                                     FOR THE YEARS ENDING DECEMBER 31,
                                              -------------------------------------------------------------------------------
                                               2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE STRATEGY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      --      --      -- $101.58 $105.02 $106.73 $105.54
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --      --      --       1       1       3
-----------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $122.57 $128.07 $102.21 $115.84 $125.14 $123.08 $130.90 $142.93 $146.05 $143.72
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             34      64      67      61      55      55      51      48      43      36
-----------------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $259.45 $364.95 $154.17 $229.15 $252.98 $219.72 $254.59 $303.51 $305.70 $297.56
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            112     118     110     107      95      79      66      55      46      40
-----------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL CORE MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $170.60 $194.70 $106.34 $142.55 $154.22 $126.89 $146.18 $170.16 $158.03 $149.73
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             53      49      54      59      54      44      36      29      49      43
-----------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      -- $111.65 $ 92.83 $107.21 $128.61 $119.17 $115.20
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --       1       2       2       2       1
-----------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL VALUE MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $159.84 $174.45 $ 98.49 $127.07 $133.50 $110.86 $128.98 $152.45 $140.17 $134.44
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            179     183     157     136     119     102      84      69      59      54
-----------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $106.17 $109.24 $ 67.73 $ 84.87 $ 95.99 $ 91.05 $103.70 $135.12 $149.39 $148.53
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             12      12      11      10      10       9       7       6      11      10
-----------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP GROWTH MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $ 88.74 $101.62 $ 62.17 $ 83.04 $ 94.14 $ 89.84 $101.21 $135.72 $149.34 $153.89
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            110     103      93      85      73      73      63      53     159     138
-----------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $155.52 $147.02 $ 82.53 $ 98.45 $109.88 $103.32 $118.56 $155.57 $172.94 $164.42
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            248     494     392     331     280     242     202     173     178     155
-----------------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $182.01 $177.39 $106.19 $142.89 $173.32 $155.49 $182.70 $240.82 $264.46 $252.68
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            178     161     126     178     142     121     100      85      72      64
-----------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $128.05 $134.78 $100.83 $116.86 $127.22 $123.00 $132.55 $148.51 $151.55 $148.79
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            273     285     305     300     302     265     215     192     176     161
-----------------------------------------------------------------------------------------------------------------------------
AXA MODERATE GROWTH STRATEGY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      --      --      -- $104.13 $120.56 $125.39 $123.22
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --      --      --       1       1       1
-----------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $143.27 $150.97 $102.01 $123.23 $136.16 $128.19 $141.60 $168.01 $172.68 $168.83
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            237     385     436     440     418     378     332     292     250     220
-----------------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.95%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------------
                                                                     FOR THE YEARS ENDING DECEMBER 31,
                                              -------------------------------------------------------------------------------
                                               2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------------
AXA/AB DYNAMIC MODERATE GROWTH
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      --      --      -- $103.46 $119.05 $123.56 $121.63
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --      --       1       2       3       3
-----------------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $164.31 $189.90 $104.09 $139.89 $184.64 $181.70 $208.02 $284.71 $292.09 $280.89
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            141     126     112      96      82      71      62      54      49      41
-----------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN BALANCED MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $104.41 $105.55 $ 71.30 $ 92.18 $101.62 $100.74 $110.98 $125.95 $132.49 $127.25
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)              9      82      76      68      51      48      43      41      36      36
-----------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $108.35 $ 98.06 $ 64.68 $ 82.15 $101.11 $ 90.56 $104.79 $141.88 $143.51 $132.86
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)              1       5       6       6       7       8       7       6       5       4
-----------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      -- $ 95.40 $ 59.64 $ 75.88 $ 82.97 $ 78.53 $ 89.24 $108.97 $113.85 $109.61
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      34      53      47      42      36      33      31      29      25
-----------------------------------------------------------------------------------------------------------------------------
AXA/LOOMIS SAYLES GROWTH
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $116.94 $139.93 $ 93.01 $119.53 $128.12 $130.55 $145.58 $183.52 $196.00 $216.51
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)              4       7      21      25      23      19      16      13       9       8
-----------------------------------------------------------------------------------------------------------------------------
AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $107.23 $107.96 $ 66.20 $ 82.04 $ 90.96 $ 86.08 $ 97.37 $124.68 $135.47 $130.99
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)              3      25      22      18      15      13      11       9       8       7
-----------------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $107.71 $108.91 $ 63.84 $ 82.22 $ 87.95 $ 79.89 $ 94.43 $118.73 $118.90 $114.66
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)              4      25      23      22      18      17      15      13      11      10
-----------------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ MULTI-SECTOR BOND
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $124.82 $127.51 $ 96.61 $104.93 $110.82 $115.34 $120.33 $118.15 $119.82 $117.92
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            156     164     133     114     105      96      85      78      68      60
-----------------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $133.29 $136.88 $ 78.48 $104.58 $132.24 $110.44 $121.83 $178.33 $172.03 $160.09
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             30      44      36      34      29      24      20      17      13      11
-----------------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL CAP VALUE
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $169.16 $151.05 $ 92.96 $116.40 $143.55 $129.37 $149.63 $211.53 $198.82 $171.06
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            100      87      71      61      51      42      34      29      24      22
-----------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $161.48 $161.83 $101.69 $131.22 $145.94 $140.07 $157.65 $215.08 $233.71 $217.25
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            160     155     144     133     130     124     110      92      78      69
-----------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $129.31 $132.81 $ 89.06 $ 98.40 $112.77 $111.26 $129.75 $169.32 $182.25 $177.45
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             34      31      43      40      32      28      29      29      23      19
-----------------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.95%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------------
                                                                     FOR THE YEARS ENDING DECEMBER 31,
                                              -------------------------------------------------------------------------------
                                               2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $119.37 $132.58 $ 71.93 $ 93.26 $103.94 $103.23 $119.36 $158.82 $178.72 $177.87
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)              4       5       5       4       4       4       4       4       4       4
-----------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $135.53 $136.45 $ 81.55 $106.19 $121.79 $125.47 $145.90 $190.43 $208.45 $210.41
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             58     117      85      70      60      51      45      42      35      34
-----------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $104.41 $107.01 $ 59.57 $ 75.72 $ 86.90 $ 86.54 $ 99.08 $130.01 $144.30 $142.85
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            428     407     358     314     275     238     211     190     167     150
-----------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $118.43 $120.94 $109.08 $110.95 $116.24 $120.67 $123.30 $120.18 $121.91 $121.28
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            215     241     184     177     155     132     114     103      88      80
-----------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY PLUS
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      --      --      --      -- $ 94.67 $ 90.81 $ 73.62
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --
-----------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $103.37 $107.46 $ 66.71 $ 83.17 $ 94.23 $ 94.75 $108.14 $140.87 $157.64 $157.37
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            217     217     198     180     158     144     134     123     111     105
-----------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $117.06 $119.91 $102.35 $118.23 $128.38 $128.88 $134.35 $147.69 $148.69 $151.14
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             14      21      21      17      17      19      17      15      13      11
-----------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $137.84 $149.22 $102.48 $143.59 $188.65 $180.34 $210.50 $290.06 $296.11 $276.59
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             38      71      83      83      85      82      70      62      54      48
-----------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $ 99.97 $108.23 $114.15 $115.29 $121.40 $125.54 $128.97 $124.53 $124.45 $118.58
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             17      42      74      67      71      68      69      56      48      41
-----------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD BOND
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      --      --      --      -- $101.55 $102.50 $ 98.39
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --      --      --      --       1       3
-----------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $130.22 $137.83 $141.43 $136.90 $141.32 $147.40 $147.42 $143.62 $144.44 $143.68
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            114      98      95      74      63      61      48      41      36      32
-----------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $142.86 $158.09 $ 77.16 $ 97.14 $101.23 $ 88.04 $101.39 $121.99 $112.50 $109.05
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            259     268     253     213     182     159     136     120     104      95
-----------------------------------------------------------------------------------------------------------------------------
EQ/INVESCO COMSTOCK
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $120.04 $115.92 $ 72.40 $ 92.08 $105.09 $102.02 $119.67 $160.06 $172.67 $160.44
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             18      21      19      18      20      19      17      18      33      26
-----------------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.95%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------------
                                                                     FOR THE YEARS ENDING DECEMBER 31,
                                              -------------------------------------------------------------------------------
                                               2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $122.52 $119.88 $ 71.51 $ 93.71 $104.26 $ 97.87 $112.50 $151.31 $171.42 $165.91
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             23      20      17      16      17      15      12      10      10      10
-----------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $ 71.07 $ 80.24 $ 50.65 $ 68.33 $ 78.48 $ 79.57 $ 90.42 $118.66 $131.91 $137.01
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            174     149     128     117     100      86      80      73      68      59
-----------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $112.70 $105.01 $ 45.03 $ 53.14 $ 60.34 $ 59.57 $ 68.79 $ 89.66 $100.02 $ 94.68
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             17      21      19      20      17      32      27      25      26      27
-----------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL GROWTH
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $143.49 $165.15 $ 97.69 $132.80 $151.19 $133.71 $158.53 $178.45 $167.91 $166.64
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)              7      20      25      29      29      29      24      21      17      14
-----------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $131.93 $141.16 $ 70.91 $ 95.71 $119.21 $115.24 $133.63 $175.49 $189.45 $182.28
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            203     202     182     155     127     108      93      82      69      62
-----------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $114.65 $118.91 $120.26 $119.11 $117.99 $116.87 $115.76 $114.66 $113.57 $112.49
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            187     232     292     209     179     170     139     116      90      76
-----------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $134.27 $162.79 $ 84.94 $132.14 $173.16 $158.31 $170.53 $234.01 $230.15 $215.44
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             10      20      36      43      48      44      36      29      24      20
-----------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $111.08 $116.30 $ 68.26 $ 93.72 $106.93 $ 96.78 $115.39 $144.39 $145.58 $148.78
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)              3      13      13      20      27      26      23      21      19      17
-----------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO GLOBAL REAL RETURN
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      --      --      --      -- $ 90.96 $ 97.19 $ 93.99
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --      --      --       2       5       6
-----------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $ 99.05 $109.36 $103.94 $111.20 $111.07 $109.80 $110.38 $109.42 $108.29 $106.96
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             75      97     157     195     189     152     130     112      92      74
-----------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $136.71 $141.55 $131.03 $137.65 $144.86 $145.24 $147.68 $142.93 $145.68 $144.63
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            112     111      91     107      93      83      71      60      53      46
-----------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $166.02 $161.42 $105.32 $131.57 $163.97 $155.93 $178.44 $242.95 $252.31 $238.49
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             49      51      48      50      42      37      32      28      25      21
-----------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH STOCK
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $109.01 $115.78 $ 66.28 $ 93.64 $107.95 $104.85 $123.51 $168.74 $181.57 $198.23
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)              7      57      53      57      56      55      50      43      37      36
-----------------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.95%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



----------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                              ------------------------------------------------------------------------------
                                               2006    2007    2008   2009    2010    2011    2012    2013    2014    2015
----------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $133.47 $133.75 $79.44 $104.21 $116.71 $112.34 $125.60 $168.61 $191.13 $186.62
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)              8      11     11       9       8       7       9       8       8       8
----------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA GROWTH
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $ 90.49 $ 99.78 $71.55 $ 99.44 $115.52 $107.71 $128.48 $176.99 $181.96 $182.52
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             30      33     30      40      53      61      61      58      49      40
----------------------------------------------------------------------------------------------------------------------------
FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --     --      -- $117.72 $113.36 $130.40 $169.14 $187.06 $186.05
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --     --      --       6      17      22      23      21      19
----------------------------------------------------------------------------------------------------------------------------
GOLDMAN SACHS VIT MID CAP VALUE FUND
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --     --      --      -- $ 86.24 $100.96 $132.55 $148.74 $133.29
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --     --      --      --       2       5       6       8       7
----------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. GLOBAL REAL ESTATE FUND
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --     --      -- $109.35 $101.03 $127.93 $129.81 $147.02 $143.08
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --     --      --       4      10      12      12      12      10
----------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. HIGH YIELD FUND
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --     --      --      -- $ 95.23 $110.32 $116.66 $117.39 $112.35
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --     --      --      --       1       6      11      13      11
----------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. INTERNATIONAL GROWTH FUND
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --     --      --      -- $ 87.02 $ 99.33 $116.81 $115.80 $111.70
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --     --      --      --       3       7       9       9       9
----------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP CORE EQUITY FUND
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --     --      -- $114.80 $106.32 $116.49 $148.22 $152.93 $145.00
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --     --      --       1       3       3       3       2       2
----------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. SMALL CAP EQUITY FUND
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --     --      -- $124.48 $122.08 $137.43 $186.61 $188.69 $176.17
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --     --      --       1       2       1       1       1       1
----------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP ENERGY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --     --      -- $128.71 $115.92 $116.39 $147.29 $130.48 $100.62
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --     --      --       3       9       9       8       7       7
----------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP HIGH INCOME
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --     --      -- $106.36 $110.89 $130.31 $142.63 $143.96 $133.32
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --     --      --       7      28      47      52      51      41
----------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP MID CAP GROWTH
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --     --      --      -- $ 89.91 $101.13 $130.16 $139.06 $129.78
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --     --      --      --       3      10      11      10       9
----------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP SMALL CAP GROWTH
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --     --      --      -- $ 79.30 $ 82.60 $117.29 $118.03 $119.11
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --     --      --      --       1       2       2       2       3
----------------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.95%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------------
                                                                     FOR THE YEARS ENDING DECEMBER 31,
                                              -------------------------------------------------------------------------------
                                               2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------------
LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      -- $113.55 $ 92.18 $111.44 $109.01 $102.97 $ 81.53
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      14      29      35      34      34      33
-----------------------------------------------------------------------------------------------------------------------------
MFS(R) INTERNATIONAL VALUE PORTFOLIO
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      -- $111.30 $108.29 $124.34 $157.20 $157.47 $165.83
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --       6      17      22      26      27      25
-----------------------------------------------------------------------------------------------------------------------------
MFS(R) INVESTORS TRUST SERIES
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      -- $115.02 $111.18 $130.86 $170.75 $187.25 $185.38
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --       1       1       1       3       2       2
-----------------------------------------------------------------------------------------------------------------------------
MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      --      --      --      --      --      -- $191.33
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --
-----------------------------------------------------------------------------------------------------------------------------
MFS(R) TECHNOLOGY PORTFOLIO
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      -- $119.20 $119.31 $135.03 $180.18 $197.04 $215.72
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --       1       4       5       5       5       5
-----------------------------------------------------------------------------------------------------------------------------
MFS(R) UTILITIES SERIES
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --      --      -- $110.94 $117.03 $131.24 $156.27 $174.08 $146.98
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      --      --       2       7      14      14      13       9
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $ 84.96 $ 93.73 $ 49.50 $ 67.31 $ 78.41 $ 72.79 $ 82.34 $111.85 $122.61 $126.29
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             33      29      27      71     110      84      74      63      53      46
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $117.37 $123.53 $125.37 $134.50 $141.49 $148.29 $154.92 $149.84 $153.98 $152.71
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            107     111     100     106     111     115     132     113      96      83
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $111.53 $123.62 $ 69.08 $ 97.01 $121.92 $111.25 $127.21 $176.62 $183.44 $178.94
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             80      75      64      60      51      41      36      31      27      24
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $142.07 $140.84 $ 89.32 $127.73 $158.03 $135.66 $154.28 $207.21 $216.20 $202.26
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             57      56      53      49      46      39      33      26      21      19
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $108.14 $126.63 $ 66.38 $104.17 $121.45 $114.50 $128.64 $172.77 $194.31 $204.58
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             77      73      65      64      56      45      39      34      31      28
-----------------------------------------------------------------------------------------------------------------------------
TARGET 2015 ALLOCATION
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $108.45 $115.19 $ 79.32 $ 94.52 $103.67 $ 99.80 $109.58 $123.81 $126.27 $122.68
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --       1       4       4       4       8       8       5       4       3
-----------------------------------------------------------------------------------------------------------------------------
TARGET 2025 ALLOCATION
-----------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $109.40 $116.34 $ 74.89 $ 91.39 $101.32 $ 96.44 $107.80 $127.17 $131.04 $127.15
-----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --       3       6       6       8      10      11      10       9       9
-----------------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.95%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                   FOR THE YEARS ENDING DECEMBER 31,
                                              ---------------------------------------------------------------------------
                                               2006    2007    2008   2009   2010   2011   2012    2013    2014    2015
-------------------------------------------------------------------------------------------------------------------------
TARGET 2035 ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $110.29 $117.31 $72.00 $89.54 $99.98 $94.43 $106.73 $129.25 $133.76 $129.80
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --       3      6      6      7      7       6       6       5       5
-------------------------------------------------------------------------------------------------------------------------
TARGET 2045 ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $111.08 $118.61 $68.92 $87.22 $97.87 $91.58 $104.71 $129.87 $134.78 $130.53
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --       1      5      5      5      5       6       6       6       6
-------------------------------------------------------------------------------------------------------------------------
TARGET 2055 ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --     --     --     --     --      --      --      -- $ 91.69
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --     --     --     --     --      --      --      --      --
-------------------------------------------------------------------------------------------------------------------------
VANECK VIP GLOBAL HARD ASSETS FUND
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --     --     --     -- $83.15 $ 84.92 $ 92.77 $ 74.11 $ 48.72
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --     --     --     --      3       7       7       8       9
-------------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2016 to a fixed maturity option with a maturity date of June 15, 2024 (eight years later) at a hypothetical rate to maturity of 4.00% (H), resulting in a maturity value of $136,886 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2020./(a)/



-------------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY/(J)/
                                                                              ON JUNE 15, 2020
                                                                             --------------------------------------------
                                                                                2%                   6%
-------------------------------------------------------------------------------------------------------------------------
AS OF JUNE 15, 2020 BEFORE WITHDRAWAL
(1) market adjusted amount/(b)/                                              $126,455             $108,409
-------------------------------------------------------------------------------------------------------------------------
(2) fixed maturity amount/(c)/                                               $116,998             $116,998
-------------------------------------------------------------------------------------------------------------------------
(3) market value adjustment: (1) - (2)                                       $  9,457             $ (8,589)
-------------------------------------------------------------------------------------------------------------------------
ON JUNE 15, 2020 AFTER $50,000 WITHDRAWAL
(4) portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)],                                                       $  3,739             $ (3,961)
-------------------------------------------------------------------------------------------------------------------------
(5) portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $ 46,261             $ 53,961
-------------------------------------------------------------------------------------------------------------------------
(6) market adjusted amount (1) - $50,000                                     $ 76,455             $ 58,409
-------------------------------------------------------------------------------------------------------------------------
(7) fixed maturity amount: (2) - (5)                                         $ 70,738             $ 63,037
-------------------------------------------------------------------------------------------------------------------------
(8) maturity value/(d)/                                                      $ 82,762             $ 73,752
-------------------------------------------------------------------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461

(b)Market adjusted amount is based on the following calculation:

Maturity value        =               $136,886               where j is either 2% or 6%
----------------------          -----------------------------
(1+j)/(D/365)/                   (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:

Maturity value        =               $136,886
----------------------          -----------------------------
(1+h)/(D/365)/                  (1+0.04)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365)/  = ($70,738 or $63,037) x (1+0.04)/(1,461/365)/

                                     III-1

                 APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE

Appendix IV: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

STATES WHERE CERTAIN EQUI-VEST(R) EXPRESS/SM/ FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
CALIFORNIA   See "Contract features and        If you reside in the state of
             benefits"--"Your right to cancel  California and you are age 60 or within a certain number of days"  older at the time the contract is issued, you may return your
                                               variable annuity contract within
                                               30 days from the date that you
                                               receive it and receive a refund
                                               as described below.

                                               If you allocate your entire
                                               initial contribution to the
                                               EQ/Money Market option, the
                                               amount of your refund will be
                                               equal to your contribution less
                                               interest, unless you make a
                                               transfer, in which case the
                                               amount of your refund will be
                                               equal to your account value on
                                               the date we receive your request
                                               to cancel at our processing
                                               office. This amount could be
                                               less than your initial
                                               contribution. If you allocate
                                               any portion of your initial
                                               contribution to variable
                                               investment options (other than
                                               the EQ/Money Market option)
                                               and/or fixed maturity options,
                                               your refund will be equal to
                                               your account value on the date
                                               we receive your request to
                                               cancel at our processing office.
--------------------------------------------------------------------------------
NEW YORK     See "Selecting an annuity payout  In the second to last paragraph
             option" in "Your annuity payout   in this section, the second line
             option" under "Accessing your     in the paragraph "(1) the amount
             money"                            applied to purchase the
                                               annuity;" is deleted in its
                                               entirety and replaced with the
                                               following:

                                               (1)The amount applied to provide
                                                  the annuity will be: (a) the
                                                  account value for any life
                                                  annuity form or (b) the cash
                                                  value for any period certain
                                                  annuity form except that, if
                                                  the period certain is more
                                                  than five years, the amount
                                                  applied will be no less than
                                                  95% of the account value.
--------------------------------------------------------------------------------
PUERTO RICO  See "Taxation of nonqualified     There are special rules for
             annuities" in "Tax information"   nonqualified contracts issued in
                                               Puerto Rico.

                                               Income from NQ contracts we
                                               issue is U.S. source. A Puerto
                                               Rico resident is subject to U.S.
                                               taxation on such U.S. source
                                               income. Only Puerto Rico source
                                               income of Puerto Rico residents
                                               is excludable from U.S.
                                               taxation. Income from NQ
                                               contracts is also subject to
                                               Puerto Rico tax. The calculation
                                               of the taxable portion of
                                               amounts distributed from a
                                               contract may differ in the two
                                               jurisdictions. Therefore, you
                                               might have to file both U.S. and
                                               Puerto Rico tax returns, showing
                                               different amounts of income from
                                               the contract for each tax
                                               return. Puerto Rico generally
                                               provides a credit against Puerto
                                               Rico tax for U.S. tax paid.
                                               Depending on your personal
                                               situation and the timing of the
                                               different tax liabilities, you
                                               may not be able to take full
                                               advantage of this credit.
                                               We require owners or
                                               beneficiaries of annuity
                                               contracts in Puerto Rico which
                                               are not individuals to document
                                               their status to avoid 30% FATCA
                                               withholding from U.S.-source
                                               income.
--------------------------------------------------------------------------------
WASHINGTON   See "Fixed maturity options" in   The fixed maturity options are
             "Contract features and benefits"  not available in contracts issued on or after August 13,
                                               2001 in Washington.
--------------------------------------------------------------------------------

                                     IV-1

APPENDIX IV: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Calculation of annuity payments                               2

Custodian and independent registered public accounting firm   2

Distribution of the contracts                                 2

Calculating unit values                                       3

Financial Statements                                          3

HOW TO OBTAIN AN EQUI-VEST(R) EXPRESS/SM/ STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT A

Call (800) 628-6673 or send this request form to:
  EQUI-VEST(R) Express/SM/
  Processing Office
  AXA Equitable
  P.O. Box 4956
  Syracuse, NY 13221-4956


----------------------------------------------------------------------------------
Please send me an EQUI-VEST(R) Express/SM /Statement of Additional
Information dated May 1, 2016. (Combination variable and fixed deferred annuity)
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


                                                                        #792959

EQUI-VEST(R) (Series 800)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2016


PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE TAKING ANY OTHER ACTION UNDER YOUR CONTRACT. THIS PROSPECTUS SUPERSEDES ALL PRIOR PROSPECTUSES AND SUPPLEMENTS. YOU SHOULD READ THE PROSPECTUSES FOR EACH TRUST, WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE PORTFOLIOS.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(R)?

EQUI-VEST(R) is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options ("investment options").

This prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the contract are changed after the date of this prospectus in accordance with the contract, those changes will be described in a supplement to this prospectus. You should carefully read this prospectus in conjunction with any applicable supplements. The contract also should be read carefully.

This contract is no longer being sold. This prospectus is used with current contract owners only. All features and benefits described in this prospectus may not have been available at the time you purchased your contract. We have the right to restrict availability of any feature or benefit. We may have the right to refuse to accept any contribution from you at any time, including after the purchase of the contract. EFFECTIVE JUNE 18, 2012: WE NO LONGER ACCEPT CONTRIBUTIONS TO NQ CONTRACTS. FOR TRADITIONAL IRA, ROTH IRA AND INHERITED IRA CONTRACTS, WE CURRENTLY CONTINUE TO ACCEPT SUBSEQUENT CONTRIBUTIONS SUBJECT TO A $6,000 LIMIT PER CALENDAR YEAR. REFERENCES TO CONTRIBUTIONS IN THIS PROSPECTUS ARE FOR THE BENEFIT OF CONTRACT OWNERS CURRENTLY ELIGIBLE TO CONTINUE MAKING CONTRIBUTIONS TO THE CONTRACTS. FOR MORE INFORMATION, SEE "HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" LATER IN THIS PROSPECTUS.

VARIABLE INVESTMENT OPTIONS

FIXED INCOME

--------------------------------------------------------------------------------
.. American Funds Insurance Series(R) Bond Fund/SM/

.. AXA/AB Small Cap Growth

.. Charter/SM/ Multi-Sector Bond
.. EQ/Core Bond Index
.. EQ/Global Bond PLUS
.. EQ/High Yield Bond
.. EQ/Intermediate Government Bond
.. EQ/Money Market
.. EQ/PIMCO Global Real Return
.. EQ/PIMCO Ultra Short Bond
.. EQ/Quality Bond PLUS
.. Invesco V.I. High Yield
.. Ivy Funds VIP High Income
.. Multimanager Core Bond
--------------------------------------------------------------------------------

DOMESTIC EQUITY
--------------------------------------------------------------------------------
.. AXA 400 Managed Volatility
.. AXA 500 Managed Volatility
.. AXA 2000 Managed Volatility
.. AXA/Franklin Small Cap Value Managed Volatility
.. AXA Large Cap Core Managed Volatility
.. AXA Large Cap Growth Managed Volatility
.. AXA Large Cap Value Managed Volatility
.. AXA/Loomis Sayles Growth
.. AXA Mid Cap Value Managed Volatility
.. AXA/Mutual Large Cap Equity Managed Volatility
.. Charter/SM/ Small Cap Growth
.. Charter/SM/ Small Cap Value
.. EQ/BlackRock Basic Value Equity
.. EQ/Boston Advisors Equity Income
.. EQ/Calvert Socially Responsible
.. EQ/Capital Guardian Research
.. EQ/Common Stock Index
.. EQ/Equity 500 Index
.. EQ/GAMCO Mergers and Acquisitions
.. EQ/GAMCO Small Company Value
.. EQ/Invesco Comstock
.. EQ/JPMorgan Value Opportunities
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Value Index
.. EQ/Mid Cap Index
.. EQ/Morgan Stanley Mid Cap Growth
.. EQ/Small Company Index
.. EQ/T. Rowe Price Growth Stock
.. EQ/UBS Growth and Income
.. EQ/Wells Fargo Omega Growth
.. Fidelity(R) VIP Contrafund(R)
.. Goldman Sachs VIT Mid Cap Value
.. Invesco V.I. Mid Cap Core Equity
.. Invesco V.I. Small Cap Equity
.. Ivy Funds VIP Energy
.. Ivy Funds VIP Mid Cap Growth
.. Ivy Funds VIP Small Cap Growth
.. MFS(R) Investors Trust
.. MFS(R) Massachusetts Investors Growth Stock
.. MFS(R) Technology
.. MFS(R) Utilities
.. Multimanager Aggressive Equity
.. Multimanager Mid Cap Growth
.. Multimanager Mid Cap Value
.. Multimanager Technology

.. VanEck VIP Global Hard Assets

--------------------------------------------------------------------------------


INTERNATIONAL/GLOBAL

--------------------------------------------------------------------------------
.. AXA Global Equity Managed Volatility
.. AXA International Core Managed Volatility
.. AXA International Managed Volatility
.. AXA International Value Managed Volatility
.. AXA/Templeton Global Equity Managed Volatility
.. EQ/Emerging Markets Equity PLUS
.. EQ/International Equity Index
.. EQ/MFS International Growth
.. EQ/Oppenheimer Global
.. Invesco V.I. Global Real Estate
.. Invesco V.I. International Growth
.. Lazard Retirement Emerging Markets Equity
.. MFS(R) International Value
--------------------------------------------------------------------------------

ASSET ALLOCATION/HYBRID
--------------------------------------------------------------------------------
.. All Asset Aggressive - Alt 25
.. All Asset Growth - Alt 20
.. All Asset Moderate Growth - Alt 15

.. AXA/AB Dynamic Moderate Growth

.. AXA Aggressive Allocation
.. AXA Balanced Strategy
.. AXA Conservative Allocation
.. AXA Conservative Growth Strategy
.. AXA Conservative-Plus Allocation
.. AXA Conservative Strategy
.. AXA/Franklin Balanced Managed Volatility
.. AXA/Franklin Templeton Allocation Managed Volatility
.. AXA Moderate Allocation
.. AXA Moderate Growth
  Strategy
.. AXA Moderate-Plus Allocation
.. Target 2015 Allocation
.. Target 2025 Allocation
.. Target 2035 Allocation
.. Target 2045 Allocation

.. Target 2055 Allocation

--------------------------------------------------------------------------------

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                             EV Series 800 (IF)

                                                                        #192878

You may allocate amounts to the variable investment options under your choice of investment method subject to any restrictions. At any time, we have the right to terminate your contributions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio that is part of one of the trusts (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.

TYPES OF CONTRACTS. For existing contract owners, the contracts are for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   An individual retirement annuity ("IRA"), any of traditional IRA, Roth IRA or Inherited IRA beneficiary continuation contracts ("Inherited IRA").

..   QP IRA (please see Appendix I). Unless otherwise indicated, information for
    QP IRA is the same as traditional IRA.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2016, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling
(800) 628-6673. The SAI has been incorporated by this reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


You have previously purchased an EQUI-VEST(R) contract and are receiving this prospectus as a current contract owner. As a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendices I and V.

Contents of this Prospectus

--------------------------------------------------------------------------------

             Index of key words and phrases                      5
             Who is AXA Equitable?                               6
             How to reach us                                     7
             EQUI-VEST(R) at a glance -- key features            9

             ------------------------------------------------------
             FEE TABLE                                          11
             ------------------------------------------------------

             Examples                                           12
             Condensed financial information                    12

             ------------------------------------------------------
             1. CONTRACT FEATURES AND BENEFITS                  13
             ------------------------------------------------------
             How you can contribute to your contract            13
             Owner and annuitant requirements                   16
             How you can make your contributions                16
             What are your investment options under the
               contract?                                        16
             Portfolios of the Trusts                           17
             Selecting your investment method                   27
             Allocating your contributions                      28
             Your right to cancel within a certain number of
               days                                             28
             Death benefit                                      28
             Inherited IRA beneficiary continuation contract    29

             ------------------------------------------------------
             2. DETERMINING YOUR CONTRACT'S VALUE               31
             ------------------------------------------------------
             Your account value and cash value                  31
             Your contract's value in the variable investment
               options                                          31
             Your contract's value in the guaranteed interest
               option                                           31
             Your contract's value in the fixed maturity
               options                                          31

             ------------------------------------------------------
             3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
               OPTIONS                                          32
             ------------------------------------------------------
             Transferring your account value                    32
             Disruptive transfer activity                       32
             Automatic transfer options                         33
             Investment simplifier                              33
             Rebalancing your account value                     34

-------------
"We," "our," and "us" refer to AXA Equitable.
When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                          CONTENTS OF THIS PROSPECTUS

             ------------------------------------------------------
             4. ACCESSING YOUR MONEY                            35
             ------------------------------------------------------
             Withdrawing your account value                     35
             How withdrawals are taken from your account value 36 Surrender of your contract to receive its cash
               value                                            36
             Termination                                        36
             When to expect payments                            36
             Your annuity payout options                        36

             ------------------------------------------------------
             5. CHARGES AND EXPENSES                            39
             ------------------------------------------------------
             Charges that AXA Equitable deducts                 39
             Charges under the contracts                        39
             Charges that the Trusts deduct                     42
             Group or sponsored arrangements                    42
             Other distribution arrangements                    42

             ------------------------------------------------------
             6. PAYMENT OF DEATH BENEFIT                        43
             ------------------------------------------------------
             Your beneficiary and payment of benefit            43
             How death benefit payment is made                  43
             Beneficiary continuation option                    44

             ------------------------------------------------------
             7. TAX INFORMATION                                 46
             ------------------------------------------------------
             Overview                                           46
             Buying a contract to fund a retirement arrangement 46
             Transfers among investment options                 46
             Taxation of nonqualified annuities                 46
             Individual retirement arrangements ("IRAs")        48
             Traditional individual retirement annuities
               (traditional IRAs)                               49
             Roth individual retirement annuities ("Roth IRAs") 53 Federal and state income tax withholding and
               information reporting                            59
             Impact of taxes to AXA Equitable                   59

             ------------------------------------------------------
             8. MORE INFORMATION                                60
             ------------------------------------------------------
             About our Separate Account A                       60
             About the Trusts                                   60
             About our fixed maturity options                   60
             About the general account                          61
             About other methods of payment                     62
             Dates and prices at which contract events occur    62
             About your voting rights                           63
             Cybersecurity                                      63
             Statutory compliance                               63
             About legal proceedings                            64
             Financial statements                               64
             Transfers of ownership, collateral assignments,
               loans, and borrowing                             64
             Distribution of the contracts                      64

             ------------------------------------------------------
             9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE 67
             ------------------------------------------------------

       --------------------------------------------------------------------
       APPENDICES
       --------------------------------------------------------------------
                I   --   QP IRA contracts                              I-1
               II   --   Condensed financial information              II-1
              III   --   Market value adjustment example             III-1
               IV   --   Death benefit example                        IV-1
                V   --   State contract availability and/or
                           variations of certain features and
                           benefits                                    V-1

       --------------------------------------------------------------------
       STATEMENT OF ADDITIONAL INFORMATION
         Table of contents
       --------------------------------------------------------------------

                          CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                                               PAGE

            account value                                       31
            annuitant                                           13
            annuity payout options                              36
            automatic investment program ("AIP")                62
            AXA Equitable Access Account                        44
            beneficiary                                         43
            beneficiary continuation option                     44
            business day                                        62
            cash value                                          31
            conduit IRA                                         51
            contract date                                       13
            contract date anniversary                           13
            contract year                                       13
            contributions                                       13
            Contributions to Roth IRAs                          53
               regular contribution                             53
               rollovers and direct transfers                   54
               conversion contributions                         54
               direct transfers                                 54
            Contributions to traditional IRAs                   49
               regular contribution                             49
               rollovers and transfers                          50
            Disruptive transfer activity                        32
            fixed maturity amount                               26
            fixed maturity options                              26
            guaranteed interest option                          26


                                                              PAGE

         IRA                                                    1, 48
         IRS                                                       46
         Inherited IRA                                          1, 29
         investment options                                         1
         market adjusted amount                                    26
         market timing                                             32
         market value adjustment                                   26
         maturity value                                            26
         NQ                                                         1
         Online Account Access                                      7
         partial withdrawals                                       35
         portfolio                                                  1
         processing office                                          7
         QP IRA                                                   I-1
         ratcheted death benefit                                   29
         rate to maturity                                          26
         Required Beginning Date                                   52
         Roth IRA                                               1, 53
         SAI                                                        1
         SEC                                                        1
         TOPS                                                       7
         traditional IRA                                    1, 48, 52
         Trusts                                                 1, 60
         unit                                                      31
         unit investment trust                                     60
         variable investment options                            1, 16

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

------------------------------------------------------------------------------
 PROSPECTUS                       CONTRACT OR SUPPLEMENTAL MATERIALS
------------------------------------------------------------------------------
fixed maturity options            Guarantee Periods or Fixed Maturity Accounts

variable investment options       Investment Funds or Investment
                                  Divisions

account value                     Annuity Account Value

rate to maturity                  Guaranteed Rates

guaranteed interest option        Guaranteed Interest Account

unit                              Accumulation unit

unit value                        Accumulation unit value
------------------------------------------------------------------------------

                        INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?

--------------------------------------------------------------------------------



We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect wholly owned subsidiary of AXA Financial, Inc., which is an indirect wholly owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, AXA exercises significant influence over the operations and capital structure of AXA Equitable. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $573.0 billion in assets as of December 31, 2015. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                             WHO IS AXA EQUITABLE?

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R)
  Individual Annuity Lockbox
  P.O. Box 13459
  Newark, NJ 07188-0459

FOR IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY EXPRESS DELIVERY:

  JPMorganChase
  EQUI-VEST(R) Lockbox #13459
  4 Chase Metrotech Center (7th Floor)
  Brooklyn, NY 11245-0001
  Telephone number to be used on express mail packages
  Attn: Extraction Supervisor, (718) 242-0716

FOR IRA CONTRIBUTIONS REMITTED BY EMPLOYERS AND SENT BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R)
  Unit Annuity Lockbox
  P.O. Box 13463
  Newark, NJ 07188-0463

FOR IRA CONTRIBUTIONS REMITTED BY EMPLOYERS AND SENT BY EXPRESS DELIVERY:

  JPMorganChase
  EQUI-VEST(R) Lockbox #13463
  4 Chase Metrotech Center (7th Floor)
  Brooklyn, NY 11245-0001
  Telephone number to be used on express mail packages
  Attn: Extraction Supervisor, (718) 242-0716
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R) Processing Office
  P.O. Box 4956
  Syracuse, NY 13221-4956

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  AXA Equitable
  EQUI-VEST(R) Processing Office
  100 Madison Street, Suite 1000
  Syracuse, NY 13202

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 100 Madison Street, Suite 1000, Syracuse, New York 13202.
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   confirmation notices of financial transactions; and

..   quarterly statements of your contract values as of the close of each calendar quarter.

As required, notices and statements will be sent by mail under certain circumstances. They are also available on Online Account Access.
--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for the fixed maturity options; and

..   the daily unit values for the variable investment options.

You can also:

..   change your allocation percentages and/or transfer among the variable investment options (not available for transfers to fixed maturity options) and the guaranteed interest option; and

..   change your TOPS personal identification number ("PIN") (through TOPS only)
    and your Online Account Access password (through Online Account Access only).

Under TOPS only you can:

..   elect the investment simplifier.

Under Online Account Access only you can:

..   elect to receive certain contract statements electronically;

..   change your address;

..   access "Frequently Asked Questions" and certain service forms; and

..   obtain performance information regarding the variable investment options.

                             WHO IS AXA EQUITABLE?

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll-free (800) 755-7777. You may use Online Account Access by visiting our website at www.axa.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as "market timing." (See "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus.)

We reserve the right to discontinue offering TOPS at any time in the future.
--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.
--------------------------------------------------------------------------------
 TOLL FREE TELEPHONE SERVICE:

You may reach us toll-free by calling (800) 841-0801 for a recording of daily unit values for the variable investment options.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)conversion of your traditional IRA contract to a Roth IRA contract;

(2)cancellation of your Roth IRA contract and return to a traditional IRA contract;

(3)election of the automatic investment program;

(4)election of the investment simplifier;

(5)election of the automatic deposit service;

(6)election of the rebalancing program;


(7)election of the required minimum distribution ("RMD") automatic withdrawal option;


(8)election of the beneficiary continuation option;

(9)request for a transfer/rollover of assets or 1035 exchange to another carrier;

(10)election of the principal assurance allocation (only available at time of purchase);

(11)purchase by, or change of ownership to, a non-natural owner;

(12)contract surrender and withdrawal requests;

(13)death claims; and

(14)partial annuitization of an NQ contract.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)address changes;

(2)beneficiary changes;

(3)transfers among investment options; and

(4)change of ownership.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)investment simplifier;

(3)rebalancing program;

(4)systematic withdrawals; and

(5)the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

                             WHO IS AXA EQUITABLE?

EQUI-VEST(R) at a glance -- key features

--------------------------------------------------------------------------------

PROFESSIONAL INVESTMENT  EQUI-VEST(R) variable investment options invest in different
MANAGEMENT               portfolios sub-advised by professional investment advisers.
-----------------------------------------------------------------------------------------------
GUARANTEED INTEREST      .   Principal and interest guarantees
OPTION                   .   Interest rates set periodically
-----------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS   .   10 fixed maturity options with maturities ranging from
                             approximately 1 to 10 years.
                         .   Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                         ----------------------------------------------------------------------
                         If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges)
                         from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option.
-----------------------------------------------------------------------------------------------

TAX ADVANTAGES  .   On earnings      No tax until you make withdrawals from your contract or
                    inside the       receive annuity payments.
                    contract:

                .   On transfers     No tax on transfers among investment options.
                    inside the
                    contract:
                ---------------------------------------------------------------------------------

                          You should be aware that annuity contracts that were purchased as an
                          Individual Retirement Annuity (IRA) do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for individual retirement arrangements. Before contributing to one of these contracts, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these contracts with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see
                          "Tax information" later in this prospectus.)
------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS      Effective June 18, 2012: We no longer accept contributions to NQ contracts. For traditional IRA, Roth IRA and Inherited IRA contracts, we currently continue to accept subsequent contributions subject to a
                          $6,000 limit per calendar year. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts. For more information, see "How you can contribute to your contract" in
                          "Contract features and benefits" later in this prospectus.
                          .   NQ:
                             -- $50 (minimum additional).
                          .   Traditional IRA and Roth IRA:
                             -- $50 (minimum additional).
                          .   For NQ, traditional IRA, and Roth IRA: $20 under our automatic investment program.
                          .   Inherited IRA
                             -- $1,000 (minimum additional).
                          .   Maximum contribution limitations apply to all contracts.
                          ----------------------------------------------------------------------
                          Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to
                          (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. For more information, see "How you can contribute to your contract" in
                          "Contract features and benefits" later in this prospectus.
------------------------------------------------------------------------------------------------
DEATH BENEFIT PROTECTION  The contract provides a death benefit for the beneficiary should the annuitant die. The death benefit is equal to the account value or the standard death benefit, whichever is higher. However, if you elect the ratcheted death benefit, the death benefit is equal to the account value or the ratcheted death benefit, whichever is higher.
------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      .   Partial withdrawals
                          .   Several periodic withdrawal options
                          .   Contract surrender
                          You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
------------------------------------------------------------------------------------------------
PAYOUT OPTIONS            .   Fixed annuity payout options
                          .   Variable Immediate Annuity payout options (described in a
                              separate prospectus for that option)
------------------------------------------------------------------------------------------------

                   EQUI-VEST(R) AT A GLANCE -- KEY FEATURES

----------------------------------------------------------------------------------
ADDITIONAL FEATURES   .   Dollar-cost averaging by automatic transfers
                         -- Interest sweep option
                         -- Fixed-dollar option
                      .   Automatic investment program
                      .   Account value rebalancing (quarterly, semiannually, and
                          annually)
                      .   Principal assurance allocation
                      .   No charge on transfers among investment options
                      .   Waiver of withdrawal charge under certain circumstances
----------------------------------------------------------------------------------
FEES AND CHARGES      Please see "Fee table" later in this prospectus for
                      complete details.
----------------------------------------------------------------------------------
ANNUITANT ISSUE AGES  0 - 85 (0 - 70 for Inherited IRA)
----------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS, INCLUDING THE AVAILABILITY OF ALL INVESTMENT OPTIONS, MAY VARY IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS OR IN ALL STATES. PLEASE SEE APPENDICES I AND V LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. This prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The prospectus should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same Selling broker-dealer. Some Selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the Selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some Selling broker-dealers may limit their clients from purchasing some optional benefits based upon the client's age.

                   EQUI-VEST(R) AT A GLANCE -- KEY FEATURES

Fee table

--------------------------------------------------------------------------------


The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


----------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME
 YOU REQUEST CERTAIN TRANSACTIONS
----------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of
contributions withdrawn (deducted if you surrender
your contract or make certain withdrawals)/(1)/         6.00%

Charge for third-party transfer or exchange (for each
occurrence)/(2)/                                        $65 (current and maximum)

Special services charges
  .   Wire transfer charge/(3)/                         $90 (current and maximum)

  .   Express mail charge/(3)/                          $35 (current and maximum)
----------------------------------------------------------------------------------


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.

---------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH
 CONTRACT DATE ANNIVERSARY
---------------------------------------------------------------------------------
Maximum annual administrative charge:
   If your account value is less than $25,000 for NQ
   contracts (or less than $20,000 for IRA contracts)
   on the last day of your contract year                  $65 ($30 current)/(4)/

   If your account value is $25,000 or more for NQ
   contracts (or $20,000 or more for IRA contracts) on
   the last day of your contract year                     $0

-------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS
 EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:

                                                        Maximum  Current
                                                        -------  -------
Mortality and expense risks/(5)/                        1.65%    0.95%
Other expenses                                          0.35%    0.25%
                                                        -----    -----
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES                  2.00%    1.20%

--------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF
 YOU ELECT THE OPTIONAL BENEFIT
--------------------------------------------------------------
Ratcheted death benefit charge (as a percentage of
your account value) (This charge
is deducted annually on each contract date
anniversary.)                                           0.15%
--------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


-----------------------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2015 (expenses that are deducted from                Lowest Highest
portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses)/(6)/  0.61%  2.09%
-----------------------------------------------------------------------------------------------------------------

Notes:



(1)This charge applies to any contribution withdrawn attributable to the current and five prior contract years measured from the date of the withdrawal. This charge is deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(2)This charge will never exceed 2% of the amount disbursed or transferred.

(3)Unless you specify otherwise, this charge will be deducted from the amount you request.

                                   FEE TABLE

(4)During the first two contract years, this charge, if it applies, is equal to the lesser of $30 or 2% of your account value plus any amount previously withdrawn during the contract year.

(5)A portion of this charge is for providing the standard death benefit.


(6)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2015, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio. The "Highest" represents the total annual operating expenses of the All Asset Aggressive-Alt 25 Portfolio. For more information, see the prospectuses for the portfolios.


EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2015, which results in an estimated annual charge of 0.0492% of contract value.


The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; (iii) that the ratcheted death benefit has been elected; and
(iv) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


---------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE   CONTRACT AT THE END OF THE
                                    END OF THE APPLICABLE TIME PERIOD         APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR 3 YEARS 5 YEARS 10 YEARS
---------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        $963    $1,875    $2,796    $4,604    $450  $1,357  $2,273   $4,604
---------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        $815    $1,445    $2,100    $3,236    $295  $  903  $1,536   $3,236
---------------------------------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION


Please see Appendix II at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2015.

                                   FEE TABLE

1. Contract features and benefits

--------------------------------------------------------------------------------

This contract is no longer available for new purchasers. Information in this prospectus is provided for our existing contract owners only.

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

A "contribution" means a payment made to us, from any source, with respect to the contract. The following table summarizes our current rules regarding contributions to your contract, which are subject to change. Depending on your contract type, we may refuse to accept subsequent contributions. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. Under our automatic investment program, the minimum contribution amount is $20 and the maximum contribution amount is $500 per month. The automatic investment program and the payroll deduction program are subject to the contribution limitations and restrictions set forth in the chart below. We will return any contribution made under these programs that exceeds your contribution limit, if applicable, and your program will be cancelled. We discuss the automatic investment program and the payroll deduction program under "About methods of payment" in "More information" later in this prospectus. All ages in the table refer to the age of the annuitant named in the contract.

We have exercised our right to discontinue acceptance of contributions to NQ contracts as set forth in the chart below, including contributions made through our automatic investment program or a payroll deduction program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract.

We have also exercised our right to limit contributions to traditional IRA, Roth IRA and Inherited IRA contracts as set forth in the chart below, including contributions made through our automatic investment program or a payroll deduction program. See the chart below for further detail. Contribution limitations are per calendar year. If you contribute less than the limitation provides, you may not carry the difference forward to a subsequent calendar year.

We also have the right to: (i) limit total contributions to $500,000 if the annuitant's current age is 75 or less; (ii) limit total contributions to $250,000 if the annuitant's current age is 76-79; and (iii) discontinue acceptance of contributions if the annuitant's current age is 80 or greater.

Upon notice to you, we may exercise certain additional rights we have under the contract regarding contributions, including our right to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit the number of variable investment options which you may elect. Other contribution limitations may be imposed by your contract as applicable state law. See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations.

--------------------------------------------------------------------------------
THE "ANNUITANT" IS THE PERSON WHO IS THE MEASURING LIFE FOR DETERMINING
CONTRACT BENEFITS. THE ANNUITANT IS NOT NECESSARILY THE CONTRACT OWNER.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE "CONTRACT DATE" IS THE EFFECTIVE DATE OF A CONTRACT. THIS USUALLY IS THE BUSINESS DAY WE RECEIVE THE PROPERLY COMPLETED AND SIGNED APPLICATION, ALONG WITH ANY OTHER REQUIRED DOCUMENTS, AND YOUR INITIAL CONTRIBUTION. YOUR CONTRACT DATE WILL BE SHOWN IN YOUR CONTRACT. THE 12-MONTH PERIOD BEGINNING ON YOUR CONTRACT DATE AND EACH 12-MONTH PERIOD AFTER THAT DATE IS A "CONTRACT YEAR."
THE END OF EACH 12-MONTH PERIOD IS YOUR "CONTRACT DATE ANNIVERSARY." FOR EXAMPLE, IF YOUR CONTRACT DATE IS MAY 1, YOUR CONTRACT DATE ANNIVERSARY IS
APRIL 30.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                                                            LIMITATION ON
                                       SOURCE OF            SUBSEQUENT
 CONTRACT TYPE   MINIMUM CONTRIBUTION  CONTRIBUTIONS        CONTRIBUTIONS
---------------------------------------------------------------------------------
NQ               $50 additional        .   After-tax money. .   EFFECTIVE JUNE
                                       .   Paid to us by        18, 2012,
                                           check or             acceptance of
                                           transfer of          contributions
                                           contract value       has been
                                           in a tax             discontinued./(1)
                                           deferred             /
                                           exchange under
                                           Section 1035 of
                                           the Internal
                                           Revenue Code.
                                       .   Paid to us by
                                           an employer who
                                           establishes a
                                           payroll
                                           deduction
                                           program.
---------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------
                                       SOURCE OF                  LIMITATION ON
 CONTRACT TYPE   MINIMUM CONTRIBUTION  CONTRIBUTIONS              SUBSEQUENT CONTRIBUTIONS
------------------------------------------------------------------------------------------
Traditional IRA  $50 additional        .   "Regular"              .   EFFECTIVE MAY
                                           traditional IRA            1, 2013,
                                           contributions              maximum limit
                                           either made by             on
                                           you or paid to             contributions
                                           us by an                   is $6,500 per
                                           employer who               calendar
                                           establishes a              year/(1)(2)(3)/
                                           payroll                    (subject to the
                                           deduction                  general tax
                                           program.                   limits below).
                                       .   Additional             .   For annuitants
                                           catch-up                   up to age 83 at
                                           contributions.             contract issue,
                                       .   Eligible                   additional
                                           rollover                   contributions
                                           distributions              (rollover or
                                           from 403(b)                direct
                                           plans,                     transfer) may
                                           qualified plans            be made up to
                                           and                        age 84.
                                           governmental           .   For annuitants
                                           employer EDC               age 84 through
                                           plans.                     85 at contract
                                       .   Rollovers from             issue,
                                           another                    additional
                                           traditional                contribution
                                           individual                 (rollover or
                                           retirement                 direct
                                           arrangement.               transfer) may
                                       .   Direct                     be made up to
                                           custodian-to-custodian     one year beyond
                                           transfers from             the annuitant's
                                           other                      issue age.
                                           traditional            GENERAL TAX LIMITS
                                           individual             .   Regular IRA
                                           retirement                 contributions
                                           arrangements.              may not exceed
                                                                      $5,500.
                                                                  .   Additional
                                                                      catch-up
                                                                      contributions
                                                                      of up to $1,000
                                                                      per calendar
                                                                      year if the
                                                                      owner is at
                                                                      least age 50
                                                                      but under age
                                                                      70 1/2 at any
                                                                      time during the
                                                                      calendar year
                                                                      for which the
                                                                      contribution is
                                                                      made.
                                                                  .   No regular IRA
                                                                      contributions
                                                                      in the calendar
                                                                      year you turn
                                                                      age 70 1/2 and
                                                                      thereafter.
                                                                  .   Rollover and
                                                                      direct transfer
                                                                      contributions
                                                                      after age
                                                                      70 1/2 must be
                                                                      net of required
                                                                      minimum
                                                                      distributions.
------------------------------------------------------------------------------------------
Roth IRA         $50 additional        .   Regular Roth           .   EFFECTIVE MAY
                                           IRA                        1, 2013,
                                           contributions              maximum limit
                                           either made by             on
                                           you or paid to             contributions
                                           us by an                   is $6,500 per
                                           employer who               calendar
                                           establishes a              year/(1)(2)(3)/
                                           payroll                    (subject to the
                                           deduction                  general tax
                                           program.                   limits below).
                                       .   Additional             .   For annuitants
                                           catch-up                   up to age 83 at
                                           contributions.             contract issue,
                                       .   Rollovers from             additional
                                           another Roth               contributions
                                           IRA.                       may be made up
                                       .   Rollovers from             to age 84.
                                           a "designated          .   For annuitants
                                           Roth                       age 84 through
                                           contribution               85 at contract
                                           account" under             issue,
                                           specified                  additional
                                           retirement                 contributions
                                           plans.                     may be made up
                                       .   Conversion                 to one year
                                           rollovers from             beyond the
                                           a traditional              annuitant's
                                           IRA or other               issue age.
                                           eligible               GENERAL TAX LIMITS
                                           retirement plan.       .   Regular Roth
                                       .   Direct                     IRA
                                           transfers from             contributions
                                           another Roth               may not exceed
                                           IRA.                       $5,500.
                                                                  .   Additional
                                                                      catch-up
                                                                      contributions
                                                                      of up to $1,000
                                                                      per calendar
                                                                      year if the
                                                                      owner is at
                                                                      least age 50 at
                                                                      any time during
                                                                      the calendar
                                                                      year for which
                                                                      the
                                                                      contribution is
                                                                      made.
                                                                  .   Contributions
                                                                      are subject to
                                                                      income limits
                                                                      and other tax
                                                                      rules. See
                                                                      Contributions
                                                                      to Roth IRAs in
                                                                      "Tax
                                                                      information"
                                                                      later in this
                                                                      prospectus.
------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------
                                          SOURCE OF                  LIMITATION ON
 CONTRACT TYPE       MINIMUM CONTRIBUTION CONTRIBUTIONS              SUBSEQUENT CONTRIBUTIONS
---------------------------------------------------------------------------------------------
Inherited IRA        .   $1,000           .   Direct                 .   EFFECTIVE JUNE
(traditional IRA or      additional           custodian-to-custodian     18, 2012,
Roth IRA)                                     transfers of               maximum limit
                                              your interest              on
                                              as death                   contributions
                                              beneficiary of             is $6,500 per
                                              the deceased               calendar
                                              owner's                    year./(1)(2)(3)/
                                              traditional            .   Any additional
                                              individual                 contributions
                                              retirement                 must be from
                                              arrangement or             the same type
                                              Roth IRA to an             of IRA of the
                                              IRA of the same            same deceased
                                              type.                      owner.
                                                                     .   If this
                                                                         Inherited IRA
                                                                         was purchased
                                                                         by a
                                                                         non-spousal
                                                                         beneficiary
                                                                         direct rollover
                                                                         from a
                                                                         qualified plan,
                                                                         403(b) plan and
                                                                         governmental
                                                                         employer 457(b)
                                                                         plan, there are
                                                                         no additional
                                                                         contributions.
---------------------------------------------------------------------------------------------

(1)This discontinuance or limitation does not apply to contracts issued in Maryland. Please see Appendix III later in this prospectus.
(2)For contracts issued in Florida, acceptance of contributions has been discontinued. Please see Appendix III later in this prospectus.

(3)For regular contributions, the calendar year limitation includes (i) contributions made during a calendar year, and (ii) contributions made in the subsequent calendar year until the tax return filing deadline provided they are designated for the prior calendar year. For example, 2016 calendar year contributions will include regular contributions made at any time from January 1, 2016 through April 15, 2017, as long as you designate the contributions for 2016.


See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract, see "Dates and prices at which contract events occur" in "More information" later in this prospectus. Please review your contract for information on contribution limitations.

                        CONTRACT FEATURES AND BENEFITS

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. Owners which are not individuals may be required to document their status to avoid 30% Foreign Account Tax Compliance Act ("FATCA") withholding from U.S.-source income.

Under traditional and Roth IRA contracts, the owner and annuitant must be the same person. For owner and annuitant requirements for Inherited IRA, see "Inherited IRA beneficiary continuation contract" later in this prospectus.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to "AXA Equitable." We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, contract exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The methods of payment are discussed in detail under "About other methods of payment" in "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

If additional contributions are permitted under the contract, generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

--------------------------------------------------------------------------------
OUR "BUSINESS DAY" IS GENERALLY ANY DAY THE NEW YORK STOCK EXCHANGE IS OPEN FOR REGULAR TRADING AND GENERALLY ENDS AT 4:00 P.M. EASTERN TIME (OR AS OF AN EARLIER CLOSE OF REGULAR TRADING). A BUSINESS DAY DOES NOT INCLUDE A DAY ON WHICH WE ARE NOT OPEN DUE TO EMERGENCY CONDITIONS DETERMINED BY THE SECURITIES AND EXCHANGE COMMISSION. WE MAY ALSO CLOSE EARLY DUE TO SUCH EMERGENCY CONDITIONS. FOR MORE INFORMATION ABOUT OUR BUSINESS DAY AND OUR PRICING OF TRANSACTIONS, PLEASE SEE "DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR IN "MORE INFORMATION" LATER IN THIS PROSPECTUS."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions and to limit the number of variable investment options you may elect.

--------------------------------------------------------------------------------
YOU CAN CHOOSE FROM AMONG THE VARIABLE INVESTMENT OPTIONS, THE GUARANTEED INTEREST OPTION AND THE FIXED MATURITY OPTIONS.
--------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUSTS


We offer both affiliated and unaffiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some affiliated Portfolios, AXA FMG has entered into sub-advisory agreements with one or more investment advisers (the "sub-advisers") to carry out investment decisions for the Portfolios. As such, among other responsibilities, AXA FMG oversees the activities of the sub-advisers with respect to the affiliated Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The affiliated Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios. As such, it is generally more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

AXA Equitable or the Distributors may directly or indirectly receive 12b-1 fees and additional payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates, for providing certain administrative, marketing, distribution and/or shareholder support services. These fees and payments range from 0% to 0.60% of the unaffiliated Portfolios' average daily net assets. The Distributors may also receive payments from the advisers or sub-advisers of the unaffiliated Portfolios or their affiliates for certain distribution services, including expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


Some affiliated Portfolios invest in other affiliated Portfolios (the "AXA Fund of Fund Portfolios"). The AXA Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the AXA Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.


As described in more detail in the Portfolio prospectuses, the AXA Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by AXA FMG (the "AXA volatility management strategy"), and, in addition, certain AXA Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The AXA volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the AXA volatility management strategy, the manager of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high. It may also impact the value of certain guaranteed benefits, as discussed below.

The AXA Managed Volatility Portfolios that include the AXA volatility management strategy as part of their investment objective and/or principal investment strategy, and the AXA Fund of Fund Portfolios that invest in Portfolios that use the AXA volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."

Portfolios that utilize the AXA volatility management strategy (or, in the case of certain AXA Fund of Fund Portfolios, invest in other Portfolios that use the AXA volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. The reduction in volatility helps us manage the risks associated with providing guaranteed benefits during times of high volatility in the equity market. During rising markets, the AXA volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the AXA volatility management strategy (or, in the case of the AXA Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the AXA volatility management strategy). THIS MAY EFFECTIVELY SUPPRESS THE VALUE OF GUARANTEED BENEFIT(S) THAT ARE ELIGIBLE FOR PERIODIC BENEFIT BASE RESETS BECAUSE YOUR BENEFIT BASE IS AVAILABLE FOR RESETS ONLY WHEN YOUR ACCOUNT VALUE IS HIGHER. Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

                        CONTRACT FEATURES AND BENEFITS

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the AXA volatility management strategy. Please further note that certain other affiliated Portfolios, as well as unaffiliated Portfolios, may utilize volatility management techniques that differ from the AXA volatility management strategy. Affiliated Portfolios that utilize these volatility management techniques are identified below in the chart by a "(delta)" under the column entitled "Volatility Management." Any such unaffiliated Portfolio is not identified under "Volatility Management" below in the chart. Such techniques could also impact your account value and guaranteed benefit(s), if any, in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.


ASSET TRANSFER PROGRAM Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program
(ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the AXA Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:


   (a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and

   (b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the AXA Ultra Conservative Strategy investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST -                                                          INVESTMENT MANAGER (OR
 CLASS B SHARES                                                   SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                    AS APPLICABLE)         MANAGEMENT
------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE       Seeks to achieve long-term capital           .   AXA Equitable      (check mark)
  ALLOCATION         appreciation.                                    Funds Management
                                                                      Group, LLC
------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE     Seeks to achieve a high level of current     .   AXA Equitable      (check mark)
  ALLOCATION         income.                                          Funds Management
                                                                      Group, LLC
------------------------------------------------------------------------------------------------------
AXA                  Seeks to achieve current income and          .   AXA Equitable      (check mark)
  CONSERVATIVE-PLUS  growth of capital, with a greater emphasis       Funds Management
  ALLOCATION         on current income.                               Group, LLC
------------------------------------------------------------------------------------------------------
AXA MODERATE         Seeks to achieve long-term capital           .   AXA Equitable      (check mark)
  ALLOCATION         appreciation and current income.                 Funds Management
                                                                      Group, LLC
------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS    Seeks to achieve long-term capital           .   AXA Equitable      (check mark)
  ALLOCATION         appreciation and current income, with a          Funds Management
                     greater emphasis on capital appreciation.        Group, LLC
------------------------------------------------------------------------------------------------------
CHARTER/SM/          Seeks to achieve high total return through   .   AXA Equitable
  MULTI-SECTOR BOND  a combination of current income and              Funds Management
                     capital appreciation.                            Group, LLC
------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL    Seeks to achieve long-term growth of         .   AXA Equitable
  CAP GROWTH         capital.                                         Funds Management
                                                                      Group, LLC
------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL    Seeks to achieve long-term growth of         .   AXA Equitable
  CAP VALUE          capital.                                         Funds Management
                                                                      Group, LLC
------------------------------------------------------------------------------------------------------
TARGET 2015          Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION         consistent with its asset mix. Total return      Funds Management
                     includes capital growth and income.              Group, LLC
------------------------------------------------------------------------------------------------------
TARGET 2025          Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION         consistent with its asset mix. Total return      Funds Management
                     includes capital growth and income.              Group, LLC
------------------------------------------------------------------------------------------------------
TARGET 2035          Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION         consistent with its asset mix. Total return      Funds Management
                     includes capital growth and income.              Group, LLC
------------------------------------------------------------------------------------------------------
TARGET 2045          Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION         consistent with its asset mix. Total return      Funds Management
                     includes capital growth and income.              Group, LLC
------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

----------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST -                                                          INVESTMENT MANAGER (OR
 CLASS B SHARES                                                   SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                    AS APPLICABLE)         MANAGEMENT
----------------------------------------------------------------------------------------------------
TARGET 2055          Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION         consistent with its asset mix. Total return      Funds Management
                     includes capital growth and income.              Group, LLC


---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                 INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                     SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME         OBJECTIVE                                    AS APPLICABLE)         MANAGEMENT
---------------------------------------------------------------------------------------------------------
ALL ASSET               Seeks long-term capital appreciation and     .   AXA Equitable
  AGGRESSIVE - ALT      current income, with a greater emphasis          Funds Management
  25                    on capital appreciation.                         Group, LLC
---------------------------------------------------------------------------------------------------------
ALL ASSET GROWTH -      Seeks long-term capital appreciation and     .   AXA Equitable
  ALT 20                current income.                                  Funds Management
                                                                         Group, LLC
---------------------------------------------------------------------------------------------------------
ALL ASSET               Seeks long-term -capital appreciation and    .   AXA Equitable
  MODERATE GROWTH -     current income, with a greater emphasis          Funds Management
  ALT 15                on current income.                               Group, LLC
---------------------------------------------------------------------------------------------------------
AXA 400 MANAGED         Seeks to achieve long-term growth of         .   AllianceBernstein  (check mark)
  VOLATILITY            capital with an emphasis on risk-adjusted        L.P.
                        returns and managing volatility in the       .   AXA Equitable
                        Portfolio.                                       Funds Management
                                                                         Group, LLC
                                                                     .   BlackRock
                                                                         Investment
                                                                         Management, LLC
---------------------------------------------------------------------------------------------------------
AXA 500 MANAGED         Seeks to achieve long-term growth of         .   AllianceBernstein  (check mark)
  VOLATILITY            capital with an emphasis on risk-adjusted        L.P.
                        returns and managing volatility in the       .   AXA Equitable
                        Portfolio.                                       Funds Management
                                                                         Group, LLC
                                                                     .   BlackRock
                                                                         Investment
                                                                         Management, LLC
---------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED        Seeks to achieve long-term growth of         .   AllianceBernstein  (check mark)
  VOLATILITY            capital with an emphasis on risk-adjusted        L.P.
                        returns and managing volatility in the       .   AXA Equitable
                        Portfolio.                                       Funds Management
                                                                         Group, LLC
                                                                     .   BlackRock
                                                                         Investment
                                                                         Management, LLC
---------------------------------------------------------------------------------------------------------
AXA/AB DYNAMIC          Seeks to achieve total return from long-     .   AllianceBernstein    (delta)
  MODERATE GROWTH       term growth of capital and income.               L.P.
---------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP        Seeks to achieve long-term growth of         .   AllianceBernstein
  GROWTH                capital.                                         L.P.
---------------------------------------------------------------------------------------------------------
AXA BALANCED            Seeks long-term capital appreciation and     .   AXA Equitable      (check mark)
  STRATEGY              current income.                                  Funds Management
                                                                         Group, LLC
---------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE        Seeks current income and growth of           .   AXA Equitable      (check mark)
  GROWTH STRATEGY       capital, with a greater emphasis on current      Funds Management
                        income.                                          Group, LLC
---------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE        Seeks a high level of current income.        .   AXA Equitable      (check mark)
  STRATEGY                                                               Funds Management
                                                                         Group, LLC
---------------------------------------------------------------------------------------------------------
AXA/FRANKLIN            Seeks to maximize income while               .   AXA Equitable      (check mark)
  BALANCED MANAGED      maintaining prospects for capital                Funds Management
  VOLATILITY            appreciation with an emphasis on risk-           Group, LLC
                        adjusted returns and managing volatility in  .   BlackRock
                        the Portfolio.                                   Investment
                                                                         Management, LLC
                                                                     .   Franklin
                                                                         Advisers, Inc.
---------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL      Seeks to achieve long-term total return      .   AXA Equitable      (check mark)
  CAP VALUE MANAGED     with an emphasis on risk-adjusted returns        Funds Management
  VOLATILITY            and managing volatility in the Portfolio.        Group, LLC
                                                                     .   BlackRock
                                                                         Investment
                                                                         Management, LLC
                                                                     .   Franklin Advisory
                                                                         Services, LLC
---------------------------------------------------------------------------------------------------------
AXA/FRANKLIN            Primarily seeks capital appreciation and     .   AXA Equitable      (check mark)
  TEMPLETON             secondarily seeks income.                        Funds Management
  ALLOCATION                                                             Group, LLC
  MANAGED VOLATILITY
---------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                 INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                     SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME         OBJECTIVE                                    AS APPLICABLE)         MANAGEMENT
---------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY       Seeks to achieve long-term capital           .   AXA Equitable      (check mark)
  MANAGED VOLATILITY    appreciation with an emphasis on risk-           Funds Management
                        adjusted returns and managing volatility in      Group, LLC
                        the Portfolio.                               .   BlackRock
                                                                         Investment
                                                                         Management, LLC
                                                                     .   Morgan Stanley
                                                                         Investment
                                                                         Management Inc.
                                                                     .   OppenheimerFunds,
                                                                         Inc.
---------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL       Seeks to achieve long-term growth of         .   AXA Equitable      (check mark)
  CORE MANAGED          capital with an emphasis on risk-adjusted        Funds Management
  VOLATILITY            returns and managing volatility in the           Group, LLC
                        Portfolio.                                   .   BlackRock
                                                                         Investment
                                                                         Management, LLC
                                                                     .   EARNEST Partners,
                                                                         LLC
                                                                     .   Federated Global
                                                                         Investment
                                                                         Management Corp.
                                                                     .   Massachusetts
                                                                         Financial
                                                                         Services Company
                                                                         d/b/a MFS
                                                                         Investment
                                                                         Management
---------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL       Seeks to achieve long-term growth of         .   AllianceBernstein  (check mark)
  MANAGED VOLATILITY    capital with an emphasis on risk-adjusted        L.P.
                        returns and managing volatility in the       .   AXA Equitable
                        Portfolio.                                       Funds Management
                                                                         Group, LLC
                                                                     .   BlackRock
                                                                         Investment
                                                                         Management, LLC
---------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL       Seeks to provide current income and long-    .   AXA Equitable      (check mark)
  VALUE MANAGED         term growth of income, accompanied by            Funds Management
  VOLATILITY            growth of capital with an emphasis on risk-      Group, LLC
                        adjusted returns and managing volatility in  .   BlackRock
                        the Portfolio.                                   Investment
                                                                         Management, LLC
                                                                     .   Northern Cross,
                                                                         LLC
---------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE      Seeks to achieve long-term growth of         .   AXA Equitable      (check mark)
  MANAGED VOLATILITY    capital with an emphasis on risk-adjusted        Funds Management
                        returns and managing volatility in the           Group, LLC
                        Portfolio.                                   .   BlackRock
                                                                         Investment
                                                                         Management, LLC
                                                                     .   Capital Guardian
                                                                         Trust Company
                                                                     .   Thornburg
                                                                         Investment
                                                                         Management, Inc.
                                                                     .   Vaughan Nelson
                                                                         Investment
                                                                         Management
---------------------------------------------------------------------------------------------------------
AXA LARGE CAP           Seeks to provide long-term capital growth    .   AXA Equitable      (check mark)
  GROWTH MANAGED        with an emphasis on risk-adjusted returns        Funds Management
  VOLATILITY            and managing volatility in the Portfolio.        Group, LLC
                                                                     .   BlackRock
                                                                         Investment
                                                                         Management, LLC
                                                                     .   Loomis, Sayles &
                                                                         Company, L.P.
                                                                     .   T. Rowe Price
                                                                         Associates, Inc.
                                                                     .   Wells Capital
                                                                         Management, Inc.
---------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE     Seeks to achieve long-term growth of         .   AllianceBernstein  (check mark)
  MANAGED VOLATILITY    capital with an emphasis on risk-adjusted        L.P.
                        returns and managing volatility in the       .   AXA Equitable
                        Portfolio.                                       Funds Management
                                                                         Group, LLC
                                                                     .   BlackRock
                                                                         Investment
                                                                         Management, LLC
                                                                     .   Massachusetts
                                                                         Financial
                                                                         Services Company
                                                                         d/b/a MFS
                                                                         Investment
                                                                         Management
---------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                 INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                     SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME         OBJECTIVE                                    AS APPLICABLE)         MANAGEMENT
---------------------------------------------------------------------------------------------------------
AXA/LOOMIS SAYLES       Seeks to achieve capital appreciation.       .   Loomis, Sayles &
  GROWTH                                                                 Company, L.P.
---------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE       Seeks to achieve long-term capital           .   AXA Equitable      (check mark)
  MANAGED VOLATILITY    appreciation with an emphasis on risk            Funds Management
                        adjusted returns and managing volatility in      Group, LLC
                        the Portfolio.                               .   BlackRock
                                                                         Investment
                                                                         Management, LLC
                                                                     .   Diamond Hill
                                                                         Capital
                                                                         Management, Inc.
                                                                     .   Wellington
                                                                         Management
                                                                         Company, LLP
---------------------------------------------------------------------------------------------------------
AXA MODERATE GROWTH     Seeks long-term capital appreciation and     .   AXA Equitable      (check mark)
  STRATEGY              current income, with a greater emphasis          Funds Management
                        on current income.                               Group, LLC
---------------------------------------------------------------------------------------------------------
AXA/MUTUAL LARGE        Seeks to achieve capital appreciation,       .   AXA Equitable      (check mark)
  CAP EQUITY            which may occasionally be short-term, with       Funds Management
  MANAGED VOLATILITY    an emphasis on risk adjusted returns and         Group, LLC
                        managing volatility in the Portfolio.        .   BlackRock
                                                                         Investment
                                                                         Management, LLC
                                                                     .   Franklin Mutual
                                                                         Advisers, LLC
---------------------------------------------------------------------------------------------------------
AXA/TEMPLETON           Seeks to achieve long-term capital growth    .   AXA Equitable      (check mark)
  GLOBAL EQUITY         with an emphasis on risk adjusted returns        Funds Management
  MANAGED VOLATILITY    and managing volatility in the Portfolio.        Group, LLC
                                                                     .   BlackRock
                                                                         Investment
                                                                         Management, LLC
                                                                     .   Templeton
                                                                         Investment
                                                                         Counsel, LLC
---------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC      Seeks to achieve capital appreciation and    .   BlackRock
  VALUE EQUITY          secondarily, income.                             Investment
                                                                         Management, LLC
---------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS      Seeks a combination of growth and income     .   Boston Advisors,
  EQUITY INCOME         to achieve an above-average and                  LLC
                        consistent total return.
---------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY     Seeks to achieve long-term capital           .   Calvert
  RESPONSIBLE           appreciation.                                    Investment
                                                                         Management Inc.
---------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN     Seeks to achieve long-term growth of         .   Capital Guardian
  RESEARCH              capital.                                         Trust Company
---------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK         Seeks to achieve a total return before       .   AllianceBernstein
  INDEX                 expenses that approximates the total             L.P.
                        return performance of the Russell 3000(R)
                        Index, including reinvestment of dividends,
                        at a risk level consistent with that of the
                        Russell 3000(R) Index.
---------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX      Seeks to achieve a total return before       .   SSgA Funds
                        expenses that approximates the total return      Management, Inc.
                        performance of the Barclays U.S.
                        Intermediate Government/Credit Bond
                        Index, including reinvestment of dividends,
                        at a risk level consistent with that of the
                        Barclays U.S. Intermediate Government/
                        Credit Bond Index.
---------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS     Seeks to achieve long-term growth of         .   AllianceBernstein
  EQUITY PLUS           capital.                                         L.P.
                                                                     .   AXA Equitable
                                                                         Funds Management
                                                                         Group, LLC
                                                                     .   EARNEST Partners,
                                                                         LLC
---------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                     INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                         SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME         OBJECTIVE                                        AS APPLICABLE)         MANAGEMENT
-----------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX     Seeks to achieve a total return before expenses  .   AllianceBernstein
                        that approximates the total return                   L.P.
                        performance of the Standard & Poor's 500
                        Composite Stock Price Index, including
                        reinvestment of dividends, at a risk level
                        consistent with that of the Standard & Poor's
                        500 Composite Stock Price Index.
-----------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS        Seeks to achieve capital appreciation.           .   GAMCO Asset
  AND ACQUISITIONS                                                           Management, Inc.
-----------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL          Seeks to maximize capital appreciation.          .   GAMCO Asset
  COMPANY VALUE                                                              Management, Inc.
-----------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS     Seeks to achieve capital growth and              .   AXA Equitable
                        current income.                                      Funds Management
                                                                             Group, LLC
                                                                         .   BlackRock
                                                                             Investment
                                                                             Management, LLC
                                                                         .   First
                                                                             International
                                                                             Advisors, LLC
                                                                         .   Wells Capital
                                                                             Management, Inc.
-----------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD BOND      Seeks to maximize current income.                .   AXA Equitable
                                                                             Funds Management
                                                                             Group, LLC
                                                                         .   AXA Investment
                                                                             Managers, Inc.
                                                                         .   Post Advisory
                                                                             Group, LLP
-----------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE         Seeks to achieve a total return before           .   AXA Equitable
  GOVERNMENT BOND       expenses that approximates the total return          Funds Management
                        performance of the Barclays U.S.                     Group, LLC
                        Intermediate Government Bond Index,              .   SSgA Funds
                        including reinvestment of dividends, at a            Management, Inc.
                        risk level consistent with that of the
                        Barclays U.S. Intermediate Government
                        Bond Index.
-----------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL        Seeks to achieve a total return (before          .   AllianceBernstein
  EQUITY INDEX          expenses) that approximates the total                L.P.
                        return performance of a composite index
                        comprised of 40% DJ Euro STOXX 50
                        Index, 25% FTSE 100 Index, 25% TOPIX
                        Index, and 10% S&P/ASX 200 Index,
                        including reinvestment of dividends, at a
                        risk level consistent with that of the
                        composite index.
-----------------------------------------------------------------------------------------------------------
EQ/INVESCO COMSTOCK     Seeks to achieve capital growth and income.      .   Invesco Advisers,
                                                                             Inc.
-----------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE       Seeks to achieve long-term capital               .   J.P. Morgan
  OPPORTUNITIES         appreciation.                                        Investment
                                                                             Management Inc.
-----------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH     Seeks to achieve a total return before           .   AllianceBernstein
  INDEX                 expenses that approximates the total                 L.P.
                        return performance of the Russell 1000(R)
                        Growth Index, including reinvestment of
                        dividends at a risk level consistent with
                        that of the Russell 1000(R) Growth Index.
-----------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE      Seeks to achieve a total return before           .   SSgA Funds
  INDEX                 expenses that approximates the total                 Management, Inc.
                        return performance of the Russell 1000(R)
                        Value Index, including reinvestment of
                        dividends, at a risk level consistent with
                        that of the Russell 1000(R) Value Index.
-----------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                 INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                     SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME         OBJECTIVE                                    AS APPLICABLE)         MANAGEMENT
-------------------------------------------------------------------------------------------------------
EQ/MFS                  Seeks to achieve capital appreciation.       .   Massachusetts
  INTERNATIONAL                                                          Financial
  GROWTH                                                                 Services Company
                                                                         d/b/a MFS
                                                                         Investment
                                                                         Management
-------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX        Seeks to achieve a total return before       .   SSgA Funds
                        expenses that approximates the total             Management, Inc.
                        return performance of the Standard &
                        Poor's Mid Cap 400 Index, including
                        reinvestment of dividends, at a risk level
                        consistent with that of the Standard &
                        Poor's Mid Cap 400 Index.
-------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET/(1)/    Seeks to obtain a high level of current      .   The Dreyfus
                        income, preserve its assets and maintain         Corporation
                        liquidity.
-------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY       Seeks to achieve capital growth.             .   Morgan Stanley
  MID CAP GROWTH                                                         Investment
                                                                         Management Inc.
-------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER          Seeks to achieve capital appreciation.       .   OppenheimerFunds,
  GLOBAL                                                                 Inc.
-------------------------------------------------------------------------------------------------------
EQ/PIMCO GLOBAL         Seeks to achieve maximum real return,        .   Pacific
  REAL RETURN           consistent with preservation of capital and      Investment
                        prudent investment management.                   Management
                                                                         Company LLC
-------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA          Seeks to generate a return in excess of      .   Pacific
  SHORT BOND            traditional money market products while          Investment
                        maintaining an emphasis on preservation          Management
                        of capital and liquidity.                        Company LLC
-------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS    Seeks to achieve high current income         .   AllianceBernstein
                        consistent with moderate risk to capital.        L.P.
                                                                     .   AXA Equitable
                                                                         Funds Management
                                                                         Group, LLC
                                                                     .   Pacific
                                                                         Investment
                                                                         Management
                                                                         Company, LLC
-------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY        Seeks to replicate as closely as possible    .   AllianceBernstein
  INDEX                 (before expenses) the total return of the        L.P.
                        Russell 2000(R) Index.
-------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE        Seeks to achieve long-term capital           .   T. Rowe Price
  GROWTH STOCK          appreciation and secondarily, income.            Associates, Inc.
-------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND       Seeks to achieve total return through        .   UBS Global Asset
  INCOME                capital appreciation with income as a            Management
                        secondary consideration.                         (Americas) Inc.
-------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO          Seeks to achieve long-term capital growth.   .   Wells Capital
  OMEGA GROWTH                                                           Management, Inc.
-------------------------------------------------------------------------------------------------------
MULTIMANAGER            Seeks to achieve long-term growth of         .   AllianceBernstein
  AGGRESSIVE EQUITY     capital.                                         L.P.
                                                                     .   AXA Equitable
                                                                         Funds Management
                                                                         Group, LLC
                                                                     .   ClearBridge
                                                                         Investments, LLC
                                                                     .   Scotia
                                                                         Institutional
                                                                         Asset Management
                                                                         US, Ltd.
                                                                     .   T. Rowe Price
                                                                         Associates, Inc.
                                                                     .   Westfield Capital
                                                                         Management
                                                                         Company, L.P.
-------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                 INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                     SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME         OBJECTIVE                                    AS APPLICABLE)         MANAGEMENT
-------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE       Seeks to achieve a balance of high current   .   AXA Equitable
  BOND                  income and capital appreciation, consistent      Funds Management
                        with a prudent level of risk.                    Group, LLC
                                                                     .   BlackRock
                                                                         Financial
                                                                         Management, Inc.
                                                                     .   DoubleLine
                                                                         Capital L.P.
                                                                     .   Pacific
                                                                         Investment
                                                                         Management
                                                                         Company LLC
                                                                     .   SSgA Funds
                                                                         Management, Inc.
-------------------------------------------------------------------------------------------------------
MULTIMANAGER MID        Seeks to achieve long-term growth of         .   AllianceBernstein
  CAP GROWTH            capital.                                         L.P.
                                                                     .   AXA Equitable
                                                                         Funds Management
                                                                         Group, LLC
                                                                     .   BlackRock
                                                                         Investment
                                                                         Management, LLC
                                                                     .   Franklin
                                                                         Advisers, Inc.
                                                                     .   Wellington
                                                                         Management
                                                                         Company, LLP
-------------------------------------------------------------------------------------------------------
MULTIMANAGER MID        Seeks to achieve long-term growth of         .   AXA Equitable
  CAP VALUE             capital.                                         Funds Management
                                                                         Group, LLC
                                                                     .   BlackRock
                                                                         Investment
                                                                         Management, LLC
                                                                     .   Diamond Hill
                                                                         Capital
                                                                         Management, Inc.
                                                                     .   Lord, Abbett &
                                                                         Co. LLC
-------------------------------------------------------------------------------------------------------
MULTIMANAGER            Seeks to achieve long-term growth of         .   Allianz Global
  TECHNOLOGY            capital.                                         Investors U.S. LLC
                                                                     .   AXA Equitable
                                                                         Funds Management
                                                                         Group, LLC
                                                                     .   SSgA Funds
                                                                         Management, Inc.
                                                                     .   Wellington
                                                                         Management
                                                                         Company, LLP

---------------------------------------------------------------------------------------
 AIM VARIABLE
 INSURANCE FUNDS
 (INVESCO VARIABLE
 INSURANCE                                                     INVESTMENT MANAGER (OR
 FUNDS) - SERIES II                                            SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                 AS APPLICABLE)
---------------------------------------------------------------------------------------
INVESCO V.I. GLOBAL  The fund's investment objective is total  .   Invesco Advisers,
  REAL ESTATE FUND   return through growth of capital and          Inc.
                     current income.                           .   Invesco Asset
                                                                   Management Limited
---------------------------------------------------------------------------------------
INVESCO V.I. HIGH    The fund's investment objective is total  .   Invesco Advisers,
  YIELD FUND         return, comprised of current income and       Inc.
                     capital appreciation.
---------------------------------------------------------------------------------------
INVESCO V.I.         The fund's investment objective is long-  .   Invesco Advisers,
  INTERNATIONAL      term growth of capital.                       Inc.
  GROWTH FUND
---------------------------------------------------------------------------------------
INVESCO V.I. MID     The fund's investment objective is long-  .   Invesco Advisers,
  CAP CORE EQUITY    term growth of capital.                       Inc.
  FUND
---------------------------------------------------------------------------------------
INVESCO V.I. SMALL   The fund's investment objective is long-  .   Invesco Advisers,
  CAP EQUITY FUND    term growth of capital.                       Inc.

---------------------------------------------------------------------------------------------
 AMERICAN FUNDS
 INSURANCE SERIES(R)                                                 INVESTMENT MANAGER (OR
 PORTFOLIO NAME -                                                    SUB-ADVISER(S),
 CLASS 4 SHARES       OBJECTIVE                                      AS APPLICABLE)
---------------------------------------------------------------------------------------------
BOND FUND/SM/         The fund's investment objective is to provide  .   Capital Research
                      as high a level of current income as is            and Management
                      consistent with the preservation of capital.       Company
---------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------
 FIDELITY(R)
 VARIABLE INSURANCE
 PRODUCTS (VIP) -                                           INVESTMENT MANAGER (OR
 SERVICE CLASS 2                                            SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
------------------------------------------------------------------------------------------
FIDELITY(R) VIP      Seeks long-term capital appreciation.  .   Fidelity Management and
  CONTRAFUND(R)                                                 Research Company (FMR)
  PORTFOLIO

------------------------------------------------------------------------------------------
 GOLDMAN SACHS
 VARIABLE
 INSURANCE TRUST -                                          INVESTMENT MANAGER (OR
 SERVICE SHARES                                             SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
------------------------------------------------------------------------------------------
GOLDMAN SACHS VIT    Seeks long-term capital appreciation.  .   Goldman Sachs Asset
  MID CAP VALUE FUND                                            Management, L.P.

----------------------------------------------------------------------------------------------
 IVY FUNDS VARIABLE
 INSURANCE                                                      INVESTMENT MANAGER (OR
 PORTFOLIOS                                                     SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                  AS APPLICABLE)
----------------------------------------------------------------------------------------------
IVY FUNDS VIP ENERGY To seek to provide capital growth and      .   Waddell & Reed Investment
                     appreciation.                                  Management Company
                                                                    (WRIMCO)
----------------------------------------------------------------------------------------------
IVY FUNDS VIP HIGH   To seek to provide total return through a  .   Waddell & Reed Investment
  INCOME             combination of high current income and         Management Company
                     capital appreciation.                          (WRIMCO)
----------------------------------------------------------------------------------------------
IVY FUNDS VIP MID    To seek to provide growth of capital.      .   Waddell & Reed Investment
  CAP GROWTH                                                        Management Company
                                                                    (WRIMCO)
----------------------------------------------------------------------------------------------
IVY FUNDS VIP SMALL  To seek to provide growth of capital.      .   Waddell & Reed Investment
  CAP GROWTH                                                        Management Company
                                                                    (WRIMCO)

------------------------------------------------------------------------------------------
 LAZARD RETIREMENT
 SERIES, INC. -                                             INVESTMENT MANAGER (OR
 SERVICE SHARES                                             SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
------------------------------------------------------------------------------------------
LAZARD RETIREMENT    Seeks long-term capital appreciation.  .   Lazard Asset Management
  EMERGING MARKETS                                              LLC
  EQUITY PORTFOLIO

-----------------------------------------------------------------------------------------------
 MFS(R) VARIABLE
 INSURANCE TRUSTS -                                              INVESTMENT MANAGER (OR
 SERVICE CLASS                                                   SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                   AS APPLICABLE)
-----------------------------------------------------------------------------------------------
MFS(R)               The fund's investment objective is to seek  .   Massachusetts Financial
  INTERNATIONAL      capital appreciation.                           Services Company
  VALUE PORTFOLIO
-----------------------------------------------------------------------------------------------
MFS(R) INVESTORS     The fund's investment objective is to seek  .   Massachusetts Financial
  TRUST SERIES       capital appreciation.                           Services Company
-----------------------------------------------------------------------------------------------
MFS(R)               The fund's investment objective is to seek  .   Massachusetts Financial
  MASSACHUSETTS      capital appreciation.                           Services Company
  INVESTORS GROWTH
  STOCK PORTFOLIO
-----------------------------------------------------------------------------------------------
MFS(R) TECHNOLOGY    The fund's investment objective is to seek  .   Massachusetts Financial
  PORTFOLIO          capital appreciation.                           Services Company
-----------------------------------------------------------------------------------------------
MFS(R) UTILITIES     The fund's investment objective is to seek  .   Massachusetts Financial
  SERIES             total return.                                   Services Company

--------------------------------------------------------------------------------------------------
 VANECK VIP TRUST -                                                 INVESTMENT MANAGER (OR
 S CLASS                                                            SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                      AS APPLICABLE)
--------------------------------------------------------------------------------------------------
VANECK VIP GLOBAL    Seeks long-term capital appreciation by        .   Van Eck Associates
  HARD ASSETS FUND   investing primarily in hard asset securities.      Corporation
                     Income is a secondary consideration.
--------------------------------------------------------------------------------------------------




(1)The Board of Trustees of EQ Advisors Trust has approved changes to the Portfolio's principal investment strategies that will allow the Portfolio to operate as a "government money market fund." Effective April 1, 2016, the Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF THE TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT (800) 628-6673.

                        CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the contract,

(2)the annual minimum guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


The annual minimum guaranteed interest rate for 2016 ranges from 1.00% to 3.00%. Depending on the year and the state where your contract was issued, the lifetime minimum guaranteed interest rate ranges from 1.00% to 3.00%. The lifetime minimum guaranteed interest rate is shown in your contract. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Current rates will never be less than the annual minimum guaranteed interest rate.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued on or after August 13, 2001 in Washington. For contracts issued in New York, see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.

--------------------------------------------------------------------------------
FIXED MATURITY OPTIONS GENERALLY RANGE FROM ONE TO TEN YEARS TO MATURITY.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for maturity years ranging from one through ten. Not all of these fixed maturity options will be available for annuitant ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally ten fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

..   you previously allocated a contribution or made a transfer to the same fixed maturity option; or

..   the rate to maturity is 3%; or

..   the fixed maturity option's maturity date is within 45 days; or

..   the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions" below would apply:

(a)transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). For more information see "About our fixed maturity options" in "More Information" later in this prospectus. We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value

                        CONTRACT FEATURES AND BENEFITS
adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III at the end of this prospectus provides an example of how the market value adjustment is calculated.

SELECTING YOUR INVESTMENT METHOD

You must choose one of the following methods for selecting your investment options:

..   MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

..   MAXIMUM TRANSFER FLEXIBILITY. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the "Maximum investment options choice" method, for a limited time there will be no restrictions on the amount you can transfer out of the guaranteed interest option listed in group "A." If you elect the "Maximum transfer flexibility" method, for a limited time you will be able to use the fixed income variable investment options listed in group "B" as well as the fixed maturity options.

We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the "Maximum investment options choice" method, limits on transfers out of the guaranteed interest option will again apply. If you elect the "Maximum transfer flexibility" method, you will no longer be permitted to allocate contributions to or transfer amounts into the variable investment options in group "B" (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under "Maximum transfer flexibility" can remain in these options.


VARIABLE INVESTMENT OPTIONS*
A

--------------------------------------------------------------------------------

.. Guaranteed Investment Option

--------------------------------------------------------------------------------

DOMESTIC EQUITY
--------------------------------------------------------------------------------
.. AXA 400 Managed Volatility
.. AXA 500 Managed Volatility
.. AXA 2000 Managed Volatility
.. AXA/Franklin Small Cap Value Managed Volatility
.. AXA Large Cap Core Managed Volatility
.. AXA Large Cap Growth Managed Volatility
.. AXA Large Cap Value Managed Volatility
.. AXA/Loomis Sayles Growth
.. AXA Mid Cap Value Managed Volatility
.. AXA/Mutual Large Cap Equity Managed Volatility
.. Charter/SM/ Small Cap Growth
.. Charter/SM/ Small Cap Value
.. EQ/BlackRock Basic Value Equity
.. EQ/Boston Advisors Equity Income
.. EQ/Calvert Socially Responsible
.. EQ/Capital Guardian Research
.. EQ/Common Stock Index
.. EQ/Equity 500 Index
.. EQ/GAMCO Mergers and Acquisitions
.. EQ/GAMCO Small Company Value
.. EQ/Invesco Comstock
.. EQ/JPMorgan Value Opportunities
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Value Index
.. EQ/Mid Cap Index
.. EQ/Morgan Stanley Mid Cap Growth
.. EQ/Small Company Index
.. EQ/T. Rowe Price Growth Stock
.. EQ/UBS Growth and Income
.. EQ/Wells Fargo Omega Growth
.. Fidelity(R) VIP Contrafund(R)
.. Goldman Sachs VIT Mid Cap Value
.. Invesco V.I. Mid Cap Core Equity
.. Invesco V.I. Small Cap Equity
.. Ivy Funds VIP Energy
.. Ivy Funds VIP Mid Cap Growth
.. Ivy Funds VIP Small Cap Growth
.. MFS(R) Investors Trust
.. MFS(R) Massachusetts Investors Growth Stock
.. MFS(R) Technology
.. MFS(R) Utilities
.. Multimanager Aggressive Equity
.. Multimanager Mid Cap Growth
.. Multimanager Mid Cap Value
.. Multimanager Technology

.. VanEck VIP Global Hard Assets

--------------------------------------------------------------------------------


INTERNATIONAL/GLOBAL

--------------------------------------------------------------------------------
.. AXA Global Equity Managed Volatility
.. AXA International Core Managed Volatility
.. AXA International Managed Volatility
.. AXA International Value Managed Volatility
.. AXA/Templeton Global Equity Managed Volatility
.. EQ/Emerging Markets Equity PLUS
.. EQ/International Equity Index
.. EQ/MFS International Growth
.. EQ/Oppenheimer Global
.. Invesco V.I. Global Real Estate
.. Invesco V.I. International Growth
.. Lazard Retirement Emerging Markets Equity
.. MFS(R) International Value
--------------------------------------------------------------------------------

ASSET ALLOCATION
--------------------------------------------------------------------------------
.. All Asset Aggressive - Alt 25
.. All Asset Growth - Alt 20
.. All Asset Moderate Growth - Alt 15

.. AXA/AB Dynamic Moderate Growth

.. AXA Aggressive Allocation
.. AXA Balanced Strategy
.. AXA Conservative Allocation
.. AXA Conservative Growth Strategy
.. AXA Conservative-Plus Allocation
.. AXA Conservative Strategy
.. AXA/Franklin Balanced Managed Volatility
.. AXA/Franklin Templeton Allocation Managed Volatility
.. AXA Moderate Allocation
.. AXA Moderate Growth
  Strategy
.. AXA Moderate-Plus Allocation
.. Target 2015 Allocation
.. Target 2025 Allocation
.. Target 2035 Allocation
.. Target 2045 Allocation

.. Target 2055 Allocation

--------------------------------------------------------------------------------


B
FIXED INCOME

--------------------------------------------------------------------------------

.. American Funds Insurance Series(R) Bond/SM/
.. AXA/AB Small Cap Growth
.. Charter/SM/ Multi-Sector Bond
.. EQ/Core Bond Index
.. EQ/Global Bond PLUS
.. EQ/High Yield Bond
.. EQ/Intermediate Government Bond
.. EQ/Money Market
.. EQ/PIMCO Global Real Return
.. EQ/PIMCO Ultra Short Bond
.. EQ/Quality Bond PLUS
.. Invesco V.I. High Yield
.. Ivy Funds VIP High Income
.. Multimanager Core Bond

--------------------------------------------------------------------------------

FIXED MATURITY OPTIONS
--------------------------------------------------------------------------------
TRANSFER RESTRICTIONS APPLY AS INDICATED ABOVE UNDER "FIXED MATURITY OPTIONS
AND MATURITY DATES." FIXED MATURITY OPTIONS ARE ONLY AVAILABLE IN STATES WHERE APPROVED.
--------------------------------------------------------------------------------

* Please see the "Portfolios of Trusts" earlier in this prospectus regarding name changes and the availability of new investment options, subject to regulatory and/or shareholder approval.

The Target Allocation investment options are expected to invest more heavily in fixed income securities as they approach their respective target dates, and thereafter. As each Target Allocation investment option reaches its respective target date, we reserve the right to make it a group "B" investment option. Please note that if you select the "Maximum transfer flexibility" method, and you allocate any contributions or account value to any of the Target Allocation investment options, you will be deemed to have changed to the "Maximum investment option choice" method. This change to your investment method will occur when you change your allocation instruction to include a Target Allocation investment option or when you make a transfer to a Target Allocation investment option

                        CONTRACT FEATURES AND BENEFITS
that has been reassigned. We will notify you of this change in writing. Please note that if this occurs, the number of variable investment options available to you will increase. In other words, the "B" investment options will be available to you. However, your ability to transfer out of the guaranteed interest option will be limited.


If you select the "Maximum transfer flexibility" method but have not included any of the Target Allocation investment options among your allocations, you will not be changed to the alternate method but those options will no longer be available to you.

You may choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart referenced above are selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the "Maximum investment options choice" investment method.


ALLOCATING YOUR CONTRIBUTIONS

Once you have made your investment method choice, you may allocate your contributions to one or more, or all, of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value in "Determining your contract's value" later in this prospectus.


The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors, LLC ("AXA Advisors") financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


..   PRINCIPAL ASSURANCE ALLOCATION. Under this allocation program, you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 6 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on February 18, 2016 you chose the fixed maturity option with a maturity date of June 15, 2024, since the rate to maturity was 3.05% on February 18, 2016, we would have allocated $7,554 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an EQUI-VEST(R) traditional IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this prospectus.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions, without interest. For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract's cash value.


We may require that you wait six months before you apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract whether we have received your contribution or not.

Also, if you fully or partially convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(R) Roth IRA Re-Characterization Form."

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrender of your contract to receive its cash value" later in this prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

DEATH BENEFIT

Your contract provides a death benefit. If you do not elect the ratcheted death benefit described below, the death benefit is equal to the greater of (i) the account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms

                        CONTRACT FEATURES AND BENEFITS
necessary to effect payment and (ii) the "standard death benefit." The standard death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, and any taxes that apply. Depending upon the state where your contract is issued, each withdrawal you make will reduce the amount of your current standard death benefit on a pro rata basis, in the same manner as described under "Ratcheted death benefit" below.

If your surviving spouse rolls the death benefit proceeds over into a contract issued by us, the death proceeds will remain invested in this contract until your spouse's contract is issued and the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse's new contract. The amount of the death benefit will be calculated to equal the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date that your spouse's contract is issued, and (ii) the "standard death benefit" as of the date of your death. This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse's new contract is issued.

If you elect the ratcheted death benefit, the death benefit is equal to the greater of:


(a)your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payments; and


(b)the ratcheted death benefit on the date of the annuitant's death, less any subsequent withdrawals, withdrawal charges and taxes that apply.

RATCHETED DEATH BENEFIT

For an additional fee, you may elect the ratcheted death benefit. On the contract date, your ratcheted death benefit equals your initial contribution. Then, on each third contract date anniversary, until the annuitant is age 85, we will determine your ratcheted death benefit by comparing your current ratcheted death benefit to your account value on that third contract date anniversary. If your account value is higher than your ratcheted death benefit, we will increase your ratcheted death benefit to equal your account value. On the other hand, if your account value on the third contract date anniversary is less than your ratcheted death benefit, we will not adjust your ratcheted death benefit either up or down.

If you make additional contributions, we will increase your current ratcheted death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your death benefit on the date you take the withdrawal.

Each withdrawal you make will reduce the amount of your current ratcheted death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current ratcheted death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your ratcheted death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new ratcheted death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). You may only elect the ratcheted death benefit at the time you apply for a contract if the annuitant is not older than age 75 when the contract is issued. Once you elect this benefit, you may not cancel it as long as the contract is in effect.

See Appendix IV at the end of this prospectus for an example of how we calculate the death benefit.


Before purchasing the ratcheted death benefit for your IRA contract, you and your tax adviser should carefully consider the following. If you intend to satisfy your lifetime required minimum distributions requirements which begin after age 70 1/2 for this contract taking account-based withdrawals (as opposed to receiving annuity payments), you should know that under the terms of the annuity contract such withdrawals will reduce your ratcheted death benefit and may have the effect of eliminating your ability to utilize the entire benefit. Also, purchasing the ratcheted death benefit may increase the amount of RMDs you are required to withdraw under the tax rules if you elect withdrawals and not annuity payments. For more information see "Lifetime minimum distribution withdrawals" under "withdrawing your account value" in "Accessing your money" and "Tax information" later in this prospectus.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See "Required Minimum Distributions" under "Tax Information." This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for traditional IRA and Roth IRA contracts only" in "Payment of the death benefit" later in this prospectus. You should discuss with your tax adviser your own personal situation.

The Inherited traditional IRA is also available to non-spousal beneficiaries of deceased plan participants in qualified plans, 403(b) plans and governmental employer 457(b) plans ("Applicable Plan(s)"). In this discussion, unless otherwise indicated, references to "deceased owner" include "deceased plan participant"; references to "original IRA" include "the deceased plan participant's interest or benefit under the Applicable Plan", and references to "individual beneficiary of a traditional IRA" include "individual non-spousal beneficiary under an Applicable Plan."

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. In the case of a non-spousal beneficiary under a deceased plan participant's Applicable Plan, the Inherited traditional IRA can only be purchased by a direct rollover of the death benefit under the Applicable Plan. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary

                        CONTRACT FEATURES AND BENEFITS
of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

..   You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

..   The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust will be the annuitant.

..   An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

..   The initial contribution must be a direct transfer from the deceased owner's original IRA and must be at least $5,000.

..   Additional contributions of at least $1,000 are permitted, but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

..   A non-spousal beneficiary under an Applicable Plan cannot make additional contributions to an Inherited traditional IRA contract.

..   You may make transfers among the investment options.

..   You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described under "Withdrawal charge" in "Charges and expenses" later in this prospectus.

..   The following features mentioned in the prospectus are not available under the inherited IRA beneficiary continuation contract: successor owner/annuitant, automatic investment program and systematic withdrawals.

..   If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.

..   Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply. If you had elected the ratcheted death benefit, it will no longer be in effect and charges for such benefit will stop.

                        CONTRACT FEATURES AND BENEFITS

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) guaranteed interest option; and (iii) market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less (i) any withdrawal charge that may apply and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
UNITS MEASURE YOUR VALUE IN EACH VARIABLE INVESTMENT OPTION.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)increased to reflect additional contributions;

(ii)decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, when we deduct the annual administrative charge, third-party transfer or exchange charge, or the ratcheted death benefit charge, we will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in a fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

                       DETERMINING YOUR CONTRACT'S VALUE

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

..   You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

..   You may not transfer to a fixed maturity option in which you already have value.

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


..   If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Not all maturities may be available. You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.


..   If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.


..   If you choose the "Maximum investment options choice" method for selecting investment options (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this prospectus) the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

..   If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected the "Maximum investment options choice" method (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this prospectus) you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.


Upon advance notice to you, we may change or establish additional restrictions on transfers into and among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

You may request a transfer in writing or by telephone using TOPS or online using Online Account Access. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts to be transferred, and

(3)the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

AUTOMATIC TRANSFER OPTIONS

INVESTMENT SIMPLIFIER

Our Investment simplifier program allows you to choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

The fixed-dollar and the interest sweep options are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:

..   Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

..   Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

..   Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

REBALANCING YOUR ACCOUNT VALUE

Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. To enroll in the asset rebalancing program, you must notify us in writing by completing our asset rebalancing form, instructing us:

(a)in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b)how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among the variable investment options (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Currently, we permit rebalancing of up to 20 investment options. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under "Transferring your account value" above in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect the transfer restrictions will be waived for the rebalancing transfers.

--------------------------------------------------------------------------------
REBALANCING DOES NOT ASSURE A PROFIT OR PROTECT AGAINST LOSS. YOU SHOULD PERIODICALLY REVIEW YOUR ALLOCATION PERCENTAGES AS YOUR NEEDS CHANGE. YOU MAY WANT TO DISCUSS THE REBALANCING PROGRAM WITH YOUR FINANCIAL PROFESSIONAL AND/OR FINANCIAL ADVISER BEFORE ELECTING THE PROGRAM.
--------------------------------------------------------------------------------

To be eligible, you must have (i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. We may waive this $5,000 requirement. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our processing office.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.

METHOD OF WITHDRAWAL

--------------------------------------------------------------------------------------------
                                                                                  MINIMUM
                         CONTRACT                            PARTIAL SYSTEMATIC DISTRIBUTION
--------------------------------------------------------------------------------------------
NQ                                                             Yes      Yes         No
--------------------------------------------------------------------------------------------
Traditional IRA                                                Yes      Yes         Yes
--------------------------------------------------------------------------------------------
Roth IRA                                                       Yes      Yes         No
--------------------------------------------------------------------------------------------

PARTIAL WITHDRAWALS
(ALL CONTRACTS)

You may take partial withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves you with an account value of less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.

Partial withdrawals in excess of the 15% free withdrawal amount may be subject to a withdrawal charge. See "15% free withdrawal amount" in "Charges and expenses" later in this prospectus.

SYSTEMATIC WITHDRAWALS
(ALL CONTRACTS EXCEPT INHERITED IRA)

You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. If you do not select a date, your withdrawals will be made on the first business day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options and/or the guaranteed interest option, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1)Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (without exhausting your values in those options). Once the requested amount is greater than your account value, the systematic withdrawal program will terminate.

(2)Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (until your account value is exhausted). Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

(3)You may specify a dollar amount from one variable investment option or the guaranteed interest option. If you choose this option and the value in the investment option drops below the requested withdrawal amount, the requested withdrawal amount will be taken on a pro rata basis from all remaining investment options in which you have value. Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

If you are invested in fixed maturity options, you may not elect option (1) or
(2).

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 15% free withdrawal amount may be subject to a withdrawal charge.

LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS
(TRADITIONAL IRA CONTRACTS -- SEE "TAX INFORMATION" LATER IN THIS PROSPECTUS)


We offer our "required minimum distribution automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to "Required minimum distributions" under "Individual retirement arrangements ("IRAs")" in "Tax information" later in this prospectus. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals, which could increase the amount required to be withdrawn. For this purpose additional annuity contract benefits may include enhanced death benefits.


You may elect our RMD automatic withdrawal option in the year in which you reach age 70 1/2 or in any later year. To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually.

                             ACCESSING YOUR MONEY

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our RMD automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 15% free withdrawal amount.

--------------------------------------------------------------------------------
WE WILL SEND TO TRADITIONAL IRA OWNERS A FORM OUTLINING THE MINIMUM
DISTRIBUTION OPTIONS AVAILABLE IN THE YEAR YOU REACH AGE 70 1/2 (IF YOU HAVE
NOT BEGUN YOUR ANNUITY PAYMENTS BEFORE THAT TIME).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options and the guaranteed interest option, if there is insufficient value or no value in the variable investment options and the guaranteed interest option, the additional withdrawal amount will be taken from the fixed maturity options on a pro rata basis. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.

AUTOMATIC DEPOSIT SERVICE


If you are receiving required minimum distribution payments from a traditional IRA contract, you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your traditional IRA contract directly into an existing EQUI-VEST(R) NQ or Roth IRA or an existing EQUI-VEST(R) Express/SM/ NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs. See "Tax information" later in this prospectus.


DEPOSIT OPTION FOR NQ CONTRACTS ONLY

If available, you may elect the deposit option for your benefit while you are alive, or for the benefit of your beneficiary.

If this option is available, proceeds from your NQ contract can be deposited with us for a period you select, but no longer than five years. We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period using our then current rate for this option. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds may be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. We may remove this payout option at any time. Your financial professional can provide more information about this option and whether it is available, or you may call our processing office.

SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.

TERMINATION

We may terminate your contract and pay you the cash value if:

(1)your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2)you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3)you have not made any contributions within 120 days from your contract date.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of a variable investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.

Deferred annuity contracts such as EQUI-VEST(R) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your EQUI-VEST(R) contract and all its benefits terminate and will be converted to a supplemental payout annuity contract ("payout option") that provides for periodic payments for life or for a specified period of time. In general, the

                             ACCESSING YOUR MONEY
periodic payment amount is determined by the account value or cash value of your EQUI-VEST(R) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your EQUI-VEST(R) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information). In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We may offer other payout options not outlined here. Your financial professional can provide details.

EQUI-VEST(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time.

ANNUITY PAYOUT OPTIONS

---------------------------------------------------------------------------------
Fixed annuity payout options             .   Life annuity
                                         .   Life annuity with period certain
                                         .   Life annuity with refund certain
                                         .   Period certain annuity
---------------------------------------------------------------------------------
Variable Immediate Annuity pay-out       .   Life annuity (not available in New
  options (as described in a separate        York)
  prospectus for this option)            .   Life annuity with period certain
---------------------------------------------------------------------------------


..   LIFE ANNUITY: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living. If you choose this payout option and you die before the due date of the second (third, fourth, etc.) annuity payment, then you will only receive one (two, three, etc.) annuity payment.


..   LIFE ANNUITY WITH PERIOD CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

..   LIFE ANNUITY WITH REFUND CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

..   PERIOD CERTAIN ANNUITY: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

PARTIAL ANNUITIZATION

Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "Withdrawing your account value" above. See also the discussion of "Partial annuitization" in "Taxation of nonqualified annuities" under "Tax information".

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                             ACCESSING YOUR MONEY

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the EQUI-VEST(R) contract date. You can change the date your annuity payments are to begin any time before that date as long as you do not choose a date later than the 28th day of any month or later than your contract's maturity date. Your contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option.

The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday and for contracts issued in New York is:

(i)The contract date anniversary that follows the annuitant's 90th birthday if the annuitant was not older than age 80 when the contract was issued; and

(ii)The contract date anniversary that is 10 years after the date the contract was issued if the annuitant was ages 81 through 85 when the contract was issued.

We will send you a notice with your contract statement one year prior to your maturity date. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable immediate annuity is selected. If you do not respond to the notice within the 30 days following your maturity date, your contract will be annuitized automatically.

We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts (such as monthly) because of the increased administrative expenses associated with more frequent payouts. Also, in general, the longer the period over which we expect to make payments, the lower will be your payment each year.

The amount of the annuity payments will depend on:

(1)the amount applied to purchase the annuity;

(2)the type of annuity chosen, and whether it is fixed or variable;

(3)in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)in certain instances, the sex of the annuitant(s).

The amount applied to provide the annuity payments will be (1) the account value for any life annuity form, or (2) the cash value for any annuity certain (an annuity form that does not guarantee payments for a person's lifetime) except that if the period certain is more than five years, the amount applied will be no less than 95% of the account value.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

Please see Appendix V later in this prospectus for state variations.

EQUI-VEST(R) AT RETIREMENT/SM/ AND AT RETIREMENT/SM/

If you have a traditional IRA, Roth IRA, QP IRA, or NQ contract, you may be eligible to convert your EQUI-VEST(R) contract to a new EQUI-VEST(R) At Retirement/SM/ contract (or a new At Retirement/SM/ contract, in New York). EQUI-VEST(R) At Retirement/SM/ is a deferred variable annuity contract that offers living benefits (Guaranteed withdrawal benefit for life or Guaranteed minimum income benefit) and enhanced death benefits. At Retirement/SM/ is a deferred variable annuity contract that offers a Guaranteed withdrawal benefit for life. Neither the EQUI-VEST(R) At Retirement/SM/ contract nor the At Retirement/SM/ contract has any withdrawal charges.


At the time of conversion, you must meet the following conditions in order to qualify for this conversion offer. You must be between the ages of 55 and 85, your contract must have an account value of at least $50,000, you must purchase at least one of the living or enhanced death benefits, there can be no withdrawal charges applicable under your existing EQUI-VEST(R) contract, and no rollover/direct transfer contributions can have been made to the existing contract in the two contract years prior to the date you apply for the new contract. The written application for the new EQUI-VEST(R) At Retirement/SM/ or At Retirement/SM/ contract must be received by our Processing Office no later than the close of business on December 31, 2016 or such later date as we state in writing to you. The EQUI-VEST(R) At Retirement/SM/ or At Retirement/SM/ contract and its benefits, including the charges for such benefits are described in a separate prospectus. The EQUI-VEST(R) At Retirement/SM/ contract and At Retirement/SM/ contract will not accept any contributions (initial or additional) after December 31, 2016.

                             ACCESSING YOUR MONEY

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:


..   A mortality and expense risks charge.

..   A charge for other expenses.


We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


..   On the last day of the contract year -- an annual administrative charge, if applicable.

..   Charge for third-party transfer or exchange.

..   Charges for certain optional special services.

..   At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge, if applicable.

..   A ratcheted death benefit charge, if you elect the benefit.


..   At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. A variable immediate annuity administrative fee may also apply.

More information about these charges appears below.

We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

CHARGES UNDER THE CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the standard death benefit. The daily charge is currently equivalent to an annual rate of 0.95% (1.65% maximum) of the net assets in each variable investment option.

The mortality risk we assume is that annuitants (as a group) will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is that our expenses in providing the benefits and administering the contracts will be greater than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is currently equivalent to an annual rate of 0.25% (0.35% maximum) of net assets in each variable investment option.

TOTAL MAXIMUM SEPARATE ACCOUNT A CHARGES

The current total annual rate for Separate Account A charges is 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. Any increase will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfair or discriminatory.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year, is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is currently $30 for contract years three or later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual, basis.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R)

                             CHARGES AND EXPENSES
contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.

CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $65 for each direct transfer or exchange. This charge will never exceed 2% of the amount disbursed or transferred. We will deduct this charge and any withdrawal charge that applies from your account value.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.

The amount of the withdrawal charge we deduct is equal to 6% of any contribution withdrawn attributable to contributions made during the current and five prior contract years measured from the date of the withdrawal.

In the case of surrenders, we will pay you the greater of the following up to a maximum of the account value:

..   the account value after any withdrawal charge has been imposed (cash value), or

..   the 15% free withdrawal amount plus the contributions made before the current and five prior contract years that have not been previously withdrawn plus 94% of (a) the remaining account value, minus (b) any administrative fees.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this prospectus.

We may reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York -- fixed maturity options" below.

The withdrawal charge does not apply in the circumstances described below.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

..   the annuitant dies and a death benefit is payable to the beneficiary.

..   we receive a properly completed election form providing for the entire account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i)The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii)The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is
     (a) approved by Medicare as a provider of skilled nursing care service, or
     (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   -- it provides continuous room and board to three or more persons;

   -- it is supervised by a registered nurse or licensed practical nurse;

   -- it keeps daily medical records of each patient;

   -- it controls and records all medications dispensed; and

   -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, with respect to a contribution if the condition as described in (i), (ii) or (iii) above existed at the time the contribution was remitted, or if the condition began within the 12 month period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

                             CHARGES AND EXPENSES

For traditional IRA and Roth IRA contracts, the withdrawal charge also does not apply:

..   after six contract years and the annuitant is at least age 59 1/2; or

..   if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.

------------------------------------------------------------
 DECLINING SCALE               ALTERNATIVE SCALE
------------------------------------------------------------
YEAR OF INVESTMENT IN FIXED  YEAR OF TRANSFER WITHIN FIXED
MATURITY OPTION/(1)/          MATURITY OPTION/(1)/
------------------------------------------------------------
Within year 1       6%          Within year 1         5%
------------------------------------------------------------
      2             6%                2               4%
------------------------------------------------------------
      3             5%                3               3%
------------------------------------------------------------
      4             4%                4               2%
------------------------------------------------------------
      5             3%                5               1%
------------------------------------------------------------
      6             2%          After year 5          0%
------------------------------------------------------------
After year 6        0%       Not to exceed 1%
                             times the number of
                             years remaining in
                             the fixed maturity
                             option, rounded to
                             the higher number
                             of years. In other
                             words, if 4.3 years
                             remain, it would be
                             a 5% charge.
------------------------------------------------------------

(1)Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a NQ or traditional IRA contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

..   If you were to withdraw the total amount of the contribution within the first six years after it was made, the withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

..   The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

..   The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

..   If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

..   As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

                             CHARGES AND EXPENSES

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

OPTIONAL RATCHETED DEATH BENEFIT CHARGE

If you elect the optional ratcheted death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.15% of your account value on the contract date anniversary.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment. See "About our fixed maturity options" in "More information" later in this prospectus.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of a Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

                             CHARGES AND EXPENSES

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6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time while the contract is in force and the owner and annuitant are alive. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received at our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.

We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. We describe the death benefit in "Contract features and benefits" earlier in this prospectus.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary or the joint owner, the contract can be continued as discussed below under "Successor owner and annuitant." Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules. A beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

SUCCESSOR OWNER AND ANNUITANT. For all contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner and annuitant feature, we will increase the account value to equal your ratcheted (or minimum) death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. The minimum death benefit will continue to apply. In determining whether the ratcheted death benefit, if elected, will continue to grow, and to determine if contributions are permitted we will use your surviving spouse's age as of the date the successor owner and annuitant feature is effected.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary you name to receive the death benefit upon the annuitant's death your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time while the contract is in force and the owner and annuitant are alive by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

..   The cash value of the contract must be fully paid to the successor owner
    (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

..   The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed under "Beneficiary continuation option" below. The account value must be distributed no later than 5 years after the spouse's death.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

If the beneficiary is a natural person (i.e., not an entity such as a corporation or a trust) and so elects, death benefit proceeds can be paid

                           PAYMENT OF DEATH BENEFIT
through the "AXA Equitable Access Account," which is a draft account that works in certain respects like an interest-bearing checking account. In that case, we will send the beneficiary a draftbook, and the beneficiary will have immediate access to the proceeds by writing a draft for all or part of the amount of the death benefit proceeds. AXA Equitable will retain the funds until a draft is presented for payment. Interest on the AXA Equitable Access Account is earned from the date we establish the account until the account is closed by your beneficiary or by us if the account balance falls below the minimum balance requirement, which is currently $1,000. The AXA Equitable Access Account is part of AXA Equitable's general account and is subject to the claims of our creditors. We will receive any investment earnings during the period such amounts remain in the general account. The AXA Equitable Access Account is not a bank account or a checking account and it is not insured by the FDIC. Funds held by insurance companies in the general account are guaranteed by the respective state guaranty association.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY.

The beneficiary must elect this feature by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such is later. For traditional IRA contracts only, if you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   The minimum death benefit or the ratcheted death benefit, if applicable under the contract, will no longer be in effect and the charge for the ratcheted death benefit will stop.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the inherited annuity, may only be elected when the NQ contract owner dies before the date annuity payments are to begin, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section.

This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

                           PAYMENT OF DEATH BENEFIT

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The contract continues with your name on it for the benefit of your beneficiary.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   The minimum death benefit or the ratcheted death benefit, if applicable under your contract, will no longer be in effect and the charge for the ratcheted death benefit will stop.

..   If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary that he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

..   As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

..   No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

..   If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

..   The account value will not be reset to the death benefit amount.

..   The withdrawal charge schedule and free corridor amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

..   We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free corridor amount. See "Withdrawal charge" in "Charges and expenses" earlier in this prospectus.

If a contract is jointly owned:

..   The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

..   If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" above.

..   If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" above.

                           PAYMENT OF DEATH BENEFIT

7. Tax information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

FATCA


Even though this section in the Prospectus discusses consequences to United States individuals you should be aware that the Foreign Account Tax Compliance Act ("FATCA") which applies to certain U.S.-source payments may require AXA Equitable and its affiliates to obtain specified documentation of an entity's status before payment is made in order to avoid punitive 30% FATCA withholding. The FATCA rules are initially directed at foreign entities, and may presume that various U.S. entities are "foreign" unless the U.S. entity has documented its U.S. status by providing Form W-9. Also, in future years FATCA and related rules may require us to document the status of certain contractholders, as well as report contract values and other information for such contractholders. For this reason AXA Equitable and its affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this prospectus, or a custodial or trusteed individual retirement account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the choice of death benefits, selection of variable investment options, provision of a guaranteed interest option and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts. For this purpose, additional annuity contract benefits may include enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions to this annuity contract.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

Please note our restrictions on contributions. See "How you can contribute to your contract" in "Contract features and benefits" earlier in this Prospectus.

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a typical grantor trust.

                                TAX INFORMATION

All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

..   the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that AXA Equitable cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See ''Payment of death benefit".

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the beneficiary continuation option the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

                                TAX INFORMATION

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary (or joint life expectancies), using an IRS-approved distribution method.

We will report a life-contingent partial annuitization made to an owner under age 59 1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

ADDITIONAL TAX ON NET INVESTMENT INCOME

Taxpayers who have modified adjusted gross income ("MAGI") over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the "Net Investment Income Tax" or "NIIT"). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account A. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account A. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a large number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   "traditional IRAs," typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans.

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A ("Contributions to Individual Retirement Arrangements (IRAs)") and 590-B ("Distributions from Individual Retirement Arrangements (IRAs)") These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. We offer the EQUI-VEST(R) contract in both traditional IRA and Roth IRA versions.

This prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contracts.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this prospectus. We do not guarantee or project growth in variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have received an opinion letter from the IRS approving the respective forms of the EQUI-VEST(R) traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. We may no longer rely on the opinion letter for the Roth IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for

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IRS approval do not include every feature possibly available under the
EQUI-VEST(R) traditional and Roth IRA contracts.

AXA Equitable has received opinion letters from the IRS approving the respective forms of the EQUI-VEST(R) Inherited IRA beneficiary continuation contract for use as a traditional inherited IRA or inherited Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST(R) traditional Inherited IRA and Inherited Roth IRA contracts.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel any version of the EQUI-VEST(R) IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this prospectus. You can cancel an EQUI-VEST(R) Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST(R) traditional IRA contract by following the instructions in the "EQUI-VEST(R) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

Please note our restrictions on contributions. See "How you can contribute to your contract" in "Contract features and benefits" earlier in this prospectus.

CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, individuals may make three different types of contributions to purchase a traditional IRA or as additional contributions to an existing IRA:

..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS.


LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,500 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2016, after adjustment for cost-of-living changes. When your earnings are below $5,500, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 70 1/2 or any taxable year after that.


If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch up contributions" of up to $1,000 to your traditional IRA for the taxable year.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $5,500, married individuals filing jointly can contribute up to $11,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,500 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $5,500 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70 1/2 at any time during the taxable year for which the contribution is being made.


DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590-A, "Contributions to Individual Retirement Arrangements (IRAs)" which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.


ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA

Certain lower income individuals may be eligible for a nonrefundable income tax credit for contributions made to a traditional IRA or Roth IRA. Please see the current version of IRS Publication 590-A for details.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $5,000 per person

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limit for the applicable taxable year ($5,500 for 2016 after adjustment). The dollar limit is $1,000 higher for people eligible to make age 50- 70 1/2 catch-up contributions ($6,500 for 2016). See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans, also referred to as "governmental employer EDC plans";

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself:

   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:

   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distribution is:

..   "a required minimum distribution" after age 70 1/2 or retirement; or

..   one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

..   a hardship withdrawal; or

..   a corrective distribution which fits specified technical tax rules; or

..   a loan that is treated as a distribution; or

..   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

..   a qualified domestic relations order distribution to a beneficiary who is not your current or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

Rollovers from an eligible retirement plan to a traditional IRA are not subject to the "one-per-year limit" noted later in this section.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of payments" later in this prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the "one-per-year limit." It is the IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct

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transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spousal beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

..   regular contributions to a traditional IRA made after you reach age 70 1/2
    ; or

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See IRS Publications 590-A and 590-B for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.


We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your Individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

IRA DISTRIBUTIONS DIRECTLY TRANSFERRED TO CHARITY


Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. You can direct AXA Equitable to make a distribution directly to a charitable organization you request whether or not such distribution might be eligible for favorable tax treatment. Since an IRA owner is responsible for determining the tax consequences of any distribution from an IRA, we report the distribution to you on Form 1099-R. After discussing with your own tax advisor, it is your responsibility to report any distribution qualifying as a tax-free charitable direct transfer from your IRA on your own tax return.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of

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required minimum distributions from individual retirement annuity contracts.
For this purpose additional annuity contract benefits may include enhanced death benefits. This could increase the amount required to be distributed from these contracts.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions --"account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. If you do not elect one of these options, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that

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surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death. The required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   used to pay certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

ROTH INDIVIDUAL RETIREMENT ANNUITIES ("ROTH IRAS")

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional IRAs."

The EQUI-VEST(R) Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Please note our restrictions on contributions. See "How you can contribute to your contract" in "Contract features and benefits" earlier in this prospectus.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion" rollover contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans;
    or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,500 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2016 after adjustment for cost-of-living changes. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a

                                TAX INFORMATION

Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,500, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590-A, "Contributions to Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.


WHEN CAN YOU MAKE CONTRIBUTIONS? Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

..   another Roth IRA;

..   a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

..   a "designated Roth contribution account" under a 401(k) plan, a 403(b)
    plan, or a governmental employer EDC plan (direct or 60-day); or

..   from non-Roth accounts under another eligible retirement plan as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. We call this the "one-per-year limit." It is the Roth IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spousal beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

Conversion rollover contributions to Roth IRAs are not subject to the "one-per-year limit" noted earlier in this section.

You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a

                                TAX INFORMATION
traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12 month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution you must use our forms.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   Rollovers from a Roth IRA to another Roth IRA;

..   Direct transfers from a Roth IRA to another Roth IRA;

..   Qualified distributions from a Roth IRA; and

..   Return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

..   you are age 59 1/2 or older; or

..   you die; or

..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

                                TAX INFORMATION

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally, the same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 1.00% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option. (The rate may be higher in your state.) In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. In Table II we assume a single initial contribution of $1,000, and no additional contributions. The guaranteed interest rate, which can range from 1.00% to 3.00%, is in the contract.

The account values shown reflect no withdrawal charges. The cash values shown reflect the withdrawal charge that applies if you surrender your contract for its cash value. In all cases we assume no transfers.

These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored, unless the contract is a Roth IRA.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.

                                TAX INFORMATION

Table I at the guaranteed minimum rate of 1.00% (the rate may be higher in your state)

                                    TABLE I
                        ACCOUNT VALUES AND CASH VALUES
 (ASSUMING $1,000 CONTRIBUTIONS MADE ANNUALLY AT THE BEGINNING OF THE CONTRACT
                                     YEAR)

------------------------------------------------------------------

          1.00% MINIMUM GUARANTEE          1.00% MINIMUM GUARANTEE
          -----------------------          -----------------------

CONTRACT   ACCOUNT      CASH      CONTRACT  ACCOUNT      CASH
YEAR END    VALUE       VALUE     YEAR END   VALUE       VALUE
------------------------------------------------------------------
  1       $  989.80   $  936.35      26    $29,196.26  $28,836.26
------------------------------------------------------------------
  2       $1,979.70   $1,872.79      27    $30,498.22  $30,138.22
------------------------------------------------------------------
  3       $2,979.49   $2,818.60      28    $31,813.20  $31,453.20
------------------------------------------------------------------
  4       $3,989.29   $3,773.87      29    $33,141.33  $32,781.33
------------------------------------------------------------------
  5       $5,009.18   $4,738.69      30    $34,482.75  $34,122.75
------------------------------------------------------------------
  6       $6,039.27   $5,713.15      31    $35,837.57  $35,477.57
------------------------------------------------------------------
  7       $7,079.67   $6,719.67      32    $37,205.95  $36,845.95
------------------------------------------------------------------
  8       $8,130.46   $7,770.46      33    $38,588.01  $38,228.01
------------------------------------------------------------------
  9       $9,191.77   $8,831.77      34    $39,983.89  $39,623.89
------------------------------------------------------------------
  10      $10,263.69  $9,903.69      35    $41,393.73  $41,033.73
------------------------------------------------------------------
  11      $11,346.32  $10,986.32     36    $42,817.67  $42,457.67
------------------------------------------------------------------
  12      $12,439.79  $12,079.79     37    $44,255.84  $43,895.84
------------------------------------------------------------------
  13      $13,544.18  $13,184.18     38    $45,708.40  $45,348.40
------------------------------------------------------------------
  14      $14,659.63  $14,299.63     39    $47,175.49  $46,815.49
------------------------------------------------------------------
  15      $15,786.22  $15,426.22     40    $48,657.24  $48,297.24
------------------------------------------------------------------
  16      $16,924.08  $16,564.08     41    $50,153.81  $49,793.81
------------------------------------------------------------------
  17      $18,073.33  $17,713.33     42    $51,665.35  $51,305.35
------------------------------------------------------------------
  18      $19,234.06  $18,874.06     43    $53,192.00  $52,832.00
------------------------------------------------------------------
  19      $20,436.40  $20,076.40     44    $54,733.92  $54,373.92
------------------------------------------------------------------
  20      $21,650.76  $21,290.76     45    $56,291.26  $55,931.26
------------------------------------------------------------------
  21      $22,877.27  $22,517.27     46    $57,864.18  $57,504.18
------------------------------------------------------------------
  22      $24,116.04  $23,756.04     47    $59,452.82  $59,092.82
------------------------------------------------------------------
  23      $25,367.20  $25,007.20     48    $61,057.35  $60,697.35
------------------------------------------------------------------
  24      $26,630.88  $26,270.88     49    $62,677.92  $62,317.92
------------------------------------------------------------------
  25      $27,907.18  $27,547.18     50    $64,314.70  $63,954.70
------------------------------------------------------------------

                                TAX INFORMATION

Table II at the guaranteed minimum rate of 1.00% (the rate may be higher in your state)

                                   TABLE II
                        ACCOUNT VALUES AND CASH VALUES
    (ASSUMING A SINGLE CONTRIBUTION OF $1,000 AND NO FURTHER CONTRIBUTION)

------------------------------------------------------------------

          1.00% MINIMUM GUARANTEE          1.00% MINIMUM GUARANTEE
          -----------------------          -----------------------

CONTRACT  ACCOUNT      CASH       CONTRACT ACCOUNT      CASH
YEAR END   VALUE       VALUE      YEAR END  VALUE       VALUE
------------------------------------------------------------------
  1       $989.80     $936.35        26    $434.76     $434.76
------------------------------------------------------------------
  2       $979.70     $926.80        27    $409.11     $409.11
------------------------------------------------------------------
  3       $959.50     $907.69        28    $383.20     $383.20
------------------------------------------------------------------
  4       $939.10     $888.38        29    $357.03     $357.03
------------------------------------------------------------------
  5       $918.49     $868.89        30    $330.60     $330.60
------------------------------------------------------------------
  6       $897.67     $849.20        31    $303.91     $303.91
------------------------------------------------------------------
  7       $876.65     $876.65        32    $276.95     $276.95
------------------------------------------------------------------
  8       $855.42     $855.42        33    $249.72     $249.72
------------------------------------------------------------------
  9       $833.97     $833.97        34    $222.21     $222.21
------------------------------------------------------------------
  10      $812.31     $812.31        35    $194.44     $194.44
------------------------------------------------------------------
  11      $790.43     $790.43        36    $166.38     $166.38
------------------------------------------------------------------
  12      $768.34     $768.34        37    $138.04     $138.04
------------------------------------------------------------------
  13      $746.02     $746.02        38    $109.42     $109.42
------------------------------------------------------------------
  14      $723.48     $723.48        39    $ 80.52     $ 80.52
------------------------------------------------------------------
  15      $700.71     $700.71        40    $ 51.32     $ 51.32
------------------------------------------------------------------
  16      $677.72     $677.72        41    $ 21.84     $ 21.84
------------------------------------------------------------------
  17      $654.50     $654.50        42    $  0.00     $  0.00
------------------------------------------------------------------
  18      $631.04     $631.04        43    $  0.00     $  0.00
------------------------------------------------------------------
  19      $607.35     $607.35        44    $  0.00     $  0.00
------------------------------------------------------------------
  20      $583.43     $583.43        45    $  0.00     $  0.00
------------------------------------------------------------------
  21      $559.26     $559.26        46    $  0.00     $  0.00
------------------------------------------------------------------
  22      $534.85     $534.85        47    $  0.00     $  0.00
------------------------------------------------------------------
  23      $510.20     $510.20        48    $  0.00     $  0.00
------------------------------------------------------------------
  24      $485.31     $485.31        49    $  0.00     $  0.00
------------------------------------------------------------------
  25      $460.16     $460.16        50    $  0.00     $  0.00
------------------------------------------------------------------

                                TAX INFORMATION

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   We might have to withhold and/or report on amounts we pay under a free look or cancellation.

..   We are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U.S. entity recipients that are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the state income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different marital status and number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate accounts. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

                                TAX INFORMATION

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account A that represent our investments in Separate Account A or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account A's assets in any investment permitted by applicable law. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account
A. However, the obligations themselves are obligations of AXA Equitable.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A that is available under the contract invests in shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to limit the number of variable investment options which you may elect;

(4)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(5)to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(6)to deregister Separate Account A under the Investment Company Act of 1940;

(7)to restrict or eliminate any voting rights as to Separate Account A; and

(8)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account A, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Board of Trustees of each Trust serves for the benefit of each Trust's shareholders. The Board of Trustees may take many actions regarding the portfolios (for example, the Board of Trustees can establish additional portfolios or eliminate existing portfolios; change portfolio investment objectives; and change portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or Online Account Access or from your financial professional.


The rates to maturity for new allocations and the related price per $100 of maturity value are as shown below:



-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
   JUNE 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 16, 2016  MATURITY VALUE
-------------------------------------------------------
      2016            3.00%/(1)/      $99.03
-------------------------------------------------------
      2017            3.00%/(1)/      $96.15
-------------------------------------------------------
      2018            3.00%/(1)/      $93.35
-------------------------------------------------------
      2019            3.00%/(1)/      $90.63
-------------------------------------------------------


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
-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
   JUNE 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 16, 2016  MATURITY VALUE
-------------------------------------------------------
      2020            3.00%/(1)/      $87.98
-------------------------------------------------------
      2021            3.00%/(1)/      $85.42
-------------------------------------------------------
      2022            3.00%/(1)/      $82.93
-------------------------------------------------------
      2023            3.00%/(1)/      $80.52
-------------------------------------------------------
      2024            3.00%/(1)/      $78.16
-------------------------------------------------------
      2025              3.05%         $75.55
-------------------------------------------------------


(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
YOUR MARKET ADJUSTED AMOUNT IS THE PRESENT VALUE OF THE MATURITY VALUE DISCOUNTED AT THE RATE TO MATURITY IN EFFECT FOR NEW CONTRIBUTIONS TO THAT SAME FIXED MATURITY OPTION ON THE DATE OF THE CALCULATION.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities,

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such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into an NQ, traditional IRA, or Roth IRA contract on a monthly basis. For all forms of IRAs, your contributions are subject to the limits and conditions on contributions described in "Tax information" earlier in this prospectus.

AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the fixed maturity options. Our minimum contribution amount requirement is $20. The maximum contribution amount is $500 per month. We will return any contribution made under this program that exceeds your contribution limit, if applicable, and your program will be cancelled. The contribution limitations described under "How you can contribute to your contract" in "Contract features and benefits" apply to this program. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your NQ, traditional IRA or Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's. We will return any contribution made under this program that exceeds your contribution limit, if applicable, and your program will be cancelled. The contribution limitations described under "How you can contribute to your contract" in "Contract features and benefits" apply to this program.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS

..   Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

..   If a fixed maturity option is scheduled to mature on June 15th and
    June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

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..   Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

..   For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

..   For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

..   Quarterly rebalancing will be processed on a calendar year basis.
    Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

..   Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

..   the election of trustees;

..   the formal approval of independent auditors selected for each Trust; or

..   any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

CYBERSECURITY


We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate AUVs, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.


STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

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ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling (800) 628-6673.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus. We may refuse to process a change of ownership of an NQ contract to an entity without appropriate documentation of status on IRS Form W-9 (or, if IRS Form W-9 cannot be provided because the entity is not a U.S. entity, on the appropriate type of Form W-8).

You cannot assign or transfer ownership of a traditional IRA or Roth IRA contract except by surrender to us.

You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your traditional IRA or Roth IRA contract to another similar arrangement, under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge if one applies.

DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.5% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and

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Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributors' Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributors' Selling broker-dealers. Contribution-based compensation will generally not exceed 6.5% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 0.60% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). AXA Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain AXA Equitable contracts exclusively.


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2015) received additional payments. These additional payments ranged from

                               MORE INFORMATION

$1,214.89 to $5,872,700.74. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation
Allstate Financial Services, LLC
American Portfolios Financial Services
Ameriprise Financial Services
BBVA Compass Investment Solutions, Inc.
Cambridge Investment Research
Capital Investment Group
CCO Investment Services Corporation
Centaurus Financial, Inc.
Cetera Advisors, LLC
Cetera Advisors Networks, LLC
Cetera Financial Specialists, LLC
Cetera Investment Services, LLC
CFD Investments, Inc.
Citigroup Global Markets, Inc.
Commonwealth Financial Network
CUNA Brokerage Services
Cuso Financial Services, L.P.
Farmer's Financial Solution
First Allied Securities Inc.
First Citizens Investor Services, Inc.
First Tennessee Brokerage Inc.
Founders Financial Securities
Girard Securities, Inc.
H.D. Vest Investment Securities, Inc.
Harbour Investments
Independent Financial Group, LLC
Investacorp, Inc.
Investment Professionals, Inc.
Investors Capital Corporation
Janney Montgomery Scott LLC
JP Turner & Company, LLC
Key Investment Services LLC
Kovack Securities
Legend Equities
Lincoln Financial Advisors Corp.
Lincoln Financial Services Corp
Lincoln Investment Planning
LPL Financial Corporation
Lucia Securities, LLC
Mercap Securities, LLC
Merrill Lynch Life Agency, Inc.
MetLife Securities, Inc.
Morgan Stanley Smith Barney
Mutual of Omaha Investment Services, Inc.
National Planning Corporation
Next Financial Group, Inc.
NFP Securities Inc.
PNC Investments
Primerica Financial Services
Questar Capital Corporation
Raymond James Insurance Group
RBC Capital Markets Corporation
Robert W Baird & Company
Santander Securities Corporation
Securities America Inc.
SIGMA Financial Corporation
Signator Financial Services
Signator Investors, Inc.
Southwest Securities, Inc.
Summit Brokerage Services, Inc.
SunTrust Investments
SWS Financial Services
The Advisor Group
TransAmerica Financial Advisors
Triad Advisors
U.S. Bancorp Investments, Inc.
UBS Financial Services, Inc.
Valmark Securities, Inc.
Voya Financial Advisors
VSR Financial Services Inc.
Wells Fargo Wealth Brokerage Insurance Agency

                               MORE INFORMATION

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2015 (the "Annual Report") is considered to be part of this prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa.com.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: QP IRA contracts

--------------------------------------------------------------------------------

The following provides information on the features and benefits of QP IRA contracts that are different than the features and benefits described in the prospectus for traditional IRA contracts under EQUI-VEST(R) QP IRA contracts are not available to new purchasers and this information is applicable to existing contract holders only.

Please note our restrictions on contributions. See "How you can contribute to your contract" in "Contract features and benefits" earlier in this prospectus.

------------------------------------------------------------------------
 FEATURES AND BENEFITS          AVAILABILITY OR VARIATION
------------------------------------------------------------------------
SOURCE OF CONTRIBUTIONS         .   Rollovers from a qualified plan.
                                .   Rollovers from a TSA.
                                .   The QP IRA contract is intended to
                                    be a conduit IRA to be used
                                    primarily for rollover
                                    contributions from a qualified plan
                                    or TSA, although we accept regular
                                    IRA contributions (limits are
                                    described earlier in this
                                    prospectus under "Traditional
                                    individual retirement annuities
                                    (traditional IRAs)").

MINIMUM CONTRIBUTIONS           $2,500 each rollover amount.

LIMITATIONS ON CONTRIBUTIONS    Rollover contributions after age 70 1/2
                                must be net of required minimum
                                distributions.

TAXATION OF PAYMENTS            The QP IRA is used as a conduit IRA so
FEDERAL INCOME TAX WITHHOLDING  that amounts are not commingled. If you are eligible for ten year averaging and
                                long term capital gains treatment of
                                distributions from a qualified plan,
                                you may be able to preserve such
                                treatment even though an eligible
                                rollover from a qualified plan is
                                temporarily rolled into a conduit IRA,
                                such as a QP IRA, before rolling it
                                back into a qualified plan. See your
                                tax adviser.
------------------------------------------------------------------------

                         APPENDIX I: QP IRA CONTRACTS

Appendix II: Condensed financial information

--------------------------------------------------------------------------------

The following table shows the unit values and the number of outstanding units for each variable investment option on the last business day of the periods shown. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
ALL ASSET AGGRESSIVE-ALT 25
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      --      --      --      -- $107.64 $108.80 $102.79
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       3      25      43
------------------------------------------------------------------------------------------------------------------------
ALL ASSET GROWTH-ALT 20
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      -- $104.51 $118.72 $113.20 $125.25 $141.22 $142.87 $135.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       3      18      52      96     137     169     190
------------------------------------------------------------------------------------------------------------------------
ALL ASSET MODERATE GROWTH-ALT 15
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      --      --      --      -- $104.12 $105.37 $100.23
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       1       9      27
------------------------------------------------------------------------------------------------------------------------
AMERICAN FUNDS INSURANCE SERIES(R) BOND FUND/SM/
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      --      --      --      -- $ 96.31 $100.05 $ 98.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       5      34      98
------------------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      -- $106.03 $ 96.15 $110.64 $143.94 $154.73 $148.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       5      11      12      15      17      20
------------------------------------------------------------------------------------------------------------------------
AXA 500 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      -- $103.13 $ 98.08 $111.26 $143.93 $160.10 $158.75
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       7      16      21      27      34      41
------------------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      -- $104.88 $ 92.69 $105.72 $143.50 $147.53 $138.32
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       2       5       7       8       9      12
------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $149.99 $157.32 $ 94.51 $118.85 $132.78 $121.35 $136.88 $170.99 $176.91 $171.71
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        83     150     183     240     367     480     574     676     774     879
------------------------------------------------------------------------------------------------------------------------
AXA BALANCED STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      --      --      -- $103.35 $116.06 $119.71 $117.51
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       3      16      31      45
------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $113.87 $119.03 $104.64 $113.55 $120.34 $121.15 $125.18 $129.04 $130.83 $128.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        55     100     129     137     165     181     205     211     215     223
------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      --      --      -- $102.73 $112.17 $115.05 $113.14
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       9      19      29
------------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)


------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      --      --      -- $101.41 $104.59 $106.02 $104.57
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       2      11       8      12
------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $121.57 $126.70 $100.86 $114.02 $122.87 $120.54 $127.87 $139.27 $141.95 $139.33
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        80     145     141     173     238     290     364     422     465     492
------------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $271.98 $381.60 $160.80 $238.40 $262.52 $227.43 $262.85 $312.57 $314.03 $304.90
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       180     196     162     167     176     165     165     162     158     152
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $136.30 $155.16 $ 84.53 $113.03 $121.97 $100.10 $115.03 $133.56 $123.73 $116.93
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       121     116     128     167     224     233     234     249     301     308
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      -- $104.17 $ 86.39 $ 99.52 $119.08 $110.07 $106.13
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       3      12      17      24      30      37
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $156.89 $170.79 $ 96.19 $123.78 $129.72 $107.44 $124.70 $147.01 $134.82 $128.99
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       231     237     198     175     164     143     127     117     111     108
------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $104.21 $106.95 $ 66.14 $ 82.67 $ 93.27 $ 88.25 $100.25 $130.30 $143.70 $142.50
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        28      26      26      22      25      23      21      19      33      34
------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP GROWTH MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $ 98.21 $112.19 $ 68.46 $ 91.21 $103.14 $ 98.18 $110.32 $147.58 $161.97 $166.48
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       178     167     153     147     145     156     148     142     302     282
------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $143.93 $135.72 $ 75.99 $ 90.43 $100.67 $ 94.42 $108.08 $141.46 $156.85 $148.74
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       471   1,183     917     756     639     532     449     386     394     357
------------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $140.50 $136.59 $ 81.55 $109.80 $132.85 $118.89 $139.33 $183.19 $200.68 $191.25
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       382     349     268      25      28      26      25      23      22      22
------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $137.55 $144.41 $107.76 $124.58 $135.28 $130.46 $140.23 $156.72 $159.53 $156.23
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       699     821     794     826     994   1,170   1,393   1,595   1,799   1,949
------------------------------------------------------------------------------------------------------------------------
AXA MODERATE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      --      --      -- $103.96 $120.06 $124.56 $122.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      12      39      91     148
------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $142.10 $149.35 $100.67 $121.30 $133.69 $125.54 $138.32 $163.71 $167.84 $163.68
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       290     487     554     652     867   1,047   1,184   1,339   1,476   1,602
------------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)


------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
AXA/AB DYNAMIC MODERATE GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      --      --      -- $103.29 $118.56 $122.73 $120.51
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       5      18      48      67
------------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $135.30 $155.98 $ 85.28 $114.32 $150.51 $147.75 $168.72 $230.33 $235.70 $226.10
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       245     215     191     181     168     149     146     144     141     146
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN BALANCED MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $104.34 $105.20 $ 70.88 $ 91.41 $100.52 $ 99.40 $109.23 $123.64 $129.74 $124.29
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        22     149     134     120     113      87      78      80      89     103
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $108.27 $ 97.73 $ 64.30 $ 81.46 $100.02 $ 89.35 $103.13 $139.28 $140.53 $129.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2      10      15      15      17      15      16      17      16      17
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 -- $ 95.25 $ 59.39 $ 75.38 $ 82.21 $ 77.62 $ 87.98 $107.16 $111.67 $107.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      69      87      86      85      91      93      94     120     134
------------------------------------------------------------------------------------------------------------------------
AXA/LOOMIS SAYLES GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $116.29 $138.79 $ 92.02 $117.96 $126.12 $128.19 $142.58 $179.29 $190.99 $210.45
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         5      11      33      40      47      37      34      29      25      24
------------------------------------------------------------------------------------------------------------------------
AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $107.15 $107.60 $ 65.81 $ 81.35 $ 89.97 $ 84.93 $ 95.83 $122.40 $132.66 $127.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         8      73      71      61      51      41      36      31      27      23
------------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $107.63 $108.55 $ 63.47 $ 81.54 $ 87.00 $ 78.82 $ 92.93 $116.56 $116.42 $111.99
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        11      54      43      51      65      75      87      99     112     119
------------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $104.90 $106.89 $ 80.78 $ 87.51 $ 92.20 $ 95.71 $ 99.60 $ 97.55 $ 98.68 $ 96.87
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       218     211     154     139     144     134     138     137     137     140
------------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $132.55 $135.77 $ 77.65 $103.21 $130.17 $108.44 $119.32 $174.21 $167.63 $155.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        50      72      59      50      42      35      30      28      22      19
------------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $210.41 $187.41 $115.05 $143.69 $176.76 $158.90 $183.31 $258.49 $242.34 $207.98
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       127     112      94      85      70      57      48      42      35      31
------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $187.75 $187.68 $117.63 $151.42 $167.98 $160.81 $180.54 $245.68 $266.28 $246.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       276     266     237     251     300     349     394     457     530     602
------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $128.59 $131.73 $ 88.11 $ 97.11 $111.01 $109.25 $127.07 $165.42 $177.60 $172.48
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        67      72      68      68      74      80      97     120     127     130
------------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)


------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $ 91.38 $101.24 $ 54.79 $ 70.85 $ 78.76 $ 78.03 $ 90.00 $119.44 $134.07 $133.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         9      12      12      15      21      39      37      46      56      65
------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $133.03 $133.60 $ 79.64 $103.44 $118.34 $121.60 $141.05 $183.63 $200.50 $201.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       143     370     316     277     243     210     184     166     150     139
------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $117.28 $119.90 $ 66.57 $ 84.41 $ 96.63 $ 95.98 $109.61 $143.46 $158.83 $156.84
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,179   1,018     858     780     690     612     548     527     505     494
------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $116.91 $119.09 $107.14 $108.70 $113.61 $117.63 $119.89 $116.56 $117.95 $117.04
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       144     159     122     139     130     120     121     134     158     187
------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      --      --      --      -- $ 94.51 $ 90.43 $ 73.13
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       3      10      21
------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $117.68 $122.02 $ 75.56 $ 93.97 $106.19 $106.50 $121.24 $157.55 $175.85 $175.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       652     649     588     572     574     578     597     680     796     987
------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $116.57 $119.10 $101.40 $116.85 $126.55 $126.72 $131.77 $144.49 $145.10 $147.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        12      21      18      17      19      17      15      11       9       8
------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $137.07 $148.00 $101.39 $141.70 $185.71 $177.07 $206.17 $283.37 $288.56 $268.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        80     128     143     181     264     338     427     528     636     744
------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $ 99.66 $107.62 $113.22 $114.06 $119.80 $123.57 $126.63 $121.97 $121.57 $115.55
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        14      37      73      76     101     105      99      93      91      87
------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD BOND
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      --      --      --      -- $101.38 $102.08 $ 97.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       5      15      28
------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $129.94 $137.19 $140.41 $135.57 $139.60 $145.23 $144.89 $140.80 $141.24 $140.14
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       138     124     110      90      76      66      55      45      38      32
------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $139.89 $154.42 $ 75.18 $ 94.40 $ 98.13 $ 85.13 $ 97.79 $117.36 $107.95 $104.38
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       454     488     436     384     331     273     216     182     159     143
------------------------------------------------------------------------------------------------------------------------
EQ/INVESCO COMSTOCK
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $119.54 $115.14 $ 71.73 $ 91.00 $103.59 $100.32 $117.37 $156.59 $168.50 $156.17
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        23      32      24      24      27      22      16      19     141     144
------------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)


------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $127.65 $124.59 $ 74.13 $ 96.91 $107.54 $100.69 $115.45 $154.88 $175.03 $168.98
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        39      38      31      26      29      29      27      33      38      51
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $ 69.76 $ 78.56 $ 49.46 $ 66.57 $ 76.26 $ 77.12 $ 87.41 $114.42 $126.88 $131.46
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       249     223     194     188     179     176     181     204     241     292
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $112.35 $104.42 $ 44.66 $ 52.58 $ 59.54 $ 58.64 $ 67.55 $ 87.81 $ 97.71 $ 92.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        41      49      27      28      30      69      75      91     122     159
------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $142.89 $164.04 $ 96.79 $131.24 $149.04 $131.48 $155.48 $174.58 $163.85 $162.20
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        14      40      40      42      49      57      71      98     129     164
------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $129.84 $138.57 $ 69.43 $ 93.48 $116.13 $111.98 $129.53 $169.67 $182.70 $175.35
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       494     531     504     465     434     389     364     369     392     445
------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $116.78 $120.81 $121.87 $120.40 $118.97 $117.54 $116.13 $114.74 $113.36 $112.00
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       103     133     101      61      49      51      42      37      37      40
------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $133.70 $161.70 $ 84.15 $130.59 $170.69 $155.66 $167.26 $228.94 $224.59 $209.70
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        12      34      47      85     149     218     283     318     362     392
------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $110.99 $115.91 $ 67.86 $ 92.93 $105.76 $ 95.49 $113.56 $141.74 $142.55 $145.32
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         3      17      29      36      52      94     110     149     192     258
------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO GLOBAL REAL RETURN
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      --      --      --      -- $ 90.81 $ 96.78 $ 93.36
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       6      23      57
------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $ 98.64 $108.63 $102.98 $109.89 $109.49 $107.97 $108.26 $107.05 $105.67 $104.12
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        56      73     145     198     180     156     152     155     163     168
------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $135.39 $139.83 $129.11 $135.29 $142.01 $142.03 $144.05 $139.07 $141.38 $140.00
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       130     124      94     123     108      95      88      80      77      77
------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $163.91 $158.96 $103.45 $128.91 $160.25 $152.00 $173.52 $235.64 $244.10 $230.15
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       167     193     185     195     188     176     166     163     162     173
------------------------------------------------------------------------------------------------------------------------
EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $108.40 $114.84 $ 65.57 $ 92.41 $106.26 $102.95 $120.97 $164.85 $176.94 $192.69
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        30     152     155     200     266     324     402     492     590     703
------------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)


-----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          2006    2007    2008   2009    2010    2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
-----------------------------------------------------------------------------------------------------------------------
   Unit Value                            $132.73 $132.66 $78.60 $102.84 $114.89 $110.31 $123.01 $164.72 $186.25 $181.39
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        46      65     64      57      52      40      28      25      24      26
-----------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit Value                            $ 88.82 $ 97.69 $69.88 $ 96.86 $112.25 $104.39 $124.21 $170.67 $175.03 $175.12
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        38      41     47      60      85     117     120     120     107      93
-----------------------------------------------------------------------------------------------------------------------
FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
-----------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --     --      -- $105.87 $101.69 $116.69 $150.97 $166.54 $165.23
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      46     196     359     506     647     792
-----------------------------------------------------------------------------------------------------------------------
GOLDMAN SACHS VIT MID CAP VALUE FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --     --      --      -- $ 99.27 $115.92 $151.81 $169.92 $151.89
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      13      26      46      68      91
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. GLOBAL REAL ESTATE FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --     --      -- $109.26 $100.69 $127.18 $128.72 $145.42 $141.16
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --       1       2       4       7       8       9
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. HIGH YIELD FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --     --      --      -- $ 95.08 $109.87 $115.89 $116.31 $111.04
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --       5      28      51      71     101
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. INTERNATIONAL GROWTH FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --     --      --      -- $100.62 $114.57 $134.38 $132.89 $127.86
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      37      69     100     142     199
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP CORE EQUITY FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --     --      -- $104.26 $ 96.31 $105.26 $133.60 $137.50 $130.03
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --       4      14      18      22      28      37
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. SMALL CAP EQUITY FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --     --      -- $108.58 $106.22 $119.27 $161.54 $162.93 $151.73
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --       2       7      10      14      16      20
-----------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP ENERGY
-----------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --     --      -- $113.52 $101.98 $102.14 $128.92 $113.92 $ 87.63
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      10      31      49      67     101     142
-----------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP HIGH INCOME
-----------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --     --      -- $106.27 $110.52 $129.55 $141.43 $142.39 $131.53
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      10      62     152     252     350     439
-----------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --     --      --      -- $ 89.76 $100.71 $129.29 $137.79 $128.27
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      10      61     127     178     235
-----------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --     --      --      -- $ 99.44 $103.32 $146.34 $146.89 $147.86
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --       9      21      27      31      44
-----------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)


------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      -- $113.45 $ 91.87 $110.79 $108.09 $101.84 $ 80.44
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      29     123     228     342     468     626
------------------------------------------------------------------------------------------------------------------------
MFS(R) INTERNATIONAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      -- $105.97 $102.84 $117.79 $148.53 $148.41 $155.90
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      15      75     138     248     386     564
------------------------------------------------------------------------------------------------------------------------
MFS(R) INVESTORS TRUST SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      -- $101.87 $ 98.22 $115.31 $150.09 $164.17 $162.12
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       8      15      19      27      30      31
------------------------------------------------------------------------------------------------------------------------
MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      --      --      --      --      --      -- $188.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      28
------------------------------------------------------------------------------------------------------------------------
MFS(R) TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      -- $119.10 $118.91 $134.23 $178.67 $194.90 $212.84
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       4      19      34      46      61      89
------------------------------------------------------------------------------------------------------------------------
MFS(R) UTILITIES SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --      --      -- $110.84 $116.64 $130.46 $154.96 $172.18 $145.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       5      41      81     117     159     195
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $ 78.55 $ 86.44 $ 45.54 $ 61.76 $ 71.76 $ 66.45 $ 74.98 $101.59 $111.08 $114.13
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       112      98      84     166     203     170     147     130     116     107
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $115.90 $121.67 $123.17 $131.81 $138.31 $144.59 $150.67 $145.36 $149.00 $147.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       111     108      95      97     127     110     154     182     189     200
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $110.13 $121.76 $ 67.87 $ 95.07 $119.18 $108.47 $123.72 $171.33 $177.51 $172.71
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       116     107      96      92      79      64      52      44      38      36
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $140.28 $138.72 $ 87.76 $125.17 $154.48 $132.28 $150.05 $201.01 $209.20 $195.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        85      82      69      66      62      49      42      37      30      26
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $106.79 $124.72 $ 65.21 $102.08 $118.71 $111.64 $125.11 $167.60 $188.02 $197.46
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       124     126     121     131     140     131     123     117     116     118
------------------------------------------------------------------------------------------------------------------------
TARGET 2015 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $108.37 $114.81 $ 78.86 $ 93.74 $102.55 $ 98.46 $107.85 $121.54 $123.64 $119.82
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       5      11      13      18      22      24      25      30      33
------------------------------------------------------------------------------------------------------------------------
TARGET 2025 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit Value                            $109.32 $115.96 $ 74.45 $ 90.62 $100.22 $ 95.16 $106.09 $124.84 $128.32 $124.19
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2      15      24      33      39      50      62      72      89     101
------------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)


--------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------------
                                          2006    2007    2008   2009   2010   2011   2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------
TARGET 2035 ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit Value                            $110.21 $116.92 $71.58 $88.79 $98.89 $93.17 $105.04 $126.88 $130.98 $126.78
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       7     14     22     32     45      58      75      94     116
--------------------------------------------------------------------------------------------------------------------
TARGET 2045 ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit Value                            $110.99 $118.22 $68.52 $86.50 $96.81 $90.36 $103.05 $127.49 $131.98 $127.49
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       5      9     12     19     32      47      65      87     116
--------------------------------------------------------------------------------------------------------------------
TARGET 2055 ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --     --     --     --     --      --      --      -- $ 91.54
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --     --     --     --      --      --      --       4
--------------------------------------------------------------------------------------------------------------------
VANECK VIP GLOBAL HARD ASSETS FUND
--------------------------------------------------------------------------------------------------------------------
   Unit Value                                 --      --     --     --     -- $83.02 $ 84.57 $ 92.15 $ 73.43 $ 48.15
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --     --     --     17      38      49      65      87
--------------------------------------------------------------------------------------------------------------------

                 APPENDIX II: CONDENSED FINANCIAL INFORMATION

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2016 to a fixed maturity option with a maturity date of June 15, 2024 (eight years later) at a hypothetical rate to maturity of 4.00% (H), resulting in a maturity value of $136,886 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2020./(a)/



---------------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY/(J)/
                                                                              ON JUNE 15, 2020
                                                                             ------------------------------------------ -
                                                                                2%                   6%
---------------------------------------------------------------------------------------------------------------------------
AS OF JUNE 15, 2020 BEFORE WITHDRAWAL
(1) market adjusted amount/(b)/                                              $126,455             $108,409
---------------------------------------------------------------------------------------------------------------------------
(2) fixed maturity amount/(c)/                                               $116,998             $116,998
---------------------------------------------------------------------------------------------------------------------------
(3) market value adjustment: (1) - (2)                                       $  9,457             $ (8,589)
---------------------------------------------------------------------------------------------------------------------------
ON JUNE 15, 2020 AFTER $50,000 WITHDRAWAL
(4) portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                        $  3,739             $ (3,961)
---------------------------------------------------------------------------------------------------------------------------
(5) portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $ 46,261             $ 53,961
---------------------------------------------------------------------------------------------------------------------------
(6) market adjusted amount (1) - $50,000                                     $ 76,455             $ 58,409
---------------------------------------------------------------------------------------------------------------------------
(7) fixed maturity amount: (2) - (5)                                         $ 70,738             $ 63,037
---------------------------------------------------------------------------------------------------------------------------
(8) maturity value/(d)/                                                      $ 82,762             $ 73,752
---------------------------------------------------------------------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461

(b)Market adjusted amount is based on the following calculation:

Maturity value         =               $136,886               where j is either 2% or 6%
-----------------------          -----------------------------
(1+j)/(D/365)/                    (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:
Maturity value         =               $136,886
-----------------------          -----------------------------
(1+h)/(D/365)/                   (1+0.04)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365) / =  ($70,738 or $63,037) x (1+0.04)/(1,461/365)/

                                     III-1

                 APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE

Appendix IV: Death benefit example

--------------------------------------------------------------------------------

If you do not elect the ratcheted death benefit, the death benefit is equal to the account value or the standard death benefit (contributions, adjusted for withdrawals, and any withdrawal charges and taxes that may apply), whichever provides the highest amount. If you elect the ratcheted death benefit, the death benefit is equal to the account value or the ratcheted death benefit, whichever provides the highest amount.

The following illustrates the death benefit calculation. Assuming $100,000 is allocated to the variable investment options, no additional contributions, no transfers and no withdrawals, the death benefit for an annuitant age 45 would be calculated as follows:

--------------------------------------------------------------------------------------------------
    END OF CONTRACT YEAR            ACCOUNT VALUE/(1)/        CONTRIBUTION RATCHETED DEATH BENEFIT
--------------------------------------------------------------------------------------------------
              1                        $105,000/(2)/            $100,000            $100,000
--------------------------------------------------------------------------------------------------
              2                        $115,500/(2)/                                $100,000
--------------------------------------------------------------------------------------------------
              3                        $129,360/(2)/                              $129,360/(2)/
--------------------------------------------------------------------------------------------------
              4                          $103,488                                 $129,360/(3)/
--------------------------------------------------------------------------------------------------
              5                          $113,837                                 $129,360/(3)/
--------------------------------------------------------------------------------------------------
              6                          $127,497                                 $129,360/(3)/
--------------------------------------------------------------------------------------------------
              7                          $127,497                                 $129,360/(3)/
--------------------------------------------------------------------------------------------------
              8                        $133,872/(2)/                                $129,360
--------------------------------------------------------------------------------------------------
              9                          $147,259                                 $147,259/(4)/
--------------------------------------------------------------------------------------------------

The account values for contract years 1 through 9 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00%, 0.00%,
5.00% and 10.00%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

(1)If the ratcheted death benefit was not elected, the death benefit on each contract date anniversary would be equal to the account value, since it is higher than the contribution.

(2)If the ratcheted death benefit was elected, at the end of contract years 1, 2, 3 and 8, the death benefit will be equal to the account value. Also in year 3, the ratcheted death benefit is increased to equal the account value.

(3)At the end of contract years 4, 5, 6 and 7, the death benefit would be equal to the ratcheted death benefit since it is higher than the account value. Also, at the end of contract year six, no adjustment would be made to the ratcheted death benefit, since the ratcheted death benefit is higher than the account value.

(4)At the end of contract year 9, the ratcheted death benefit would be increased to the account value, since the account value on the contract date anniversary is higher than the current ratcheted death benefit.

                      APPENDIX IV: DEATH BENEFIT EXAMPLE

Appendix V: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


STATES WHERE CERTAIN EQUI-VEST(R) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE
OR VARY:
------------------------------------------------------------------------------
                                                          AVAILABILITY /
 STATE                FEATURES / BENEFITS / CHARGES       VARIATION
------------------------------------------------------------------------------
CALIFORNIA            See "Contract features and          If you reside in
                      benefits"--"Your right to cancel    the state of
                      within a certain number of days"    California and you
                                                          are age 60 or older
                                                          at the time the
                                                          contract is issued,
                                                          you may return your
                                                          variable annuity
                                                          contract within 30
                                                          days from the date
                                                          that you receive it
                                                          and receive a
                                                          refund as described
                                                          below.
                                                          If you allocate
                                                          your entire initial
                                                          contribution to the
                                                          EQ/Money Market
                                                          option (and/or the
                                                          guaranteed interest
                                                          option), the amount
                                                          of your refund will
                                                          be equal to your
                                                          contribution less
                                                          interest, unless
                                                          you make a
                                                          transfer, in which
                                                          case the amount of
                                                          your refund will be
                                                          equal to your
                                                          account value on
                                                          the date we receive
                                                          your request to
                                                          cancel at our
                                                          processing office.
                                                          This amount could
                                                          be less than your
                                                          initial
                                                          contribution. If
                                                          you allocate any
                                                          portion of your
                                                          initial
                                                          contribution to
                                                          variable investment
                                                          options other than
                                                          the EQ/Money Market
                                                          option (and/or the
                                                          fixed maturity
                                                          options), your
                                                          refund will be
                                                          equal to your
                                                          account value on
                                                          the date we receive
                                                          your request to
                                                          cancel at our
                                                          processing office.
------------------------------------------------------------------------------

CONNECTICUT           Withdrawal charge                   During the first
The following change  See "Charges under the contracts    six contract years
applies to contracts  -- withdrawal charge" in "Charges   following a
issued on or after    and expenses."                      contribution, a
March 3, 2004.                                            withdrawal charge
                                                          will be deducted
                                                          from amounts you
                                                          withdraw that
                                                          exceed 15% of your
                                                          account value (the
                                                          free withdrawal
                                                          amount). The
                                                          withdrawal charge
                                                          is equal to a
                                                          percentage of each
                                                          contribution. The
                                                          percentage that
                                                          applies depends on
                                                          how long each
                                                          contribution has
                                                          been invested in
                                                          the contract. We
                                                          determine the
                                                          withdrawal charge
                                                          separately for each
                                                          contribution
                                                          according to the
                                                          following schedule:

-                 CONTRACT YEAR
      --------------------------------------------------
                     1   2   3   4   5   6   7 AND LATER
      --------------------------------------------------
      Percentage of  6   6   6   6   6   5        0
      contribution

                                                                             Certain other
                                                                             exemptions apply.
-------------------------------------------------------------------------------------------------
FLORIDA              See "How you can contribute to your contract" in        For all contracts,
                     "Contract features and benefits"                        acceptance of
                                                                             contributions has
                                                                             been discontinued.
-------------------------------------------------------------------------------------------------
ILLINOIS             Withdrawal charge.                                      During the first
For IRA and NQ       See "Fees and charges" under "EQUI-VEST at a glance --  six contract years
Contract Series 800  Key features;" and "Charges under the contracts --      following a
issued on or after   withdrawal charge" in "Charges and expenses."           contribution, a
September 24, 2007.                                                          withdrawal charge
                                                                             will be deducted
                                                                             from amounts you
                                                                             withdraw that
                                                                             exceed 15% of your
                                                                             account value (the
                                                                             free withdrawal
                                                                             amount). The
                                                                             withdrawal charge
                                                                             is equal to a
                                                                             percentage of each
                                                                             contribution. The
                                                                             percentage that
                                                                             applies depends on
                                                                             how long each
                                                                             contribution has
                                                                             been invested in
                                                                             the contract. We
                                                                             determine the
                                                                             withdrawal charge
                                                                             separately for each
                                                                             contribution
                                                                             according to the
                                                                             following schedule.

-                 CONTRACT YEAR
      --------------------------------------------------
                     1   2   3   4   5   6   7 AND LATER
      --------------------------------------------------
      Percentage of  6   6   6   6   6   5        0
      contribution
--------------------------------------------------------

                                      V-1

 APPENDIX V: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

---------------------------------------------------------------------------------------------
 STATE                    FEATURES / BENEFITS / CHARGES     AVAILABILITY / VARIATION
---------------------------------------------------------------------------------------------
MARYLAND                  See "How you can contribute to    For all contracts, we continue
                          your contract" in "Contract       to accept contributions. The
                          features and benefits"            discontinuance of acceptance of
                                                            contributions and the $6,500
                                                            contribution limitation per
                                                            calendar year do not apply.
---------------------------------------------------------------------------------------------
MASSACHUSETTS             See "Disability, terminal         The disability, terminal illness
The following change      illness or confinement to         or confinement to a nursing home
applies to Traditional    nursing home" under "Withdrawal   withdrawal charge waiver is not
IRA, Roth IRA and NQ      charge" in "Charges and           available.
contracts issued on or    expenses."
after November 27, 2006.
---------------------------------------------------------------------------------------------
NEW YORK                  See "Selecting an annuity payout  In the second to last paragraph
                          option" in "Your annuity payout   in this section, the second line
                          option" under "Accessing your     in the paragraph "(1) the amount
                          money."                           applied to purchase the
                                                            annuity;" is deleted in its
                                                            entirety and replaced with the
                                                            following:
                                                            (1)The amount applied to provide
                                                               the annuity will be: (a) the
                                                               account value for any life
                                                               annuity form or (b) the cash
                                                               value for any period certain
                                                               annuity form except that, if
                                                               the period certain is more
                                                               than five years, the amount
                                                               applied will be no less than
                                                               95% of the account value.
---------------------------------------------------------------------------------------------
PUERTO RICO               See "Taxation of nonqualified     Income from NQ contracts we
                          annuities" under "Tax             issue is U.S. source. A Puerto
                          information."                     Rico resident is subject to U.S.
                                                            taxation on such U.S. source
                                                            income. Only Puerto Rico source
                                                            income of Puerto Rico residents
                                                            is excludable from U.S.
                                                            taxation. Income from NQ
                                                            contracts is also subject to
                                                            Puerto Rico tax. The calculation
                                                            of the taxable portion of
                                                            amounts distributed from a
                                                            contract may differ in the two
                                                            jurisdictions. Therefore, you
                                                            might have to file both U.S. and
                                                            Puerto Rico tax returns, showing
                                                            different amounts of income from
                                                            the contract for each tax
                                                            return. Puerto Rico generally
                                                            provides a credit against Puerto
                                                            Rico tax for U.S. tax paid.
                                                            Depending on your personal
                                                            situation and the timing of the
                                                            different tax liabilities, you
                                                            may not be able to take full
                                                            advantage of this credit.
                                                            We require owners or
                                                            beneficiaries of annuity
                                                            contracts in Puerto Rico that
                                                            are not individuals to document
                                                            their status to avoid 30% FATCA
                                                            withholding from U.S.-source
                                                            income.
---------------------------------------------------------------------------------------------
UTAH                      Withdrawal charge.                During the first six contract
For non-qualified         See "Charges under the contracts  years following a contribution,
annuities, IRA, Roth      -- withdrawal charge" in          a withdrawal charge will be
IRA, Inherited IRA and    "Charges and expenses."           deducted from amounts you
Roth Inherited IRA                                          withdraw that exceed 15% of your
contracts issued on or                                      account value (the free
after November 27,                                          withdrawal amount). The
2006.                                                       withdrawal charge is equal to a
                                                            percentage of each contribution.
                                                            The percentage that applies
                                                            depends on how long each
                                                            contribution has been invested
                                                            in the contract. We determine
                                                            the withdrawal charge separately
                                                            for each contribution according
                                                            to the following schedule.

-                    CONTRACT YEAR
      --------------------------------------------------
                     1   2   3   4   5   6   7 AND LATER
      --------------------------------------------------
      Percentage of  6%  6%  6%  6%  6%  5%       0
      contribution

                                      V-2

 APPENDIX V: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

------------------------------------------------------------------------------------------
 STATE                 FEATURES / BENEFITS / CHARGES     AVAILABILITY / VARIATION
------------------------------------------------------------------------------------------
WASHINGTON             Fixed Maturity Option             Not available
The following changes  Ratcheted Death Benefit           Not available
apply to contracts     See "Selecting an annuity payout  In the third paragraph, "New
issued on or after     option" in "Accessing your money" York" is replaced with
August 13, 2001.                                         "Washington" and paragraph (ii)
                                                         is deleted and replaced with:
                                                         (ii) if the annuitant was age
                                                         81-85 when the contract was
                                                         issued, the contract anniversary
                                                         that follows the annuitant's
                                                         95/th /birthday.
                       See "Annual administrative        The second paragraph is deleted
                       charge" in "Charges and Expenses" and replaced with: The charge is deducted pro rata from the
                                                         variable investment options. If
                                                         your account value is allocated
                                                         100% to the guaranteed interest
                                                         option, the charge will be
                                                         waived.
                       See "Withdrawal charge" in        The second sentence of the third
                       "Charges and expenses"            paragraph is replaced with: In
                                                         the case of surrenders, we will
                                                         pay you the greater of (i) the
                                                         cash value or (ii) the free
                                                         withdrawal amount plus 94% (95%
                                                         in the fifth contract year if
                                                         the annuitant was age 60 or over
                                                         when the contract was issued) of
                                                         the remaining account value.
                       See "Disability, terminal         The last paragraph and its first
                       illness, or confinement to        bullet are replaced with the
                       nursing home" in "Charges and     following:
                       expenses"                         For NQ, traditional IRA and Roth
                                                         IRA contracts, the with drawal
                                                         charge also does not apply in
                                                         the following circumstances:
                                                         .   After five contract years
                                                             and the annuitant is at
                                                             least age 59 1/2; or
------------------------------------------------------------------------------------------

                                      V-3

 APPENDIX V: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                        2

Calculation of Annuity Payments                              2

Custodian and Independent Registered Public Accounting Firm  2

Distribution of the Contracts                                2

Calculating Unit Values                                      3

Financial Statements                                         3

HOW TO OBTAIN AN EQUI-VEST(R) (SERIES 800) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT A

Call (800) 628-6673 or send this request form to:
  EQUI-VEST(R)
  Processing Office
  AXA Equitable
  P.O. Box 4956
  Syracuse, NY 13221-4956


----------------------------------------------------------------------------------
Please send me an EQUI-VEST(R) (Series 800) Statement of Additional
Information dated May 1, 2016.
(Combination variable and fixed deferred annuity)
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


                                                                        #792961

EQUI-VEST(R) Strategies (Series 900)

A group flexible premium deferred variable annuity contract


PROSPECTUS DATED MAY 1, 2016


PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE PURCHASING OR TAKING ANY OTHER ACTION UNDER YOUR CONTRACT. THIS PROSPECTUS SUPERSEDES ALL PRIOR PROSPECTUSES AND SUPPLEMENTS. YOU SHOULD READ THE PROSPECTUSES FOR EACH TRUST WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE PORTFOLIOS.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(R) STRATEGIES?

EQUI-VEST(R) Strategies is a group-deferred annuity contract ("contract") issued by AXA EQUITABLE LIFE INSURANCE COMPANY. Either the plan trustee or the employer will be the EQUI-VEST(R) Strategies contract holder. Certain rights may be exercised by employees covered under an employer's plan (the "participants"). These rights will be summarized in a participation certificate ("certificate") provided to each participant. EQUI-VEST(R) Strategies provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and our guaranteed interest option or in our fixed maturity options ("investment options").

This prospectus is a disclosure document and describes all of the certificate's material features, benefits, rights and obligations, as well as other information. The description of the certificate's material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the certificate are changed after the date of this prospectus in accordance with the certificate, those changes will be described in a supplement to this prospectus. You should carefully read this prospectus in conjunction with any applicable supplements. The certificate should also be read carefully. You have the right to cancel your certificate within a certain number of days after receipt of the certificate.

The contract may not currently be available in all states. All optional features and benefits described in this prospectus may not be available at the time you purchase the certificate. We have the right to restrict availability of any optional feature or benefit. We can refuse to accept any application or contribution from you at any time, including after you purchase the certificate.

We offer the EQUI-VEST(R) Strategies contract to fund two types of "plans":
Section 403(b) (also referred to as "TSA" plans or contracts) or governmental employer Section 457(b) plans (also referred to as "EDC" plans or contracts) (together "plans"). The EQUI-VEST(R) Strategies contract is available to plans that meet our requirements, which may include requirements regarding plan vesting provisions.

VARIABLE INVESTMENT OPTIONS

FIXED INCOME

--------------------------------------------------------------------------------
.. American Funds Insurance Series(R) Bond Fund/SM/

.. AXA/DoubleLine Opportunistic Core Plus Bond

.. Charter/SM/ Multi-Sector Bond
.. EQ/Core Bond Index
.. EQ/Global Bond PLUS
.. EQ/High Yield Bond
.. EQ/Intermediate Government Bond
.. EQ/Money Market
.. EQ/PIMCO Global Real Return
.. EQ/PIMCO Ultra Short Bond
.. EQ/Quality Bond PLUS
.. Invesco V.I. High Yield
.. Ivy Funds VIP High Income
.. Multimanager Core Bond
--------------------------------------------------------------------------------
DOMESTIC EQUITY
--------------------------------------------------------------------------------
.. AXA 400 Managed Volatility
.. AXA 500 Managed Volatility
.. AXA 2000 Managed Volatility

.. AXA/AB Small Cap Growth

.. AXA/Franklin Small Cap Value Managed Volatility

.. AXA/Horizon Small Cap Value

.. AXA Large Cap Core Managed Volatility
.. AXA Large Cap Growth Managed Volatility
.. AXA Large Cap Value Managed Volatility
.. AXA/Loomis Sayles Growth
.. AXA/Mid Cap Value Managed Volatility
.. AXA/Mutual Large Cap Equity Managed Volatility

.. AXA/Pacific Global Small Cap Value

.. Charter/SM/ Small Cap Growth
.. Charter/SM/ Small Cap Value
.. EQ/BlackRock Basic Value Equity
.. EQ/Boston Advisors Equity Income
.. EQ/Calvert Socially Responsible
.. EQ/Capital Guardian Research
.. EQ/Common Stock Index
.. EQ/Equity 500 Index
.. EQ/GAMCO Mergers and Acquisitions
.. EQ/GAMCO Small Company Value
.. EQ/Invesco Comstock
.. EQ/JPMorgan Value Opportunities
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Value Index
.. EQ/Mid Cap Index
.. EQ/Morgan Stanley Mid Cap Growth
.. EQ/Small Company Index
.. EQ/T. Rowe Price Growth Stock
.. EQ/UBS Growth and Income
.. EQ/Wells Fargo Omega Growth
.. Fidelity(R) VIP Contrafund(R)
.. Goldman Sachs VIT Mid Cap Value
.. Invesco V.I. Mid Cap Core Equity
.. Invesco V.I. Small Cap Equity
.. Ivy Funds VIP Energy
.. Ivy Funds VIP Mid Cap Growth
.. Ivy Funds VIP Small Cap Growth
.. MFS(R) Investors Trust
.. MFS(R) Massachusetts Investors Growth Stock
.. MFS(R) Technology
.. MFS(R) Utilities
.. Multimanager Aggressive Equity
.. Multimanager Mid Cap Growth
.. Multimanager Mid Cap Value
.. Multimanager Technology

.. VanEck VIP Global Hard Assets

--------------------------------------------------------------------------------


INTERNATIONAL/GLOBAL

--------------------------------------------------------------------------------
.. AXA Global Equity Managed Volatility
.. AXA International Core Managed Volatility
.. AXA International Managed Volatility
.. AXA International Value Managed Volatility

.. AXA SmartBeta Equity

.. AXA/Templeton Global Equity Managed Volatility

.. Charter International Moderate

.. EQ/Emerging Markets Equity PLUS
.. EQ/International Equity Index
.. EQ/MFS International Growth
.. EQ/Oppenheimer Global
.. Invesco V.I. Global Real Estate
.. Invesco V.I. International Growth
.. Lazard Retirement Emerging Markets Equity
.. MFS(R) International Value
--------------------------------------------------------------------------------

ASSET ALLOCATION
--------------------------------------------------------------------------------
.. All Asset Aggressive - Alt 25
.. All Asset Growth - Alt 20
.. All Asset Moderate Growth - Alt 15

.. AXA/AB Dynamic Moderate Growth*

.. AXA Aggressive Allocation

.. AXA Balanced Strategy*

.. AXA Conservative Allocation

.. AXA Conservative Growth Strategy*
.. AXA Conservative Strategy*

.. AXA Conservative-Plus Allocation
.. AXA/Franklin Balanced Managed Volatility
.. AXA/Franklin Templeton Allocation Managed Volatility
.. AXA Moderate Allocation

.. AXA Moderate Growth Strategy*

.. AXA Moderate-Plus Allocation

.. Charter Real Assets

.. Target 2015 Allocation
.. Target 2025 Allocation
.. Target 2035 Allocation
.. Target 2045 Allocation

.. Target 2055 Allocation

--------------------------------------------------------------------------------

* These are the only variable investment options available in connection with the Personal Income Benefit and are collectively referred to as the "Personal Income Benefit variable investment options." Please note that they are also available without the Personal Income Benefit. For more information, see "What are your investment options under the contract?" later in this prospectus.


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                          EV Series 900 (IF/NB)
                                                                         #23455

You allocate amounts to the variable investment options selected by your employer. Each variable investment option is a subaccount of Separate Account
A. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") that is part of one of the trusts (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options if your employer elects to make them available under the contract. These investment options are discussed later in this prospectus. Amounts allocated in connection with the Personal Income Benefit are limited to the Personal Income Benefit variable investment options -- the AXA Balanced Strategy, the AXA Conservative Growth Strategy, the AXA Conservative Strategy, the AXA Moderate Growth Strategy and the AXA/AB Dynamic Moderate Growth.

Minimum contribution amounts of $20 may be made under the contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2016, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling
(800) 628-6673. The SAI has been incorporated by this reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

Contents of this Prospectus

--------------------------------------------------------------------------------





     Index of key words and phrases                                     5
     Who is AXA Equitable?                                              6
     How to reach us                                                    7
     EQUI-VEST(R) Strategies (Series 900) group annuity contract at a
       glance -- key features                                           9

     ----------------------------------------------------------------------
     FEE TABLE                                                         11
     ----------------------------------------------------------------------

     Examples: EQUI-VEST(R) Strategies contracts                       12
     Condensed financial information                                   13

     ----------------------------------------------------------------------
     1. CONTRACT FEATURES AND BENEFITS                                 14
     ----------------------------------------------------------------------
     How you can contribute to your certificate                        14
     How EQUI-VEST(R) Strategies is available                          15
     How contributions can be made                                     15
     What are your investment options under the contract?              15
     Portfolios of the Trusts                                          17
     Selecting your investment method                                  28
     ERISA considerations for employers                                29
     Allocating your contributions                                     29
     Unallocated account                                               29
     Personal Income Benefit                                           30
     Death benefit                                                     36
     Your right to cancel within a certain number of days              37

     ----------------------------------------------------------------------
     2. DETERMINING YOUR CERTIFICATE'S VALUE                           38
     ----------------------------------------------------------------------
     Your account value and cash value                                 38
     Your certificate's value in the variable investment options       38
     Your certificate's value in the guaranteed interest option        38
     Your certificate's value in the fixed maturity options            38
     Insufficient account value                                        38

     ----------------------------------------------------------------------
     3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
       OPTIONS                                                         39
     ----------------------------------------------------------------------
     Transferring your account value                                   39
     Disruptive transfer activity                                      40
     Automatic transfer options                                        40
     Investment simplifier                                             40
     Rebalancing your account value                                    41
     ProNvest Managed Account Service                                  42



-------------
"We," "our" and "us" refer to AXA Equitable.
When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is the participant.


When we use the word "contract" we mean the group contract issued to the plan trustee or employer ("contract holder"). When we use the word "certificate," we mean the participation certificate that summarizes the rights of each participant covered under the group contract.

                          CONTENTS OF THIS PROSPECTUS

             ------------------------------------------------------
             4. ACCESSING YOUR MONEY                            43
             ------------------------------------------------------
             Withdrawing your account value                     43
             How withdrawals are taken from your account value  47
             Loans                                              47
             Termination of participation                       48
             Texas ORP participants                             48
             When to expect payments                            48
             Your annuity payout options                        48

             ------------------------------------------------------
             5. CHARGES AND EXPENSES                            51
             ------------------------------------------------------
             Charges under the contracts                        51
             Charges that the Trusts deduct                     53
             Variations in charges                              54

             ------------------------------------------------------
             6. PAYMENT OF DEATH BENEFIT                        55
             ------------------------------------------------------
             Your beneficiary and payment of benefit            55
             How death benefit payment is made                  55
             Beneficiary continuation option                    55

             ------------------------------------------------------
             7. TAX INFORMATION                                 58
             ------------------------------------------------------
             Tax information and ERISA matters                  58
             Choosing a contract to fund a retirement
               arrangement                                      58
             Special rules for tax-favored retirement plans     58
             Additional "Saver's Credit" for salary reduction
               contributions to certain plans                   59
             Tax-sheltered annuity arrangements (TSAs)          59
             Distributions from TSAs                            61
             Public employee deferred compensation plans (EDC
               Plans)                                           64
             ERISA matters                                      68
             Certain rules applicable to plans designed to
               comply with Section 404(c) of ERISA              68
             Federal and state income tax withholding and
               information reporting                            68
             Federal income tax withholding on periodic
               annuity payments                                 68
             Federal income tax withholding on non-periodic
               annuity payments (withdrawals) which are not
               eligible rollover distributions                  69
             Mandatory withholding from eligible rollover
               distributions                                    69
             Impact of taxes to AXA Equitable                   69

             ------------------------------------------------------
             8. MORE INFORMATION                                70
             ------------------------------------------------------
             About our Separate Account A                       70
             About the Trusts                                   70
             About our fixed maturity options                   70
             About the general account                          71
             Dates and prices at which certificate events occur 72
             About your voting rights                           72
             Cybersecurity                                      73
             Statutory compliance                               73
             About legal proceedings                            73
             Financial statements                               73
             Transfers of ownership, collateral assignments,
               loans, and borrowing                             73

    Funding changes                                                     73
    Distribution of the contracts                                       73

    ------------------------------------------------------------------------
    9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                  77
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------
    APPENDICES
    ------------------------------------------------------------------------

        I   --   Condensed financial information                         I-1
       II   --   Market value adjustment example                        II-1
      III   --   Death benefit example                                 III-1
       IV   --   State contract availability and/or variations of
                   certain features and benefits                        IV-1

      ----------------------------------------------------------------------
      STATEMENT OF ADDITIONAL INFORMATION
        Table of contents
      ----------------------------------------------------------------------

                          CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                                                PAGE

           account value                                           38
           annuity payout options                                  48
           AXA Equitable Access Account                            55
           beneficiary                                             55
           beneficiary continuation option                         55
           business day                                            72
           cash value                                              38
           certificate                                              1
           contract date                                           29
           contract date anniversary                               29
           contract year                                           29
           contributions                                           14
           disruptive transfer activity                            40
           DOL                                                     29
           EDC                                                      1
           ERISA                                                   29
           elective deferral contributions                         59
           fixed maturity amount                                   27
           fixed maturity option                                   27
           Guaranteed Annual Withdrawal Amount                     30
           guaranteed interest option                              27
           Guaranteed Transfer Withdrawal Rate                     31
           Guaranteed Withdrawal Rate                              31
           investment options                                   1, 15
           market adjusted amount                                  27
           market timing                                           40
           market value adjustment                                 27

                                                                PAGE

          maturity value                                           27
          net loan interest charge                                 47
          Non-Personal Income Benefit investment options           30
          Online Account Access                                     7
          partial withdrawals                                      44
          participant                                               1
          participation date                                       14
          participation date anniversary                           14
          participation year                                       14
          Personal Income Benefit                                  30
          Personal Income Benefit account value                    30
          Personal Income Benefit charge                           53
          Personal Income Benefit variable investment options  15, 29
          portfolio                                                 2
          processing office                                         7
          rate to maturity                                         27
          Required Beginning Date                                  66
          SAI                                                       2
          SEC                                                       2
          salary reduction contributions                           59
          TOPS                                                      7
          TSA                                                      59
          Trusts                                               17, 70
          unit                                                     38
          unit investment trust                                    70
          variable investment options                           1, 16

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
account value                          Annuity Account Value

unit                                   Accumulation unit

unit value                             Accumulation unit value
-----------------------------------------------------------------------------

                        INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?

--------------------------------------------------------------------------------



We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect wholly owned subsidiary of AXA Financial, Inc., which is an indirect wholly owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, AXA exercises significant influence over the operations and capital structure of AXA Equitable. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $573.0 billion in assets as of December 31, 2015. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                             WHO IS AXA EQUITABLE?

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R)
  Unit Annuity Lockbox
  P.O. Box 13463
  Newark, NJ 07188-0463

FOR TSA AND GOVERNMENTAL EMPLOYER EDC LOAN REPAYMENTS SENT BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R)
  Loan Repayments Lockbox
  P.O. Box 13496
  Newark, NJ 07188-0496

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  AXA Equitable
  JPMorganChase
  EQUI-VEST Lockbox #13463
  4 Chase Metrotech Center (7th Floor)
  Brooklyn, NY 11245-0001
  Telephone number to be listed on express mail packages
  Attn: Extraction Supervisor, (718) 242-0716
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENTBY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R) Processing Office
  P.O. Box 4956
  Syracuse, NY 13221-4956

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  AXA Equitable
  EQUI-VEST(R) Processing Office
  100 Madison Street, Suite 1000
  Syracuse, NY 13202

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 100 Madison Street, Suite 1000, Syracuse, New York 13202.
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   confirmation notices of financial transactions; and

..   quarterly statements of your contract values as of the close of each calendar quarter including your Guaranteed Annual Withdrawal Amount, if applicable, as of the beginning and end of each calendar quarter.

As required, notices and statements will be sent by mail under certain circumstances. They are also available on Online Account Access.
--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for fixed maturity options;

..   the daily unit values for the variable investment options; and

..   the Guaranteed Withdrawal Rate and the Guaranteed Transfer Withdrawal Rate.

You can also:

..   change your allocation percentages and/or transfer among the Non-Personal
    Income Benefit variable investment options and the guaranteed interest option (not available for transfers to fixed maturity options); and

..   change your TOPS personal identification number ("PIN") (through TOPS only)
    and your Online Account Access password (through Online Account Access only).

Under TOPS only you can:

..   elect the investment simplifier.

Under Online Account Access only you can:

..   elect to receive certain contract statements electronically;

..   change your address;

..   make loan repayments;

..   access "Frequently Asked Questions" and certain service forms; and

..   obtain performance information regarding the variable investment options.

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll free

                             WHO IS AXA EQUITABLE?

(800) 755-7777. You may use Online Account Access by visiting our website at www.axa.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).

We reserve the right to discontinue offering TOPS at any time in the future.
--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.
--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:

You may reach us toll-free by calling (800) 841-0801 for a recording of daily unit values for the variable investment options.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)election of the investment simplifier;

(2)election of the automatic deposit service (TSA certificates only);

(3)election of the rebalancing program;


(4)election of required minimum distribution ("RMD") automatic withdrawal option;


(5)election of beneficiary continuation option;

(6)transfer/rollover of assets to another carrier;

(7)request for a loan;

(8)tax withholding election;

(9)certificate surrender and withdrawal requests;

(10)requests to make an initial allocation to the Personal Income Benefit variable investment options;

(11)election to begin withdrawals under the Personal Income Benefit;

(12)automatic transfer of the principal portion of loan repayments to your investment options according to your investment allocation instructions currently on file;

(13)requests for enrollment in either our Maximum payment plan or Customized payment plan (for the Personal Income Benefit only); and


(14)death claims.


We anticipate requiring status documentation in the case of certain changes of ownership or address changes where Foreign Account Tax Compliance Act ("FATCA") withholding could be required. See "Tax Information" later in this Prospectus.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)address changes;

(2)beneficiary changes; and

(3)transfers among investment options.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)investment simplifier;

(2)rebalancing program;

(3)systematic withdrawals; and

(4)the date annuity payments are to begin.

                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your certificate number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests is the participant and in some cases the employer, if the plan requires it.

                             WHO IS AXA EQUITABLE?

EQUI-VEST(R) Strategies (Series 900) group annuity contract at a glance -- key features

--------------------------------------------------------------------------------


PROFESSIONAL INVESTMENT      EQUI-VEST(R) Strategies' variable investment options invest
MANAGEMENT                   in different portfolios sub-advised by professional
                             investment advisers.
-----------------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS  The Variable Investment Options for which information is provided in this prospectus are available under the
                             contract, subject to state regulatory approval and
                             availability under your employer's plan.
-----------------------------------------------------------------------------------------
GUARANTEED INTEREST OPTION   .   Principal and interest guarantees
                             .   Interest rates set periodically
-----------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS       .   10 fixed maturity options with maturities ranging from
                                 approximately 1 to 10 years.
                             .   Each fixed maturity option offers a guarantee of
                                 principal and interest rate if you hold it to maturity.
                             ------------------------------------------------------------
                             If you make any withdrawals (including transfers, surrender or termination of your certificate or when we make
                             deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which
                             will increase or decrease any fixed maturity amount you
                             have in that fixed maturity option.
-----------------------------------------------------------------------------------------
TAX CONSIDERATIONS           .   No tax on earnings inside the contract until you make
                                 withdrawals from your certificate or receive annuity
                                 payments.
                             ------------------------------------------------------------
                             .   No tax on transfers among investment options inside the
                                 contract.
                             ------------------------------------------------------------
                             Because you are purchasing or contributing to an annuity
                             contract to fund a tax-qualified employer sponsored
                             retirement arrangement you should be aware that such
                             annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before
                             purchasing one of these contracts, employers should
                             consider whether its features and benefits beyond tax
                             deferral meet participant's needs and goals. Employers may also want to consider the relative features, benefits and
                             costs of these contracts with any other investment that
                             participants may use in connection with their retirement
                             plan or arrangement. Depending on the participant's
                             personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum
                             distributions. (For more information, see "Tax information"
                             later in this prospectus.)
-----------------------------------------------------------------------------------------
PERSONAL INCOME BENEFIT      If available, the Personal Income Benefit guarantees that
                             you can take withdrawals from your Personal Income Benefit account value up to your Guaranteed Annual Withdrawal
                             Amount beginning at age 65 or later and subject to a
                             distributable event. (For example, the plan terminates or
                             when you are no longer employed by the employer sponsoring the plan. Some plans, however, may allow participants to
                             begin taking Guaranteed Annual Withdrawal Amount payments
                             while still employed by the employer sponsoring the plan.)
                             Withdrawals of your Guaranteed Annual Withdrawal Amount
                             between the ages of 59 1/2 and 65 are available but will
                             result in a reduced Guaranteed Annual Withdrawal Amount.
                             Withdrawals are taken from your Personal Income Benefit
                             account value and continue during your lifetime even if
                             your Personal Income Benefit account value falls to zero
                             (unless the reduction to zero is caused by a withdrawal
                             that exceeds your Guaranteed Annual Withdrawal Amount).
                             EARLY WITHDRAWALS FROM YOUR PERSONAL INCOME BENEFIT ACCOUNT
                             VALUE OR WITHDRAWALS FROM YOUR PERSONAL INCOME BENEFIT
                             ACCOUNT VALUE THAT EXCEED YOUR GUARANTEED ANNUAL WITHDRAWAL
                             AMOUNT MAY SIGNIFICANTLY REDUCE OR ELIMINATE THE VALUE OF
                             THE PERSONAL INCOME BENEFIT. Amounts allocated in
                             connection with the Personal Income Benefit feature are
                             limited to the Personal Income Benefit variable investment options. You generally may not transfer amounts out of the
                             Personal Income Benefit variable investment options to the
                             Non-Personal Income Benefit investment options. For more
                             information, see "Personal Income Benefit" in "Contract
                             features and benefits" later in this prospectus.
-----------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS         .   $20 (minimum) each contribution
                             .   Maximum contribution limitations apply to all contracts.
                             ------------------------------------------------------------
                             In general, contributions are limited to $1.5 million
                             ($500,000 for owners or annuitants who are age 81 and older at issue) under all EQUI-VEST(R) series, EQUI-VEST At
                             Retirement(R) and At Retirement/SM/ contracts with the same participant or owner. Also, we may refuse to accept any
                             contribution if the sum of all contributions under all AXA
                             Equitable annuity accumulation contracts/certificates of
                             which you are owner or under which you are the participant would total $2,500,000. Upon advance notice to you, we may exercise certain rights we have under the
                             contract/certificate regarding contributions. We may also, at any time, exercise our right to close a variable
                             investment option to new contributions or transfers. For
                             more information, see "How you can contribute to your
                             certificate" in "Contract features and benefits" later in
                             this prospectus.
-----------------------------------------------------------------------------------------

  EQUI-VEST(R) STRATEGIES (SERIES 900) GROUP ANNUITY CONTRACT AT A GLANCE --
                                 KEY FEATURES

--------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      .   Partial withdrawals
                          .   Loans (if permitted by your plan)
                          .   Withdrawals of your Guaranteed Annual Withdrawal Amount
                              (if you funded the Personal Income Benefit feature)
                          .   Several periodic withdrawal options
                          .   Certificate surrender
                          Withdrawals are subject to the terms of the plan and may be limited. You may incur a withdrawal charge for certain
                          withdrawals or if you surrender your certificate. You may
                          also incur income tax and a penalty tax.
--------------------------------------------------------------------------------------
DEATH BENEFIT PROTECTION  The contract provides a death benefit for the beneficiary.
                          The death benefit is equal to the account value or the
                          standard death benefit, whichever is higher. However, if
                          you elect the enhanced death benefit, the death benefit is equal to your account value (less any outstanding loan and accrued loan interest) or the enhanced death benefit,
                          whichever is higher.
--------------------------------------------------------------------------------------
PAYOUT OPTIONS            .   Fixed annuity payout options
                          .   Variable Immediate Annuity payout options (described in
                              a separate prospectus for that option)
--------------------------------------------------------------------------------------
ADDITIONAL FEATURES       .   Dollar cost averaging by automatic transfers
                             -- Interest sweep option
                             -- Fixed dollar option
                          .   Rebalancing of your Non-Personal Income Benefit account
                              value (quarterly, semiannually, and annually)
                          .   No charge on transfers among investment options
                          .   Waiver of withdrawal charge under certain circumstances
                          .   Beneficiary continuation option
--------------------------------------------------------------------------------------
FEES AND CHARGES          Please see "Fee table" later in this prospectus for
                          complete details.
--------------------------------------------------------------------------------------
PARTICIPANT ISSUE AGES    .   0-85
--------------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY, OR MAY BE IMPOSED BY EMPLOYERS UNDER THEIR PLANS. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS, INCLUDING THE AVAILABILITY OF ALL INVESTMENT OPTIONS, MAY VARY IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS OR IN ALL STATES. YOUR EMPLOYER MAY ELECT NOT TO OFFER ALL OF THE INVESTMENT OPTIONS UNDER THE CONTRACT AS DESCRIBED IN THIS PROSPECTUS. PLEASE SEE APPENDIX IV LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

The general obligations and any guaranteed benefits under the contract, including the Personal Income Benefit, are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. Owners and participants should look to the financial strength of AXA Equitable for its claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

For more detailed information, we urge you to read the contents of this prospectus, as well as your certificate. This prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The group deferred annuity contract, your participation certificate and any endorsements, riders and data pages are the entire contract between you and AXA Equitable. The prospectus and participation certificate should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have any questions. If for any reason you are not satisfied with your certificate, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" in "Contract features and benefits" later in this prospectus for additional information.

The EQUI-VEST(R) contract and its riders are made available to either all plan participants or, in the case of the Personal Income Benefit, a group of plan participants. For retirement plans subject to nondiscrimination testing, we believe that a plan's offering of the Personal Income Benefit does not discriminate in favor of highly compensated employees because it satisfies both the current availability and the effective availability tests of Treasury Regulation section 1.401(a)(4)-4. However, plan sponsors should consult with an independent tax or ERISA advisor to discuss use of the Personal Income Benefit in the specific context of a plan subject to such testing.

  EQUI-VEST(R) STRATEGIES (SERIES 900) GROUP ANNUITY CONTRACT AT A GLANCE --
                                 KEY FEATURES

Fee table

--------------------------------------------------------------------------------

The first table describes fees and expenses that you will pay at the time that you make certain withdrawals, surrender your certificate, purchase a Variable Immediate Annuity payout option or make certain transfers and rollovers. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

----------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME
 YOU REQUEST CERTAIN TRANSACTIONS
----------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of the
amount withdrawn (deducted when you surrender your
certificate or make certain withdrawals)                6.00%

Charge for third-party transfer or direct rollover/(1)/ $65 maximum per participant for each occurrence;
Special services charges                                currently $25 per participant for each occurrence
 .   Wire transfer charge/(2)/                          $90 (current and maximum)
 .   Express mail charge/(2)/                           $35 (current and maximum)
----------------------------------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay periodically during the time that you participate in the contract, not including underlying
Trust portfolio fees and expenses.

---------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH
 PARTICIPATION DATE ANNIVERSARY/(3)/
---------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge                    The lesser of a current charge of $30 (maximum $65)
                                                        or 2% of your account value plus any prior withdrawals
                                                        during the participation year.
Net loan interest charge -- (calculated as a
percentage of the outstanding loan amount and deducted
at the time the loan repayment is received)             2.00%/(4)/

---------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT
 OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET
 ASSETS
---------------------------------------------------------------------------------

Separate Account annual expenses/(5)/                   0.25% to 1.20% (maximum)

------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF
 YOU ELECT THE ENHANCED DEATH BENEFIT
------------------------------------------------------------------------

Enhanced death benefit charge (as a percentage of your
account value) is deducted annually on each
participation date anniversary                          0.15% (maximum)

------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR PERSONAL INCOME BENEFIT
 ACCOUNT VALUE EACH YEAR IF YOU ELECT THE FOLLOWING
 BENEFIT
------------------------------------------------------------------------------------

Personal Income Benefit charge (calculated as a
percentage of your Personal Income Benefit account
value)/(6)/                                             1.00% (current and maximum)

Please see "Personal Income Benefit" in "Contract features and benefits" for more information about this feature, and "Personal Income Benefit charge" in "Charges and expenses" later in this prospectus.
------------------------------------------------------------------------------------
You also bear your proportionate share of all fees and expenses paid by a
"portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own your certificate. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.

-------------------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2015 (expenses that are deducted from portfolio  Lowest Highest
assets including management fees, 12b-1 fees, service fees, and/or other expenses)/(*)/        0.61%  3.96%
-------------------------------------------------------------------------------------------------------------

                                   FEE TABLE

Notes:


(*)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2015, if applicable, and for the underlying Portfolios. Pursuant to a contract, AXA Equitable Funds Management Group, LLC has agreed to make payments or waive its management, administrative and other fees to limit the expenses of certain affiliated Portfolios through April 30, 2017 ("Expense Limitation Arrangement") (unless the Trust's Board of Trustees consents to an earlier revision or termination of this agreement). The Expense Limitation Arrangement may be terminated by AXA Equitable Funds Management Group, LLC at any time after April 30, 2017. The range of expenses in the table above does not include the effect of any Expense Limitation Arrangement. The Expense Limitation Arrangement does not apply to unaffiliated Portfolios. The range of expense in the table below includes the effect of the Expense Limitation Arrangements.



---------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2015 after the effect of Expense Limitation Arrangements/(7)/  Lowest Highest
                                                                                                             0.61%  1.45%
---------------------------------------------------------------------------------------------------------------------------


   For complete information regarding the Expense Limitation Arrangements see the prospectuses for the underlying Portfolios.

(1)This charge will never exceed 2% of the amount disbursed or transferred.

(2)Unless you specify otherwise, this charge will be deducted from the amount you request.

(3)Depending on your Employer's plan, we may be instructed to withdraw a plan operating expense charge from your account value for administrative and record-keeping services related to the contract. The charge is determined through an arrangement between your Employer and a third-party. We will remit the amount withdrawn to either your Employer or your Employer's designee. Please refer to your contract for more information.

(4)We charge interest on loans under your certificate but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans" under "Accessing your money" later in this prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(5)For mortality and expense risks, and administrative and financial accounting expenses. A portion of this charge is for providing the death benefit. For contracts issued in Texas under a Texas ORP Plan, the total Separate Account charges and the total portfolio operating expenses of the Trusts when added together are not permitted to exceed 2.75%.

(6)If the certificate is surrendered or annuitized, or a death benefit is paid, or the benefit is dropped on any date other than your certificate date anniversary, we will deduct a pro rata portion of the charge for that year.


(7)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2015, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio. The "Highest" represents the total annual operating expenses of the Charter Small Cap Growth Portfolio and Charter Small Cap Value Portfolio. For more information, see the prospectuses for the portfolios.


EXAMPLES: EQUI-VEST(R) STRATEGIES CONTRACTS

These examples are intended to help you compare the cost of investing in the EQUI-VEST(R) Strategies contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses and the underlying Trust fees and expenses (including the underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The guaranteed interest option and the fixed maturity options are not covered in these examples. However, the withdrawal charge, the enhanced death benefit charge, the third-party transfer or rollover charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the guaranteed interest option and the fixed maturity options. The examples assume the election of the enhanced death benefit. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


Both examples below show the expenses a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2015, which results in an estimated charge of 0.0631% of account value.


These examples should not be considered a representation of past or future expenses for the options shown. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in these examples is not an estimate or guarantee of future investment performance.

The first example assumes that you invest $10,000 in the Personal Income Benefit variable investment options for the time periods indicated, and that your investment has a 5% return each year. Other than the charge for the Personal Income Benefit, the example also assumes separate account annual expenses and that amounts are allocated to the Personal Income Benefit variable investment options that invest in portfolios with (a) maximum fees and expenses, and (b) minimum fees and expenses (before expense limitations).


------------------------------------------------------------------------------------------------------
                                                               IF YOU DO NOT SURRENDER YOUR
                     IF YOU SURRENDER YOUR CERTIFICATE AT THE CERTIFICATE AT THE END OF THE APPLICABLE
                     END OF THE APPLICABLE TIME PERIOD                  TIME PERIOD
------------------------------------------------------------------------------------------------------
                     1 YEAR    3 YEARS   5 YEARS   10 YEARS   1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------------
(a)assuming maximum
   fees and
   expenses of any
   of the Personal
   Income Benefit
   investment
   options            $920     $1,694    $2,487     $4,051     $373     $1,133    $1,912     $3,949
------------------------------------------------------------------------------------------------------
(b)assuming minimum
   fees and
   expenses of any
   of the Personal
   Income Benefit
   investment
   options            $908     $1,659    $2,431     $3,941     $360     $1,096    $1,852     $3,838
------------------------------------------------------------------------------------------------------




The second example assumes that you invest $10,000 in the Non-Personal Income Benefit variable investment options for the time periods indicated, with no allocations to the Personal Income Benefit variable investment options and that your investment has a 5% return each year. The example also assumes separate account annual expenses and that amounts are allocated to the Non-Personal Income Benefit variable investment options that invest in portfolios with (a) maximum fees and expenses, and (b) minimum fees and expenses (before expense limitations).

                                   FEE TABLE

------------------------------------------------------------------------------------------------------
                                                               IF YOU DO NOT SURRENDER YOUR
                     IF YOU SURRENDER YOUR CERTIFICATE AT THE CERTIFICATE AT THE END OF THE APPLICABLE
                     END OF THE APPLICABLE TIME PERIOD                  TIME PERIOD
------------------------------------------------------------------------------------------------------
                     1 YEAR    3 YEARS   5 YEARS   10 YEARS   1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------------
(a)assuming maximum
   fees and
   expenses of any
   of the Portfolios $1,100    $2,210    $3,306     $5,563     $564     $1,681    $2,783     $5,479
------------------------------------------------------------------------------------------------------
(b)assuming minimum
   fees and
   expenses of any
   of the Portfolios $  768    $1,243    $1,747     $2,540     $212     $  655    $1,124     $2,420
------------------------------------------------------------------------------------------------------




CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus for information about the unit values and number of units outstanding as of the period shown for each of the variable investment options available as of December 31, 2015.

                                   FEE TABLE

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CERTIFICATE

Payments made to us are called "contributions." We require a minimum contribution amount of $20. If the total annual contributions to a TSA contract will be at least $200 annually, we may accept contributions of less than $20. We may, at any time, exercise our right to close a variable investment option to new contributions or transfers. The following table summarizes our rules regarding contributions to your certificate.

--------------------------------------------------------------------------------
THE 12-MONTH PERIOD BEGINNING ON THE PARTICIPANT'S DATE AND EACH 12-MONTH
PERIOD THEREAFTER IS A "PARTICIPATION YEAR." THE "PARTICIPATION DATE" MEANS THE EARLIER OF (A) THE BUSINESS DAY ON WHICH WE ISSUE A CERTIFICATE TO THE PLAN PARTICIPANT UNDER THE EQUI-VEST(R) STRATEGIES CONTRACT AND (B) THE BUSINESS DAY ON WHICH THE FIRST CONTRIBUTION FOR THE PLAN PARTICIPANT IS RECEIVED AT OUR PROCESSING OFFICE. FOR EXAMPLE, IF YOUR PARTICIPATION DATE IS MAY 1, YOUR PARTICIPATION DATE ANNIVERSARY IS APRIL 30.
--------------------------------------------------------------------------------

WE RESERVE THE RIGHT, IN OUR SOLE DISCRETION, TO DISCONTINUE THE ACCEPTANCE OF, AND/OR PLACE LIMITATIONS ON CONTRIBUTIONS AND TRANSFERS INTO THE CERTIFICATE AND/OR CERTAIN INVESTMENT OPTIONS. IF YOU ACTIVATED THE PERSONAL INCOME BENEFIT FEATURE AND WE EXERCISE OUR RIGHT TO DISCONTINUE THE ACCEPTANCE OF, AND/OR PLACE LIMITATIONS ON CONTRIBUTIONS AND TRANSFERS INTO THE PERSONAL INCOME BENEFIT VARIABLE INVESTMENT OPTIONS, YOU MAY NO LONGER BE ABLE TO FUND YOUR PERSONAL INCOME BENEFIT FEATURE. THIS MEANS THAT IF YOU HAVE NOT YET ALLOCATED AMOUNTS TO THE PERSONAL INCOME BENEFIT VARIABLE INVESTMENT OPTIONS, YOU MAY NOT BE ABLE TO FUND THE PERSONAL INCOME BENEFIT FEATURE AT ALL. THIS ALSO MEANS THAT IF YOU HAVE ALREADY FUNDED THE PERSONAL INCOME BENEFIT FEATURE BY ALLOCATING AMOUNTS TO THE PERSONAL INCOME BENEFIT VARIABLE INVESTMENT OPTIONS, YOU MAY NO LONGER BE ABLE TO INCREASE YOUR GUARANTEED ANNUAL WITHDRAWAL AMOUNT THROUGH CONTRIBUTIONS AND TRANSFERS.


------------------------------------------------------------------------------------
 CONTRACT TYPE      SOURCE OF CONTRIBUTIONS           LIMITATIONS ON CONTRIBUTIONS
------------------------------------------------------------------------------------
TSA              .   Employer-remitted employee    .   For 2016, maximum amount of
                     salary reduction and/or           employer and employee
                     various types of employer         contributions is generally
                     contributions.                    the lesser of $53,000 or
                 .   Additional "catch-up"             100% of compensation, with
                     contributions.                    maximum salary reduction
                 .   Only if plan permits,             contribution of $18,000.
                     "designated Roth"             .   If employer's plan permits,
                     contributions under Section       an individual at least age
                     402A of the Code.                 50 at any time during 2016
                 .   Only if plan permits, direct      can make up to $6,000
                     plan-to-plan transfers from       additional salary reduction
                     another 403(b) plan or            "catch-up" contributions.
                     contract exchanges from       .   All salary reduction
                     another 403(b) contract           contributions (whether
                     under the same plan.              pre-tax or designated Roth)
                 .   Only if plan permits,             may not exceed the total
                     eligible rollover                 maximum (For 2016, $18,000
                     distributions from other          and age 50 catch-up of
                     403(b) plans, qualified           $6,000).
                     plans, governmental employer  .   Rollover or direct transfer
                     457(b) EDC plans and              contributions after age
                     traditional IRAs.                 70 1/2 must be net of any
                                                       required minimum
                                                       distributions.
                                                   .   Different sources of
                                                       contributions and earnings
                                                       may be subject to withdrawal
                                                       restrictions.
------------------------------------------------------------------------------------
Governmental     .   Employer-remitted employee    .   Contributions subject to
Employer EDC         salary reduction and/or           plan limits. Maximum
                     employer contributions.           contribution for 2016 is
                 .   Additional "age 50 catch-up"      lesser of $18,000 or 100% of
                     contributions.                    includible compensation.
                 .   Only if plan permits,         .   If plan permits, an
                     "designated Roth"                 individual may make catch-up
                     contributions under Sections      contributions for 3 years of
                     457 and 402A of the Code.         service preceding plan
                 .   Only if the plan permits,         retirement age; 2016 maximum
                     eligible rollover                 is $36,000.
                     distributions from other      .   If governmental employer
                     governmental employer 457(b)      457(b) EDC plan permits, an
                     EDC plans, 403(b) plans,          individual at least age 50
                     qualified plans and               at any time during 2016 can
                     traditional IRAs.                 make up to $6,000 additional
                                                       salary reduction "catch- up"
                                                       contributions. This must be
                                                       coordinated with the
                                                       "catch-up" contributions for
                                                       3 years of service preceding
                                                       plan retirement age.
------------------------------------------------------------------------------------


See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your certificate, see "Dates and prices at which certificate events occur" in "More information" later in this prospectus. Please review your certificate for information on contribution limitations.

                        CONTRACT FEATURES AND BENEFITS

HOW EQUI-VEST(R) STRATEGIES IS AVAILABLE

The contract is offered to fund certain TSA and governmental employer EDC plans. The plan trustee or the employer will be the EQUI-VEST(R) Strategies contract holder and participants under the plans will be covered by the contract. The maximum issue age for the participant is 85.

HOW CONTRIBUTIONS CAN BE MADE

Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars and made payable to "AXA Equitable." We do not accept third-party checks endorsed to us except for rollover contributions, or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For certain employer-remitted salary reduction contracts, it is possible that we may receive your initial contribution prior to AXA Advisors, LLC ("AXA Advisors") receiving your application. In this case, we will hold the contribution, whether received via check or wire, in a non-interest bearing "Special Bank Account for the Exclusive Benefit of Customers." If AXA Advisors does not receive your application within 20 business days, we will return your contribution to your employer or its designee.


If AXA Advisors receives your application within this timeframe, AXA Advisors will direct us to continue to hold your contribution in the special bank account noted immediately above while AXA Advisors ensures that your application is complete and suitability standards are met. AXA Advisors will either complete this process or instruct us to return your contribution to your employer or its designee within the applicable Financial Industry Regulatory Authority ("FINRA") time requirements. Upon timely and successful completion of this review, AXA Advisors will instruct us to transfer your contribution into our non-interest bearing suspense account and transmit your application to us, so that we can consider your application for processing.

If your application is in good order when we receive it for application processing purposes, your contribution will be applied within two business days. If any information we require to issue your contract is missing or unclear, we will hold your contribution while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete enrollment form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to your employer or its designee, unless you or your financial professional acting on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

--------------------------------------------------------------------------------
OUR "BUSINESS DAY" IS GENERALLY ANY DAY THE NEW YORK STOCK EXCHANGE IS OPEN FOR REGULAR TRADING AND GENERALLY ENDS AT 4:00 P.M. EASTERN TIME (OR AS OF AN EARLIER CLOSE OF REGULAR TRADING). A BUSINESS DAY DOES NOT INCLUDE A DAY ON WHICH WE ARE NOT OPEN DUE TO EMERGENCY CONDITIONS DETERMINED BY THE SECURITIES AND EXCHANGE COMMISSION. WE MAY ALSO CLOSE EARLY DUE TO SUCH EMERGENCY CONDITIONS. FOR MORE INFORMATION ABOUT OUR BUSINESS DAY AND OUR PRICING OF TRANSACTIONS, PLEASE SEE "DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR" IN "MORE INFORMATION" LATER IN THIS PROSPECTUS.
--------------------------------------------------------------------------------

Your employer can discontinue contributions at any time. We can discontinue contributions under the contract upon a material breach by your employer of the terms and conditions of the contract. If contributions are discontinued, all terms and conditions of the contract will still apply, however, no additional contributions will be accepted by us.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options, subject to any employer plan limitations, are the variable investment options, the guaranteed interest option, and the fixed maturity options available under the investment method you or your employer selects. See "Selecting your investment method" later in this prospectus. We may, at any time, exercise our rights to change, limit or amend the number of investment options an employer may elect or to close a variable investment option to new contributions or transfers.

Subject to availability in your plan, if you are between the ages of 45 and 85, you have the option of allocating amounts to the Personal Income Benefit variable investment options. Allocations may be made by salary deferral contributions (pre-tax and Roth), employer contributions, and lump sum transfers and rollover contributions from another provider. Your allocation to the Personal Income Benefit variable investment options may also be a transfer from your Non-Personal Income Benefit investment options. Your initial allocation to the Personal Income Benefit variable investment options must total at least $1,000.

The amounts that you allocate to the Personal Income Benefit variable investment options may represent all or just a portion of your contribution or transfer. In other words, you do not have to allocate the full amount of any contribution or transfer to the Personal Income Benefit variable investment options. Through your allocation instructions to us, you can select from among the Personal Income Benefit variable investment options and the Non-Personal Income Benefit investment options available to you. Also, if you allocate amounts to the Personal Income Benefit variable investment options, you may later decide to change your allocation instructions in order to increase, decrease or stop future allocations to these investment options. Once you begin receiving your Guaranteed Annual Withdrawal Amount payments, you will no longer be able to make contributions or transfers to the Personal Income Benefit variable investment options. Also, we reserve the right to limit or terminate contributions and transfers to the Personal Income Benefit variable investment options.

BY ALLOCATING AT LEAST $1,000 OF YOUR TOTAL CONTRIBUTION OR TRANSFER AMOUNT TO THE PERSONAL INCOME BENEFIT VARIABLE INVESTMENT OPTIONS, YOU ARE ACTIVATING THE PERSONAL INCOME BENEFIT FEATURE. THIS IS THE ONLY WAY IN WHICH YOU CAN ACTIVATE THIS BENEFIT. No other action is required of you. If you do not wish to activate the Personal Income Benefit feature, you should not allocate any amount to the Personal Income Benefit variable investment options. All amounts allocated to the Personal Income Benefit variable investment options are subject to the terms and conditions of the Personal Income Benefit feature. Also, please note that a separate charge for the Personal Income Benefit feature will be incurred as of the date you allocate amounts to the Personal Income Benefit variable investment options.

                        CONTRACT FEATURES AND BENEFITS

Once you allocate amounts to the Personal Income Benefit variable investment options, such amounts may be transferred among the Personal Income Benefit variable investment options, but generally may not be transferred to the Non-Personal Income Benefit investment options. The Personal Income Benefit feature is discussed in detail later in this section under "Personal Income Benefit."

Currently, the Personal Income Benefit variable investment options are limited to those listed below. It is important to note that they are also available without the Personal Income Benefit feature. To show that these variable investment options are available both with and without the Personal Income Benefit feature, our administrative forms and website often show separate lists for the Personal Income Benefit variable investment options and the Non-Personal Income Benefit variable investment options, as shown in the table below. We do this so you can easily indicate those amounts you wish to have allocated in connection with the Personal Income Benefit feature and those amounts that you wish to have allocated to your Non-Personal Income Benefit variable investment options.

---------------------------------------------------------------------------
                                      FOR ALLOCATIONS TO YOUR NON-PERSONAL
 FOR ALLOCATIONS TO YOUR PERSONAL     INCOME BENEFIT
 INCOME BENEFIT ACCOUNT VALUE         ACCOUNT VALUE
---------------------------------------------------------------------------
.. Personal Income Benefit AXA         . AXA Balanced Strategy
  Balanced Strategy
.. Personal Income Benefit AXA         . AXA Conservative Growth Strategy
  Conservative Growth Strategy
.. Personal Income Benefit AXA         . AXA Conservative Strategy
  Conservative Strategy
.. Personal Income Benefit AXA         . AXA Moderate Growth Strategy
  Moderate Growth Strategy
.. Personal Income Benefit AXA/AB      . AXA/AB Dynamic Moderate Growth
  Dynamic Moderate Growth
---------------------------------------------------------------------------

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
YOU CAN CHOOSE FROM AMONG THE VARIABLE INVESTMENT OPTIONS, THE GUARANTEED INTEREST OPTION AND FIXED MATURITY OPTIONS, SUBJECT TO CERTAIN RESTRICTIONS AND YOUR EMPLOYER'S PLAN LIMITATIONS.
--------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUSTS


We offer both affiliated and unaffiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some affiliated Portfolios, AXA FMG has entered into sub-advisory agreements with one or more investment advisers (the "sub-advisers") to carry out investment decisions for the Portfolios. As such, among other responsibilities, AXA FMG oversees the activities of the sub-advisers with respect to the affiliated Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The affiliated Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios. As such, it is generally more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

AXA Equitable or the Distributors may directly or indirectly receive 12b-1 fees and additional payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates, for providing certain administrative, marketing, distribution and/or shareholder support services. These fees and payments range from 0% to 0.60% of the unaffiliated Portfolios' average daily net assets. The Distributors may also receive payments from the advisers or sub-advisers of the unaffiliated Portfolios or their affiliates for certain distribution services, including expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


Some affiliated Portfolios invest in other affiliated Portfolios (the "AXA Fund of Fund Portfolios"). The AXA Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the AXA Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their total account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.


As described in more detail in the Portfolio prospectuses, the AXA Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by AXA FMG (the "AXA volatility management strategy"), and, in addition, certain AXA Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The AXA volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the AXA volatility management strategy, the manager of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high. It may also impact the value of certain guaranteed benefits, as discussed below.

The AXA Managed Volatility Portfolios that include the AXA volatility management strategy as part of their investment objective and/or principal investment strategy, and the AXA Fund of Fund Portfolios that invest in Portfolios that use the AXA volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."

You should be aware that having the Personal Income Benefit and/or certain other guaranteed benefits, limits your ability to invest in some of the variable investment options that would otherwise be available to you under the contract. See "Allocating your contributions" under "Contract features and benefits" for more information about the investment restrictions under your contract.

Portfolios that utilize the AXA volatility management strategy (or, in the case of certain AXA Fund of Fund Portfolios, invest in other Portfolios that use the AXA volatility management strategy), and investment option restrictions in connection with any guaranteed benefit that include these Portfolios are designed to reduce the overall volatility of your total account value and provide you with risk-adjusted returns over time. The reduction in volatility helps us manage the risks associated with providing guaranteed benefits during times of high volatility in the equity market. During rising markets, the AXA volatility management strategy, however, could result in your total account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the AXA volatility management strategy (or, in the case of the AXA Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the AXA volatility management strategy). THIS MAY EFFECTIVELY SUPPRESS THE VALUE OF GUARANTEED BENEFIT(S) THAT ARE ELIGIBLE FOR PERIODIC RATCHET BASE RESETS BECAUSE YOUR RATCHET BASE IS AVAILABLE FOR RESETS ONLY WHEN YOUR PERSONAL INCOME BENEFIT ACCOUNT VALUE IS HIGHER. Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high

                        CONTRACT FEATURES AND BENEFITS
volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the AXA volatility management strategy. Please further note that certain other affiliated Portfolios, as well as unaffiliated Portfolios, may utilize volatility management techniques that differ from the AXA volatility management strategy. Affiliated Portfolios that utilize these volatility management techniques are identified below in the chart by a "(delta)" under the column entitled "Volatility Management." Any such unaffiliated Portfolio is not identified under "Volatility Management" below in the chart. Such techniques could also impact your total account value and guaranteed benefit(s), if any, in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.


ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program
(ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the AXA Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:


   (a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and

   (b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the AXA Ultra Conservative Strategy investment option and others may not. If the ATP causes significant transfers of account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.


-------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP                                                               INVESTMENT MANAGER (OR
 TRUST -                                                                       SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME      SHARE CLASS  OBJECTIVE                                    AS APPLICABLE)         MANAGEMENT
-------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE        Class B     Seeks to achieve long-term capital           .   AXA Equitable      (check mark)
  ALLOCATION                      appreciation.                                    Funds Management
                                                                                   Group, LLC
-------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE      Class B     Seeks to achieve a high level of current     .   AXA Equitable      (check mark)
  ALLOCATION                      income.                                          Funds Management
                                                                                   Group, LLC
-------------------------------------------------------------------------------------------------------------------
AXA                   Class B     Seeks to achieve current income and          .   AXA Equitable      (check mark)
  CONSERVATIVE-PLUS               growth of capital, with a greater                Funds Management
  ALLOCATION                      emphasis on current income.                      Group, LLC
-------------------------------------------------------------------------------------------------------------------
AXA MODERATE          Class A     Seeks to achieve long-term capital           .   AXA Equitable      (check mark)
  ALLOCATION                      appreciation and current income.                 Funds Management
                                                                                   Group, LLC
-------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS     Class B     Seeks to achieve long-term capital           .   AXA Equitable      (check mark)
  ALLOCATION                      appreciation and current income, with a          Funds Management
                                  greater emphasis on capital                      Group, LLC
                                  appreciation.
-------------------------------------------------------------------------------------------------------------------
CHARTER/SM/           Class B     Seeks long-term capital appreciation and     .   AXA Equitable
  INTERNATIONAL                   current income, with a greater emphasis          Funds Management
  MODERATE                        on current income.                               Group, LLC
-------------------------------------------------------------------------------------------------------------------
CHARTER/SM/           Class A     Seeks to achieve high total return           .   AXA Equitable
  MULTI-SECTOR BOND               through a combination of current                 Funds Management
                                  income and capital appreciation.                 Group, LLC
-------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ REAL      Class B     Seeks to achieve maximum real return.        .   AXA Equitable
  ASSETS                                                                           Funds Management
                                                                                   Group, LLC
-------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL     Class B     Seeks to achieve long-term growth of         .   AXA Equitable
  CAP GROWTH                      capital.                                         Funds Management
                                                                                   Group, LLC
-------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL     Class B     Seeks to achieve long-term growth of         .   AXA Equitable
  CAP VALUE                       capital.                                         Funds Management
                                                                                   Group, LLC
-------------------------------------------------------------------------------------------------------------------
TARGET 2015           Class B     Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION                      consistent with its asset mix. Total return      Funds Management
                                  includes capital growth and income.              Group, LLC
-------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP                                                               INVESTMENT MANAGER (OR
 TRUST -                                                                       SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME      SHARE CLASS  OBJECTIVE                                    AS APPLICABLE)         MANAGEMENT
-----------------------------------------------------------------------------------------------------------------
TARGET 2025           Class B     Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION                      consistent with its asset mix. Total return      Funds Management
                                  includes capital growth and income.              Group, LLC
-----------------------------------------------------------------------------------------------------------------
TARGET 2035           Class B     Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION                      consistent with its asset mix. Total return      Funds Management
                                  includes capital growth and income.              Group, LLC
-----------------------------------------------------------------------------------------------------------------
TARGET 2045           Class B     Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION                      consistent with its asset mix. Total return      Funds Management
                                  includes capital growth and income.              Group, LLC
-----------------------------------------------------------------------------------------------------------------
TARGET 2055           Class B     Seeks the highest total return over time     .   AXA Equitable
  ALLOCATION                      consistent with its asset mix. Total return      Funds Management
                                  includes capital growth and income.              Group, LLC


-------------------------------------------------------------------------------------------------------------------
                                                                               INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                           SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME        SHARE CLASS   OBJECTIVE                                 AS APPLICABLE)         MANAGEMENT
-------------------------------------------------------------------------------------------------------------------
ALL ASSET              Class IB      Seeks long-term capital appreciation and  .   AXA Equitable
  AGGRESSIVE - ALT                   current income, with a greater emphasis       Funds Management
  25                                 on capital appreciation.                      Group, LLC
-------------------------------------------------------------------------------------------------------------------
ALL ASSET GROWTH -     Class IB      Seeks long-term capital appreciation and  .   AXA Equitable
  ALT 20                             current income.                               Funds Management
                                                                                   Group, LLC
-------------------------------------------------------------------------------------------------------------------
ALL ASSET              Class IB      Seeks long-term capital appreciation and  .   AXA Equitable
  MODERATE GROWTH -                  current income, with a greater emphasis       Funds Management
  ALT 15                             on current income.                            Group, LLC
-------------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED        Class IB      Seeks to achieve long-term growth of      .   AllianceBernstein  (check mark)
  VOLATILITY                         capital with an emphasis on risk-             L.P.
                                     adjusted returns and managing volatility  .   AXA Equitable
                                     in the Portfolio.                             Funds Management
                                                                                   Group, LLC
                                                                               .   BlackRock
                                                                                   Investment
                                                                                   Management, LLC
-------------------------------------------------------------------------------------------------------------------
AXA 500 MANAGED        Class IB      Seeks to achieve long-term growth of      .   AllianceBernstein  (check mark)
  VOLATILITY                         capital with an emphasis on risk-             L.P.
                                     adjusted returns and managing volatility  .   AXA Equitable
                                     in the Portfolio.                             Funds Management
                                                                                   Group, LLC
                                                                               .   BlackRock
                                                                                   Investment
                                                                                   Management, LLC
-------------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED       Class IB      Seeks to achieve long-term growth of      .   AllianceBernstein  (check mark)
  VOLATILITY                         capital with an emphasis on risk-             L.P.
                                     adjusted returns and managing volatility  .   AXA Equitable
                                     in the Portfolio.                             Funds Management
                                                                                   Group, LLC
                                                                               .   BlackRock
                                                                                   Investment
                                                                                   Management, LLC
-------------------------------------------------------------------------------------------------------------------
AXA/AB DYNAMIC         Class IB      Seeks to achieve total return from long-  .   AllianceBernstein    (delta)
  MODERATE GROWTH                    term growth of capital and income.            L.P.
-------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP       Class IA      Seeks to achieve long-term growth of      .   AllianceBernstein
  GROWTH                             capital.                                      L.P.
-------------------------------------------------------------------------------------------------------------------
AXA BALANCED           Class IB      Seeks long-term capital appreciation and  .   AXA Equitable      (check mark)
  STRATEGY                           current income.                               Funds Management
                                                                                   Group, LLC
-------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE       Class IB      Seeks current income and growth of        .   AXA Equitable      (check mark)
  GROWTH STRATEGY                    capital, with a greater emphasis on           Funds Management
                                     current income.                               Group, LLC
-------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE       Class IB      Seeks a high level of current income.     .   AXA Equitable      (check mark)
  STRATEGY                                                                         Funds Management
                                                                                   Group, LLC
-------------------------------------------------------------------------------------------------------------------
AXA/DOUBLELINE         Class IB      Seeks to maximize current income and      .   DoubleLine
  OPPORTUNISTIC                      total return.                                 Capital LP
  CORE PLUS BOND
-------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN           Class IB      Seeks to maximize income while            .   AXA Equitable      (check mark)
  BALANCED MANAGED                   maintaining prospects for capital             Funds Management
  VOLATILITY                         appreciation with an emphasis on risk-        Group, LLC
                                     adjusted returns and managing volatility  .   BlackRock
                                     in the Portfolio.                             Investment
                                                                                   Management, LLC
                                                                               .   Franklin
                                                                                   Advisers, Inc.
-------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------------------------
                                                                                INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                            SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME        SHARE CLASS   OBJECTIVE                                  AS APPLICABLE)         MANAGEMENT
--------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL     Class IB      Seeks to achieve long-term total return    .   AXA Equitable      (check mark)
  CAP VALUE MANAGED                  with an emphasis on risk-adjusted returns      Funds Management
  VOLATILITY                         and managing volatility in the Portfolio.      Group, LLC
                                                                                .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Franklin Advisory
                                                                                    Services, LLC
--------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN           Class IB      Primarily seeks capital appreciation and   .   AXA Equitable      (check mark)
  TEMPLETON                          secondarily seeks income.                      Funds Management
  ALLOCATION                                                                        Group, LLC
  MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY      Class IB      Seeks to achieve long-term capital         .   AXA Equitable      (check mark)
  MANAGED VOLATILITY                 appreciation with an emphasis on risk-         Funds Management
                                     adjusted returns and managing volatility       Group, LLC
                                     in the Portfolio.                          .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Morgan Stanley
                                                                                    Investment
                                                                                    Management Inc.
                                                                                .   OppenheimerFunds,
                                                                                    Inc.
--------------------------------------------------------------------------------------------------------------------
AXA/HORIZON SMALL      Class IB      Seeks to achieve long-term growth of       .   AXA Equitable
  CAP VALUE                          capital.                                       Funds Management
                                                                                    Group, LLC
                                                                                .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Horizon Asset
                                                                                    Management LLC
--------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL      Class IB      Seeks to achieve long-term growth of       .   AXA Equitable      (check mark)
  CORE MANAGED                       capital with an emphasis on risk-              Funds Management
  VOLATILITY                         adjusted returns and managing volatility       Group, LLC
                                     in the Portfolio.                          .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   EARNEST Partners,
                                                                                    LLC
                                                                                .   Federated Global
                                                                                    Investment
                                                                                    Management Corp.
                                                                                .   Massachusetts
                                                                                    Financial
                                                                                    Services Company
                                                                                    d/b/a MFS
                                                                                    Investment
                                                                                    Management
--------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL      Class IB      Seeks to achieve long-term growth of       .   AllianceBernstein  (check mark)
  MANAGED VOLATILITY                 capital with an emphasis on risk-              L.P.
                                     adjusted returns and managing volatility   .   AXA Equitable
                                     in the Portfolio.                              Funds Management
                                                                                    Group, LLC
                                                                                .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
--------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL      Class IB      Seeks to provide current income and        .   AXA Equitable      (check mark)
  VALUE MANAGED                      long-term growth of income,                    Funds Management
  VOLATILITY                         accompanied by growth of capital with          Group, LLC
                                     an emphasis on risk-adjusted returns       .   BlackRock
                                     and managing volatility in the Portfolio.      Investment
                                                                                    Management, LLC
                                                                                .   Northern Cross,
                                                                                    LLC
--------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE     Class IB      Seeks to achieve long-term growth of       .   AXA Equitable      (check mark)
  MANAGED VOLATILITY                 capital with an emphasis on risk-              Funds Management
                                     adjusted returns and managing volatility       Group, LLC
                                     in the Portfolio.                          .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Capital Guardian
                                                                                    Trust Company
                                                                                .   Thornburg
                                                                                    Investment
                                                                                    Management, Inc.
                                                                                .   Vaughan Nelson
                                                                                    Investment
                                                                                    Management
--------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------------------------
                                                                                INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                            SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME        SHARE CLASS   OBJECTIVE                                  AS APPLICABLE)         MANAGEMENT
--------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP          Class IB      Seeks to provide long-term capital         .   AXA Equitable      (check mark)
  GROWTH MANAGED                     growth with an emphasis on risk-               Funds Management
  VOLATILITY                         adjusted returns and managing volatility       Group, LLC
                                     in the Portfolio.                          .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Loomis, Sayles &
                                                                                    Company, L.P.
                                                                                .   T. Rowe Price
                                                                                    Associates, Inc.
                                                                                .   Wells Capital
                                                                                    Management, Inc.
--------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE    Class IA      Seeks to achieve long-term growth of       .   AllianceBernstein  (check mark)
  MANAGED VOLATILITY                 capital with an emphasis on risk-adjusted      L.P.
                                     returns and managing volatility in the     .   AXA Equitable
                                     Portfolio.                                     Funds Management
                                                                                    Group, LLC
                                                                                .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Massachusetts
                                                                                    Financial
                                                                                    Services Company
                                                                                    d/b/a MFS
                                                                                    Investment
                                                                                    Management
--------------------------------------------------------------------------------------------------------------------
AXA/LOOMIS SAYLES      Class IB      Seeks to achieve capital appreciation.     .   Loomis, Sayles &
  GROWTH                                                                            Company, L.P.
--------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE      Class IB      Seeks to achieve long-term capital         .   AXA Equitable      (check mark)
  MANAGED VOLATILITY                 appreciation with an emphasis on risk          Funds Management
                                     adjusted returns and managing volatility       Group, LLC
                                     in the Portfolio.                          .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Diamond Hill
                                                                                    Capital
                                                                                    Management, Inc.
                                                                                .   Wellington
                                                                                    Management
                                                                                    Company, LLP
--------------------------------------------------------------------------------------------------------------------
AXA MODERATE GROWTH    Class IB      Seeks long-term capital appreciation and   .   AXA Equitable      (check mark)
  STRATEGY                           current income, with a greater emphasis        Funds Management
                                     on current income.                             Group, LLC
--------------------------------------------------------------------------------------------------------------------
AXA/MUTUAL LARGE       Class IB      Seeks to achieve capital appreciation,     .   AXA Equitable      (check mark)
  CAP EQUITY                         which may occasionally be short-term,          Funds Management
  MANAGED VOLATILITY                 with an emphasis on risk adjusted returns      Group, LLC
                                     and managing volatility in the Portfolio.  .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Franklin Mutual
                                                                                    Advisers, LLC
--------------------------------------------------------------------------------------------------------------------
AXA/PACIFIC GLOBAL     Class IB      Seeks to achieve long-term growth of       .   AXA Equitable
  SMALL CAP VALUE                    capital.                                       Funds Management
                                                                                    Group, LLC
                                                                                .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Pacific Global
                                                                                    Investment
                                                                                    Management Company
--------------------------------------------------------------------------------------------------------------------
AXA SMARTBETA EQUITY   Class IB      Seeks to achieve long-term capital         .   AXA Rosenberg
                                     appreciation.                                  Management, LLC
--------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON          Class IB      Seeks to achieve long-term capital         .   AXA Equitable      (check mark)
  GLOBAL EQUITY                      growth with an emphasis on risk adjusted       Funds Management
  MANAGED VOLATILITY                 returns and managing volatility in the         Group, LLC
                                     Portfolio.                                 .   BlackRock
                                                                                    Investment
                                                                                    Management, LLC
                                                                                .   Templeton
                                                                                    Investment
                                                                                    Counsel, LLC
--------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC     Class IB      Seeks to achieve capital appreciation and  .   BlackRock
  VALUE EQUITY                       secondarily, income.                           Investment
                                                                                    Management, LLC
--------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS     Class IB      Seeks a combination of growth and          .   Boston Advisors,
  EQUITY INCOME                      income to achieve an above-average and         LLC
                                     consistent total return.
--------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-------------------------------------------------------------------------------------------------------------------
                                                                                 INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                             SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME        SHARE CLASS   OBJECTIVE                                   AS APPLICABLE)         MANAGEMENT
-------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY    Class IB      Seeks to achieve long-term capital          .   Calvert
  RESPONSIBLE                        appreciation.                                   Investment
                                                                                     Management Inc.
-------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN    Class IB      Seeks to achieve long-term growth of        .   Capital Guardian
  RESEARCH                           capital.                                        Trust Company
-------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK        Class IA      Seeks to achieve a total return before      .   AllianceBernstein
  INDEX                              expenses that approximates the total            L.P.
                                     return performance of the Russell 3000(R)
                                     Index, including reinvestment of
                                     dividends, at a risk level consistent with
                                     that of the Russell 3000(R) Index.
-------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX     Class IB      Seeks to achieve a total return before      .   SSgA Funds
                                     expenses that approximates the total            Management, Inc.
                                     return performance of the Barclays U.S.
                                     Intermediate Government/Credit Bond
                                     Index, including reinvestment of
                                     dividends, at a risk level consistent with
                                     that of the Barclays U.S. Intermediate
                                     Government/Credit Bond Index.
-------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS    Class IB      Seeks to achieve long-term growth of        .   AllianceBernstein
  EQUITY PLUS                        capital.                                        L.P.
                                                                                 .   AXA Equitable
                                                                                     Funds Management
                                                                                     Group, LLC
                                                                                 .   EARNEST Partners,
                                                                                     LLC
-------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX    Class IA      Seeks to achieve a total return before      .   AllianceBernstein
                                     expenses that approximates the total            L.P.
                                     return performance of the Standard &
                                     Poor's 500 Composite Stock Price Index,
                                     including reinvestment of dividends, at a
                                     risk level consistent with that of the
                                     Standard & Poor's 500 Composite Stock
                                     Price Index.
-------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS       Class IB      Seeks to achieve capital appreciation.      .   GAMCO Asset
  AND ACQUISITIONS                                                                   Management, Inc.
-------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL         Class IB      Seeks to maximize capital appreciation.     .   GAMCO Asset
  COMPANY VALUE                                                                      Management, Inc.
-------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS    Class IB      Seeks to achieve capital growth and         .   AXA Equitable
                                     current income.                                 Funds Management
                                                                                     Group, LLC
                                                                                 .   BlackRock
                                                                                     Investment
                                                                                     Management, LLC
                                                                                 .   First
                                                                                     International
                                                                                     Advisors, LLC
                                                                                 .   Wells Capital
                                                                                     Management, Inc.
-------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD BOND     Class IB      Seeks to maximize current income.           .   AXA Equitable
                                                                                     Funds Management
                                                                                     Group, LLC
                                                                                 .   AXA Investment
                                                                                     Managers, Inc.
                                                                                 .   Post Advisory
                                                                                     Group, LLP
-------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE        Class IA      Seeks to achieve a total return before      .   AXA Equitable
  GOVERNMENT BOND                    expenses that approximates the total            Funds Management
                                     return performance of the Barclays U.S.         Group, LLC
                                     Intermediate Government Bond Index,         .   SSgA Funds
                                     including reinvestment of dividends, at a       Management, Inc.
                                     risk level consistent with that of the
                                     Barclays U.S. Intermediate Government
                                     Bond Index.
-------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-------------------------------------------------------------------------------------------------------------------
                                                                                 INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                             SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME        SHARE CLASS   OBJECTIVE                                   AS APPLICABLE)         MANAGEMENT
-------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL       Class IA      Seeks to achieve a total return (before     .   AllianceBernstein
  EQUITY INDEX                       expenses) that approximates the total           L.P.
                                     return performance of a composite index
                                     comprised of 40% DJ Euro STOXX 50
                                     Index, 25% FTSE 100 Index, 25% TOPIX
                                     Index, and 10% S&P/ASX 200 Index,
                                     including reinvestment of dividends, at a
                                     risk level consistent with that of the
                                     composite index.
-------------------------------------------------------------------------------------------------------------------
EQ/INVESCO COMSTOCK    Class IB      Seeks to achieve capital growth and         .   Invesco Advisers,
                                     income.                                         Inc.
-------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE      Class IB      Seeks to achieve long-term capital          .   J.P. Morgan
  OPPORTUNITIES                      appreciation.                                   Investment
                                                                                     Management Inc.
-------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH    Class IB      Seeks to achieve a total return before      .   AllianceBernstein
  INDEX                              expenses that approximates the total            L.P.
                                     return performance of the Russell 1000(R)
                                     Growth Index, including reinvestment of
                                     dividends at a risk level consistent with
                                     that of the Russell 1000(R) Growth Index.
-------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE     Class IB      Seeks to achieve a total return before      .   SSgA Funds
  INDEX                              expenses that approximates the total            Management, Inc.
                                     return performance of the Russell 1000(R)
                                     Value Index, including reinvestment of
                                     dividends, at a risk level consistent with
                                     that of the Russell 1000(R) Value Index.
-------------------------------------------------------------------------------------------------------------------
EQ/MFS                 Class IB      Seeks to achieve capital appreciation.      .   Massachusetts
  INTERNATIONAL                                                                      Financial
  GROWTH                                                                             Services Company
                                                                                     d/b/a MFS
                                                                                     Investment
                                                                                     Management
-------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX       Class IB      Seeks to achieve a total return before      .   SSgA Funds
                                     expenses that approximates the total            Management, Inc.
                                     return performance of the Standard &
                                     Poor's Mid Cap 400 Index, including
                                     reinvestment of dividends, at a risk level
                                     consistent with that of the Standard &
                                     Poor's Mid Cap 400 Index.
-------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET/(1)/   Class IA      Seeks to obtain a high level of current     .   The Dreyfus
                                     income, preserve its assets and maintain        Corporation
                                     liquidity.
-------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY      Class IB      Seeks to achieve capital growth.            .   Morgan Stanley
  MID CAP GROWTH                                                                     Investment
                                                                                     Management Inc.
-------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER         Class IB      Seeks to achieve capital appreciation.      .   OppenheimerFunds,
  GLOBAL                                                                             Inc.
-------------------------------------------------------------------------------------------------------------------
EQ/PIMCO GLOBAL        Class IB      Seeks to achieve maximum real return,       .   Pacific
  REAL RETURN                        consistent with preservation of capital         Investment
                                     and prudent investment management.              Management
                                                                                     Company LLC
-------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA         Class IB      Seeks to generate a return in excess of     .   Pacific
  SHORT BOND                         traditional money market products while         Investment
                                     maintaining an emphasis on                      Management
                                     preservation of capital and liquidity.          Company LLC
-------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS   Class IA      Seeks to achieve high current income        .   AllianceBernstein
                                     consistent with moderate risk to capital.       L.P.
                                                                                 .   AXA Equitable
                                                                                     Funds Management
                                                                                     Group, LLC
                                                                                 .   Pacific
                                                                                     Investment
                                                                                     Management
                                                                                     Company, LLC
-------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY       Class IB      Seeks to replicate as closely as possible   .   AllianceBernstein
  INDEX                              (before expenses) the total return of the       L.P.
                                     Russell 2000(R) Index.
-------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------
                                                                               INVESTMENT MANAGER (OR
 EQ ADVISORS TRUST -                                                           SUB-ADVISER(S),        VOLATILITY
 PORTFOLIO NAME        SHARE CLASS   OBJECTIVE                                 AS APPLICABLE)         MANAGEMENT
-----------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE       Class IB      Seeks to achieve long-term capital        .   T. Rowe Price
  GROWTH STOCK                       appreciation and secondarily, income.         Associates, Inc.
-----------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND      Class IB      Seeks to achieve total return through     .   UBS Global Asset
  INCOME                             capital appreciation with income as a         Management
                                     secondary consideration.                      (Americas) Inc.
-----------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO         Class IB      Seeks to achieve long-term capital        .   Wells Capital
  OMEGA GROWTH                       growth.                                       Management, Inc.
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER           Class IA      Seeks to achieve long-term growth of      .   AllianceBernstein
  AGGRESSIVE EQUITY                  capital.                                      L.P.
                                                                               .   AXA Equitable
                                                                                   Funds Management
                                                                                   Group, LLC
                                                                               .   ClearBridge
                                                                                   Investments, LLC
                                                                               .   Scotia
                                                                                   Institutional
                                                                                   Asset Management
                                                                                   US, Ltd.
                                                                               .   T. Rowe Price
                                                                                   Associates, Inc.
                                                                               .   Westfield Capital
                                                                                   Management
                                                                                   Company, L.P.
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE      Class IB      Seeks to achieve a balance of high        .   AXA Equitable
  BOND                               current income and capital appreciation,      Funds Management
                                     consistent with a prudent level of risk.      Group, LLC
                                                                               .   BlackRock
                                                                                   Financial
                                                                                   Management, Inc.
                                                                               .   DoubleLine
                                                                                   Capital L.P.
                                                                               .   Pacific
                                                                                   Investment
                                                                                   Management
                                                                                   Company LLC
                                                                               .   SSgA Funds
                                                                                   Management, Inc.
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID       Class IB      Seeks to achieve long-term growth of      .   AllianceBernstein
  CAP GROWTH                         capital.                                      L.P.
                                                                               .   AXA Equitable
                                                                                   Funds Management
                                                                                   Group, LLC
                                                                               .   BlackRock
                                                                                   Investment
                                                                                   Management, LLC
                                                                               .   Franklin
                                                                                   Advisers, Inc.
                                                                               .   Wellington
                                                                                   Management
                                                                                   Company, LLP
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID       Class IB      Seeks to achieve long-term growth of      .   AXA Equitable
  CAP VALUE                          capital.                                      Funds Management
                                                                                   Group, LLC
                                                                               .   BlackRock
                                                                                   Investment
                                                                                   Management, LLC
                                                                               .   Diamond Hill
                                                                                   Capital
                                                                                   Management, Inc.
                                                                               .   Lord, Abbett &
                                                                                   Co. LLC
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER           Class IB      Seeks to achieve long-term growth of      .   Allianz Global
  TECHNOLOGY                         capital.                                      Investors U.S. LLC
                                                                               .   AXA Equitable
                                                                                   Funds Management
                                                                                   Group, LLC
                                                                               .   SSgA Funds
                                                                                   Management, Inc.
                                                                               .   Wellington
                                                                                   Management
                                                                                   Company, LLP
-----------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

----------------------------------------------------------------------------------------------------
 AIM VARIABLE
 INSURANCE FUNDS
 (INVESCO VARIABLE
 INSURANCE                                                                    INVESTMENT MANAGER (OR
 FUNDS) - SERIES II                                                           SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                AS APPLICABLE)
----------------------------------------------------------------------------------------------------
INVESCO V.I. GLOBAL  The fund's investment objective is total return through  .   Invesco Advisers,
  REAL ESTATE FUND   growth of capital and current income.                        Inc.
                                                                              .   Invesco Asset
                                                                                  Management Limited
----------------------------------------------------------------------------------------------------
INVESCO V.I. HIGH    The fund's investment objective is total return,         .   Invesco Advisers,
  YIELD FUND         comprised of current income and capital appreciation.        Inc.
----------------------------------------------------------------------------------------------------
INVESCO V.I.         The fund's investment objective is long-term growth of   .   Invesco Advisers,
  INTERNATIONAL      capital.                                                     Inc.
  GROWTH FUND
----------------------------------------------------------------------------------------------------
INVESCO V.I. MID     The fund's investment objective is long-term growth of   .   Invesco Advisers,
  CAP CORE EQUITY    capital.                                                     Inc.
  FUND
----------------------------------------------------------------------------------------------------
INVESCO V.I. SMALL   The fund's investment objective is long-term growth of   .   Invesco Advisers,
  CAP EQUITY FUND    capital.                                                     Inc.

-----------------------------------------------------------------------------------------------------
 AMERICAN FUNDS
 INSURANCE SERIES(R)                                                           INVESTMENT MANAGER (OR
 PORTFOLIO NAME -                                                              SUB-ADVISER(S),
 CLASS 4 SHARES       OBJECTIVE                                                AS APPLICABLE)
-----------------------------------------------------------------------------------------------------
BOND FUND/SM/         The fund's investment objective is to provide as high a  .   Capital Research
                      level of current income as is consistent with the            and Management
                      preservation of capital.                                     Company

----------------------------------------------------------------------------------------------------
 FIDELITY(R)
 VARIABLE INSURANCE
 PRODUCTS (VIP) -                                           INVESTMENT MANAGER (OR
 SERVICE CLASS 2                                            SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
----------------------------------------------------------------------------------------------------
FIDELITY(R) VIP      Seeks long-term capital appreciation.  .   Fidelity Management and Research
  CONTRAFUND(R)                                                 Company (FMR)
  PORTFOLIO

----------------------------------------------------------------------------------------------------
 GOLDMAN SACHS
 VARIABLE
 INSURANCE TRUST -                                          INVESTMENT MANAGER (OR
 SERVICE SHARES                                             SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
----------------------------------------------------------------------------------------------------
GOLDMAN SACHS VIT    Seeks long-term capital appreciation.  .   Goldman Sachs Asset Management, L.P.
  MID CAP VALUE FUND

--------------------------------------------------------------------------------------------------
 IVY FUNDS VARIABLE
 INSURANCE                                                                  INVESTMENT MANAGER (OR
 PORTFOLIOS                                                                 SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                              AS APPLICABLE)
--------------------------------------------------------------------------------------------------
IVY FUNDS VIP ENERGY To seek to provide capital growth and appreciation.    .   Waddell & Reed
                                                                                Investment
                                                                                Management
                                                                                Company (WRIMCO)
--------------------------------------------------------------------------------------------------
IVY FUNDS VIP HIGH   To seek to provide total return through a combination  .   Waddell & Reed
  INCOME             of high current income and capital appreciation.           Investment
                                                                                Management
                                                                                Company (WRIMCO)
--------------------------------------------------------------------------------------------------
IVY FUNDS VIP MID    To seek to provide growth of capital.                  .   Waddell & Reed
  CAP GROWTH                                                                    Investment
                                                                                Management
                                                                                Company (WRIMCO)
--------------------------------------------------------------------------------------------------
IVY FUNDS VIP SMALL  To seek to provide growth of capital.                  .   Waddell & Reed
  CAP GROWTH                                                                    Investment
                                                                                Management
                                                                                Company (WRIMCO)

----------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT
 SERIES, INC. -
 SERVICE SHARES                                             INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                              AS APPLICABLE)
----------------------------------------------------------------------------------------------------
LAZARD RETIREMENT    Seeks long-term capital appreciation.  .   Lazard Asset Management LLC
  EMERGING MARKETS
  EQUITY PORTFOLIO

-----------------------------------------------------------------------------------------------------
 MFS(R) VARIABLE
 INSURANCE TRUSTS -                                                            INVESTMENT MANAGER
 SERVICE CLASS                                                                 (OR SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                 AS APPLICABLE)
-----------------------------------------------------------------------------------------------------
MFS(R)               The fund's investment objective is to seek capital        .   Massachusetts
  INTERNATIONAL      appreciation.                                                 Financial
  VALUE PORTFOLIO                                                                  Services Company
-----------------------------------------------------------------------------------------------------
MFS(R) INVESTORS     The fund's investment objective is to seek capital        .   Massachusetts
  TRUST SERIES       appreciation.                                                 Financial
                                                                                   Services Company
-----------------------------------------------------------------------------------------------------
MFS(R)               The fund's investment objective is to seek capital        .   Massachusetts
  MASSACHUSETTS      appreciation.                                                 Financial
  INVESTORS GROWTH                                                                 Services Company
  STOCK PORTFOLIO
-----------------------------------------------------------------------------------------------------
MFS(R) TECHNOLOGY    The fund's investment objective is to seek capital        .   Massachusetts
  PORTFOLIO          appreciation.                                                 Financial
                                                                                   Services Company
-----------------------------------------------------------------------------------------------------
MFS(R) UTILITIES     The fund's investment objective is to seek total return.  .   Massachusetts
  SERIES                                                                           Financial
                                                                                   Services Company
-----------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------
 VANECK VIP TRUST -                                                             INVESTMENT MANAGER (OR
 S CLASS                                                                        SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                  AS APPLICABLE)
------------------------------------------------------------------------------------------------------
VANECK VIP GLOBAL    Seeks long-term capital appreciation by investing          .   Van Eck
  HARD ASSETS FUND   primarily in hard asset securities. Income is a secondary      Associates
                     consideration.                                                 Corporation
------------------------------------------------------------------------------------------------------




(1)The Board of Trustees of EQ Advisors Trust has approved changes to the Portfolio's principal investment strategies that will allow the Portfolio to operate as a "government money market fund." Effective April 1, 2016, the Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF THE TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT (800) 628-6673.

                        CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in "More information" later in this prospectus.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the certificate,

(2)the annual minimum guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period.


The annual minimum guaranteed interest rate for 2016 ranges from 1% to 3% depending on your lifetime minimum guaranteed interest rate. The lifetime minimum guaranteed interest rate can range from 1.00% to 3.00% depending on the calendar year in which your certificate is issued. For new certificates issued in 2016, the lifetime minimum guaranteed interest rate is 1%. The lifetime minimum guaranteed interest rate is shown in your certificate. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Current interest rates will never be less than the annual minimum guaranteed interest rate.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."

--------------------------------------------------------------------------------
FIXED MATURITY OPTIONS GENERALLY RANGE FROM ONE TO TEN YEARS TO MATURITY.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. As of May 1st, we currently offer fixed maturity options ending on June 15th for maturity years ranging from one through ten. Not all of these fixed maturity options will be available for participants ages 76 and older. See "Allocating your contributions." As fixed maturity options expire, we expect to add maturity options so that generally ten fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

..   you previously allocated a contribution or made a transfer to the same fixed maturity option; or

..   the rate to maturity is 3%; or

..   the fixed maturity option's maturity date is within 45 days; or

..   the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions" would apply:

(a)transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)subject to plan restrictions, withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). For more information see "About our fixed maturity options" in "More information" later in this prospectus. We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your certificate or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The market value adjustment, positive or negative, resulting from a withdrawal or transfer of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your certificate. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)the length of time remaining until the maturity date.

                        CONTRACT FEATURES AND BENEFITS

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.

SELECTING YOUR INVESTMENT METHOD

Your employer or you must choose one of the following two methods for selecting your investment options:

..   MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

..   MAXIMUM TRANSFER FLEXIBILITY. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.


You may prefer the "Maximum investment options choice" method if investing in more conservative variable investment options is important to you. On the other hand, you may prefer the "Maximum transfer flexibility" method if you are less interested in investing in conservative variable investment options and want to be able to freely transfer amounts out of the guaranteed interest option. Please consult with your financial professional to determine which investment method is appropriate for you.


These investment methods do not apply to the Personal Income Benefit variable investment options. Regardless of whether you allocate amounts to the Personal Income Benefit variable investment options, you may select either investment method for your Non-Personal Income Benefit account value allocations.

Under either method, we may, at any time, exercise our right to close a variable investment option to new contributions or transfers.

TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the "Maximum investment options choice" method, for a limited time there will be no restrictions on the amount you could transfer out of the guaranteed interest option listed in group "A." If you elect the "Maximum transfer flexibility" method, for a limited time you will be able to use the fixed income variable investment options listed in group "B" as well as the fixed maturity options.

We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the "Maximum investment options choice" method, limits on transfers out of the guaranteed interest option will again apply. If you elect the "Maximum transfer flexibility" method, you will no longer be permitted to allocate new contributions to, or transfer amounts into, the variable investment options in group B (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under "Maximum transfer flexibility" can remain in these options.


INVESTMENT OPTIONS*

A
--------------------------------------------------------------------------------
.. Guaranteed Interest Option
--------------------------------------------------------------------------------

DOMESTIC EQUITY
--------------------------------------------------------------------------------
.. AXA 400 Managed Volatility
.. AXA 500 Managed Volatility
.. AXA 2000 Managed Volatility

.. AXA/AB Small Cap Growth

.. AXA/Franklin Small Cap Value Managed Volatility

.. AXA/Horizon Small Cap Value

.. AXA Large Cap Core Managed Volatility
.. AXA Large Cap Growth Managed Volatility
.. AXA Large Cap Value Managed Volatility
.. AXA/Loomis Sayles Growth
.. AXA/Mid Cap Value Managed Volatility
.. AXA/Mutual Large Cap Equity Managed Volatility

.. AXA/Pacific Global Small Cap Value

.. Charter/SM/ Small Cap Growth
.. Charter/SM/ Small Cap Value
.. EQ/BlackRock Basic Value Equity
.. EQ/Boston Advisors Equity Income
.. EQ/Calvert Socially Responsible
.. EQ/Capital Guardian Research
.. EQ/Common Stock Index
.. EQ/Equity 500 Index
.. EQ/GAMCO Mergers and Acquisitions
.. EQ/GAMCO Small Company Value
.. EQ/Invesco Comstock
.. EQ/JPMorgan Value Opportunities
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Value Index
.. EQ/Mid Cap Index
.. EQ/Morgan Stanley Mid Cap Growth
.. EQ/Small Company Index
.. EQ/T. Rowe Price Growth Stock
.. EQ/UBS Growth and Income
.. EQ/Wells Fargo Omega Growth
.. Fidelity(R) VIP Contrafund(R)
.. Goldman Sachs VIT Mid Cap Value
.. Invesco V.I. Mid Cap Core Equity
.. Invesco V.I. Small Cap Equity
.. Ivy Funds VIP Energy
.. Ivy Funds VIP Mid Cap Growth
.. Ivy Funds VIP Small Cap Growth
.. MFS(R) Investors Trust
.. MFS(R) Massachusetts Investors Growth Stock
.. MFS(R) Technology
.. MFS(R) Utilities
.. Multimanager Aggressive Equity
.. Multimanager Mid Cap Growth
.. Multimanager Mid Cap Value
.. Multimanager Technology

.. VanEck VIP Global Hard Assets

--------------------------------------------------------------------------------


INTERNATIONAL/GLOBAL

--------------------------------------------------------------------------------
.. AXA Global Equity Managed Volatility
.. AXA International Core Managed Volatility
.. AXA International Managed Volatility
.. AXA International Value Managed Volatility

.. AXA SmartBeta Equity

.. AXA/Templeton Global Equity Managed Volatility

.. Charter International Moderate

.. EQ/Emerging Markets Equity PLUS
.. EQ/International Equity Index
.. EQ/MFS International Growth
.. EQ/Oppenheimer Global
.. Invesco V.I. Global Real Estate
.. Invesco V.I. International Growth
.. Lazard Retirement Emerging Markets Equity
.. MFS(R) International Value
--------------------------------------------------------------------------------

ASSET ALLOCATION
--------------------------------------------------------------------------------
.. All Asset Aggressive - Alt 25
.. All Asset Growth - Alt 20
.. All Asset Moderate Growth - Alt 15

.. AXA/AB Dynamic Moderate Growth

.. AXA Aggressive Allocation
.. AXA Balanced Strategy
.. AXA Conservative Allocation
.. AXA Conservative Growth Strategy
.. AXA Conservative Strategy
.. AXA Conservative-Plus Allocation
.. AXA/Franklin Balanced Managed Volatility
.. AXA/Franklin Templeton Allocation Managed Volatility
.. AXA Moderate Allocation
.. AXA Moderate Growth Strategy
.. AXA Moderate-Plus Allocation

.. Charter Real Assets

.. Target 2015 Allocation
.. Target 2025 Allocation
.. Target 2035 Allocation
.. Target 2045 Allocation

.. Target 2055 Allocation

--------------------------------------------------------------------------------

B

FIXED INCOME

--------------------------------------------------------------------------------

.. American Funds Insurance Series(R) Bond Fund/SM/
.. AXA/DoubleLine Opportunistic Core Plus Bond

.. Charter/SM/ Multi-Sector Bond
.. EQ/Core Bond Index
.. EQ/Global Bond PLUS
.. EQ/High Yield Bond
.. EQ/Intermediate Government Bond
.. EQ/Money Market
.. EQ/PIMCO Global Real Return
.. EQ/PIMCO Ultra Short Bond
.. EQ/Quality Bond PLUS
.. Invesco V.I. High Yield
.. Ivy Funds VIP High Income
.. Multimanager Core Bond
--------------------------------------------------------------------------------

FIXED MATURITY OPTIONS
--------------------------------------------------------------------------------
TRANSFER RESTRICTIONS APPLY AS INDICATED ABOVE UNDER "FIXED MATURITY OPTIONS
AND MATURITY DATES."
--------------------------------------------------------------------------------

* Please see the "Portfolios of Trusts" earlier in this Prospectus regarding any name changes, and the availability of any additional investment options, subject to regulatory and/or shareholder approval.

                        CONTRACT FEATURES AND BENEFITS

The Target Allocation investment options are expected to invest more heavily in fixed income securities as they approach their respective target dates, and thereafter. As each Target Allocation investment option reaches its respective target date, we reserve the right to make it a group "B" investment option. Please note that if you select the "Maximum transfer flexibility" method, and you allocate any contributions or account value to any of the Target Allocation investment options, you will be deemed to have changed to the "Maximum investment options choice" method. This change to your investment method will occur when you change your allocation instruction to include a Target Allocation investment option or when you make a transfer to a Target Allocation investment option that has been reassigned. We will notify you of this change in writing. Please note that if this occurs, the number of variable investment options available to you will increase. In other words, the "B" investment options will be available to you. However, your ability to transfer out of the guaranteed interest option will be limited.

If you select the "Maximum transfer flexibility" method but have not included any of the Target Allocation investment options among your allocations, you will not be changed to the alternate method but those options will no longer be available to you.

You may currently choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart referenced above are selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the "Maximum investment options choice" investment method.


ERISA CONSIDERATIONS FOR EMPLOYERS

If the employer's plan is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") Section 404(c), the employer or the plan trustee must make sure that the investment options chosen for the plan constitute a broad range of investment choices as required by the Department of Labor's ("DOL") regulation under ERISA Section 404(c). See "Tax information" later in this prospectus.

ALLOCATING YOUR CONTRIBUTIONS

Once your employer or you, whichever applies, have made your investment method choice, you may allocate your contributions to one or more or all of the investment options that have been chosen, subject to any restrictions under the investment method. However, you may not allocate more than one contribution to any one fixed maturity option. If you are age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. We may, at any time, exercise our right to close a variable investment option to new contributions or transfers. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become a part of your account value. We discuss account value in "Determining your certificate's value" later in this prospectus.

The group annuity contract that covers the qualified plan in which you participate is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under this contract. In the absence of a specific written arrangement to the contrary, you, as the participant under this contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

UNALLOCATED ACCOUNT

When we receive cash transferred from a prior funding vehicle, the transferred amount will be credited as one lump sum to the plan's unallocated account. Any amount held in the plan's unallocated account becomes part of our guaranteed interest option and will be credited with interest at the rate applicable to amounts held in the guaranteed interest option. The transferred amount will remain in the plan's unallocated account until we have received all the information we require, including properly completed forms, to effect a transfer from the plan's unallocated account to a participant account. With respect to each participant, we will allocate amounts to each participant's account only after the employer provides instructions that are acceptable and necessary in order to complete the allocation process. We reserve the right to limit the period during which such instructions may be received to no more than 10 days from the initial transfer into the plan's unallocated account and to return funds to the employer for which transfer information has not been timely received in good order. In no event will we hold the transferred assets in the unallocated account for more than 105 days from the contract date. Under no circumstances will we be required to transfer to participant accounts an amount in aggregate greater than the amount deposited by the employer plus such interest as we credited to the unallocated account, unless otherwise expressly agreed upon between the employer and us.

The employer is solely responsible for effectuating the asset transfers in accordance with all applicable laws and regulations.

--------------------------------------------------------------------------------
THE "CONTRACT DATE" IS THE EFFECTIVE DATE OF A CONTRACT. THIS USUALLY IS THE BUSINESS DAY WE RECEIVE THE PROPERLY COMPLETED AND SIGNED EMPLOYER APPLICATION, ALONG WITH ANY OTHER REQUIRED DOCUMENTS. THE CONTRACT DATE WILL BE SHOWN IN THE CONTRACT. THE 12-MONTH PERIOD BEGINNING ON THE CONTRACT DATE AND EACH 12-MONTH PERIOD AFTER THAT DATE IS A "CONTRACT YEAR." THE END OF EACH 12-MONTH PERIOD IS THE "CONTRACT DATE ANNIVERSARY." FOR EXAMPLE, IF YOUR CONTRACT DATE IS MAY 1, YOUR CONTRACT DATE ANNIVERSARY IS APRIL 30.
--------------------------------------------------------------------------------

PERSONAL INCOME BENEFIT VARIABLE INVESTMENT OPTIONS

Subject to availability in your plan and state, if you are between the ages of 45 and 85, for an additional charge you may activate the Personal Income Benefit feature by allocating amounts to the Personal Income Benefit variable investment options. Your initial allocation to the Personal Income Benefit variable investment options must total at least $1,000. For amounts you decide to allocate in connection with this feature, your investment options will be limited to the Personal Income Benefit variable investment options discussed in detail below. In general, allocating contributions and transfers to

                        CONTRACT FEATURES AND BENEFITS
the Personal Income Benefit variable investment options is the primary way of increasing your Guaranteed Annual Withdrawal Amount. All amounts allocated to the Personal Income Benefit variable investment options are subject to the terms and conditions of the Personal Income Benefit feature, which include restrictions on your ability to make transfers to the Non-Personal Income Benefit investment options.


You must select one of the investment methods discussed above (the "Maximum Investment options choice" and "Maximum transfer flexibility") for your Non-Personal Income Benefit account value allocations. If you allocate account value to the Personal Income Benefit variable investment options, you may select either investment method for your Non-Personal Income Benefit account value.


The amounts you allocate to the Personal Income Benefit variable investment options may represent all, or a portion of, your contribution. If you allocate amounts to the Personal Income Benefit variable investment options, you may later decide to change your allocation instructions in order to increase, decrease or stop allocations to these investment options.

Currently, the Personal Income Benefit variable investment options are limited to those listed below. It is important to note that they are also available without the Personal Income Benefit feature. To show that these variable investment options are available both with and without the Personal Income Benefit feature, our administrative forms and website often show separate lists for the Personal Income Benefit variable investment options and the Non-Personal Income Benefit variable investment options, as shown in the table below. We do this so you can easily indicate those amounts you wish to have allocated in connection with the Personal Income Benefit feature and those amounts that you wish to have allocated to your Non-Personal Income Benefit variable investment options.

---------------------------------------------------------------------------
 FOR ALLOCATIONS TO YOUR PERSONAL     FOR ALLOCATIONS TO YOUR NON-PERSONAL
 INCOME BENEFIT ACCOUNT VALUE         INCOME BENEFIT ACCOUNT VALUE
---------------------------------------------------------------------------
.. Personal Income Benefit AXA         . AXA Balanced Strategy
  Balanced Strategy
.. Personal Income Benefit AXA         . AXA Conservative Growth Strategy
  Conservative Growth Strategy
.. Personal Income Benefit AXA         . AXA Conservative Strategy
  Conservative Strategy
.. Personal Income Benefit AXA         . AXA Moderate Growth Strategy
  Moderate Growth Strategy
.. Personal Income Benefit AXA/AB      . AXA/AB Dynamic Moderate Growth
  Dynamic Moderate Growth
---------------------------------------------------------------------------

Upon advance notice to you, we reserve the right to add or remove Personal Income Benefit variable investment options at our sole discretion.

Please see "Personal Income Benefit" immediately below for more information about this feature.

Once your contributions are allocated to the investment options, they become a part of your account value. Amounts allocated to the Personal Income Benefit variable investment options will become part of your "Personal Income Benefit account value." Amounts allocated to the other available investment options, or "Non-Personal Income Benefit investment options," will become part of your "Non-Personal Income Benefit account value." We discuss account value in "Determining your certificate's value" later in this prospectus.

PERSONAL INCOME BENEFIT

This section describes the Personal Income Benefit. The Personal Income Benefit may not be available in all contracts or in all states. See Appendix IV later in this prospectus for more information on state availability and/or variations of certain features and benefits. For an additional charge, the Personal Income Benefit guarantees that you can take withdrawals from your Personal Income Benefit account value up to a maximum amount per contract year (your "Guaranteed Annual Withdrawal Amount") during your lifetime (or your spouse's lifetime if Joint life payments are elected) even if your Personal Income Benefit account value falls to zero unless it is caused by a withdrawal that exceeds your Guaranteed Annual Withdrawal Amount. In order to activate the Personal Income Benefit, you must meet the following two requirements:

(1)You must be between the ages of 45 and 85.

                                     -AND-

(2)You must allocate a minimum of $1,000 to your Personal Income Benefit account value, either through a new contribution or a one-time transfer from your Non-Personal Income Benefit account value.

As discussed in more detail below, the maximum Guaranteed Annual Withdrawal Amount is calculated based on contributions and transfers to your Personal Income Benefit account value, each multiplied by an applicable rate, plus any additional amount that may result from a Ratchet increase, described in more detail below.

The charge for the Personal Income Benefit will be deducted from your Personal Income Benefit account value on each participant date anniversary. For a description of how the charge is deducted, see "Personal Income Benefit charge" later in "Charges and expenses."

For amounts allocated in connection with the Personal Income Benefit, your investment options will be limited to the Personal Income Benefit variable investment options. Amounts allocated to the Personal Income Benefit variable investment options make up your Personal Income Benefit account value. See "Personal Income Benefit variable investment options" in "Allocating your contributions" earlier in this section.

Please note that you are not required to activate the Personal Income Benefit and should consider the cost and benefits before doing so. You should not activate this benefit if you plan to take withdrawals from your Personal Income Benefit account value in excess of your Guaranteed Annual Withdrawal Amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see "Effect of Personal Income Benefit Early and Excess withdrawals" below in this section).

Prior to allocating amounts to the Personal Income Benefit variable investment options, you should check with your employer on the rules and limitations that may apply for taking withdrawals from your Personal Income Benefit account value.

DETERMINING YOUR GUARANTEED ANNUAL WITHDRAWAL AMOUNT

Your Guaranteed Annual Withdrawal Amount is calculated based on the following:

..   contributions to the Personal Income Benefit variable investment options, multiplied by the then current Guaranteed Withdrawal Rate; plus

                        CONTRACT FEATURES AND BENEFITS

..   transfers to the Personal Income Benefit variable investment options, multiplied by the then current Guaranteed Transfer Withdrawal Rate; plus

..   any Ratchet increase of your Ratchet Base on your participant date anniversary, multiplied by a weighted average of the Guaranteed Withdrawal Rates and Guaranteed Transfer Withdrawal Rates previously applied to your certificate.

These amounts will continue to be added together to arrive at your total Guaranteed Annual Withdrawal Amount. Your Guaranteed Annual Withdrawal Amount, as of the end of the quarter, will be shown on your Statement of Account. Once you begin to take Guaranteed Annual Withdrawal Amount payments:

..   contributions and transfers to the Personal Income Benefit variable investment options are not permitted;

..   your Guaranteed Annual Withdrawal Amount will never decrease as long as there are no Personal Income Benefit Excess withdrawals; and

..   your Guaranteed Annual Withdrawal Amount may increase as the result of a
    Ratchet increase of your Ratchet Base.

THE GUARANTEED WITHDRAWAL RATE AND GUARANTEED TRANSFER WITHDRAWAL RATE

With the Personal Income Benefit, there are two rates applicable at all times. We apply the Guaranteed Withdrawal Rate ("GWR") to amounts you contribute to the Personal Income Benefit variable investment options, including salary deferral contributions and employer contributions. We apply the Guaranteed Transfer Withdrawal Rate ("GTWR") to amounts you transfer to the Personal Income Benefit variable investment options from the other investment options in your EQUI-VEST(R) Strategies certificate, lump sum transfers from other providers and rollovers.

The GWR is tied to the Ten-Year Treasuries Formula Rate described below. The GWR is set at the beginning of each calendar quarter, however, we reserve the right to set the GWR at the beginning of each calendar month.

The GWR is calculated using the Ten-Year Treasuries in effect for that quarter, plus a percentage that ranges from 0.25% to 1.00% based on your age at the beginning of the calendar quarter. The percentage is 1.00% if you are between ages 45 and 50, and declines by 0.05% each year until it reaches 0.25% at age 65.

If, at the beginning of a calendar quarter, the GWR calculation results in a rate lower than 2.5%, we will set the rate to a minimum of 2.5%. On the other hand, if the GWR calculation results in a rate greater than 7%, we are under no obligation to set that higher rate. In our sole discretion, we may declare a GWR that is greater, but not less than the rate generated by the GWR calculation.

..   TEN-YEAR TREASURIES FORMULA RATE. For each calendar quarter, this rate is the average of the rates for the ten-year U.S. Treasury notes on each day for which such rates are reported during the 20 calendar days ending on the 15th of the last month of the preceding calendar quarter. U.S. Treasury rates will be determined from the Federal Reserve Constant Maturity Series or such comparable rates as may be published by the Federal Reserve Board or generally available reporting services if the Federal Reserve Board Constant Maturity Series is discontinued.

The GTWR is set at the beginning of each month and will never be less than 2.5%. IN OUR SOLE DISCRETION, WE MAY DECLARE A GTWR THAT IS GREATER THAN 2.5%.

Please note that while the GWR and GTWR are subject to the same stated minimum of 2.5%, we reserve the right to declare a GTWR that is higher or lower than the GWR. During certain periods, the declared rates for the GWR and GTWR may be the same.

The following examples are designed to show the basics as to how your Guaranteed Annual Withdrawal Amount is calculated. The Personal Income Benefit account value used in these examples is after the deduction of all applicable fees and charges.

EXAMPLE 1: Activating the Personal Income Benefit feature

Assume you are eligible to activate the Personal Income Benefit feature and have $50,000 in your EQUI-VEST(R) Strategies certificate. You then make a one-time transfer of $1,000 from your Non-Personal Income Benefit account value to the Personal Income Benefit variable investment options. The GTWR at the time is 3%. Your amounts under the Personal Income Benefit are calculated as follows:

..   Your Personal Income Benefit account value is $1,000.

..   Your Ratchet Base is $1,000.

..   Your Guaranteed Annual Withdrawal Amount ("GAWA") is $30. ($1,000 x 3%).

EXAMPLE 2: Building your Guaranteed Annual Withdrawal Amount with Contributions

Assume you activated the feature as described in EXAMPLE 1 on December 1st and decide to make on-going contributions that amount to $200 to the Personal Income Benefit variable investment options on the 15th of each month for a six-month period starting in January of the following year. Also, for the purposes of this example, assume a 0% hypothetical rate of return for the Personal Income Benefit account value. The table below shows the application of the GWR to six monthly contributions and the resulting values.

--------------------------------------------------------------------------
                                                                  PERSONAL
                                                                   INCOME
                                                                  BENEFIT
                                             NEW  TOTAL RATCHET   ACCOUNT
 DATE                          TRANSFER GTWR GAWA GAWA  BASE/(*)/  VALUE
--------------------------------------------------------------------------
Dec. 1                          $1,000   3%  $30   $30   $1,000    $1,000
--------------------------------------------------------------------------

                                                                     PERSONAL
                                                                      INCOME
                                                                     BENEFIT
                                                NEW  TOTAL RATCHET   ACCOUNT
 DATE                          CONTRIBUTION GWR GAWA GAWA  BASE/(*)/  VALUE
-----------------------------------------------------------------------------
Jan. 15                            $200     3%   $6   $36   $1,200    $1,200
-----------------------------------------------------------------------------
Feb. 15                            $200     3%   $6   $42   $1,400    $1,400
-----------------------------------------------------------------------------
Mar. 15                            $200     3%   $6   $48   $1,600    $1,600
-----------------------------------------------------------------------------
Apr. 15                            $200     4%   $8   $56   $1,800    $1,800
-----------------------------------------------------------------------------
May 15                             $200     4%   $8   $64   $2,000    $2,000
-----------------------------------------------------------------------------
Jun. 15                            $200     4%   $8   $72   $2,200    $2,200
-----------------------------------------------------------------------------

(*)The Ratchet Base is described in more detail below.

EXAMPLE 3: Building Your Guaranteed Annual Withdrawal Amount with Contributions and Transfers

                        CONTRACT FEATURES AND BENEFITS

Assume you activated the benefit as described in EXAMPLE 1 on December 1st and continue to make on-going contributions of $200 to the Personal Income Benefit variable investment options as described in EXAMPLE 2. For the purposes of this example, now assume that you make monthly transfers of $100 from your Non-Personal Income Benefit investment options to the Personal Income Benefit variable investment options on the 1st of each month beginning on January 1st. Also, for the purposes of this example, assume a 0% hypothetical rate of return for the Personal Income Benefit account value. The table below shows the application of both the GWR and the GTWR at the same time, building your Guaranteed Annual Withdrawal Amount and Personal Income Benefit account value through both contributions and transfers.

-------------------------------------------------------------------------------
                                                                       PERSONAL
                                                                        INCOME
                                                                       BENEFIT
                                                  NEW  TOTAL RATCHET   ACCOUNT
 DATE                               TRANSFER GTWR GAWA GAWA  BASE/(*)/  VALUE
-------------------------------------------------------------------------------
Dec. 1                               $1,000   3%  $30   $30   $1,000    $1,000
-------------------------------------------------------------------------------

                                                                       PERSONAL
                                                                        INCOME
                                                                       BENEFIT
                     CONTRIBUTION OR  GWR OR    NEW   TOTAL  RATCHET   ACCOUNT
 DATE                   TRANSFER     GTWR/(**)/ GAWA  GAWA   BASE/(*)/  VALUE
-------------------------------------------------------------------------------
Jan. 1                    $100            3%       $3    $33  $1,100    $1,100
-------------------------------------------------------------------------------
Jan. 15                   $200            3%       $6    $39  $1,300    $1,300
-------------------------------------------------------------------------------
Feb. 1                    $100            3%       $3    $42  $1,400    $1,400
-------------------------------------------------------------------------------
Feb. 15                   $200            3%       $6    $48  $1,600    $1,600
-------------------------------------------------------------------------------
Mar. 1                    $100            3%       $3    $51  $1,700    $1,700
-------------------------------------------------------------------------------
Mar. 15                   $200            3%       $6    $57  $1,900    $1,900
-------------------------------------------------------------------------------
Apr. 1                    $100         3.50%    $3.50 $60.50  $2,000    $2,000
-------------------------------------------------------------------------------
Apr. 15                   $200            4%       $8 $68.50  $2,200    $2,200
-------------------------------------------------------------------------------
May 1                     $100         3.50%    $3.50    $72  $2,300    $2,300
-------------------------------------------------------------------------------
May 15                    $200            4%       $8    $80  $2,500    $2,500
-------------------------------------------------------------------------------
Jun. 1                    $100         3.50%    $3.50 $83.50  $2,600    $2,600
-------------------------------------------------------------------------------
Jun. 15                   $200            4%       $8 $91.50  $2,800    $2,800
-------------------------------------------------------------------------------

(*)The Ratchet Base is described in more detail below.
(**)The GTWR is declared monthly and the GWR is declared quarterly. However, we reserve the right to declare the GWR monthly.

RATCHET BASE AND THE ANNUAL RATCHET

The Personal Income Benefit feature includes a Ratchet component that may increase your Guaranteed Annual Withdrawal Amount based on the performance of your Personal Income Benefit variable investment options. Your Ratchet Base initially equals contributions and transfers to the Personal Income Benefit variable investment options and is recalculated on each participation date anniversary to equal the greater of your Personal Income Benefit account value and the most recent Ratchet Base. If your Personal Income Benefit account value is greater, we will "ratchet," or increase, your Ratchet Base to equal your Personal Income Benefit account value. You are eligible for annual ratchets on each participation date anniversary both before and after you begin receiving your Guaranteed Annual Withdrawal Amount payments. If the Ratchet Base is increased, the difference between the prior Ratchet Base and the increased Ratchet Base will be multiplied by a weighted average of the previous Guaranteed Withdrawal Rates and Guaranteed Transfer Withdrawal Rates to determine the additional amount that will be added to your Guaranteed Annual Withdrawal Amount (the "Ratchet increase"). This weighted average is determined by dividing the Guaranteed Annual Withdrawal Amount by the Ratchet Base.


If an annual ratchet is not applicable on your participation date anniversary, the Ratchet Base will not be eligible for a ratchet until the next participation date anniversary. The Ratchet Base is decreased on a pro rata basis due to Early and Excess withdrawals. The Ratchet Base is not reduced by Guaranteed Annual Withdrawal Amount payments once you begin receiving such payments. Please note that it is less likely you will receive a Ratchet increase after you begin receiving your Guaranteed Annual Withdrawal Amount payments. See "Accessing your money" later in this prospectus.


The following examples are designed to show how the Ratchet Base works. In these examples, assume the Personal Income Benefit was activated on your participation date anniversary -- December 1st. Next, assume that you make monthly contributions to the Personal Income Benefit variable investment options for 11 consecutive months with no transfers to the Personal Income Benefit variable investment options from your Non-Personal Income Benefit investment options. In order to demonstrate the operation of the annual ratchet of the Ratchet Base, and the Ratchet increase, further assume that your Personal Income Benefit account value at the end of the contract year is $3,000.

----------------------------------------------------------------------------------
                                                                          PERSONAL
                                                                           INCOME
                                                                          BENEFIT
                                                       NEW  TOTAL RATCHET ACCOUNT
 DATE                               TRANSFER GTWR/(*)/ GAWA GAWA   BASE    VALUE
----------------------------------------------------------------------------------
Dec. 1                               $1,000     3%     $30   $30  $1,000   $1,000
----------------------------------------------------------------------------------

                                                                    PERSONAL
                                                                     INCOME
                                                                    BENEFIT
                                              NEW   TOTAL  RATCHET  ACCOUNT
 DATE                   CONTRIBUTION GWR/(*)/ GAWA  GAWA    BASE   VALUE/(**)/
------------------------------------------------------------------------------
Jan. 1                      $100        3%       $3    $33 $1,100    $1,100
------------------------------------------------------------------------------
Feb. 1                      $200        3%       $6    $39 $1,300    $1,280
------------------------------------------------------------------------------
Mar. 1                      $100        3%       $3    $42 $1,400    $1,100
------------------------------------------------------------------------------
Apr. 15                     $200      3.5%       $7    $49 $1,600    $1,600
------------------------------------------------------------------------------
May 1                       $100      3.5%    $3.50 $52.50 $1,700    $1,760
------------------------------------------------------------------------------
Jun. 15                     $200      3.5%       $7 $59.50 $1,900    $1,650
------------------------------------------------------------------------------
Jul. 1                      $100      3.5%    $3.50    $63 $2,000    $2,100
------------------------------------------------------------------------------
Aug. 15                     $200      3.5%       $7    $70 $2,200    $2,380
------------------------------------------------------------------------------
Sep. 1                      $100      3.5%    $3.50 $73.50 $2,300    $2,580
------------------------------------------------------------------------------
Oct. 15                     $200        3%       $6 $79.50 $2,500    $2,860
------------------------------------------------------------------------------
Nov. 1                      $100        3%       $3 $82.50 $2,600    $2,960
------------------------------------------------------------------------------

(*)The GTWR is declared monthly and the GWR is declared quarterly. However, we reserve the right to declare the GWR monthly.
(**)The changes to the Personal Income Benefit account value represent hypothetical investment gains and losses due to the performance of the Personal Income Benefit variable investment options. This example shows a Personal Income Benefit account value that is greater than the Ratchet Base at the end of the participation year. Please note that if the Personal Income Benefit account value was lower than the Ratchet Base at the end of the participation year, there would be no annual ratchet and no increase to the Guaranteed Annual Withdrawal Amount.

                        CONTRACT FEATURES AND BENEFITS

In this example, on Dec. 1 (the participation date anniversary), the most recent Ratchet Base ($2,600) is compared to the Personal Income Benefit account value ($3,000) on the participation date anniversary. Because the Personal Income Benefit account value is greater, the Ratchet Base is increased to $3,000. The Total Guaranteed Annual Withdrawal Amount is also increased due to the $400 increase in the Ratchet Base. The increase to the Guaranteed Annual Withdrawal Amount is calculated by multiplying the increase to the Ratchet Base ($400) by the weighted average of the prior GWRs and GTWRs applied to contributions and transfers, any prior Ratchet increases and any Personal Income Benefit Early or Excess withdrawals. The weighted average is determined by dividing the Guaranteed Annual Withdrawal Amount by the Ratchet Base. Here, the increase to the Guaranteed Annual Withdrawal Amount is calculated as follows:

   $82.50 / $2600 = 3.17%

   3.17% x $400 = $12.69

   $82.50 + $12.69 = $95.19

ELECTING TO TAKE YOUR GUARANTEED ANNUAL WITHDRAWAL AMOUNT

You may elect to take your Guaranteed Annual Withdrawal Amount payments through one of our automatic payment plans or you may take unscheduled withdrawals. All withdrawals reduce your Personal Income Benefit account value on a dollar-for-dollar basis, but do not reduce your Ratchet Base. Withdrawals will reduce your minimum death benefit on a pro rata basis. See "Withdrawing your account value" under "Accessing your money" later in this prospectus for more information.


In order to start taking Guaranteed Annual Withdrawal Amount payments, you must be at least 59 1/2 and, in most cases, separated from employment with the employer that sponsored the plan. Certain employers' plans may allow you to elect Guaranteed Annual Withdrawal Amount payments while still employed by the employer sponsoring the plan. You must also notify your plan in a form acceptable to the plan and AXA Equitable. The Guaranteed Annual Withdrawal Amount election date will be the business day we receive all information required to process your election at our processing office. After we receive your election, you will no longer be able to make contributions or transfers to the Personal Income Benefit variable investment options.


Your Guaranteed Annual Withdrawal Amount is calculated on a single life basis. However, when you elect to start receiving Guaranteed Annual Withdrawal Amount payments, you may elect payments on a joint life basis. Under a joint life basis, Guaranteed Annual Withdrawal Amount payments are guaranteed for the life of both you and your spouse. You may drop the joint life, but you will not be able to name a new joint life and payments will continue to be made in the same amount. The Guaranteed Annual Withdrawal Amount payments on a joint life basis will be less than those available under the single life basis. If you elect a joint life basis, your certificate will continue to be eligible for a Ratchet increase after your death.


Guaranteed Annual Withdrawal Amount payments are designed to begin at age 65. You may decide to elect to take your Guaranteed Annual Withdrawal Amount payments after age 59 1/2 and before age 65, but this will result in a decrease of all future Guaranteed Annual Withdrawal Amount payments, as indicated below.


-------------------------------------------------------------
    PAYMENTS BEGIN AT AGE            REDUCTION TO GAWA
-------------------------------------------------------------
            59 1/2                          25%
-------------------------------------------------------------
             60                             25%
-------------------------------------------------------------
             61                             20%
-------------------------------------------------------------
             62                             15%
-------------------------------------------------------------
             63                             10%
-------------------------------------------------------------
             64                             5%
-------------------------------------------------------------

For example, if your Guaranteed Annual Withdrawal Amount based on receiving payments at age 65 is $5,000 and you elect to begin payments at age 63, your adjusted Guaranteed Annual Withdrawal Amount will be $4,500. ($5,000 reduced by 10%, or $500).

You may also elect to defer beginning your Guaranteed Annual Withdrawal Amount payments until after age 65, which will result in an increase of your Guaranteed Annual Withdrawal Amount, as indicated below.

-------------------------------------------------------------
    PAYMENTS BEGIN AT AGE            INCREASE TO GAWA
-------------------------------------------------------------
             66                            102%
-------------------------------------------------------------
             67                            104%
-------------------------------------------------------------
             68                            106%
-------------------------------------------------------------
             69                            108%
-------------------------------------------------------------
        70 and older                       110%
-------------------------------------------------------------

Using the same example as above, if your Guaranteed Annual Withdrawal Amount based on receiving payments at age 65 is $5,000 and you elect to begin payments at age 68, your adjusted Guaranteed Annual Withdrawal Amount will be $5,300 ($5,000 increased by 6%, or $300).

Your Guaranteed Annual Withdrawal Amounts are not cumulative from year to year. If you withdraw less than the Guaranteed Annual Withdrawal Amount in any participation year, you may not add the remainder to your Guaranteed Annual Withdrawal Amount in any subsequent year.

The withdrawal charge, if applicable under the EQUI-VEST(R) Strategies contract, is waived for withdrawals up to the Guaranteed Annual Withdrawal Amount. However, all withdrawals, including withdrawals from your Non-Personal Income Benefit account value, are counted toward your 10% free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this prospectus.


You may take your lifetime required minimum distributions without losing the value of the Personal Income Benefit, provided you comply with the conditions described under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this prospectus, including utilizing our RMD automatic withdrawal option. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.


If you experience a financial hardship or unforeseeable emergency that causes you to take a withdrawal from your Personal Income Benefit account value, this withdrawal does not start your Guaranteed Annual Withdrawal Amount payments, but will result in a reduction of your Guaranteed Annual Withdrawal Amount. For more information

                        CONTRACT FEATURES AND BENEFITS
about how a hardship or unforeseeable emergency withdrawal will impact the Guaranteed Annual Withdrawal Amount, see "Hardship and unforeseeable emergency withdrawals" in "Accessing your money" later in this prospectus.

TRANSFERRING YOUR PERSONAL INCOME BENEFIT ACCOUNT VALUE

Amounts allocated to the Personal Income Benefit variable investment options can always be transferred to other Personal Income Benefit variable investment options, but cannot be transferred to the Non-Personal Income Benefit investment options. However, once you have had amounts allocated to the Personal Income Benefit variable investment options for at least one year from the date of the initial allocation, we will permit a one-time exception to this requirement. You may wish to transfer amounts out of the Personal Income Benefit variable investment options if you no longer want to pay the Personal Income Benefit charge, or if you determine that Guaranteed Annual Withdrawal Amount payments are not part of your overall retirement strategy, or if you want to allocate those amounts to Non-Personal Income Benefit variable investment options. Please note that if you utilize this exception, you will forfeit your Guaranteed Annual Withdrawal Amount and we will not refund the Personal Income Benefit charges you paid.

If you utilize this exception, you must transfer all amounts out of the Personal Income Benefit variable investment options into Non-Personal Income Benefit investment options. This will terminate the Personal Income Benefit feature and you will not be able to make transfers back into the Personal Income Benefit variable investment options. We will deduct a pro rata portion of the charge for the Personal Income Benefit feature from the Personal Income Benefit account value. You will have to make this request in a form acceptable to us, and provide allocation instructions for the amounts to be transferred. If your allocation instructions on file included allocations to the Personal Income Benefit variable investment options, you will also need to provide new allocation instructions.

For example, assume the following:

..   your Non-Personal Income Benefit account value is $5,000;

..   your Personal Income Benefit account value is $2,960; and

..   your Guaranteed Annual Withdrawal Amount is $95.19.

If you decide to discontinue the Personal Income Benefit feature by transferring amounts out of the Personal Income Benefit account value, your Non-Personal Income Benefit account value will be $7,960 (minus a pro rata portion of the Personal Income Benefit charge applied to your Personal Income Benefit account value), your Personal Income Benefit account value will be $0 and your Guaranteed Annual Withdrawal Amount will be $0.

EFFECT OF PERSONAL INCOME BENEFIT EARLY AND EXCESS WITHDRAWALS

A Personal Income Benefit Early withdrawal is caused when you take a withdrawal from your Personal Income Benefit account value before you have elected to begin receiving your Guaranteed Annual Withdrawal Amount payments.

If you take a Personal Income Benefit Early withdrawal, you are still permitted to make contributions and transfers to, or take loans from, the Personal Income Benefit variable investment options.

A Personal Income Benefit Excess withdrawal is caused when you withdraw more than your Guaranteed Annual Withdrawal Amount in any participation year from your Personal Income Benefit account value. Once a withdrawal (including a hardship or an unforeseeable emergency withdrawal) causes cumulative withdrawals from your Personal Income Benefit account value in a participation year to exceed your Guaranteed Annual Withdrawal Amount, only the dollar amount of the withdrawal that causes the cumulative withdrawals to exceed the Guaranteed Annual Withdrawal Amount is considered a Personal Income Benefit Excess withdrawal. In addition, each subsequent withdrawal in that participation year is considered a Personal Income Benefit Excess withdrawal. Withdrawals from your Non-Personal Income Benefit account value are not considered when calculating Personal Income Benefit Excess withdrawals. In other words, you may make withdrawals from your Non-Personal Income Benefit account value without triggering a Personal Income Benefit Excess withdrawal.

A Personal Income Benefit Early or Excess withdrawal can cause a significant reduction in both your Ratchet Base and your Guaranteed Annual Withdrawal Amount. If you make a Personal Income Benefit Early or Excess withdrawal, we will recalculate your Ratchet Base and your Guaranteed Annual Withdrawal Amount. The withdrawal will reduce your Ratchet Base and your Guaranteed Annual Withdrawal Amount on a pro rata basis. Reduction on a pro rata basis means we take the percentage of your Personal Income Benefit account value withdrawn and reduce your Ratchet Base and your Guaranteed Annual Withdrawal Amount by that same percentage. If, at the time you take a Personal Income Benefit Early or Excess withdrawal, your Personal Income Benefit account value is less than your Ratchet Base, the pro rata reduction in your Ratchet Base will be greater than the dollar amount of the withdrawal.

Please note that a Personal Income Benefit Early or Excess withdrawal may be subject to withdrawal charges if it exceeds the 10% free withdrawal amount. A Personal Income Benefit Early or Excess withdrawal that reduces your Personal Income Benefit account value to zero will terminate the Personal Income Benefit without value.

Any withdrawal, whether from the Personal Income Benefit account value or the Non-Personal Income Benefit account value, reduces your death benefit under the contract. See "Payment of death benefit" later in this prospectus.

The following examples are designed to show how Early and Excess withdrawals impact the values in your contract and the Personal Income Benefit feature. Please note that all withdrawals will reduce your death benefit on a pro rata basis.

EXAMPLE 1: A Personal Income Benefit Early withdrawal

Assume the following:

..   your Non-Personal Income Benefit account value is $1,000;

..   your Personal Income Benefit account value is $5,000;

..   your Ratchet Base is $6,000;

..   your Guaranteed Annual Withdrawal Amount is $200;

..   you are still employed by the plan sponsor; and

                        CONTRACT FEATURES AND BENEFITS

..   you decide to take a withdrawal of $1,500.

Your withdrawal will be a Personal Income Benefit Early withdrawal. We will deduct $1,000 from your Non-Personal Income Benefit account value and $500 from your Personal Income Benefit account value. Your Ratchet Base and Guaranteed Annual Withdrawal Amount will be reduced by 10% (your Personal Income Benefit account value ($5,000) divided by the amount of the withdrawal taken from your Personal Income Benefit account value ($500)). After the withdrawal:

..   your Non-Personal Income Benefit account value will be $0;

..   your Personal Income Benefit account value will be $4,500;

..   your Ratchet Base will be $5,400 ($6,000 reduced by 10%); and

..   your Guaranteed Annual Withdrawal Amount will be $180 ($200 reduced by 10%).

EXAMPLE 2: A Personal Income Benefit Excess withdrawal with a withdrawal charge

For this example, assume you make an initial $20,000 rollover contribution and there has been no investment performance. Also assume the contract has a 5% withdrawal charge in your second participation year which does not apply to withdrawals up to 10% of your total account value each year (the "10% free withdrawal amount"). Two participation years later, you are no longer employed by the plan sponsor and are eligible to start taking GAWA withdrawals.

..   your Non-Personal Income Benefit account value is $5,000;

..   your Personal Income Benefit account value is $15,000;

..   your Ratchet Base is $15,000;

..   your Guaranteed Annual Withdrawal Amount is $450;

..   your 10% free withdrawal amount is $2,000; and

..   you decide to take a withdrawal of $7,500 from your certificate.

The withdrawal charge will not apply to the first 10% of account value withdrawn, here $2,000. In this case, the withdrawal charge will be $275 ($5,500 multiplied by 5%). Therefore, the total amount subtracted from the total account value will be $7,775 (the $7,500 withdrawal plus the $275 withdrawal charge). We will deduct $5,000 from your Non-Personal Income Benefit account value and $2,775 from your Personal Income Benefit account value. This will be a Personal Income Benefit Excess withdrawal of $2,325 because the amount withdrawn from your Personal Income Benefit account value exceeds your Guaranteed Annual Withdrawal Amount of $450. Your Ratchet Base and Guaranteed Annual Withdrawal Amount will be reduced by 15.5% (your Personal Income Benefit account value ($15,000) divided by the amount of the withdrawal taken from your Personal Income Benefit account value ($2,325)). After the withdrawal:

..   your Non-Personal Income Benefit account value will be $0;

..   your Personal Income Benefit account value will be $12,225;

..   your Ratchet Base will be $12,675 ($15,000 reduced by 15.5%); and

..   your Guaranteed Annual Withdrawal Amount will be $380.25 ($450 reduced by
    15.5%).

EFFECT OF YOUR PERSONAL INCOME BENEFIT ACCOUNT VALUE FALLING TO ZERO

If your Personal Income Benefit account value falls to zero due to a Personal Income Benefit Early or Excess withdrawal, your Personal Income Benefit (including Guaranteed Annual Withdrawal Amount payments) will terminate. Once terminated, the Personal Income Benefit cannot be restored. If your Personal Income Benefit account value falls to zero, either due to a withdrawal that is not a Personal Income Benefit Early or Excess withdrawal or due to a deduction of a charge and you have Non-Personal Income Benefit account value remaining, the Personal Income Benefit feature under your certificate will continue as long as you have Non-Personal Income Benefit account value. In other words, you will continue to receive Guaranteed Annual Withdrawal Amount payments. These payments will never reduce your Non-Personal Income Benefit account value.

If your Personal Income Benefit account value is zero and your Non-Personal Income Benefit account value is zero, or later falls to zero, your certificate will terminate and you will receive a supplementary life annuity contract setting forth your continuing benefits. You will be the owner and annuitant. If the supplementary life annuity contract is issued in connection with a Joint life contract, you will be the annuitant and your spouse will be the joint annuitant, provided you are still married. The following will then occur:

..   If you were taking withdrawals through the "Maximum payment plan," we will continue the scheduled withdrawal payments on the same basis.

..   If you were taking withdrawals through the "Customized payment plan" or unscheduled partial withdrawals, we will pay the balance of the Guaranteed Annual Withdrawal Amount for that participation year in a lump sum. Payment of the Guaranteed Annual Withdrawal Amount will begin on the next participation date anniversary.

..   Payments will continue at the same frequency for Single or Joint life contracts, as applicable, or annually under the "Maximum payment" if automatic payments were not being made.

..   Any minimum death benefit remaining under the original certificate will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar-for-dollar basis as payments are made. If there is any remaining death benefit upon your death, if applicable, we will pay it to the beneficiary.

..   The charge for the Personal Income Benefit will no longer apply.

..   If at the time of your death the Guaranteed Annual Withdrawal Amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.

OTHER IMPORTANT CONSIDERATIONS

..   The Personal Income Benefit feature is not appropriate if you do not intend to take withdrawals prior to annuitization.

                        CONTRACT FEATURES AND BENEFITS

..   In order to elect to start taking Guaranteed Annual Withdrawal Amount payments, you must first repay any outstanding loan (including interest accrued but not yet paid). If you cannot repay the loan, we will treat it as defaulted or offset. For more information, see "Loans" in "Accessing your money."

..   Amounts withdrawn in excess of your Guaranteed Annual Withdrawal Amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in this prospectus. In addition, all withdrawals count toward your 10% free withdrawal amount for that participation year.
    Personal Income Benefit Early and Excess withdrawals can significantly reduce or completely eliminate the value of the Personal Income Benefit.
    See "Effect of Personal Income Benefit Early and Excess withdrawals" above in this section.

..   Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty before age 59 1/2. See "Tax information" later in this prospectus.

..   All Personal Income Benefit withdrawals reduce your Personal Income Benefit account value and minimum death benefit. See "How withdrawals are taken from your account value" and "How withdrawals affect the standard death benefit and the enhanced death benefit" later in this prospectus.

..   If you withdraw less than the Guaranteed Annual Withdrawal Amount in any participation year, you may not add the remainder to your Guaranteed Annual Withdrawal Amount in any subsequent year.

..   If you surrender your certificate to receive its cash value and your
    Personal Income Benefit account value is greater than your Guaranteed Annual Withdrawal Amount, all benefits under the certificate will terminate, including the Personal Income Benefit feature.

..   Withdrawals are available under this contract and other annuity contracts we offer without purchasing a withdrawal benefit.

..   If you are not eligible to begin receiving your Guaranteed Annual
    Withdrawal Amount, and any amount is taken from your Personal Income Benefit account value to satisfy a withdrawal request (including a hardship or unforeseeable emergency withdrawal), this will be considered a Personal Income Benefit Early withdrawal. This amount will also be subject to withdrawal charges, if applicable.


..   If you have to take all or a portion of a required minimum distribution from your Personal Income Benefit account value and it is your first withdrawal under the certificate, the RMD will be considered your "first withdrawal" for the purposes of establishing your Guaranteed Annual Withdrawal Amount.


..   If you elect to take Guaranteed Annual Withdrawal Amount payments on a
    Joint life basis and subsequently get divorced, your divorce will not automatically terminate the certificate. For both Joint life and Single life certificates, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. In addition, if you drop the Joint life, you will not be able to name a new Joint life and payments will continue to be made in the same amount.



..   We reserve the right, in our sole discretion, to discontinue the acceptance of, and/or place limitations on contributions and transfers into the certificate and/or certain investment options. If you activated the Personal Income Benefit feature and we exercise our right to discontinue the acceptance of, and/or place limitations on contributions and transfers into the Personal Income Benefit variable investment options, you may no longer be able to fund your Personal Income Benefit feature. This means that if you have not yet allocated amounts to the Personal Income Benefit variable investment options, you may not be able to fund the Personal
    Income Benefit feature at all. This also means that if you have already funded the Personal Income Benefit feature by allocating amounts to the Personal Income Benefit variable investment options, you may no longer be able to increase your Guaranteed Annual Withdrawal Amount through contributions and transfers.

DEATH BENEFIT

Your certificate provides a death benefit. If you do not elect the enhanced death benefit described below, the death benefit is equal to the greater of
(i) your account value (less any outstanding loan and accrued loan interest) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, and (ii) the standard death benefit. Your account value will include any positive market value adjustment but will not include any negative market value adjustment that would apply to a withdrawal. The standard death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, any taxes that apply and less any outstanding loan balance (including any accrued, but unpaid, interest).

If your surviving spouse rolls the death benefit proceeds over into a contract issued by us, the death proceeds will remain invested in this contract until your spouse's contract is issued and the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse's new contract. The amount of the death benefit will be calculated to equal the greater of (i) your account value (less any outstanding loan balance plus accrued interest) as of the date that your spouse's contract is issued, and (ii) the "standard death benefit" as of the date of your death. This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse's new contract is issued.

The death benefit is the same whether or not you have allocated amounts to the Personal Income Benefit variable investment options. If you activated the Personal Income Benefit feature, your total account value is your Personal Income Benefit account value plus your Non-Personal Income Benefit account value.

ENHANCED DEATH BENEFIT

For an additional annual fee you may elect the enhanced death benefit.

You may elect the enhanced death benefit only at the time you apply to participate under the EQUI-VEST(R) Strategies contract. Additionally, to elect this benefit, you must be younger than age 76 when participation under the contract begins. Once you elect this benefit, you may not cancel it as long as you continue participation in the contract.

                        CONTRACT FEATURES AND BENEFITS

If you elect the enhanced death benefit, the death benefit is equal to the greater of:

(a)your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of your death, any required instructions for the method of payment, information and forms necessary to effect payment (less any outstanding loan and accrued loan interest); and

(b)the enhanced death benefit as of the date of your death.

On the participation date, your enhanced death benefit equals your initial contribution. Then, on each third participation date anniversary until you are age 85, we will determine your enhanced death benefit by comparing your current enhanced death benefit to your account value. If your account value is higher than your enhanced death benefit, we will increase your enhanced death benefit to equal your account value. On the other hand, if your account value on any third participation date anniversary is less than your enhanced death benefit, we will not adjust your enhanced death benefit either up or down.

If you make additional contributions, we will increase your current enhanced death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your account value, we will adjust your enhanced death benefit on the date you take the withdrawal. Appendix III at the end of this prospectus provides an example of how the enhanced death benefit is calculated.

HOW WITHDRAWALS AFFECT THE STANDARD DEATH BENEFIT AND THE ENHANCED DEATH BENEFIT

Each withdrawal you make will reduce the amount of your current standard death benefit or enhanced death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current standard death benefit or enhanced death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your enhanced death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new enhanced death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


Before purchasing certain optional benefits such as the enhanced death benefit for your certificate, you and your tax adviser should carefully consider the following. If you intend to satisfy your lifetime required minimum distribution requirements which begin after age 70 1/2 for this certificate by taking account-based withdrawals (as opposed to receiving annuity payments), you should know that under the terms of the annuity contract such withdrawals will reduce your optional benefits and may have the effect of eliminating your ability to utilize the entire benefit. Also, purchasing certain optional benefits may increase the amount of RMDs you are required to withdraw under the tax rules if you elect withdrawals and not annuity payments. For more information, see "Tax information" later in this prospectus.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your certificate, you may return it to us for a refund. To exercise this cancellation right you must mail the certificate directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix IV to find out what applies in your state.


For contributions allocated to the variable investment options, your refund will equal the contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, the refund will equal the amount of the contribution allocated to fixed maturity options reflecting any positive or negative market value adjustments. For TSA and EDC contracts, your refund will also be less any amounts in the loan reserve account. Some states require that we refund the full amount of the contribution (not including any investment gain or loss, or interest or market value adjustment). For contributions allocated to the guaranteed interest option, the refund will equal the amount of the contributions, without interest. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract's cash value.


We may require that you wait six months before you apply for a certificate with us again if:

..   you cancel your certificate during the free look period; or

..   you change your mind before you receive your certificate whether we have received your contribution or not.

In addition to the cancellation right described above, you have the right to surrender your certificate, rather than cancel it. Surrendering your certificate may yield results different than canceling your certificate, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the certificate. Please see "Tax information" later in this prospectus for possible consequences of canceling your certificate.

                        CONTRACT FEATURES AND BENEFITS

2. Determining your certificate's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your " account value" is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; (iii) the market adjusted amounts you have in the fixed maturity options; and (iv) if you have taken a loan, amounts held in your loan reserve account. These amounts are subject to certain fees and charges discussed in "Charges and expenses" later in this prospectus.

Your certificate also has a "cash value." At any time before annuity payments begin, your certificate's cash value is equal to the account value, less:
(i) any applicable withdrawal charges, (ii) the total amount or a pro rata portion of the annual administrative charge, (iii) the total amount or a pro rata portion of the Personal Income Benefit charge, if applicable, and (iv) any outstanding loan, plus accrued interest.

PERSONAL INCOME BENEFIT FEATURE

If you activated the Personal Income Benefit feature under your certificate, we refer to the account value associated with that feature as your "Personal Income Benefit account value." Your account value that is not associated with that benefit is referred to as your "Non-Personal Income Benefit account value." Your total account value under the certificate is the sum of these amounts.

Your Personal Income Benefit account value allocations are limited to certain variable investment options we refer to as the "Personal Income Benefit variable investment options." Amounts in your Personal Income Benefit account value are also subject to certain transfer restrictions and a separate charge for providing the guarantees under the feature. See "Personal Income Benefit" in "Contract features and benefits" earlier in this prospectus for details.

YOUR CERTIFICATE'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the certificate.

--------------------------------------------------------------------------------
UNITS MEASURE YOUR VALUE IN EACH VARIABLE INVESTMENT OPTION.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your certificate under that option, multiplied by that day's value for one unit. The number of your certificate units in any variable investment option does not change unless they are increased or decreased to reflect additional contributions, withdrawals, withdrawal charges, transfers and loans.

In addition, the annual administrative charge, enhanced death benefit charge, the Personal Income Benefit charge or third-party transfer or rollover charge, will reduce the number of units credited to your certificate. A description of how unit values are calculated is found in the SAI.

YOUR CERTIFICATE'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CERTIFICATE'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

INSUFFICIENT ACCOUNT VALUE

Your certificate will terminate without value if your account value is insufficient to pay any applicable charges when due unless you have activated the Personal Income Benefit feature under your certificate. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your certificate.
For information about what happens if your Personal Income Benefit account value falls to zero, see "Effect of your Personal Income Benefit account value falling to zero" in "Contract features and benefits" earlier in this prospectus.

                     DETERMINING YOUR CERTIFICATE'S VALUE

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

..   You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

..   You may not transfer to a fixed maturity option in which you already have value.

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


..   If you are age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less. Not all maturities are available.


..   You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

..   If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.

..   If you activated the Personal Income Benefit feature, you may transfer your
    Personal Income Benefit account value among Personal Income Benefit variable investment options. Also, you may transfer your account value from your Non-Personal Income Benefit investment options to the Personal Income Benefit variable investment options, subject to the limitations described in "How you can contribute to your certificate" and "What are your investment options under the contract?" under "Contract features and benefits" earlier in this prospectus.

..   Transfers from the Personal Income Benefit variable investment options to the Non-Personal Income Benefit variable investment options, the guaranteed interest option and the fixed maturity options are generally not permitted. However, once you have had amounts allocated to the Personal Income Benefit variable investment options for at least one year from the date of the initial allocation, we will permit a one-time exception to this requirement. If you utilize this exception, you must transfer all amounts out of the Personal Income Benefit variable investment options into Non-Personal Income Benefit investment options. This will permanently discontinue the Personal Income Benefit and you will not be able to make transfers back into the Personal Income Benefit variable investment options. We will deduct a pro rata portion of the charge for the Personal Income Benefit from the Personal Income Benefit account value. You will have to make this request in a form acceptable to us, and provide allocation instructions for the transferred funds. If your allocation instructions on file included allocations to the Personal Income Benefit variable investment options, you will also need to provide new allocation instructions.


..   If your employer or you choose the "Maximum investment options choice"
    method for selecting investment options (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this prospectus) the maximum amount you may transfer in any participation year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior participation year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior participation year.

..   If you transfer money from another financial institution into the guaranteed interest option during your first participation year, and if your employer or you have selected the "Maximum investment options choice" method (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this prospectus) you may, during the balance of that participation year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.


Upon advance notice we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. We may also, at any time, exercise our right to close a variable investment option to transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. In addition to the restrictions described above, all transfers are subject to our policies and procedures set forth in "Disruptive transfer activity" below.

You may request a transfer in writing or by telephone using TOPS or online using Online Account Access. You must send all signed written requests directly to our processing office. Transfer requests should specify:

(1)the certificate number,

(2)the dollar amounts to be transferred, and

(3)the investment options to and from which you are transferring.

You or the trustee or employer owner, whichever applies, can direct us to transfer among the investment options.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

AUTOMATIC TRANSFER OPTIONS

INVESTMENT SIMPLIFIER

Our investment simplifier program allows you to choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. In order to choose investment simplifier with Personal Income Benefit variable investment

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS options as destination investment options, you must have already activated the Personal Income Benefit feature. Please note that transfers to the Personal Income Benefit variable investment options are allowed only until you elect to begin receiving Guaranteed Annual Withdrawal Amount payments. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice, including the Personal Income Benefit variable investment options, on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above under "Transferring your account value."

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

The fixed-dollar and interest sweep options are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:

..   Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

..   Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

..   Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your certificate terminates.

..   Under either option, on the date we receive at our processing office, your election to begin receiving Guaranteed Annual Withdrawal Amount payments, only if you are making monthly transfers to the Personal Income Benefit variable investment options.

REBALANCING YOUR ACCOUNT VALUE

Our rebalancing program offers two options that you can use to automatically reallocate your Non-Personal Income Benefit account value. Rebalancing is not available for amounts allocated to the Personal Income Benefit variable investment options.

Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. To enroll in the asset rebalancing program, you must notify us in writing by completing our asset rebalancing form, instructing us:

(a)in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b)how often you want the rebalancing to occur (quarterly, semian-nually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire Non-Personal Income Benefit account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Currently, we permit rebalancing of up to 20 investment options. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under "Transferring your account value" above in this section. The initial transfer under the rebalancing program (based on your Non-Personal Income Benefit account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.

--------------------------------------------------------------------------------
REBALANCING DOES NOT ASSURE A PROFIT OR PROTECT AGAINST LOSS. YOU SHOULD PERIODICALLY REVIEW YOUR ALLOCATION PERCENTAGES AS YOUR NEEDS CHANGE. YOU MAY WANT TO DISCUSS THE REBALANCING PROGRAM WITH YOUR FINANCIAL PROFESSIONAL BEFORE ELECTING THE PROGRAM.
--------------------------------------------------------------------------------

To be eligible, you must have (i) at least $5,000 of Non-Personal Income Benefit account value in the variable investment options for option I, or
(ii) at least $5,000 of account value in the Non-Personal Income Benefit variable investment options and the guaranteed interest option, combined for option II. Rebalancing is not available for amounts you have allocated in the fixed maturity options. We may waive this $5,000 requirement.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our processing office.

FOR CERTIFICATES WITH OUTSTANDING LOANS ONLY, on any rebalancing date where the amount to be transferred from the guaranteed interest option would cause a transfer from the loan reserve account (which is part of the guaranteed interest option), the rebalancing program will be automatically cancelled. (See "Loans" in "Accessing your money" later in this prospectus.)

PRONVEST MANAGED ACCOUNT SERVICE

AXA Equitable offers access to managed account services through ProNvest, Inc., an unaffiliated third party. ProNvest is an independent registered investment advisory firm that assists retirement plan participants with goal-based advice and money management services.

If available under your employer's plan, you may enroll in ProNvest's managed account service to manage your participant account. ProNvest will allocate assets invested in your participant account among the Non-Personal Income Benefit and Personal Income Benefit variable investment options, the guaranteed interest option, and the Structured Investment Option based on a customized investment plan created for you from information you provide to ProNvest. (For more information about the Structured Investment Option, please see the Structured Investment Option prospectus). Generally, ProNvest will adjust your allocations every quarter or as the market changes. A minimum account value may be required to enroll in the ProNvest managed account service.


You should be aware that during your enrollment in the ProNvest managed account service, YOU WILL NOT HAVE THE ABILITY TO TRANSFER OR RE-ALLOCATE YOUR ASSETS INVESTED IN YOUR PARTICIPANT ACCOUNT. If you wish to make a transfer or re-allocate your assets, you must terminate your enrollment in the ProNvest managed account service. Once terminated, we reserve the right to not permit you to re-elect the managed account service. In addition, if you enroll in the ProNvest managed account service, automated programs including dollar cost averaging and asset rebalancing will be terminated. However, the RMD automatic withdrawal and systematic withdrawal options will continue to be available.


If you invested in the Structured Investment Option and specified a Performance Cap Threshold or provided special maturity instructions, those elections will be terminated if you enroll in the ProNvest managed account service.

If you enroll in the ProNvest managed account service, ProNvest will charge a quarterly fee at an annual rate up to 0.60% of your Non-Personal Income Benefit variable investment options. The amount of the fee may be lower and varies among broker-dealers. We will deduct this fee pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first, then from the account for special dollar cost averaging. If those amounts are insufficient, we will deduct this charge pro rata from your fixed maturity options, if any. We will not deduct this fee from amounts invested in the Personal Income Benefit variable investment options.

You may terminate the ProNvest managed account service at any time by contacting ProNvest. Visit www.ProNvest.com for information on contacting ProNvest and communicating your instructions.

For additional information or to enroll in the ProNvest managed account service, contact your financial professional. Minimum participant account balance requirements may apply. The ProNvest managed account service may not be available in all plans, all contracts, or in all states.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available. EQUI-VEST(R) Strategies TSA participants may only withdraw amounts from their account value that are 100% vested, subject to the employer's approval, plan rules and applicable laws. (See "Forfeitures" below.) More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.

Please see "Insufficient account value" in "Determining your certificate's value" and "Effect of Personal Income Benefit Early and Excess withdrawals" in "Contract features and benefits" earlier in this prospectus for more information on how withdrawals affect your guaranteed benefits and could potentially cause your certificate to terminate.

FORFEITURES

A 403(b) plan may have a vesting schedule applicable to some or all employer contributions. Forfeitures can arise when a 403(b) plan participant who is not fully vested under a plan separates from service. Plan participants should consult the plan administrator to learn more about the vesting schedule. When a forfeiture occurs, we will withdraw any unvested portion of a plan participant's account value and deposit such amount in a forfeiture account in the contract. The plan administrator must tell us the unvested balance. We allocate amounts in the forfeiture account to the guaranteed interest option, unless otherwise agreed to by the employer/trustee and us.

Forfeited account values may be reallocated to active plan participants in accordance with the terms of the plan. Special rules apply to how the withdrawal charge, if any, will apply when forfeitures have occurred. See "Withdrawal charge" under "Charges and expenses" later in this prospectus.

METHOD OF WITHDRAWAL
-------------------------------------------------------------------------------
                               PARTIAL                            MINIMUM
 CONTRACT                     WITHDRAWAL        SYSTEMATIC      DISTRIBUTION
-------------------------------------------------------------------------------
TSA                            Yes/(1)(2)(3)/    Yes/(1)(2)(3)/     Yes/(2)(3)/
-------------------------------------------------------------------------------
EDC                            Yes/(1)(2)(3)/    Yes/(1)(2)(3)/     Yes/(2)(3)/
-------------------------------------------------------------------------------

(1)Only if the certificate is not subject to withdrawal restrictions.
(2)Only if there are no outstanding loans.
(3)Requires or may require Plan Administrator's approval. See "Tax information" later in this prospectus.

TAKING WITHDRAWALS UNDER THE PERSONAL INCOME BENEFIT

This section describes the ways in which you can take Guaranteed Annual Withdrawal Amount payments. You may take unscheduled payments by submitting a request in a form acceptable to us, or you can take payments under one of our automated payment plans.


Under either the Maximum payment plan or the Customized payment plan, you may take withdrawals on a monthly, quarterly or annual basis, provided the scheduled payment is at least $250 for monthly and quarterly payments. If the scheduled payment falls below this amount, we will terminate the program, even if a required minimum distribution withdrawal causes the reduction. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next participation date anniversary.


You may elect either the Maximum payment plan or the Customized payment plan at any time after you are eligible to start taking Guaranteed Annual Withdrawal Amount payments. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. The first payment date cannot be more than one full payment mode from the date the enrollment form is received at our processing office.

Our automatic payment plans are available to you if you are taking withdrawals to help you meet lifetime required minimum distributions under federal income tax rules. To best meet your needs, you should consider using an automatic payment plan in conjunction with our RMD automatic withdrawal option. The RMD automatic withdrawal option is described later in this section.

MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed Annual Withdrawal Amount in scheduled payments. You select the payment frequency; annually, quarterly or monthly. The amount of the withdrawal will increase on participation date anniversaries with any Ratchet increase.

If you elect annual payments, you may choose the date on which you receive your Guaranteed Annual Withdrawal Amount, but that date cannot be more than one full payment mode from the date your enrollment form is received at our processing office. If you have taken a partial withdrawal from your Personal Income Benefit account value prior to enrollment in the Maximum payment plan, the payment you receive will be the difference between your Guaranteed Annual Withdrawal Amount and the previously received withdrawal.

If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a participation year, your first payment will be made as soon as your request is processed and include any additional amount that would have been paid to you if you had elected the plan at the beginning of the participation year (the "catch-up payment").

If you take a partial withdrawal from your Personal Income Benefit account value in the same participation year, but prior to enrollment in the Maximum payment plan and the partial withdrawal was greater than any catch-up payment due, the partial withdrawal will be subtracted from the Guaranteed Annual Withdrawal Amount and the difference will be divided by the number of scheduled payments. If the partial withdrawal was less than any catch-up payment due, it will be subtracted from the catch-up payment and the difference will be included with your first payment. In subsequent years, you will receive the full amount of your Guaranteed Annual Withdrawal Amount.

                             ACCESSING YOUR MONEY

If you take a partial withdrawal from the Personal Income Benefit account value after enrolling in the Maximum payment plan, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next participation date anniversary.

CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides you with the option of electing to take either: (1) a fixed dollar amount withdrawal not to exceed the Guaranteed Annual Withdrawal Amount, which will be subtracted from the Personal Income Benefit account value; or (2) a fixed dollar amount that may exceed the Guaranteed Annual Withdrawal Amount, which will be subtracted first from the Personal Income Benefit account value (up to the amount of the Guaranteed Annual Withdrawal Amount) and then from the Non-Personal Income Benefit account value. If the Non-Personal Income Benefit account value is not sufficient to satisfy the request, only the amount of the Guaranteed Annual Withdrawal Amount will be paid out as scheduled payments. The amount of the withdrawal will not be increased on participation date anniversaries with any Ratchet increase. You must elect to change the scheduled payment amount.

If you take a partial withdrawal from the Personal Income Benefit account value in the same participation year, but prior to your enrollment in the Customized payment plan, you will only be able to elect this plan if the partial withdrawal was less than the Guaranteed Annual Withdrawal Amount. In that case, you will receive the requested payments, up to the Guaranteed Annual Withdrawal Amount. Once the total of the scheduled payment made equals the Guaranteed Annual Withdrawal Amount, the plan will be suspended for the remainder of the participation year. If you take a partial withdrawal from the Personal Income Benefit account value while the Customized payment plan is in effect, and that withdrawal plus all other withdrawals from the Personal Income Benefit account value during that participation year exceed the Guaranteed Annual Withdrawal Amount, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next participation date anniversary.

PARTIAL WITHDRAWALS AND TERMINATIONS

Subject to the terms of your employer's plan, your certificate and any restrictions in federal income tax rules, you may take partial withdrawals from your account value (your Non-Personal Income Benefit account value, your Personal Income Benefit account value or both) or terminate your certificate at any time while you are living and before annuity payments begin. If you take a withdrawal from your Personal Income Benefit account value, the withdrawal may affect your Guaranteed Annual Withdrawal Amount. See "Effect of Personal Income Benefit Early and Excess withdrawals" under "Personal Income Benefit" in "Contract features and benefits" earlier in this prospectus for more information. Also, if you are at least age 59 1/2 and have separated from service with the employer that sponsored the plan, any withdrawal request will be considered a request to begin receiving Guaranteed Annual Withdrawal Amount payments.

The minimum amount you may withdraw at any time is $300. If your account value is less than $500 after a withdrawal, we may terminate your certificate and pay you its cash value except if you have activated the Personal Income Benefit feature of your certificate.

Partial withdrawals, or payments of remaining account value in excess of the 10% free withdrawal amount, may be subject to a withdrawal charge. See "withdrawal charge" in "Charges and expenses" later in this prospectus.

SYSTEMATIC WITHDRAWALS

(AVAILABLE FOR NON-PERSONAL INCOME BENEFIT ACCOUNT VALUE ONLY; NOT AVAILABLE IF GUARANTEED ANNUAL WITHDRAWAL AMOUNT PAYMENTS ARE BEING TAKEN THROUGH THE MAXIMUM PAYMENT PLAN OR THE CUSTOMIZED PAYMENT PLAN)

You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. If you do not select a date, your withdrawals will be made on the first business day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the Non-Personal Income Benefit variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the Non-Personal Income Benefit variable investment options and/or the guaranteed interest option, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1)Pro rata from all of your Non-Personal Income Benefit variable investment options and the guaranteed interest option, in which you have value (without exhausting your values in those options). Once the requested amount is greater than your account value, the systematic withdrawal program will terminate.

(2)Pro rata from all of your Non-Personal Income Benefit variable investment options and the guaranteed interest option, in which you have value (until your account value is exhausted). Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your certificate.

(3)You may specify a dollar amount from one Non-Personal Income Benefit variable investment option or the guaranteed interest option. If you choose this option and the value in that investment option drops below the requested withdrawal amount, the requested withdrawal amount will be taken on a pro rata basis from all remaining Non-Personal Income Benefit investment options in which you have value. Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your certificate.

If you are invested in fixed maturity options, you may not elect option (1) or
(2).

You may elect systematic withdrawals if:

..   the plan permits it;

..   your certificate is not subject to withdrawal restrictions; and

                             ACCESSING YOUR MONEY

..   your certificate does not have a loan outstanding.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS

(SEE "TAX INFORMATION" LATER IN THIS PROSPECTUS)


We offer our "required minimum distribution automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, withdrawals may be subject to a withdrawal charge if your withdrawal exceeds the 10% free withdrawal amount. You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to "Required minimum distributions" under "Tax information" later in this prospectus.


The actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding 403(b) plans and 457(b) EDC plans. For this purpose additional annuity contract benefits may include guaranteed benefits, such as the Personal Income Benefit and enhanced death benefits.

You may elect our RMD automatic withdrawal option in the year in which you reach age 70 1/2 or in any later year, subject to the terms of your plan, provided you do not have any outstanding loan. When electing this option, amounts from both your Personal Income Benefit account value and your Non-Personal Income Benefit account value are used to determine your lifetime required minimum distribution payment each year. To elect this option, you must have an account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your certificate and pay you its cash value unless you have activated the Personal Income Benefit feature of your certificate. Currently, minimum distribution withdrawal payments will be made annually. See the Required minimum distributions section in "Tax information" later in this prospectus for your specific type of retirement arrangement.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our RMD automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same participation year exceeds the 10% free withdrawal amount.

The automatic withdrawal option does not generate required minimum distribution payments during the first participation year. Therefore, if you are making a rollover or transfer contribution to the certificate after age 70 1/2, you must make any required minimum distributions before the rollover or transfer. If you do not, any withdrawals that you make during the first participation year to satisfy your required minimum distributions may be subject to withdrawal charges (if applicable) if they exceed the 10% free withdrawal amount.

If you purchased your EQUI-VEST(R) Strategies TSA certificate via a direct transfer of funds from another 403(b) plan or contract and we were informed at the time of your purchase the amount of your December 31, 1986 account balance (if any) you may postpone beginning lifetime required minimum distributions on these pre-1987 funds. Lifetime required minimum distributions on the pre-1987 account balance may be postponed to age 75 rather than having to start following the later of your reaching age 70 1/2 or retiring.

--------------------------------------------------------------------------------
FOR CERTIFICATES SUBJECT TO MINIMUM DISTRIBUTION REQUIREMENTS, WE WILL SEND A FORM OUTLINING THE DISTRIBUTION OPTIONS AVAILABLE IN THE YEAR YOU REACH AGE
70 1/2 (IF YOU HAVE NOT BEGUN YOUR ANNUITY PAYMENTS BEFORE THAT TIME).
--------------------------------------------------------------------------------


FOR CERTIFICATES WITH PERSONAL INCOME BENEFIT. For certificates that have activated the Personal Income Benefit, withdrawals not taken through our RMD automatic withdrawal option may cause a Personal Income Benefit Early withdrawal if they are taken prior to your eligibility to take your Guaranteed Annual Withdrawal Amount. Also, those withdrawals may cause a Personal Income Benefit Excess withdrawal if they exceed your Guaranteed Annual Withdrawal Amount. If you have not already elected to begin receiving Guaranteed Annual Withdrawal Amount payments when you elect the RMD automatic withdrawal option, you will be required to select either the single or joint life option for Guaranteed Annual Withdrawal Amount payments. You may change this election any time before amounts from your Personal Income Benefit account value are accessed to make a payment. We will take RMD payments from your Non-Personal Income Benefit account value first. If there are insufficient funds in your Non-Personal Income Benefit account value, the amount will be taken from your Personal Income Benefit account value. Once amounts are taken from your Personal Income Benefit account value, your Guaranteed Annual Withdrawal Amount payments will be considered to have begun. At this point, you will no longer be able to contribute or transfer amounts to the Personal Income Benefit variable investment options.


Generally, if you elect our RMD automatic withdrawal option, any lifetime required minimum distribution payment we make to you under our RMD automatic withdrawal option will not be treated as a Personal Income Benefit Early or Excess withdrawal.

If you elect either the Maximum payment plan or the Customized payment plan AND our RMD automatic withdrawal option, we will make an extra payment, if necessary, in December that will equal your lifetime required minimum distribution less all payments made through November 30th and any scheduled December payment. If this extra payment is made, the amount will be taken from your Non-Personal Income Benefit account value first. If there are insufficient funds in your Non-Personal Income Benefit account value, the amount will be taken from your Personal Income Benefit account value. If this amount, plus any other withdrawals from the Personal Income Benefit account value, equals or exceeds your Guaranteed Annual Withdrawal Amount, your payment plan will be suspended for the remainder of the participation year. If this amount, plus any other withdrawals from the Personal Income Benefit account value has not equaled or exceeded the Guaranteed Annual Withdrawal Amount, scheduled payments will continue until the Guaranteed Annual Withdrawal Amount is paid. At that time, your payment plan will be suspended until the following participation year. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Personal Income Benefit Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum

                             ACCESSING YOUR MONEY
distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. The partial withdrawal may cause a Personal Income Benefit Excess withdrawal and may be subject to a withdrawal charge (if applicable). You may enroll in the plan again any time, but the scheduled payments will not resume until the next participation date anniversary. Further, your Personal Income Benefit account value and Guaranteed Annual Withdrawal Amount may be reduced. See "Effect of Personal Income Benefit Early and Excess withdrawals" under "Personal Income Benefit" in "Contract features and benefits" earlier in this prospectus.


If you elect our RMD automatic withdrawal option and elect to take your Guaranteed Annual Withdrawal Amount payments in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, in December that will equal your required minimum distribution less all withdrawals made through the payment date. If this extra payment is made, the amount will be taken from your Non-Personal Income Benefit account value first. If the sum of the Guaranteed Annual Withdrawal Amount and Non-Personal Income Benefit account value is insufficient to satisfy the required minimum distribution, we will make an additional payment from your Personal Income Benefit account value, if necessary, to satisfy the required minimum distribution amount. The RMD payment we make to you will not be treated as a Personal Income Benefit Excess withdrawal.


If prior to December you make a partial withdrawal that exceeds your Guaranteed Annual Withdrawal Amount, but not your RMD amount, that partial withdrawal will be treated as a Personal Income Benefit Excess withdrawal, as well as any subsequent partial withdrawals made during the same participation year. However, if by December your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as a Personal Income Benefit Excess withdrawal.

For the purpose of these examples, assume your Personal Income Benefit account value is $30,000 and there are no allocations to your Non-Personal Income Benefit account value. Also, assume the following:

..   Your annual RMD amount = $6,000;

..   Your Ratchet Base = $60,000; and

..   Your Guaranteed Annual Withdrawal Amount = $2,400.

EXAMPLE 1:

You take a partial withdrawal of $3,600 from your Personal Income Benefit account value on July 1st. By doing so, you have exceeded your Guaranteed Annual Withdrawal Amount by $1,200. This is a Personal Income Benefit Excess withdrawal that will reduce both your Ratchet Base and Guaranteed Annual Withdrawal Amount on a pro rata basis. Your Personal Income Benefit account value will be reduced dollar-for-dollar by the amount of the withdrawal. Here are the values after the withdrawal:


..   Personal Income Benefit account value = $26,400 (or $30,000 - $3,600).


..   Your Ratchet Base = $57,600 (or $60,000 - $2,400). This $2,400 reduction represents a pro rata reduction of 4%.

..   Guaranteed Annual Withdrawal Amount (FOR FUTURE PARTICIPATION YEARS) =
    $2,304 (or $2,400 - $96). This $96 reduction represents a pro rata reduction of 4%.

In this example, if you do not take additional withdrawals between July 1st and December, we will pay you your remaining RMD amount of $2,400 and it will not be treated as a Personal Income Benefit Excess withdrawal.

EXAMPLE 2:

You take a partial withdrawal of $2,000 from your Personal Income Benefit account value on July 1st and make no other withdrawals for the remainder of the calendar year. In this case, your Personal Income Benefit account value will be reduced dollar-for-dollar by the amount of the withdrawal. However, your Ratchet Base will not be reduced and the Guaranteed Annual Withdrawal Amount remaining for the current participation year will be $400. Here are the values after the withdrawal:


..   Personal Income Benefit account value = $28,000 (or $30,000 - $2,000).

..   Your Ratchet Base = $60,000.

..   Remaining Guaranteed Annual Withdrawal Amount (FOR CURRENT PARTICIPATION
    YEAR) = $400 (or $2,400 - $2,000).

..   Remaining Guaranteed Annual Withdrawal Amount (FOR FUTURE PARTICIPATION
    YEARS) = $2,400.


In this example, if you do not take additional withdrawals between July 1st and December, we will pay you your remaining RMD amount of $4,000 and it will not be treated as a Personal Income Benefit Excess withdrawal.

If you do not elect our RMD automatic withdrawal option and your Guaranteed Annual Withdrawal Amount payments are insufficient to satisfy the required minimum distribution payment, any additional withdrawal taken from your Personal Income Benefit account value in the same participation year will be treated as a Personal Income Benefit Excess withdrawal. Also, if you elect our RMD automatic withdrawal option, but satisfy your RMD through ad-hoc withdrawals prior to the December payment date, any withdrawal that exceeds the Guaranteed Annual Withdrawal Amount will be treated as a Personal Income Benefit Excess withdrawal.

HARDSHIP AND UNFORESEEABLE EMERGENCY WITHDRAWALS

Generally, in order to receive a hardship or unforeseeable emergency withdrawal (special federal income tax definition), you must meet certain criteria and have your request approved by the Plan. For more information, see "Withdrawal restrictions" under "Tax Information" later in this prospectus.

FOR CONTRACTS THAT HAVE ACTIVATED THE PERSONAL INCOME BENEFIT FEATURE

..   The amounts withdrawn to satisfy the withdrawal request will be taken from your Non-Personal Income Benefit account value first, if you have any. If values from your Personal Income Benefit account value are used to satisfy the withdrawal request, the withdrawal will be treated as a Personal Income Benefit Early withdrawal. For more information, see "Effect of Personal Income Benefit Early and Excess withdrawals" under "Personal Income Benefit" in "Contract features and benefits" earlier in this prospectus.

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..   If you have an existing loan, the withdrawal will not cause a default of your loan. You can continue to repay the outstanding loan. As discussed below in "Loans," failure to repay a loan can have substantial tax consequences.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.

If you have made allocations to the Personal Income Benefit variable investment options, you should carefully consider how withdrawals are to be made from your total account value. In general, the specific form we require for withdrawal requests will ask you how your withdrawals should be made from your total account value. Depending on certain factors, including your age at the time, taking withdrawals from your Personal Income Benefit account value may have a significant impact on that benefit. For more information, see "Personal Income Benefit" in "Contract features and benefits" earlier in this prospectus.

AUTOMATIC DEPOSIT SERVICE


If you are receiving required minimum distribution payments from a TSA certificate you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your TSA certificate directly into an existing EQUI-VEST(R) NQ or ROTH IRA or an existing EQUI-VEST(R) Express NQ or ROTH IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs.


LOANS

If the plan permits, loans are available under a 403(b) plan or a governmental employer 457(b) EDC plan. Loans are available under the EQUI-VEST(R) Strategies contract only if requested by the employer. Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to 403(b) plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA. We do not permit loans under any TSA or governmental employer EDC certificate when the required minimum distribution automatic withdrawal option has been elected. Also, we reserve the right to change loan terms as long as any such change is made to maintain compliance with any applicable laws or regulations that may apply.

Before we make a loan, you must properly complete and sign a loan request form. Generally, the approval of the employer, its delegate, or plan administrator must also be demonstrated. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office. Please note that if we receive a properly completed and signed loan request form (and any other information necessary to complete the loan transaction) at our processing office on a business day prior to the 27th of the month, your loan transaction will be effective on that business day. If we receive a properly completed and signed loan request form (and any other information necessary to complete the loan transaction) at our processing office on a business day that is on the 27th of the month or later, your loan will be processed on the first business day of the month following the date it was received. In the case of certain TSA certificates subject to ERISA, the written consent of your spouse will be required to obtain a loan and the Plan Administrator needs to sign the loan form. In the case of governmental employer EDC certificates, the loan must be approved by your employer, plan trustee, or the plan administrator as authorized under the governmental employer plan. Please see the loan provisions stated in the certificate, read the terms and conditions in the loan request form carefully and consult with a tax adviser before taking a loan. Also, see Appendix IV later in this prospectus for any state restrictions you may be subject to if you take a loan.

We permit only one loan to be outstanding at any time. Also, we reserve the right to deny a loan request if you have previously defaulted on a loan, and failed to repay the outstanding amount due.

LOAN RESERVE ACCOUNT. When you take a loan, we will transfer to a "loan reserve account", an amount equal to the sum of (a) and (b), where (a) is the loan amount (which will earn interest at the "loan reserve account rate" while your loan is outstanding), and (b) is 10% of the loan amount (which will earn interest at the guaranteed interest rate while your loan is outstanding). We will credit interest to the amount in the loan reserve account at a rate that is 2% lower than the loan interest rate that applies for the time your loan is outstanding. This excess of the interest rate that we charge is also referred to as the "net loan interest charge." See the "Fee Table" for more information.

A loan will not be treated as a taxable distribution unless:

..   it exceeds limits of federal income tax rules; or

..   interest and principal are not paid when due; or

..   in some instances, service with the employer terminates.

The tax consequences of failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

Loans are discussed further in "Tax information" later in this prospectus.

REPAYING A LOAN. When you take a loan, we use the principal amount of the loan, the loan interest rate and the term of the loan to determine the loan repayment amount. You can repay a loan through payroll deduction, Online Account Access or by personal check. Loan repayments must be made quarterly, unless you enroll through Online Account Access for monthly systematic repayments (not available for contracts owned by a corporate trustee). You can elect to have the principal portion of your loan repayments automatically distributed among your investment options in accordance with your investment allocation instructions currently on file. If you elect this option, the transfer to your investment options will take place on the next business day after we receive your loan repayment. You can repay your loan in full, including interest due, at any time (by bank check or money order only). In very limited specified circumstances concerning leaves of absence, and upon our receipt of the documentation we require, loan repayment can be suspended. Otherwise, loans must be repaid according to the repayment schedule to avoid default. See "Tax information" later in this prospectus.

LOANS AND THE PERSONAL INCOME BENEFIT. If you activated the Personal Income Benefit benefit by allocating amounts to the Personal Income Benefit variable investment options and request a loan, you will be able to specify the investment options from which

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the loan will be taken. When taking a loan, you must deplete the Non-Personal
Income Benefit investment options before utilizing the Personal Income Benefit variable investment options. If you do not specify investment options, the loan amount will be taken from your Non-Personal Income Benefit account value first. If there are insufficient values to complete your loan request, the remaining loan amount will be taken from the Personal Income Benefit account value. If a loan is taken from your Personal Income Benefit account value, this amount is allocated to the loan reserve account and your Guaranteed Annual Withdrawal Amount and Ratchet Base will be reduced on a pro rata basis.

All loan repayments will be applied to guaranteed interest option by default. However, you can elect to have the principal portion of your loan repayments automatically distributed among your investment options in accordance with your investment allocation instructions currently on file. If you elect this option, the transfer to your investment options will take place on the next business day after we receive your loan repayment. Loan amounts repaid into the guaranteed interest option and subsequently transferred into the Personal Income Benefit variable investment options will receive the GTWR. If you have an outstanding loan, it must be repaid before you can elect to receive Guaranteed Annual Withdrawal Amount payments.

If you have defaulted (failed to repay as required) a loan, we will treat the unpaid loan balance (plus any unpaid loan interest that is due) as a deemed distribution and withdrawal from the certificate. Loan defaults and withdrawals may have adverse tax consequences. See "Distributions from TSAs" in "Tax information" later in this prospectus.

If Guaranteed Annual Withdrawal Amount payments have begun and you had previously defaulted on a loan and would like to repay the loan, we will permit you to do so. Your loan repayments will be allocated to the guaranteed interest option.

TERMINATION OF PARTICIPATION

Your participation under the EQUI-VEST(R) Strategies contract may be terminated by us and your account value paid to your employer if:

(1)your account value is less than $500 and we have not received contributions on your behalf for a period of three years (except if you have activated the Personal Income Benefit feature); or

(2)you request a partial withdrawal that reduces your account value to an amount of less than $500 (except if you have activated the Personal Income Benefit feature); or

(3)we have not received any contributions on your behalf within 120 days from your participation date; or

(4)the plan is no longer qualified under the Code and the EQUI-VEST(R) Strategies contract is terminated by us.

We will deduct the amount of any outstanding loan balance and any applicable withdrawal charge from the account value when we terminate your certificate.

The employer and, under certain circumstances, we may discontinue contributions under the EQUI-VEST(R) Strategies contract. Such discontinuance means that the employer will not permit any further salary deferral or employer contributions to be made under the contract. All other provisions of the contract remain in effect.

The employer may terminate the contract by (i) transferring all the assets to another contract or (ii) withdrawing the forfeiture account and directing us to deal directly with the participants.

TEXAS ORP PARTICIPANTS

For participants in a Texas Optional Retirement Program, Texas law permits withdrawals only after one of the following distributable events occur:

..   turning age 70 1/2; or

..   death; or

..   retirement; or

..   termination of employment in all Texas public institutions of higher education.

To make a withdrawal, a properly completed written acknowledgment must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer's first-year matching contribution will be refunded to the employer. We may change these provisions without your consent, but only to the extent necessary to maintain compliance with any law that applies.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon certificate termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of a variable investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST(R) Strategies offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the different forms of annuity payout options listed below. Restrictions may apply, depending on the type of contract or your age at certificate issue. If you activated the Personal Income Benefit feature and choose to annuitize your certificate, the Personal Income Benefit feature will terminate without value even if your Personal Income Benefit account value is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under the Personal Income Benefit

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feature. See "Personal Income Benefit" in "Contract features and benefits"
earlier in this prospectus for further information. We have the right to require you to provide satisfactory evidence of the age of any person upon whose life an annuity form depends. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time.

ANNUITY PAYOUT OPTIONS

-------------------------------------------------------------
Fixed annuity payout options   .   Life annuity
                               .   Life annuity with period
                                   certain
                               .   Life annuity with refund
                                   certain
                               .   Period certain annuity
-------------------------------------------------------------
Variable Immediate Annuity     .   Life annuity (not
  payout options (as               available in New York)
  described in a separate      .   Life annuity with period
  prospectus for this option)      certain
-------------------------------------------------------------


..   LIFE ANNUITY: An annuity that guarantees payments for the rest of your life. Payments end with the last monthly payment before your death. Because there is no continuation of benefits following your death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as you are living. If you choose this payout option and you die before the due date of the second (third, fourth, etc.) annuity payment, then you will only receive one (two, three, etc.) annuity payment.


..   LIFE ANNUITY WITH PERIOD CERTAIN: An annuity that guarantees payments for the rest of your life. If you die before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond your life expectancy or the joint life expectancy of you and the designated beneficiary.

..   LIFE ANNUITY WITH REFUND CERTAIN: An annuity that guarantees payments for the rest of your life. If you die before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

..   PERIOD CERTAIN ANNUITY: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. The guarantee period may not exceed your life expectancy. This option does not guarantee payments for the rest of your life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of your life and, after your death, payments continue to the survivor. Generally, unless you elect otherwise with the written consent of the spouse, this will be the form of annuity payment provided for married participants under certain TSAs. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your certificate or on our then current annuity rates, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The EQUI-VEST(R) Strategies contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options and whether the actual rate of investment return is higher or lower than an assumed base rate.

We may offer other payout options not outlined here. Your financial professional can provide details.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the annuity payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges. The amount applied to provide an annuity payout option will reflect the application of a withdrawal charge (except in those limited circumstances set forth in "Withdrawal charge" under "Charges and Expenses" later in this prospectus. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment. See "Market value adjustment" under "Contract features and benefits" earlier in this prospectus.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your certificate before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. You must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the participation date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your certificate's annuity commencement date. Your certificate's annuity commencement date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The annuity commencement date is generally the participation date anniversary that follows your 95th birthday. This may be different in some states.

We will send you a notice with your certificate statement one year prior to your annuity commencement date. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable immediate annuity is selected. If you do not respond to the notice within the 30 days following your annuity commencement date, your certificate will be annuitized automatically.

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We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts (such as monthly) because of the increased administrative expenses associated with more frequent payouts. In general, the longer the period over which we expect to make payments, the lower will be your payment for each year.

The amount of the annuity payments will depend on:

(1)the amount applied to purchase the annuity;

(2)the type of annuity chosen, and whether it is fixed or variable;

(3)in the case of a life annuity, your age (or your and the designated beneficiary's ages);

(4)in the case of a period certain annuity, the period selected; and

(5)the frequency of the payments.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

ANNUITY COMMENCEMENT DATE

Your certificate has an annuity commencement date by which you must either take a lump sum payment or select an annuity payout option. The annuity commencement date is the later of the month after you reach the "maximum maturity age" specified in the contract or the tenth anniversary of the participation date. The annuity commencement date is generally the participation date anniversary that follows your 85th birthday. We will send a notice with the annual statement one year prior to the annuity commencement date.

CERTIFICATES WITH PERSONAL INCOME BENEFIT

If you activated the Personal Income Benefit feature, on the certificate's annuity commencement date you may elect:

..   an annuity payout option we are then offering (for both or either your
    Personal Income Benefit account value and your Non-Personal Income Benefit account value);

..   a lump sum distribution of your account value (for both or either your
    Personal Income Benefit account value and your Non-Personal Income Benefit account value); or

..   the Personal Income Benefit annuity commencement date annuity benefit (for your Personal Income Benefit account value only).

The Personal Income Benefit annuity commencement date annuity benefit compares:
(i) your Guaranteed Annual Withdrawal Amount under the Personal Income Benefit benefit; and (ii) the amount you would receive by applying your Personal Income Benefit account value on the certificate's annuity commencement date to the guaranteed annuity rates for a life only annuity. The Personal Income Benefit annuity commencement date benefit provides periodic payments of the higher resulting amount. This amount is fixed and does not change after annuity payments begin. Please note that if you elect the Personal Income Benefit annuity commencement date annuity benefit for your Personal Income Benefit account value and you do not elect either a lump sum distribution or any annuity payout option for your Non-Personal Income Benefit account value remaining at the annuity commencement date, we will apply your Non-Personal Income Benefit account value to the normal form of annuity payout option, which is a life annuity with a 10-year period certain.

Please see Appendix IV later in this prospectus for the state variations.

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5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES UNDER THE CONTRACTS

CHARGE AGAINST THE SEPARATE ACCOUNT

We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate that can vary by group and by variable investment option between 0.25% to 1.20% of daily net assets attributable to all certificates under the group contract. Contracts will generally have a charge of 1.20%, 0.90%, 0.70%, 0.50% or 0.25%.

Charges may be based on:

..   the factors on which the mortality and expense risks charge and administration charges are based, including the size and type of the group;

..   the plan provisions which may provide, among other things, the level of contributions including employer contributions and the frequency of benefit payments;

..   whether we will be the sole contract provider;

..   the level of services provided by your financial professional; and

..   our sales-related expenses.

The mortality risk we assume is the risk that participants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the certificate. The expense risk we assume is the risk that our expenses in providing the benefits and administering the contracts will be greater than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts. A participant's certificate will set forth the applicable separate account charge.

We will determine the separate account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) Strategies contracts.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each participation year. We deduct the charge if your account value on the last business day of the participation year is less than $25,000. If your account value on such date is $25,000 or more, we do not deduct the charge. The charge is equal to $30 or, if less, 2% of your account value plus any amounts previously withdrawn during the participation year. We reserve the right to increase this charge to a maximum of $65. For particular groups, the charge may be waived or reduced for account values of less than $25,000 or the charge may also be waived entirely.

We will deduct this charge pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment. If there are still insufficient funds in your Non-Personal Income Benefit account value, we will deduct this charge pro rata from your Personal Income Benefit variable investment options. This deduction will not reduce your Guaranteed Annual Withdrawal Amount or Ratchet Base. Also, we will deduct a pro rata portion of the charge if you surrender your certificate, elect an annuity payout option or you die during the participation year.

Differences in this charge are due to variations in group characteristics including the total amount of plan assets. The charge is designed primarily to defray administrative expenses in connection with the issuing and daily administration of the contracts. We will determine the applicability of this charge pursuant to our established procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) Strategies contracts.

CHARGE FOR THIRD-PARTY TRANSFER OR ROLLOVER

We may deduct a charge for third-party transfers. A third party transfer is where you ask us to directly transfer or roll over funds from your certificate to a permissible funding vehicle offered by another provider, or to another eligible plan. The charge is currently $25 ($65 maximum) per occurrence per participant or, if less, this charge will never exceed 2% of the amount disbursed or transferred. We will deduct this charge and any withdrawal charge that applies from your account value. This charge will also be imposed on each third-party transfer out of the contract's forfeiture account into another permissible funding vehicle. This charge does not apply to reallocations from the forfeiture account to participant certificates under the contract. Transfers are subject to any required employer approval.

CHARGE FOR ENHANCED DEATH BENEFIT

If you elect the enhanced death benefit we deduct a charge annually from your account value on each participation date anniversary. The charge is equal to 0.15% of your account value.

We will deduct this charge pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment. If there are still insufficient funds in your Non-Personal Income Benefit account value, we will deduct this charge pro rata from your Personal Income Benefit variable investment options. This deduction will not reduce your Guaranteed Annual Withdrawal Amount or Ratchet Base.

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                             CHARGES AND EXPENSES

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If your account value is insufficient to pay this charge, your certificate will terminate without value and you will lose any applicable guaranteed benefits.

WITHDRAWAL CHARGE

A withdrawal charge of up to 6% may apply for up to the first 10 participation years, as set forth in the contract and participation certificate. Differences in the period for which and circumstances under which this charge applies are due to the total amount of plan assets under the contract, the frequency of the possible benefit payments as provided by the terms of the plan, other charges and fees under the contract and the compensation paid in connection with the sale of the contract. The period of and circumstances under which the withdrawal charge applies will be determined pursuant to our established procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) Strategies contracts.

As noted above, the withdrawal charge may vary from group to group. In general, the withdrawal charge schedule is one of three options selected by the group. Under some group contracts, the withdrawal charge is equal to 6% of the amount withdrawn (or the defaulted loan amount, if applicable) from the participant's account value during the first five participation years, 5% of the amount withdrawn during the 6th participation year, 4% of the amount withdrawn during the 7th participation year, 3% of the amount withdrawn during the 8th participation year, 2% of the amount withdrawn during the 9th participation year, and 1% of the amount withdrawn during the 10th participation year.

Under some group contracts, the withdrawal charge is equal to 6% of the amount withdrawn (or the defaulted loan amount, if applicable) from the participant's account value during the first four participation years and 5% of the amount withdrawn during the 5th participation year. Under this schedule, there is no withdrawal charge in the 6th and later participation years.

Under some group contracts, there is no withdrawal charge.

The withdrawal charge percentages may be different for certain group contracts, including group contracts issued to certain schools in Texas and other states.

If your group contract is subject to a withdrawal charge, it will not apply under the circumstances described as follows:

..   each participation year you can withdraw up to 10% of your account value without paying a withdrawal charge (10% free withdrawal amount). The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the participation year; or

..   If you have activated the Personal Income Benefit feature, we will waive any withdrawal charge for any Guaranteed Annual Withdrawal Amount payments during the participation year up to the greater of (a) the 10% free withdrawal amount, and (b) the Guaranteed Annual Withdrawal Amount. However, each withdrawal reduces the 10% free withdrawal amount for that participation year by the amount of the withdrawal. Also, a withdrawal charge does not apply to a Personal Income Benefit Excess or Early withdrawal as long as it does not exceed the 10% free withdrawal amount; or

..   after five participation years and you are at least age 59 1/2; or

..   you request a refund of an excess contribution within one month of the date on which the contribution is made; or

..   you die and the death benefit is made available to the beneficiary; or

..   after five participation years if you are at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond your age 59 1/2 and allows no prepayment; or

..   after three participation years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years, and allows no prepayment; or

..   the amount withdrawn is applied to the election of a life contingent annuity payout option; or

..   the amount withdrawn is applied to the election of a period certain annuity of at least 15 years, but not in excess of your life expectancy, that allows no prepayment; or

..   you have reached age 55 and have separated from service; or

..   (subject to state approval), amounts withdrawn from the Personal Income
    Benefit investment options that are directly rolled over to an EQUI-VEST(R) GWBL Rollover IRA Annuity contract if the plan requires you to take a distribution due to a separation from service or plan termination.

In addition, particular groups may receive one or more of the following waivers:

(1)You sever from employment with your employer.

(2)The withdrawal is made to satisfy minimum distribution requirements.

(3)You elect a withdrawal that qualifies as a hardship (or for EDC contracts, an unforeseeable emergency) withdrawal under the Code.

(4)You have qualified to receive Social Security disability benefits as certified by the Social Security Administration or you are totally disabled. Total disability is your incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and you must continue to be deemed totally disabled.

   Written notice of claim must be given to us during your lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, you must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that you meet the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to give proof within such time. Such proof must be furnished as soon as reasonably possible and in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

                             CHARGES AND EXPENSES

(5)We receive proof satisfactory to us that your life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician).

(6)You are confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   -- it provides continuous room and board to three or more persons;

   -- it is supervised by a registered nurse or licensed practical nurse;

   -- it keeps daily medical records of each patient;

   -- it controls and records all medications dispensed; and

   -- its primary service is other than to provide housing for residents.

(7)The employer elects to move the plan assets to a different funding vehicle after five contract years.

(8)The withdrawal is made to provide any annuity benefits that we offer as requested by your employer.

The withdrawal charge will apply if the condition as described in items 4 through 6 above existed at the time participation under the contract began or if the condition began within the 12 month period following such participation.

See Appendix IV, later in this prospectus for information on state availability and variations with respect to this charge.

In instances where a withdrawal charge applies, other than where your participation under the contract is terminated, in order to give you the exact dollar amount of the withdrawal requested, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. Unless you specify otherwise, we deduct the amount of the withdrawal and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options to the extent you have values in those options. If we make up the required amounts from the fixed maturity options, a market value adjustment will apply. In the case where you terminate participation under the contract, we will pay your account value after the withdrawal charge has been imposed (cash value).

PERSONAL INCOME BENEFIT CHARGE

If you activate the Personal Income Benefit feature by allocating amounts to the Personal Income Benefit variable investment options, we deduct an annual charge equal to 1.00% of your Personal Income Benefit account value. This charge will be deducted from your value in the Personal Income Benefit variable investment options on a pro rata basis on each participation date anniversary. It is not pro-rated to account for a portion of the year. However, if the Personal Income Benefit feature is terminated, the certificate is surrendered or a death benefit is paid on a date other than a participation date anniversary, we will deduct a pro rata portion of the charge for that year.

In no event will the charge for the Personal Income Benefit be deducted from your Non-Personal Income Benefit account value.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay-out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 1%.

PLAN OPERATING EXPENSE CHARGE

Depending on your Employer's plan, we may be instructed to withdraw a plan operating expense from your account value and to remit the amount withdrawn to either your Employer or your Employer's designee. The amount to be withdrawn is determined by your Employer; we will have no responsibility for determining that such amount is necessary and proper under the terms your Employer's plan. We will deduct this charge pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first, then from amounts from the fixed maturity options, to the extent you have value in those options. If there are insufficient funds in your Non-Personal Income Benefit account value and fixed maturity options, we will deduct this charge pro rata from your Personal Income Benefit variable investment options. This deduction will not reduce your Guaranteed Annual Withdrawal Amount or Ratchet Base. We do not apply a withdrawal charge to these the amounts withdrawn pursuant to these instructions.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

                             CHARGES AND EXPENSES

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

VARIATIONS IN CHARGES

For certain groups offered the EQUI-VEST(R) Strategies contract, we may reduce the withdrawal charges and/or separate account charges. We may also reduce or waive the annual administrative charge. We may make other changes to the EQUI-VEST(R) Strategies contract, including a change in the standard death benefit or the minimum initial contribution requirements; permitting additional circumstances under which the withdrawal charge is waived; and/or establishing different rates to maturity for the fixed maturity options.

Our costs for sales, administration and mortality may vary based on a number of factors, including the size and type of group or sponsoring organization; the level of services provided by us or your financial professional; if we will be the sole contract provider; and the compensation we expect to pay the financial professional in connection with the sale of the contract(s). We take all these factors into account when reducing charges.

In order for a group to be considered for reduced charges, it generally must meet certain requirements relative to existing and projected plan assets. We determine the applicable charge reductions and benefit adjustments according to our procedures in effect at the time we approve a group. We may change our pricing procedures from time to time or the required level of assets a group must have to be eligible for reduced charges.

From time to time, an employer group has an existing arrangement with us, under which plan participants have individual contracts, and subsequently the employer purchases a group contract from us for new contributions and new participants only. Under these circumstances, we may make charge reductions or benefit adjustments under the existing individual contracts in order to reflect the same features, benefits and reduced costs as the group contract. We may also make charge reductions or benefit adjustments under existing individual contracts when an employer qualifies for a group contract but is unable to hold a group contract. Our pricing procedures for new groups may vary from the procedures we use for existing groups.

For both new and established groups or sponsored arrangements that have formally requested a contract proposal from us, our prices may be negotiable. Price variations may impact the financial professional's compensation. An employer or plan administrator should ask about possible fee reductions or contract adjustments based on its situation. It would be in your best interest for your employer to formally request a contract proposal from us.

Any variation in charges, pricing or benefits will reflect differences in our costs of selling the contracts and/or the contract services we or your financial services professional provide and will not be unfairly discriminatory.

Groups may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

                             CHARGES AND EXPENSES

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

Beneficiary designations are subject to the terms of your plan. You designate your beneficiary when you apply for your certificate. You may change your beneficiary at any time while the annuitant is alive and the contract is in force. The change will be effective as of the date the written request is executed, whether or not the participant is living on the date the change is received at our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

EFFECT OF YOUR DEATH

If you die before the annuity payments begin, we will pay the death benefit to your beneficiary.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of your death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and applicable federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" under "Accessing your money" earlier in this prospectus. Please note that you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary. In some cases a beneficiary may be able to do a nonspousal direct rollover to a new inherited IRA in the case of a death benefit from a qualified plan, 403(b) plan, or governmental employer 457(b) plan.

If the beneficiary is a natural person (i.e., not an entity such as a corporation or a trust) and so elects, death benefit proceeds can be paid through the "AXA Equitable Access Account," which is a draft account that works in certain respects like an interest-bearing checking account. In that case, we will send the beneficiary a draftbook, and the beneficiary will have immediate access to the proceeds by writing a draft for all or part of the amount of the death benefit proceeds. AXA Equitable will retain the funds until a draft is presented for payment. Interest on the AXA Equitable Access Account is earned from the date we establish the account until the account is closed by your beneficiary or by us if the account balance falls below the minimum balance requirement, which is currently $1,000. The AXA Equitable Access Account is part of AXA Equitable's general account and is subject to the claims of our creditors. We will receive any investment earnings during the period such amounts remain in the general account. The AXA Equitable Access Account is not a bank account or a checking account and it is not insured by the FDIC. Funds held by insurance companies in the general account are guaranteed by the respective state guaranty association.

BENEFICIARY CONTINUATION OPTION

Upon your death, your beneficiary may generally elect to keep the certificate in your name and receive distributions under the certificate instead of receiving the death benefit in a single sum. This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your certificate.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules. If you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option:

..   The certificate continues with your name on it for the benefit of your beneficiary.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options, but no additional contributions will be permitted. In addition, we may, at any time, exercise our right to close a variable investment option to transfers.

..   Loans will no longer be available.

..   The standard death benefit and the enhanced death benefit provisions will no longer be in effect.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

                           PAYMENT OF DEATH BENEFIT

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in your certificate.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the certificate in a lump sum.

The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

PERSONAL INCOME BENEFIT ON A SINGLE LIFE BASIS. If you elected to take Guaranteed Annual Withdrawal Amount payments on a Single life basis, your beneficiary may elect any death benefit option described earlier in this prospectus for which your beneficiary is eligible. Your beneficiary is not eligible to receive Guaranteed Annual Withdrawal Amount payments. If the beneficiary elects the Beneficiary continuation option, the Personal Income Benefit variable investment options will not be available for transfers.

PERSONAL INCOME BENEFIT ON A JOINT LIFE BASIS. If you elected to take Guaranteed Annual Withdrawal Amount payments on a Joint life basis, your beneficiary may either:

..   elect any death benefit option described earlier in this prospectus for which the beneficiary is eligible; or

..   elect to continue the certificate under the Personal Income Benefit
    Beneficiary continuation option, if your beneficiary is the same spouse you were married to when you elected to take Guaranteed Annual Withdrawal Amount payments on a Joint life basis and you were still married at the time of your death.

If your beneficiary elects any death benefit option other than the Personal Income Benefit Beneficiary continuation option, the Guaranteed Annual Withdrawal Amount payments will terminate.

If you had not yet started lifetime RMD payments at your death, your spousal beneficiary may (1) choose the "5-year rule" (the Guaranteed Annual Withdrawal Amount payments will terminate when all amounts under the certificate have been distributed) or (2) continue the certificate and take withdrawals under the Personal Income Benefit Beneficiary continuation option. If you were younger than age 70 1/2 at the time of your death, your spousal beneficiary may defer Personal Income Benefit Beneficiary continuation option payments until you would have reached age 70 1/2. However, any Guaranteed Annual Withdrawal Amount payments skipped cannot be recovered.

Under the Personal Income Benefit Beneficiary continuation option:

..   The certificate continues with your name on it for the benefit of your beneficiary.

..   The account value will be increased to equal the death benefit if the death benefit is higher than the total account value. If the account value is increased, the money will be allocated pro rata among the investment options including the Personal Income Benefit variable investment options. If applicable, the Ratchet Base will ratchet to the Personal Income Benefit account value on the next participation date anniversary.

..   The charge for the Personal Income Benefit will continue to apply.
    Withdrawal charges will no longer apply.

..   Payments will be equal to the greater of the Guaranteed Annual Withdrawal
    Amount and the Beneficiary continuation option payment. For information about what happens when the Personal Income Benefit account value falls to zero, see "Effect of your Personal Income Benefit account value falling to zero" under "Personal Income Benefit" in "Contract features and benefits" earlier in this prospectus.

..   If you were enrolled in either the Maximum payment plan or the Customized payment plan (both described earlier in this prospectus in ''Accessing your money'' under ''Withdrawing your account value''), enrollment in a plan will continue unless your beneficiary submits a request to change the plan or to take ad hoc withdrawals.

..   If your spousal beneficiary receives payments under the Maximum payment plan, we will make an extra payment (if necessary) in December that will equal the RMD amount less payments made through November 30th and any scheduled December payment. If the extra payment is made the funds will be taken from the Non-Personal Income Benefit account value first. If there are insufficient funds in the Non-Personal Income Benefit account value then the funds will be taken from the Personal Income Benefit account value.

..   If your beneficiary receives payments under the Customized payment plan, we will make an extra payment (if necessary) in December that will equal the RMD amount less payments made through November 30th and any scheduled December payment. If the extra payment is made, it will be taken from the Non-Personal Income Benefit account value first. If there are insufficient values in the Non-Personal Income Benefit account value, any necessary amounts will be taken from the Personal Income Benefit account value. The scheduled payments will continue in the same amount and the combined Customized payment plan payments and the RMD payment will not be treated as an Personal Income Benefit Excess withdrawal.

..   If your beneficiary takes any partial withdrawals from the Personal Income
    Benefit account value in addition to the RMD and Customized payment plan payments, the Customized payment plan terminates for that participation year. The partial withdrawals may be treated as Personal Income Benefit Excess withdrawals if they exceed the Guaranteed Annual Withdrawal Amount. Your beneficiary may immediately sign up for a new program; however, the new payments will not begin until after the next participation date anniversary. We will require your beneficiary to use our form for this purpose.

..   If prior to your death, you did not elect an automatic payment plan and your beneficiary takes unscheduled Guaranteed Annual Withdrawal Amounts from the Personal Income Benefit account value, we will make a payment (if necessary) in December that will equal the RMD amount less any withdrawals made through the payment date. The December automatic payment will not be treated as a Personal Income Benefit Excess withdrawal. However, any future withdrawals from the Personal Income Benefit account value in the same participation year may be treated as Personal Income Benefit

                           PAYMENT OF DEATH BENEFIT

   Excess withdrawals. If your beneficiary satisfies the RMD amount through unscheduled withdrawals from the Personal Income Benefit account value prior to the December payment, any withdrawal from the Personal Income Benefit account value that exceeds the Guaranteed Annual Withdrawal Amount will be considered a Personal Income Benefit Excess withdrawal.

..   Upon the death of your spousal beneficiary, the Personal Income Benefit and
    Beneficiary continuation option payment comparison stops. The beneficiary designated by your spousal beneficiary to receive any interest in the contract after the spousal beneficiary dies can elect to continue to receive the standard Beneficiary continuation option payments or receive any remaining account value in a lump sum.

                           PAYMENT OF DEATH BENEFIT

7. Tax information

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TAX INFORMATION AND ERISA MATTERS

OVERVIEW

This section of the prospectus discusses the current federal income tax rules that generally apply to annuity contracts which may be used to fund certain employer-sponsored retirement plans.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict, what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the plans or contracts. Moreover, the tax aspects that apply to a particular employer's plan or contract may vary depending on the facts applicable to that employer. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Rights or values under plans or contracts or payments under the contracts, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. Employers should not rely only on this document, but should consult their tax adviser before choosing EQUI-VEST(R) Strategies.

FATCA


Even though this section in the Prospectus discusses consequences to United States individuals you should be aware that the Foreign Account Tax Compliance Act ("FATCA") which applies to certain U.S.-source payments may require AXA Equitable and its affiliates to obtain specified documentation of an entity's status before payment is made in order to avoid punitive 30% FATCA withholding. The FATCA rules are initially directed at foreign entities, and may presume that various U.S. entities are "foreign" unless the U.S. entity has documented its U.S. status by providing Form W-9. Also, in future years FATCA and related rules may require us to document the status of certain contractholders, as well as report contract values and other information for such contractholders. For this reason AXA Equitable and its affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.


CHOOSING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for 403(b) plans: a 403(b) TSA annuity contract such as an EQUI-VEST(R) Strategies TSA or a 403(b)(7) custodial account. An EDC plan may be funded by specified annuity contracts, custodial accounts or trustee arrangements. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement below. Employers should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, employers should consider the annuity's features and benefits, such as EQUI-VEST(R) Strategies standard death benefit, enhanced death benefit, selection of variable investment options, provision of a guaranteed interest option and fixed maturity options and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. Employers should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding 403(b) plans and 457(b) plans. For this purpose, additional annuity contract benefits may include certain guaranteed benefits such as the Personal Income Benefit and the enhanced death benefit. Employers should consider the potential implication of these Regulations before choosing this annuity contract.

SPECIAL RULES FOR TAX-FAVORED RETIREMENT PLANS

Employer-sponsored retirement plans can use annuity contracts to fund the plan unless the plan specifically prohibits annuity contracts as a funding vehicle.

Federal income tax rules prescribe how a retirement plan qualifies for tax-favored status and set requirements for plan features, including:

..   participation and coverage;

..   nondiscrimination;

..   vesting and funding;

..   limits on contributions, distributions, and benefits;

..   withholding;

..   reporting and disclosure; and

..   penalties.

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STATE INCOME TAX RULES COVERING CONTRIBUTIONS TO AND DISTRIBUTIONS FROM
EMPLOYER-SPONSORED RETIREMENT PLANS MAY DIFFER FROM FEDERAL INCOME TAX RULES.
IT IS THE RESPONSIBILITY OF THE EMPLOYER, PLAN TRUSTEE AND PLAN ADMINISTRATOR
TO SATISFY FEDERAL INCOME TAX, STATE INCOME TAX AND OTHER STATE RULES AND ERISA RULES, IF APPLICABLE.
--------------------------------------------------------------------------------

                                TAX INFORMATION

ADDITIONAL "SAVER'S CREDIT" FOR SALARY REDUCTION CONTRIBUTIONS TO CERTAIN PLANS


You may be eligible for a nonrefundable income tax credit for salary reduction contributions you make to a 403(b) plan or governmental employer 457(b) EDC plan as well as contributions you make to other eligible retirement plans or to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your salary reduction contribution is already excluded from tax. For details on this credit, please see the Internal Revenue Service Publication for your type of plan (for example, IRS Publication 571, TAX-SHELTERED ANNUITY PLANS (403(B) PLANS) FOR EMPLOYEES OF PUBLIC SCHOOLS AND CERTAIN TAX-EXEMPT ORGANIZATIONS).


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL

This section of the prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)".

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THE DISCLOSURE GENERALLY ASSUMES THAT THE TSA HAS 403(B) CONTRACT STATUS OR
QUALIFIES AS A 403(B) CONTRACT. DUE TO INTERNAL REVENUE SERVICE AND TREASURY REGULATORY CHANGES IN 2007 WHICH BECAME FULLY EFFECTIVE ON JANUARY 1, 2009, CONTRACTS ISSUED PRIOR TO 2009 WHICH QUALIFIED AS 403(B) CONTRACTS UNDER THE RULES AT THE TIME OF ISSUE MAY LOSE THEIR STATUS AS 403(B) CONTRACTS OR HAVE THE AVAILABILITY OF TRANSACTIONS UNDER THE CONTRACT RESTRICTED AS OF JANUARY 1, 2009 UNLESS THE INDIVIDUAL'S EMPLOYER OR THE INDIVIDUAL TAKES CERTAIN ACTIONS. PLEASE CONSULT YOUR TAX ADVISER REGARDING THE EFFECT OF THESE RULES (WHICH MAY VARY DEPENDING ON THE OWNER'S EMPLOYMENT STATUS, PLAN PARTICIPATION STATUS, AND WHEN AND HOW THE CONTRACT WAS ACQUIRED) ON YOUR PERSONAL SITUATION.
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FINAL REGULATIONS UNDER SECTION 403(B)


In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code (2007 Regulations). As a result, there were significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. There are still a number of uncertainties regarding the application of these rules. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on 403(b) TSA contracts issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.


EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to require a written plan document for Section 403(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009 to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

As part of this process, the sponsoring employer designates the insurance companies or mutual fund companies to which it will make contributions to purchase 403(b) annuity contracts or 403(b)(7) custodial accounts under its 403(b) plan. These companies are typically referred to as "approved providers" or "approved vendors" under the employer's 403(b) plan, although such terms are not used in the 2007 Regulations. If AXA Equitable is not an approved provider under an employer's 403(b) plan, active participants in that employer's plan may have to transfer funds from their EQUI-VEST(R) TSA contracts to another 403(b) plan funding vehicle in a contract exchange under the same plan in order to avoid significant limitations under the 403(b) plan for transactions on the contract.

GENERAL; SPECIAL EMPLOYER RULES

An employer eligible to maintain a 403(b) plan for its employees may make contributions to purchase a 403(b) funding vehicle for the benefit of the employee. These contributions, if properly made, will not be currently taxable compensation to the employee. Moreover, the employee will not be taxed on the earnings in the 403(b) funding vehicle until he/she takes distributions.

Generally, there are two types of funding vehicles available to fund 403(b) plans: an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Two different types of employers are eligible to maintain 403(b) plans: public schools and specified tax-exempt organizations under Section 501(c)(3) of the Code.

CONTRIBUTIONS TO TSAS

There are three ways you can make contributions to this EQUI-VEST(R) Strategies TSA contract:

..   annual contributions made through the employer's payroll; or

..   with employer or plan approval, a rollover from another eligible retirement plan; or

..   with employer or plan approval, a plan-to-plan direct transfer of assets or a contract exchange under the same plan.

ANNUAL CONTRIBUTIONS MADE THROUGH THE EMPLOYER'S PAYROLL. Annual contributions to 403(b) TSA contracts made through the employer's payroll are limited. (Tax-free plan to plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction contributions" or "elective deferral contributions" and are generally made on a pre-tax basis. However, a TSA can also be wholly or partially funded through non-elective employer contributions or contributions treated as after-tax employee contributions. If the employer's plan permits, and as reported to us by the employer, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" under Section 402A of the Code, which are made on an after-tax basis.

Some employer contributions may be subject to vesting under the employer's plan.


The annual limit on employer and employee contributions on behalf of an employee to defined contribution plans of an employer for 2016


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is the lesser of $53,000 (after adjustment for cost-of-living changes) or 100%
of compensation. When figuring out the contribution limit you have to:

..   include reallocated forfeitures and voluntary nondeductible employee contributions;

..   include compensation from the employer in the form of elective deferrals and excludible contributions under Section 457(b) EDC plans and "cafeteria" plans. These are plans giving employees a choice between cash and deferred benefits or specified excludible health and welfare benefits; and


..   disregard compensation or earned income of more than a specified amount.
    This amount is $265,000 for 2016. This amount may be further adjusted for cost-of-living changes in future years.

"Salary reduction" or "elective deferral" contributions made under a 403(b) plan or other cash or deferred arrangement are limited to $18,000 for 2016, and may be further adjusted for cost-of-living changes in future years. This limit applies to the total of all elective deferrals under all tax-favored plans in which the individual participates, from all employers, for example, also including salary reduction contributions under 401(k) plans. If the plan permits, an individual who is at least age 50 at any time during 2016 can make up to $6,000 additional salary reduction contributions for 2016.


Special provisions may allow certain participants with at least 15 years of service to make "catch-up" contributions to compensate for smaller contributions made in previous years.

If contributions to a 403(b) TSA contract exceed the applicable limit in any year, the excess will be taxable to the employee as ordinary income. In certain situations, we may distribute excess contributions to avoid tax penalties.

Any excess deferral contributions which are not withdrawn by April 15th after the year of the deferral may cause the contract to fail 403(b) rules.

ROLLOVER CONTRIBUTIONS. After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

..   termination of employment with the employer who provided the funds for the plan; or

..   reaching age 59 1/2 even if still employed; or

..   disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to traditional IRA instead.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM CERTAIN ELIGIBLE RETIREMENT PLANS

NON-ROTH AFTER-TAX CONTRIBUTIONS. Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) EDC plan) may be directly rolled over to a 403(b) TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. Non-Roth after-tax contributions in a traditional IRA cannot be rolled over from the traditional IRA into a TSA. See "IRS guidance on allocation between pre-tax and after-tax amounts on distributions; the effect of direct rollovers" under "Distributions from TSAs--Tax treatment of distributions from TSAs".

DESIGNATED ROTH CONTRIBUTIONS. If the after-tax contributions are in a "designated Roth account" under a 403(b) plan, a 401(k) plan or a governmental employer EDC plan which permits designated Roth elective deferral contributions to be made, they can be rolled into another "designated Roth account" under another such plan. They cannot be rolled over to a non-Roth after-tax contribution account. You may not roll over Roth IRA funds into a designated Roth account under a 403(b) plan (or a 401(k) plan or a governmental employer EDC plan).


LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoked Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) contract to another, without reportable taxable income to the individual. Under transitional rules in the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.


DIRECT TRANSFER CONTRIBUTIONS. A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan". 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers;
(ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the

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employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.

We currently do not offer a 403(b) contract for a beneficiary of a deceased participant as described above.

TSA contracts issued by AXA Equitable pursuant to a Rev. Rul. 90-24 direct transfer where applications and all transfer paperwork were received by our processing office in good order prior to September 25, 2007 are generally "grandfathered" as to 403(b) status. However, future transactions such as loans and distributions under such "grandfathered" contracts may result in adverse tax consequences to the owner unless the contracts are or become part of the employer's 403(b) plan, or the employer enters into an information sharing agreement with us.

SPECIAL RULE FOR ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS AFTER AGE
70 1/2. The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the contract is issued if the owner is at least age
70 1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution.

DISTRIBUTIONS FROM TSAS

GENERAL

Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed pending receipt of information required to process the transaction under an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS -- SALARY REDUCTION CONTRIBUTIONS. You generally are not able to withdraw or take payment from your TSA contract unless you reach age 59 1/2, die, become disabled (special federal income tax definition), sever employment with the employer which provided the funds for the TSA contract, or suffer financial hardship (special federal income tax definition). Hardship withdrawals are limited to the amount of your salary reduction contributions without earnings and must be approved by the employer or the plan. Under the 2007 Regulations, an employee is not treated as severing employment if the first employer and the subsequent employer are treated as the same employer (for example, an employee transfers from one public school to another public school of the same state employer).

These restrictions do not apply to the amount directly transferred to your TSA certificate that represents your December 31, 1988, account balance attributable to a 403(b) annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts directly transferred to your TSA certificate in a contract exchange under the same plan or a direct transfer from another 403(b) plan.

If any portion of the funds directly transferred to your TSA certificate is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. Account values attributable to employer contributions properly reported to us at the time of transfer will not be subject to restriction, unless required by the employer's plan.

Withdrawals from a designated Roth account in a TSA contract are subject to these withdrawal restrictions.

WITHDRAWAL RESTRICTIONS ON OTHER TYPES OF CONTRIBUTIONS. The Plan may impose withdrawal restrictions on employer contributions and related earnings. Amounts attributable to employer contributions are subject to withdrawal restrictions under the 2007 Regulations. These rules apply only to 403(b) plan contracts issued January 1, 2009 and later. These restrictions vary by individual plan and must be reported to us by the plan, the employer or the employer's designee, as applicable.

EXCEPTIONS TO WITHDRAWAL REDUCTIONS. If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.


A tax law change permits a plan to allow an internal direct transfer from a pre-tax or non-Roth after-tax account to a designated Roth account under the plan, even though the transferred amounts are not eligible for withdrawal by the individual electing the transaction. The transfer would be taxable, and withdrawals would not be permitted from the designated Roth account under the plan. We are assessing implementation issues regarding this feature; as additional separate accounting is required. See " 'In-plan' Roth conversions" below.


Distributions may also be made on termination of the plan.

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TAX TREATMENT OF DISTRIBUTIONS FROM TSAS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed.

Distributions include withdrawals and annuity payments. Death benefits paid to a beneficiary are also taxable distributions unless an exception applies. (For example, there is a limited exclusion from gross income for distributions used to pay qualified health insurance premiums of an eligible retired public safety officer from eligible governmental employer qualified plans, 403(b) plans and 457(b) plans.) Amounts distributed from TSAs are includable in gross income as ordinary income, not capital gain. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, both non-Roth and designated Roth, you will have a tax basis in your TSA certificate, which will be recovered tax-free. Unless we have been provided acceptable documentation for the amounts of any after-tax contributions to your TSA certificate, we assume that all amounts distributed from your TSA certificate are pre-tax, and we withhold tax and report accordingly.

DESIGNATED ROTH CONTRIBUTION ACCOUNT. Section 402A of the Code provides that a qualified distribution from a designated Roth account is not includible in income. A qualified distribution can only be made on specified events such as attaining age 59 1/2 or death. Also, there can be no qualified distribution until after the expiration of a 5-year aging period beginning with the date an individual first makes a designated Roth contribution to a designated Roth account under the applicable retirement plan. If both the aging and event tests are not met, earnings attributable to a designated Roth account may be includible in income.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions. This treatment is the same for non-qualified distributions from a designated Roth account under a 403(b) plan. For the special tax treatment applied to direct conversion rollovers, including "in-plan" Roth conversions, see "Tax-deferred rollovers and direct transfers" and "In-plan Roth conversions" below.

IRS GUIDANCE ON ALLOCATION BETWEEN PRE-TAX AND AFTER-TAX AMOUNTS ON DISTRIBUTIONS; THE EFFECT OF DIRECT ROLLOVERS.

The following applies where there are after-tax amounts and pre-tax amounts under the plan, and a distribution is made from the plan before annuity payments start. The IRS has issued ordering rules and related guidance on allocation between pre-tax and after-tax amounts.

..   All disbursements from the plan that are "scheduled to be made at the same time" are treated as a single distribution even if the recipient has directed that the disbursement be divided among multiple destinations. Multiple destinations include payment to the recipient and direct rollovers to one or more eligible retirement plans. (Separate information reports on Form 1099-R are generally required if a disbursement is divided among multiple destinations, however.)

..   If the pre-tax amount for the aggregated distribution is directly rolled over to one or more eligible retirement plans, the entire pre-tax amount is assigned to the amount of the distribution that is directly rolled over (and is not currently taxable).

..   If the recipient wants to divide the direct rollover among two or more eligible retirement plans, before the distribution is made, the recipient can choose how the pre-tax amount is to be allocated among the plans. We expect to have forms for this choice.

..   If the pre-tax amount for the aggregated distribution is more than the amount directly rolled over, the pre-tax amount is assigned to the portion of the distribution that is directly rolled over, up to the amount of the direct rollover (so that each direct rollover consists entirely of pre-tax amounts).

..   The guidance indicates that any remaining pre-tax amount is next assigned to any 60-day rollovers up to the amount of the 60-day rollovers. (Please note that the recipient is responsible for the tax treatment of 60-day rollovers and that our information report on Form 1099-R will reflect distribution to the recipient and any required 20% withholding.)

..   The guidance indicates that any remaining pre-tax amount after assignment of the pre-tax amount to direct rollovers and 60-day rollovers is includible in gross income.

..   Finally, if the amount rolled over to an eligible retirement plan exceeds the portion of the pre-tax amount assigned or allocated to the plan, the excess is an after-tax amount.

For example, if a plan participant takes a distribution of $100,000 from a plan, $80,000 of which is pre-tax and $20,000 of which is attributable to non-Roth after-tax contributions, the participant could choose to allocate the distribution so that the entire pre-tax amount of $80,000 could be directly rolled over to a traditional IRA and the $20,000 non-Roth after-tax contributions could be rolled over to a Roth IRA.

ANNUITY PAYMENTS. If you elect an annuity payout option, the non-taxable portion of each payment is calculated by dividing your investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The balance of each payment is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse may also be eligible to roll over a TSA death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

LOANS FROM TSAS. The following discussion also applies to loans under governmental employer 457(b) EDC plans. See "Public employee deferred compensation plans (EDC Plans)" later in this prospectus.

If the plan permits, loans are available from a 403(b) plan. Loans are subject to federal income tax limits and may also be subject to the limits

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of the plan from which the funds came. Federal income tax requirements apply even if the plan is not subject to ERISA. Please see Appendix IV later in this prospectus for any state rules that may affect loans.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS. As a result of the 2007 Regulations loans are not available without employer or plan administrator approval. Loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. Processing of a loan request will not be completed pending receipt of information required to process the transaction under an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Finally, unpaid loans may become taxable when the individual severs from employment with the employer which provided the funds for the contract. In addition, the 10% early distribution penalty tax may apply.

We report the entire unpaid balance of the loan (including unpaid interest) as includable in income in the year of the default. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

..   The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made. Governmental employer 457(b) EDC plans and 403(b) plans are included in "all qualified plans of the employer" for this purpose. Also, for the purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan is treated as still outstanding even after the default is reported to the IRS. The amount treated as outstanding (which limits any subsequent loan) includes interest on the unpaid balance.

..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. EQUI-VEST(R) Strategies TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS. If withdrawal restrictions discussed earlier do not apply, you may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct roll-over or a rollover you do yourself within 60 days after you receive the distribution. To the extent rolled over, it remains tax-deferred.


You may roll over a distribution of pre-tax funds from a TSA to any of the following: a qualified plan, a governmental employer 457(b) EDC plan, a traditional IRA or a TSA. A spousal beneficiary may also roll over death benefits to any of these. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

After 2015, eligible rollover distributions from qualified plans, 403(b) plans and governmental employer Section 457(b) plans may be rolled over to a SIMPLE IRA. We anticipate that regulatory guidance will be necessary before we implement rollovers into SIMPLE IRAs.


Distributions from a 403(b) plan can also be rolled over to a Roth IRA. Conversion rollover transactions from pre-tax or non-Roth after-tax accounts are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The recipient plan must agree to take the distribution. If you are rolling over from a 403(b) plan to a governmental employer 457(b) EDC plan, the recipient governmental employer 457(b) EDC plan must agree to separately account for the rolled-over funds.

The taxable portion of most distributions will be eligible for rollover. However, federal income tax rules exclude certain distributions from rollover treatment including (1) periodic payments for life or for a period of 10 years or more, (2) hardship withdrawals and (3) any required minimum distributions under federal income tax rules.

"IN-PLAN" ROTH CONVERSIONS. If permitted by the plan, participants who are eligible to withdraw amounts may make an "in-plan" direct conversion rollover from a pre-tax account or a non-Roth after-tax account under the plan to a designated Roth account under the plan. The designated Roth account must be established through salary reduction or elective deferral contributions; it cannot be established by rollover. An "in-plan" direct conversion rollover is not subject to withholding but is a taxable transaction, so a participant considering an "in-plan" direct conversion rollover should consider the payment of estimated tax. No tax applies to the basis portion of a non-Roth after-tax amount so converted.

As indicated above under "Exceptions to withdrawal restrictions," a recent tax law change permits a plan to allow an internal direct transfer from a pre-tax or non-Roth after-tax account to a designated Roth account under the plan, even though the transferred amounts are not eligible for withdrawal by the individual electing the transaction. The transfer would be taxable and withdrawals would not be permitted from the designated Roth account under the plan. Additional separate accounting will be required to implement this provision.

NON-ROTH AFTER-TAX CONTRIBUTIONS. Any non-Roth after-tax contributions you have made to a TSA only may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. You may roll over any after-tax contributions you have made to a TSA to a traditional IRA (either in a direct rollover or a roll-over you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. After-tax contributions from a TSA which are rolled into a traditional IRA cannot be rolled back into a qualified plan or TSA. After-tax contributions may

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not be rolled into a governmental employer EDC plan. As described above under
"In-plan Roth conversions", if the plan permits, you may also roll over non-Roth after-tax contributions to a designated Roth account under the plan.

ROTH AFTER-TAX CONTRIBUTIONS. Amounts attributable to "designated Roth contributions" under a 403(b) plan may be rolled over to any of the following:

..   another designated Roth contribution separate account under (i) another
    403(b) plan; (ii) a 401(k) plan; or (iii) a governmental employer EDC plan;
    or

..   a Roth IRA.

They cannot be rolled over to a non-Roth after-tax contribution account under any of the above plans. Similar rules apply to rollovers of "designated Roth contributions" under a 401(k) plan or a governmental employer EDC plan.

See "IRS guidance on allocation between pre-tax and after-tax amounts on distributions; the effect of direct rollovers" above.

Before you decide to roll over a distribution to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover. You should discuss with your tax adviser the rules which may apply to the rolled over funds. For example, distributions from a governmental employer 457(b) EDC plan are generally not subject to the additional 10% federal income tax penalty for pre-age 59 1/2 distributions, which applies to other types of retirement plans. If you roll over funds from an eligible retirement plan which is not a governmental employer 457(b) EDC plan (qualified plan, 403(b) plan or traditional IRA) into a governmental employer 457(b) EDC plan, and you later take a distribution from the recipient government employer 457(b) EDC plan, those amounts generally remain subject to the penalty.

You should check if the recipient plan separately accounts for funds rolled over from another eligible retirement plan, as the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Direct transfers that are: (1) contract exchanges under the same 403(b) plan,
(2) direct 403(b) plan-to-403(b) plan transfers, or (3) used to purchase permissive service credits under a retirement plan are not distributions.

If there is a mandatory distribution provision in your employer's plan for certain small amounts and you do not designate an eligible retirement plan to receive such a mandatory distribution, Treasury Regulations require a traditional IRA to be established on your behalf.

DISTRIBUTION REQUIREMENTS

TSAs are subject to required minimum distribution rules. See "Required minimum distributions" later in this prospectus.

SPOUSAL CONSENT RULES

If ERISA rules apply to your TSA you will need to get spousal consent for loans, withdrawals or other distributions if you are married when you request one of these transactions under the contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the participant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the participant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the employer's plan and the contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

PUBLIC EMPLOYEE DEFERRED COMPENSATION PLANS (EDC PLANS)

SPECIAL EMPLOYER AND OWNERSHIP RULES. Employers eligible to maintain EDC plans under Section 457(b) of the Code include governmental entities such as states, municipalities and state agencies (governmental employers). Since EQUI-VEST(R) Strategies is open only to governmental employer EDC plans; no rules applicable to tax-exempt employees are discussed.

An employer can fund its EDC plan in whole or in part with annuity contracts purchased for participating employees and their beneficiaries. These employees do not have to include in income the employer's contributions to purchase the EDC contracts or any earnings until they actually receive funds from a governmental employer EDC plan. The plan's assets must be held in trust for the exclusive benefit of employees. An annuity contract can be a trust equivalent if the contract includes the trust rules. Regardless of contract ownership, the EDC plan may permit the employee to choose among various investment options.


CONTRIBUTION LIMITS. The maximum contribution for 2016 is the lesser of $18,000 or 100% of includible compensation.


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Special rules may permit "catch-up" contributions during the three years preceding normal retirement age under the EDC plan. If the plan provides for catch-up contributions for any of the 3 years of service preceding the plan retirement age, the maximum contribution for an individual eligible to make such catch-up contributions is twice the otherwise applicable dollar limit, or $36,000 for 2016.

If the plan permits, an individual at least age 50 at any time during 2016 may be able to make up to $6,000 additional salary reduction contributions. An individual must coordinate this "age 50" catch-up with the other "last 3 years of service" catch up.


A governmental employer EDC plan may permit some or all of elective deferral contributions to be made as "designated Roth contributions" under Section 402A of the Code which are made on an after-tax basis. Unless otherwise indicated, the tax treatment of designated Roth contributions is described under "Tax-sheltered annuity contracts (TSAs)" previously in this Section.

ROLLOVER CONTRIBUTIONS. Eligible rollover distributions of pre-tax funds from 403(b) plans, 401(a) qualified plans, other governmental employer EDC plans and traditional IRAs may be rolled over into other such plans. The recipient plan must agree to take the distribution. If the source of the eligible rollover distribution is not a governmental employer EDC plan and the recipient plan is a governmental employer EDC plan, the recipient governmental employer EDC plan must agree to separately account for the rolled-over funds.

A governmental employer EDC plan which permits designated Roth elective deferral contributions to be made may also permit rollover contributions from another "designated Roth account" under another governmental employer EDC plan (or a 403(b) plan, or a 401(k) plan) to such a designated Roth account. Roth IRA funds may not be rolled over to such a designated Roth account.

Before you decide to roll over a distribution to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer EDC plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

WITHDRAWAL LIMITS. In general, no amounts may be withdrawn from an EDC plan prior to the calendar year in which the employee attains age 70 1/2, severs from employment with the employer or is faced with an unforeseeable emergency. Under Treasury Regulations, amounts may also be distributed on plan termination. Small amounts (up to $5,000) may be taken out by the plan participant or forced out by the plan under certain circumstances, even though the plan participant may still be working and amounts would not otherwise be made available. Such a mandatory forced-out distribution is an eligible rollover distribution. Treasury Regulations require a direct rollover to a traditional IRA established for a plan participant who does not affirmatively designate an eligible retirement plan to receive such a mandatory distribution. For funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan, because the funds are accounted for separately.

See the discussion under "Tax-sheltered annuity contracts (TSAs)" previously in this Section about the availability of certain internal direct transfers of amounts subject to withdrawal restrictions into a designated Roth account under a 403(b) plan. Similar rules generally will apply to these transactions under a governmental employer EDC plan.

DISTRIBUTION REQUIREMENTS. EDC plans are subject to minimum distribution rules similar to those that apply to TSAs. See "Required minimum distributions" later in this prospectus. That is, distributions from EDC plans generally must start no later than April 1st of the calendar year following the calendar year in which the employee attains age 70 1/2 or retires from service with the employer maintaining the EDC plan, whichever is later. Failure to make required distributions may cause the disqualification of the EDC plan. Disqualification may result in current taxation of EDC plan benefits. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any. It is the plan administrator's responsibility to see that minimum distributions from an EDC plan are made.

If the EDC plan provides, a deceased employee's beneficiary may be able to elect to receive death benefits in installments instead of a lump sum, and the payments will be taxed as they are received.

TAX TREATMENT OF DISTRIBUTIONS. The taxation of distributions from a governmental employer EDC plan is generally the same as the tax treatment of distributions from TSAs discussed earlier in this prospectus. That is, amounts are generally not subject to tax until actually distributed and amounts may be subject to 20% federal income tax withholding. See "Federal and State income tax withholding and information reporting" later in this prospectus. However, distributions from a governmental employer EDC plan are generally not subject to the additional 10% federal income tax penalty for pre-age 59 1/2 distributions.


If the governmental employer EDC plan permits designated Roth contributions,
Section 402A of the Code provides that a qualified distribution from a designated Roth contribution account is not includible in income. A qualified distribution can only be made on specified events such as attaining age 59 1/2 or death. Also, there can be no qualified distribution until after the expiration of a 5-year aging period beginning with the date an individual first makes a designated Roth contribution to a designated Roth account under the applicable retirement plan. If both the aging and event tests are not met, earnings attributable to a designated Roth account may be includible in income. See the discussion under "Tax-sheltered annuity contracts (TSAs)" previously in this Section about the availability of certain internal direct transfers of amounts subject to withdrawal restrictions into a designated Roth account under a 403(b) plan. Similar rules generally will apply to these transactions under a governmental employer EDC plan.


TAX-DEFERRED ROLLOVERS. A participant in a governmental employer EDC plan, or in certain cases, a beneficiary, may be able to roll over an

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eligible rollover distribution from the plan to a traditional IRA, qualified plan or 403(b) plan, as well as to another governmental employer EDC plan. See the discussion above under "Distributions from TSAs -- Tax-deferred rollovers and direct transfers" for rollovers from governmental employer EDC plans to SIMPLE IRAs. The recipient plan must agree to take the distribution.


If you roll over funds from a governmental employer EDC plan into a different type of eligible retirement plan (qualified plan, 403(b) plan, or traditional
IRA), any subsequent distributions may be subject to the 10% federal income tax penalty noted above. Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts roll-overs and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

You may roll over a distribution from a governmental employer 457(b) plan to any of the following: a 403(b) plan funding vehicle, a qualified plan, another governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new traditional inherited IRA under certain circumstances.

Distributions from a governmental employer 457(b) plan can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

If the governmental employer EDC plan permits designated Roth contributions, amounts attributable to designated Roth contributions may be rolled over to any of the following:

..   another designated Roth contribution separate account under (i) another governmental employer EDC plan; (ii) a 403(b) plan; or (iii) a 401(k) plan;
    or

..   a Roth IRA.

They cannot be rolled over to a non-Roth after-tax contribution account under any of the above plans. Similar rules apply to rollovers of "designated Roth contributions" under a 403(b) plan or a 401(k) plan.

If the governmental employer EDC plan permits designated Roth contributions and also if permitted by the plan, participants who are eligible to withdraw amounts may make an "in-plan" direct conversion rollover from a non-Roth account under the plan to a designated Roth account under the plan. The designated Roth account must be established through salary reduction or elective deferral contributions; it cannot be established by rollover. An "in-plan" direct conversion rollover is not subject to withholding but typically produces taxable income.

LOANS. Same as for TSAs. (See "Loans from TSAs" under "Distributions from TSAs" earlier in this prospectus.)

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS

If you are a participant in a 403(b) plan or a governmental employer EDC plan, the required minimum distribution rules force you to start calculating and taking annual distributions from these tax-favored retirement plans and arrangements by a specified date. The beginning date depends on the type of plan or arrangement, and your age and retirement status. The distribution requirements are designed to use up your interest in the plan over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried back to other years.

Distributions must be made according to rules in the Code and Treasury Regulations and the terms of the plan. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from annuity contracts funding tax qualified retirement plans, including 403(b) plans and 457(b) plans. For this purpose additional annuity contract benefits may include enhanced death benefits. If you take annual withdrawals instead of receiving annuity payments, this could increase the amount required to be distributed from these contracts.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS -- WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION

Generally, 403(b) plan and 457(b) EDC plan participants must take the first required minimum distribution for the calendar year in which the participant turns age 70 1/2. However, 403(b) plan and 457(b) EDC plan participants may be able to delay the start of required minimum distributions for all or part of the account balance until after age 70 1/2, as follows:

..   For 403(b) plan and 457(b) EDC plan participants who have not retired from service with the employer who provided the funds for this TSA or EDC contract by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1st following the calendar year of retirement.

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
    70 1/2.

The first required minimum distribution is for the calendar year in which you turn age 70 1/2, or the year you retire, if you are eligible for the delayed start rule. You have the choice to take this first required minimum distribution during the calendar year you turn 70 1/2 or retire or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2 or retire if you are eligible for the delayed start rule. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CALCULATE REQUIRED MINIMUM DISTRIBUTIONS

There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an "account-based" method, you divide the value of your TSA account or EDC account as of December 31st of the past calendar year by a number corresponding to your age from an IRS table to give you the required minimum distribution amount for that particular plan or arrangement for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another

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IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may be able to later apply your funds to a life annuity-based pay-out with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR RETIREMENT PLANS?

No, if you want, you can choose a different method for each of your retirement plans. For example, you can choose an annuity payout from your TSA certificate, a different annuity payout from a qualified plan, and an account-based annual withdrawal from an IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR CERTIFICATE BASED ON THE METHOD YOU CHOOSE?


We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our required minimum distribution automatic withdrawal option. Otherwise, you will be responsible each year for asking us to pay the required minimum distribution withdrawal to you.


Also, if you are taking account-based withdrawals from all of your 403(b) TSA contracts, the IRS will let you calculate the required minimum distribution for each TSA that you maintain, using the method that you picked for that particular 403(b) funding vehicle. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall 403(b) plan required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more TSA contracts or custodial accounts that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR?

The required minimum distribution amount for each of your plans and arrangements is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans or TSAs to the amounts you have to take from your traditional IRAs and vice-versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR?

Your plan or arrangement could be disqualified, and you could have to pay tax on the entire value. Even if your plan or arrangement is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If this is a TSA and you do not select a method with us, we will assume you are taking your required minimum distribution from another TSA contract or custodial account that you own. Note that in the case of an EDC plan the distribution must be taken annually from the EDC contract.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary, depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's or the participant's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required for a year before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2. Rollovers to another eligible retirement plan, including a traditional IRA, may be available to a surviving spouse death beneficiary.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the rules permit the beneficiary to calculate the post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL PARTICIPANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE PARTICIPANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments and the death beneficiary is a non-individual such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL PARTICIPANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE PARTICIPANT.

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ERISA MATTERS

ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement, for example, if the employer makes matching contributions.

In addition, certain loan rules apply only to loans under ERISA plans:

..   For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for ensuring that any loan meets applicable DOL requirements. It is the responsibility of the plan administrator, the trustee of the qualified plan and/or the employer, and not AXA Equitable, to properly administer any loan made to plan participants.

..   With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with EQUI-VEST(R) Strategies processing and all other terms and conditions of the loan.

..   Only 50% of the participant's vested account balance may serve as security for a loan. To the extent that a participant borrows an amount which should be secured by more than 50% of the participant's vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.

..   Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

..   Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.

..   Plans subject to ERISA provide that the participant's spouse must consent in writing to the loan.

CERTAIN RULES APPLICABLE TO PLANS DESIGNED TO COMPLY WITH SECTION 404(C) OF
ERISA

Section 404(c) of ERISA, and the related DOL regulation, provide that if a plan participant or beneficiary exercises control over the assets in his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and necessary result of the plan participant's or beneficiary's exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.

Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor and the plan sponsor may choose not to comply with Section 404(c).

The EQUI-VEST(R) Strategies TSA contracts provide the broad range of investment choices and information needed in order to meet the requirements of the
Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor's responsibility to see that the requirements of the DOL regulation are met. AXA Equitable and its financial professionals shall not be responsible if a plan fails to meet the requirements of
Section 404(c).

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. Distributions from employer-sponsored retirement plans are also subject to income tax withholding. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

We might have to withhold and/or report on amounts we pay under a free look or cancellation.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U.S. entity recipients that are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the state income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different marital status and number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

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FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)
WHICH ARE NOT ELIGIBLE ROLLOVER DISTRIBUTIONS

For a non-periodic distribution (total surrender or partial withdrawal) which is not an eligible rollover distribution, we generally withhold at a flat 10% rate.

You cannot elect out of withholding if the payment is an "eligible rollover distribution."

MANDATORY WITHHOLDING FROM ELIGIBLE ROLLOVER DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from governmental employer 457(b) EDC plans and TSAs are subject to mandatory 20% withholding. See "Distributions from TSAs" and "Tax Treatment of Distributions" under "Public employee deferred compensation plans (EDC Plans)" earlier in this prospectus. The plan administrator is responsible for withholding from governmental employer 457(b) EDC plan distributions.

All distributions from a TSA, governmental employer 457(b) EDC plan or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

..   any distributions which are "required minimum distributions" after age
    70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for the life
    (or life expectancy) or the joint lives (or joint life expectancies of the plan participant (and designated beneficiary); or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions which fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   a death benefit payment to a beneficiary who is not the plan participant surviving spouse; or

..   a qualified domestic relations order distribution to a beneficiary who is not the plan participant current spouse or former spouse.

A death benefit payment to the plan participant surviving spouse, or a qualified domestic relations order distribution to the plan participant current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate accounts. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

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8. More information

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ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account A that represent our investments in Separate Account A or that represent fees and charges under the contracts that we have earned. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts and certificates is based on the assets in Separate Account A. However, the obligations themselves are obligations of AXA Equitable.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A invests in shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)to deregister Separate Account A under the Investment Company Act of 1940;

(6)to restrict or eliminate any voting rights as to Separate Account A;

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies;

(8)to close a variable investment option to new contributions or transfers; and

(9)to limit the number of variable investment options which you may elect.

If the exercise of these rights results in a material change in the underlying investment of the Separate Account, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Board of Trustees of each Trust serves for the benefit of each Trust's shareholders. The Board of Trustees may take many actions regarding the portfolios (for example, the Board of Trustees can establish additional portfolios or eliminate existing portfolios; change portfolio investment objectives; and change portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or Online Account Access or from your financial professional.


The rates to maturity for new allocations and the related price per $100 of maturity value are as shown below:



---------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
   JUNE 15TH
MATURITY DATE OF RATE TO MATURITY AS OF PRICE PER $100 OF
 MATURITY YEAR     FEBRUARY 16, 2016     MATURITY VALUE
---------------------------------------------------------
      2016             3.00%/(1)/       $99.03
---------------------------------------------------------
      2017             3.00%/(1)/       $96.15
---------------------------------------------------------
      2018             3.00%/(1)/       $93.35
---------------------------------------------------------
      2019             3.00%/(1)/       $90.63
---------------------------------------------------------


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
---------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
   JUNE 15TH
MATURITY DATE OF RATE TO MATURITY AS OF PRICE PER $100 OF
 MATURITY YEAR     FEBRUARY 16, 2016     MATURITY VALUE
---------------------------------------------------------
      2020             3.00%/(1)/       $87.98
---------------------------------------------------------
      2021             3.00%/(1)/       $85.42
---------------------------------------------------------
      2022             3.00%/(1)/       $82.93
---------------------------------------------------------
      2023             3.00%/(1)/       $80.52
---------------------------------------------------------
      2024             3.00%/(1)/       $78.16
---------------------------------------------------------
      2025               3.05%          $75.55
---------------------------------------------------------



(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

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YOUR MARKET ADJUSTED AMOUNT IS THE PRESENT VALUE OF THE MATURITY VALUE
DISCOUNTED AT THE RATE TO MATURITY IN EFFECT FOR NEW CONTRIBUTIONS TO THAT SAME FIXED MATURITY OPTION ON THE DATE OF THE CALCULATION.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II later in this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's

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general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

DATES AND PRICES AT WHICH CERTIFICATE EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your certificate will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:


   -- on a non-business day;


   -- after 4:00 PM, ET on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   When a charge is to be deducted on a participation date anniversary that is a non-business day, we will deduct the charge on the next business day.

..   Quarterly rebalancing will be processed on a calendar year basis.
    Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS

..   Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

..   If a fixed maturity option is scheduled to mature on June 15th and
    June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

..   Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

..   For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

..   For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

..   Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

..   the election of trustees;

..   the formal approval of independent auditors selected for each Trust; or

..   any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give participants the opportunity to instruct us how to vote the number of shares attributable to their certificates if a shareholder vote is taken. If we do not receive instructions in time from all participants, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote

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any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that participants vote. One effect of proportional voting is that a small number of participants may determine the outcome of a vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our participants arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our participants, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require participant approval, participants will be entitled to one vote for each unit they have in the variable investment options. Each participant who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by participants.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

CYBERSECURITY


We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate AUVs, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.


STATUTORY COMPLIANCE

We have the right to change the terms of the contract and any certificate thereunder without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in the contract and any certificate thereunder must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a participant's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the certificates, or the distribution of the certificates.

FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing our processing office or calling 1-800-628-6673.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

The owner may not assign a contract or certificate for any purpose.

You cannot assign a certificate as security for a loan or other obligation. Loans from account value, however, are permitted unless restricted by the employer.

FUNDING CHANGES

The employer or trustee can change the funding vehicle for the plan.

DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors

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are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 16.0% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.70% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributors' Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributors' Selling broker-dealers. Contribution-based compensation will generally not exceed 12.0% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a

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contract to the Selling broker-dealer making the sale. In some instances, the
Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 0.35% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). AXA Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain AXA Equitable contracts exclusively.


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2015) received additional payments. These additional payments ranged from $1,214.89 to $5,872,700.74. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation
Allstate Financial Services, LLC
American Portfolios Financial Services
Ameriprise Financial Services
BBVA Compass Investment Solutions, Inc.
Cambridge Investment Research
Capital Investment Group
CCO Investment Services Corporation
Centaurus Financial, Inc.
Cetera Advisors, LLC
Cetera Advisors Networks, LLC
Cetera Financial Specialists, LLC
Cetera Investment Services, LLC
CFD Investments, Inc.
Citigroup Global Markets, Inc.
Commonwealth Financial Network
CUNA Brokerage Services
Cuso Financial Services, L.P.
Farmer's Financial Solution
First Allied Securities Inc.
First Citizens Investor Services, Inc.
First Tennessee Brokerage Inc.
Founders Financial Securities
Girard Securities, Inc.
H.D. Vest Investment Securities, Inc.
Harbour Investments
Independent Financial Group, LLC
Investacorp, Inc.
Investment Professionals, Inc.
Investors Capital Corporation
Janney Montgomery Scott LLC
JP Turner & Company, LLC
Key Investment Services LLC
Kovack Securities
Legend Equities
Lincoln Financial Advisors Corp.
Lincoln Financial Services Corp
Lincoln Investment Planning
LPL Financial Corporation
Lucia Securities, LLC
Mercap Securities, LLC
Merrill Lynch Life Agency, Inc.
MetLife Securities, Inc.
Morgan Stanley Smith Barney
Mutual of Omaha Investment Services, Inc.
National Planning Corporation
Next Financial Group, Inc.
NFP Securities Inc.

                               MORE INFORMATION

PNC Investments
Primerica Financial Services
Questar Capital Corporation
Raymond James Insurance Group
RBC Capital Markets Corporation
Robert W Baird & Company
Santander Securities Corporation
Securities America Inc.
SIGMA Financial Corporation
Signator Financial Services
Signator Investors, Inc.
Southwest Securities, Inc.
Summit Brokerage Services, Inc.
SunTrust Investments
SWS Financial Services
The Advisor Group
TransAmerica Financial Advisors
Triad Advisors
U.S. Bancorp Investments, Inc.
UBS Financial Services, Inc.
Valmark Securities, Inc.
Voya Financial Advisors
VSR Financial Services Inc.
Wells Fargo Wealth Brokerage Insurance Agency

                               MORE INFORMATION

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2015 (the "Annual Report") is considered to be part of this prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washing-ton, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa.com.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 1.20% and 0.50%. The unit values and number of units outstanding for contracts offered under Separate Account A with daily asset charges of 0.90% and 0.70% are available in the Statement of Additional Information. To request a copy of the Statement of Additional Information, please contact our Processing Office. At the date of this Prospectus, unit values and number of units outstanding for contracts offered under Separate Account A with an asset based charge of 0.25% did not exist. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF
DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET AGGRESSIVE-ALT 25
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $107.64 $108.80 $102.79
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       3      25      43
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET GROWTH-ALT 20
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      -- $104.51 $118.72 $113.20 $125.25 $141.22 $142.87 $135.56
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       3      18      52      96     137     169     190
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET MODERATE GROWTH-ALT 15
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $104.12 $105.37 $100.23
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       9      27
--------------------------------------------------------------------------------------------------------------------------
 AMERICAN FUNDS INSURANCE SERIES(R) BOND FUND/SM/
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 96.31 $100.05 $ 98.77
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       5      34      98
--------------------------------------------------------------------------------------------------------------------------
 AXA 400 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $106.03 $ 96.15 $110.64 $143.94 $154.73 $148.11
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       5      11      12      15      17      20
--------------------------------------------------------------------------------------------------------------------------
 AXA 500 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $103.13 $ 98.08 $111.26 $143.93 $160.10 $158.75
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       7      16      21      27      34      41
--------------------------------------------------------------------------------------------------------------------------
 AXA 2000 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $104.88 $ 92.69 $105.72 $143.50 $147.53 $138.32
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       2       5       7       8       9      12
--------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $149.99 $157.32 $ 94.51 $118.85 $132.78 $121.35 $136.88 $170.99 $176.91 $171.71
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          83     150     183     240     367     480     574     676     774     879
--------------------------------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.35 $116.06 $119.71 $117.51
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       3      16      31      45
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $113.87 $119.03 $104.64 $113.55 $120.34 $121.15 $125.18 $129.04 $130.83 $128.94
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          55     100     129     137     165     181     205     211     215     223
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF
DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $102.73 $112.17 $115.05 $113.14
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       9      19      29
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $121.57 $126.70 $100.86 $114.02 $122.87 $120.54 $127.87 $139.27 $141.95 $139.33
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          80     145     141     173     238     290     364     422     465     492
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $101.41 $104.59 $106.02 $104.57
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       2      11       8      12
--------------------------------------------------------------------------------------------------------------------------
 AXA GLOBAL EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $271.98 $381.60 $160.80 $238.40 $262.52 $227.43 $262.85 $312.57 $314.03 $304.90
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         181     196     162     167     176     165     165     162     158     152
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $136.30 $155.16 $ 84.53 $113.03 $121.97 $100.10 $115.03 $133.56 $123.73 $116.93
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         121     116     128     167     224     233     234     249     301     308
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $104.17 $ 86.39 $ 99.52 $119.08 $110.07 $106.13
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       3      12      17      24      30      37
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $156.89 $170.79 $ 96.19 $123.78 $129.72 $107.44 $124.70 $147.01 $134.82 $128.99
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         231     237     198     175     164     143     127     117     111     108
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $104.21 $106.95 $ 66.14 $ 82.67 $ 93.27 $ 88.25 $100.25 $130.30 $143.70 $142.50
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          28      26      26      22      25      23      21      19      33      34
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP GROWTH MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 98.21 $112.19 $ 68.46 $ 91.21 $103.14 $ 98.18 $110.32 $147.58 $161.97 $166.48
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         178     167     153     147     145     156     148     142     302     282
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $143.93 $135.87 $ 76.51 $ 91.17 $101.70 $ 95.66 $109.50 $143.31 $158.91 $150.69
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         471      42      64      78      77      70      62      50      47      42
--------------------------------------------------------------------------------------------------------------------------
 AXA MID CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $140.50 $136.59 $ 81.55 $109.46 $132.44 $118.52 $138.90 $182.63 $200.06 $190.66
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         382     349     268     368     333     282     247     226     208     191
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $180.56 $190.05 $142.17 $164.76 $179.37 $173.41 $186.40 $208.32 $212.06 $207.66
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           3      27      54      62      73      71      71      67      56      51
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE GROWTH STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.96 $120.06 $124.56 $122.09
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      12      39      91     148
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF
DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $142.10 $149.35 $100.67 $121.30 $133.69 $125.54 $138.32 $163.71 $167.84 $163.68
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         290     487     554     652     867   1,047   1,184   1,339   1,476   1,602
--------------------------------------------------------------------------------------------------------------------------
 AXA SMARTBETA EQUITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 95.57
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/AB DYNAMIC MODERATE GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.29 $118.56 $122.73 $120.51
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       5      18      48      67
--------------------------------------------------------------------------------------------------------------------------
 AXA/AB SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $188.69 $218.08 $119.54 $160.64 $212.01 $208.64 $238.25 $325.25 $332.83 $319.27
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       3       7       9      11      12      14      14      13      11
--------------------------------------------------------------------------------------------------------------------------
 AXA/DOUBLELINE OPPORTUNISTIC CORE PLUS BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 97.54
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       4
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN BALANCED MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $104.34 $105.20 $ 70.88 $ 91.41 $100.52 $ 99.40 $109.23 $123.64 $129.74 $124.29
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          22     149     134     120     113      87      78      80      89     103
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.27 $ 97.73 $ 64.30 $ 81.46 $100.02 $ 89.35 $103.13 $139.28 $140.53 $129.77
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           2      10      15      15      17      15      16      17      16      17
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   -- $ 95.25 $ 59.39 $ 75.38 $ 82.21 $ 77.62 $ 87.98 $107.16 $111.67 $107.24
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      69      87      86      85      91      93      94     120     134
--------------------------------------------------------------------------------------------------------------------------
 AXA/HORIZON SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 87.33
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/LOOMIS SAYLES GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $116.29 $138.79 $ 92.02 $117.96 $126.12 $128.19 $142.58 $179.29 $190.99 $210.45
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           5      11      33      40      47      37      34      29      25      24
--------------------------------------------------------------------------------------------------------------------------
 AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $107.15 $107.60 $ 65.81 $ 81.35 $ 89.97 $ 84.93 $ 95.83 $122.40 $132.66 $127.94
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           8      73      71      61      51      41      36      31      27      23
--------------------------------------------------------------------------------------------------------------------------
 AXA/PACIFIC GLOBAL SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 80.60
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $107.73 $108.55 $ 63.47 $ 81.54 $ 87.00 $ 78.82 $ 92.93 $116.56 $116.42 $111.99
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1      54      43      51      65      75      87      99     112     119
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF
DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ INTERNATIONAL MODERATE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 91.57
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ MULTI-SECTOR BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $134.04 $136.92 $ 80.78 $ 87.51 $ 92.20 $ 95.71 $ 99.60 $ 97.55 $ 98.68 $ 96.87
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       2     154     139     144     134     138     137     137     140
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ REAL ASSETS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 86.47
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $132.55 $135.77 $ 77.65 $103.21 $130.17 $108.44 $119.32 $174.21 $167.63 $155.61
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          50      72      59      50      42      35      30      28      22      19
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $210.41 $187.41 $115.05 $143.69 $176.76 $158.90 $183.31 $258.49 $242.34 $207.98
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         127     112      94      85      70      57      48      42      35      31
--------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $187.75 $187.68 $117.63 $151.42 $167.98 $160.81 $180.54 $245.68 $266.28 $246.91
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         276     266     237     251     300     349     394     457     530     602
--------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $128.59 $131.73 $ 88.11 $ 97.11 $111.01 $109.25 $127.07 $165.42 $177.60 $172.48
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          67      72      68      68      74      80      97     120     127     130
--------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 91.39 $101.24 $ 54.79 $ 70.85 $ 78.76 $ 78.03 $ 90.00 $119.44 $134.07 $133.09
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           9      12      12      15      21      39      37      46      56      65
--------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $133.03 $133.60 $ 79.64 $103.44 $118.34 $121.60 $141.05 $183.63 $200.50 $201.88
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         143     370     316     277     243     210     184     166     150     139
--------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $188.20 $192.89 $107.37 $136.48 $156.63 $155.96 $178.12 $233.12 $258.09 $254.85
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      17      29      31      35      33      31      27      26      24
--------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $116.91 $119.09 $107.14 $108.70 $113.61 $117.63 $119.89 $116.56 $117.95 $117.04
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         144     159     122     139     130     120     121     134     158     187
--------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 94.51 $ 90.43 $ 73.13
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       3      10      21
--------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $187.87 $195.29 $121.23 $151.14 $171.22 $172.16 $196.00 $254.67 $284.26 $283.09
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           2      16      35      45      54      59      59      59      59      54
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF
DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. (CONTINUED)



----------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                         -   -------------------------------------------------------------------------------
                                              2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
----------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $116.57 $119.10 $101.40 $116.85 $126.55 $126.72 $131.77 $144.49 $145.10 $147.11
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            12      21      18      17      19      17      15      11       9       8
----------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $137.07 $148.00 $101.39 $141.70 $185.71 $177.07 $206.17 $283.37 $288.56 $268.85
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            80     128     143     181     264     338     427     528     636     744
----------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 99.66 $107.62 $113.22 $114.06 $119.80 $123.57 $126.63 $121.97 $121.57 $115.55
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            14      37      73      76     101     105      99      93      91      87
----------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD BOND
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --      --      --      --      --      -- $101.38 $102.08 $ 97.73
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --      --      --      --      --      --       5      15      28
----------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $143.80 $152.20 $156.16 $151.16 $156.03 $162.73 $162.35 $157.77 $158.26 $157.03
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --       1       1       2       2       2       2       2       2       2
----------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $160.24 $177.32 $ 86.55 $108.95 $113.54 $ 98.74 $113.42 $136.12 $125.21 $121.06
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             3      16      24      31      32      28      25      22      18      17
----------------------------------------------------------------------------------------------------------------------------
 EQ/INVESCO COMSTOCK
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $119.54 $115.14 $ 71.73 $ 91.00 $103.59 $100.32 $117.37 $156.59 $168.50 $156.17
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            23      32      24      24      27      22      16      19     141     144
----------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $127.65 $124.59 $ 74.13 $ 96.91 $107.54 $100.69 $115.45 $154.88 $175.03 $168.98
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            39      38      31      26      29      29      27      33      38      51
----------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 69.76 $ 78.56 $ 49.46 $ 66.57 $ 76.26 $ 77.12 $ 87.41 $114.42 $126.88 $131.46
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           249     223     194     188     179     176     181     204     241     292
----------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $112.35 $104.42 $ 44.66 $ 52.58 $ 59.54 $ 58.64 $ 67.55 $ 87.81 $ 97.71 $ 92.26
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            41      49      27      28      30      69      75      91     122     159
----------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $142.89 $164.04 $ 96.79 $131.24 $149.04 $131.48 $155.48 $174.58 $163.85 $162.20
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            14      40      40      42      49      57      71      98     129     164
----------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $129.84 $138.57 $ 69.43 $ 93.48 $116.13 $111.98 $129.53 $169.67 $182.70 $175.35
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           494     531     504     465     434     389     364     369     392     445
----------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $127.45 $132.18 $133.68 $132.46 $131.00 $129.43 $127.87 $126.34 $124.82 $123.32
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --       1       2       1       1       2       1       1       1       1
----------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF
DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $133.70 $161.70 $ 84.15 $130.59 $170.69 $155.66 $167.26 $228.94 $224.59 $209.70
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          12      34      47      85     149     218     283     318     362     392
--------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $110.99 $115.91 $ 67.86 $ 92.93 $105.76 $ 95.49 $113.56 $141.74 $142.55 $145.32
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           3      17      29      36      52      94     110     149     192     258
--------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO GLOBAL REAL RETURN
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 90.81 $ 96.78 $ 93.36
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       6      23      57
--------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 98.64 $108.63 $102.98 $109.89 $109.49 $107.97 $108.26 $107.05 $105.67 $104.12
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          56      73     145     198     180     156     152     155     163     168
--------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $153.26 $158.68 $146.86 $135.29 $142.01 $142.03 $144.05 $139.07 $141.38 $140.00
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       1     123     108      95      88      80      77      77
--------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $163.91 $158.96 $103.45 $128.91 $160.25 $152.00 $173.52 $235.64 $244.10 $230.15
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         167     193     185     195     188     176     166     163     162     173
--------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.40 $114.84 $ 65.57 $ 92.41 $106.26 $102.95 $120.97 $164.85 $176.94 $192.69
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          30     152     155     200     266     324     402     492     590     703
--------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $132.73 $132.66 $ 78.60 $102.84 $114.89 $110.31 $123.01 $164.72 $186.25 $181.39
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          46      65      64      57      52      40      28      25      24      26
--------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 88.82 $ 97.69 $ 69.88 $ 96.86 $112.25 $104.39 $124.21 $170.67 $175.03 $175.12
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          38      41      47      60      85     117     120     120     107      93
--------------------------------------------------------------------------------------------------------------------------
 FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $105.87 $101.69 $116.69 $150.97 $166.54 $165.23
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      46     196     359     506     647     792
--------------------------------------------------------------------------------------------------------------------------
 GOLDMAN SACHS VIT MID CAP VALUE FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      -- $ 86.10 $100.54 $131.67 $147.38 $131.74
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       1       2
--------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. GLOBAL REAL ESTATE FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $109.26 $100.69 $127.18 $128.72 $145.42 $141.16
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1       2       4       7       8       9
--------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. HIGH YIELD FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      -- $ 95.08 $109.87 $115.89 $116.31 $111.04
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       5      28      51      71     101
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF
DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. (CONTINUED)



----------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                           ---------------------------------------------------------------------------
                                            2006   2007   2008   2009   2010    2011    2012    2013    2014    2015
----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. INTERNATIONAL GROWTH FUND
----------------------------------------------------------------------------------------------------------------------
   Unit value                                  --     --     --     --      -- $ 86.88 $ 98.92 $116.03 $114.74 $110.40
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         --     --     --     --      --       1       2       4       7       8
----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. MID CAP CORE EQUITY FUND
----------------------------------------------------------------------------------------------------------------------
   Unit value                                  --     --     --     -- $104.26 $ 96.31 $105.26 $133.60 $137.50 $130.03
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         --     --     --     --       4      14      18      22      28      37
----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. SMALL CAP EQUITY FUND
----------------------------------------------------------------------------------------------------------------------
   Unit value                                  --     --     --     -- $108.58 $106.22 $119.27 $161.54 $162.93 $151.73
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         --     --     --     --       2       7      10      14      16      20
----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP ENERGY
----------------------------------------------------------------------------------------------------------------------
   Unit value                                  --     --     --     -- $113.52 $101.98 $102.14 $128.92 $113.92 $ 87.63
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         --     --     --     --      10      31      49      67     101     142
----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP HIGH INCOME
----------------------------------------------------------------------------------------------------------------------
   Unit value                                  --     --     --     -- $106.27 $110.52 $129.55 $141.43 $142.39 $131.53
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         --     --     --     --      10      62     152     252     350     439
----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP MID CAP GROWTH
----------------------------------------------------------------------------------------------------------------------
   Unit value                                  --     --     --     --      -- $ 89.76 $100.71 $129.29 $137.79 $128.27
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         --     --     --     --      --      10      61     127     178     235
----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP SMALL CAP GROWTH
----------------------------------------------------------------------------------------------------------------------
   Unit value                                  --     --     --     --      -- $ 79.17 $ 82.26 $116.51 $116.95 $117.72
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         --     --     --     --      --      --       1       1       1       3
----------------------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
----------------------------------------------------------------------------------------------------------------------
   Unit value                                  --     --     --     -- $113.45 $ 91.87 $110.79 $108.09 $101.84 $ 80.44
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         --     --     --     --      29     123     228     342     468     626
----------------------------------------------------------------------------------------------------------------------
 MFS(R) INTERNATIONAL VALUE PORTFOLIO
----------------------------------------------------------------------------------------------------------------------
   Unit value                                  --     --     --     -- $105.97 $102.84 $117.79 $148.53 $148.41 $155.90
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         --     --     --     --      15      75     138     248     386     564
----------------------------------------------------------------------------------------------------------------------
 MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
----------------------------------------------------------------------------------------------------------------------
   Unit value                                  --     --     --     --      --      --      --      --      -- $188.77
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         --     --     --     --      --      --      --      --      --      28
----------------------------------------------------------------------------------------------------------------------
 MFS(R) INVESTORS TRUST SERIES
----------------------------------------------------------------------------------------------------------------------
   Unit value                                  --     --     --     -- $101.87 $ 98.22 $115.31 $150.09 $164.17 $162.12
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         --     --     --     --       8      15      19      27      30      31
----------------------------------------------------------------------------------------------------------------------
 MFS(R) TECHNOLOGY PORTFOLIO
----------------------------------------------------------------------------------------------------------------------
   Unit value                                  --     --     --     -- $119.10 $118.91 $134.23 $178.67 $194.90 $212.84
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         --     --     --     --       4      19      34      46      61      89
----------------------------------------------------------------------------------------------------------------------
 MFS(R) UTILITIES SERIES
----------------------------------------------------------------------------------------------------------------------
   Unit value                                  --     --     --     -- $110.84 $116.64 $130.46 $154.96 $172.18 $145.01
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         --     --     --     --       5      41      81     117     159     195
----------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF
DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 95.60 $105.47 $ 55.70 $ 75.73 $ 88.22 $ 81.89 $ 92.40 $125.25 $136.95 $140.71
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       2       5      20      23      21      18      15      13      13
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $115.90 $121.67 $123.17 $131.81 $138.31 $144.59 $150.67 $145.36 $149.00 $147.40
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         111     108      95      97     127     110     154     182     189     200
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $110.13 $121.76 $ 67.87 $ 95.07 $119.18 $108.47 $123.72 $171.33 $177.51 $172.71
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         116     107      96      92      79      64      52      44      38      36
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $140.28 $138.72 $ 87.76 $125.17 $154.48 $132.28 $150.05 $201.01 $209.20 $195.22
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          85      82      69      66      62      49      41      37      30      26
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $106.79 $124.72 $ 65.21 $102.08 $118.71 $111.64 $125.11 $167.60 $188.02 $197.46
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         124     126     121     131     140     131     123     117     116     118
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2015 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.37 $114.81 $ 78.86 $ 93.74 $102.55 $ 98.46 $107.85 $121.54 $123.64 $119.82
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       5      11      13      18      22      24      25      30      33
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2025 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $109.32 $115.96 $ 74.45 $ 90.62 $100.22 $ 95.16 $106.09 $124.84 $128.32 $124.19
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           2      15      24      33      39      50      62      72      89     101
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2035 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $110.21 $116.92 $ 71.58 $ 88.79 $ 98.89 $ 93.17 $105.04 $126.88 $130.98 $126.78
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       7      14      22      32      45      58      75      94     116
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2045 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $110.99 $118.22 $ 68.52 $ 86.50 $ 96.81 $ 90.36 $103.05 $127.49 $131.98 $127.49
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       5       9      12      19      32      47      65      87     116
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2055 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 91.54
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       4
--------------------------------------------------------------------------------------------------------------------------
 VANECK VIP GLOBAL HARD ASSETS FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      -- $ 83.02 $ 84.57 $ 92.15 $ 73.43 $ 48.15
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      17      38      49      65      87
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET AGGRESSIVE-ALT 25
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $108.13 $110.07 $104.72
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       2       2
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET GROWTH-ALT 20
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      -- $104.73 $119.82 $115.06 $128.21 $145.58 $148.32 $141.73
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET MODERATE GROWTH-ALT 15
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $104.60 $106.60 $102.12
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AMERICAN FUNDS INSURANCE SERIES(R) BOND FUND/SM/
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 96.75 $101.22 $100.64
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       6      10
--------------------------------------------------------------------------------------------------------------------------
 AXA 400 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $106.56 $ 97.31 $112.76 $147.75 $159.94 $154.19
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA 500 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $103.64 $ 99.26 $113.40 $147.73 $165.50 $165.27
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA 2000 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $105.39 $ 93.80 $107.75 $147.29 $152.50 $144.00
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $153.46 $162.11 $ 98.08 $124.22 $139.76 $128.63 $146.13 $183.82 $191.54 $187.23
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       2       2       2       3       2       3       6
--------------------------------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.82 $117.41 $121.96 $120.58
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       5
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $116.51 $122.65 $108.60 $118.67 $126.66 $128.42 $133.63 $138.73 $141.64 $140.60
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       2       4       4       5
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.19 $113.48 $117.21 $116.09
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $124.39 $130.56 $104.67 $119.17 $129.33 $127.77 $136.50 $149.73 $153.69 $151.92
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       7      11      20
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $101.87 $105.81 $108.02 $107.30
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       2
--------------------------------------------------------------------------------------------------------------------------
 AXA GLOBAL EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $242.92 $343.25 $145.67 $217.50 $241.20 $210.44 $244.94 $293.34 $296.80 $290.21
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       1       1       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $127.17 $145.80 $ 80.00 $107.72 $117.07 $ 96.76 $111.98 $130.94 $122.16 $116.27
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       1      --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $104.68 $ 87.43 $101.43 $122.23 $113.78 $110.49
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $132.94 $145.75 $ 82.67 $107.14 $113.07 $ 94.32 $110.24 $130.89 $120.89 $116.48
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       2       2
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $103.30 $106.78 $ 66.51 $ 83.72 $ 95.11 $ 90.63 $103.69 $135.72 $150.74 $150.54
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP GROWTH MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 60.37 $ 69.45 $ 42.68 $ 57.27 $ 65.22 $ 62.52 $ 70.75 $ 95.31 $105.35 $109.05
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       1       1      --      --       3       6
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $163.40 $155.34 $ 88.09 $105.72 $118.77 $112.50 $129.69 $170.94 $190.89 $182.31
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA MID CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $183.59 $179.75 $108.09 $146.11 $178.03 $160.44 $189.37 $250.75 $276.62 $265.50
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       1       1       2       1       2       2
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $103.11 $109.30 $ 82.34 $ 96.11 $105.37 $102.59 $111.06 $125.00 $128.14 $126.37
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE GROWTH STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $104.44 $121.46 $126.90 $125.27
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       5
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $145.39 $153.90 $104.47 $126.77 $140.71 $133.07 $147.66 $176.00 $181.72 $178.48
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       3       5       5       6       6       7       6       8
--------------------------------------------------------------------------------------------------------------------------
 AXA SMARTBETA EQUITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 96.00
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/AB DYNAMIC MODERATE GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.76 $119.94 $125.04 $123.65
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/AB SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $103.84 $120.87 $ 66.73 $ 90.30 $120.02 $118.95 $136.80 $188.08 $193.83 $187.25
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/DOUBLELINE OPPORTUNISTIC CORE PLUS BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 97.98
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN BALANCED MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $104.56 $106.18 $ 72.05 $ 93.57 $103.63 $103.19 $114.20 $130.20 $137.58 $132.74
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       1       4       7       9       9
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.50 $ 98.64 $ 65.36 $ 83.39 $103.11 $ 92.77 $107.84 $146.66 $149.03 $138.59
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       2       5       5       5
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   -- $ 95.67 $ 60.08 $ 76.79 $ 84.35 $ 80.20 $ 91.54 $112.30 $117.85 $113.98
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       4       9      10       8
--------------------------------------------------------------------------------------------------------------------------
 AXA/HORIZON SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 87.72
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 AXA/LOOMIS SAYLES GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $118.12 $141.99 $ 94.81 $122.39 $131.79 $134.90 $151.11 $191.36 $205.29 $227.81
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $107.38 $108.61 $ 66.89 $ 83.28 $ 92.75 $ 88.18 $100.20 $128.88 $140.68 $136.64
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/PACIFIC GLOBAL SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 80.96
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $107.79 $109.56 $ 64.51 $ 83.47 $ 89.69 $ 81.83 $ 97.17 $122.73 $123.46 $119.61
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ INTERNATIONAL MODERATE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 91.98
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ MULTI-SECTOR BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $102.63 $105.59 $ 80.57 $ 88.11 $ 93.72 $ 98.22 $102.94 $101.39 $103.29 $102.11
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ REAL ASSETS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 86.86
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $134.64 $138.89 $ 80.00 $107.09 $136.02 $114.12 $126.46 $185.94 $180.19 $168.45
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $208.48 $187.01 $115.62 $145.43 $180.17 $163.11 $189.51 $269.12 $254.09 $219.62
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1      --       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $157.18 $158.23 $ 99.88 $129.48 $144.66 $139.47 $157.69 $216.10 $235.89 $220.27
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       2       3       7       9
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $130.62 $134.77 $ 90.78 $100.76 $116.00 $114.96 $134.67 $176.55 $190.90 $186.71
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       1       1       2       6      12      16
--------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 85.06 $ 94.90 $ 51.72 $ 67.36 $ 75.42 $ 75.24 $ 87.40 $116.81 $132.05 $132.02
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $125.42 $126.86 $ 76.16 $ 99.62 $114.78 $118.78 $138.75 $181.92 $200.03 $202.84
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $104.17 $107.52 $ 60.28 $ 77.16 $ 89.18 $ 89.43 $102.86 $135.57 $151.16 $150.32
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       2       1       1       1       1      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $121.18 $124.31 $112.63 $115.08 $121.12 $126.30 $129.64 $126.94 $129.36 $129.27
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       2       4       5       5
--------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 94.95 $ 91.49 $ 74.51
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $103.22 $108.06 $ 67.56 $ 84.82 $ 96.77 $ 97.99 $112.35 $147.01 $165.26 $165.75
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $117.94 $121.36 $104.07 $120.76 $131.72 $132.83 $139.10 $153.61 $155.35 $158.62
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $139.23 $151.41 $104.46 $147.03 $194.05 $186.34 $218.50 $302.44 $310.16 $291.02
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       1       2       2       2       3       4       5
--------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $100.53 $109.34 $115.84 $117.53 $124.32 $129.14 $133.27 $129.27 $129.77 $124.21
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       2       3       3
--------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $101.84 $103.27 $ 99.58
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $100.44 $107.06 $110.63 $107.84 $112.11 $117.75 $118.30 $115.78 $116.96 $116.88
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $105.97 $118.10 $ 58.05 $ 73.60 $ 77.24 $ 67.65 $ 78.26 $ 94.59 $ 87.62 $ 85.32
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       1      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/INVESCO COMSTOCK
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $120.95 $117.33 $ 73.61 $ 94.05 $107.82 $105.15 $123.90 $166.47 $180.41 $168.39
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       3       3
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $134.61 $132.31 $ 79.29 $104.38 $116.66 $110.00 $127.02 $171.61 $195.31 $189.89
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       5
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 66.16 $ 75.03 $ 47.58 $ 64.48 $ 74.39 $ 75.76 $ 86.48 $114.01 $127.32 $132.85
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       1       1       1      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $113.34 $106.08 $ 45.70 $ 54.18 $ 61.79 $ 61.28 $ 71.09 $ 93.08 $104.31 $ 99.19
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $144.57 $167.16 $ 99.33 $135.64 $155.13 $137.81 $164.13 $185.60 $175.43 $174.90
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $138.97 $149.37 $ 75.38 $102.20 $127.87 $124.17 $144.65 $190.81 $206.93 $200.01
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       1       1       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $100.76 $105.25 $107.20 $106.97 $106.54 $106.01 $105.48 $104.95 $104.43 $103.90
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $135.28 $164.77 $ 86.36 $134.96 $177.66 $163.17 $176.56 $243.39 $240.46 $226.11
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       1       2       1       1      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $111.23 $116.99 $ 68.98 $ 95.14 $109.04 $ 99.14 $118.74 $149.26 $151.18 $155.20
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       2       2       4
--------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO GLOBAL REAL RETURN
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 91.23 $ 97.91 $ 95.12
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       2       8      10
--------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 99.80 $110.69 $105.68 $113.57 $113.96 $113.17 $114.29 $113.81 $113.14 $112.26
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       3       3       4
--------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $100.81 $105.12 $ 97.98 $103.61 $109.76 $110.81 $113.19 $110.05 $112.68 $112.37
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $169.88 $165.93 $108.75 $136.48 $170.86 $163.21 $187.63 $256.62 $267.72 $254.21
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $110.11 $117.48 $ 67.56 $ 95.88 $111.04 $108.34 $128.20 $175.94 $190.19 $208.58
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $134.82 $135.71 $ 80.98 $106.71 $120.05 $116.08 $130.37 $175.81 $200.20 $196.36
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. (CONTINUED)



---------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                              -----------------------------------------------------------------------------
                                               2006   2007    2008   2009    2010    2011    2012    2013    2014    2015
---------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
---------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $90.42 $100.16 $72.15 $100.72 $117.54 $110.09 $131.92 $182.55 $188.54 $189.97
---------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --     --      --      --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
 FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --     --      -- $106.39 $102.91 $118.93 $154.96 $172.15 $172.00
---------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --     --      --      --      --      --       1      --       2
---------------------------------------------------------------------------------------------------------------------------
 GOLDMAN SACHS VIT MID CAP VALUE FUND
---------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --     --      --      -- $ 86.49 $101.71 $134.15 $151.21 $136.13
---------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --     --      --      --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. GLOBAL REAL ESTATE FUND
---------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --     --      -- $109.52 $101.64 $129.29 $131.78 $149.93 $146.58
---------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --     --      --      --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. HIGH YIELD FUND
---------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --     --      --      -- $ 95.50 $111.14 $118.07 $119.34 $114.74
---------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --     --      --      --      --       1       2       3       4
---------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. INTERNATIONAL GROWTH FUND
---------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --     --      --      -- $ 87.27 $100.08 $118.21 $117.73 $114.08
---------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --     --      --      --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. MID CAP CORE EQUITY FUND
---------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --     --      -- $104.77 $ 97.47 $107.28 $137.13 $142.13 $135.37
---------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --     --      --      --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. SMALL CAP EQUITY FUND
---------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --     --      -- $109.11 $107.50 $121.56 $165.81 $168.42 $157.96
---------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --     --      --      --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP ENERGY
---------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --     --      -- $114.08 $103.21 $104.10 $132.33 $117.77 $ 91.23
---------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --     --      --      --      --       1       2       4       5
---------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP HIGH INCOME
---------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --     --      -- $106.52 $111.56 $131.69 $144.79 $146.81 $136.58
---------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --     --      --      --      --       1       4       8      12
---------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP MID CAP GROWTH
---------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --     --      --      -- $ 90.17 $101.88 $131.72 $141.38 $132.54
---------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --     --      --      --      --      --       1       1       1
---------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --     --      --      -- $ 79.53 $ 83.22 $118.70 $119.99 $121.64
---------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --     --      --      --      --      --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --     --      -- $113.71 $ 92.74 $112.62 $110.67 $105.01 $ 83.53
---------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --     --      --      --      --       1       6      14      20
---------------------------------------------------------------------------------------------------------------------------
 MFS(R) INTERNATIONAL VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --     --      -- $106.49 $104.07 $120.05 $152.45 $153.41 $162.29
---------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --     --      --      --      --       2       8      14      21
---------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $196.01
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) INVESTORS TRUST SERIES
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $102.37 $ 99.40 $117.53 $154.05 $169.70 $168.77
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) TECHNOLOGY PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $119.37 $120.03 $136.46 $182.92 $200.94 $221.00
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       2       2       2
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) UTILITIES SERIES
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $111.10 $117.74 $132.63 $158.64 $177.53 $150.57
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $105.24 $116.93 $ 62.19 $ 85.16 $ 99.90 $ 93.39 $106.13 $144.87 $159.53 $165.06
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $120.06 $126.94 $129.41 $139.47 $147.39 $155.17 $162.84 $158.21 $163.32 $162.72
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       2       2       5
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $114.09 $127.03 $ 71.31 $100.60 $127.00 $116.41 $133.71 $186.49 $194.58 $190.66
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $145.32 $144.72 $ 92.21 $132.45 $164.62 $141.96 $162.17 $218.80 $229.33 $215.51
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $110.62 $130.12 $ 68.52 $108.02 $126.51 $119.81 $135.22 $182.43 $206.11 $217.98
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1       1       1      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2015 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.60 $115.88 $ 80.16 $ 95.96 $105.72 $102.23 $112.77 $127.99 $131.12 $127.97
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       3
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2025 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $109.56 $117.04 $ 75.68 $ 92.77 $103.33 $ 98.80 $110.93 $131.46 $136.08 $132.64
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       6
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2035 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $110.45 $118.01 $ 72.76 $ 90.90 $101.96 $ 96.73 $109.83 $133.60 $138.90 $135.40
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       4
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2045 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $111.24 $119.32 $ 69.65 $ 88.55 $ 99.81 $ 93.82 $107.75 $134.25 $139.96 $136.17
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       3
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2055 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 91.95
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 VANECK VIP GLOBAL HARD ASSETS FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      -- $ 83.39 $ 85.55 $ 93.89 $ 75.35 $ 49.76
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2016 to a fixed maturity option with a maturity date of June 15, 2024 (eight years later) at a hypothetical rate to maturity of 4.00% (H), resulting in a maturity value of $136,886 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2020./(a)/



-----------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY/(J)/
                                                                              ON JUNE 15, 2020
                                                                             ------------------------------------------
                                                                                2%                   6%
-----------------------------------------------------------------------------------------------------------------------
AS OF JUNE 15, 2020 BEFORE WITHDRAWAL
(1) Market adjusted amount/(b)/                                              $126,455             $108,409
-----------------------------------------------------------------------------------------------------------------------
(2) fixed maturity amount/(c)/                                               $116,998             $116,998
-----------------------------------------------------------------------------------------------------------------------
(3) market value adjustment: (1) - (2)                                       $  9,457             $ (8,589)
-----------------------------------------------------------------------------------------------------------------------
ON JUNE 15, 2020 AFTER $50,000 WITHDRAWAL
(4) portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                        $  3,739             $ (3,961)
-----------------------------------------------------------------------------------------------------------------------
(5) portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $ 46,261             $ 53,961
-----------------------------------------------------------------------------------------------------------------------
(6) market adjusted amount (1) - $50,000                                     $ 76,455             $ 58,409
-----------------------------------------------------------------------------------------------------------------------
(7) fixed maturity amount: (2) - (5)                                         $ 70,738             $ 63,037
-----------------------------------------------------------------------------------------------------------------------
(8) maturity value/(d)/                                                      $ 82,762             $ 73,752
-----------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461

(b)Market adjusted amount is based on the following calculation:

Maturity value        =               $136,886               where j is either 2% or 6%
----------------------          -----------------------------
(1+j)/(D/365)/                   (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:
Maturity value        =               $136,886
----------------------          -----------------------------
(1+h)/(D/365)/                  (1+0.04)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365) /= ($70,738 or $63,037) x (1+0.04)/(1,461/365)/

                 APPENDIX II: MARKET VALUE ADJUSTMENT EXAMPLE

Appendix III: Death benefit example

--------------------------------------------------------------------------------

If you do not elect the enhanced death benefit, the death benefit is equal to
(i) your account value (without any negative market value adjustment), or
(ii) the standard death benefit, less any outstanding loan balance (including any accrued, but unpaid loan interest). The standard death benefit is equal to your total contributions, adjusted for withdrawals, including any withdrawal charges and taxes that may apply. If you elect the enhanced death benefit, the death benefit is equal to (i) the account value (without any negative market adjustment that would otherwise apply), or (ii) the enhanced death benefit as of the date of your death, whichever provides the highest amount.

Please see "Death benefit" under "Contract features and benefits" earlier in this prospectus for more detailed information.

The following illustrates the death benefit calculation. Assuming $100,000 is allocated to the variable investment options, no additional contributions, no transfers and no loans or withdrawals, the death benefit for a participant age 45 would be calculated as follows:

-----------------------------------------------------------------------------------
      END OF                                                     ENHANCED DEATH
PARTICIPATION YEAR   ACCOUNT VALUE/(1)/      CONTRIBUTION            BENEFIT
-----------------------------------------------------------------------------------
         1              $105,000/(2)/          $100,000             $100,000
-----------------------------------------------------------------------------------
         2              $115,500/(2)/                               $100,000
-----------------------------------------------------------------------------------
         3              $129,360/(2)/                             $129,360/(2)/
-----------------------------------------------------------------------------------
         4                $103,488                                $129,360/(3)/
-----------------------------------------------------------------------------------
         5                $113,837                                $129,360/(3)/
-----------------------------------------------------------------------------------
         6                $127,497                                $129,360/(3)/
-----------------------------------------------------------------------------------
         7                $127,497                                $129,360/(3)/
-----------------------------------------------------------------------------------
         8              $133,872/(2)/                               $129,360
-----------------------------------------------------------------------------------
         9                $147,259                                $147,259/(4)/
-----------------------------------------------------------------------------------

The account values for participation years 1 through 9 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%,
12.00%, 0.00%, 5.00% and 10.00%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

(1)If the enhanced death benefit was not elected, the death benefit on each participation date anniversary would be equal to the account value, since it is higher than the contribution.

(2)If the enhanced death benefit was elected, at the end of participation years 1, 2, 3 and 8, the death benefit will be equal to the account value. Also in participation year 3, the enhanced death benefit is increased to equal the account value.

(3)At the end of participation years 4, 5, 6 and 7, the death benefit would be equal to the enhanced death benefit since it is higher than the account value. Also, at the end of participation year 6, no adjustment would be made to the enhanced death benefit, since the enhanced death benefit is higher than the account value.

(4)At the end of participation year 9, the enhanced death benefit would be increased to the account value, since the account value on the participation date anniversary is higher than the current enhanced death benefit.

                                     III-1

                      APPENDIX III: DEATH BENEFIT EXAMPLE

Appendix IV: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

STATES WHERE CERTAIN EQUI-VEST(R) STRATEGIES (SERIES 900) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

---------------------------------------------------------------------------------------------------------------------------------
 STATE                                 FEATURES AND BENEFITS                  CONTRACT TYPE      AVAILABILITY OR VARIATION
---------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA                             See "Contract features and             All contract types If you reside in the state of
                                       benefits"--"Your right to cancel                          California and you are age 60
                                       within a certain number of days"                          or older at the time the
                                                                                                 certificate is issued, you may
                                                                                                 return your certificate within
                                                                                                 30 days from the date that you
                                                                                                 receive it and receive a refund
                                                                                                 as described below.

                                                                                                 If you allocate your entire
                                                                                                 initial contribution to the EQ/
                                                                                                 Money Market option, the
                                                                                                 amount of your refund will be
                                                                                                 equal to your contribution less
                                                                                                 interest, unless you make a
                                                                                                 transfer, in which case the
                                                                                                 amount of your refund will be
                                                                                                 equal to your account value on
                                                                                                 the date we receive your
                                                                                                 request to cancel at our
                                                                                                 processing office. This amount
                                                                                                 could be less than your initial
                                                                                                 contribution. If you allocate
                                                                                                 any portion of your initial
                                                                                                 contribution to variable
                                                                                                 investment options other than
                                                                                                 the EQ/Money Market option,
                                                                                                 your refund will be equal to
                                                                                                 your account value on the date
                                                                                                 we receive your request to
                                                                                                 cancel at our processing office.
---------------------------------------------------------------------------------------------------------------------------------
FLORIDA                                See "Your right to cancel within a     All contract types If you reside in the state of
                                       certain number of days" in "Contract                      Florida, you may cancel your
                                       features and benefits"                                    variable annuity contract and
                                                                                                 return it to us within 21 days
                                                                                                 from the date that you receive
                                                                                                 it. You will receive an
                                                                                                 unconditional refund equal to
                                                                                                 the greater of the cash sur-
                                                                                                 render value provided in the
                                                                                                 annuity contract, plus any fees
                                                                                                 or charges deducted from the
                                                                                                 contributions or imposed
                                                                                                 under the contract, or a refund
                                                                                                 of all contributions paid.
---------------------------------------------------------------------------------------------------------------------------------

                                     IV-1

APPENDIX IV: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

----------------------------------------------------------------------------------------------------------------------------
 STATE               FEATURES AND BENEFITS                  CONTRACT TYPE                  AVAILABILITY OR VARIATION
----------------------------------------------------------------------------------------------------------------------------

FLORIDA              See "Withdrawal charge" in "Charges    All contract types             If you are age 65 or older at
(CONTINUED)          and expenses"                                                         the time your certificate is
                                                                                           issued, the applicable
                                                                                           withdrawal charge will not
                                                                                           exceed 10% of the amount
                                                                                           withdrawn. In addition, no
                                                                                           charge will apply after the end
                                                                                           of the 10th participation year
                                                                                           or 10 years after a
                                                                                           contribution is made,
                                                                                           whichever is later.
----------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS        See "Withdrawal Charge" in the         All contract types             Waivers (4), (5), and (6) are
                     "Charges under the contract" section                                  not available.
                     under "Charges and expenses"
----------------------------------------------------------------------------------------------------------------------------
MISSOURI             See "Withdrawal Charge" in the         All contract types             Waiver (4) regarding total
                     "Charges under the contract" section                                  disability is not available.
                     under "Charges and expenses"
----------------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE        See "Withdrawal Charge" in the         All contract types             Waiver (6) regarding the
                     "Charges under the contract" section                                  definition of a nursing home
                     under "Charges and expenses"                                          was changed to "(A) A PROVIDER
                                                                                           OF SKILLED NURSING CARE SERVICE",
                                                                                           while it only needs to "PROVIDE
                                                                                           CONTINUOUS ROOM AND BOARD."
----------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA         See "Loans" in "Accessing your money"  All contract types             Taking a loan in excess of
                                                                                           Internal Revenue Code limits
                                                                                           may result in adverse tax
                                                                                           consequences. Please consult
                                                                                           your tax adviser before taking
                                                                                           a loan that exceeds the
                                                                                           Internal Revenue Code limits.
----------------------------------------------------------------------------------------------------------------------------
TEXAS                See "Loans" in "Accessing your money"  All contract types             Taking a loan in excess of the
                                                                                           Internal Revenue Code limits
                                                                                           may result in adverse tax
                                                                                           consequences. Please consult
                                                                                           your tax adviser before taking
                                                                                           a loan that exceeds the
                                                                                           Internal Revenue Code limits.
                     See "What are your investment options  For all new and existing TSA   UNAVAILABLE VARIABLE INVESTMENT
                     under the contract" in "Contract       certificate owners (regardless OPTIONS:
                     features and benefits".                of the certificate issue date) The variable investment
                                                            who are employees of public    options that invest in
                                                            school districts and open      portfolios of unaffiliated trusts
                                                            enrollment charter schools     are not available. You may
                                                            (grades K-12), who are         allocate amounts to the
                                                            participants in the TSA plan,  variable investment options
                                                            the providers of which are     that invest in the AXA Tactical
                                                            subject to the 403(b)          Manager Portfolios.
                                                            Certification Rules of the
                                                            Teacher Retirement System of
                                                            the State of Texas, and who
                                                            enroll and contribute to the
                                                            TSA certificate through a
                                                            salary reduction agreement.
----------------------------------------------------------------------------------------------------------------------------

                                     IV-2

APPENDIX IV: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

--------------------------------------------------------------------------------------------------------------------------------
 STATE               FEATURES AND BENEFITS                  CONTRACT TYPE                       AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------------------------------------------------------
TEXAS                See "Personal Income Benefit" in       For TSA certificate owners who      The Personal Income Benefit
(CONTINUED)          "Contract features and benefits"       are employees of public school      feature is not available.
                                                            districts and open enrollment
                                                            charter schools (grades K-12)
                                                            who are participants in the TSA
                                                            plan, the providers of which are
                                                            subject to the 403(b) Certification
                                                            Rules of the Teacher Retirement
                                                            System of the State of Texas, and
                                                            who enroll and contribute to the
                                                            TSA certificate through a salary
                                                            reduction agreement.
--------------------------------------------------------------------------------------------------------------------------------
VERMONT              See "Loans" in "Accessing your money"  All contract types                  Taking a loan in excess of
                                                                                                Internal Revenue Code limits
                                                                                                may result in adverse tax
                                                                                                consequences. Please consult
                                                                                                your tax adviser before taking
                                                                                                a loan that exceeds the
                                                                                                Internal Revenue Code limits.
--------------------------------------------------------------------------------------------------------------------------------
WASHINGTON           See "Withdrawal Charge" in the         All contract types                  Waiver (6) regarding the
                     "Charges under the contract" section                                       definition of a nursing home is
                     under "Charges and expenses"                                               deleted, and replaced with the
                                                                                                following:
                                                                                                "A nursing home for this
                                                                                                purpose means any home,
                                                                                                place, or institution which
                                                                                                operates or maintains facilities
                                                                                                providing convalescent or
                                                                                                chronic care, or both, for a
                                                                                                period in excess of twenty-four
                                                                                                consecutive hours for three or
                                                                                                more patients not related by
                                                                                                blood or marriage to the
                                                                                                operator, who by reasons of
                                                                                                illness or infirmity, are unable
                                                                                                to properly care for themselves
                                                                                                and as further defined in RCW
                                                                                                18.51.010"
--------------------------------------------------------------------------------------------------------------------------------

                                     IV-3

APPENDIX IV: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Calculation of Annuity Payments                               2

Custodian and Independent Registered Public Accounting Firm   2

Distribution of the Contracts                                 2

Calculating Unit Values                                       3

Condensed Financial Information                               4

Financial Statements                                          20

HOW TO OBTAIN AN EQUI-VEST(R) STRATEGIES (SERIES 900) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT A

Call (800) 628-6673 or send this request form to:
  EQUI-VEST(R)
  Employer Sponsored Programs
  Processing Office
  AXA Equitable
  P.O. Box 4956
  Syracuse, NY 13221-4956


----------------------------------------------------------------------------------
Please send me an EQUI-VEST(R) Strategies (Series 900) Statement of
Additional Information dated May 1, 2016
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


                                                                        #792646

EQUI-VEST(R) At Retirement/SM/

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2016


PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE PURCHASING, OR TAKING ANY OTHER ACTION UNDER YOUR CONTRACT. THIS PROSPECTUS SUPERSEDES ALL PRIOR PROSPECTUSES AND SUPPLEMENTS. YOU SHOULD READ THE PROSPECTUSES FOR THE TRUST WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE PORTFOLIOS.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(R) AT RETIREMENT/SM/?

EQUI-VEST(R) At Retirement/SM/ is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). There is no withdrawal charge under the contract.

This prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the contract are changed after the date of this prospectus in accordance with the contract, those changes will be described in a supplement to this prospectus. You should carefully read this prospectus in conjunction with any applicable supplements. The contract should also be read carefully. You have the right to cancel the contract within a certain number of days after receipt of the contract.

The contract may not be currently available in all states. Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all contracts or in all states. Please see Appendix V later in this prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this prospectus may not be available at the time you purchase the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you after you purchase the contract.


VARIABLE INVESTMENT OPTIONS

--------------------------------------------------------------------------------

.. AXA Balanced Strategy/(1)/
.. AXA Conservative Growth Strategy/(1)/
.. AXA Conservative Strategy/(1)/

--------------------------------------------------------------------------------
(1)If you purchased your contract before approximately July 20, 2009, these variable investment options are not available to you. Please see the current supplement to your prospectus, which describes the variable investment options that are available to you.

You may allocate amounts to any of the variable investment options. At any time, we have the right to terminate any future contributions or to close a variable investment option to new contributions or transfers. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust (the "Trust"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus. If you elect the Guaranteed withdrawal benefit for life, your investment options will be limited to the guaranteed interest option and the variable investment options listed above.

TYPES OF CONTRACTS. For existing EQUI-VEST(R) contract owners, we offer the EQUI-VEST(R) At Retirement/SM/ contract for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.

..   An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA")
    (contract must continue to be part of a 403(b) plan).

In order to purchase an EQUI-VEST(R) At Retirement/SM/ contract, your initial contribution must be at least $50,000 and must come from the transfer of the cash value of an EQUI-VEST(R) series variable annuity contract that you currently own under which withdrawal charges no longer apply. The eligible EQUI-VEST(R) contract types are traditional IRA (including our product designated QP IRA), Roth IRA, NQ, TSA (contract must continue to be part of a 403(b) plan) and the same type of IRA and NQ offered in EQUI-VEST(R) Express/SM/. The transfer of cash value will constitute a termination of that particular EQUI-VEST(R) contract. You cannot purchase an EQUI-VEST/SM/ At Retirement/SM/ contract if a rollover or direct transfer contribution into your eligible EQUI-VEST(R) contract has occurred within two EQUI-VEST(R) contract years before your purchase of an EQUI-VEST(R) At Retirement/SM/ contract. Additionally, you must be age 55 or older (subject to maximum issue age limitations) and, for TSA contracts, no longer employed by the employer who provided the funds for the purchase of your EQUI-VEST(R) contract. However, the contract must continue to be part of a 403(b) plan. We also offer direct rollovers to IRAs for TSA contracts.

Subject to certain conditions and contribution limitations as described in the above paragraphs, additional EQUI-VEST(R) traditional IRA contract types may be eligible for replacement with this contract. The additional eligible EQUI-VEST(R) contract types are:

Employer-funded traditional individual retirement annuities ("IRAs"):

..   A simplified employee pension plan ("SEP") sponsored by an employer.

..   SEPs funded by salary reduction arrangements ("SARSEPs") for plans established by employers before January 1, 1997.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                    EQUI-VEST At Retirement/SM/

                                                                         #94576

..   SIMPLE IRAs funded by employee salary reduction and employer contributions.

--------------------------------------------------------------------------------
THE "CONTRACT DATE" IS THE EFFECTIVE DATE OF A CONTRACT. THIS IS THE BUSINESS DAY WE RECEIVE THE PROPERLY COMPLETED AND SIGNED APPLICATION, ALONG WITH ANY OTHER REQUIRED DOCUMENTS, AND YOUR INITIAL CONTRIBUTION IS TRANSFERRED FROM
YOUR EQUI-VEST(R) OR EQUI-VEST(R) EXPRESS/SM/ CONTRACT. YOUR CONTRACT DATE WILL BE SHOWN IN YOUR CONTRACT. THE 12-MONTH PERIOD BEGINNING ON YOUR CONTRACT DATE AND EACH 12-MONTH PERIOD AFTER THAT DATE IS A "CONTRACT YEAR." THE END OF EACH 12-MONTH PERIOD IS YOUR "CONTRACT DATE ANNIVERSARY." FOR EXAMPLE, IF YOUR CONTRACT DATE IS MAY 1, YOUR CONTRACT DATE ANNIVERSARY IS APRIL 30.
--------------------------------------------------------------------------------


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2016, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling
(800) 628-6673. The SAI has been incorporated by this reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

Contents of this Prospectus

--------------------------------------------------------------------------------


        Index of key words and phrases                               5
        Who is AXA Equitable?                                        6
        How to reach us                                              7
        EQUI-VEST(R) At Retirement/SM /at a glance -- key features   9

        ----------------------------------------------------------------
        FEE TABLE                                                   11
        ----------------------------------------------------------------

        Example                                                     12
        Condensed financial information                             12

        ----------------------------------------------------------------
        1. CONTRACT FEATURES AND BENEFITS                           13
        ----------------------------------------------------------------
        How you can purchase and contribute to your contract        13
        Owner and annuitant requirements                            14
        How you can make your contributions                         14
        What are your investment options under the contract?        14
        Portfolios of the Trust                                     15
        Allocating your contributions                               18
        Guaranteed minimum death benefit and Guaranteed minimum
          income benefit base                                       18
        Annuity purchase factors                                    19
        Guaranteed minimum income benefit option ("GMIB")           20
        Guaranteed minimum death benefit                            21
        Guaranteed withdrawal benefit for life ("GWBL")             22
        Guaranteed benefit offers                                   25
        Your right to cancel within a certain number of days        25

        ----------------------------------------------------------------
        2. DETERMINING YOUR CONTRACT'S VALUE                        27
        ----------------------------------------------------------------
        Your account value and cash value                           27
        Your contract's value in the variable investment options    27
        Your contract's value in the guaranteed interest option     27
        Your contract's value in the fixed maturity options         27
        Insufficient account value                                  27

        ----------------------------------------------------------------
        3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
          OPTIONS                                                   28
        ----------------------------------------------------------------
        Transferring your account value                             28
        Our administrative procedures for calculating your Roll-Up
          benefit base following a transfer                         28
        Disruptive transfer activity                                29
        Dollar cost averaging                                       30


-------------
"We," "our," and "us" refer to AXA Equitable.
When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                          CONTENTS OF THIS PROSPECTUS

      --------------------------------------------------------------------
      4. ACCESSING YOUR MONEY                                         31
      --------------------------------------------------------------------
      Withdrawing your account value                                  31
      How withdrawals are taken from your account value               33
      How withdrawals affect your Guaranteed minimum income
        benefit and Guaranteed minimum death benefit                  33
      How withdrawals affect your GWBL and GWBL Guaranteed
        minimum death benefit                                         33
      Withdrawals treated as surrenders                               33
      Loans under TSA contracts                                       34
      Surrendering your contract to receive its cash value            34
      When to expect payments                                         34
      Your annuity payout options                                     35

      --------------------------------------------------------------------
      5. CHARGES AND EXPENSES                                         37
      --------------------------------------------------------------------
      Charges that AXA Equitable deducts                              37
      Charges that the Trust deducts                                  38
      Group or sponsored arrangements                                 38
      Other distribution arrangements                                 39

      --------------------------------------------------------------------
      6. PAYMENT OF DEATH BENEFIT                                     40
      --------------------------------------------------------------------
      Your beneficiary and payment of benefit                         40
      Beneficiary continuation option                                 41

      --------------------------------------------------------------------
      7. TAX INFORMATION                                              44
      --------------------------------------------------------------------
      Overview                                                        44
      Buying a contract to fund a retirement arrangement              44
      Transfers among investment options                              44
      Taxation of nonqualified annuities                              44
      Individual retirement arrangements (IRAs)                       46
      Traditional individual retirement annuities (traditional IRAs)  47
      Roth individual retirement annuities (Roth IRAs)                50
      Tax-sheltered annuity contracts (TSAs)                          51
      Federal and state income tax withholding and information
        reporting                                                     54
      Impact of taxes to AXA Equitable                                55

      --------------------------------------------------------------------
      8. MORE INFORMATION                                             56
      --------------------------------------------------------------------
      About our Separate Account A                                    56
      About the Trust                                                 56
      About our fixed maturity options                                56
      About the general account                                       57
      Dates and prices at which contract events occur                 58
      About your voting rights                                        58
      Cybersecurity                                                   59
      Statutory compliance                                            59
      About legal proceedings                                         59
      Financial statements                                            59
      Transfers of ownership, collateral assignments, loans and
        borrowing                                                     59
      Distribution of the contracts                                   60


      -------------------------------------------------------------------
      9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE             61
      -------------------------------------------------------------------

      -------------------------------------------------------------------
      APPENDICES
      -------------------------------------------------------------------

            I   --   Condensed financial information                 I-1
           II   --   Market value adjustment example                II-1
          III   --   Enhanced death benefit example                III-1
           IV   --   Hypothetical illustrations                     IV-1
            V   --   State contract availability and/or
                       variations of certain features and
                       benefits                                      V-1

          ---------------------------------------------------------------
          STATEMENT OF ADDITIONAL INFORMATION
            Table of contents
          ---------------------------------------------------------------

                          CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                                               PAGE

            6% Roll-Up to age 85                                18
            account value                                       27
            administrative charge                               37
            annual administrative charge                        37
            Annual Ratchet to age 85 enhanced death benefit     19
            annuitant                                           13
            annuitization                                       35
            annuity maturity date                               36
            annuity payout options                              35
            annuity purchase factors                            19
            beneficiary                                         40
            Beneficiary continuation option                     41
            business day                                        58
            cash value                                          27
            charges for state premium and other applicable
              taxes                                             38
            contract date                                        2
            contract date anniversary                            2
            contract year                                        2
            contributions to Roth IRAs                          50
               regular contributions                            50
               conversion contributions                         50
            contributions to traditional IRAs                   47
               regular contributions                            47
            disruptive transfer activity                        29
            distribution charge                                 37
            ERISA                                               39
            Fixed-dollar option                                 30
            fixed maturity options                              17
            free look                                           25
            general account                                     57
            guaranteed interest option                          17
            Guaranteed minimum death benefit                    21
            Guaranteed minimum death benefit/guaranteed
              minimum income benefit roll-up benefit base
              reset option                                      19
            Guaranteed minimum income benefit                   18
            Guaranteed minimum income benefit charge            38


                                                             PAGE

            Guaranteed minimum income benefit "no lapse
              guarantee"                                        20
            Guaranteed withdrawal benefit for life              22
            Guaranteed withdrawal benefit for life charge       27
            IRA                                                  1
            IRS                                                 44
            investment options                                   1
            Investment Simplifier                               30
            Lifetime minimum distribution withdrawals           32
            loans under TSA                                     34
            lump sum withdrawals                                36
            market adjusted amount                              17
            market timing                                       29
            maturity dates                                      17
            market value adjustment                             18
            maturity value                                      17
            Mortality and expense risks charge                  38
            NQ                                                   1
            Online Account Access                                7
            partial withdrawals                                 31
            portfolio                                            1
            processing office                                    2
            rate to maturity                                    17
            Roth IRA                                             1
            SAI                                                  2
            SEC                                                  2
            self-directed Allocation
            Separate Account A                                  56
            Spousal continuation                                49
            Standard death benefit                              18
            Systematic withdrawals                              31
            TOPS                                                 7
            Trusts                                              56
            traditional IRA                                      1
            TSA                                               51,1
            unit                                             27,30
            variable investment options                         14

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
account value                          Annuity Account Value

unit                                   Accumulation Unit

GWBL benefit base                      Guaranteed withdrawal benefit for
                                       life benefit base

GWBL Excess withdrawal                 Guaranteed withdrawal benefit for
                                       life Excess withdrawal
-----------------------------------------------------------------------------

                        INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?

--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect wholly owned subsidiary of AXA Financial, Inc., which is an indirect wholly owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, AXA exercises significant influence over the operations and capital structure of AXA Equitable. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $573.0 billion in assets as of December 31, 2015. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                             WHO IS AXA EQUITABLE?

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.
 FOR ALL COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R) Processing Office
  P.O. Box 4956
  Syracuse, NY 13221-4956
 FOR ALL COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  AXA Equitable
  EQUI-VEST/SM/ Processing Office
  100 Madison Street
  Suite 1000
  Syracuse, NY 13202
 REPORTS WE PROVIDE:

..   confirmation notices of financial transactions; and

..   quarterly statements of your contract values as of the close of each calendar quarter.

As required, notices and statements will be sent by mail under certain circumstances. They are also available on Online Account Access.
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for the fixed maturity options; and


..   the daily unit values for the variable investment options.


You can also:


..   change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option (not available for transfers to fixed maturity options); and

..   change your TOPS personal identification number ("PIN") (through TOPS only)
    and your Online Account Access password (through Online Account Access only).


Under TOPS only you can:

..   elect investment simplifier.

Under Online Account Access only you can:

..   elect to receive certain contract statements electronically;

..   change your address;

..   access Frequently Asked Questions and Service Forms; and

..   obtain performance information regarding the variable investment options.

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll-free (800) 755-7777. You may use Online Account Access by visiting our website at www.axa.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).

We reserve the right to discontinue offering TOPS at any time in the future.
 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. until 7:00 p.m., and on Friday until 5:00 p.m., Eastern time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you via the TDD.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)election of dollar cost averaging programs;

(2)requests for loans under TSA contracts;


(3)election of required minimum distribution ("RMD") automatic withdrawal option;


(4)requests for withdrawals or contract surrenders;

(5)requests for withdrawals or surrenders of contracts with the Guaranteed withdrawal benefit for life ("GWBL");

                             WHO IS AXA EQUITABLE?

(6)tax withholding elections;

(7)election of the beneficiary continuation option;

(8)exercise of the Guaranteed minimum income benefit;

(9)requests to reset your Roll-Up benefit base (for contracts that have both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(10)requests to opt out of or back into the annual ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;

(11)death claims;

(12)change in ownership (NQ only);


(13)requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL");

(14)direct transfers; and


(15) removing or changing successor owner.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)address changes;

(2)beneficiary changes; and

(3)transfers between investment options.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)systematic withdrawals; and

(2)the date annuity payments are to begin.

                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

                             WHO IS AXA EQUITABLE?

EQUI-VEST(R) At RetirementSM at a glance -- key features

--------------------------------------------------------------------------------


PROFESSIONAL INVESTMENT     EQUI-VEST(R) At Retirement/SM/'s variable investment
MANAGEMENT                  options invest in different portfolios sub-advised by
                            professional investment advisers.
----------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      .   Fixed maturity options with maturities ranging from
                                approximately 1 to 10 years (subject to availability).
                            .   Each fixed maturity option offers a guarantee of
                                principal and interest rate if you hold it to maturity.
                            ------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value
                            adjustment due to differences in interest rates. If you
                            withdraw or transfer only a portion of the amount in a
                            fixed maturity option, this may increase or decrease any
                            value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
----------------------------------------------------------------------------------------
GUARANTEED INTEREST OPTION  .   Principal and interest guarantees.
                            .   Interest rates set periodically.
----------------------------------------------------------------------------------------
TAX CONSIDERATIONS          .   No tax on earnings inside the contract until you make
                                withdrawals from your contract or receive annuity
                                payments.
                            ------------------------------------------------------------
                            .   No tax on transfers among investment options inside the
                                contract.
                            ------------------------------------------------------------
                            If you are purchasing or contributing to an annuity
                            contract which is an Individual Retirement Annuity (IRA),
                            or tax sheltered annuity (TSA) you should be aware that
                            such contracts do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for
                            tax-qualified arrangements. Before purchasing one of these contracts, you should consider whether its features and
                            benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits
                            and costs of these contracts compared with any other
                            investment that you may use in connection with your
                            retirement plan or arrangement. Depending on your personal situation, the contract's guaranteed benefits may have
                            limited usefulness because of required minimum
                            distributions.
----------------------------------------------------------------------------------------
GUARANTEED MINIMUM          The Guaranteed minimum income benefit ("GMIB") provides
INCOME BENEFIT              income protection for you during your life once you elect
                            to annuitize the contract.
----------------------------------------------------------------------------------------
GUARANTEED WITHDRAWAL       The Guaranteed withdrawal benefit for life option ("GWBL"),
BENEFIT FOR LIFE            guarantees that you can take withdrawals of up to a maximum amount each contract year (your "Guaranteed annual
                            withdrawal amount") beginning at age 55. Withdrawals are
                            taken from your account value and continue during your
                            lifetime even if your account value falls to zero (unless
                            it is caused by a withdrawal that exceeds your Guaranteed
                            annual withdrawal amount).
----------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS        .   Your initial contribution must be from the transfer of
                                the cash value of an EQUI-VEST(R) or EQUI-VEST(R)
                                Express/SM /contract that you currently own, under
                                which withdrawal charges no longer apply, to an
                                EQUI-VEST(R) At Retirement/SM /contract of the same
                                type, for example, traditional IRA to traditional IRA,
                                NQ to NQ. We also offer direct rollovers to IRAs for
                                TSA contracts.
                            .   Initial minimum: $50,000.
                            ------------------------------------------------------------
                            .   There is no minimum dollar amount on additional
                                contributions but additional contributions must also be
                                a transfer of the total cash value of an EQUI-VEST(R)
                                or EQUI-VEST(R) Express/SM /contract that you currently
                                own, under which withdrawal charges no longer apply, to
                                an EQUI-VEST(R) At Retirement/SM /contract of the same
                                type, for example, traditional IRA to traditional IRA,
                                NQ to NQ.
                            .   Upon advance notice to you, we may exercise certain
                                rights we have under the contract regarding
                                contributions, including our rights to (i) change
                                minimum and maximum contribution requirements and
                                limitations, and (ii) discontinue acceptance of
                                additional contributions. Further, we may at any time
                                exercise our rights to limit or terminate your
                                contributions and transfers to any of the variable
                                investment options and to limit the number of variable
                                investment options which you may elect. For more
                                information, see "How you can purchase and contribute
                                to your contract" in "Contract features and benefits"
                                later in this prospectus.
----------------------------------------------------------------------------------------

          EQUI-VEST(R) AT RETIREMENT/SM/ AT A GLANCE -- KEY FEATURES

---------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY       .   Partial withdrawals
                           .   Several periodic withdrawal option
                           .   Loans under TSA contracts (not available for contracts
                               with GWBL)
                           .   Contract surrender
                           .   Maximum payment plan (only under contracts with GWBL)
                           .   Customized payment plan (only under contracts with GWBL)
                           You may incur income tax and a tax penalty. Certain
                           withdrawals will diminish the value of optional benefits.
---------------------------------------------------------------------------------------
PAYOUT OPTIONS             .   Fixed annuity payout options
                           .   Variable Immediate Annuity payout options (described in
                               a separate prospectus for that option)
                           .   Income Manager/SM /payout options (described in a
                               separate prospectus for that option)
---------------------------------------------------------------------------------------
ADDITIONAL FEATURES        .   Guaranteed minimum death benefit options
                           .   Dollar cost averaging
                           .   Free transfers
                           .   Spousal continuation
                           .   Beneficiary continuation option
                           .   Guaranteed minimum death benefit/Guaranteed minimum
                               income benefit roll-up benefit base reset
                           .   Guaranteed minimum income benefit no lapse guarantee
---------------------------------------------------------------------------------------
FEES AND CHARGES           Please see "Fee table" later in this section for complete
                           details.
---------------------------------------------------------------------------------------
OWNER AND ANNUITANT ISSUE  55-85
AGES
---------------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS, INCLUDING THE AVAILABILITY OF ALL INVESTMENT OPTIONS, MAY VARY IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD OR DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS OR IN ALL STATES. PLEASE SEE APPENDIX V LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. This prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The prospectus should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" in "Contract features and benefits" later in this prospectus for additional information.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. While you may not be able to make a direct exchange of your EQUI-VEST(R) contract value into these other contracts, they may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.

          EQUI-VEST(R) AT RETIREMENT/SM/ AT A GLANCE -- KEY FEATURES

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying and owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus. No sales charges are imposed at time of purchase, withdrawal or surrender of the contract. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may apply.

The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges for certain features shown in the fee table are mutually exclusive.

----------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN
 TRANSACTIONS
----------------------------------------------------------------------------------

Special services charges

  .   Wire transfer charge/(1)/                         $90 (current and maximum)

  .   Express mail charge/(1)/                          $35 (current and maximum)
----------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

-----------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH
 CONTRACT DATE ANNIVERSARY
-----------------------------------------------------------
Maximum annual administrative charge                    $0

There is no annual administrative charge applicable to your EQUI-VEST(R) At Retirement/SM /contract.

--------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS
 EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:
Mortality and expense risks                             0.80%
Administrative                                          0.30%
Distribution                                            0.20%
                                                        -----
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES                  1.30%
--------------------------------------------------------------

 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR FOR THE OPTIONAL BENEFIT THAT YOU
 ELECT
-------------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (calculated as
a percentage of the applicable benefit base. Deducted
annually/(2)/ on each contract date anniversary for
which the benefit is in effect):

   Standard death benefit (available only with the
   Guaranteed minimum income benefit)                     0.00%

   GWBL Standard death benefit                            0.00%

   Annual Ratchet to age 85                               0.25% of the Annual Ratchet to
                                                          age 85 benefit base

   Greater of 6% Roll-Up to age 85 or Annual Ratchet      0.60% of the greater of 6% Roll-
   to age 85                                              Up to age 85 benefit base or the
                                                          Annual Ratchet to age 85 benefit
                                                          base, as applicable

   GWBL Enhanced death benefit                            0.30% of the GWBL Enhanced
                                                          death benefit base
-------------------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME BENEFIT CHARGE (calculated
as a percentage of the applicable benefit base.
Deducted annually/(2) /on each contract date
anniversary for which the benefit is in effect.)          0.65%
-------------------------------------------------------------------------------------------
GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE
( calculated as a percentage of the GWBL benefit base.
Deducted annually/(2)/ on each contract date              0.60% for the Single Life option
anniversary.)                                             0.75% for the Joint Life option
If your GWBL benefit base ratchets, we reserve the
right to increase your                                    0.75% for the Single Life option
charge up to:                                             0.90% for the Joint Life option
-------------------------------------------------------------------------------------------

Please see "Guaranteed withdrawal benefit for life" in "Contract features and benefits"
for more information about this feature, including its benefit base and the Annual
Ratchet provision, and "Guaranteed withdrawal benefit for life benefit charge" in
"Charges and expenses" later in this prospectus.
-------------------------------------------------------------------------------------------

                                   FEE TABLE

-------------------------------------------------------------------
 NET LOAN INTEREST CHARGE -- TSA CONTRACTS ONLY
-------------------------------------------------------------------
(calculated as a percentage of the outstanding loan
amount and deducted at the time the loan repayment is
received)                                               2.00%/(3)/
-------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY
NET ASSETS
---------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2015
(expenses that are deducted from portfolio assets including
management fees, 12b-1 fees, service fees, and/or other      Lowest Highest
expenses)/(4)/                                               1.02%  1.04%
---------------------------------------------------------------------------


Notes:

(1)Unless you specify otherwise, this charge will be deducted from the amount you request.

(2)If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that contract year.

(3)We charge interest on loans under TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under TSA contracts" later in this prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(4)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2015, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the AXA Conservative Strategy Portfolio. The "Highest" represents the total annual operating expenses of the AXA Balanced Strategy Portfolio and AXA Conservative Growth Strategy Portfolio. For more information, see the prospectuses for the portfolios.


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 along with the Guaranteed minimum income benefit) would pay in the situations illustrated.

The fixed maturity options and guaranteed interest option are not covered by the example. However, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. The example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


------------------------------------------------------------------------------------------------------------
                                                                         IF YOU SURRENDER OR DO NOT
                                    IF YOU ANNUITIZE AT THE END OF THE SURRENDER YOUR CONTRACT AT THE END OF
                                        APPLICABLE TIME PERIOD           THE APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------------------------
                                    1 YEAR    3 YEARS 5 YEARS 10 YEARS 1 YEAR   3 YEARS   5 YEARS  10 YEARS
------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        N/A      $1,518  $2,354   $4,670   $378    $1,168    $2,004    $4,320
------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        N/A      $1,512  $2,344   $4,651   $376    $1,162    $1,994    $4,301
------------------------------------------------------------------------------------------------------------


For information on how your contract works under certain hypothetical circumstances, please see Appendix IV at the end of this prospectus.

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options, available as of December 31, 2015.

                                   FEE TABLE

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." Your initial contribution must be from the transfer of the cash value of an EQUI-VEST/SM/ traditional IRA, Roth IRA, NQ or TSA or the same IRA and NQ contract types offered in EQUI-VEST(R) Express that you currently own under which withdrawal charges no longer apply. The contract that you purchase must be the same type of contract (for example, an NQ contract to an NQ contract; or a Roth IRA contract to a Roth IRA contract) except for a SEP, SARSEP or SIMPLE IRA for which an IRA contract will be purchased. We also offer direct rollovers to IRAs for TSA contracts. We require a minimum initial contribution of $50,000 for you to purchase a contract. Initial contributions will not be accepted after December 31, 2016. Any additional contributions must also be a transfer of the total cash value of an EQUI-VEST(R) traditional IRA, Roth IRA, NQ, or TSA or the same IRA and NQ contract types offered in EQUI-VEST(R) Express/SM/ that you own to a contract of the same type (under which withdrawal charges no longer apply). Additional contributions may be made until the earlier of December 31, 2016 or the annuitant attains age 86 (See "Guaranteed withdrawal benefit for life ("GWLB")" later in the this prospectus for a discussion of limits on additional contributions when you elect that benefit.). Ongoing contributions are not permitted. The following table summarizes our rules regarding contributions to your contract. Both the owner and annuitant named in the contract must meet the age requirements shown in the table.


..   Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and
    (ii) discontinue acceptance of additional contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

In order to purchase an EQUI-VEST(R) At Retirement/SM/ contract, you must select at least one of the optional benefits available under EQUI-VEST(R) At Retirement/SM/. However, the standard death benefit can only be elected if GMIB is elected.

--------------------------------------------------------------------------------
THE "OWNER" IS THE PERSON WHO IS THE NAMED OWNER IN THE CONTRACT AND, IF AN INDIVIDUAL, IS THE MEASURING LIFE FOR DETERMINING CONTRACT BENEFITS. THE ANNUITANT IS THE PERSON WHO IS THE MEASURING LIFE FOR DETERMINING THE
CONTRACT'S MATURITY DATE. THE ANNUITANT IS NOT NECESSARILY THE CONTRACT OWNER. WHERE THE OWNER OF A CONTRACT IS NON-NATURAL, THE ANNUITANT IS THE MEASURING LIFE.
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                 AVAILABLE FOR OWNER AND
 CONTRACT TYPE   ANNUITANT AGES           SOURCE OF CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------
NQ/(1)/              55 through 85        Transfer from an existing EQUI-VEST(R) or EQUI-VEST(R) Express/SM /NQ contract
---------------------------------------------------------------------------------------------------------------------
IRA                  55 through 85        Transfer from an existing EQUI-VEST(R) or EQUI-VEST(R) Express/SM /IRA
                                          (including QP IRA), SEP, SARSEP or SIMPLE IRA contract
---------------------------------------------------------------------------------------------------------------------
Roth IRA             55 through 85        Transfer from an existing EQUI-VEST(R) or EQUI-VEST(R) Express/SM /Roth
                                          IRA contract
---------------------------------------------------------------------------------------------------------------------
TSA/(2)/             55 through 85        Transfer from an existing EQUI-VEST(R) TSA contract (employer or plan approval required. Contract must continue to be part of a 403(b) plan)
---------------------------------------------------------------------------------------------------------------------


(1)For NQ, both Owner(s) and Annuitant must meet issue age requirements. If there are more than 2 owners on the existing EQUI-VEST(R) contract, a change of owner form must be completed so that there are only 2 owners before the transfer to an EQUI-VEST(R) At Retirement/SM/ contract is requested. Joint owners are available for NQ contracts only.
(2)The following applies only to TSA contracts: EQUI-VEST(R) At Retirement/SM/ TSA is not available if you have made designated Roth contributions to your original EQUI-VEST(R) TSA contract. Also, due to federal tax law changes, we permit funds from an EQUI-VEST(R) TSA contract which would qualify to be transferred to an EQUI-VEST(R) At Retirement/SM/ TSA (or which were transferred to EQUI-VEST(R) At Retirement/SM/ TSA), to be directly rolled over to an EQUI-VEST(R) At Retirement/SM/ IRA instead. This would apply in situations where the EQUI-VEST(R) At Retirement/SM/ TSA would not continue to be part of a 403(b) plan. See the discussion under "Tax information" later in this prospectus.


See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract, see "Dates and prices at which contract events occur" in "More information" later in this prospectus. Please review your contract for information on contribution limitations.

                        CONTRACT FEATURES AND BENEFITS

OWNER AND ANNUITANT REQUIREMENTS

Under all IRA and TSA contracts, the owner and annuitant must be the same individual. Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit availability of this contract to other non-natural owners. For NQ contracts, we limit ownership to two joint owners. Only natural persons can be joint owners. Owners that are not individuals may be required to document their status to avoid 30% Foreign Account Tax Compliance Act ("FATCA") withholding from U.S.-source income.

For the Spousal continuation feature to apply, the spouses must either be joint owners or for Single life contracts, the surviving spouse must be the sole primary beneficiary. If your EQUI-VEST(R) NQ contract has a spousal joint owner, upon transfer to the EQUI-VEST(R) At Retirement/SM/ contract such joint owner will automatically become the successor owner under the EQUI-VEST(R) At Retirement/SM/ contract. If there is a successor owner named on your EQUI-VEST(R) NQ contract, it will not automatically carry over to the EQUI-VEST(R) At Retirement/SM/ contract because successor owner (without rights) will not be available.

The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules.

Certain benefits under your contract, as described later in this prospectus, are based on the age of the owner. If the owner of the contract is not a natural person, these benefits will be based on the age of the annuitant. If GWBL is elected, the term owner is intended to be references to annuitant if the contract has a non-natural owner.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as indicated for TSA contracts below, contributions to your EQUI-VEST(R) at Retirement/SM/ contract can only be made through a direct transfer from an EQUI-VEST(R) or EQUI-VEST(R) Express/SM/ contract that you own to the same type of contract. That is, a traditional IRA must be transferred to a traditional IRA; a Roth IRA must be transferred to a Roth IRA; an NQ contract must be exchanged for another NQ contract with the same owner(s) and annuitant. In the case of a SEP, SARSEP or SIMPLE IRA, a traditional IRA will be purchased.

The following applies only to TSA contracts: EQUI-VEST(R) At Retirement/SM/ is not available if you have made designated Roth contributions to your original EQUI-VEST(R) TSA contract. A direct TSA to TSA contract transfer (whether a contract exchange under the same 403(b) plan or a 403(b) plan to another 403(b) plan direct transfer) may still be made from an EQUI-VEST(R) TSA contract, but only with employer or plan approval and only if the contract continues to be part of a 403(b) plan. Also, due to federal tax law changes, we permit funds from an EQUI-VEST(R) TSA contract which would qualify to be transferred to an EQUI-VEST(R) At Retirement/SM/ TSA (or which were transferred to EQUI-VEST(R) At Retirement/SM/ TSA), to be directly rolled over to an EQUI-VEST(R) At Retirement/SM/ IRA instead. This would apply in situations where the EQUI-VEST(R) At Retirement/SM/ TSA would not continue to be part of a 403(b) plan. See the discussion under "Tax information" later in this prospectus.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options. If you elect the Guaranteed withdrawal benefit for life, your investment options will be limited to the guaranteed interest option and the variable investment options. Certain investment options may not be available in all states. See Appendix V for more information.

Certain variable investment options may not be available, depending on when you purchased your contract. (See the front cover of this prospectus for a full list of which variable investment options are available under your contract.)

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields. Listed below are the currently available portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions and to limit the number of variable investment options you may elect or to close a variable investment option to new contributions or transfers.

                        CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUST


We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

Some Portfolios invest in other affiliated Portfolios ("the AXA Fund of Fund Portfolios"). The AXA Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the AXA Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.

As described in more detail in the Portfolio prospectuses, the AXA Fund of Fund Portfolios may invest in affiliated Portfolios that utilize a proprietary volatility management strategy developed by AXA FMG (the "AXA volatility management strategy"). The AXA volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the AXA volatility management strategy, the manager of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high. It may also impact the value of certain guaranteed benefits, as discussed below.


The AXA Managed Volatility Portfolios that include the AXA volatility management strategy as part of their investment objective and/or principal investment strategy, and the AXA Fund of Fund Portfolios that invest in Portfolios that use the AXA volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."


Portfolios that utilize the AXA volatility management strategy (or, in the case of certain AXA Fund of Fund Portfolios, invest in other Portfolios that use the AXA volatility management strategy); investment option restrictions in connection with any guaranteed benefit that include these Portfolios; and the ATP are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. The reduction in volatility helps us manage the risks associated with providing guaranteed benefits during times of high volatility in the equity market. During rising markets, the AXA volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the AXA volatility management strategy (or, in the case of the AXA Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the AXA volatility management strategy). THIS MAY EFFECTIVELY SUPPRESS THE VALUE OF GUARANTEED BENEFIT(S) THAT ARE ELIGIBLE FOR PERIODIC BENEFIT BASE RESETS BECAUSE YOUR BENEFIT BASE IS AVAILABLE FOR RESETS ONLY WHEN YOUR ACCOUNT VALUE IS HIGHER. Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the AXA volatility management strategy. Please further note that certain other Portfolios may utilize volatility management techniques that differ from the AXA volatility management strategy. Any such Portfolio is not identified under "Volatility Management" below in the chart. Such techniques could also impact your account value and guaranteed benefit(s), if any, in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.


ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program
(ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the AXA Ultra Conservative Strategy Portfolio (an investment option

                        CONTRACT FEATURES AND BENEFITS
utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:

   (a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and

   (b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the AXA Ultra Conservative Strategy investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.


----------------------------------------------------------------------------------------------------------------------------

 EQ ADVISORS TRUST --                                                            INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                                 SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME        OBJECTIVE                                                 AS APPLICABLE)                 MANAGEMENT
----------------------------------------------------------------------------------------------------------------------------
AXA BALANCED           Seeks long-term capital appreciation and current income.  .   AXA Equitable Funds        (check mark)
   STRATEGY/(1)/                                                                     Management Group, LLC
----------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE       Seeks current income and growth of capital, with a        .   AXA Equitable Funds        (check mark)
  GROWTH               greater emphasis on current income.                           Management Group, LLC
  STRATEGY/(1)/
----------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE       Seeks a high level of current income.                     .   AXA Equitable Funds        (check mark)
  STRATEGY/(1)/                                                                      Management Group, LLC
----------------------------------------------------------------------------------------------------------------------------

(1)If you purchased your contract before approximately July 20, 2009, these variable investment options are not available to you. Please see the current supplement to your prospectus, which describes the variable investment options that are available to you.

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUST CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF THE TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT (800) 628-6673.

                        CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this prospectus.

We assign an interest rate each month to amounts allocated to the guaranteed interest option. This rate is guaranteed for a specified period.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the contract,

(2)the yearly guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but do not reflect the deduction of any optional benefit charges.

See Appendix V later in this prospectus for state availability.


Depending on the year and state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2016 ranges from 1.00% to 3.00%. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this prospectus for restrictions on transfers to and from the guaranteed interest option.

If you elected a guaranteed benefit that provides a 6% roll-up, an allocation to the guaranteed interest option will effectively reduce the growth rate of your guaranteed benefits because the roll-up to age 85 benefit base rolls up at 3% with respect to amounts allocated to the guaranteed interest rate option. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" in "Transferring your money among investment options" later in this prospectus.

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."

--------------------------------------------------------------------------------
FIXED MATURITY OPTIONS GENERALLY RANGE FROM ONE TO TEN YEARS TO MATURITY.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

If you elected a guaranteed benefit that provides a 6% roll-up, an allocation to a fixed maturity option will effectively reduce the growth rate of your guaranteed benefits because the roll-up to age 85 benefit base rolls up at 3% with respect to amounts allocated to a fixed maturity rate option. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" in "Transferring your money among investment options" later in this prospectus.

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for maturity years ranging from one through ten. Not all of these fixed maturity options will be available for annuitant ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally ten fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied:

..   you previously allocated a contribution or made a transfer to the same fixed maturity option; or

..   the rate to maturity is 3%; or

..   the fixed maturity option's maturity date is within 45 days; or

..   the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions" below would apply:

(a)transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)withdraw the maturity value.

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another

                        CONTRACT FEATURES AND BENEFITS
investment option if we are required to do so by any state regulation). For more information see "About our fixed maturity options" in "More Information" later in this prospectus. We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options (subject to restrictions in certain states -- see Appendix V later in this prospectus for state variations). Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. We reserve the right to restrict allocations or terminate transfers to any variable investment option. If an owner or annuitant is age 76 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Only one amount may be allocated to any one fixed maturity option. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors, LLC ("AXA Advisors") financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

This section does not apply if you elect GWBL. For information about the GWBL Enhanced death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section. The standard death benefit can only be selected with GMIB. Any of the enhanced death benefits can be selected by themselves or with GMIB.

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits as described in this section. The benefit base for the Guaranteed minimum income benefit and any enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT.

Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    less

..   a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

6% ROLL-UP TO AGE 85

(USED FOR THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT)

Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    plus

                        CONTRACT FEATURES AND BENEFITS

..   daily roll-up; less

..   a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" and the section entitled "Charges and expenses" later in this prospectus.

The effective annual roll-up rate credited to this benefit base is 6% with respect to the variable investment options. The effective annual roll-up rate may be 4% in some states. Please see Appendix V to see what applies in your state.

If you elected a guaranteed benefit that provides a 6% roll-up, an allocation to any investment option that rolls up at 3% will effectively reduce the growth rate of your guaranteed benefit. For more information, see "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" in "Transferring your money among investment options" later in this prospectus.

The effective annual roll-up rate with respect to the fixed maturity options, the guaranteed interest option and the loan reserve account under TSA (if applicable) is 3%.

The benefit base stops rolling up after the contract anniversary following the owner's (or older joint owner's, if applicable) 85th birthday. For contracts with non-natural owners, the benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85

(USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, AND THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT)

Your benefit base is equal to the greater of either:

..   your initial contribution to the contract (plus any additional contributions),

                                     -or-

..   your highest account value on any contract anniversary up to the contract anniversary following the owner's (or older joint owner's, if applicable) 85th birthday, plus any contributions made since the most recent ratchet occurred,

                                    -less-

..   a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

For contracts with non-natural owners, the last contract anniversary a ratchet could occur is based on the annuitant's age.

GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT

Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET

If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or on any later contract date anniversary until age 75. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset for five years. If after your death your spouse continues this contract, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is owner (or older joint owner, if applicable) age 75. For contracts with non-natural owners, reset eligibility is based on the annuitant's age.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset; you may not exercise until the tenth contract date anniversary following the date of the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information regarding the 10 year waiting period. Please note that resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, although there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" later in this prospectus. Also, owners of IRA and TSA contracts whose lifetime required minimum distributions must begin before the end of the new exercise waiting period should consider carefully before resetting their rollup benefit base. If the required minimum distributions exceed 6% of the reset benefit base, they would cause a pro rata reduction in the benefit base. On the other hand, resetting the benefit base to a larger amount would make it less likely that the required minimum distributions actually exceed the 6% threshold. See "Lifetime required minimum distribution withdrawals" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this prospectus. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of

                        CONTRACT FEATURES AND BENEFITS
annuity benefit, and the owner's (and any joint owner's) age and sex in certain instances. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options but we will always use the guaranteed purchase factors to determine your periodic payments under the Guaranteed minimum income benefit.

GUARANTEED MINIMUM INCOME BENEFIT OPTION ("GMIB")

The Guaranteed minimum income benefit is available if the owner is age 55 through 75 at the time the contract is issued. If the contract is jointly owned, the Guaranteed minimum income benefit will be calculated on the basis of the older owner's age. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

If you elect the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit is not available. If the owner was older than age 60 at the time an IRA or TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised.

If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed pay-out option or a life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the owner's age as follows:

--------------------------------------------------------------------------------
                               LEVEL PAYMENTS
--------------------------------------------------------------------------------
                                          PERIOD CERTAIN YEARS
                           ---------------------------------------------------
        OWNER'S
    AGE AT EXERCISE                  IRAS                        NQ
--------------------------------------------------------------------------------
     75 and younger                   10                         10
--------------------------------------------------------------------------------
           76                         9                          10
--------------------------------------------------------------------------------
           77                         8                          10
--------------------------------------------------------------------------------
           78                         7                          10
--------------------------------------------------------------------------------
           79                         7                          10
--------------------------------------------------------------------------------
           80                         7                          10
--------------------------------------------------------------------------------
           81                         7                          9
--------------------------------------------------------------------------------
           82                         7                          8
--------------------------------------------------------------------------------
           83                         7                          7
--------------------------------------------------------------------------------
           84                         6                          6
--------------------------------------------------------------------------------
           85                         5                          5
--------------------------------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this prospectus.

--------------------------------------------------------------------------------
THE GUARANTEED MINIMUM INCOME BENEFIT SHOULD BE REGARDED AS A SAFETY NET ONLY.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your account value at our then current annuity purchase factors. For TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than or 1/4 of the annual payments, respectively, due to the effect of interest compounding. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero (except, as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised automatically, based on the owner's (or older joint owner's, if applicable) current age and benefit base, as follows:

..   You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero.

..   You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

                        CONTRACT FEATURES AND BENEFITS

The no lapse guarantee will terminate under the following circumstances:

..   If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

..   If your aggregate withdrawals during any contract year exceed 6% of the
    Roll-Up benefit base (as of the beginning of the contract year) or in the first contract year, all contributions received in the first 90 days;

..   Upon the owner (or older joint owner, if applicable) reaching age 85.


Please note that if you participate in our RMD automatic withdrawal option, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6% of your Roll-Up benefit base.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male owner age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under TSA contracts, and assuming there were no allocations to the guaranteed interest option, the fixed maturity options or the loan reserve account.

           ----------------------------------------------------------
                                       GUARANTEED MINIMUM INCOME
               CONTRACT DATE        BENEFIT -- ANNUAL INCOME PAYABLE
           ANNIVERSARY AT EXERCISE             FOR LIFE
           ----------------------------------------------------------
                     10                         $11,891
           ----------------------------------------------------------
                     15                         $18,597
           ----------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, within 30 days following your contract date anniversary in order to exercise this benefit. Upon exercise of the Guaranteed minimum income benefit, the owner will become the annuitant, and the contract will be annuitized on the basis of the owner's life. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Withdrawing your account value" in "Accessing your money" later in this prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES

You are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i)the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your 85th birthday;

(ii)if you were age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your attainment of age 85;

(iii)for EQUI-VEST(R) At Retirement/SM/ TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a roll-over of the TSA contract to an EQUI-VEST(R) At Retirement/SM/ IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(iv)if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the date of the reset. Please note that resetting your Roll-Up benefit base will lengthen the waiting period;


(v)a spouse beneficiary or younger spouse joint owner under Spousal continuation may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original owner could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The spouse beneficiary or younger spouse joint owner's age on the date of the owner's death replaces the owner's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules;


(vi)if the contract is jointly owned, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit or (b) as a single life benefit paid on the older owner's age; and

(vii)if the contract is owned by a trust or other non-natural person, eligibility to elect or exercise the Guaranteed minimum income benefit is based on the annuitant's age, rather than the owner's.

See "Effect of the owner's death" under "Payment of death benefit" later in this prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" and the section entitled "Charges and expenses" later in this prospectus for more information on these guaranteed benefits.

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. See "Guaranteed benefit offers" later in this section for more information.

GUARANTEED MINIMUM DEATH BENEFIT

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

                        CONTRACT FEATURES AND BENEFITS

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions adjusted for any withdrawals. The standard death benefit, available at no additional charge, may be elected only in conjunction with the Guaranteed minimum income benefit. Once your contract is issued, you may not change or voluntarily terminate your death benefit.

For an additional charge, you may elect one of the enhanced death benefits. If you elect one of the enhanced death benefits, (not including the GWBL Enhanced death benefit) the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals, whichever provides the higher amount. See "Payment of death benefit" later in this prospectus for more information.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. For contracts with non-natural owners, the death benefit will be payable upon the death of the annuitant. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this prospectus for more information.

Any of the enhanced death benefits can be elected by themselves or with the Guaranteed minimum income benefit. The standard death benefit may only be elected with the Guaranteed minimum income benefit.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR OWNER (OR OLDER JOINT OWNER, IF APPLICABLE) AGES 55 THROUGH 75 AT ISSUE. FOR CONTRACTS WITH NON-NATURAL OWNERS, THE AVAILABLE DEATH BENEFITS ARE BASED ON THE ANNUITANT'S AGE.

Subject to state availability, you may elect one of the following enhanced death benefits (see Appendix V later in this prospectus for state availability of these benefits):

..   ANNUAL RATCHET TO AGE 85.

..   THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit " in "Accessing your money" later in this prospectus for more information on these guaranteed benefits.

See Appendix III later in this prospectus for an example of how we calculate an enhanced death benefit.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL")

For an additional charge, the Guaranteed withdrawal benefit for life ("GWBL") guarantees that you can take withdrawals up to a maximum amount per year (your "Guaranteed annual withdrawal amount"). You may elect one of our automated payment plans or you may take partial withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit. See "Accessing your money" later in this prospectus. Your investment options will be limited to the guaranteed interest option and the variable investment options.

You may buy this benefit on a single life ("Single life") or a joint life ("Joint life") basis. Under a Joint life contract, lifetime withdrawals are guaranteed for the life of both the owner and successor owner (or annuitant, for non-natural owners).

The successor owner must be the owner's spouse. If your EQUI-VEST(R) contract has a spousal joint owner, upon transfer to the EQUI-VEST(R) At Retirement/SM/ contract, such joint owner will automatically become the successor owner under the EQUI-VEST(R) At Retirement/SM/ contract. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or
(ii) replace the original successor owner with your new spouse. This can only be done before the first withdrawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint life basis.

Joint life TSA contracts are not permitted. For NQ contracts with two owners, the GWBL benefit cannot be elected if the owners are not spouses.

The cost of the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this prospectus for a description of the charge.

You should not purchase this benefit if:

..   You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see "Effect of Excess withdrawals" below in this section);

..   You are interested in long term accumulation rather than taking withdrawals; or

..   You plan to use it for withdrawals prior to age 59 1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed later in this prospectus.


For traditional IRAs and TSA contracts, you may take your lifetime required minimum distributions without losing the value of the GWBL benefit, provided you comply with the conditions described under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this prospectus, including utilizing our RMD automatic withdrawal option. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

                        CONTRACT FEATURES AND BENEFITS

GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWBL benefit base increases by the dollar amount of any additional contributions.

..   Your GWBL benefit base may be increased on each contract date anniversary, as described below under "Annual ratchet" and "5% deferral bonus."

..   Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("Excess withdrawal"). See "Effect of Excess withdrawals" below in this section.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT


Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage ("Applicable percentage") is based on the owner's age at the time of the first withdrawal. For Joint life contracts, the initial Applicable percentage is based on the age of the owner or successor owner, whoever is younger at the time of the first withdrawal. For contracts held by non-natural owners, the initial Applicable percentage is based on the annuitant's age at the time of the first withdrawal. For IRA and TSA contracts, if you have to take a required minimum distribution and it is your first withdrawal under the contract, the RMD will be considered your "first withdrawal" for the purposes of establishing your GWBL Applicable percentage. If your GWBL benefit base ratchets, as described below in this section under "Annual Ratchet," on any contract anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:


---------------------------------------------------------------
 AGE                                     APPLICABLE PERCENTAGE
---------------------------------------------------------------
55-64                                    4.0%
---------------------------------------------------------------
65-74                                    5.0%
---------------------------------------------------------------
75-84                                    6.0%
---------------------------------------------------------------
85 and older                             7.0%
---------------------------------------------------------------

We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any additional contribution or Excess withdrawal, as described below under "Effect of Excess withdrawals" and "Additional contributions". The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

EFFECT OF EXCESS WITHDRAWALS

An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.

An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

..   The GWBL benefit base is reset as of the date of the Excess withdrawal to equal the lesser of: (i) the GWBL benefit base immediately prior to the Excess withdrawal and (ii) the account value immediately following the Excess withdrawal.

..   The Guaranteed annual withdrawal amount is recalculated to equal the
    Applicable percentage currently in effect, multiplied by the reset GWBL benefit base.

You should not purchase this contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such withdrawals may significantly reduce or eliminate the value of the GWBL benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.

For example, assume your GWBL benefit base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your GWBL benefit base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "Insufficient account value" in "Determining your contract's value" later in this prospectus.


In general, if you purchase this contract as a traditional IRA or TSA and participate in our RMD automatic withdrawal option, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this prospectus. Loans are not available under TSA contracts if GWBL is elected.


ANNUAL RATCHET

Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the most recent GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.

If your GWBL benefit base ratchets, we may increase the charge for the benefit. Once we increase the charge, it is increased for the life of the

                        CONTRACT FEATURES AND BENEFITS
contract. We will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract anniversary. For a description of the charge increase, see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this prospectus.

5% DEFERRAL BONUS

At no additional charge, during the first ten contract years, in each year you have not taken a withdrawal, we will increase your GWBL benefit base by an amount equal to 5% of your total contributions. If the Annual Ratchet (as discussed immediately above) occurs on any contract date anniversary, for the next and subsequent contract years, the bonus will be 5% of the most recent ratcheted GWBL benefit base plus any additional contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 5% deferral bonus will be calculated using the reset GWBL benefit base plus any applicable contributions. The deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.

On any contract date anniversary on which you are eligible for a bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 5% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 5% deferral bonus will still apply.

ADDITIONAL CONTRIBUTIONS

If you elect GWBL, additional contributions are not permitted after the later of: (i) the end of the first contract year and (ii) the date the first withdrawal is taken.

Anytime you make an additional contribution, your GWBL benefit base will be increased by the dollar amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.

GWBL GUARANTEED MINIMUM DEATH BENEFIT

There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 55-85, and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 55-75.

The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any additional contributions less a deduction that reflects any withdrawals you make (see "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus).

The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWBL Enhanced death benefit base increases by the dollar amount of any additional contribution;

..   Your GWBL Enhanced death benefit base increases to equal your account value if your GWBL benefit base is ratcheted, as described above in this section;

..   Your GWBL Enhanced death benefit base increases by any 5% deferral bonus, as described above in this section; and

..   Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make.

See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

If you elect either the GWBL Standard death benefit or the GWBL Enhanced death benefit, the death benefit is equal to your account value (without adjustment for any otherwise applicable market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death (adjusted for any subsequent withdrawals), whichever provides a higher amount.

EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits.

If an Excess withdrawal results in a withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero.

However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:

..   Your EQUI-VEST(R) At Retirement/SM/ contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the EQUI-VEST(R) At Retirement/SM/ contract will be the owner and annuitant. The successor owner, if applicable, will be the joint annuitant. If the owner is non-natural, the annuitant will be the same as under your EQUI-VEST(R) At Retirement/SM/ contract.

..   No additional contributions will be permitted.

..   If you were taking withdrawals through the "Maximum payment plan," we will continue the scheduled withdrawal payments on the same basis.

..   If you were taking withdrawals through the "Customized payment plan" or in unscheduled lump sums, we will pay the balance of the Guaranteed annual withdrawal amount for that contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.

..   Payments will continue at the same frequency for Single or Joint life contracts, as applicable, or annually if automatic payments were not being made.

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                        CONTRACT FEATURES AND BENEFITS

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..   Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar for dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

..   The charge for the Guaranteed withdrawal benefit for life and the GWBL
    Enhanced death benefit will no longer apply.

..   If at the time of your death the Guaranteed annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.

OTHER IMPORTANT CONSIDERATIONS

..   This benefit may be of limited usefulness to you if you do not intend to take any withdrawals.

..   Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced death benefit. See "Effect of Excess withdrawals" above in this section and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

..   Withdrawals are not considered annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty before age
    59 1/2. See "Tax information" later in this prospectus.

..   All withdrawals reduce your account value and Guaranteed minimum death benefit. See "How withdrawals are taken from your account value" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

..   If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

..   The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.

..   If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.

..   If you transfer ownership of this contract, you terminate the GWBL benefit.

..   Withdrawals are available under other annuity contracts we offer and this contract without purchasing a withdrawal benefit.


..   For IRA and TSA contracts, if you have to take a required minimum distribution and it is your first withdrawal under the contract, the RMD will be considered your "first withdrawal" for the purposes of establishing your GWBL Applicable percentage.


..   If you elect GWBL on a joint life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint life and Single life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit.

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. See "Guaranteed benefit offers" later in this section for more information.

GUARANTEED BENEFIT OFFERS

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. Previously, we made an offer to a group of contract owners that provided for an increase in account value in return for terminating their guaranteed death benefits. In the future, we may make additional offers to these and other groups of contract owners.

When we make an offer, we may vary the offer amount, up or down, among the same group of contract owners based on certain criteria such as account value, the difference between account value and any applicable benefit base, investment allocations and the amount and type of withdrawals taken. For example, for guaranteed benefits that have benefit bases that can be reduced on either a pro rata or dollar-for-dollar basis, depending on the amount of withdrawals taken, we may consider whether you have taken any withdrawal that has caused a pro rata reduction in your benefit base, as opposed to a dollar-for-dollar reduction. Also, we may increase or decrease offer amounts from offer to offer. In other words, we may make an offer to a group of contract owners based on an offer amount, and, in the future, make another offer based on a higher or lower offer amount to the remaining contract owners in the same group.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund or reinstate your original EQUI-VEST(R) contract. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix V to find out what applies in your state.


For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Under TSA contracts, your refund will be less any amounts in the loan reserve account. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions, without interest. For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract's cash value.

                        CONTRACT FEATURES AND BENEFITS

We may require that you wait six months before you may apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract.

If you cancel your EQUI-VEST(R) At Retirement/SM/ contract during the free look period and choose to reinstate your EQUI-VEST(R) or EQUI-VEST(R) Express/SM/ contract, the death benefit under your EQUI-VEST(R) or EQUI-VEST(R) Express/SM/ contract will be restored to its value before the transfer to the EQUI-VEST(R) At Retirement/SM/ contract occurred. Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

Our processing office, or your financial professional, can provide you with the cancellation instructions.

                        CONTRACT FEATURES AND BENEFITS

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2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applicable to TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of optional benefit charges; and (ii) the amount of any outstanding loan plus accrued interest (applicable to TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)mortality and expense;

(ii)administrative expenses; and

(iii)distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)increased to reflect additional contributions;

(ii)decreased to reflect a withdrawal;

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv)increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit and/or Guaranteed withdrawal benefit for life charges, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix V later in this prospectus for any state variations with regard to terminating your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this prospectus for information on this feature.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. If you elect the Guaranteed withdrawal benefit for life and your account value falls to zero due to a GWBL Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, even if your GWBL benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWBL Excess withdrawal or due to a deduction of charges, the benefit will still have value. See "Contract features and benefits" earlier in this prospectus.

                       DETERMINING YOUR CONTRACT'S VALUE

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

..   If an owner or annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less.

..   We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

..   If you already have an amount in a fixed maturity option, you may not add additional amounts to that same option.

..   If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

..   A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the account value being allocated to the guaranteed interest option, based on the account value as of the previous business day.

In addition, we reserve the right to restrict transfers into and among variable investment options including limitations on the number, frequency, or dollar amount of transfers. We may also, at any time, exercise our right to close a variable investment option to transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Dollar Cost Averaging" below in this section) in any contract year is the greatest of:

(a)25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b)the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c)25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts or percentages of your current account value to be transferred, and

(3)the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER

As explained under ''6% Roll-Up to age 85 (Used for the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)'' earlier in the Prospectus, the higher roll-up rate (6%, or 4% in Washington) applies with respect to most investment options, but a lower roll-up rate (3%) applies with respect to the fixed maturity options and the guaranteed interest option and the loan reserve account under TSA (the ''lower roll-up rate options''). The other investment options, to which the higher rate applies, are referred to as the ''higher roll-up rate options'". For more information about the roll-up rate applicable in Washington, see Appendix V.

Your Roll-Up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at 6% and the other portion that is rolling up at 3%. If you transfer account value from a 6% to a 3% option, all or a portion of your benefit base will transfer from the 6% benefit base segment to the 3% benefit base segment. Similarly, if you transfer account value from a 3% option to a 6% option, all or a portion of your benefit base will transfer from the 3% segment to the 6% segment. To determine how much to transfer from one Roll-Up benefit base segment to the other Roll-Up benefit base segment, we use a pro rata calculation.

This means that we calculate the percentage of current account value in the investment options with a 6% roll-up rate that is being transferred to an investment option with a 3% roll-up (or vice versa) and transfer the same percentage of the Roll-Up benefit base from one segment to the other segment. The effect of a transfer on your benefit base will vary depending on your particular circumstances, but it is important to note that the dollar amount of the transfer between your Roll-Up benefit base segments is generally not the same as the dollar amount of the account value transfer.

..   For example, if your account value is $30,000 and has always been invested in a 6% investment options, and your benefit base is $40,000 and is all rolling up at 6%, and you transfer

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

   50% of your account value ($15,000) to the guaranteed investment option (a 3% investment option), then we will transfer 50% of your benefit base ($20,000) from the 6% benefit base segment to the 3% benefit base segment. Therefore, immediately after the transfer, of your $40,000 benefit base, $20,000 will roll-up at 6% and $20,000 will roll-up at 3%. In this example, the amount of your Roll-Up benefit base rolling up at 3% is more than the dollar amount of your transfer to a 3% investment option.

..   For an additional example, if your account value is $40,000 and has always been invested in 3% investment options, and your benefit base is $30,000 and is all rolling up at 3%, and you transfer 50% of your account value ($20,000) to a 6% investment option, then we will transfer 50% of your benefit base ($15,000) from the 3% benefit base segment to the 6% benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will roll-up at 6% and $15,000 will roll-up at 3%. In this example, the dollar amount of your benefit base rolling up at 6% is less than the dollar amount of your transfer to a 6% investment option.

If you elected a guaranteed death benefit that is available with a 3% Roll-Up benefit base only, your benefit base will not be impacted by transfers among investment options.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of EQ Advisors Trust (the "trust"). The trust has adopted policies and procedures regarding disruptive transfer activity. The trust discourages frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. The trust aggregates inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trust currently considers transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In most cases, the trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trust for more information.

As of the date of this prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or the trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

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               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

It is possible that the trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trust had not implemented such a fee. If a redemption fee is implemented by the trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trust will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option under a dollar cost averaging program.

--------------------------------------------------------------------------------
UNITS MEASURE YOUR VALUE IN EACH VARIABLE INVESTMENT OPTION.
--------------------------------------------------------------------------------

For information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" under "Contract features and benefits" earlier in this prospectus.

INVESTMENT SIMPLIFIER

Our Investment simplifier program allows you to choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both. Election of either option is subject to the 25% allocation restriction into the guaranteed interest option. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers will be made on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above under "Transferring your account value."

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option into the variable investment options of your choice. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:

..   Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

..   Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

..   Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.

Please see "Insufficient account value" in "Determining your contract's value" earlier in this prospectus and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

METHOD OF WITHDRAWAL

-------------------------------------------------------------
                                                   LIFETIME
                                                   REQUIRED
                                                   MINIMUM
CONTRACT                  PARTIAL    SYSTEMATIC  DISTRIBUTION
-------------------------------------------------------------
NQ                          Yes         Yes          No
-------------------------------------------------------------
IRA                         Yes         Yes          Yes
-------------------------------------------------------------
Roth IRA                    Yes         Yes          No
-------------------------------------------------------------
TSA/(1)/                    Yes/(1)/    Yes/(1)/     Yes/(1)/
-------------------------------------------------------------

(1)Not if a loan is outstanding.

GWBL AUTOMATIC PAYMENT PLANS
(FOR CONTRACTS WITH GWBL ONLY)

You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month.

MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase on contract anniversaries with any Annual ratchet or a 5% deferral bonus.

If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.

If you take a partial withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.

CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount not greater than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased on contract date anniversaries with the Annual ratchet or a 5% deferral bonus. If you would like to increase your payments, you must elect to change the scheduled payment amount.

It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in this prospectus, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this prospectus.

If you take a partial withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.

We do not anticipate that Guaranteed annual withdrawals made under the GWBL maximum or customized payment plan will qualify for an age 59 1/2 penalty tax exception. See "Early distribution penalty tax" in "Tax Information" later in this prospectus.

PARTIAL WITHDRAWALS
(ALL CONTRACTS)

You may take partial withdrawals from your account value at any time (unless you have a TSA contract that has an outstanding loan). The minimum amount you may withdraw is $300. If you elect to take partial withdrawals, you should monitor your withdrawals to ensure that you do not exceed your Guaranteed annual payment amount in any contract year and cause an Excess withdrawal. As discussed earlier in this prospectus, Excess withdrawals may significantly reduce the value of the GWBL benefit. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this prospectus.

Any request for a partial withdrawal will terminate your participation in either the Maximum payment plan or Customized payment plan, if applicable.

SYSTEMATIC WITHDRAWALS
(ALL CONTRACTS EXCEPT CONTRACTS WITH GWBL)

If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may take systematic withdrawals on a monthly or quarterly basis (unless you have a TSA contract that has an outstanding loan). The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. If you do not select a date, your withdrawals will be made on the first business day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

                             ACCESSING YOUR MONEY

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options and/or the guaranteed interest option, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1)Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (without exhausting your values in those options). Once the requested amount is greater than your account value, the systematic withdrawal program will terminate.

(2)Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (until your account value is exhausted). Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

(3)You may specify a dollar amount from one variable investment option or the guaranteed interest option. If you choose this option and the value in the investment option drops below the requested withdrawal amount, the requested withdrawal amount will be taken on a pro rata basis from all remaining investment options in which you have value. Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

If you are invested in fixed maturity options, you may not elect option (1) or
(2).

You can cancel the systematic withdrawal option at any time.

You may elect to take systematic withdrawals at any time. If you own a TSA contract, you may not elect systematic withdrawals if you have a loan outstanding.

Systematic withdrawals are not available if you have elected the Guaranteed withdrawal benefit for life.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(IRA and TSA contracts only -- See "Tax information" later in this prospectus)


We offer our "required minimum distribution automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit, amounts withdrawn from the contract to meet required minimum distributions will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this prospectus.


You may elect this option in the year in which you reach age 70 1/2 or in any later year. To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300 or your account value, whichever is less. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
FOR IRA AND TSA CONTRACTS, WE WILL SEND A FORM OUTLINING THE DISTRIBUTION OPTIONS AVAILABLE IN THE YEAR YOU REACH AGE 70 1/2 (IF YOU HAVE NOT BEGUN YOUR ANNUITY PAYMENTS BEFORE THAT TIME).
--------------------------------------------------------------------------------

Under TSA contracts, you may not elect our RMD automatic withdrawal option if a loan is outstanding.


FOR CONTRACTS WITH GWBL. Generally, if you elect our RMD automatic withdrawal option, any lifetime required minimum distribution payment we make to you under our RMD automatic withdrawal option will not be treated as an Excess withdrawal.

If you elect either the Maximum payment plan or the Customized payment plan AND our RMD automatic withdrawal option, we will make an extra payment, if necessary, in December that will equal your lifetime required minimum distribution less all payments made through November 30th and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. The partial withdrawal may cause an Excess withdrawal. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract anniversary. Further, your GWBL benefit base and Guaranteed annual withdrawal amount may be reduced. See "Effect of Excess Withdrawals" in "Contract features and benefits" earlier in this prospectus.

If you elect our RMD automatic withdrawal option and elect to take your Guaranteed annual withdrawal amount in partial withdrawals, we will make a payment, if necessary, in December that will equal your required minimum distribution less all withdrawals made through November 30th. Any RMD payment we make to you under our RMD automatic withdrawal option will not be treated as an Excess withdrawal; however, any other withdrawals in the same contract year may be treated as Excess withdrawals even if those withdrawals are less than your lifetime required minimum distribution payment.


FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our RMD automatic withdrawal option causes your cumulative withdrawals in the contract year to exceed 6% of the Roll- Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received within the first 90 days).

Owners of IRA and TSA contracts generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must

                             ACCESSING YOUR MONEY
begin before the end of the new exercise waiting period. See "Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset" in "Contract features and benefits" earlier in this prospectus.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to withdrawals from the fixed maturity options.

AUTOMATIC DEPOSIT SERVICE


If you are receiving required minimum distribution payments from an IRA or TSA contract, you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your TSA or IRA contract directly into an existing EQUI-VEST(R) or EQUI-VEST(R) Express/SM/ NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

In general, withdrawals (including required minimum distributions) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

With respect to the Guaranteed minimum income benefit and the greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal (including required minimum distributions) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

If you elected a guaranteed benefit that provides a 6% roll-up, all or a portion of your Roll-Up to age 85 benefit base may be rolling up at 3%, if all or a portion of your account value is currently or was previously allocated to one or more investment options to which a 3% roll-up rate applies. For more information about those investment options and the impact of transfer among investment options on your Roll-Up to age 85 benefit base, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" earlier in this Prospectus and "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" in "Transferring your money among investment options" earlier in this prospectus.

HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT


Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and Guaranteed annual withdrawal amount. For more information, see "Effect of Excess withdrawals" and "Other important considerations" under "Guaranteed withdrawal benefit for life" ("GWBL") in "Contract features and benefits" earlier in this prospectus.


Your GWBL Standard death benefit base and GWBL Enhanced death benefit base are reduced on a dollar for dollar basis up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, however, your GWBL Standard death benefit base and GWBL Enhanced death benefit base are reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.

Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your "minimum death benefit." If an enhanced death benefit had been elected, its value as of the date the annuity payout contract issued will become your minimum death benefit, and it will no longer increase. The minimum death benefit will be reduced dollar-for-dollar by each payment. You are guaranteed to receive the minimum death benefit. If you or a successor owner (if applicable) die prior to receiving that amount, any remaining minimum death benefit will be paid to your beneficiary.

WITHDRAWALS TREATED AS SURRENDERS

If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if the account value is less than $500, or if you make a withdrawal that would result in a cash value of less

                             ACCESSING YOUR MONEY
than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this prospectus.

SPECIAL RULES FOR THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWBL Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWBL Excess withdrawal. In other words, if you take a GWBL Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract's value" earlier in this prospectus. Please also see "Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

LOANS UNDER TSA CONTRACTS

As a result of federal tax law changes beginning in 2007, loans are not available under an EQUIVEST(R) At Retirement/SM/ TSA contract without employer or plan administrator approval. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.


If loans are available: You should read the terms and conditions on our loan request form carefully before taking out a loan. Your contract contains further details of the loan provision. We will not permit you to take a loan while you are enrolled in our "required minimum distribution automatic withdrawal option." We may also restrict the availability of loans if you have not fully repaid the entire outstanding balance of any prior loan.


If you exercise the GMIB option, any outstanding loan amount must be repaid or the loan will be defaulted.

We permit only one loan to be outstanding at any time. When you take a loan we will transfer certain amounts to a loan reserve account.

A loan with respect to an EQUI-VEST(R) At Retirement/SM/ TSA contract, will not be treated as a taxable distribution unless:

..   it exceeds limits of federal income tax rules; or

..   interest and principal are not paid when due.

Loans under TSA contracts are discussed further in "Tax information" later in this prospectus. The tax consequences of failure to repay a loan when due are substantial and may result in severe restrictions on your ability to borrow amounts. Please see Appendix V later in this prospectus for any state restrictions you may be subject to if you take a loan from a TSA contract. Also, see "Tax information" later in this prospectus for general rules applicable to loans.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer to a "loan reserve account" an amount equal to the sum of (i) the loan amount, which will earn interest at the "loan reserve account rate" during the loan term, and
(ii) 10% of the loan amount, which will earn interest at the guaranteed interest rate. You may not make any withdrawals or transfers among investment options or any other transaction from the loan reserve account until after repayment of the principal amount then due. You may specify on the loan request form from which investment option(s) the loan reserve account will be funded.

The "loan reserve account rate" will equal the loan interest rate minus a maximum rate of 2%.

If you elected a guaranteed benefit that provides a 6% roll-up, a loan will effectively reduce the growth rate of your guaranteed benefits because the Roll-Up to age 85 benefit base rolls up at 3% with respect to amounts allocated to the loan reserve account. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" in "Transferring your money among investment options" earlier in this prospectus.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners while the annuitant is living) and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including the Guaranteed withdrawal benefit for life (if applicable) if your cash value is greater than your Guaranteed annual withdrawal amount remaining that year. If your cash value is not greater than your Guaranteed annual withdrawal amount remaining that year, then you will receive a supplementary life annuity contract. For more information, please see "Effect of your account value falling to zero" in "Contract features and benefits" earlier in this prospectus. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Insufficient account value" in "Determining your contract's value" and "Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

                             ACCESSING YOUR MONEY

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of a variable investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.

Deferred annuity contracts such as EQUI-VEST(R) At Retirement/SM/ provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your EQUI-VEST(R) At Retirement/SM/ contract, all its benefits terminate and will be converted to a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your EQUI-VEST(R) At Retirement/SM/ contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your EQUI-VEST(R) At Retirement/SM/ contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information). In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix V later in this prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the owner's and annuitant's ages at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this prospectus). If you elect the Guaranteed withdrawal benefit for life and choose to annuitize your contract, the Guaranteed withdrawal benefit for life will terminate without value even if your GWBL benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under GWBL. See "Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this prospectus for further information.

---------------------------------------------------------------------------------
Fixed annuity payout options             .   Life annuity
                                         .   Life annuity with period certain
                                         .   Life annuity with refund certain
                                         .   Period certain annuity
---------------------------------------------------------------------------------
Variable Immediate Annuity payout        .   Life annuity (not available in New
  options (as described in a separate        York)
  prospectus for this option)            .   Life annuity with period certain
---------------------------------------------------------------------------------
Income Manager/SM /payout options        .   Life annuity with period certain
  (available for owners and annuitants   .   Period certain annuity
  age 83 or less at contract issue) (as
  described in a separate prospectus
  for this option)
---------------------------------------------------------------------------------


..   LIFE ANNUITY: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living. If you choose this payout option and you die before the due date of the second (third, fourth, etc.) annuity payment, then you will only receive one (two, three, etc.) annuity payment.


..   LIFE ANNUITY WITH PERIOD CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

..   LIFE ANNUITY WITH REFUND CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

..   PERIOD CERTAIN ANNUITY: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

                             ACCESSING YOUR MONEY

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

INCOME MANAGER/SM/ PAYOUT OPTIONS

The Income Manager/SM/ payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager/SM/ payout annuity contract. You may request an illustration of the Income Manager/SM/ payout annuity contract from your financial professional. Income Manager/SM/ payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager/SM/ payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager/SM/ payout options provide guaranteed level payments. The Income Manager/SM/ (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For TSA contracts, if you want to elect an Income Manager/SM/ payout option, we will first roll over amounts in such contract to an IRA contract.

You may choose to apply only part of the account value of your EQUI-VEST(R) At Retirement/SM/ contract to an Income Manager/SM/ payout annuity. In this case, we will consider any amounts applied as a withdrawal from your EQUI-VEST(R) At Retirement/SM/. For the tax consequences of withdrawals, see "Tax information" later in this prospectus.

The Income Manager/SM/ payout options are not available in all states.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

PARTIAL ANNUITIZATION

Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a Guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "Withdrawing your account value" above. See also the discussion of "Partial annuitization" under "Taxation of nonqualified annuities" in "Tax information."

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the EQUI-VEST(R) At Retirement/SM/ contract date. Except with respect to the Income Manager/SM/ annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will decrease if you increase the duration or frequency of a non-life contingent annuity or the certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

We will send you a notice with your contract statement one year prior to your maturity date. If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager/SM/ payout option is chosen. If you do not respond to the notice within the 30 days following your maturity date, your contract will be annuitized automatically.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is based on the age of the annuitant at contract issue and cannot be changed other than in conformance with applicable law. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.

Please see Appendix V later in this prospectus for variations that may apply in your state.

                             ACCESSING YOUR MONEY

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:


..   A mortality and expense risks charge.

..   An administrative charge.

..   A distribution charge.


We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

..   On each contract date anniversary, a charge for each optional benefit that you elect: a death benefit (other than the Standard and GWBL Standard death benefit); the Guaranteed minimum income benefit; and the Guaranteed withdrawal benefit for life.

..   At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. A variable immediate annuity administrative fee may also apply.

..   Charges for certain optional special services.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.80% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that our expenses in providing the benefits and administering the contracts will be greater than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% of the net assets in each variable investment option.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

There is no annual administrative charge for your EQUI-VEST(R) At
Retirement/SM/ contract.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GWBL ENHANCED DEATH BENEFIT. This death benefit is only available if you elect the GWBL. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the GWBL Enhanced death benefit base.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (if available) in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, on other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

                             CHARGES AND EXPENSES

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this prospectus.

STANDARD DEATH BENEFIT AND GWBL STANDARD DEATH BENEFIT. There is no additional charge for these standard death benefits.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the owner reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix V later in this prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this prospectus.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE

If you elect the Guaranteed withdrawal benefit for life ("GWBL"), we deduct a charge annually as a percentage of your GWBL benefit base on each contract anniversary. If the single life option is in effect, the charge is equal to 0.60%. If the Joint Life option is in effect, the charge is equal to 0.75%. We will deduct this charge from your value in the variable investment options in which you are invested and the guaranteed interest option (see Appendix V later in this prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If the contract is surrendered or annuitized or a death benefit is paid on other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we reserve the right to raise the charge at the time of an annual ratchet. The maximum charge for the single life option is 0.75%. The maximum charge for the Joint Life option is 0.90%. The increased charge, if any, will apply as of the contract date anniversary on which your GWBL benefit base ratchets and on all contract date anniversaries thereafter. We will permit you to opt out of the ratchet if the charge increases.

For Joint life contracts, if the successor owner is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single life. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint life basis.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

CHARGES THAT THE TRUST DEDUCTS

The Trust deducts charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of the Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of EQ Advisors Trust (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trust.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

                             CHARGES AND EXPENSES

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

                             CHARGES AND EXPENSES

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time while the contract is in force and the owner and annuitant are alive. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received at our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under NQ jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals. For TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.

If your surviving spouse rolls the death benefit proceeds over into a contract issued by us, the death proceeds will remain invested in this contract until your spouse's contract is issued and the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse's new contract. The amount of the death benefit will be your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date your spouse's contract is issued or, if greater, the applicable Guaranteed minimum death benefit as of the date of your death. We determine the amount of the death benefit other than the applicable Guaranteed minimum death benefit as of the date of your death. This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse's new contract is issued.

In general, if the annuitant dies, the owner (or older joint owner, if applicable) will become the annuitant, and the death benefit is not payable.

EFFECT OF THE OWNER'S DEATH

In general, if you die while the contract is in force, the contract terminates and the applicable death benefit is paid. If the NQ contract is jointly owned, the death benefit is payable upon the death of the older owner. If the NQ contract has a non-natural owner, the death benefit is payable upon the death of the annuitant. For IRA and NQ Joint life contracts with GWBL, the death benefit is paid to the beneficiary at the death of the second to die of the owner and successor owner.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option. For NQ contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature, as discussed below. The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules. For NQ contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation." If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner as discussed below, under "Spousal continuation."

If the beneficiary is not the surviving spouse or if the surviving joint owner is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not in excess of his/her life expectancy) if payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death. If the beneficiary of a contract with one owner or a younger non-spousal joint owner continues the contract under the 5-year rule, in general, all guaranteed benefits and their charges will end. For more information on non-spousal joint owner contract continuation, see the section immediately below.

NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION (NQ ONLY)

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any death benefit (if the older owner dies first) or cash value (if the younger owner dies first) must be fully paid to the surviving joint owner within five years. The surviving owner may instead elect to receive a life annuity, provided payments begin within one year of the deceased owner's death. If the life annuity is elected, the contract and all benefits terminate.

If the older owner dies first, we will increase the account value to equal the Guaranteed minimum death benefit, if higher. The surviving owner can elect to
(1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the Guaranteed minimum death benefit and charge and the Guaranteed minimum income benefit and charge will then be discontinued. No subsequent contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the death benefit is not payable, and the Guaranteed minimum death benefit, if applicable, will continue without change. If

                           PAYMENT OF DEATH BENEFIT
the Guaranteed minimum income benefit cannot be exercised within the period required by federal tax laws, the benefit and charge will terminate as of the date we receive proof of death. No subsequent contributions will be permitted.

SPOUSAL CONTINUATION (IRA AND NQ ONLY)

If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own an NQ contract with your spouse, your spouse may elect to continue the contract as successor owner upon your death. The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death in order to continue the contract under Spousal continuation.

The younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a Single owner contract), may elect to receive the death benefit or continue the contract, as follows:

..   As of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary, we will increase the account value to equal the elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

..   The applicable Guaranteed minimum death benefit option may continue as follows:

   -- If the surviving spouse is age 75 or younger on the date of your death, and you were age 84 or younger at death, the Guaranteed minimum death benefit you elected continues and will continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

   -- If the surviving spouse is age 75 or younger on the date of your death, and you were age 85 or older at death, we will reinstate the Guaranteed minimum death benefit you elected. The benefit base (which had previously been frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

   -- If the surviving spouse is age 76 or over on the date of your death, the Guaranteed minimum death benefit and charge will be discontinued.

   -- If the Guaranteed minimum death benefit continues, the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset, if applicable, will be based on the surviving spouse's age at the time of your death. The next available reset will be based on the contract issue date or last reset, as applicable.

   -- For single owner contracts with the GWBL Enhanced death benefit, we will discontinue the benefit and charge. However, we will freeze the GWBL Enhanced death benefit benefit base as of the date of your death (less subsequent withdrawals), and pay it upon your spouse's death.

..   The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit option will be based on the surviving spouse's age at the date of the deceased spouse's death. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this prospectus.

..   If you elect GWBL on a Joint life basis, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse. No subsequent contributions will be permitted. If you elect GWBL on a Single life basis, the benefit and charge will terminate.

..   If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

..   The Guaranteed minimum death benefit and the Guaranteed minimum income benefit continue to be based on the older spouse's age for the life of the contract.

..   If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant.

..   If you elect GWBL, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse.

If there is a change in owner or primary beneficiary, the Spousal continuation option will be terminated. If you divorce, Spousal continuation does not apply.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA, TSA and NQ contracts. Please speak with your financial professional or see Appendix V later in this prospectus for further information.

For Joint life contracts with GWBL, beneficiary continuation option is only available after the death of the second owner.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA, ROTH IRA AND TSA CONTRACTS ONLY.

The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value adjusted for any subsequent withdrawals.

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                           PAYMENT OF DEATH BENEFIT

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Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. For traditional IRA and TSA contracts, if you die before your Required Beginning Date for required minimum distributions, as discussed later in this prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


Under the beneficiary continuation option for traditional IRA, Roth IRA, and TSA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   The beneficiary replaces the deceased owner as annuitant.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GWBL or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

..   Loans will no longer be available for TSA contracts.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The beneficiary automatically replaces the existing annuitant.

..   The contract continues with your name on it for the benefit of your beneficiary.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GWBL or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

..   If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawals must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if

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                           PAYMENT OF DEATH BENEFIT

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   your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If the deceased is the owner or the older joint owner:

..   As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the Beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value adjusted for any subsequent withdrawals.

If the deceased is the younger non-spousal joint owner:

..   The annuity account value will not be reset to the death benefit amount.

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                           PAYMENT OF DEATH BENEFIT

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7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(R) At Retirement/SM/ contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, the amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

FATCA


Even though this section in the Prospectus discusses consequences to United States individuals you should be aware that the Foreign Account Tax Compliance Act ("FATCA") which applies to certain U.S.-source payments may require AXA Equitable and its affiliates to obtain specified documentation of an entity's status before payment is made in order to avoid punitive 30% FATCA withholding. The FATCA rules are initially directed at foreign entities, and may presume that various U.S. entities are "foreign" unless the U.S. entity has documented its U.S. status by providing Form W-9. Also, in future years FATCA and related rules may require us to document the status of certain contractholders, as well as report contract values and other information for such contractholders. For this reason AXA Equitable and its affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST/SM/ At Retirement/SM/'s choice of death benefits, the Guaranteed withdrawal for life benefit, the Guaranteed minimum income benefit, selection of variable investment options, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonquali-fied annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

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                                TAX INFORMATION

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..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a typical grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

TAXATION OF LIFETIME WITHDRAWALS IF YOU ELECT GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

We treat Guaranteed annual withdrawals and other withdrawals as non-annuity payments for income tax purposes. These withdrawals are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable. It reduces the investment in the contract.

ANNUITY PAYMENTS

Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this prospectus, as well as GMIB and other annuitization payments that are based on life or life expectancy, are considered annuity payments for tax purposes. Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

The sole way to purchase an EQUI-VEST(R) At Retirement/SM/ NQ contract is through a transfer of funds from the original EQUI-VEST(R) contract which is the source contract. Normally, exchanges of contracts are taxable events. The transfer will be a tax deferred exchange under Section 1035 of the Internal Revenue Code if:

..   The contract that is the source of the funds you are using to purchase the
    NQ contract is another nonqualified deferred annuity contract.

..   The owner and the annuitant are the same under the original EQUI-VEST(R)
    contract and the EQUI-VEST(R) At Retirement/SM/ NQ contract.

The tax basis, also referred to as your investment in the contract, of the original EQUI-VEST(R) contract carries over to the EQUI-VEST(R) At Retirement/SM/ NQ contract.

1035 EXCHANGES

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract such as the EQUI-VEST(R) At Retirement/SM/ NQ contract to:

..   another nonqualified deferred annuity contract; or

..   a "qualified long-term care contract" meeting all specified requirements under the Code; or

..   an annuity contract with a "qualified long-term care contract" feature
    (sometimes referred to as a "combination annuity" contract).

An exchange to another contract will terminate any guaranteed benefits under the contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

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                                TAX INFORMATION

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Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Partial 1035 exchanges are not available to purchase an EQUI-VEST(R) At Retirement/SM/ contract.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See "Payment of death benefit".

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments for your life
    (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

We will report a life-contingent partial annuitization made to an owner under age 59 1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

ADDITIONAL TAX ON NET INVESTMENT INCOME

Taxpayers who have modified adjusted gross income ("MAGI") over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the "Net Investment Income Tax" or "NIIT"). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly; and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account A. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account A. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

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                                TAX INFORMATION

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You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A ("Contributions to Individual Retirement Arrangements (IRAs)") and 590-B ("Distributions from Individual Retirement Arrangements (IRAs)") These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA.

This prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have not applied for an opinion letter from the IRS to approve the respective forms of the EQUI-VEST(R) At Retirement/SM/ traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. Such IRS approval is a determination only as to the form of the annuity and does not represent a determination of the merits of the annuity as an investment.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

You can cancel any version of the EQUI-VEST(R) At Retirement/SM/ IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this prospectus. If you cancel a traditional IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, individuals may make three different types of contributions to purchase a traditional IRA or as additional contributions to an existing IRA:

..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

This IRA may be funded through direct transfer of funds only and not through regular or rollover contributions.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your Individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of excess contributions, under technical income tax rules; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the "one-per-year limit." It is the IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

ROLLOVERS TO ELIGIBLE RETIREMENT PLANS

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the

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plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a roll-over.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. Please see your tax adviser for more information.

IRA DISTRIBUTIONS DIRECTLY TRANSFERRED TO CHARITY


Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. You can direct AXA Equitable to make a distribution directly to a charitable organization you request whether or not such distribution might be eligible for favorable tax treatment. Since an IRA owner is responsible for determining the tax consequences of any distribution from an IRA, we report the distribution to you on Form 1099-R. After discussing with your own tax advisor, it is your responsibility to report any distribution qualifying as a tax-free charitable direct transfer from your IRA on your own tax return.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.


WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "required minimum distribution automatic withdrawal options." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.


Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our

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records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death. The required minimum distribution rules are applied as if your surviving spouse is the contract owner.

SPOUSAL CONTINUATION

If the contract is continued under spousal continuation then the required minimum distribution rules are applied as if your surviving spouse is the contract owner..

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   used to pay certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies using an IRS-approved distribution method). We do not anticipate that Guaranteed annual payments made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as lump sums will qualify for this exception if made before age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

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ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The EQUI-VEST(R) At Retirement/SM/ Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Generally, individuals may make four different types of contributions to purchase a Roth IRA or as later additions to an existing Roth IRA:

..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements; or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

This Roth IRA may be funded only through direct transfer of funds and not through regular Roth IRA contributions or rollover contributions. Also, if the funds are originally in a traditional IRA, you must convert to Roth IRA in your original EQUI-VEST(R) contract before you apply the funds to an EQUI-VEST(R) At Retirement/SM/ contract.

RECHARACTERIZATIONS

Generally, you may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution. Any recharacterization of a Roth IRA contribution to a traditional IRA contribution, if available, must be done in the original EQUI-VEST(R) Roth IRA contract and not in the EQUI-VEST(R) At Retirement/SM/ contract.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   rollovers from a Roth IRA to another Roth IRA;

..   direct transfers from a Roth IRA to another Roth IRA;

..   qualified distributions from a Roth IRA; and

..   return of excess contributions or amounts recharacterized to a traditional
    IRA.

You may roll over amounts from one Roth IRA to another Roth IRA if you complete the transaction within 60 days of when you receive the funds. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. We call this the "one-per-year limit." It is the Roth IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

..   you are age 59 1/2 or older; or

..   you die; or

..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b)Nontaxable portion.

(3)Earnings on contributions.

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Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL

This section of this prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)". If the rules are the same as those that apply to another kind of contract, for example, traditional IRA contracts, we will refer you to the same topic under "traditional IRAs."

--------------------------------------------------------------------------------
THE DISCLOSURE GENERALLY ASSUMES THAT THE TSA HAS 403(B) CONTRACT STATUS OR QUALIFIES AS A 403(B) CONTRACT. DUE TO INTERNAL REVENUE SERVICE AND TREASURY REGULATORY CHANGES IN 2007 WHICH BECAME FULLY EFFECTIVE ON JANUARY 1, 2009, CONTRACTS ISSUED PRIOR TO 2009 WHICH QUALIFIED AS 403(B) CONTRACTS UNDER THE RULES AT THE TIME OF ISSUE MAY LOSE THEIR STATUS AS 403(B) CONTRACTS OR HAVE
THE AVAILABILITY OF TRANSACTIONS UNDER THE CONTRACT RESTRICTED AS OF JANUARY 1, 2009 UNLESS THE INDIVIDUAL'S EMPLOYER OR THE INDIVIDUAL TAKES CERTAIN ACTIONS. PLEASE CONSULT YOUR TAX ADVISER REGARDING THE EFFECT OF THESE RULES (WHICH MAY VARY DEPENDING ON THE OWNER'S EMPLOYMENT STATUS PLAN PARTICIPATION STATUS AND WHEN AND HOW THE CONTRACT WAS ACQUIRED) ON YOUR PERSONAL SITUATION.
--------------------------------------------------------------------------------

FINAL REGULATIONS UNDER SECTION 403(B)


In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code (2007 Regulations). As a result, there were significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules apply beginning in 2007. There are still a number of uncertainties regarding the application of these rules. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on 403(b) TSA contracts issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.


PERMISSIBLE INVESTMENTS. The 2007 Regulations retain the rule that there are generally two types of investments available to fund 403(b) plans -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) funding vehicles qualify for tax deferral.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to require a written plan document for section 403(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009 to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

As part of this process, the sponsoring employer designates the insurance companies or mutual fund companies to which it will make contributions to purchase 403(b) annuity contracts or 403(b)(7) custodial accounts under its 403(b) plan. These companies are typically referred to as "approved providers" or "approved vendors" under the employer's 403(b) plan, although such terms are not used in the 2007 Regulations. If AXA Equitable is not an approved provider under an employer's 403(b) plan, active participants in that employer's plan may have to transfer funds from their EQUI-VEST(R) TSA contracts to another 403(b) plan funding vehicle in a contract exchange under the same plan in order to avoid significant limitations under the 403(b) plan for transactions on the contract.

ALTHOUGH IT IS NOT CLEAR UNDER THE 2007 REGULATIONS, IT APPEARS THAT
(I) ANNUITY CONTRACTS ISSUED TO EMPLOYEES TERMINATING EMPLOYMENT OR RETIRING FROM SERVICE WITH THE EMPLOYER WHICH PROVIDED THE FUNDS MAY NOT BE CONSIDERED AS 403(B) ANNUITY

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CONTRACTS IF NO LONGER PART OF THE EMPLOYER'S PLAN, OR (II) EVEN IF SUCH
CONTRACTS RETAIN 403(B) STATUS (SO THAT AMOUNTS CAN BE ROLLED OVER INTO ANOTHER ELIGIBLE RETIREMENT PLAN WHICH AGREES TO ACCEPT THE FUNDS), TRANSACTIONS MAY BE LIMITED. FOR THIS REASON YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD PURCHASE AN EQUI-VEST(R) AT RETIREMENT/SM/ TSA CONTRACT OR RETAIN A PREVIOUSLY-PURCHASED CONTRACT, OR INSTEAD ROLL IT OVER INTO ANOTHER ELIGIBLE RETIREMENT PLAN WHICH WILL ACCEPT THE FUNDS, SUCH AS A TRADITIONAL IRA.


LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoked Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.


EFFECT OF THE 2007 REGULATIONS ON CONTRIBUTIONS TO THE EQUI-VEST(R) AT RETIREMENT/SM/ TSA CONTRACT

Because the EQUI-VEST(R) At Retirement/SM/ TSA contract (i) was designed to be purchased through an individual-initiated, Rev. Rul. 90-24 tax-free direct transfer of funds from one 403(b) arrangement to another and (ii) does not accept employer-remitted contributions, contributions to an EQUI-VEST(R) At Retirement/SM/ TSA contract are extremely limited as described below. EQUI-VEST(R) At Retirement/SM/ TSA contracts issued pursuant to a Rev. Rul. 90-24 direct transfer where applications and all transfer paperwork were received by our processing office in good order prior to September 25, 2007 are generally "grandfathered" as to 403(b) status. However, future transactions such as loans and distributions under such "grandfathered" contracts may result in adverse tax consequences to the owner unless the contracts are or become part of the employer's 403(b) plan, or the employer enters into an information sharing agreement with us.

DIRECT TRANSFER CONTRIBUTIONS

A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan". 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers;
(ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.

We currently do not offer a 403(b) contract for a beneficiary of a deceased participant as discussed above.

SPECIAL RULE FOR ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS AFTER AGE
70 1/2. The amount of any direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the contract is issued if the owner is at least age 70 1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution.

DISTRIBUTIONS FROM TSAS

GENERAL. Certain amounts under a 403(b) TSA contract may be restricted from withdrawal but these restrictions do not apply after severance from employment with the employer who provided the funds to purchase the contract. The EQUI-VEST(R) At Retirement/SM/ TSA contract is available for purchase only to TSA participants who are no longer employed with the employer who provided the funds for the purchase of the original EQUI-VEST(R) TSA contract. Prior to the 2007 Regulations, restrictions on distributions which generally apply to certain amounts in TSAs did not apply to loans, withdrawals or other payments for such severed-from-employment individuals. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. It is not clear how the 2007 Regulations affect post-separation from service contract withdrawals from the EQUI-VEST(R) At Retirement/SM/ TSA. Processing of a requested transaction will not be completed pending receipt of information required to process the transaction under an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. (For example, there is a limited exclusion from gross income for

                                      52

                                TAX INFORMATION

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distributions used to pay qualified health insurance premiums of an eligible retired public safety officer from eligible governmental employer 403(b) plans.) Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable. EQUI-VEST(R) At Retirement/SM/ TSA is not available if you have made designated Roth contributions to your original EQUI-VEST(R) TSA contract.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this prospectus, as well as other annuitization payments that are based on the annuitant's life or life expectancy, are considered annuity payments for tax purposes. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to roll over a TSA death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS. As a result of the 2007 Regulations loans are not available without employer or plan administrator approval. Loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. Processing of a loan request will not be completed pending receipt of information required to process the transaction under an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

You may take loans from a TSA unless you have elected GWBL. However, particularly if you have recently been severed from employment, you may need to consult with your former employer concerning loan balance history in order to take a loan from the EQUI-VEST(R) At Retirement/SM/ TSA contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan, including unpaid interest, is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:



..   The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits and (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made. Governmental employer EDC plans and 403(b) plans are included in "all qualified plans of the employer" for this purpose. Also, for the purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan is treated as still outstanding even after the default is reported to the IRS. The amount treated as outstanding (which limits any subsequent loan) includes interest on the unpaid balance.

..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. EQUI-VEST(R) At Retirement/SM/ TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed with respect to an EQUI-VEST(R) At Retirement/SM/ contract and not repaid may be treated as a distribution if:

..   the loan does not qualify under the conditions above; or

..   the participant fails to repay the interest or principal when due.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified

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plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new traditional inherited IRA under certain circumstances.


After 2015, eligible rollover distributions from qualified plans, 403(b) plans and governmental employer Section 457(b) plans may be rolled over to a SIMPLE IRA. We anticipate that regulatory guidance will be necessary before we implement rollovers into SIMPLE IRAs.


Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers that are: (1) contract exchanges under the same 403(b) plan,
(2) direct 403(b) plan-to-403(b) plan transfers, or (3) used to purchase permissive service credits under a retirement plan are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

Generally the same as traditional IRA with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

..   For 403(b) plan participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement. (This exception is unlikely to apply as severance from employment from the employer who provided the funds to purchase the original EQUI-VEST(R) TSA contract is a condition for purchasing the EQUI-VEST(R) At Retirement/SM/ TSA contract.)

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986, TSA account balance, even if retired at age
    70 1/2. We will know whether or not you qualify for this exception because it applies only to people who purchase their EQUI-VEST(R) At Retirement/SM/ TSA contract by direct transfers. The information we have from your original EQUI-VEST(R) contract carries over.

SPOUSAL CONSENT RULES

If your original EQUI-VEST(R) TSA is subject to ERISA, your purchase of EQUI-VEST(R) At Retirement/SM/ TSA contract is subject to prior spousal consent. Your spouse must sign the Conversion Acknowledgment Form. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age). We do not anticipate that Guaranteed annual payments made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless

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you provide us with your correct Taxpayer Identification Number and a United
States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   We might have to withhold and/or report on amounts we pay under a free look or cancellation.

..   We are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U. S. entity recipients that are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the state income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different marital status and number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

If a non-periodic distribution from a TSA is not an eligible rollover distribution then the 10% withholding rate also applies.

MANDATORY WITHHOLDING FROM ELIGIBLE ROLLOVER DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from TSAs are subject to mandatory 20% withholding. See "Distributions from TSAs" earlier in this prospectus. No election out of withholding is permitted. An eligible rollover distribution from a TSA can be rolled over to another eligible retirement plan, including an IRA.

All distributions from a TSA are eligible rollover distributions unless they are on the following list of exceptions:

..   any distributions which are required minimum distributions after age 70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for the plan participant's life (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and your designated beneficiary); or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions that fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   a death benefit payment to a beneficiary who is not the plan participant's surviving spouse; or

..   a qualified domestic relations order distribution to a beneficiary who is not the plan participant's current spouse or former spouse.

A death benefit payment to the plan participant's surviving spouse, or a qualified domestic relations order distribution to the plan participant's current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate accounts. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

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8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account A that represent our investments in Separate Account A or that represent fees and charges under the contracts that we have earned. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account A. However, the obligations themselves are obligations of AXA Equitable.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A that is available under the contract invests in shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)to deregister Separate Account A under the Investment Company Act of 1940;

(6)to restrict or eliminate any voting rights as to Separate Account A;

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies;

(8)to close a variable investment option to new contributions or transfers; and

(9)to limit the number of variable investment options which you may elect.

If the exercise of these rights results in a material change in the underlying investment of Separate Account A, you will be notified of such exercise, as required by law.

ABOUT THE TRUST

The Trust is registered under the Investment Company Act of 1940. It is classified as "open-end management investment companies," more commonly called mutual funds. The Trust issues different shares relating to each portfolio.

The Board of Trustees of the Trust serves for the benefit of the Trust's shareholders. The Board of Trustees may take many actions regarding the portfolios (for example, the Board of Trustees can establish additional portfolios or eliminate existing portfolios; change portfolio investment objectives; and change portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for the Trust, and other information about the portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for the Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained from TOPS or Online Account Access or your financial professional.


The rates to maturity for new allocations and the related price per $100 of maturity value are as shown below:



-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
   JUNE 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 16, 2016  MATURITY VALUE
-------------------------------------------------------
      2016            3.00%/(1)/      $99.03
-------------------------------------------------------
      2017            3.00%/(1)/      $96.15
-------------------------------------------------------
      2018            3.00%/(1)/      $93.35
-------------------------------------------------------


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
-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
   JUNE 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 16, 2016  MATURITY VALUE
-------------------------------------------------------
      2019            3.00%/(1)/      $90.63
-------------------------------------------------------
      2020            3.00%/(1)/      $87.98
-------------------------------------------------------
      2021            3.00%/(1)/      $85.42
-------------------------------------------------------
      2022            3.00%/(1)/      $82.93
-------------------------------------------------------
      2023            3.00%/(1)/      $80.52
-------------------------------------------------------
      2024            3.00%/(1)/      $78.16
-------------------------------------------------------
      2025              3.05%         $75.55
-------------------------------------------------------



(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
YOUR MARKET ADJUSTED AMOUNT IS THE PRESENT VALUE OF THE MATURITY VALUE DISCOUNTED AT THE RATE TO MATURITY IN EFFECT FOR NEW CONTRIBUTIONS TO THAT SAME FIXED MATURITY OPTION ON THE DATE OF THE CALCULATION.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business

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expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:


   -- on a non-business day;


   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   A loan request under your TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

..   If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS AND TRANSFERS

..   Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   If a fixed maturity option is scheduled to mature on June 15th and
    June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

..   For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

..   For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

..   Quarterly rebalancing will be processed on a calendar year basis.
    Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

..   Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trust we have the right to vote on certain matters involving the portfolios, such as:

..   the election of trustees;

..   the formal approval of independent public accounting firms selected for the
    Trust; or

..   any other matters described in the prospectus for the Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

                               MORE INFORMATION

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.


The Trust sells its shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. EQ Advisors Trust also sells its shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of the Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to the separate account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

CYBERSECURITY


We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate AUVs, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.


STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling (800) 628-6673.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office.

You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus. We may refuse to process a change of ownership of an NQ contract to an entity without appropriate documentation of status on IRS Form W-9 (or, if IRS Form W-9 cannot be provided because the entity is not a U.S. entity, on the appropriate type of Form W-8).

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit and/or GWBL ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the

                               MORE INFORMATION
owner's right to change the beneficiary or person to whom annuity payments will be made. However, the Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. Please speak with your financial professional for further information. See Appendix V later in this prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of IRA or TSA contracts except by surrender to us. Loans are not available and you cannot assign IRA contracts as security for a loan or other obligation. Loans are generally available under a TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA or TSA contract to another similar arrangement under federal income tax rules.

DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by AXA Advisors. AXA Advisors serves as a principal underwriter of Separate Account A. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable. AXA Advisors is under the common control of AXA Financial, Inc. Its principal business address is 1290 Avenue of the Americas, New York, NY 10104. It is registered with the SEC as a broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"). AXA Advisors is also a distributor for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with AXA Advisors ("Selling broker-dealers").

AXA Equitable pays compensation to AXA Advisors based on contracts sold. AXA Equitable may also make additional payments to AXA Advisors. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to AXA Advisors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 0.10% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

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



9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2015 (the "Annual Report") is considered to be part of this prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa.com.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The following table shows the unit values and the number of outstanding units for each variable investment option on the last business day of the periods shown. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.30%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------
                                                    FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------
                                          2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
------------------------------------------------------------------------------------------------
   Unit value                            $110.42 $119.94 $115.55 $123.78 $138.86 $143.08 $140.31
------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        38     139     238     330     440     489     530
------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
------------------------------------------------------------------------------------------------
   Unit value                            $109.22 $117.67 $114.53 $121.18 $132.18 $135.44 $133.06
------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         7      20      34      53      57      57      52
------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
------------------------------------------------------------------------------------------------
   Unit value                            $105.43 $111.64 $110.98 $114.45 $117.91 $119.41 $117.66
------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         3      10      18      23      24      24      24
------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2016 to a fixed maturity option with a maturity date of June 15, 2024 (eight years later) at a hypothetical rate to maturity of 4.00% (H), resulting in a maturity value of $136,886 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2020./(a)/



-------------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY/(J)/
                                                                              ON JUNE 15, 2020
                                                                             --------------------------------------------
                                                                                2%                   6%
-------------------------------------------------------------------------------------------------------------------------
AS OF JUNE 15, 2020 BEFORE WITHDRAWAL
(1) market adjusted amount/(b)/                                              $126,455             $108,409
-------------------------------------------------------------------------------------------------------------------------
(2) fixed maturity amount/(c)/                                               $116,998             $116,998
-------------------------------------------------------------------------------------------------------------------------
(3) market value adjustment: (1) - (2)                                       $  9,457             $ (8,589)
-------------------------------------------------------------------------------------------------------------------------
ON JUNE 15, 2020 AFTER $50,000 WITHDRAWAL
(4) portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                        $  3,739             $ (3,961)
-------------------------------------------------------------------------------------------------------------------------
(5) portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $ 46,261             $ 53,961
-------------------------------------------------------------------------------------------------------------------------
(6) market adjusted amount (1) - $50,000                                     $ 76,455             $ 58,409
-------------------------------------------------------------------------------------------------------------------------
(7) fixed maturity amount: (2) - (5)                                         $ 70,738             $ 63,037
-------------------------------------------------------------------------------------------------------------------------
(8) maturity value/(d)/                                                      $ 82,762             $ 73,752
-------------------------------------------------------------------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461

(b)Market adjusted amount is based on the following calculation:

Maturity value        =               $136,886               where j is either 2% or 6%
----------------------          -----------------------------
(1+j)/(D/365)/                   (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:
Maturity value        =               $136,886
----------------------          -----------------------------
(1+h)/(D/365)/                  (1+0.04)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365) /= ($70,738 or $63,037) x (1+0.04)/(1,461/365)/

                 APPENDIX II: MARKET VALUE ADJUSTMENT EXAMPLE

Appendix III: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options with no allocation to the guaranteed interest option or the fixed maturity options, no subsequent contributions, no transfers, no withdrawals and no loans under a TSA contract, the enhanced death benefit for an owner age 55 would be calculated as follows:

--------------------------------------------------------------------------------------------------
                                     6% ROLL-UP TO AGE 85  ANNUAL RATCHET TO AGE 85     GWBL
END OF CONTRACT YEAR  ACCOUNT VALUE     BENEFIT BASE            BENEFIT BASE         BENEFIT BASE
--------------------------------------------------------------------------------------------------
         1              105,000            106,000                 105,000             105,000
--------------------------------------------------------------------------------------------------
         2              115,500            112,360                 115,500             115,500
--------------------------------------------------------------------------------------------------
         3              129,360            119,102                 129,360             129,360
--------------------------------------------------------------------------------------------------
         4              103,488            126,248                 129,360             135,828
--------------------------------------------------------------------------------------------------
         5              113,837            133,823                 129,360             142,296
--------------------------------------------------------------------------------------------------
         6              127,497            141,852                 129,360             148,764
--------------------------------------------------------------------------------------------------
         7              127,497            150,363                 129,360             155,232
--------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1)At the end of contract years 1 through 3, the death benefit is the current account value.

(2)At the end of contract years 4 through 7, the death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85./(1)/

GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.


-------------
(1)At the end of contract years 4 through 7, the death benefit will be the enhanced death benefit. At the end of contract years 1, 2 and 3, the death benefit will be the current account value.

                                     III-1

                 APPENDIX III: ENHANCED DEATH BENEFIT EXAMPLE

Appendix IV: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to Age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an EQUI-VEST(R) At Retirement/SM/ contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution to variable investment options that roll-up at 6% only and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.33)%, 3.67% for the EQUI-VEST(R) At Retirement/SM/ contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit and the Guaranteed minimum income benefit features. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the greater of 6% Roll-Up to age 85 and the Annual Ratchet to age 85 Guaranteed minimum death benefit charge and the Guaranteed minimum income benefit charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.10%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.68% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. For new business, we will furnish you with a personalized illustration upon request.

                    APPENDIX IV: HYPOTHETICAL ILLUSTRATIONS

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS

VARIABLE DEFERRED ANNUITY
EQUI-VEST(R) AT RETIREMENT/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT



                                             GREATER OF 6% ROLL-UP
                                             TO AGE 85 OR THE                          LIFETIME ANNUAL    LIFETIME ANNUAL
                                             ANNUAL RATCHET                            GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                 TO AGE 85 GUARANTEED                      INCOME BENEFIT     INCOME BENEFIT
AGE   YEAR    ACCOUNT VALUE    CASH VALUE    MINIMUM DEATH BENEFIT TOTAL DEATH BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
-----------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%      6%      0%         6%         0%        6%        0%        6%       0%        6%
-----------------------------------------------------------------------------------------------------------------------------
60      0    100,000 100,000 100,000 100,000 100,000    100,000    100,000   100,000      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
61      1     96,345 102,345  96,345 102,345 106,000    106,000    106,000   106,000      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
62      2     92,696 104,697  92,696 104,697 112,360    112,360    112,360   112,360      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
63      3     89,047 107,050  89,047 107,050 119,102    119,102    119,102   119,102      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
64      4     85,394 109,401  85,394 109,401 126,248    126,248    126,248   126,248      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
65      5     81,732 111,743  81,732 111,743 133,823    133,823    133,823   133,823      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
66      6     78,054 114,071  78,054 114,071 141,852    141,852    141,852   141,852      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
67      7     74,356 116,378  74,356 116,378 150,363    150,363    150,363   150,363      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
68      8     70,631 118,656  70,631 118,656 159,385    159,385    159,385   159,385      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
69      9     66,874 120,899  66,874 120,899 168,948    168,948    168,948   168,948      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
70     10     63,077 123,098  63,077 123,098 179,085    179,085    179,085   179,085   10,584    10,584   10,584    10,584
-----------------------------------------------------------------------------------------------------------------------------
75     15     43,261 133,072  43,261 133,072 239,656    239,656    239,656   239,656   15,362    15,362   15,362    15,362
-----------------------------------------------------------------------------------------------------------------------------
80     20     21,318 140,167  21,318 140,167 320,714    320,714    320,714   320,714   21,841    21,841   21,841    21,841
-----------------------------------------------------------------------------------------------------------------------------
85     25          0 142,176       0 142,176       0    429,187          0   429,187   39,700    39,700   39,700    39,700
-----------------------------------------------------------------------------------------------------------------------------
90     30          0 141,385       0 141,385       0    429,187          0   429,187      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
95     35          0 140,438       0 140,438       0    429,187          0   429,187      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------



THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                    APPENDIX IV: HYPOTHETICAL ILLUSTRATIONS

Appendix V: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

The following information is a summary of the states where the EQUI-VEST(R) At Retirement/SM/ contract or certain features and/or benefits are either not available as of the date of this prospectus or vary from the contract's features and benefits as previously described in this prospectus.

STATES WHERE CERTAIN EQUI-VEST(R) AT RETIREMENT/SM/ FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

---------------------------------------------------------------------------------
 STATE        FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
---------------------------------------------------------------------------------
CALIFORNIA    See "Contract features and        If you reside in the state of
              benefits"--"Your right to cancel  California and you are age 60 within a certain number of days"  and older at the time the contract is issued, you may
                                                return your variable annuity
                                                contract within 30 days from the
                                                date that you receive it and
                                                receive a refund as described
                                                below.

                                                If you allocate your entire
                                                initial contribution to the
                                                EQ/Money Market option (and/or
                                                guaranteed interest option), the
                                                amount of your refund will be
                                                equal to your contribution less
                                                interest, unless you make a
                                                transfer, in which case the
                                                amount of your refund will be
                                                equal to your account value on
                                                the date we receive your request
                                                to cancel at our processing
                                                office. This amount could be
                                                less than your initial
                                                contribution. If you allocate
                                                any portion of your initial
                                                contribution to the variable
                                                investment options (other than
                                                the EQ/Money Market option)
                                                and/or fixed maturity options,
                                                your refund will be equal to
                                                your account value on the date
                                                we receive your request to
                                                cancel at our processing office.
---------------------------------------------------------------------------------
DELAWARE      See "Contract features and        Fixed maturity options are not
              benefits"--"Fixed maturity        available.
              options"
---------------------------------------------------------------------------------
FLORIDA       See "Your right to cancel within  If you reside in the state of
              a certain number of days" in      Florida, you may cancel your
              "Contract features and benefits"  variable annuity contract and return it to us within 21 days
                                                from the date that you receive
                                                it. You will receive an
                                                unconditional refund equal to
                                                the greater of the cash
                                                sur-render value provided in the
                                                annuity contract, plus any fees
                                                or charges deducted from the
                                                contributions or imposed under
                                                the contract, or a refund of all
                                                contributions paid.
---------------------------------------------------------------------------------
KANSAS        See "Payment of death             The default beneficiary must be
              benefit"--"Your beneficiary and   the owner's estate.
              payment benefit"
---------------------------------------------------------------------------------
NORTH DAKOTA  See "Your right to cancel within  To exercise this cancellation
              a certain number of days"         right you must mail the
                                                contract, with a signed letter
                                                of instructions electing this
                                                right, to our processing office
                                                within 20 days after you receive
                                                it.
---------------------------------------------------------------------------------
PENNSYLVANIA  See "Contract features and        Fixed maturity options are not
              benefits"--"Fixed maturity        available.
              options"

              See "Accessing your money"--      Taking a loan in excess of the
              "Loans under TSA contracts"       Internal Revenue Code limits may
                                                result in adverse tax
                                                consequences. Please consult
                                                your tax adviser before taking a
                                                loan that exceeds the Internal
                                                Revenue Code limits.
---------------------------------------------------------------------------------

                                      V-1

 APPENDIX V: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
PUERTO RICO  See "Taxation of nonqualified     Income from NQ contracts we
             annuities" under "Tax             issue is U.S. source. A Puerto
             information."                     Rico resident is subject to U.S.
                                               taxation on such U.S. source
                                               income. Only Puerto Rico source
                                               income of Puerto Rico residents
                                               is excludable from U.S.
                                               taxation. Income from NQ
                                               contracts is also subject to
                                               Puerto Rico tax. The calculation
                                               of the taxable portion of
                                               amounts distributed from a
                                               contract may differ in the two
                                               jurisdictions. Therefore, you
                                               might have to file both U.S. and
                                               Puerto Rico tax returns, showing
                                               different amounts of income from
                                               the contract for each tax
                                               return. Puerto Rico generally
                                               provides a credit against Puerto
                                               Rico tax for U.S. tax paid.
                                               Depending on your personal
                                               situation and the timing of the
                                               different tax liabilities, you
                                               may not be able to take full
                                               advantage of this credit. We
                                               anticipate requiring owners or
                                               beneficiaries of annuity
                                               contracts in Puerto Rico that
                                               are not individuals to document
                                               their status to avoid 30% FATCA
                                               withholding from U.S.-source
                                               income beginning in 2014.
--------------------------------------------------------------------------------
WASHINGTON   See "Contract features and
             benefits"

             .   "Guaranteed interest option"  .   The guaranteed interest
                                                   option is not available.

             .   "Fixed maturity options"      .   Fixed maturity options are
                                                   not available.

             .   "Guaranteed minimum death     .   For the Greater of the
                 benefit and Guaranteed            Annual Ratchet to age 85 or
                 minimum income benefit base"      Roll-Up to age 85 death
                 -- 6% Roll-Up to age 85           benefit, the roll up is 4%
                 (used for the Greater of the      (instead of 6%).
                 6% Roll-Up to age 85 or the
                 Annual Ratchet to age 85
                 enhanced death benefit AND
                 for the Guaranteed minimum
                 income benefit

             .   "Guaranteed minimum death     .   The death benefit reset may
                 benefit/Guaranteed minimum        only occur if the account
                 income benefit roll-up            value on the contract
                 benefit base reset."              anniversary is greater than
                                                   the 6% roll to age 85 GMIB
                                                   benefit base. Both roll-up
                                                   benefit bases get reset to
                                                   the account value. The 4%
                                                   roll-up continues on to age
                                                   85 on the reset death
                                                   benefit.

             See "Accessing your               .   The Income Manager/SM/
             money"--"Your annuity payout          payout annuity is not
             options,""Income Manager/SM/          available.
             payout options"
--------------------------------------------------------------------------------

                                      V-2

 APPENDIX V: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Calculating unit values                                       2

Custodian and independent registered public accounting firm   2

Distribution of the Contracts                                 2

Financial statements                                          2

HOW TO OBTAIN AN EQUI-VEST/SM/ AT RETIREMENT/SM/ STATEMENT OF ADDITIONAL INFORMATION FOR
SEPARATE ACCOUNT A

Call (800) 628-6673 or send this request form to:
  EQUI-VEST(R) At Retirement/SM/
  P.O. Box 4956
  Syracuse, NY 13221-4956


----------------------------------------------------------------------------------
Please send me an EQUI-VEST(R) At Retirement/SM/ SAI for SEPARATE
ACCOUNT A dated May 1, 2016.
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


                                                                        #792710
                                                 EQUI-VEST(R) At Retirement/SM/

EQUI-VEST(R) At Retirement/SM/

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2016


PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE PURCHASING, OR TAKING ANY OTHER ACTION UNDER YOUR CONTRACT. THIS PROSPECTUS SUPERSEDES ALL PRIOR PROSPECTUSES AND SUPPLEMENTS. YOU SHOULD READ THE PROSPECTUSES FOR THE TRUST WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE PORTFOLIOS.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(R) AT RETIREMENT/SM/?

EQUI-VEST(R) At Retirement/SM/ is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). There is no withdrawal charge under the contract.

This prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the contract are changed after the date of this prospectus in accordance with the contract, those changes will be described in a supplement to this prospectus. You should carefully read this prospectus in conjunction with any applicable supplements. The contract should also be read carefully. You have the right to cancel the contract within a certain number of days after receipt of the contract.

Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all contracts or in all states. Please see Appendix V later in this prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this prospectus may not be available at the time you purchase the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you after you purchase the contract.


VARIABLE INVESTMENT OPTIONS

--------------------------------------------------------------------------------

.. AXA Balanced Strategy/(1)/
.. AXA Conservative Growth Strategy/(1)/
.. AXA Conservative Strategy/(1)/

--------------------------------------------------------------------------------
(1)If you purchased your contract before approximately July 20, 2009, these variable investment options are not available to you. Please see the current supplement to your prospectus, which describes the variable investment options that are available to you.

You may allocate amounts to any of the variable investment options. At any time, we have the right to terminate any future contributions. Each variable investment option is a subaccount of Separate Account A . Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust (the "Trust"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.

TYPES OF CONTRACTS. For existing EQUI-VEST(R) contract owners, we offer the EQUI-VEST(R) At Retirement/SM/ contract for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.

..   An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA")
    (contract must continue to be part of a 403(b) plan).

In order to purchase an EQUI-VEST(R) At Retirement/SM/ contract, your initial contribution must be at least $50,000 and must come from the transfer of the cash value of an EQUI-VEST(R) series variable annuity contract that you currently own under which withdrawal charges no longer apply. The eligible EQUI-VEST(R) contract types are traditional IRA (including our product designated QP IRA), Roth IRA, NQ, TSA (contract must continue to be part of a 403(b) plan) and the same type of IRA and NQ offered in EQUI-VEST(R) Express/SM/. The transfer of cash value will constitute a termination of that particular EQUI-VEST(R) contract. You cannot purchase an EQUI-VEST(R) At Retirement/SM/ contract if a rollover or direct transfer contribution into your eligible EQUI-VEST(R) contract has occurred within two EQUI-VEST(R) contract years before your purchase of an EQUI-VEST(R) At Retirement/SM/ contract. Additionally, you must be age 55 or older (subject to maximum issue age limitations) and, for TSA contracts, no longer employed by the employer who provided the funds for the purchase of your EQUI-VEST(R) contract. However, the contract must continue to be a part of a 403(b) plan. We also offer direct rollovers to IRAs for TSA contracts.

Subject to certain conditions and contribution limitations as described in the above paragraphs, additional EQUI-VEST(R) traditional IRA contract types may be eligible for replacement with this contract. The additional eligible EQUI-VEST(R) contract types are:

Employer-funded traditional individual retirement annuities ("IRAs"):

..   A simplified employee pension plan ("SEP") sponsored by an employer.

..   SEPs funded by salary reduction arrangements ("SARSEPs") for plans established by employers before January 1, 1997.

..   SIMPLE IRAs funded by employee salary reduction and employer contributions.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                    EQUI-VEST At Retirement/SM/
                                                                   ('04)(IF/NB)
                                                                         #83443

--------------------------------------------------------------------------------
THE "CONTRACT DATE" IS THE EFFECTIVE DATE OF A CONTRACT. THIS IS THE BUSINESS DAY WE RECEIVE THE PROPERLY COMPLETED AND SIGNED APPLICATION, ALONG WITH ANY OTHER REQUIRED DOCUMENTS, AND YOUR INITIAL CONTRIBUTION IS TRANSFERRED FROM
YOUR EQUI-VEST(R) OR EQUI-VEST(R) EXPRESS/SM/ CONTRACT. YOUR CONTRACT DATE WILL BE SHOWN IN YOUR CONTRACT. THE 12-MONTH PERIOD BEGINNING ON YOUR CONTRACT DATE AND EACH 12-MONTH PERIOD AFTER THAT DATE IS A "CONTRACT YEAR." THE END OF EACH 12-MONTH PERIOD IS YOUR "CONTRACT DATE ANNIVERSARY." FOR EXAMPLE, IF YOUR CONTRACT DATE IS MAY 1, YOUR CONTRACT DATE ANNIVERSARY IS APRIL 30.
--------------------------------------------------------------------------------


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2016, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling
(800) 628-6673. The SAI has been incorporated by this reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

Contents of this Prospectus

--------------------------------------------------------------------------------



             Index of key words and phrases                      5
             Who is AXA Equitable?                               6
             How to reach us                                     7
             EQUI-VEST(R) At Retirement/SM /at a glance -- key
               features                                          9

             ------------------------------------------------------
             FEE TABLE                                          11
             ------------------------------------------------------

             Example                                            12
             Condensed financial information                    12

             ------------------------------------------------------
             1. CONTRACT FEATURES AND BENEFITS                  13
             ------------------------------------------------------
             How you can purchase and contribute to your
               contract                                         13
             Owner and annuitant requirements                   14
             How you can make your contributions                14
             What are your investment options under the
               contract?                                        14
             Portfolios of the Trust                            15
             Allocating your contributions                      18
             Guaranteed minimum death benefit and Guaranteed
               minimum income benefit base                      18
             Annuity purchase factors                           19
             Guaranteed minimum income benefit option ("GMIB")  19
             Guaranteed minimum death benefit                   22
             Guaranteed benefit offers                          22
             Your right to cancel within a certain number of
               days                                             22

             ------------------------------------------------------
             2. DETERMINING YOUR CONTRACT'S VALUE               24
             ------------------------------------------------------
             Your account value and cash value                  24
             Your contract's value in the variable investment
               options                                          24
             Your contract's value in the guaranteed interest
               option                                           24
             Your contract's value in the fixed maturity
               options                                          24
             Insufficient account value                         24

             ------------------------------------------------------
             3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
               OPTIONS                                          25
             ------------------------------------------------------
             Transferring your account value                    25
             Our administrative procedures for calculating
               your Roll-Up benefit base following a transfer   25
             Disruptive transfer activity                       26
             Dollar cost averaging                              27


-------------
"We," "our," and "us" refer to AXA Equitable.
When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use word "contract" it also includes certificates that are issued under group contracts in some states.

                          CONTENTS OF THIS PROSPECTUS

             ------------------------------------------------------
             4. ACCESSING YOUR MONEY                            28
             ------------------------------------------------------
             Withdrawing your account value                     28
             How withdrawals are taken from your account value 29 How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death
               benefit                                          29
             Withdrawals treated as surrenders                  29
             Loans under TSA contracts                          29
             Surrendering your contract to receive its cash
               value                                            30
             When to expect payments                            30
             Your annuity payout options                        30

             ------------------------------------------------------
             5. CHARGES AND EXPENSES                            33
             ------------------------------------------------------
             Charges that AXA Equitable deducts                 33
             Charges that the Trust deducts                     34
             Group or sponsored arrangements                    34
             Other distribution arrangements                    34

             ------------------------------------------------------
             6. PAYMENT OF DEATH BENEFIT                        35
             ------------------------------------------------------
             Your beneficiary and payment of benefit            35
             Spousal protection                                 36
             Beneficiary continuation option                    36

             ------------------------------------------------------
             7. TAX INFORMATION                                 39
             ------------------------------------------------------
             Overview                                           39
             Buying a contract to fund a retirement arrangement 39
             Transfers among investment options                 39
             Taxation of nonqualified annuities                 39
             Additional tax on net investment income            41
             Individual retirement arrangements (IRAs)          41
             Traditional individual retirement annuities
               (traditional IRAs)                               42
             Roth individual retirement annuities (Roth IRAs)   44
             Tax-sheltered annuity contracts (TSAs)             46
             Federal and state income tax withholding and
               information reporting                            49
             Impact of taxes to AXA Equitable                   50

             ------------------------------------------------------
             8. MORE INFORMATION                                51
             ------------------------------------------------------
             About our Separate Account A                       51
             About the Trust                                    51
             About our fixed maturity options                   51
             About the general account                          52
             Dates and prices at which contract events occur    53
             About your voting rights                           53
             Cybersecurity                                      54
             Statutory compliance                               54
             About legal proceedings                            54
             Financial statements                               54
             Transfers of ownership, collateral assignments,
               loans and borrowing                              54
             Distribution of the contracts                      55

             ------------------------------------------------------
             9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE 56
             ------------------------------------------------------

           ----------------------------------------------------------
           APPENDICES
           ----------------------------------------------------------
             I  --  Condensed financials                         I-1
            II  --  Market value adjustment example             II-1
           III  --  Enhanced death benefit example             III-1
            IV  --  Hypothetical illustrations                  IV-1
             V  --  State contract availability and/or
                      variations of certain features and
                      benefits                                   V-1

           ----------------------------------------------------------
           STATEMENT OF ADDITIONAL INFORMATION
             Table of contents
           ----------------------------------------------------------

                          CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.

                                                               PAGE

            6% Roll-Up to age 85                                18
            account value                                       24
            administrative charge                               33
            annual administrative charge                        33
            Annual Ratchet to age 85 enhanced death benefit     19
            annuitant                                           13
            annuitization                                       30
            annuity maturity date                               32
            annuity payout options                              30
            annuity purchase factors                            19
            beneficiary                                         35
            Beneficiary continuation option                     36
            benefit base                                        18
            business day                                        53
            cash value                                          24
            charges for state premium and other applicable
              taxes                                             34
            contract date                                        2
            contract date anniversary                            2
            contract year                                        2
            contributions to Roth IRAs                          45
               regular contributions                            45
               conversion contributions                         45
            contributions to traditional IRAs                   42
               regular contributions                            42
               rollover contributions                           42
            disruptive transfer activity                        26
            distribution charge                                 33
            ERISA                                               34
            Fixed-dollar option                                 27
            fixed maturity options                              17
            free look                                           22
            general account                                     52
            guaranteed interest option                          17
            Guaranteed minimum death benefit                    22
            Guaranteed minimum death benefit/guaranteed
              minimum income benefit roll-up benefit base
              reset option                                      36
                                                              PAGE

           Guaranteed minimum income benefit                     19
           Guaranteed minimum income benefit charge              34
           Guaranteed minimum income benefit "no lapse
             guarantee"                                          24
           IRA                                                    1
           IRS                                                   39
           investment options                                     1
           Investment Simplifier                                 27
           Lifetime minimum distribution withdrawals             28
           loans under TSA                                       29
           lump sum withdrawals                                  32
           market adjusted amount                                17
           market timing                                         26
           market value adjustment                               18
           maturity dates                                        17
           maturity value                                        17
           Mortality and expense risks charge                    33
           NQ                                                     1
           Online Account Access                                  7
           partial withdrawals                                   28
           portfolio                                           1,15
           processing office                                      7
           rate to maturity                                      17
           Roth IRA                                               1
           SAI                                                    2
           SEC                                                    2
           Separate Account A                                    51
           Spousal protection                                    36
           Standard death benefit                                18
           Systematic withdrawals                                28
           TOPS                                                   7
           Trusts                                                51
           traditional IRA                                     1,42
           TSA                                                 1,46
           unit                                               24,51
           variable investment options                           14
To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
account value                          Annuity Account Value

unit                                   Accumulation Unit
-----------------------------------------------------------------------------

                        INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?

--------------------------------------------------------------------------------



We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect wholly owned subsidiary of AXA Financial, Inc., which is an indirect wholly owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, AXA exercises significant influence over the operations and capital structure of AXA Equitable. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $573.0 billion in assets as of December 31, 2015. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                             WHO IS AXA EQUITABLE?

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.
--------------------------------------------------------------------------------
 FOR ALL COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  AXA Equitable
  EQUI-VEST(R) Processing Office
  P.O. Box 4956
  Syracuse, NY 13221-4956
--------------------------------------------------------------------------------
 FOR ALL COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  AXA Equitable
  EQUI-VEST(R) Processing Office
  100 Madison Street
  Suite 1000
  Syracuse, NY 13202
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   confirmation notices of financial transactions; and

..   quarterly statements of your contract values as of the close of each calendar quarter.

As required, notices and statements will be sent by mail under certain circumstances. They are also available on Online Account Access.
--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for the fixed maturity options; and

..   the daily unit values for the variable investment options.

You can also:

..   change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option (not available for transfers to fixed maturity options); and

..   change your TOPS personal identification number ("PIN") (through TOPS only)
    and your Online Account Access password (through Online Account Access only).

Under TOPS only you can:

..   elect investment simplifier.

Under Online Account Access only you can:

..   elect to receive certain contract statements electronically;

..   change your address;

..   access Frequently Asked Questions and Service Forms; and

..   obtain performance information regarding the variable investment options.

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free (800) 755-7777. You may use Online Account Access by visiting our website at www.axa.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).

We reserve the right to discontinue offering TOPS at any time in the future.
--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. until 7:00 p.m., and on Friday until 5:00 p.m., Eastern time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you via the TDD.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)election of dollar cost averaging programs;

(2)requests for loans under TSA contracts;


(3)election of required minimum distribution ("RMD") automatic withdrawal option;


(4)election of the beneficiary continuation option;

(5)direct transfers;

(6)exercise of the Guaranteed minimum income benefit;

(7)requests to reset your Roll-Up benefit base (for contracts that have both the Guaranteed minimum income benefit and the

                             WHO IS AXA EQUITABLE?

   Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(8)tax withholding election;

(9)death claims;

(10)change in ownership (NQ only); and

(11)contract surrender and withdrawal requests.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)address changes;

(2)beneficiary changes; and

(3)transfers between investment options.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)investment simplifier;

(2)systematic withdrawals; and

(3)the date annuity payments are to begin.

                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

                             WHO IS AXA EQUITABLE?

EQUI-VEST(R) At RetirementSM at a glance -- key features

--------------------------------------------------------------------------------


PROFESSIONAL INVESTMENT     EQUI-VEST(R) At Retirement/SM/'s variable investment
MANAGEMENT                  options invest in different portfolios sub-advised by
                            professional investment advisers.
------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      .   Fixed maturity options with maturities ranging from
                                approximately 1 to 10 years (subject to availability).
                            .   Each fixed maturity option offers a guarantee of
                                principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value
                            adjustment due to differences in interest rates. If you
                            withdraw or transfer only a portion of the amount in a
                            fixed maturity option, this may increase or decrease any
                            value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------
GUARANTEED INTEREST OPTION  .   Principal and interest guarantees.
                            .   Interest rates set periodically.
------------------------------------------------------------------------------------------
TAX CONSIDERATIONS          .   No tax on earnings inside the contract until you make
                                withdrawals from your contract or receive annuity
                                payments.
                            .   No tax on transfers among investment options inside the
                                contract.
                            --------------------------------------------------------------
                            If you are purchasing or contributing to an annuity
                            contract which is an Individual Retirement Annuity (IRA) or tax sheltered annuity (TSA), you should be aware that such contracts do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for
                            tax-qualified arrangements. Before purchasing one of these contracts, you should consider whether its features and
                            benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits
                            and costs of these contracts compared with any other
                            investment that you may use in connection with your
                            retirement plan or arrangement. Depending on your personal situation, the contract's guaranteed benefits may have
                            limited usefulness because of required minimum
                            distributions.
------------------------------------------------------------------------------------------
GUARANTEED MINIMUM          The Guaranteed minimum income benefit ("GMIB") provides
INCOME BENEFIT              income protection for you during your life once you elect
                            to annuitize the contract.
------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS        .   Your initial contribution must be from the transfer of
                                the cash value of an EQUI-VEST(R) or EQUI-VEST(R)
                                Express/SM /contract that you currently own, under
                                which withdrawal charges no longer apply, to an EQUI-
                                VEST(R) At Retirement/SM /contract of the same type,
                                for example, traditional IRA to traditional IRA, NQ to
                                NQ.
                               Initial minimum: $50,000
                            --------------------------------------------------------------
                            .   There is no minimum dollar amount on additional
                                contributions but additional contributions must also be
                                a transfer of the total cash value of an EQUI-VEST(R)
                                or EQUI-VEST(R) Express/SM /contract that you currently
                                own, under which withdrawal charges no longer apply, to
                                an EQUI-VEST(R) At Retirement/SM /contract of the same
                                type, for example, traditional IRA to traditional IRA,
                                NQ to NQ. We also offer direct rollovers to IRAs for
                                TSA contracts.
                            .   Upon advance notice to you, we may exercise certain
                                rights we have under the contract regarding
                                contributions, including our rights to (i) change
                                minimum and maximum contribution requirements and
                                limitations, and (ii) discontinue acceptance of
                                additional contributions. Further, we may at any time
                                exercise our rights to limit or terminate your
                                contributions and transfers to any of the variable
                                investment options and limit the number of variable
                                investment options which you may elect. For more
                                information, see "How you can purchase and contribute
                                to your contract" in "Contract features and benefits"
                                later in this prospectus.
------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY        .   Partial withdrawals
                            .   Several periodic withdrawal options
                            .   Loans under TSA contracts
                            .   Contract surrender
                            You may incur income tax and a tax penalty. Certain
                            withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------
PAYOUT OPTIONS              .   Fixed annuity payout options
                            .   Variable Immediate Annuity payout options (described in
                                a separate prospectus for that option)
                            .   Income Manager/SM /payout options (described in a
                                separate prospectus for that option)
------------------------------------------------------------------------------------------

          EQUI-VEST(R) AT RETIREMENT/SM/ AT A GLANCE -- KEY FEATURES

----------------------------------------------------------------------------------
ADDITIONAL FEATURES   .   Guaranteed minimum death benefit options
                      .   Dollar cost averaging
                      .   Free transfers
                      .   Spousal protection (NQ contracts only)
                      .   Beneficiary continuation option
                      .   Guaranteed minimum death benefit/Guaranteed minimum
                          income benefit roll-up benefit base reset.
                      .   Guaranteed minimum income benefit no lapse guarantee
                      .   Successor/owner annuitant
----------------------------------------------------------------------------------
FEES AND CHARGES      Please see "Fee table" later in this section for complete
                      details.
----------------------------------------------------------------------------------
ANNUITANT ISSUE AGES  .   55-75
----------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS, INCLUDING THE AVAILABILITY OF ALL INVESTMENT OPTIONS, MAY VARY IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD OR DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS OR IN ALL STATES. PLEASE SEE APPENDIX V LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. This prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The prospectus should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" in "Contract features and benefits" later in this prospectus for additional information.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. While you may not be able to make a direct exchange of your EQUI-VEST(R) contract value into these other contracts, they may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.

          EQUI-VEST(R) AT RETIREMENT/SM/ AT A GLANCE -- KEY FEATURES

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying and owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus. No sales charges are imposed at the time of purchase, withdrawal or surrender of the contract. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state may apply.

The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

----------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME
 YOU REQUEST CERTAIN TRANSACTIONS
----------------------------------------------------------------------------------

Special services charges
  .   Wire transfer charge/(1)/                         $90 (current and maximum)
  .   Express mail charge/(1)/                          $35 (current and maximum)
----------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

---------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT
 OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET
 ASSETS
---------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:
Mortality and expense risks                             0.75%
Administrative                                          0.30%
Distribution                                            0.20%
                                                        -----
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES                  1.25 %
---------------------------------------------------------------

-----------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH
 CONTRACT DATE ANNIVERSARY
-----------------------------------------------------------
Maximum annual administrative charge                    $0

There is no annual administrative charge applicable to your EQUI-VEST(R) At Retirement/SM /contract.

-----------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR FOR THE OPTIONAL BENEFIT THAT YOU ELECT
-----------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (calculated as
a percentage of the applicable benefit base. Deducted
annually/(2) /on each contract date anniversary for
which the benefit is in effect):
..   Standard death benefit (available only with the
    Guaranteed minimum income benefit)                   0.00%
-----------------------------------------------------------------------------------------------------------------
..   Annual Ratchet to age 85                             0.25% of the Annual Ratchet to age 85 benefit base
-----------------------------------------------------------------------------------------------------------------
..   Greater of 6% Roll-Up to age 85 or Annual Ratchet    0.60% of the greater of 6% Roll-Up to age 85 benefit
    to age 85                                            base or the Annual Ratchet to age 85 benefit base, as
                                                         applicable
-----------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME BENEFIT CHARGE (calculated
as a percentage of the applicable benefit base.
Deducted annually/(2) /on each contract date
anniversary for which the benefit is in effect)          0.65%
NET LOAN INTEREST CHARGE -- TSA CONTRACTS ONLY
(calculated as a percentage of the outstanding loan
amount and deducted at the time the loan repayment is
received)                                                2.00%/(3)/
-----------------------------------------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


---------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL
 PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2015           Lowest Highest
(expenses that are deducted from portfolio assets including  1.02%  1.04%
management fees, 12b-1 fees, service fees, and/or other
expenses)/(4)/
---------------------------------------------------------------------------

                                   FEE TABLE

Notes:

(1)Unless you specify otherwise, this charge will be deducted from the amount you request.

(2)If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that contract year.

(3)We charge interest on loans under TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under TSA contracts" later in this prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(4)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2015, if applicable, and for the underlying Portfolio. In addition, the "Lowest" represents the total annual operating expenses of the AXA Conservative Strategy Portfolio. The "Highest" represents the total annual operating expenses of the AXA Balanced Strategy Portfolio and AXA Conservative Growth Strategy Portfolio. For more information, see the prospectuses for the portfolios.


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 along with the Guaranteed minimum income benefit) would pay in the situations illustrated.

The fixed maturity options and guaranteed interest option are not covered by the example. However, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. The example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


------------------------------------------------------------------------------------------------------------
                                                                         IF YOU SURRENDER OR DO NOT
                                    IF YOU ANNUITIZE AT THE END OF THE SURRENDER YOUR CONTRACT AT THE END OF
                                        APPLICABLE TIME PERIOD           THE APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------------------------
                                    1 YEAR    3 YEARS 5 YEARS 10 YEARS 1 YEAR   3 YEARS   5 YEARS  10 YEARS
------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        N/A      $1,502  $2,329   $4,622   $373    $1,152    $1,979    $4,272
------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        N/A      $1,496  $2,318   $4,602   $371    $1,146    $1,968    $4,252
------------------------------------------------------------------------------------------------------------


For information on how your contract works under certain hypothetical circumstances, please see Appendix IV at the end of this prospectus.

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus for the unit values and number of units outstanding as of the periods shown for each of the variable investment options, available as of December 31, 2015.

                                   FEE TABLE

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." Your initial contribution must be from the transfer of the cash value of an EQUI-VEST(R) traditional IRA, Roth IRA, NQ, TSA or the same IRA and NQ contract types offered in an EQUI-VEST(R) Express/SM/ contract that you currently own under which withdrawal charges no longer apply. The contract that you purchase must be the same type of contract (for example, an NQ contract to an NQ contract; or a Roth IRA contract to a Roth IRA contract), except for a SEP, SARSEP or SIMPLE IRA for which an IRA contract will be purchased. We also offer direct rollovers to IRAs for TSA contracts. We require a minimum initial contribution of $50,000 for you to purchase a contract. Initial contributions will not be accepted after December 31, 2016. Any additional contributions must also be a transfer of the total cash value of an EQUI-VEST(R) traditional IRA, Roth IRA, NQ, TSA or the same IRA and NQ contract types offered in an EQUI-VEST(R) Express/SM/ contract that you own to a contract of the same type (under which withdrawal charges no longer apply). Additional contributions can be transferred from existing contracts until the earlier of December 31, 2016 or the annuitant attains age 86. No other contributions are permitted. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


..   Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and
    (ii) discontinue acceptance of additional contributions.


In order to purchase an EQUI-VEST(R) At Retirement/SM/ contract, you must select at least one of the optional benefits available under EQUI-VEST(R) At Retirement/SM/. However, the standard death benefit can only be elected if GMIB is elected.


--------------------------------------------------------------------------------
THE "ANNUITANT" IS THE PERSON WHO IS THE MEASURING LIFE FOR DETERMINING
CONTRACT BENEFITS. UNDER NQ CONTRACTS, THE ANNUITANT IS NOT NECESSARILY THE CONTRACT OWNER.
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                 AVAILABLE FOR ANNUITANT
 CONTRACT TYPE   AGES                     SOURCE OF CONTRIBUTIONS
-------------------------------------------------------------------------------
NQ/(1)/          55 through 75/(1)/       .   Transfer from an existing
                                              EQUI-VEST(R) or EQUI-VEST(R)
                                              Express/SM /NQ contract
-------------------------------------------------------------------------------
IRA              55 through 75            .   Transfer from an existing
                                              EQUI-VEST(R) or EQUI-VEST(R)
                                              Express/SM /IRA (including QP
                                              IRA) or SEP, SARSEP or SIMPLE
                                              IRA contract
-------------------------------------------------------------------------------
Roth IRA         55 through 75            .   Transfer from an existing
                                              EQUI-VEST(R) or EQUI-VEST(R)
                                              Express/SM /Roth IRA contract
-------------------------------------------------------------------------------
TSA/(2)/         55 through 75            .   Transfer from an existing
                                              EQUI-VEST(R) TSA contract
                                              (employer or plan approval
                                              required; contract must continue
                                              to be part of a 403(b) plan)
-------------------------------------------------------------------------------

(1)If there are more than 2 owners on the existing EQUI-VEST(R) contract, a change of owner form must be completed so that there are only 2 owners before the transfer to an EQUI-VEST(R) At Retirement/SM/ contract is requested. Joint owners are available for NQ contracts only.
(2)The following applies only to TSA contracts: EQUI-VEST(R) At Retirement/SM/ is not available if you have made designated Roth contributions to your original EQUI-VEST(R) TSA contract. Also, due to federal tax law changes, we permit funds from an EQUI-VEST(R) TSA contract which would qualify to be transferred to an EQUI-VEST(R) At Retirement/SM/ TSA (or which were transferred to EQUI-VEST(R) At Retirement/SM/ TSA), to be directly rolled over to an EQUI-VEST(R) At Retirement/SM/ IRA instead. This would apply in situations where the EQUI-VEST(R) At Retirement/SM/ TSA would not continue to be part of a 403(b) plan. See the discussion under "Tax information" later in this prospectus.

See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract, see "Dates and prices at which contract events occur" in "More information" later in this prospectus. Please review your contract for information on contribution limitations.

                        CONTRACT FEATURES AND BENEFITS

OWNER AND ANNUITANT REQUIREMENTS

Under all IRA and TSA contracts, the owner and annuitant must be the same individual. Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit the availability of this contract to other non-natural owners. For NQ contracts, we limit ownership to two joint owners. Only natural persons can be joint owners. Owners that are not individuals may be required to document their status to avoid 30% Foreign Account Tax Compliance Act ("FATCA") withholding from U.S.-source income.

For the Spousal protection feature to apply, the spouses must be joint owners. If your EQUI-VEST(R) NQ contract has a spousal joint owner, upon transfer to the EQUI-VEST(R) At Retirement/SM/ contract such joint owner will automatically become the joint owner under the EQUI-VEST(R) At Retirement/SM/ contract.

The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as indicated for TSA contracts below, contributions to your EQUI-VEST(R) At Retirement/SM/ contract can only be made through a direct transfer from an EQUI-VEST(R) or EQUI-VEST(R) Express/SM/ contract that you own to the same type of contract. That is, a traditional IRA must be transferred to a traditional IRA; a Roth IRA must be transferred to a Roth IRA; an NQ contract must be exchanged for another NQ contract with the same owner(s) and annuitant. In the case of a SEP, SARSEP or SIMPLE IRA, a traditional IRA will be purchased.

The following applies only to TSA contracts: EQUI-VEST(R) At Retirement/SM/ is not available if you have made designated Roth contributions to your original EQUI-VEST(R) contract. A direct TSA to TSA contract transfer (whether a contract exchange under the same 403(b) plan or a 403(b) plan to another 403(b) plan direct transfer) may still be made from an EQUI-VEST(R) TSA contract, but only with employer or plan approval and only if the contract continues to be part of a 403(b) plan. Also, due to federal tax law changes, we permit funds from an EQUI-VEST(R) TSA contract which would qualify to be transferred to an EQUI-VEST(R) At Retirement/SM/ TSA (or which were transferred to EQUI-VEST(R) At Retirement/SM/ TSA), to be directly rolled over to an EQUI-VEST(R) At Retirement/SM/ IRA instead. This would apply in situations where the EQUI-VEST(R) At Retirement/SM/ TSA would not continue to be part of a 403(b) plan. See the discussion under "Tax information" later in this prospectus.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options. Certain investment options may not be available in all states. See Appendix V later in this prospectus for state variations. Certain variable investment options may not be available, depending on when you purchased your contract. (See the front cover of this prospectus for a full list of which variable investment options are available under your contract.)

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields. Listed below are the currently available portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions and to limit the number of variable investment options you may elect.

                        CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUST


We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


Some Portfolios invest in other affiliated Portfolios (the "AXA Fund of Fund Portfolios"). The AXA Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the AXA Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.


As described in more detail in the Portfolio prospectuses, the AXA Fund of Fund Portfolios may invest in affiliated Portfolios that utilize a proprietary volatility management strategy developed by AXA FMG (the "AXA volatility management strategy"). The AXA volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the AXA volatility management strategy, the manager of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high. It may also impact the value of certain guaranteed benefits, as discussed below.


The AXA Managed Volatility Portfolios that include the AXA volatility management strategy as part of their investment objective and/or principal investment strategy, and the AXA Fund of Fund Portfolios that invest in Portfolios that use the AXA volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."


Portfolios that utilize the AXA volatility management strategy (or, in the case of certain AXA Fund of Fund Portfolios, invest in other Portfolios that use the AXA volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. The reduction in volatility helps us manage the risks associated with providing guaranteed benefits during times of high volatility in the equity market. During rising markets, the AXA volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the AXA volatility management strategy (or, in the case of the AXA Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the AXA volatility management strategy). THIS MAY EFFECTIVELY SUPPRESS THE VALUE OF GUARANTEED BENEFIT(S) THAT ARE ELIGIBLE FOR PERIODIC BENEFIT BASE RESETS BECAUSE YOUR BENEFIT BASE IS AVAILABLE FOR RESETS ONLY WHEN YOUR ACCOUNT VALUE IS HIGHER. Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the AXA volatility management strategy. Please further note that certain other Portfolios may utilize volatility management techniques that differ from the AXA volatility management strategy. Any such Portfolio is not identified under "Volatility Management" below in the chart. Such techniques could also impact your account value and guaranteed benefit(s), if any, in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.


ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program
(ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the AXA Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and

                        CONTRACT FEATURES AND BENEFITS
expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:

   (a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and

   (b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the AXA Ultra Conservative Strategy investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.


--------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST --                                                               INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                                    SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME           OBJECTIVE                                                 AS APPLICABLE)            MANAGEMENT
--------------------------------------------------------------------------------------------------------------------------
AXA BALANCED              Seeks long-term capital appreciation and current income.  .   AXA Equitable Funds   (check mark)
  STRATEGY/(1)/                                                                         Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE GROWTH   Seeks current income and growth of capital, with a        .   AXA Equitable Funds   (check mark)
  STRATEGY/(1)/           greater emphasis on current income.                           Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE          Seeks a high level of current income.                     .   AXA Equitable Funds   (check mark)
  STRATEGY/(1)/                                                                         Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------

(1)If you purchased your contract before approximately July 20, 2009, these variable investment options are not available to you. Please see the current supplement to your prospectus, which describes the variable investment options that are available to you.

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF THE TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT (800) 628-6673.

                        CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this prospectus.

We assign an interest rate each month to amounts allocated to the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the contract,

(2)the yearly guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but do not reflect the deduction of any optional benefit charges. See Appendix V later in this prospectus for state variations.


Depending on the year and state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2016 ranges from 1% to 3%. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this prospectus for restrictions on transfers to and from the guaranteed interest option.

If you elected a guaranteed benefit that provides a 6% roll-up, an allocation to the guaranteed interest option will effectively reduce the growth rate of your guaranteed benefits because the roll-up to age 85 benefit base rolls up at 3% with respect to amounts allocated to the guaranteed interest rate option. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" in "Transferring your money among investment options" later in this prospectus.

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."

--------------------------------------------------------------------------------
FIXED MATURITY OPTIONS GENERALLY RANGE FROM ONE TO TEN YEARS TO MATURITY.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

If you elected a guaranteed benefit that provides a 6% roll-up, an allocation to a fixed maturity option will effectively reduce the growth rate of your guaranteed benefits because the roll-up to age 85 benefit base rolls up at 3% with respect to amounts allocated to a fixed maturity rate option. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" in "Transferring your money among investment options" later in this prospectus.

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for maturity years ranging from one through ten. Not all of these fixed maturity options will be available for annuitant ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally ten fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied:

..   you previously allocated a contribution or made a transfer to the same fixed maturity option; or

..   the rate to maturity is 3%; or

..   the fixed maturity option's maturity date is within 45 days; or

..   the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions" below would apply:

(a)transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). For more information see "About our fixed maturity options" in "More Information" later in this prospectus). We may change our procedures in the future.

                        CONTRACT FEATURES AND BENEFITS

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options (subject to availability in certain states -- see Appendix V later in this prospectus for state variations). Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Only one amount may be allocated to any one fixed maturity option. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors, LLC ("AXA Advisors") financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The standard death benefit can only be elected with GMIB. Any of the enhanced death benefits can be elected by themselves or with GMIB.

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits as described in this section. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT

Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    less

..   a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

6% ROLL-UP TO AGE 85
(USED FOR THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT)

Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    plus

..   daily roll-up; less

..   a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" and the section entitled "Charges and expenses" later in this prospectus.

The effective annual roll-up rate credited to this benefit base is 6% with respect to the variable investment options.

The effective annual roll-up rate with respect to the fixed maturity options, the guaranteed interest option and the loan reserve account under TSA (if applicable) is 3%.

                        CONTRACT FEATURES AND BENEFITS

If you elected a guaranteed benefit that provides a 6% roll-up, an allocation to any investment option that rolls up at 3% will effectively reduce the growth rate of your guaranteed benefit. For more information, see "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" in "Transferring your money among investment options" later in this prospectus.

The benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday. As noted above, the effective annual roll-up rate is either 3% or 6%, depending on the investment option(s) selected. You should consider the difference in the roll-up rate when you select investment option(s) and investment programs, such as dollar cost averaging.

ANNUAL RATCHET TO AGE 85
(USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, AND THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT)

Your benefit base is equal to the greater of either:

..   your initial contribution to the contract (plus any additional contributions),

                                      or

..   your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contributions made since the most recent ratchet occurred,

                                     less

..   a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT

Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET

If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or on any later contract date anniversary until age 75. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset for five years. If after your death your spouse continues this contract, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is the annuitant's age 75.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset; you may not exercise until the tenth contract date anniversary following the date of the reset. See "Guaranteed minimum income benefit option -- Exercise rules" below for more information regarding the 10 year waiting period. Please note that resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, although there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" later in this prospectus. Also, owners of IRA and TSA contracts whose lifetime required minimum distributions must begin before the end of the new exercise waiting period should consider carefully before resetting their rollup benefit base. If the required minimum distributions exceed 6% of the reset benefit base, they would cause a pro rata reduction in the benefit base. On the other hand, resetting the benefit base to a larger amount would make it less likely that the required minimum distributions actually exceed the 6% threshold. See "Lifetime require minimum distribution withdrawals" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this prospectus. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's age and sex in certain instances. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options but we will always use the guaranteed purchase factors to determine your periodic payments under the Guaranteed minimum income benefit.

GUARANTEED MINIMUM INCOME BENEFIT OPTION ("GMIB")

The Guaranteed minimum income benefit is available if the annuitant is age 55 through 75 at the time the contract is issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in

                        CONTRACT FEATURES AND BENEFITS

"Charges and expenses" later in this prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

If the annuitant was older than age 60 at the time an IRA or TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised.

If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed pay-out option or a life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:

--------------------------------------------
      LEVEL PAYMENTS
--------------------------------------------
                      PERIOD CERTAIN YEARS
                      ---------------------
 ANNUITANT'S AGE AT
    EXERCISE          IRAS         NQ
--------------------------------------------
 75 and younger       10           10

       76             9            10

       77             8            10

       78             7            10

       79             7            10

       80             7            10

       81             7            9

       82             7            8

       83             7            7

       84             6            6

       85             5            5
--------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this prospectus.

--------------------------------------------------------------------------------
THE GUARANTEED MINIMUM INCOME BENEFIT SHOULD BE REGARDED AS A SAFETY NET ONLY.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your account value at our then current annuity purchase factors. For TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments, respectively, due to the effect of interest compounding. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero (except, as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

..   You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero.

..   You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

The no lapse guarantee will terminate under the following circumstances:

..   If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

..   If your aggregate withdrawals during any contract year exceed 6% of the
    Roll-Up benefit base (as of the beginning of the contract year) or in the first contract year, all contributions received in the first 90 days;

..   Upon annuitant reaching age 85.

Please note that if you participate in our RMD automatic withdrawal option, an automatic withdrawal under that program will not cause the

                        CONTRACT FEATURES AND BENEFITS
no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6% of your Roll-Up benefit base.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under TSA contracts, and assuming there were no allocations to the guaranteed interest option, the fixed maturity options or the loan reserve account.

--------------------------------------------------------------
                                  GUARANTEED MINIMUM INCOME
        CONTRACT DATE          BENEFIT - ANNUAL INCOME PAYABLE
   ANNIVERSARY AT EXERCISE                FOR LIFE
--------------------------------------------------------------
             10                            $11,891
--------------------------------------------------------------
             15                            $18,597
--------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, within 30 days following your contract date anniversary in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES

You are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i)the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii)if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary which follows the annuitant's attainment of age 85;

(iii)for EQUI-VEST(R) At Retirement/SM/ TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a roll-over of the TSA contract to an EQUI-VEST(R) At Retirement/SM/ IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(iv)if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the date of the reset. Please note that resetting your Roll-Up benefit base will lengthen the waiting period;

(v)a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules;

(vi)if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

  . A successor owner who is not the annuitant may not be able to exercise the guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract anniversary on which you could exercise the benefit.

  . If the successor owner is the annuitant, the guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

  . If you designate your surviving spouse as successor owner, the guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

  . A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" and the section entitled "Charges and expenses" later in this prospectus for more information on these guaranteed benefits.

                        CONTRACT FEATURES AND BENEFITS

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. See "Guaranteed benefit offers" later in this section for more information.

GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions adjusted for any withdrawals. The standard death benefit, available at no additional charge, may be elected only in conjunction with the Guaranteed minimum income benefit. Either one of the enhanced death benefits can be elected by itself or with the Guaranteed minimum income benefit. Once your contract is issued, you may not change or voluntarily terminate your death benefit.

For an additional charge, you may elect one of the enhanced death benefits. If you elect one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death adjusted for any subsequent withdrawals, whichever provides the higher amount. See "Payment of death benefit" later in this prospectus for more information.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this prospectus for more information.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 55 THROUGH 75 AT ISSUE.

Subject to state availability, you may elect one of the following enhanced death benefits (see Appendix V later in this prospectus for state availability of these benefits):

..   ANNUAL RATCHET TO AGE 85.

..   THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus for more information on these guaranteed benefits.

See Appendix III later in this prospectus for an example of how we calculate an enhanced death benefit.

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. See "Guaranteed benefit offers" later in this section for more information.

GUARANTEED BENEFIT OFFERS

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. Previously, we made an offer to a group of contract owners that provided for an increase in account value in return for terminating their guaranteed death benefits. In the future, we may make additional offers to these and other groups of contract owners.

When we make an offer, we may vary the offer amount, up or down, among the same group of contract owners based on certain criteria such as account value, the difference between account value and any applicable benefit base, investment allocations and the amount and type of withdrawals taken. For example, for guaranteed benefits that have benefit bases that can be reduced on either a pro rata or dollar-for-dollar basis, depending on the amount of withdrawals taken, we may consider whether you have taken any withdrawal that has caused a pro rata reduction in your benefit base, as opposed to a dollar-for-dollar reduction. Also, we may increase or decrease offer amounts from offer to offer. In other words, we may make an offer to a group of contract owners based on an offer amount, and, in the future, make another offer based on a higher or lower offer amount to the remaining contract owners in the same group.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund or reinstate your original EQUI-VEST(R) or EQUI-VEST(R) Express/SM/ contract. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply.


For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions, without interest. For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract's cash value.


We may require that you wait six months before you may apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract.

If you cancel your EQUI-VEST(R) At Retirement/SM/ contract during the free look period and choose to reinstate your EQUI-VEST(R) or EQUI-VEST(R) Express/SM/ contract, the death benefit under your EQUI-VEST(R)

                        CONTRACT FEATURES AND BENEFITS
contract will be restored to its value before the transfer to the EQUI-VEST(R) At Retirement/SM/ contract occurred. Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrendering of your contract to receive its cash value" later in this prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

Our processing office, or your financial professional, can provide you with the cancellation instructions.

                        CONTRACT FEATURES AND BENEFITS

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applicable to TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of optional benefit charges; and (ii) the amount of any outstanding loan plus accrued interest (applicable to TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)mortality and expense;

(ii)administrative expenses; and

(iii)distribution charges.

   On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)increased to reflect additional contributions;

(ii)decreased to reflect a withdrawal;

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv)increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a TSA contract.

In addition, when we deduct the enhanced death benefit and/or Guaranteed minimum income benefit charges, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix V later in this prospectus for any state variations with regard to terminating your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this prospectus for information on this feature.

                       DETERMINING YOUR CONTRACT'S VALUE

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

..   If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less.

..   We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

..   If you already have an amount in a fixed maturity option, you may not add additional amounts to that same option.

..   If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

..   A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the account value being allocated to the guaranteed interest option, based on the account value as of the previous business day.

In addition, we reserve the right to restrict transfers into and among variable investment options including limitations on the number, frequency or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Dollar Cost Averaging" below in this section) in any contract year is the greatest of:

(a)25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b)the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c)25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts or percentages of your current account value to be transferred, and

(3)the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER

As explained under ''6% Roll-Up to age 85 (Used for the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)'' earlier in the Prospectus, the higher roll-up rate (6%) applies with respect to most investment options, but a lower roll-up rate (3%) applies with respect to the fixed maturity options and the guaranteed interest option and the loan reserve account under TSA (the ''lower roll-up rate options''). The other investment options, to which the higher rate applies, are referred to as the ''higher roll-up rate options'"

Your Roll-Up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at 6% and the other portion that is rolling up at 3%. If you transfer account value from a 6% to a 3% option, all or a portion of your benefit base will transfer from the 6% benefit base segment to the 3% benefit base segment. Similarly, if you transfer account value from a 3% option to a 6% option, all or a portion of your benefit base will transfer from the 3% segment to the 6% segment. To determine how much to transfer from one Roll-Up benefit base segment to the other Roll-Up benefit base segment, we use a pro rata calculation.

This means that we calculate the percentage of current account value in the investment options with a 6% roll-up rate that is being transferred to an investment option with a 3% roll-up (or vice versa) and transfer the same percentage of the Roll-Up benefit base from one segment to the other segment. The effect of a transfer on your benefit base will vary depending on your particular circumstances, but it is important to note that the dollar amount of the transfer between your Roll-Up benefit base segments is generally not the same as the dollar amount of the account value transfer.

..   For example, if your account value is $30,000 and has always been invested in a 6% investment options, and your benefit base is $40,000 and is all rolling up at 6%, and you transfer 50% of your account value ($15,000) to the guaranteed

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS investment option (a 3% investment option), then we will transfer 50% of your benefit base ($20,000) from the 6% benefit base segment to the 3% benefit base segment. Therefore, immediately after the transfer, of your $40,000 benefit base, $20,000 will roll-up at 6% and $20,000 will roll-up at 3%. In this example, the amount of your Roll-Up benefit base rolling up at 3% is more than the dollar amount of your transfer to a 3% investment option.

..   For an additional example, if your account value is $40,000 and has always been invested in 3% investment options, and your benefit base is $30,000 and is all rolling up at 3%, and you transfer 50% of your account value ($20,000) to a 6% investment option, then we will transfer 50% of your benefit base ($15,000) from the 3% benefit base segment to the 6% benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will roll-up at 6% and $15,000 will roll-up at 3%. In this example, the dollar amount of your benefit base rolling up at 6% is less than the dollar amount of your transfer to a 6% investment option.

If you elected a guaranteed death benefit that is available with a 3% Roll-Up benefit base only, your benefit base will not be impacted by transfers among investment options.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of EQ Advisors Trust (the "trust"). The trust has adopted policies and procedures regarding disruptive transfer activity. The trust discourages frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. The trust aggregates inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trust currently considers transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In most cases, the trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trust for more information.

As of the date of this prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or the trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

It is possible that the trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trust had not implemented such a fee. If a redemption fee is implemented by the trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trust will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option under a dollar cost averaging program.

--------------------------------------------------------------------------------
UNITS MEASURE YOUR VALUE IN EACH VARIABLE INVESTMENT OPTION.
--------------------------------------------------------------------------------

For information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" under "Contract features and benefits" earlier in the prospectus.

INVESTMENT SIMPLIFIER

Our Investment simplifier program allows you to choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both. Election of either option does not change the general limitation under your contract that no more than 25% of any contribution may be allocated to the guaranteed interest option described above under "Allocating your contributions." If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers will be made on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above under "Transferring your account value." Election of the option does not change the general limitation under your contract that no more than 25% of any contribution may be allocated to the guaranteed interest option described above under "Allocating your contributions."

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option into the variable investment options of your choice. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. Election of the option does not change the general limitation under your contract that no more than 25% of any contribution may be allocated to the guaranteed interest option described above under "Allocating your contributions."

WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:

..   Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

..   Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

..   Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.

Please see "Insufficient account value" in "Determining your contract's value" earlier in this prospectus and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

METHOD OF WITHDRAWAL

-------------------------------------------------------------
                                                   LIFETIME
                                                   REQUIRED
                                                   MINIMUM
        CONTRACT          PARTIAL    SYSTEMATIC  DISTRIBUTION
-------------------------------------------------------------
NQ                          Yes         Yes          No
-------------------------------------------------------------
IRA                         Yes         Yes          Yes
-------------------------------------------------------------
Roth IRA                    Yes         Yes          No
-------------------------------------------------------------
TSA                         Yes/(1)/    Yes/(1)/     Yes/(1)/
-------------------------------------------------------------

(1)Not if a loan is outstanding.

PARTIAL WITHDRAWALS

You may take partial withdrawals from your account value at any time. The minimum amount you may withdraw is $300 unless you have an existing TSA contract that has an existing loan.

SYSTEMATIC WITHDRAWALS

You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. If you do not select a date, your withdrawals will be made on the first business day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options and/or the guaranteed interest option, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1)Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (without exhausting your values in those options). Once the requested amount is greater than your account value, the systematic withdrawal program will terminate.

(2)Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (until your account value is exhausted). Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

(3)You may specify a dollar amount from one variable investment option or the guaranteed interest option. If you choose this option and the value in the investment option drops below the requested withdrawal amount, the requested withdrawal amount will be taken on a pro rata basis from all remaining investment options in which you have value. Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

If you are invested in fixed maturity options, you may not elect option (1) or
(2).

You can cancel the systematic withdrawal option at any time.

You may elect to take systematic withdrawals at any time. If you own a TSA contract, you may not elect systematic withdrawals if you have a loan outstanding.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(IRA AND TSA CONTRACTS ONLY -- SEE "TAX INFORMATION" LATER IN THIS PROSPECTUS)


We offer our "required minimum distribution automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit, amounts withdrawn from the contract to meet required minimum distributions will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this prospectus.


You may elect this option in the year in which you reach age 70 1/2 or in any later year. To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300 or your account value, whichever is less. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this prospectus for your specific type of retirement arrangement.

                             ACCESSING YOUR MONEY

--------------------------------------------------------------------------------
FOR IRA AND TSA CONTRACTS, WE WILL SEND A FORM OUTLINING THE DISTRIBUTION OPTIONS AVAILABLE IN THE YEAR YOU REACH AGE 70 1/2 (IF YOU HAVE NOT BEGUN YOUR ANNUITY PAYMENTS BEFORE THAT TIME).
--------------------------------------------------------------------------------

Under TSA contracts, you may not elect our RMD automatic withdrawal option if a loan is outstanding.

FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our RMD automatic withdrawal option causes your cumulative withdrawals in the contract year to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received within the first 90 days).

Owners of IRA and TSA contracts generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See "Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset" in "Contract features and benefits" earlier in this prospectus.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment will apply to withdrawals from the fixed maturity options.

AUTOMATIC DEPOSIT SERVICE


If you are receiving required minimum distribution payments from an IRA or TSA contract, you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your TSA or IRA contract directly into an existing EQUI-VEST(R) or EQUI-VEST(R) Express/SM/ NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

In general, withdrawals (including required minimum distributions) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

With respect to the Guaranteed minimum income benefit and the greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal (including required minimum distributions) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

If you elected a guaranteed benefit that provides a 6% roll-up, all or a portion of your Roll-Up to age 85 benefit base may be rolling up at 3%, if all or a portion of your account value is currently or was previously allocated to one or more investment options to which a 3% roll-up rate applies. For more information about those investment options and the impact of transfer among investment options on your Roll-Up to age 85 benefit base, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" earlier in this Prospectus and "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" earlier in this prospectus.

WITHDRAWALS TREATED AS SURRENDERS

If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this prospectus.

LOANS UNDER TSA CONTRACTS

As a result of Federal Tax law changes beginning in 2007, loans are not available under an EQUI-VEST(R) At Retirement/SM/ TSA contract without employer or plan administrator approval. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.


If loans are available, you should read the terms and conditions on our loan request form carefully before taking out a loan. Your contract contains further details of the loan provision. We will not permit you to take a loan while you are enrolled in our "required minimum distribution automatic withdrawal option." We may also restrict the availability of loans if you have not fully repaid the entire outstanding balance of any prior loan.

                             ACCESSING YOUR MONEY

If you exercise the GMIB option, any outstanding loan amount must be repaid or the loan will be defaulted.

We permit only one loan to be outstanding at any time. When you take a loan we will transfer certain amounts to a loan reserve account.

A loan with respect to an EQUI-VEST(R) At Retirement/SM/ TSA contract, will not be treated as a taxable distribution unless:

..   it exceeds limits of federal income tax rules; or

..   interest and principal are not paid when due.

Loans under TSA contracts are discussed further in "Tax information" later in this prospectus. The tax consequences of failure to repay a loan when due are substantial and may result in severe restrictions on your ability to borrow amounts. Also, see "Tax information" later in this prospectus for general rules applicable to loans.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer to a "loan reserve account" an amount equal to the sum of (1) the loan amount, which will earn interest at the "loan reserve account rate" during the loan term and
(2) 10% of the loan amount, which will earn interest at the guaranteed interest rate. You may not make any withdrawals or transfers among investment options or any other transaction from the loan reserve account until after repayment of the principal amount then due. You may specify on the loan request form from which investment option(s) the loan reserve account will be funded.

The "loan reserve account rate" will equal the loan interest rate minus a maximum rate of 2%.

If you elected a guaranteed benefit that provides a 6% roll-up, a loan will effectively reduce the growth rate of your guaranteed benefits because the Roll-Up to age 85 benefit base rolls up at 3% with respect to amounts allocated to the loan reserve account. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" in "Transferring your money among investment options" earlier in this prospectus.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Insufficient account value" in "Determining your contract's value" in "Contract features and benefits" earlier in this prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of a variable investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.

Deferred annuity contracts such as EQUI-VEST(R) At Retirement/SM/ provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When you annuitize your EQUI-VEST(R) At Retirement/SM/ contract, all benefits terminate and will be converted to a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your EQUI-VEST(R) At Retirement/SM/ contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your EQUI-VEST(R) At Retirement/SM/ contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information). In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix V later in this prospectus for variations that may apply in your state.

                             ACCESSING YOUR MONEY

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this prospectus).

---------------------------------------------------
Fixed annuity payout      .   Life annuity
  options                 .   Life annuity with
                              period certain
                          .   Life annuity with
                              refund certain
                          .   Period certain
                              annuity
---------------------------------------------------
Variable Immediate        .   Life annuity (not
  Annuity payout options      available in New
  (as described in a          York)
  separate prospectus     .   Life annuity with
  for this option)            period certain
---------------------------------------------------
Income Manager/SM/        .   Life annuity with
  payout options              period certain
  (available for          .   Period certain
  annuitants age 83 or        annuity
  less at contract
  issue) (as described
  in a separate
  prospectus for this
  option)
---------------------------------------------------


..   LIFE ANNUITY: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living. If you choose this payout option and you die before the due date of the second (third, fourth, etc.) annuity payment, then you will only receive one (two, three, etc.) annuity payment.


..   LIFE ANNUITY WITH PERIOD CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

..   LIFE ANNUITY WITH REFUND CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

..   PERIOD CERTAIN ANNUITY: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

INCOME MANAGER/SM/ PAYOUT OPTIONS

The Income Manager/SM/ payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager/SM/ payout annuity contract. You may request an illustration of the Income Manager/SM/ payout annuity contract from your financial professional. Income Manager/SM/ payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager/SM/ payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager/SM/ payout options provide guaranteed level payments. The Income Manager/SM/ (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For TSA contracts, if you want to elect an Income Manager/SM/ payout option, we will first roll over amounts in such contract to an IRA contract.

You may choose to apply only part of the account value of your EQUI-VEST(R) At Retirement/SM/ contract to an Income Manager/SM/ payout annuity. In this case, we will consider any amounts applied as a withdrawal from your EQUI-VEST(R) At Retirement/SM/ contract. For the tax consequences of withdrawals, see "Tax information" later in this prospectus.

The Income Manager/SM/ payout options are not available in all states.

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THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

PARTIAL ANNUITIZATION

Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a Guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "Withdrawing your account value" above. See also the discussion of "Partial annuitization" under "Taxation of nonqualified annuities" in "Tax information."

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the EQUI-VEST(R) At Retirement/SM/ contract date. Except with respect to the Income Manager/SM/ annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will decrease if you increase the duration or frequency of a non-life contingent annuity or the certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

We will send you a notice with your contract statement one year prior to your maturity date. If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager/SM/ payout option is chosen. If you do not respond to the notice within the 30 days following your maturity date, your contract will be annuitized automatically.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed even if you name a new annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.

Please see Appendix V later in this prospectus for variations that may apply in your state.

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                             ACCESSING YOUR MONEY

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5. Charges and expenses

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CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:


..   A mortality and expense risks charge.

..   An administrative charge.

..   A distribution charge.


We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

..   On each contract date anniversary, a charge for each optional benefit that you elect: a death benefit (other than the Standard death benefit); and the Guaranteed minimum income benefit.

..   At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. A variable immediate annuity administrative fee may also apply.

..   Charges for certain optional special services.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard minimum death benefit. The daily charge is equivalent to an annual rate of 0.75% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that our expenses in providing the benefits and administering the contracts will be greater than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% of the net assets in each variable investment option.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

There is no annual administrative charge for your EQUIVEST(R) At Retirement/SM/ contract.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (see Appendix V later in this prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (if available) in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, on other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this prospectus.

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                             CHARGES AND EXPENSES

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STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix V later in this prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this prospectus.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

CHARGES THAT THE TRUST DEDUCTS

The Trust deducts charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of the Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of EQ Advisors Trust (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trust.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

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                             CHARGES AND EXPENSES

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6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time while the contract is in force and the owner and annuitant are alive. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received at our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under NQ jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals. For TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made.

If your surviving spouse rolls the death benefit proceeds over into a contract issued by us, the death proceeds will remain invested in this contract until your spouse's contract is issued and the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse's new contract. The amount of the death benefit will be your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date your spouse's contract is issued or, if greater, the applicable Guaranteed minimum death benefit as of the date of your death. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) as of the date of your death. This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse's new contract is issued.

Payment of the death benefit terminates the contract.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse, who is the sole primary beneficiary, of a deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The successor owner/ annuitant feature is only available under NQ and IRA contracts. The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules.

For NQ, TSA and IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

..   The cash value of the contract must be fully paid to the successor owner
    (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

..   The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

..   A successor owner should consider naming a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are

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                           PAYMENT OF DEATH BENEFIT

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required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.

The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be age 85 or younger as of the date of the non-surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

..   If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 84 or younger at death, the guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

..   If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

..   If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this prospectus.

SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you may elect the Spousal protection option at the time you purchase your contract at no additional charge. Both spouses must be between the ages of 55 and 70 at the time the contract is issued and must each be named the primary beneficiary in the event of the other's death.

The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 guaranteed minimum death benefits, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, or, if eligible, continue the contract as the sole owner/annuitant by electing the successor owner/ annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

..   As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher.

..   The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/ annuitant.

..   The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce but do not change the owner or primary beneficiary, Spousal protection continues.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA, TSA and NQ contracts.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA, ROTH IRA AND TSA CONTRACTS ONLY.

The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of

                                      36

                           PAYMENT OF DEATH BENEFIT

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death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. For traditional IRA and TSA contracts, if you die before your Required Beginning Date for required minimum distributions, as discussed later in this prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


Under the beneficiary continuation option for traditional IRA, Roth IRA, and TSA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit or an optional enhanced death benefit, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

..   Loans will no longer be available for TSA contracts.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The contract continues with your name on it for the benefit of your beneficiary.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit or an optional enhanced death benefit, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

..   If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawals must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We

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   will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

..   As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, adjusted for any subsequent withdrawals.

If the owner and annuitant are not the same person:

..   If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

..   The annuity account value will not be reset to the death benefit amount.

If a contract is jointly owned:

..   The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

..   If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

..   If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

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7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(R) At Retirement/SM/ contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, the amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

FATCA


Even though this section in the Prospectus discusses consequences to United States individuals you should be aware that the Foreign Account Tax Compliance Act ("FATCA") which applies to certain U.S.-source payments may require AXA Equitable and its affiliates to obtain specified documentation of an entity's status before payment is made in order to avoid punitive 30% FATCA withholding. The FATCA rules are initially directed at foreign entities, and may presume that various U.S. entities are "foreign" unless the U.S. entity has documented its U.S. status by providing Form W-9. Also, in future years FATCA and related rules may require us to document the status of certain contractholders, as well as report contract values and other information for such contractholders. For this reason AXA Equitable and its affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.




BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(R) At Retirement/SM/'s choice of death benefits, the Guaranteed minimum income benefit, selection of variable investment options, guaranteed interest option, fixed maturity options and its choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

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                                TAX INFORMATION

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..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a typical grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

GMIB and other annuitization payments that are based on life or life expectancy are considered annuity payments for tax purposes. Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

The sole way to purchase an EQUI-VEST(R) At Retirement/SM/ NQ contract is through a transfer of funds from the original EQUI-VEST(R) contract which is the source contract. Normally, exchanges of contracts are taxable events. The transfer will be a tax deferred exchange under Section 1035 of the Internal Revenue Code if:

..   The contract that is the source of the funds you are using to purchase the
    NQ contract is another nonqualified deferred annuity contract.

..   The owner and the annuitant are the same under the original EQUI-VEST(R)
    contract and the EQUI-VEST(R) At Retirement/SM/ NQ contract.

The tax basis, also referred to as your investment in the contract, of the original EQUI-VEST(R) contract carries over to the EQUI-VEST(R) At Retirement/SM/ NQ contract.

1035 EXCHANGES

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract such as the EQUI-VEST(R) At Retirement/SM/ NQ contract to:

..   another nonqualified deferred annuity contract; or

..   a "qualified long-term care contract" meeting all specified requirements under the Code; or

..   an annuity contract with a "qualified long-term care contract" feature
    (sometimes referred to as a "combination annuity" contract).

An exchange to another contract will terminate any guaranteed benefits under the contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Partial 1035 exchanges are not available to purchase an EQUI-VEST(R) At Retirement/SM/ contract.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See "Payment of death benefit".

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

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                                TAX INFORMATION

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DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments for your life
    (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

We will report a life-contingent partial annuitization made to an owner under age 59 1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

ADDITIONAL TAX ON NET INVESTMENT INCOME

Taxpayers who have modified adjusted gross income ("MAGI") over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the "Net Investment Income Tax" or "NIIT"). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account A. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account A. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A ("Contributions to Individual Retirement Arrangements (IRAs") and 590-B ("Distributions from Individual Retirement Arrangements (IRAs") These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA.

This prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the

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                                TAX INFORMATION

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special tax rules that apply to traditional IRAs. The next section covers Roth
IRAs.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have not applied for an opinion letter from the IRS to approve the respective forms of the EQUI-VEST(R) At Retirement/SM/ traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. Such IRS approval is a determination only as to the form of the annuity and does not represent a determination of the merits of the annuity as an investment.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

You can cancel any version of the EQUI-VEST(R) At Retirement/SM/ IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this prospectus. If you cancel a traditional IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, individuals may make three different types of contributions to purchase a traditional IRA or as additional contributions to an existing IRA:

..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

This IRA may be funded through direct transfer of funds only and not through regular or rollover contributions.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your Individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of excess contributions, under technical income tax rules; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the "one-per-year limit." It is the IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

ROLLOVERS TO ELIGIBLE RETIREMENT PLANS

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a roll-over.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled

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into a "conduit IRA" before being rolled back into a qualified plan. Please see your tax adviser for more information.

IRA DISTRIBUTIONS DIRECTLY TRANSFERRED TO CHARITY


Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. You can direct AXA Equitable to make a distribution directly to a charitable organization you request whether or not such distribution might be eligible for favorable tax treatment. Since an IRA owner is responsible for determining the tax consequences of any distribution from an IRA, we report the distribution to you on Form 1099-R. After discussing with your own tax advisor, it is your responsibility to report any distribution qualifying as a tax-free charitable direct transfer from your IRA on your own tax return.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.


WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "required minimum distribution automatic withdrawal option." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.


Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.


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WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death. The required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   used to pay certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies using an IRS-approved distribution method).

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The EQUI-VEST(R) At Retirement/SM/ Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

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CONTRIBUTIONS TO ROTH IRAS

Generally, individuals may make four different types of contributions to purchase a Roth IRA or as later additions to an existing Roth IRA:

..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements; or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

This Roth IRA may be funded only through direct transfer of funds and not through regular Roth IRA contributions or rollover contributions. Also, if the funds are originally in a traditional IRA, you must convert to Roth IRA in your original EQUI-VEST(R) contract before you apply the funds to an EQUI-VEST(R) At Retirement/SM/ contract.

RECHARACTERIZATIONS

Generally, you may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution. Any recharacterization of a Roth IRA contribution to a traditional IRA contribution, if available, must be done in the original EQUI-VEST(R) Roth IRA contract and not in the EQUI-VEST(R) At Retirement/SM/ contract.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   rollovers from a Roth IRA to another Roth IRA;

..   direct transfers from a Roth IRA to another Roth IRA;

..   qualified distributions from a Roth IRA; and

..   return of excess contributions or amounts recharacterized to a traditional
    IRA.

You may roll over amounts from one Roth IRA to another Roth IRA if you complete the transaction within 60 days of when you receive the funds. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. We call this the "one-per-year limit." It is the Roth IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

..   you are age 59 1/2 or older; or

..   you die; or

..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.


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(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL

This section of the prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)". If the rules are the same as those that apply to another kind of contract, for example, traditional IRA contracts, we will refer you to the same topic under "traditional IRAs."

--------------------------------------------------------------------------------
THE DISCLOSURE GENERALLY ASSUMES THAT THE TSA HAS 403(B) CONTRACT STATUS OR QUALIFIES AS A 403(B) CONTRACT. DUE TO INTERNAL REVENUE SERVICE AND TREASURY REGULATORY CHANGES IN 2007 WHICH BECAME FULLY EFFECTIVE ON JANUARY 1, 2009, CONTRACTS ISSUED PRIOR TO 2009 WHICH QUALIFIED AS 403(B) CONTRACTS UNDER THE RULES AT THE TIME OF ISSUE MAY LOSE THEIR STATUS AS 403(B) CONTRACTS OR HAVE
THE AVAILABILITY OF TRANSACTIONS UNDER THE CONTRACT RESTRICTED AS OF JANUARY 1, 2009 UNLESS THE INDIVIDUAL'S EMPLOYER OR THE INDIVIDUAL TAKE CERTAIN ACTIONS. PLEASE CONSULT YOUR TAX ADVISER REGARDING THE EFFECT OF THESE RULES (WHICH MAY VARY DEPENDING ON THE OWNER'S EMPLOYMENT STATUS, PLAN PARTICIPATION STATUS, AND WHEN AND HOW THE CONTRACT WAS ACQUIRED) ON YOUR PERSONAL SITUATION.
--------------------------------------------------------------------------------

FINAL REGULATIONS UNDER SECTION 403(B)


In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code (2007 Regulations). As a result, there were significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. There are still a number of uncertainties regarding the application of these rules. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on 403(b) TSA contracts issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.


PERMISSIBLE INVESTMENTS. The 2007 Regulations retain the rule that there are generally two types of investments available to fund 403(b) plans -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) funding vehicles qualify for tax deferral.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to require a written plan document for Section 403(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009 to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

As part of this process, the sponsoring employer designates the insurance companies or mutual fund companies to which it will make contributions to purchase 403(b) annuity contracts or 403(b)(7) custodial accounts under its 403(b) plan. These companies are typically referred to as "approved providers" or "approved vendors" under the employer's 403(b) plan, although such terms are not used in the 2007 Regulations. If AXA Equitable is not an approved provider under an employer's 403(b) plan, active participants in that employer's plan may have to transfer funds from their EQUI-VEST(R) TSA contracts to another 403(b) plan funding vehicle in a contract exchange under the same plan in order to avoid significant limitations under the 403(b) plan for transactions on the contract.

ALTHOUGH IT IS NOT CLEAR UNDER THE 2007 REGULATIONS, IT APPEARS THAT (I) ANNUITY CONTRACTS ISSUED TO EMPLOYEES TERMINATING EMPLOYMENT OR RETIRING FROM SERVICE WITH THE EMPLOYER WHICH PROVIDED THE FUNDS MAY NOT BE CONSIDERED AS 403(B) ANNUITY CONTRACTS IF NO LONGER PART OF THE EMPLOYER'S PLAN, OR (II) EVEN IF SUCH CONTRACTS RETAIN 403(B) STATUS (SO THAT AMOUNTS CAN BE ROLLED OVER INTO ANOTHER ELIGIBLE RETIREMENT PLAN WHICH AGREES TO ACCEPT THE FUNDS), LOANS ARE NOT AVAILABLE. FOR THIS REASON YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD PURCHASE AN EQUI-VEST(R) AT RETIREMENT/SM/ TSA CONTRACT OR RETAIN A PREVIOUSLY-PURCHASED CONTRACT, OR INSTEAD ROLL IT OVER INTO ANOTHER ELIGIBLE RETIREMENT PLAN WHICH WILL ACCEPT THE FUNDS, SUCH AS A TRADITIONAL IRA.


LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoked Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds


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from one 403(b) contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.

EFFECT OF THE 2007 REGULATIONS ON CONTRIBUTIONS TO THE EQUI-VEST(R) AT RETIREMENT/SM/ TSA CONTRACT

Because the EQUI-VEST(R) at Retirement/SM/ TSA contract (i) was designed to be purchased through an individual-initiated, Rev. Rul. 90-24 tax-free direct transfer of funds from one 403(b) arrangement to another and (ii) does not accept employer-remitted contributions, contributions to an EQUI-VEST(R) at Retirement/SM/ TSA contract are extremely limited as described below. EQUI-VEST(R) at Retirement/SM/ TSA contracts issued pursuant to a Rev. Rul. 90-24 direct transfer where applications and all transfer paperwork were received by our processing office in good order prior to September 25, 2007 are generally "grandfathered" as to 403(b) status. However, future transactions such as loans and distributions under such "grandfathered" contracts may result in adverse tax consequences to the owner unless the contracts are or become part of the employer's 403(b) plan, or the employer enters into an information sharing agreement with us.

DIRECT TRANSFER CONTRIBUTIONS

A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan". 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers;
(ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan;
(iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.

We currently do not offer a 403(b) contract for a beneficiary of a deceased participant as discussed above.

SPECIAL RULE FOR ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS AFTER AGE
70 1/2. The amount of any direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the contract is issued if the owner is at least age 70 1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution.

DISTRIBUTIONS FROM TSAS

GENERAL. Certain amounts under a 403(b) TSA contract may be restricted from withdrawal but these restrictions do not apply after severance from employment with the employer who provided the funds to purchase the contract. The EQUI-VEST(R) At Retirement/SM/ TSA contract is available for purchase only to TSA participants who are no longer employed with the employer who provided the funds for the purchase of the original EQUI-VEST(R) TSA contract. Prior to the 2007 Regulations, restrictions on distributions which generally apply to certain amounts in TSAs did not apply to loans, withdrawals or other payments for such severed-from-employment individuals. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. It is not clear how the 2007 Regulations affect post-separation from service contract withdrawals from the EQUI-VEST(R) At Retirement/SM/ TSA. Processing of a requested transaction will not be completed pending receipt of information required to process the transaction under an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. (For example, there is a limited exclusion from gross income for distributions used to pay qualified health insurance premiums of an eligible retired public safety officer from eligible governmental employer, 403(b) plans.) Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable. EQUI-VEST(R)At Retirement/SM/ TSA is not available if you have made designated Roth contributions to your original EQUI-VEST(R) TSA contract.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior

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to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. Annuitization payments that are based on the annuitant's life or life expectancy are considered annuity payments for tax purposes. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.

A surviving spouse might also be eligible to roll over a TSA death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS. As a result of the 2007 Regulations loans are not available without employer or plan administrator approval. Loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. Processing of a loan request will not be completed pending receipt of information required to process the transaction under an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan, including unpaid interest, is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

..   The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits and, (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made. 403(b) plans are included in "all qualified plans of the employer" for this purpose. Also, for the purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan is treated as still outstanding even after the default is reported to the IRS. The amount treated as outstanding (which limits any subsequent loan) includes interest on the unpaid balance.

..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. EQUI-VEST(R) At Retirement/SM/ TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed with respect to an EQUI-VEST(R) At Retirement/SM/ TSA contract and not repaid may be treated as a distribution if:

..   the loan does not qualify under the conditions above; or

..   the participant fails to repay the interest or principal when due.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new traditional inherited IRA under certain circumstances.


After 2015, eligible rollover distributions from qualified plans, 403(b) plans and governmental employer Section 457(b) plans may be rolled over to a SIMPLE IRA. We anticipate that regulatory guidance will be necessary before we implement rollovers into SIMPLE IRAs.


Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers that are: (1) contract exchanges under the same 403(b) plan,
(2) direct 403(b) plan-to-403(b) plan transfers, or (3) used to purchase permissive service credits under a retirement plan are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

Generally the same as traditional IRA with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their

                                TAX INFORMATION

TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

..   For 403(b) plan participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement. (This exception is unlikely to apply as severance from employment from the employer who provided the funds to purchase the original EQUI-VEST(R) TSA contract is a condition for purchasing the EQUI-VEST(R) At Retirement/SM/ TSA contract.)

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
    70 1/2. We will know whether or not you qualify for this exception because it applies only to people who purchase their EQUI-VEST(R) At Retirement/SM/ TSA contract by direct Revenue Ruling 90-24 transfers. The information from your original EQUI-VEST(R) contract carries over.

SPOUSAL CONSENT RULES

If your original EQUI-VEST(R) TSA contract is subject to ERISA, your purchase of EQUI-VEST(R) At Retirement/SM/ TSA contract is subject to prior spousal consent. Your spouse must sign the Conversion Acknowledgement Form. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   We might have to withhold and/or report on amounts we pay under a free look or cancellation.

..   We are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U.S. entity recipients that are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the state income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

                                TAX INFORMATION

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different marital status and number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

If a non-periodic distribution from a TSA is not an eligible rollover distribution then the 10% withholding rate also applies.

MANDATORY WITHHOLDING FROM ELIGIBLE ROLLOVER DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from TSAs are subject to mandatory 20% withholding. See "Distributions from TSAs" earlier in this prospectus. No election out of withholding is permitted. An eligible rollover distribution from a TSA can be rolled over to another eligible retirement plan, including an IRA.

All distributions from a TSA are eligible rollover distributions unless they are on the following list of exceptions:

..   any distributions which are required minimum distributions after age 70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for the life
    (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and your designated beneficiary); or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions that fit specified technical tax rules; or

..   a death benefit payment to a beneficiary who is not the plan participant's surviving spouse; or

..   a qualified domestic relations order distribution to a beneficiary who is not the plan participant's current spouse or former spouse.

A death benefit payment to the plan participant's surviving spouse, or a qualified domestic relations order distribution to the plan participant's current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate accounts. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

                                TAX INFORMATION

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8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account A that represent our investments in Separate Account A or that represent fees and charges under the contracts that we have earned. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account A. However, the obligations themselves are obligations of AXA Equitable.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A that is available under the contract invests in shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)to deregister Separate Account A under the Investment Company Act of 1940;

(6)to restrict or eliminate any voting rights as to Separate Account A; and

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of the Separate Account, you will be notified of such exercise, as required by law.

ABOUT THE TRUST

The Trust is registered under the Investment Company Act of 1940. It is classified as "open-end management investment companies," more commonly called mutual funds. The Trust issues different shares relating to each portfolio.

The Board of Trustees of the Trust serves for the benefit of the Trust's shareholders. The Board of Trustees may take many actions regarding the portfolios (for example, the Board of Trustees can establish additional portfolios or eliminate existing portfolios; change portfolio investment objectives; and change portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for the Trust, and other information about the portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for the Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained from TOPS or Online Account Access or your financial professional.


The rates to maturity for new allocations and the related price per $100 of maturity value are as shown below:



--------------------------------------------------------------------------------------------
       FIXED MATURITY
        OPTIONS WITH
          JUNE 15TH
      MATURITY DATE OF              RATE TO MATURITY AS             PRICE PER $100 OF
        MATURITY YEAR              OF FEBRUARY 16, 2016              MATURITY VALUE
--------------------------------------------------------------------------------------------
            2016                        3.00%/(1)/                       $99.03
--------------------------------------------------------------------------------------------
            2017                        3.00%/(1)/                       $96.15
--------------------------------------------------------------------------------------------
            2018                        3.00%/(1)/                       $93.35
--------------------------------------------------------------------------------------------
            2019                        3.00%/(1)/                       $90.63
--------------------------------------------------------------------------------------------
            2020                        3.00%/(1)/                       $87.98
--------------------------------------------------------------------------------------------
            2021                        3.00%/(1)/                       $85.42
--------------------------------------------------------------------------------------------
            2022                        3.00%/(1)/                       $82.93
--------------------------------------------------------------------------------------------


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
--------------------------------------------------------------------------------------------
       FIXED MATURITY
        OPTIONS WITH
          JUNE 15TH
      MATURITY DATE OF              RATE TO MATURITY AS             PRICE PER $100 OF
        MATURITY YEAR              OF FEBRUARY 16, 2016              MATURITY VALUE
--------------------------------------------------------------------------------------------
            2023                        3.00%/(1)/                       $80.52
--------------------------------------------------------------------------------------------
            2024                        3.00%/(1)/                       $78.16
--------------------------------------------------------------------------------------------
            2025                           3.05%                         $75.55
--------------------------------------------------------------------------------------------




(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
YOUR MARKET ADJUSTED AMOUNT IS THE PRESENT VALUE OF THE MATURITY VALUE DISCOUNTED AT THE RATE TO MATURITY IN EFFECT FOR NEW CONTRIBUTIONS TO THAT SAME FIXED MATURITY OPTION ON THE DATE OF THE CALCULATION.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

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The general account is subject to regulation and supervision by the New York
State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:


   -- on a non-business day;


   -- after 4:00 p.m., Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   A loan request under your TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

..   If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS AND TRANSFERS

..   Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   If a fixed maturity option is scheduled to mature on June 15th and
    June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

..   For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

..   For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

..   Quarterly rebalancing will be processed on a calendar year basis.
    Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

..   Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trust we have the right to vote on certain matters involving the portfolios, such as:

..   the election of trustees; or

..   the formal approval of independent public accounting firms selected for the
    Trust; or

..   any other matters described in the prospectus for the Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

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The Trust sells its shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. EQ Advisors Trust also sells its shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of the Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to the separate account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CYBERSECURITY


We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate AUVs, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.


STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling (800) 628-6673.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus. We may refuse to process a change of ownership of an NQ contract to an entity without appropriate documentation of status on IRS Form W-9 (or, if IRS Form W-9 cannot be provided because the entity is not a U.S. entity, on the appropriate type of Form W-8).

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit and/or Guaranteed minimum income benefit ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However, the Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. Please speak with your financial professional for further information. See Appendix V later in this prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of IRA or TSA contracts except by surrender to us. Loans are not available and you cannot

                               MORE INFORMATION
assign IRA contracts as security for a loan or other obligation. Loans are generally available under a TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA or TSA contract to another similar arrangement under federal income tax rules.

DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by AXA Advisors. AXA Advisors serves as a principal underwriter of Separate Account A. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable. AXA Advisors is under the common control of AXA Financial, Inc. Its principal business address is 1290 Avenue of the Americas, New York, NY 10104. It is registered with the SEC as a broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"). AXA Advisors is also a distributor for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with AXA Advisors ("Selling broker-dealers").

AXA Equitable pays compensation to AXA Advisors based on contracts sold. AXA Equitable may also make additional payments to AXA Advisors. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to AXA Advisors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 0.10% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

                               MORE INFORMATION

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2015 (the "Annual Report") is considered to be part of this prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa.com.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financials

--------------------------------------------------------------------------------

The following table shows the accumulation unit values and the number of outstanding units for each variable investment option on the last business day of the periods shown. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.25%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



-------------------------------------------------------------------------------
                                   FOR THE YEARS ENDING DECEMBER 31,
                        -------------------------------------------------------
                         2009    2010    2011    2012    2013    2014    2015
-------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
-------------------------------------------------------------------------------
   Unit value           $110.45 $120.03 $115.70 $123.99 $139.17 $143.48 $140.77
-------------------------------------------------------------------------------
   Number of units
     outstanding
     (000's)                 13      37      52      68      82      93     103
-------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
-------------------------------------------------------------------------------
   Unit value           $109.25 $117.76 $114.67 $121.39 $132.48 $135.81 $133.50
-------------------------------------------------------------------------------
   Number of units
     outstanding
     (000's)                  4      11      18      15      19      19      24
-------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
-------------------------------------------------------------------------------
   Unit value           $105.46 $111.72 $111.12 $114.65 $118.18 $119.74 $118.04
-------------------------------------------------------------------------------
   Number of units
     outstanding
     (000's)                 --       3       7       6       7       6       7
-------------------------------------------------------------------------------

                       APPENDIX I: CONDENSED FINANCIALS

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2016 to a fixed maturity option with a maturity date of June 15, 2024 (eight years later) at a hypothetical rate to maturity of 4.00% (H), resulting in a maturity value of $136,886 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2020./(a)/



--------------------------------------------------------------------------------------------------------------------------
                                                                              HYPOTHETICAL ASSUMED RATE TO MATURITY/(J)/
                                                                               ON JUNE 15, 2020
                                                                              --------------------------------------------
                                                                                 2%                   6%
--------------------------------------------------------------------------------------------------------------------------
AS OF JUNE 15, 2020 BEFORE WITHDRAWAL
(1) market adjusted amount/(b)/                                               $126,455             $108,409
--------------------------------------------------------------------------------------------------------------------------
(2) fixed maturity amount/(c)/                                                $116,998             $116,998
--------------------------------------------------------------------------------------------------------------------------
(3) market value adjustment: (1) -- (2)                                       $  9,457             $ (8,589)
--------------------------------------------------------------------------------------------------------------------------
ON JUNE 15, 2020 AFTER $50,000 WITHDRAWAL
(4) portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                         $  3,739             $ (3,961)
--------------------------------------------------------------------------------------------------------------------------
(5) portion of fixed maturity associated with the withdrawal: $50,000 -- (4)  $ 46,261             $ 53,961
--------------------------------------------------------------------------------------------------------------------------
(6) market adjusted amount (1) -- $50,000                                     $ 76,455             $ 58,409
--------------------------------------------------------------------------------------------------------------------------
(7) fixed maturity amount: (2) -- (5)                                         $ 70,738             $ 63,037
--------------------------------------------------------------------------------------------------------------------------
(8) maturity value/(d)/                                                       $ 82,762             $ 73,752
--------------------------------------------------------------------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461

(b)Market adjusted amount is based on the following calculation:

Maturity value        =               $136,886               where j is either 2% or 6%
----------------------          -----------------------------
(1+j)/(D/365)/                   (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:
Maturity value        =               $136,886
----------------------          -----------------------------
(1+h)/(D/365)/                  (1+0.04)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365)/  = ($70,738 or $63,037) x (1+0.04)/(1,461/365)/

                 APPENDIX II: MARKET VALUE ADJUSTMENT EXAMPLE

Appendix III: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options with no allocation to the guaranteed interest option or the fixed maturity options, no subsequent contributions, no transfers, no withdrawals and no loans under a TSA contract, the enhanced death benefit for an annuitant age 55 would be calculated as follows:

-------------------------------------------------------------------------------------------------------
                                                      6% ROLL-UP TO AGE 85    ANNUAL RATCHET TO AGE 85
  END OF CONTRACT YEAR         ACCOUNT VALUE              BENEFIT BASE              BENEFIT BASE
-------------------------------------------------------------------------------------------------------
           1                      $105,000                  $106,000                  $105,000
-------------------------------------------------------------------------------------------------------
           2                      $115,500                  $112,360                  $115,500
-------------------------------------------------------------------------------------------------------
           3                      $129,360                  $119,102                  $129,360
-------------------------------------------------------------------------------------------------------
           4                      $103,488                  $126,248                  $129,360
-------------------------------------------------------------------------------------------------------
           5                      $113,837                  $133,823                  $129,360
-------------------------------------------------------------------------------------------------------
           6                      $127,497                  $141,852                  $129,360
-------------------------------------------------------------------------------------------------------
           7                      $127,497                  $150,363                  $129,360
-------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1)At the end of contract years 1 through 3, the death benefit is the current account value.

(2)At the end of contract years 4 through 7, the death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85./(1)/
-------------
(1)At the end of contract years 4 through 7, the death benefit will be the enhanced death benefit. At the end of contract years 1, 2 and 3, the death benefit will be the current account value.

                                     III-1

                 APPENDIX III: ENHANCED DEATH BENEFIT EXAMPLE

Appendix IV: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to Age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an EQUI-VEST(R) At Retirement/SM/ contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution to variable investment options that roll-up at 6% only and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.28)%, 3.72% for the EQUI-VEST(R) At Retirement/SM/ contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit and the Guaranteed minimum income benefit features. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the greater of 6% Roll-Up to age 85 and the Annual Ratchet to age 85 Guaranteed minimum death benefit charge and the Guaranteed minimum income benefit charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.10%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.68% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. For new business, we will furnish you with a personalized illustration upon request.

                    APPENDIX IV: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
EQUI-VEST(R) AT RETIREMENT/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


-----------------------------------------------------------------------------------------------------------------------------
                                             GREATER OF 6% ROLL-UP
                                              TO AGE 85 OR                             LIFETIME ANNUAL    LIFETIME ANNUAL
                                             ANNUAL RATCHET                            GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                 TO AGE 85 GUARANTEED                      INCOME BENEFIT     INCOME BENEFIT
AGE   YEAR    ACCOUNT VALUE    CASH VALUE    MINIMUM DEATH BENEFIT TOTAL DEATH BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
-----------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%      6%      0%         6%         0%        6%        0%        6%       0%        6%
-----------------------------------------------------------------------------------------------------------------------------
60      0    100,000 100,000 100,000 100,000 100,000    100,000    100,000   100,000      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
61      1     96,395 102,395  96,395 102,395 106,000    106,000    106,000   106,000      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
62      2     92,793 104,800  92,793 104,800 112,360    112,360    112,360   112,360      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
63      3     89,188 107,209  89,188 107,209 119,102    119,102    119,102   119,102      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
64      4     85,577 109,619  85,577 109,619 126,248    126,248    126,248   126,248      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
65      5     81,953 112,025  81,953 112,025 133,823    133,823    133,823   133,823      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
66      6     78,311 114,419  78,311 114,419 141,852    141,852    141,852   141,852      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
67      7     74,646 116,796  74,646 116,796 150,363    150,363    150,363   150,363      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
68      8     70,952 119,148  70,952 119,148 159,385    159,385    159,385   159,385      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
69      9     67,222 121,468  67,222 121,468 168,948    168,948    168,948   168,948      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
70     10     63,451 123,749  63,451 123,749 179,085    179,085    179,085   179,085   10,584    10,584   10,584    10,584
-----------------------------------------------------------------------------------------------------------------------------
75     15     43,726 134,195  43,726 134,195 239,656    239,656    239,656   239,656   15,362    15,362   15,362    15,362
-----------------------------------------------------------------------------------------------------------------------------
80     20     21,815 141,882  21,815 141,882 320,714    320,714    320,714   320,714   21,841    21,841   21,841    21,841
-----------------------------------------------------------------------------------------------------------------------------
85     25          0 144,616       0 144,616       0    429,187          0   429,187   39,700    39,700   39,700    39,700
-----------------------------------------------------------------------------------------------------------------------------
90     30          0 144,696       0 144,696       0    429,187          0   429,187      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
95     35          0 144,792       0 144,792       0    429,187          0   429,187      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------



THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                    APPENDIX IV: HYPOTHETICAL ILLUSTRATIONS

Appendix V: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

The following information is a summary of the states where the EQUI-VEST(R) At Retirement/SM/ contract or certain features and/or benefits are either not available as of the date of this prospectus or vary from the contract's features and benefits as previously described in this prospectus.

STATES WHERE CERTAIN EQUI-VEST(R) AT RETIREMENT/SM/ FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

----------------------------------------------------------------------------------
 STATE         FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
----------------------------------------------------------------------------------
MASSACHUSETTS  Guaranteed minimum death          Not Available
               benefit/Guaranteed minimum
               income benefit roll-up benefit
               base reset

               Guaranteed minimum income         Not Available
               benefit "no lapse guarantee"
----------------------------------------------------------------------------------
MINNESOTA      Guaranteed minimum death          Not Available
               benefit/Guaranteed minimum
               income benefit roll-up benefit
               base reset

               Guaranteed minimum income         Not Available
               benefit "no lapse guarantee"
----------------------------------------------------------------------------------
NEW YORK       Converting your EQUI-VEST(R)      All references to converting
               contract to an EQUI-VEST(R) At    your EQUI-VEST(R) contract to
               Retirement/SM/ contract           EQUI-VEST(R) At Retirement/SM/
                                                 is changed to: exchanging your
                                                 EQUI-VEST(R) contract for an
                                                 EQUI-VEST(R) At Retirement/SM/
                                                 contract.

               Greater of the 6% Roll-Up to age  Not Available
               85 or the Annual Ratchet to age
               85 enhanced death benefit

               Guaranteed minimum death          Not Available
               benefit/Guaranteed minimum
               income benefit roll-up benefit
               base reset

               Guaranteed minimum income         Not Available
               benefit "no lapse guarantee"

               Deduction of Charges for          With regard to the Guaranteed
               optional benefits                 minimum income benefit charge
                                                 and the Annual ratchet to age 85
                                                 enhanced death benefit charge,
                                                 we will deduct the related
                                                 charge as follows: we will
                                                 deduct the charge from your
                                                 value in the variable investment
                                                 options on a pro rata basis. If
                                                 those amounts are insufficient,
                                                 we will deduct all or a portion
                                                 of the charge from the fixed
                                                 maturity options in order of the
                                                 earliest maturity date(s) first.
                                                 If the contract is surrendered
                                                 or annuitized or a death benefit
                                                 is paid, we will deduct a pro
                                                 rata portion of the charge for
                                                 that year. A market value
                                                 adjustment will apply to
                                                 deductions from the fixed
                                                 maturity options.
                                                 Deductions from the fixed
                                                 maturity options cannot cause
                                                 the net interest credited for
                                                 the contract year to fall below
                                                 3.0%.

               Insufficient Account Value        If the account value in the
                                                 variable investment options and
                                                 the fixed maturity options is
                                                 insufficient to pay the enhanced
                                                 death benefit charge and/or the
                                                 guaranteed minimum income
                                                 benefit charge, and there is no
                                                 account value in the guaranteed
                                                 interest option, the contract
                                                 will terminate without value,
                                                 and you will lose any applicable
                                                 benefits.

               Annuity maturity date             The maturity date is the
                                                 contract date anniversary that
                                                 follows the annuitant's 90th
                                                 birthday.

               Variable Immediate Annuity        Not available on a Single life
               Payout Options -- Life Annuity    basis.
               Contracts
----------------------------------------------------------------------------------
OREGON         Fixed maturity options            Not Available
----------------------------------------------------------------------------------

                                      V-1

 APPENDIX V: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Calculating unit values                                       2

Custodian and independent registered public accounting firm   2

Distribution of the contracts                                 2

Financial statements                                          2

HOW TO OBTAIN AN EQUI-VEST(R) AT RETIREMENT/SM/ STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT A

Call (800) 628-6673 or send this request form to:
  EQUI-VEST(R) At Retirement/SM/
  P.O. Box 4956
  Syracuse, NY 13221-4956


----------------------------------------------------------------------------------
Please send me an EQUI-VEST(R) At Retirement/SM/ SAI for SEPARATE
ACCOUNT A dated May 1, 2016.
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


                                            EQUI-VEST(R) At Retirement/SM/ ('04)
                                                                         #792726

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) AT RETIREMENT/SM/


--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information, (together the "prospectus"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The purpose of this Supplement is to provide you with information regarding the variable investment options that are available for all EQUI-VEST(R) At Retirement/SM/ contracts issued prior to July 20, 2009. For contracts issued prior to July 20, 2009, the variable investment options described in your prospectus are not available. The guaranteed interest option and the fixed maturity options described in your prospectus will continue to be available.

Because of the changes to the variable investment options available under the contract, certain features not described in your prospectus will be available. We detail those changes in this Supplement.

CHANGES TO THE VARIABLE INVESTMENT OPTIONS AVAILABLE UNDER EQUI-VEST(R) AT RETIREMENT/SM/

For contracts issued prior to July 20, 2009, your EQUI-VEST(R) At Retirement/SM/ contract allows you to invest in one or more of the variable investment options described in this Supplement. These variable investment options invest in corresponding portfolios of AXA Premier VIP Trust and EQ Advisors Trust. There is a list of these portfolios later in this Supplement.

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. PLEASE SEE THE PROSPECTUS FOR AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST FOR MORE DETAILED INFORMATION ABOUT THE PORTFOLIOS.

                              -------------------

Please note that from here forward, the section headings in this Supplement correspond to the section headings in your prospectus.

WHAT IS EQUI-VEST(R) AT RETIREMENT/SM/?

1. The variable investment options shown on the cover page of the prospectus are not available. You may select from one or more of the following variable investment options:

VARIABLE INVESTMENT OPTIONS

FIXED INCOME

--------------------------------------------------------------------------------


.. Charter/SM/ Multi-Sector Bond
.. EQ/Core Bond Index
.. EQ/Global Bond PLUS
.. EQ/Intermediate Government Bond
.. EQ/Money Market
.. EQ/PIMCO Ultra Short Bond
.. EQ/Quality Bond PLUS
.. Multimanager Core Bond
--------------------------------------------------------------------------------

DOMESTIC EQUITY
--------------------------------------------------------------------------------

.. AXA/AB Small Cap Growth

.. AXA/Franklin Small Cap Value Managed Volatility
.. AXA Large Cap Core Managed Volatility
.. AXA Large Cap Growth Managed Volatility
.. AXA Large Cap Value Managed Volatility
.. AXA/Loomis Sayles Growth
.. AXA Mid Cap Value Managed Volatility
.. AXA Mutual Large Cap Equity Managed Volatility
.. AXA Templeton Global Equity Managed Volatility
.. Charter/SM/ Small Cap Growth
.. Charter/SM/ Small Cap Value
.. EQ/BlackRock Basic Value Equity
.. EQ/Boston Advisors Equity Income
.. EQ/Calvert Socially Responsible
.. EQ/Capital Guardian Research
.. EQ/Common Stock Index
.. EQ/Equity 500 Index


.. EQ/GAMCO Mergers and Acquisitions
.. EQ/GAMCO Small Company Value
.. EQ/Invesco Comstock
.. EQ/JPMorgan Value Opportunities
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Value Index
.. EQ/Mid Cap Index
.. EQ/Morgan Stanley Mid Cap Growth
.. EQ/Small Company Index
.. EQ/T.Rowe Price Growth Stock
.. EQ/UBS Growth and Income
.. EQ/Wells Fargo Omega Growth
.. Multimanager Aggressive Equity
.. Multimanager Mid Cap Growth
.. Multimanager Mid Cap Value
.. Multimanager Technology
--------------------------------------------------------------------------------


INTERNATIONAL/GLOBAL

--------------------------------------------------------------------------------
.. AXA Global Equity Managed Volatility
.. AXA International Core Managed Volatility
.. AXA International Value Managed Volatility
.. EQ/International Equity Index
.. EQ/MFS International Growth
.. EQ/Oppenheimer Global
--------------------------------------------------------------------------------

ASSET ALLOCATION/HYBRID
--------------------------------------------------------------------------------
.. AXA Aggressive Allocation
.. AXA Conservative Allocation
.. AXA Conservative-Plus Allocation
.. AXA/Franklin Balanced Managed Volatility
.. AXA/Franklin Templeton Allocation Managed Volatility
.. AXA Moderate Allocation
.. AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------



Throughout your prospectus, all references to "the variable investment options" should be considered references to these variable investment options. All references to other individual portfolios available in the product should be disregarded, as they are not available.

2. If you elect the Guaranteed withdrawal benefit for life, your investment options will be limited to the guaranteed interest option and the permitted variable investment options described in this Supplement.

                                             EQUI-VEST(R) At Retirement/SM/(IF)

                                                                         #24651

Fee table

--------------------------------------------------------------------------------

1. The Portfolio operating expense tables (and corresponding footnotes) in your prospectus are deleted and replaced with the following tables and footnotes:


PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2015 (expenses that are deducted from portfolio  Lowest Highest
assets including management fees, 12b-1 fees, service fees, and/or other expenses)/(1)/        0.61%  1.65%
-------------------------------------------------------------------------------------------------------------


(1)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2015, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio. The "Highest" represents the total annual operating expenses of the Charter Small Cap Growth Portfolio.


2. EXAMPLE

  The table in the Example in your prospectus is deleted and replaced with the following table:


------------------------------------------------------------------------------------------------------------
                                                                         IF YOU SURRENDER OR DO NOT
                                    IF YOU ANNUITIZE AT THE END OF THE SURRENDER YOUR CONTRACT AT THE END OF
                                        APPLICABLE TIME PERIOD           THE APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------------------------
                                    1 YEAR    3 YEARS 5 YEARS 10 YEARS 1 YEAR   3 YEARS   5 YEARS  10 YEARS
------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        N/A      $1,706  $2,661   $5,245   $442    $1,356    $2,311    $4,895
------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        N/A      $1,383  $2,132   $4,243   $333    $1,033    $1,782    $3,893
------------------------------------------------------------------------------------------------------------


3. CONDENSED FINANCIAL INFORMATION

  The information shown in Appendix I is deleted in its entirety and replaced with the information presented later in this Supplement under the heading "Appendix I: Condensed financial information".

CONTRACT FEATURES AND BENEFITS

1. WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

  If you elect the Guaranteed withdrawal benefit for life, your investment options will be limited to the guaranteed interest option, the AXA Allocation portfolios and the AXA/Franklin Templeton Allocation Managed Volatility portfolio (the "permitted variable investment options").

2. PORTFOLIOS OF THE TRUSTS

  The information in this section of the prospectus is deleted in its entirety and replaced with the following:


     We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA FMG has entered into sub-advisory agreements with one or more investment advisers (the "sub-advisers") to carry out investment decisions for the Portfolios. As such, among other responsibilities, AXA FMG oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


     You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios.

     As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create and incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


     Some Portfolios invest in other affiliated Portfolios (the "AXA Fund of Fund Portfolios"). The AXA Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the AXA Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.

     As described in more detail in the Portfolio prospectuses, the AXA Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by AXA FMG (the "AXA volatility management strategy"), and, in addition, certain AXA Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The AXA volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility above specific thresholds set for a Portfolio. When market volatility is increasing above the specific thersholds set for a Portfolio utilizing the AXA volatility management strategy, the manager of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high. It may also impact the value of certain guaranteed benefits, as discussed below.

     The AXA Managed Volatility Portfolios that include the AXA volatility management strategy as part of their investment objective and/or principal investment strategy, and the AXA Fund of Fund Portfolios that invest in Portfolios that use the AXA volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."

     Portfolios that utilize the AXA volatility management strategy (or, in the case of certain AXA Fund of Fund Portfolios, invest in other Portfolios that use the AXA volatility management strategy); investment options restrictions in connection with any guaranteed benefit that include these Portfolios; and the ATP are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. The reduction in volatility help us manage the risks associated with providing guaranteed benefits during times of high volatility in the equity market. During rising markets, the AXA volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the AXA Volatility management strategy (or, in the case of the AXA Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the AXA volatility management strategy). THIS MAY EFFECTIVELY SUPPRESS THE VALUE OF GUARANTEED BENEFIT(S) THAT ARE ELIGIBLE FOR PERIODIC BENEFIT BASE RESETS BECAUSE YOUR BENEFIT BASE IS AVAILABLE FOR RESETS ONLY WHEN YOUR ACCOUNT VALUE IS HIGHER. Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

     Please see the underlying Portfolio Prospectuses for more information in general, as well as more information about AXA volatility management strategy. Please further note that certain other Portfolios may utilize volatility management techniques that differ from the AXA volatility management strategy. Any such Portfolio is not identified under "Volatility Management" below in the chart. Such techniques could also impact your account value and guaranteed benefit(s), if any, in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.


     ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program (ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the AXA Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:


   (a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and

   (b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the AXA Ultra Conservative Strategy investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

-------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST -                                                               INVESTMENT MANAGER (OR
 CLASS B SHARES                                                        SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                         AS APPLICABLE)                 MANAGEMENT
-------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE       Seeks to achieve long-term capital appreciation.  .   AXA Equitable Funds        (check mark)
  ALLOCATION                                                               Management Group, LLC
-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST -                                                                      INVESTMENT MANAGER (OR
 CLASS B SHARES                                                               SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                                AS APPLICABLE)                 MANAGEMENT
--------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE     Seeks to achieve a high level of current income.         .   AXA Equitable Funds        (check mark)
  ALLOCATION                                                                      Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------
AXA                  Seeks to achieve current income and growth of capital,   .   AXA Equitable Funds        (check mark)
  CONSERVATIVE-PLUS  with a greater emphasis on current income.                   Management Group, LLC
  ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
AXA MODERATE         Seeks to achieve long-term capital appreciation and      .   AXA Equitable Funds        (check mark)
  ALLOCATION         current income.                                              Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS    Seeks to achieve long-term capital appreciation and      .   AXA Equitable Funds        (check mark)
  ALLOCATION         current income, with a greater emphasis on capital           Management Group, LLC
                     appreciation.
--------------------------------------------------------------------------------------------------------------------------
CHARTER/SM/          Seeks to achieve a high total return through a           .   AXA Equitable Funds
  MULTI-SECTOR BOND  combination of current income and capital appreciation.      Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL    Seeks to achieve long-term growth of capital.            .   AXA Equitable Funds
  CAP GROWTH                                                                      Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------
CHARTER/SM /SMALL    Seeks to achieve long-term growth of capital.            .   AXA Equitable Funds
  CAP VALUE                                                                       Management Group, LLC

------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                              INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                                  SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                   AS APPLICABLE)                 MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP      Seeks to achieve long-term growth of capital.               .   AllianceBernstein L.P.
  GROWTH
------------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN          Seeks to maximize income while maintaining prospects        .   AXA Equitable Funds        (check mark)
  BALANCED MANAGED    for capital appreciation with an emphasis on risk-adjusted      Management Group, LLC
  VOLATILITY          returns and managing volatility in the Portfolio.           .   BlackRock Investment
                                                                                      Management, LLC
                                                                                  .   Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL    Seeks to achieve long-term total return with an emphasis    .   AXA Equitable Funds        (check mark)
  CAP VALUE MANAGED   on risk-adjusted returns and managing volatility in the         Management Group, LLC
  VOLATILITY          Portfolio.                                                  .   BlackRock Investment
                                                                                      Management, LLC
                                                                                  .   Franklin Advisory
                                                                                      Services, LLC
------------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN          Primarily seeks capital appreciation and secondarily seeks  .   AXA Equitable Funds        (check mark)
  TEMPLETON           income.                                                         Management Group, LLC
  ALLOCATION
  MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                             INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                                 SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                  AS APPLICABLE)                 MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY     Seeks to achieve long-term capital appreciation with an    .   AXA Equitable Funds        (check mark)
  MANAGED VOLATILITY  emphasis on risk-adjusted returns and managing volatility      Management Group, LLC
                      in the Portfolio.                                          .   BlackRock Investment
                                                                                     Management, LLC
                                                                                 .   Morgan Stanley Investment
                                                                                     Management Inc.
                                                                                 .   Oppenheimer Funds, Inc.
-----------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL     Seeks to achieve long-term growth of capital with an       .   AXA Equitable Funds        (check mark)
  CORE MANAGED        emphasis on risk-adjusted returns and managing volatility      Management Group, LLC
  VOLATILITY          in the Portfolio.                                          .   BlackRock Investment
                                                                                     Management, LLC
                                                                                 .   EARNEST Partners, LLC
                                                                                 .   Federated Global
                                                                                     Investment Management
                                                                                     Corp.
                                                                                 .   Massachusetts Financial
                                                                                     Services Company d/b/a
                                                                                     MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL     Seeks to provide current income and long-term growth of    .   AXA Equitable Funds        (check mark)
  VALUE MANAGED       income, accompanied by growth of capital with an               Management Group, LLC
  VOLATILITY          emphasis on risk-adjusted returns and managing volatility  .   BlackRock Investment
                      in the Portfolio.                                              Management, LLC
                                                                                 .   Northern Cross, LLC
-----------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE    Seeks to achieve long-term growth of capital with an       .   AXA Equitable Funds        (check mark)
  MANAGED VOLATILITY  emphasis on risk-adjusted returns and managing volatility      Management Group, LLC
                      in the Portfolio.                                          .   BlackRock Investment
                                                                                     Management, LLC
                                                                                 .   Capital Guardian Trust
                                                                                     Company
                                                                                 .   Thornburg Investment
                                                                                     Management, Inc.
                                                                                 .   Vaughan Nelson Investment
                                                                                     Management
-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                              INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                                  SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                   AS APPLICABLE)                 MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP         Seeks to provide long-term capital growth with an           .   AXA Equitable Funds        (check mark)
  GROWTH MANAGED      emphasis on risk-adjusted returns and managing volatility       Management Group, LLC
  VOLATILITY          in the Portfolio.                                           .   BlackRock Investment
                                                                                      Management, LLC
                                                                                  .   Loomis, Sayles & Company,
                                                                                      L.P.
                                                                                  .   T.Rowe Price Associates,
                                                                                      Inc.
                                                                                  .   Wells Capital Mangement,
                                                                                      Inc.
------------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE   Seeks to achieve long-term growth of capital with an        .   AllianceBernstein L.P.     (check mark)
  MANAGED VOLATILITY  emphasis on risk-adjusted returns and managing volatility   .   AXA Equitable Funds
                      in the Portfolio.                                               Management Group, LLC
                                                                                  .   BlackRock Investment
                                                                                      Management, LLC
                                                                                  .   Massachusetts Financial
                                                                                      Services Company d/b/a
                                                                                      MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------
AXA/LOOMIS SAYLES     Seeks to achieve capital appreciation.                      .   Loomis, Sayles & Company,
  GROWTH                                                                              L.P.
------------------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE     Seeks to achieve long-term capital appreciation with an     .   AXA Equitable Funds        (check mark)
  MANAGED VOLATILITY  emphasis on risk-adjusted returns and managing volatility       Management Group, LLC
                      in the Portfolio.                                           .   BlackRock Investment
                                                                                      Management, LLC
                                                                                  .   Diamond Hill Capital
                                                                                      Management, Inc.
                                                                                  .   Wellington Management
                                                                                      Company, LLP
------------------------------------------------------------------------------------------------------------------------------
AXA MUTUAL LARGE      Seeks to achieve capital appreciation, which may            .   AXA Equitable Funds        (check mark)
  CAP EQUITY          occasionally be short-term, with an emphasis on risk-           Management Group, LLC
  MANAGED VOLATILITY  adjusted returns and managing volatility in the Portfolio.  .   BlackRock Investment
                                                                                      Management, LLC
                                                                                  .   Franklin Mutual Advisers,
                                                                                      LLC
------------------------------------------------------------------------------------------------------------------------------
AXA TEMPLETON         Seeks to achieve long-term capital growth with an           .   AXA Equitable Funds        (check mark)
  GLOBAL EQUITY       emphasis on risk-adjusted returns and managing volatility       Management Group, LLC
  MANAGED VOLATILITY  in the Portfolio.                                           .   BlackRock Investment
                                                                                      Management, LLC
                                                                                  .   Templeton Investment
                                                                                      Counsel, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC    Seeks to achieve capital appreciation and secondarily,      .   BlackRock Investment
  VALUE EQUITY        income.                                                         Management, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS    Seeks a combination of growth and income to achieve an      .   Boston Advisors, LLC
  EQUITY INCOME       above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                                   INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                                       SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                        AS APPLICABLE)                 MANAGEMENT
---------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY   Seeks to achieve long-term capital appreciation.                 .   Calvert Investment
  RESPONSIBLE                                                                              Management Inc.
---------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN   Seeks to achieve long-term growth of capital.                    .   Capital Guardian Trust
  RESEARCH                                                                                 Company
---------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK       Seeks to achieve a total return before expenses that             .   AllianceBernstein L.P.
  INDEX               approximates the total return performance of the Russell
                      3000(R) Index, including reinvestment of dividends, at a
                      risk level consistent with that of the Russell 3000(R) Index.
---------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX    Seeks to achieve a total return before expenses that             .   SSgA Funds Management,
                      approximates the total return performance of the Barclays            Inc.
                      U.S. Intermediate Government/Credit Bond Index, including
                      reinvestment of dividends, at a risk level consistent with that of the Barclays U.S. Intermediate Government/Credit Bond
                      Index.
---------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX   Seeks to achieve a total return before expenses that             .   AllianceBernstein L.P.
                      approximates the total return performance of the
                      Standard & Poor's 500 Composite Stock Price Index,
                      including reinvestment of dividends, at a risk level
                      consistent with that of the Standard & Poor's 500
                      Composite Stock Price Index.
---------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS      Seeks to achieve capital appreciation.                           .   GAMCO Asset Management,
  AND ACQUISITIONS                                                                         Inc.
---------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL        Seeks to maximize capital appreciation.                          .   GAMCO Asset Management,
  COMPANY VALUE                                                                            Inc.
---------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS   Seeks to achieve capital growth and current income.              .   AXA Equitable Funds
                                                                                           Management Group, LLC
                                                                                       .   BlackRock Investment
                                                                                           Management, LLC
                                                                                       .   First International
                                                                                           Advisors, LLC
                                                                                       .   Wells Capital Management,
                                                                                           Inc.
---------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE       Seeks to achieve a total return before expenses that             .   AXA Equitable Funds
  GOVERNMENT BOND     approximates the total return performance of the Barclays            Management Group, LLC
                      U.S. Intermediate Government Bond Index, including               .   SSgA Funds Management,
                      reinvestment of dividends, at a risk level consistent with           Inc.
                      that of the Barclays U.S. Intermediate Government Bond
                      Index.
---------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to achieve a total return (before expenses) that           .   AllianceBernstein L.P.
  EQUITY INDEX        approximates the total return performance of a composite
                      index comprised of 40% DJ Euro STOXX 50 Index, 25%
                      FTSE 100 Index, 25% TOPIX Index, and 10% S&P/ASX
                      200 Index, including reinvestment of dividends, at a risk
                      level consistent with that of the composite index.
---------------------------------------------------------------------------------------------------------------------------------
EQ/INVESCO COMSTOCK   Seeks to achieve capital growth and income.                      .   Invesco Advisers, Inc.
---------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE     Seeks to achieve long-term capital appreciation.                 .   J.P. Morgan Investment
  OPPORTUNITIES                                                                            Management Inc.
---------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH   Seeks to achieve a total return before expenses that             .   AllianceBernstein L.P.
  INDEX               approximates the total return performance of the Russell
                      1000(R) Growth Index, including reinvestment of dividends
                      at a risk level consistent with that of the Russell 1000(R)
                      Growth Index.
---------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                               INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                                   SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                    AS APPLICABLE)                 MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE    Seeks to achieve a total return before expenses that         .   SSgA Funds Management,
  INDEX               approximates the total return performance of the Russell         Inc.
                      1000(R) Value Index, including reinvestment of dividends,
                      at a risk level consistent with that of the Russell 1000(R)
                      Value Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/MFS                Seeks to achieve capital appreciation.                       .   Massachusetts Financial
  INTERNATIONAL                                                                        Services Company d/b/a
  GROWTH/ /                                                                            MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX      Seeks to achieve a total return before expenses that         .   SSgA Funds Management,
                      approximates the total return performance of the                 Inc.
                      Standard & Poor's Mid Cap 400 Index, including
                      reinvestment of dividends, at a risk level consistent with that of the Standard & Poor's Mid Cap 400 Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET/(1)/  Seeks to obtain a high level of current income, preserve     .   The Dreyfus Corporation
                      its assets and maintain liquidity.
-----------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY     Seeks to achieve capital growth.                             .   Morgan Stanley Investment
  MID CAP GROWTH                                                                       Management Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER        Seeks to achieve capital appreciation.                       .   OppenheimerFunds, Inc.
  GLOBAL
-----------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA        Seeks to generate a return in excess of traditional money    .   Pacific Investment
  SHORT BOND          market products while maintaining an emphasis on                 Management Company LLC
                      preservation of capital and liquidity.
-----------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS  Seeks to achieve high current income consistent with         .   AllianceBernstein L.P.
                      moderate risk to capital.                                    .   AXA Equitable Funds
                                                                                       Management Group, LLC
                                                                                   .   Pacific Investment
                                                                                       Management Company LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY      Seeks to replicate as closely as possible (before expenses)  .   AllianceBernstein L.P.
  INDEX               the total return of the Russell 2000(R) Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE      Seeks to achieve long-term capital appreciation and          .   T. Rowe Price Associates,
  GROWTH STOCK        secondarily, income.                                             Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND     Seeks to achieve total return through capital appreciation   .   UBS Global Asset
  INCOME              with income as a secondary consideration.                        Management (Americas) Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO        Seeks to achieve long-term capital growth.                   .   Wells Capital Management,
  OMEGA GROWTH                                                                         Inc.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER          Seeks to achieve long-term growth of capital.                .   AllianceBernstein L.P.
  AGGRESSIVE EQUITY                                                                .   AXA Equitable Funds
                                                                                       Management Group, LLC
                                                                                   .   ClearBridge Investments,
                                                                                       LLC
                                                                                   .   Scotia Institutional
                                                                                       Asset Management US, Ltd.
                                                                                   .   T. Rowe Price Associates,
                                                                                       Inc.
                                                                                   .   Westfield Capital
                                                                                       Management Company, L.P.
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                            INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                                SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                 AS APPLICABLE)                 MANAGEMENT
--------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE     Seeks to achieve a balance of high current income and     .   AXA Equitable Funds
  BOND                capital appreciation, consistent with a prudent level of      Management Group, LLC
                      risk.                                                     .   BlackRock Financial
                                                                                    Management, Inc.
                                                                                .   DoubleLine Capital L.P.
                                                                                .   Pacific Investment
                                                                                    Management Company LLC
                                                                                .   SSgA Funds Management,
                                                                                    Inc.
--------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID      Seeks to achieve long-term growth of capital.             .   AllianceBernstein L.P.
  CAP GROWTH                                                                    .   AXA Equitable Funds
                                                                                    Management Group, LLC
                                                                                .   BlackRock Investment
                                                                                    Management, LLC
                                                                                .   Franklin Advisers, Inc.
                                                                                .   Wellington Management
                                                                                    Company, LLP
--------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID      Seeks to achieve long-term growth of capital.             .   AXA Equitable Funds
  CAP VALUE                                                                         Management Group, LLC
                                                                                .   BlackRock Investment
                                                                                    Management, LLC
                                                                                .   Diamond Hill Capital
                                                                                    Management, Inc.
                                                                                .   Lord, Abbett & Co. LLC
--------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER          Seeks to achieve long-term growth of capital.             .   Allianz Global Investors
  TECHNOLOGY                                                                        U.S. LLC
                                                                                .   AXA Equitable Funds
                                                                                    Management Group, LLC
                                                                                .   SSgA Funds Management,
                                                                                    Inc.
                                                                                .   Wellington Management
                                                                                    Company, LLP
--------------------------------------------------------------------------------------------------------------------------




(1)The Board of Trustees of EQ Advisors Trust has approved changes to the Portfolio's principal investment strategies that will allow the Portfolio to operate as a "government money market fund." Effective April 1, 2016, the Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.


3. GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

   In the subsection, "6% Roll-Up to age 85", the following replaces the second and third paragraphs:

   The effective annual roll-up rate credited to this benefit base is:

  . 6% with respect to the variable investment options (other than EQ/Intermediate Government Bond, EQ/Money Market, and EQ/PIMCO Ultra Short
     Bond); the effective annual rate may be 4% in some states. Please see Appendix V later in this prospectus to see what applies in your state; and

  . 3% with respect to the EQ/Intermediate Government Bond, EQ/Money Market, and EQ/PIMCO Ultra Short Bond, the fixed maturity options, the guaranteed interest option and the loan reserve account under TSA (if applicable).

4. GUARANTEED MINIMUM INCOME BENEFIT OPTION ("GMIB")

   In the subsection, "ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT," the illustration is accurate, but assumes there were no allocations to the EQ/Intermediate Government Bond, EQ/Money Market and EQ/PIMCO Ultra Short Bond variable investment options.

5. GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL")

   The last sentence of the first paragraph of this section is deleted and replaced with the following: If you elect the Guaranteed withdrawal benefit for life, your investment options will be limited to the guaranteed interest option and the permitted variable investment options described in this Supplement.

TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

1. DISRUPTIVE TRANSFER ACTIVITY

   In this section, the fourth through eighth paragraphs are deleted in their entirety and replaced with the following:

   We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

   As of the date of this prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

   When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

   It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

   Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

2. DOLLAR COST AVERAGING

   In addition to the dollar cost averaging programs described in the prospectus, there is also a General dollar cost averaging program available to you. The following is added to the prospectus:

   GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $2,000, you may choose, at any time, to have amounts transferred from that option to the other variable investment options on a monthly basis. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $50. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

   If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

   If you elect the Guaranteed withdrawal benefit for life, general dollar cost averaging is not available.

   If you select GWBL, and you elect to have amounts transferred from the guaranteed interest option to variable investment options using either the "fixed-dollar option" or "interest sweep" option of Investment simplifier, the only variable investment options available are the AXA Allocation portfolios and the AXA/Franklin Templeton Allocation Managed Volatility Portfolio.

3. REBALANCING YOUR ACCOUNT VALUE

   The following section is added to the prospectus:

   REBALANCING YOUR ACCOUNT VALUE

   Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. To enroll in the asset rebalancing program, you must notify us in writing by completing our asset rebalancing form, instructing us:

   (a)in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

   (b)how often you want the rebalancing to occur (quarterly, semiannually, or annually).

   While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Currently, we permit rebalancing of up to 20 investment options. Election of Option II is subject to the 25% allocation restriction into the guaranteed interest option. Transfer restrictions out of the guaranteed interest option may apply in accordance with (a), (b) and (c) under "Transferring your account value," above, in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.

  ------------------------------------------------------------------------------
   REBALANCING DOES NOT ASSURE A PROFIT OR PROTECT AGAINST LOSS. YOU SHOULD PERIODICALLY REVIEW YOUR ALLOCATION PERCENTAGES AS YOUR NEEDS CHANGE. YOU
   MAY WANT TO DISCUSS THE REBALANCING PROGRAM WITH YOUR FINANCIAL PROFESSIONAL BEFORE ELECTING THE PROGRAM.
  ------------------------------------------------------------------------------

   To be eligible, you must have (i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. Rebalancing is not available for amounts you have allocated in the fixed maturity options. We may waive this $5,000 requirement.

   If you elect to use option II, you may not choose either of the investment simplifier automatic options.

   You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office.

   FOR TSA CONTRACTS WITH OUTSTANDING LOANS ONLY, on any rebalancing date where the amount to be transferred from the guaranteed interest option would cause a transfer from the Loan Reserve Account (which is part of the guaranteed interest option), the rebalancing program will be automatically cancelled. (See "Loans under TSA contracts" in "Accessing your money," later in this prospectus.)

CHARGES AND EXPENSES

1. CHARGES THAT THE TRUST DEDUCTS

   This section is deleted and replaced with the following:

   CHARGES THAT THE TRUSTS DEDUCT

   The Trusts deduct charges for the following types of fees and expenses:

  .  Management fees.

  .  12b-1 fees.

  . Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

  .  Investment-related expenses, such as brokerage commissions.

   These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

MORE INFORMATION

1. ABOUT THE TRUST

   The information in this section relating to EQ Advisors Trust is also accurate with regard to AXA Premier VIP Trust.

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

As discussed earlier in this Supplement, Appendix I is deleted in its entirety and replaced with the following:

The following tables show the unit values and the number of outstanding units for each variable investment option on the last business day of the periods shown. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.30%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



-----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          2006    2007    2008   2009    2010    2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.54 $109.55 $65.75 $ 82.62 $ 92.22 $ 84.21 $ 94.90 $118.44 $122.44 $118.74
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      20     27      29      28      26      29      25      23      16
-----------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $101.50 $106.00 $93.11 $100.95 $106.89 $107.52 $111.00 $114.32 $115.80 $114.03
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       4     13      16      16      18      18      20      16      16
-----------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.29 $106.51 $84.72 $ 95.68 $103.02 $100.98 $107.03 $116.47 $118.60 $116.31
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      11     22      26      25      24      24      22      20      17
-----------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $113.12 $158.58 $66.76 $ 98.90 $108.81 $ 94.18 $108.76 $129.21 $129.70 $125.82
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       6      8       8       7       6       5       4       4       4
-----------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL CORE MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.12 $118.42 $64.46 $ 86.11 $ 92.85 $ 76.13 $ 87.41 $101.40 $ 93.86 $ 88.62
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      2       4       4       4       3       3       4       4
-----------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL VALUE MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.70 $113.87 $64.08 $ 82.38 $ 86.26 $ 71.39 $ 82.77 $ 97.50 $ 89.34 $ 85.40
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       5      7       8       8       7       8       5       5       4
-----------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.43 $105.03 $64.90 $ 81.05 $ 91.35 $ 86.36 $ 98.02 $127.29 $140.26 $138.97
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      --      --      --       1       1
-----------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP GROWTH MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.10 $118.81 $72.44 $ 96.43 $108.94 $103.61 $116.32 $155.47 $170.48 $175.08
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      2       2       2       2       3       2       8       7
-----------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.11 $ 98.09 $54.87 $ 65.23 $ 72.56 $ 67.99 $ 77.76 $101.69 $112.66 $106.74
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      18     17      15      14      13      11      10      11      10
-----------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.66 $100.68 $60.06 $ 80.55 $ 97.37 $ 87.06 $101.94 $133.91 $146.56 $139.56
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       4      4      12      11      10       9       7       7       6
-----------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.30%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          2006    2007    2008   2009    2010    2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.92 $107.96 $80.49 $ 92.97 $100.87 $ 97.19 $104.38 $116.55 $118.54 $115.98
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      66    115     146     139     126     115     113     104      98
-----------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.68 $108.88 $73.32 $ 88.27 $ 97.20 $ 91.20 $100.39 $118.71 $121.60 $118.49
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      93    153     176     167     155     134     117     105      95
-----------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.66 $119.40 $65.23 $ 87.36 $114.91 $112.70 $128.59 $175.39 $179.33 $171.87
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       5      6       7       6       5       5       5       5       4
-----------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN BALANCED MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.67 $103.43 $69.63 $ 89.72 $ 98.57 $ 97.38 $106.92 $120.93 $126.78 $121.35
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      12     17      17      16      13      10      10       9       7
-----------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.24 $ 93.11 $61.21 $ 77.48 $ 95.04 $ 84.83 $ 97.83 $132.00 $133.07 $122.77
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      1       1       1       1       1       1       1      --
-----------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 -- $ 95.29 $59.37 $ 75.29 $ 82.04 $ 77.39 $ 87.64 $106.66 $111.05 $106.55
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      12     17      17      17      16      16      13      12      12
-----------------------------------------------------------------------------------------------------------------------
AXA/LOOMIS SAYLES GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $101.82 $121.42 $80.43 $103.01 $110.04 $111.75 $124.19 $156.02 $166.06 $182.81
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      2       3       2       3       2       2       2       2
-----------------------------------------------------------------------------------------------------------------------
AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.66 $104.00 $63.55 $ 78.49 $ 86.73 $ 81.80 $ 92.22 $117.68 $127.43 $122.80
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       8     12      12      11      10       9       8       8       7
-----------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.20 $105.00 $61.34 $ 78.73 $ 83.93 $ 75.98 $ 89.50 $112.15 $111.93 $107.57
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       7     11      12      10       9       9       8       8       7
-----------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ MULTI-SECTOR BOND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.45 $104.30 $78.76 $ 85.24 $ 89.73 $ 93.07 $ 96.76 $ 94.68 $ 95.70 $ 93.86
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       4      4       7       7       7       7       4       4       4
-----------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.48 $105.90 $60.51 $ 80.36 $101.27 $ 84.29 $ 92.66 $135.18 $129.96 $120.53
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       2      2       3       2       1       1       1       1       1
-----------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL CAP VALUE
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.20 $ 92.73 $56.88 $ 70.98 $ 87.23 $ 78.35 $ 90.31 $127.23 $119.18 $102.19
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      1       1      --      --      --      --      --      --
-----------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.24 $104.10 $65.19 $ 83.84 $ 92.93 $ 88.89 $ 99.71 $135.56 $146.80 $136.00
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       4      6       7       7       7       7       7       7       7
-----------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.30%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.50 $106.97 $ 71.49 $ 78.71 $ 89.91 $ 88.40 $102.73 $133.61 $143.33 $139.08
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       6       8       7       7       7       7       6       5       5
------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $101.26 $112.07 $ 60.60 $ 78.30 $ 86.97 $ 86.08 $ 99.20 $131.54 $147.52 $146.31
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.34 $102.69 $ 61.16 $ 79.37 $ 90.72 $ 93.14 $107.94 $140.41 $153.17 $154.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       1       1       1       2       1       1       1
------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.98 $106.21 $ 58.92 $ 74.64 $ 85.37 $ 84.72 $ 96.68 $126.42 $139.83 $137.96
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      22      23      22      20      18      17      15      14      13
------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.66 $102.44 $ 92.08 $ 93.34 $ 97.46 $100.83 $102.68 $ 99.74 $100.84 $ 99.97
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       5       5       5       5       5       5       5       4       4
------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.03 $106.74 $ 66.04 $ 82.05 $ 92.64 $ 92.83 $105.59 $137.09 $152.88 $152.10
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       8      10      10      10      11       9       9      10       9
------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.27 $104.40 $ 88.81 $102.25 $110.64 $110.70 $115.01 $125.99 $126.41 $128.06
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       1       2       2       2       1       1       1
------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.86 $112.05 $ 76.69 $107.09 $140.22 $133.58 $155.40 $213.40 $217.11 $202.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       9      13      14      14      12      11      11      11      10
------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $101.77 $109.81 $115.42 $116.18 $121.92 $125.64 $128.64 $123.79 $123.29 $117.07
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       2       3       3       2       3       3       3       2       2
------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.25 $105.74 $108.13 $104.32 $107.32 $111.55 $111.19 $107.96 $108.20 $107.27
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       4       3       2       2       2       1       1      --
------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $105.78 $116.66 $ 56.75 $ 71.20 $ 73.95 $ 64.09 $ 73.56 $ 88.20 $ 81.06 $ 78.31
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      17      19      17      14      14      12      10       9       9
------------------------------------------------------------------------------------------------------------------------
EQ/INVESCO COMSTOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.92 $ 99.05 $ 61.65 $ 78.14 $ 88.87 $ 85.99 $100.52 $133.99 $144.06 $133.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       1       1       1       1       1       2       1
------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.18 $101.59 $ 60.39 $ 78.88 $ 87.46 $ 81.82 $ 93.73 $125.63 $141.85 $136.82
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       1       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.30%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.07 $115.96 $ 72.95 $ 98.09 $112.27 $113.44 $128.47 $168.01 $186.15 $192.69
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       1       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.08 $ 96.64 $ 41.30 $ 48.58 $ 54.96 $ 54.08 $ 62.24 $ 80.85 $ 89.88 $ 84.80
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       1       1       2       2       1       1       1
------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $105.82 $121.38 $ 71.55 $ 96.94 $109.99 $ 96.94 $114.54 $128.50 $120.50 $119.18
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       2       2       2       2       2       2       2
------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.66 $111.60 $ 55.87 $ 75.15 $ 93.28 $ 89.87 $103.86 $135.93 $146.24 $140.23
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       4       7       6       6       5       5       5       4       4
------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.60 $103.97 $104.80 $103.45 $102.12 $100.81 $ 99.51 $ 98.23 $ 96.97 $ 95.72
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      10       7       5       4       8       5       5       4
------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.78 $125.39 $ 65.20 $101.09 $132.02 $120.29 $129.14 $176.61 $173.10 $161.49
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       2       3       4       3       5       5       5       4       4
------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $105.12 $109.68 $ 64.16 $ 87.78 $ 99.82 $ 90.04 $106.99 $133.42 $134.07 $136.55
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       2       1       2       2       2       2       2
------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 99.43 $109.41 $103.63 $110.49 $109.98 $108.36 $108.56 $107.25 $105.78 $104.13
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       5       5       6       4       3       3       2       2
------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.62 $103.82 $ 95.78 $100.28 $105.17 $105.09 $106.49 $102.72 $104.34 $103.23
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       2       4       4       3       3       2       2       1
------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.91 $ 99.72 $ 64.84 $ 80.73 $100.26 $ 95.02 $108.37 $147.04 $152.19 $143.37
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       2       3       5       4       4       4       2       2       2
------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.02 $105.87 $ 60.40 $ 85.04 $ 97.71 $ 94.58 $111.03 $151.17 $162.12 $176.39
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       2       2       2       3       4       3       3       3
------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.89 $102.74 $ 60.82 $ 79.51 $ 88.75 $ 85.13 $ 94.85 $126.91 $143.37 $139.50
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       1       1       2       2       2       2       2
------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.62 $113.87 $ 81.38 $112.70 $130.49 $121.25 $144.14 $197.89 $202.76 $202.69
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       1       1       2       2       2       2       2
------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.30%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $105.05 $115.50 $ 60.79 $ 82.38 $ 95.64 $ 88.48 $ 99.75 $135.04 $147.52 $151.43
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       2       1       5       5       4       3       2       2       2
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.50 $105.41 $106.62 $114.00 $119.52 $124.83 $129.97 $125.28 $128.30 $126.81
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       3       4       4       5       6       6       4       4
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.27 $114.07 $ 63.53 $ 88.91 $111.36 $101.26 $115.40 $159.67 $165.28 $160.67
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       2       1       2       2       2       1       2
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.93 $101.70 $ 64.28 $ 91.60 $112.95 $ 96.63 $109.52 $146.59 $152.43 $142.12
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       2       2       2       2       2       2       2       2       2
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.68 $122.15 $ 63.81 $ 99.80 $115.96 $108.96 $122.00 $163.29 $183.02 $192.04
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       2       2       3       3       3       3       2       2       2
------------------------------------------------------------------------------------------------------------------------

Appendix III: Enhanced death benefit example

--------------------------------------------------------------------------------

In the second paragraph, the example is accurate, but assumes there were no allocations to the EQ/Intermediate Government Bond, EQ/Money Market and EQ/PIMCO Ultra Short Bond variable investment options, in addition to the assumptions listed.

                                     III-1

Appendix IV: Hypothetical illustrations

--------------------------------------------------------------------------------

The hypothetical illustrations in the prospectus are deleted and replaced with the following:

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to Age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an EQUI-VEST(R) At Retirement/SM/ contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.33)%, 3.67% for the EQUI-VEST(R) At Retirement/SM/ contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit and the Guaranteed minimum income benefit features. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the greater of 6% Roll-Up to age 85 and the Annual Ratchet to age 85 Guaranteed minimum death benefit charge and the Guaranteed minimum income benefit charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.50%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.28% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially.

VARIABLE DEFERRED ANNUITY
EQUI-VEST(R) AT RETIREMENT/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


-----------------------------------------------------------------------------------------------------------------------------
                                             GREATER OF 6% ROLL-UP
                                             TO AGE 85 OR THE                          LIFETIME ANNUAL    LIFETIME ANNUAL
                                             ANNUAL RATCHET                            GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                 TO AGE 85 GUARANTEED                      INCOME BENEFIT:    INCOME BENEFIT:
AGE   YEAR    ACCOUNT VALUE    CASH VALUE    MINIMUM DEATH BENEFIT TOTAL DEATH BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
-----------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%      6%      0%         6%         0%        6%        0%        6%       0%        6%
-----------------------------------------------------------------------------------------------------------------------------
60      0    100,000 100,000 100,000 100,000 100,000    100,000    100,000   100,000      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
61      1     96,345 102,345  96,345 102,345 106,000    106,000    106,000   106,000      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
62      2     92,696 104,697  92,696 104,697 112,360    112,360    112,360   112,360      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
63      3     89,047 107,050  89,047 107,050 119,102    119,102    119,102   119,102      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
64      4     85,394 109,401  85,394 109,401 126,248    126,248    126,248   126,248      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
65      5     81,732 111,743  81,732 111,743 133,823    133,823    133,823   133,823      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
66      6     78,054 114,071  78,054 114,071 141,852    141,852    141,852   141,852      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
67      7     74,356 116,378  74,356 116,378 150,363    150,363    150,363   150,363      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
68      8     70,631 118,656  70,631 118,656 159,385    159,385    159,385   159,385      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
69      9     66,874 120,899  66,874 120,899 168,948    168,948    168,948   168,948      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
70     10     63,077 123,098  63,077 123,098 179,085    179,085    179,085   179,085   10,584    10,584   10,584    10,584
-----------------------------------------------------------------------------------------------------------------------------
75     15     43,261 133,072  43,261 133,072 239,656    239,656    239,656   239,656   15,362    15,362   15,362    15,362
-----------------------------------------------------------------------------------------------------------------------------
80     20     21,318 140,167  21,318 140,167 320,714    320,714    320,714   320,714   21,841    21,841   21,841    21,841
-----------------------------------------------------------------------------------------------------------------------------
85     25          0 142,176       0 142,176       0    429,187          0   429,187   39,700    39,700   39,700    39,700
-----------------------------------------------------------------------------------------------------------------------------
90     30          0 141,385       0 141,385       0    429,187          0   429,187      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
95     35          0 140,438       0 140,438       0    429,187          0   429,187      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


EQUI-VEST(R) At Retirement/SM/ is issued by and is a registered service mark of
                     AXA Equitable Life Insurance Company.
 Co-distributed by affiliates AXA Advisors, LLC and/or AXA Distributors, LLC,
               1290 Avenue of the Americas, New York, NY 10104.

                     AXA Equitable Life Insurance Company
                1290 Avenue of the Americas, New York, NY 10104
                                 212-554-1234

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) AT RETIREMENT/SM/


--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together, the "prospectus"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The purpose of this Supplement is to provide you with information regarding the variable investment options that are available for all EQUI-VEST(R) At Retirement/SM/ contracts issued prior to July 20, 2009. For contracts issued prior to July 20, 2009, the variable investment options described in your prospectus are not available. The guaranteed interest option and the fixed maturity options described in your prospectus will continue to be available.

Because of the changes to the variable investment options available under the contract, certain features not described in your prospectus will be available. We detail those changes in this Supplement.

CHANGES TO THE VARIABLE INVESTMENT OPTIONS AVAILABLE UNDER EQUI-VEST(R) AT RETIREMENT/SM/

For contracts issued prior to July 20, 2009, your EQUI-VEST(R) At Retirement/SM/ contract allows you to invest in one or more of the variable investment options described in this Supplement. These variable investment options invest in corresponding portfolios of AXA Premier VIP Trust and EQ Advisors Trust. There is a list of these portfolios later in this Supplement.

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. PLEASE SEE THE PROSPECTUS FOR AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST FOR MORE DETAILED INFORMATION ABOUT THE PORTFOLIOS.

                              -------------------

Please note that from here forward, the section headings in this Supplement correspond to the section headings in your prospectus.

WHAT IS EQUI-VEST(R) AT RETIREMENT/SM/?

1. The variable investment options shown on the cover page of the prospectus are not available. You may select from one or more of the following variable investment options:

VARIABLE INVESTMENT OPTIONS

FIXED INCOME

--------------------------------------------------------------------------------


.. Charter/SM/ Multi-Sector Bond
.. EQ/Core Bond Index
.. EQ/Global Bond PLUS
.. EQ/Intermediate Government Bond
.. EQ/Money Market
.. EQ/PIMCO Ultra Short Bond
.. EQ/Quality Bond PLUS
.. Multimanager Core Bond
--------------------------------------------------------------------------------
DOMESTIC EQUITY
--------------------------------------------------------------------------------

.. AXA/AB Small Cap Growth

.. AXA/Franklin Small Cap Value Managed Volatility
.. AXA Large Cap Core Managed Volatility
.. AXA Large Cap Growth Managed Volatility
.. AXA Large Cap Value Managed Volatility
.. AXA/Loomis Sayles Growth
.. AXA Mid Cap Value Managed Volatility
.. AXA Mutual Large Cap Equity Managed Volatility
.. AXA Templeton Global Equity Managed Volatility
.. Charter/SM/ Small Cap Growth
.. Charter/SM/ Small Cap Value
.. EQ/BlackRock Basic Value Equity
.. EQ/Boston Advisors Equity Income
.. EQ/Calvert Socially Responsible
.. EQ/Capital Guardian Research
.. EQ/Common Stock Index
.. EQ/Equity 500 Index
.. EQ/GAMCO Mergers and Acquisitions
.. EQ/GAMCO Small Company Value
.. EQ/Invesco Comstock
.. EQ/JPMorgan Value Opportunities
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Value Index
.. EQ/Mid Cap Index
.. EQ/Morgan Stanley Mid Cap Growth
.. EQ/Small Company Index
.. EQ/T.Rowe Price Growth Stock
.. EQ/UBS Growth and Income
.. EQ/Wells Fargo Omega Growth
.. Multimanager Aggressive Equity
.. Multimanager Mid Cap Growth
.. Multimanager Mid Cap Value
.. Multimanager Technology
INTERNATIONAL/GLOBAL
--------------------------------------------------------------------------------
.. AXA Global Equity Managed Volatility
.. AXA International Core Managed Volatility
.. AXA International Value Managed Volatility
.. EQ/International Equity Index
.. EQ/MFS International Growth
.. EQ/Oppenheimer Global
--------------------------------------------------------------------------------

ASSET ALLOCATION/HYBRID
--------------------------------------------------------------------------------
.. AXA Aggressive Allocation
.. AXA Conservative Allocation
.. AXA Conservative-Plus Allocation
.. AXA/Franklin Balanced Managed Volatility
.. AXA/Franklin Templeton Allocation Managed Volatility
.. AXA Moderate Allocation
.. AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------



Throughout your prospectus, all references to "the variable investment options" should be considered references to these variable investment options. All references to other individual portfolios available in the product should be disregarded, as they are not available.

                                        EQUI-VEST(R) At Retirement/SM/ '04 (IF)

                                                                         #14160

FEE TABLE

1. The Portfolio operating expense tables (and corresponding footnotes) in your prospectus are deleted and replaced with the following tables and footnotes:


------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF
 DAILY NET ASSETS
------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2015
(expenses that are deducted from portfolio assets
including management fees, 12b-1 fees, service fees,    Lowest  Highest
and/or other expenses)/(1)/                             0.61%   1.65%
------------------------------------------------------------------------


(1)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2015, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio. The "Highest" represents the total annual operating expenses of the Charter Small Cap Growth Portfolio.


2. EXAMPLE

   The table in the Example in your prospectus is deleted and replaced with the following table:


-------------------------------------------------------------------------------------------------------------------------
                                                                                      IF YOU SURRENDER OR DO NOT
                                                 IF YOU ANNUITIZE AT THE END OF THE SURRENDER YOUR CONTRACT AT THE END OF
                                                     APPLICABLE TIME PERIOD           THE APPLICABLE TIME PERIOD
-------------------------------------------------------------------------------------------------------------------------
                                                 1 YEAR    3 YEARS 5 YEARS 10 YEARS 1 YEAR   3 YEARS   5 YEARS  10 YEARS
-------------------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and expenses of any of
   the Portfolios                                 N/A      $1,691  $2,636   $5,199   $437    $1,341    $2,286    $4,849
-------------------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and expenses of any of
   the Portfolios                                 N/A      $1,368  $2,106   $4,192   $328    $1,018    $1,756    $3,842
-------------------------------------------------------------------------------------------------------------------------


3. CONDENSED FINANCIAL INFORMATION

   The information shown in Appendix I is deleted in its entirety and replaced with the information presented later in this Supplement under the heading "Appendix I: Condensed financial information."

CONTRACT FEATURES AND BENEFITS

1. PORTFOLIOS OF THE TRUSTS

   The information in this section of the prospectus is deleted in its entirety and replaced with the following:


   We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA FMG has entered into sub-advisory agreements with one or more investment advisers (the "sub-advisers") to carry out investment decisions for the Portfolios. As such, among other responsibilities, AXA FMG oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

   You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios.


   As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


   Some Portfolios invest in other affiliated Portfolios (the "AXA Fund of Fund Portfolios"). The AXA Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the AXA Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.


   As described in more detail in the Portfolio prospectuses, the AXA Fund of Fund Portfolios may invest in affiliated Portfolios that utilize a proprietary volatility management strategy developed by AXA FMG (the "AXA volatility management strategy"). The AXA volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the AXA volatility management strategy, the manager of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high. It may also impact the value of certain guaranteed benefits, as discussed below.

   The AXA Managed Volatility Portfolios that include the AXA volatility management strategy as part of their investment objective and/or principal investment strategy, and the AXA Fund of Fund Portfolios that invest in Portfolios that use the AXA volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."

   Portfolios that utilize the AXA volatility management strategy (or, in the case of certain AXA Fund of Fund Portfolios, invest in other Portfolios that use the AXA volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. The reduction in volatility helps us manage the risks associated with providing guaranteed benefits during times of high volatility in the equity market. During rising markets, the AXA volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the AXA volatility management strategy (or, in the case of the AXA Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the AXA volatility management strategy). THIS MAY EFFECTIVELY SUPPRESS THE VALUE OF GUARANTEED BENEFIT(S) THAT ARE ELIGIBLE FOR PERIODIC BENEFIT BASE RESETS BECAUSE YOUR BENEFIT BASE IS AVAILABLE FOR RESETS ONLY WHEN YOUR ACCOUNT VALUE IS HIGHER. Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

   Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the AXA volatility management strategy. Please further note that certain other affiliated Portfolios may utilize volatility management techniques that differ from the AXA volatility management strategy. Any such Portfolio is not identified under "Volatility Management" below in the chart. Such techniques could also impact your account value and guaranteed benefit(s), if any, in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.


   ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program (ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the AXA Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:


      (a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and

      (b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the AXA Ultra Conservative Strategy investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

-------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST -                                                               INVESTMENT MANAGER
 CLASS B SHARES                                                        (OR SUB-ADVISER(S),            VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                         AS APPLICABLE)                 MANAGEMENT
-------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE       Seeks to achieve long-term capital appreciation.  .   AXA Equitable Funds        (check mark)
  ALLOCATION                                                               Management Group, LLC
-------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE     Seeks to achieve a high level of current income.  .   AXA Equitable Funds        (check mark)
  ALLOCATION                                                               Management Group, LLC
-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST -                                                                      INVESTMENT MANAGER
 CLASS B SHARES                                                               (OR SUB-ADVISER(S),            VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                                AS APPLICABLE)                 MANAGEMENT
--------------------------------------------------------------------------------------------------------------------------
AXA                  Seeks to achieve current income and growth of capital,   .   AXA Equitable Funds        (check mark)
  CONSERVATIVE-PLUS  with a greater emphasis on current income.                   Management Group, LLC
  ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
AXA MODERATE         Seeks to achieve long-term capital appreciation and      .   AXA Equitable Funds        (check mark)
  ALLOCATION         current income.                                              Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS    Seeks to achieve long-term capital appreciation and      .   AXA Equitable Funds        (check mark)
  ALLOCATION         current income, with a greater emphasis on capital           Management Group, LLC
                     appreciation.
--------------------------------------------------------------------------------------------------------------------------
CHARTER/SM/          Seeks to achieve a high total return through a           .   AXA Equitable Funds
  MULTI-SECTOR BOND  combination of current income and capital appreciation.      Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL    Seeks to achieve long-term growth of capital.            .   AXA Equitable Funds
  CAP GROWTH                                                                      Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------
CHARTER/SM /SMALL    Seeks to achieve long-term growth of capital.            .   AXA Equitable Funds
  CAP VALUE                                                                       Management Group, LLC
--------------------------------------------------------------------------------------------------------------------------

 EQ ADVISORS TRUST -                                                              INVESTMENT MANAGER
 CLASS IB SHARES                                                                  (OR SUB-ADVISER(S),            VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                   AS APPLICABLE)                 MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP      Seeks to achieve long-term growth of capital.               .   AllianceBernstein L.P.
  GROWTH
------------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN          Seeks to maximize income while maintaining prospects        .   AXA Equitable Funds        (check mark)
  BALANCED MANAGED    for capital appreciation with an emphasis on risk-adjusted      Management Group, LLC
  VOLATILITY          returns and managing volatility in the Portfolio.           .   BlackRock Investment
                                                                                      Management, LLC
                                                                                  .   Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL    Seeks to achieve long-term total return with an emphasis    .   AXA Equitable Funds        (check mark)
  CAP VALUE MANAGED   on risk-adjusted returns and managing volatility in the         Management Group, LLC
  VOLATILITY          Portfolio.                                                  .   BlackRock Investment
                                                                                      Management, LLC
                                                                                  .   Franklin Advisory
                                                                                      Services, LLC
------------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN          Primarily seeks capital appreciation and secondarily seeks  .   AXA Equitable Funds        (check mark)
  TEMPLETON           income.                                                         Management Group, LLC
  ALLOCATION
  MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY     Seeks to achieve long-term capital appreciation with an     .   AXA Equitable Funds        (check mark)
  MANAGED VOLATILITY  emphasis on risk-adjusted returns and managing volatility       Management Group, LLC
                      in the Portfolio.                                           .   BlackRock Investment
                                                                                      Management, LLC
                                                                                  .   Morgan Stanley Investment
                                                                                      Management Inc.
                                                                                  .   Oppenheimer Funds, Inc.
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                             INVESTMENT MANAGER
 CLASS IB SHARES                                                                 (OR SUB-ADVISER(S),            VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                  AS APPLICABLE)                 MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL     Seeks to achieve long-term growth of capital with an       .   AXA Equitable Funds        (check mark)
  CORE MANAGED        emphasis on risk-adjusted returns and managing volatility      Management Group, LLC
  VOLATILITY          in the Portfolio.                                          .   BlackRock Investment
                                                                                     Management, LLC
                                                                                 .   EARNEST Partners, LLC
                                                                                 .   Federated Global
                                                                                     Investment Management
                                                                                     Corp.
                                                                                 .   Massachusetts Financial
                                                                                     Services Company d/b/a
                                                                                     MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL     Seeks to provide current income and long-term growth of    .   AXA Equitable Funds        (check mark)
  VALUE MANAGED       income, accompanied by growth of capital with an               Management Group, LLC
  VOLATILITY          emphasis on risk-adjusted returns and managing volatility  .   BlackRock Investment
                      in the Portfolio.                                              Management, LLC
                                                                                 .   Northern Cross, LLC
-----------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE    Seeks to achieve long-term growth of capital with an       .   AXA Equitable Funds        (check mark)
  MANAGED VOLATILITY  emphasis on risk-adjusted returns and managing volatility      Management Group, LLC
                      in the Portfolio.                                          .   BlackRock Investment
                                                                                     Management, LLC
                                                                                 .   Capital Guardian Trust
                                                                                     Company
                                                                                 .   Thornburg Investment
                                                                                     Management, Inc.
                                                                                 .   Vaughan Nelson Investment
                                                                                     Management
-----------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP         Seeks to provide long-term capital growth with an          .   AXA Equitable Funds        (check mark)
  GROWTH MANAGED      emphasis on risk-adjusted returns and managing volatility      Management Group, LLC
  VOLATILITY          in the Portfolio.                                          .   BlackRock Investment
                                                                                     Management, LLC
                                                                                 .   Loomis, Sayles & Company,
                                                                                     L.P.
                                                                                 .   T.Rowe Price Associates,
                                                                                     Inc.
                                                                                 .   Wells Capital Mangement,
                                                                                     Inc.
-----------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE   Seeks to achieve long-term growth of capital with an       .   AllianceBernstein L.P.     (check mark)
  MANAGED VOLATILITY  emphasis on risk-adjusted returns and managing volatility  .   AXA Equitable Funds
                      in the Portfolio.                                              Management Group, LLC
                                                                                 .   BlackRock Investment
                                                                                     Management, LLC
                                                                                 .   Massachusetts Financial
                                                                                     Services Company d/b/a
                                                                                     MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                  INVESTMENT MANAGER
 CLASS IB SHARES                                                      (OR SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                       AS APPLICABLE)                     MANAGEMENT
----------------------------------------------------------------------------------------------------------------------
AXA/LOOMIS SAYLES     Seeks to achieve capital appreciation.          .
  GROWTH                                                                  Loomis, Sayles & Company, L.P.
----------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE     Seeks to achieve long-term capital              .   AXA Equitable Funds            (check mark)
  MANAGED VOLATILITY  appreciation with an emphasis on risk-              Management Group, LLC
                      adjusted returns and managing volatility in     .   BlackRock Investment
                      the Portfolio.                                      Management, LLC
                                                                      .   Diamond Hill Capital
                                                                          Management, Inc.
                                                                      .   Wellington Management
                                                                          Company, LLP
----------------------------------------------------------------------------------------------------------------------
AXA MUTUAL LARGE      Seeks to achieve capital appreciation, which    .   AXA Equitable Funds            (check mark)
  CAP EQUITY          may occasionally be short-term, with an             Management Group, LLC
  MANAGED VOLATILITY  emphasis on risk-adjusted returns and           .   BlackRock Investment
                      managing volatility in the Portfolio.               Management, LLC
                                                                      .   Franklin Mutual Advisers,
                                                                          LLC
----------------------------------------------------------------------------------------------------------------------
AXA TEMPLETON         Seeks to achieve long-term capital growth       .   AXA Equitable Funds            (check mark)
  GLOBAL EQUITY       with an emphasis on risk-adjusted returns           Management Group, LLC
  MANAGED VOLATILITY  and managing volatility in the Portfolio.       .   BlackRock Investment
                                                                          Management, LLC
                                                                      .   Templeton Investment
                                                                          Counsel, LLC
----------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC    Seeks to achieve capital appreciation and       .   BlackRock Investment
  VALUE EQUITY        secondarily, income.                                Management, LLC
----------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS    Seeks a combination of growth and income        .   Boston Advisors, LLC
  EQUITY INCOME       to achieve an above-average and consistent
                      total return.
----------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY   Seeks to achieve long-term capital              .   Calvert Investment
  RESPONSIBLE         appreciation.                                       Management Inc.
----------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN   Seeks to achieve long-term growth of            .   Capital Guardian Trust
  RESEARCH            capital.                                            Company
----------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK       Seeks to achieve a total return before          .   AllianceBernstein L.P.
  INDEX               expenses that approximates the total return
                      performance of the Russell 3000(R) Index,
                      including reinvestment of dividends, at a
                      risk level consistent with that of the Russell
                      3000(R) Index.
----------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX    Seeks to achieve a total return before          .   SSgA Funds Management,
                      expenses that approximates the total return         Inc.
                      performance of the Barclays U.S. Intermediate
                      Government/Credit Bond Index, including
                      reinvestment of dividends, at a risk level
                      consistent with that of the Barclays U.S.
                      Intermediate Government/Credit Bond Index.
----------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX   Seeks to achieve a total return before          .   AllianceBernstein L.P.
                      expenses that approximates the total return
                      performance of the Standard & Poor's 500
                      Composite Stock Price Index, including
                      reinvestment of dividends, at a risk level
                      consistent with that of the Standard &
                      Poor's 500 Composite Stock Price Index.
----------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS      Seeks to achieve capital appreciation.          .   GAMCO Asset Management,
  AND ACQUISITIONS                                                        Inc.
----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                               INVESTMENT MANAGER
 CLASS IB SHARES                                                                   (OR SUB-ADVISER(S),            VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                    AS APPLICABLE)                 MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL        Seeks to maximize capital appreciation.                      .   GAMCO Asset Management,
  COMPANY VALUE                                                                        Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS   Seeks to achieve capital growth and current income.          .   AXA Equitable Funds
                                                                                       Management Group, LLC
                                                                                   .   BlackRock Investment
                                                                                       Management, LLC
                                                                                   .   First International
                                                                                       Advisors, LLC
                                                                                   .   Wells Capital Management,
                                                                                       Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE       Seeks to achieve a total return before expenses that         .   AXA Equitable Funds
  GOVERNMENT BOND     approximates the total return performance of the Barclays        Management Group, LLC
                      U.S. Intermediate Government Bond Index, including           .   SSgA Funds Management,
                      reinvestment of dividends, at a risk level consistent with       Inc.
                      that of the Barclays U.S. Intermediate Government Bond
                      Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to achieve a total return (before expenses) that       .   AllianceBernstein L.P.
  EQUITY INDEX        approximates the total return performance of a composite
                      index comprised of 40% DJ Euro STOXX 50 Index, 25%
                      FTSE 100 Index, 25% TOPIX Index, and 10% S&P/ASX
                      200 Index, including reinvestment of dividends, at a risk
                      level consistent with that of the composite index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/INVESCO COMSTOCK   Seeks to achieve capital growth and income.                  .   Invesco Advisers, Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE     Seeks to achieve long-term capital appreciation.             .   J.P. Morgan Investment
  OPPORTUNITIES                                                                        Management Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH   Seeks to achieve a total return before expenses that         .   AllianceBernstein L.P.
  INDEX               approximates the total return performance of the Russell
                      1000(R) Growth Index, including reinvestment of dividends
                      at a risk level consistent with that of the Russell 1000(R)
                      Growth Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE    Seeks to achieve a total return before expenses that         .   SSgA Funds Management,
  INDEX               approximates the total return performance of the Russell         Inc.
                      1000(R) Value Index, including reinvestment of dividends,
                      at a risk level consistent with that of the Russell 1000(R)
                      Value Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/MFS                Seeks to achieve capital appreciation.                       .   Massachusetts Financial
  INTERNATIONAL                                                                        Services Company d/b/a
  GROWTH/ /                                                                            MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX      Seeks to achieve a total return before expenses that         .   SSgA Funds Management,
                      approximates the total return performance of the                 Inc.
                      Standard & Poor's Mid Cap 400 Index, including
                      reinvestment of dividends, at a risk level consistent with that of the Standard & Poor's Mid Cap 400 Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET/(1)/  Seeks to obtain a high level of current income, preserve     .   The Dreyfus Corporation
                      its assets and maintain liquidity.
-----------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY     Seeks to achieve capital growth.                             .   Morgan Stanley Investment
  MID CAP GROWTH                                                                       Management Inc.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                               INVESTMENT MANAGER
 CLASS IB SHARES                                                                   (OR SUB-ADVISER(S),            VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                    AS APPLICABLE)                 MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER        Seeks to achieve capital appreciation.                       .   OppenheimerFunds, Inc.
  GLOBAL
-----------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA        Seeks to generate a return in excess of traditional money    .   Pacific Investment
  SHORT BOND          market products while maintaining an emphasis on                 Management Company LLC
                      preservation of capital and liquidity.
-----------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS  Seeks to achieve high current income consistent with         .   AllianceBernstein L.P.
                      moderate risk to capital.                                    .   AXA Equitable Funds
                                                                                       Management Group, LLC
                                                                                   .   Pacific Investment
                                                                                       Management Company LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY      Seeks to replicate as closely as possible (before expenses)  .   AllianceBernstein L.P.
  INDEX               the total return of the Russell 2000(R) Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE      Seeks to achieve long-term capital appreciation and          .   T. Rowe Price Associates,
  GROWTH STOCK        secondarily, income.                                             Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND     Seeks to achieve total return through capital appreciation   .   UBS Global Asset
  INCOME              with income as a secondary consideration.                        Management (Americas) Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO        Seeks to achieve long-term capital growth.                   .   Wells Capital Management,
  OMEGA GROWTH                                                                         Inc.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER          Seeks to achieve long-term growth of capital.                .   AllianceBernstein L.P.
  AGGRESSIVE EQUITY                                                                .   AXA Equitable Funds
                                                                                       Management Group, LLC
                                                                                   .   ClearBridge Investments,
                                                                                       LLC
                                                                                   .   Scotia Institutional
                                                                                       Asset Management US, Ltd.
                                                                                   .   T. Rowe Price Associates,
                                                                                       Inc.
                                                                                   .   Westfield Capital
                                                                                       Management Company, L.P.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE     Seeks to achieve a balance of high current income and        .   AXA Equitable Funds
  BOND                capital appreciation, consistent with a prudent level of         Management Group, LLC
                      risk.                                                        .   BlackRock Financial
                                                                                       Management, Inc.
                                                                                   .   DoubleLine Capital L.P.
                                                                                   .   Pacific Investment
                                                                                       Management Company LLC
                                                                                   .   SSgA Funds Management,
                                                                                       Inc.
-----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -                                                 INVESTMENT MANAGER
 CLASS IB SHARES                                                     (OR SUB-ADVISER(S),            VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                      AS APPLICABLE)                 MANAGEMENT
---------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID      Seeks to achieve long-term growth of capital.  .   AllianceBernstein L.P.
  CAP GROWTH                                                         .   AXA Equitable Funds
                                                                         Management Group, LLC
                                                                     .   BlackRock Investment
                                                                         Management, LLC
                                                                     .   Franklin Advisers, Inc.
                                                                     .   Wellington Management
                                                                         Company, LLP
---------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID      Seeks to achieve long-term growth of capital.  .   AXA Equitable Funds
  CAP VALUE                                                              Management Group, LLC
                                                                     .   BlackRock Investment
                                                                         Management, LLC
                                                                     .   Diamond Hill Capital
                                                                         Management, Inc.
                                                                     .   Lord, Abbett & Co. LLC
---------------------------------------------------------------------------------------------------------------
MULTIMANAGER          Seeks to achieve long-term growth of capital.  .   Allianz Global Investors
  TECHNOLOGY                                                             U.S. LLC
                                                                     .   AXA Equitable Funds
                                                                         Management Group, LLC
                                                                     .   SSgA Funds Management,
                                                                         Inc.
                                                                     .   Wellington Management
                                                                         Company, LLP
---------------------------------------------------------------------------------------------------------------


(1)The Board of Trustees of EQ Advisors Trust has approved changes to the Portfolio's principal investment strategies that will allow the Portfolio to operate as a "government money market fund." Effective April 1, 2016, the Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.


2. GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

In the subsection, "6% ROLL-UP TO AGE 85", THE FOLLOWING REPLACES THE SECOND AND THIRD PARAGRAPHS:

The effective annual roll-up rate credited to this benefit base is:

..   6% with respect to the variable investment options (other than
    EQ/Intermediate Government Bond, EQ/Money Market, and EQ/PIMCO Ultra Short
    Bond); and

..   3% with respect to the EQ/Intermediate Government Bond, EQ/Money Market,
    and EQ/PIMCO Ultra Short Bond, the fixed maturity options, the guaranteed interest option and the loan reserve account under TSA (if applicable).

The benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday. As noted above, the effective annual roll-up rate is either 3% or 6%, depending on the investment option(s) selected. You should consider the difference in the roll-up rate when you select investment option(s) and investment programs, such as dollar cost averaging.

3. GUARANTEED MINIMUM INCOME BENEFIT OPTION ("GMIB")

In the subsection, "ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT", the illustration is accurate, but assumes there were no allocations to the EQ/Intermediate Government Bond, EQ/Money Market and EQ/PIMCO Ultra Short Bond variable investment options.

TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

1. DISRUPTIVE TRANSFER ACTIVITY

   In this section, the fourth through eighth paragraphs are deleted in their entirety and replaced with the following:

   We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

   As of the date of this prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

   When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

   It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

   Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

2. DOLLAR COST AVERAGING

   In addition to the dollar cost averaging programs described in the prospectus, there is also a General dollar cost averaging program available to you. The following is added to the prospectus:

   GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $2,000, you may choose, at any time, to have amounts transferred from that option to the other variable investment options on a monthly basis. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $50. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

   If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

3. REBALANCING YOUR ACCOUNT VALUE

   The following section is added to the prospectus:

REBALANCING YOUR ACCOUNT VALUE

   Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. Election of either option does not change the general limitation under your contract that no more than 25% of any contribution may be allocated to the guaranteed interest option described above under "Allocating your contributions." To enroll in the asset rebalancing program, you must notify us in writing by completing our asset rebalancing form, instructing us:

   (a)in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

   (b)how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Currently, we permit rebalancing of up to 20 investment options. Election of option II is subject to the 25% allocation restriction into the guaranteed interest option described above under "Transferring your account value," in this section. Transfer restrictions out of the guaranteed interest option may apply in accordance with (a), (b) and (c) under "Transferring your account value," above, in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.

--------------------------------------------------------------------------------
REBALANCING DOES NOT ASSURE A PROFIT OR PROTECT AGAINST LOSS. YOU SHOULD PERIODICALLY REVIEW YOUR ALLOCATION PERCENTAGES AS YOUR NEEDS CHANGE. YOU MAY WANT TO DISCUSS THE REBALANCING PROGRAM WITH YOUR FINANCIAL PROFESSIONAL BEFORE ELECTING THE PROGRAM.
--------------------------------------------------------------------------------

To be eligible, you must have (i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. Rebalancing is not available for amounts you have allocated in the fixed maturity options. We may waive this $5,000 requirement.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

   You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our processing office.

   FOR TSA CONTRACTS WITH OUTSTANDING LOANS ONLY, on any rebalancing date where the amount to be transferred from the guaranteed interest option would cause a transfer from the Loan Reserve Account (which is part of the guaranteed interest option), the rebalancing program will be automatically cancelled. (See "Loans under TSA contracts" in "Accessing your money" later in this prospectus.)

CHARGES AND EXPENSES

1. CHARGES THAT THE TRUST DEDUCTS

   This section is deleted and replaced with the following:

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

MORE INFORMATION

1. ABOUT THE TRUST

   The information in this section relating to EQ Advisors Trust is also accurate with regard to AXA Premier VIP Trust.

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

As discussed earlier in this Supplement, Appendix I is deleted in its entirety and replaced with the following.

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option on the last business day of the periods shown. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.25%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         -----------------------------------------------------------------------------
                                          2006    2007    2008   2009   2010    2011    2012    2013    2014    2015
----------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.54 $ 97.11 $58.31 $73.29 $ 81.84 $ 74.76 $ 84.28 $105.23 $108.82 $105.57
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     11     36      56      50      52      53      50      53
----------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $101.50 $102.82 $90.35 $97.99 $103.79 $104.44 $107.86 $111.13 $112.61 $110.94
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1     21     68     132     188     214     214     202     195
----------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.29 $100.87 $80.26 $90.69 $ 97.68 $ 95.78 $101.55 $110.55 $112.62 $110.49
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     13     55      83     104     114     122     134     140
----------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $113.12 $115.64 $48.70 $72.17 $ 79.43 $ 68.78 $ 79.45 $ 94.44 $ 94.83 $ 92.03
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1     14     52      84      90     117     115     101      81
----------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL CORE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.12 $102.01 $55.55 $74.24 $ 80.07 $ 65.68 $ 75.44 $ 87.55 $ 81.06 $ 76.57
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     11     57      84      84      48      40      41      35
----------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL VALUE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.70 $ 98.44 $55.41 $71.27 $ 74.65 $ 61.80 $ 71.69 $ 84.47 $ 77.43 $ 74.04
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      7     23      30      34      31      29      28      25
----------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.43 $ 95.91 $59.29 $74.07 $ 83.52 $ 78.98 $ 89.68 $116.50 $128.41 $127.28
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      1      3       3       3       2       3       4       4
----------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP GROWTH MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.10 $103.08 $62.87 $83.73 $ 94.63 $ 90.03 $101.12 $135.19 $148.30 $152.36
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      1      3       4       6       6       7      21      20
----------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.11 $ 88.84 $49.72 $59.13 $ 65.79 $ 61.68 $ 70.56 $ 92.31 $102.31 $ 96.97
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1     10     14      16      19      18      19      30      29
----------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.66 $ 87.71 $52.34 $70.22 $ 84.92 $ 75.95 $ 88.97 $116.92 $128.01 $121.94
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      3     22      26      27      25      27      26      23
----------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.25%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



---------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                         ----------------------------------------------------------------------------
                                          2006    2007    2008   2009   2010   2011    2012    2013    2014    2015
---------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.92 $ 99.38 $74.12 $85.64 $92.96 $ 89.60 $ 96.26 $107.53 $109.40 $107.08
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       3     51    164    249     327     344     362     383     371
---------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.68 $ 98.88 $66.61 $80.22 $88.37 $ 82.94 $ 91.34 $108.05 $110.72 $107.93
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      13     44    109    156     179     185     197     198     178
---------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.66 $ 99.28 $54.25 $72.69 $95.65 $ 93.85 $107.11 $146.16 $149.49 $143.33
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      4     10     15      18      23      31      34      37
---------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN BALANCED MANAGED VOLATILITY
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.67 $ 96.80 $65.19 $84.02 $92.35 $ 91.27 $100.25 $113.42 $118.95 $113.90
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      4     13     16      17      21      30      38      48
---------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.24 $ 81.76 $53.77 $68.08 $83.55 $ 74.60 $ 86.07 $116.17 $117.15 $108.13
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      1      3      5       5       6       5       5       5
---------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
---------------------------------------------------------------------------------------------------------------------
   Unit value                                 -- $ 94.37 $58.82 $74.62 $81.34 $ 76.76 $ 86.95 $105.86 $110.26 $105.83
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      3      7     11      13      14      19      28      30
---------------------------------------------------------------------------------------------------------------------
AXA/LOOMIS SAYLES GROWTH
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $101.82 $109.93 $72.85 $93.33 $99.74 $101.32 $112.64 $141.57 $150.74 $166.01
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      2     11     17      18      18      18      16      20
---------------------------------------------------------------------------------------------------------------------
AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.66 $ 92.28 $56.41 $69.70 $77.04 $ 72.69 $ 81.98 $104.65 $113.36 $109.28
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      2      3      4       5       5       4       4       3
---------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.20 $ 93.60 $54.70 $70.24 $74.91 $ 67.83 $ 79.93 $100.20 $100.04 $ 96.18
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      1      3      8      12      12      17      20      18
---------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ MULTI-SECTOR BOND
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.45 $ 99.91 $75.47 $81.72 $86.05 $ 89.29 $ 92.86 $ 90.90 $ 91.91 $ 90.18
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      1      8     33      34      49      33      30      28
---------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.48 $ 92.33 $52.78 $70.12 $88.39 $ 73.60 $ 80.94 $118.12 $113.60 $105.40
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      2      4      5       5       5       9       7       7
---------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL CAP VALUE
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.20 $ 84.78 $52.02 $64.94 $79.85 $ 71.74 $ 82.72 $116.59 $109.25 $ 93.71
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      1      3      3       3       3       5       5       4
---------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.24 $ 91.70 $57.45 $73.91 $81.95 $ 78.41 $ 87.99 $119.67 $129.65 $120.15
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1     17     61     98     142     159     183     209     220
---------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.25%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.50 $ 94.66 $ 63.29 $ 69.71 $ 79.65 $ 78.35 $ 91.08 $118.51 $127.17 $123.45
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       4       8      12      11      16      30      30      28
------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $101.26 $101.62 $ 54.97 $ 71.04 $ 78.94 $ 78.17 $ 90.11 $119.53 $134.10 $133.05
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       1       1       2       4       5       6       8
------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.34 $ 93.93 $ 55.97 $ 72.65 $ 83.08 $ 85.33 $ 98.92 $128.72 $140.47 $141.37
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      14      34      44      61      82      94     107     127
------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.98 $ 95.05 $ 52.75 $ 66.85 $ 76.49 $ 75.94 $ 86.68 $113.39 $125.47 $123.84
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       8      28      46      57      66      86     116     129
------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.66 $102.18 $ 91.88 $ 93.17 $ 97.32 $100.72 $102.61 $ 99.71 $100.84 $100.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       2      16      29      36      48      43      42      51
------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.03 $ 95.03 $ 58.82 $ 73.10 $ 82.57 $ 82.77 $ 94.18 $122.32 $136.47 $135.82
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      27      77     101     127     157     174     213     244
------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.27 $ 95.62 $ 81.37 $ 93.71 $101.45 $101.53 $105.52 $115.65 $116.08 $117.63
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       4       9       9       9      12      13      12
------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.86 $ 94.52 $ 64.72 $ 90.41 $118.42 $112.86 $131.34 $180.43 $183.63 $171.00
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      13      46      87     123     144     171     190     202
------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $101.77 $108.14 $113.71 $114.50 $120.20 $123.92 $126.92 $122.19 $121.73 $115.64
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       7      25      45      67      70      64      60      47
------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.25 $105.16 $107.58 $103.82 $106.85 $111.11 $110.79 $107.61 $107.89 $107.00
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       7      16      26      34      43      33      31      29
------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $105.78 $ 96.39 $ 46.90 $ 58.87 $ 61.16 $ 53.03 $ 60.89 $ 73.04 $ 67.15 $ 64.89
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      20      39      48      51      53      58      58      71
------------------------------------------------------------------------------------------------------------------------
EQ/INVESCO COMSTOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.92 $ 90.49 $ 56.35 $ 71.45 $ 81.29 $ 78.68 $ 92.01 $122.69 $131.96 $122.25
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       2       5       5       6      11      48      43
------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.18 $ 90.10 $ 53.58 $ 70.01 $ 77.65 $ 72.67 $ 83.28 $111.67 $126.13 $121.71
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       4       8      10      11      14      15      23
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.25%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.07 $104.11 $ 65.52 $ 88.13 $100.91 $102.00 $115.56 $151.19 $167.57 $173.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       7       8      11      15      22      27      32
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.08 $ 87.93 $ 37.59 $ 44.23 $ 50.06 $ 49.28 $ 56.74 $ 73.72 $ 81.99 $ 77.38
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       4       9      33      30      26      31      39
------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $105.82 $101.57 $ 59.90 $ 81.17 $ 92.14 $ 81.24 $ 96.02 $107.77 $101.09 $100.02
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       4      12      18      23      25      28      29      31
------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.66 $ 95.26 $ 47.70 $ 64.19 $ 79.71 $ 76.82 $ 88.82 $116.28 $125.15 $120.05
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      28      77      97     102     110     125     134     151
------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.60 $101.55 $102.39 $101.11 $ 99.85 $ 98.61 $ 97.37 $ 96.15 $ 94.95 $ 93.76
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      39      65      62      75      73      72      65      68
------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.78 $105.71 $ 54.99 $ 85.29 $111.42 $101.56 $109.07 $149.22 $146.31 $136.54
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       5      26      58      95     111     116     127     130
------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $105.12 $ 95.47 $ 55.87 $ 76.47 $ 86.98 $ 78.50 $ 93.30 $116.40 $117.00 $119.21
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       7      17      29      30      45      66      78
------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 99.43 $109.88 $104.12 $111.05 $110.58 $108.99 $109.24 $107.96 $ 96.59 $ 95.12
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      22      84      96      85      84      78      --      --
------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.62 $103.54 $ 95.55 $100.08 $105.00 $104.95 $106.39 $102.66 $104.32 $103.25
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       3      18      36      28      27      25      22      21
------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.91 $ 90.40 $ 58.80 $ 73.24 $ 90.99 $ 86.27 $ 98.42 $133.60 $138.32 $130.35
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      13      44      56      61      65      72      74      79
------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.02 $ 97.66 $ 55.74 $ 78.51 $ 90.23 $ 87.38 $102.62 $139.77 $149.94 $163.21
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       9      38      64      96     126     145     155     194
------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.89 $ 92.64 $ 54.86 $ 71.75 $ 80.11 $ 76.88 $ 85.69 $114.68 $129.61 $126.16
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       6      16      20      15      15      17      26      44
------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.62 $ 99.32 $ 71.00 $ 98.37 $113.94 $105.91 $125.95 $172.99 $177.31 $177.32
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       2      13      20      40      58      77      80      84
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.25%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $105.05 $ 99.59 $ 52.44 $ 71.08 $ 82.56 $ 76.41 $ 86.17 $116.70 $127.53 $130.97
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      11      16      17      18      17      16      15
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.50 $106.02 $107.54 $115.05 $120.66 $126.07 $131.31 $126.61 $129.72 $128.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       2      23      63      82     111     102      95      87
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $103.27 $ 98.14 $ 54.68 $ 76.55 $ 95.92 $ 87.26 $ 99.47 $137.69 $142.58 $138.65
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       5       9       9       8      10      10      11
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $102.93 $ 88.13 $ 55.86 $ 79.65 $ 98.25 $ 84.09 $ 95.34 $127.66 $132.79 $123.86
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       9      14      14      12      12      12      11
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.68 $103.56 $ 54.24 $ 84.88 $ 98.66 $ 92.73 $103.86 $139.07 $155.94 $163.68
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       3      10      17      18      19      18      20      21
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix III: Enhanced death benefit example

--------------------------------------------------------------------------------

In the second paragraph, the example is accurate, but assumes there were no allocations to the EQ/Intermediate Government Bond, EQ/Money Market and EQ/PIMCO Ultra Short Bond variable investment options, in addition to the assumptions listed.

                                     III-1

                 APPENDIX III: ENHANCED DEATH BENEFIT EXAMPLE

Appendix IV: Hypothetical illustrations

--------------------------------------------------------------------------------

The hypothetical illustrations in the prospectus are deleted and replaced with the following:

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to Age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an EQUI-VEST(R) At Retirement/SM/ contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.28)%, 3.72% for the EQUI-VEST(R) At Retirement/SM/ contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit and the Guaranteed minimum income benefit features. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the greater of 6% Roll-Up to age 85 and the Annual Ratchet to age 85 Guaranteed minimum death benefit charge and the Guaranteed minimum income benefit charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.50%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.28% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially.

                    APPENDIX IV: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
EQUI-VEST(R) AT RETIREMENT/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


-----------------------------------------------------------------------------------------------------------------------------
                                             GREATER OF 6% ROLL-UP
                                             TO AGE 85 OR THE                          LIFETIME ANNUAL    LIFETIME ANNUAL
                                             ANNUAL RATCHET                            GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                 TO AGE 85 GUARANTEED                      INCOME BENEFIT:    INCOME BENEFIT:
AGE   YEAR    ACCOUNT VALUE    CASH VALUE    MINIMUM DEATH BENEFIT TOTAL DEATH BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
-----------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%      6%      0%         6%         0%        6%        0%        6%       0%        6%
-----------------------------------------------------------------------------------------------------------------------------
60      0    100,000 100,000 100,000 100,000 100,000    100,000    100,000   100,000      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
61      1     96,395 102,395  96,395 102,395 106,000    106,000    106,000   106,000      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
62      2     92,793 104,800  92,793 104,800 112,360    112,360    112,360   112,360      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
63      3     89,188 107,209  89,188 107,209 119,102    119,102    119,102   119,102      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
64      4     85,577 109,619  85,577 109,619 126,248    126,248    126,248   126,248      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
65      5     81,953 112,025  81,953 112,025 133,823    133,823    133,823   133,823      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
66      6     78,311 114,419  78,311 114,419 141,852    141,852    141,852   141,852      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
67      7     74,646 116,796  74,646 116,796 150,363    150,363    150,363   150,363      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
68      8     70,952 119,148  70,952 119,148 159,385    159,385    159,385   159,385      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
69      9     67,222 121,468  67,222 121,468 168,948    168,948    168,948   168,948      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
70     10     63,451 123,749  63,451 123,749 179,085    179,085    179,085   179,085   10,584    10,584   10,584    10,584
-----------------------------------------------------------------------------------------------------------------------------
75     15     43,726 134,195  43,726 134,195 239,656    239,656    239,656   239,656   15,362    15,362   15,362    15,362
-----------------------------------------------------------------------------------------------------------------------------
80     20     21,815 141,882  21,815 141,882 320,714    320,714    320,714   320,714   21,841    21,841   21,841    21,841
-----------------------------------------------------------------------------------------------------------------------------
85     25          0 144,616       0 144,616       0    429,187          0   429,187   39,700    39,700   39,700    39,700
-----------------------------------------------------------------------------------------------------------------------------
90     30          0 144,696       0 144,696       0    429,187          0   429,187      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
95     35          0 144,792       0 144,792       0    429,187          0   429,187      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------



THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


EQUI-VEST(R) At Retirement/SM/ is issued by and is a registered service mark of
                     AXA Equitable Life Insurance Company.
 Co-distributed by affiliates AXA Advisors, LLC and/or AXA Distributors, LLC,
                          1290 Avenue of the Americas
                              New York, NY 10104.

                     AXA Equitable Life Insurance Company
                1290 Avenue of the Americas, New York, NY 10104
                                 212-554-1234

                    APPENDIX IV: HYPOTHETICAL ILLUSTRATIONS

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS


..   EQUI-VEST(R) VANTAGE/SM/

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

We offer the EQUI-VEST(R) Vantage/SM/ contract to fund certain Section 403(b) plans ("plans"). The EQUI-VEST(R) Vantage/SM/ contract is available to plans that meet our requirements, which may include requirements regarding plan vesting provisions. The EQUI-VEST(R) Vantage/SM/ contract may not currently be available in every state. Your financial professional can provide information about state availability.

We no longer offer the EQUI-VEST(R) Vantage/SM/ contract for establishing new units. We will continue to accept contributions for existing participants and new participants can continue to be enrolled in existing units.

EQUI-VEST(R) Vantage/SM/ is a group variable deferred annuity contract. Either the plan trustee or the employer will be the EQUI-VEST(R) Vantage/SM/ contract holder. Certain rights may be exercised by employees covered under an employer's plan (the "participants"). These rights will be set forth in a participation certificate provided to each participant. The 12-month period beginning on the participant's participation date and each 12-month period thereafter is a "participation year." The "participation date" is the date we receive a participant's properly completed and signed enrollment form and any other required documents at our processing office. "Contract date" is the date following our acceptance of a properly completed and signed application (and other required documents). The 12-month period beginning on a contract date and each 12-month period after that is a "contract year." The end of each 12-month period is the "contract anniversary." Terms and other provisions not defined or modified in this Supplement are the same as in the prospectus./(1)/

The group annuity contract that covers the qualified plan in which you participate is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under this contract. In the absence of a specific written arrangement to the contrary, you, as the participant under this contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

We offer the EQUI-VEST(R) Vantage/SM/ contract to purchasers on the same basis and under the same terms and conditions described in the prospectus as those that apply to EQUI-VEST(R) Series 100 and 200 contracts, except for certain material differences described in this Supplement. You should be aware that an annuity contract that is a Tax Sheltered Annuity (TSA), such as the EQUI-VEST(R) Vantage/SM/, does not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before participating in EQUI-VEST(R) Vantage/SM/ TSA, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of this annuity with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the prospectus.)

                              -------------------

See "Tax information" in the prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

We may at some future time, under certain conditions and subject to applicable law, allow a current owner of an EQUI-VEST(R) series 100, series 200, or series 600 TSA contract to exchange it for participation in an EQUI-VEST(R) Vantage/SM/ contract. An exchange for participation in an EQUI-VEST(R) Vantage/SM/ contract may or may not be advantageous, based on all of the circumstances, including a comparison of contractual terms and conditions, and charges and deductions. We will provide additional information upon request at such time as exchanges may be permitted.

Material differences between EQUI-VEST(R) Vantage/SM/ and the provisions of the EQUI-VEST(R) series 100 and 200 contracts described in the prospectus include the information above as well as the following:

1. THE FOLLOWING PARAGRAPH IS ADDED TO THE "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS AT A GLANCE -- KEY FEATURES" TABLE UNDER "TAX ADVANTAGES" IN THE PROSPECTUS:
-------------
(1)This Supplement distinguishes between "contract" and "participation certificate" as well as "contract holder" and "participant" when describing the EQUI-VEST(R) Vantage/SM/ product. The prospectus does not make these distinctions and generally uses the terms "you" and "your" when referring to the person who has the right or responsibility that the prospectus is discussing at that point, and to "contract" when referring to the participation certificate or contract that includes the right being discussed. In this Supplement, unless otherwise stated, "you" and "your" refers to the participant.


                                                                         #37157

                                                               EV Vantage (900)

   EQUI-VEST(R)            You should be aware that electing the optional
   VANTAGE/SM/ TAX         "enhanced death benefit" may have limited usefulness
   ADVANTAGES              due to the effect of Required Minimum Distributions
                           ("RMDs"). Your required withdrawals reduce this benefit and may have the effect of eliminating your ability to utilize the entire benefit. You should consult with your tax adviser and consider whether you can satisfy your RMD from another similar qualified source prior to purchasing this benefit.

2. THE FOLLOWING IS ADDED AS A NEW HEADING TO THE "EQUI-VEST(R)
   EMPLOYER-SPONSORED RETIREMENT PLANS AT A GLANCE -- KEY FEATURES" TABLE BEFORE "PAYOUT OPTIONS" IN THE PROSPECTUS:

   EQUI-VEST(R)            The contract provides a death benefit for the
   VANTAGE/SM/ DEATH       beneficiary should you die. The death benefit is
   BENEFIT PROTECTION      equal to your account value or the minimum death
                           benefit, whichever is higher. However, if you elect the optional enhanced death benefit, the death benefit is equal to your account value or the enhanced death benefit, whichever is higher.

3. THE FOLLOWING IS ADDED TO THE "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS AT A GLANCE -- KEY FEATURES" TABLE UNDER "FEES AND CHARGES" IN THE
   PROSPECTUS:

------------------------------------------------------------------
FEES AND CHARGES FOR      .   Separate account charge deducted
EQUI-VEST(R) VANTAGE/SM/      daily on amounts invested in
                              variable investment options: Varies
                              by employer group, annual rate
                              ranges between 0.50% -- 0.90%.

                          .   Annual administrative charge: There
                              is no annual administrative charge.

                          .   Charge for third-party transfer
                              (such as in the case of a direct
                              plan-to-plan transfer of the
                              account value or a contract
                              exchange under the same 403(b) plan
                              to an "employer-designated funding
                              vehicle" or a direct rollover to
                              another eligible retirement plan:
                              $25 current ($65 maximum) per
                              occurrence per participant.

                          .   Charges for certain optional
                              special services.

                          .   No sales charge deducted at the
                              time contributions are made.

                          .   Withdrawal charge: We deduct a
                              charge of up to 6% of the amount
                              withdrawn from your account value
                              for withdrawals made (or of the
                              defaulted loan amount, if
                              applicable) in the first five
                              contract years or participation
                              years, depending upon the
                              employer's group. The total of all
                              withdrawal charges may not exceed
                              8% of all contributions
                              attributable to the participant in
                              the first five contract or
                              participation years (as applicable)
                              that are permitted to be withdrawn.

                          .   We deduct a charge designed to
                              approximate certain taxes that may
                              be imposed on us, such as premium
                              taxes in your state. The charge is
                              generally deducted from the amount
                              applied to an annuity payout option.

                          .   We deduct an annual charge equal to
                              0.15% of the account value on each
                              participation date anniversary if
                              you elect the optional enhanced
                              death benefit.

                          .   Annual expenses of the Trusts'
                              portfolios are calculated as a
                              percentage of the average daily net
                              assets invested in each portfolio.
                              Please see "Fee table" later in
                              this Supplement for details.

                          .   For variations, including
                              variations in fees and charges for
                              certain contract owners in the
                              State of Texas, please see Appendix
                              II.
------------------------------------------------------------------

4. VARIABLE INVESTMENT OPTIONS

The Variable Investment Options available under the contract are subject to state regulatory approval and availability under your employer's plan. The Class IB/B shares of either AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts") are available under EQUI-VEST(R) Vantage/SM/ contracts. The contracts described in the EQUI-VEST(R) Employer-Sponsored Retirement Plans prospectus include Class IA shares of certain Trusts, which are not offered under EQUI-VEST(R) Vantage/SM/ contracts.

5. THE FOLLOWING TABLE AND EXAMPLE ARE ADDED BEFORE "CONDENSED FINANCIAL INFORMATION" IN "FEE TABLE" IN THE PROSPECTUS:

FEE TABLE

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the EQUI-VEST(R) Vantage/SM/ certificate. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you make certain withdrawals, surrender your certificate, purchase a Variable Immediate Annuity payout option or make certain transfers and rollovers. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

-----------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME
 YOU REQUEST CERTAIN TRANSACTIONS
-----------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of the
amount withdrawn (deducted when you surrender your
certificate or make certain withdrawals)                6.00%

Charge for third-party transfer or direct rollover/(1)/ $65 maximum per participant for each occurrence;
                                                        currently $25 per participant for each occurrence.

SPECIAL SERVICES CHARGES

..   Wire transfer charge/(2)/                           $90 (current and maximum)

..   Express mail charge/(2)/                            $35 (current and maximum)
-----------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you have your certificate, not including underlying trust portfolio fees and expenses.

-----------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH
 PARTICIPATION DATE ANNIVERSARY
-----------------------------------------------------------
Maximum annual administrative charge                    $0

---------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT
 OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET
 ASSETS
---------------------------------------------------------------------------------
Separate Account annual expenses/(3)/                   0.50% to 0.90% (maximum)

--------------------------------------------------------------
 CHARGES WE DEDUCT FROM THE ACCOUNT VALUE EACH YEAR IF
 YOU ELECT THE OPTIONAL ENHANCED DEATH BENEFIT
--------------------------------------------------------------
Optional enhanced death benefit charge (as a
percentage of your account value) is deducted annually
on each participation date anniversary                  0.15%
--------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own your certificate. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year.
More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.

-----------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL
 PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2015
(expenses that are deducted from portfolio assets
including management fees, 12b-1 fees, service fees,    Lowest Highest
and/or other expenses)/(4)/                             0.61%  2.09%
-----------------------------------------------------------------------


Notes:



(1)This charge will never exceed 2% of the amount disbursed or transferred.
(2)Unless you specify otherwise, this charge will be deducted from the amount you request.
(3)For mortality and expense risks, and administrative and financial accounting expenses. A portion of this charge is for providing the death benefit.

(4)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2015, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio. The "Highest" represents the total annual operating expenses of the All Asset Aggressive-Alt 25 Portfolio. For more information, see the prospectuses for the portfolios.

EXAMPLES: EQUI-VEST(R) VANTAGE/SM/ CONTRACTS

These examples are intended to help you compare the cost of investing in the EQUI-VEST(R) Vantage/SM/ contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The examples below show the expenses that a hypothetical certificate holder would pay in the situations illustrated.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the withdrawal charge, the optional enhanced death benefit charge, the third-party transfer or direct rollover charge and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

Please note that the charges that would apply under your certificate may be lower if: (i) your participation is under a contract with lower Separate Account A charges; (ii) your participation is under a contract that either no longer has a withdrawal charge, or has a lesser percentage withdrawal charge, or has a shorter withdrawal charge period associated with it than is used in the examples; or (iii) you have not elected the optional enhanced death benefit. The EQUI-VEST(R) Vantage/SM/ contracts were first offered on January 14, 2002.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the certificate for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this Supplement; (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; (iii) that the optional enhanced death benefit has been elected; (iv) there is no waiver of the withdrawal charge; and (v) the Contract Year and Participation Year are the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


------------------------------------------------------------------------------------------------------
                                                                IF YOU SURRENDER YOUR CONTRACT AT THE
                                                                END OF THE APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------------------
                                                                1 YEAR   3 YEARS   5 YEARS  10 YEARS
------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and expenses of any of the Portfolios   $940    $1,637    $2,250    $3,561
------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and expenses of any of the Portfolios   $794    $1,201    $1,517    $2,022
------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
                                                                IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                                THE END OF THE APPLICABLE TIME PERIOD
--------------------------------------------------------------------------------------------------------
                                                                1 YEAR    3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and expenses of any of the Portfolios   $330     $1,006    $1,706     $3,561
--------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and expenses of any of the Portfolios   $174     $  540    $  930     $2,022
--------------------------------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Supplement for the unit values and number of units outstanding as of the period shown for each of the variable investment options available as of December 31, 2015.

6. THE FOLLOWING INFORMATION IS ADDED TO THE CHART IN THE SECTION ENTITLED "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS:


----------------------------------------------------------------------------------------
 CONTRACT TYPE   SOURCE OF CONTRIBUTIONS             LIMITATIONS ON CONTRIBUTIONS
----------------------------------------------------------------------------------------
EQUI-VEST(R)       .   Employer Contributions:         .   For 2016, maximum amount of
VANTAGE/SM/            Contributions made by the           employer and employee
                       Employer under the Plan,            contributions is generally
                       other than those described          the lesser of $53,000 or
                       in the items below.                 100% of compensation, with
                   .   Employer Matching                   maximum salary reduction
                       Contributions: Employer             contribution of $18,000.
                       Contributions matching          .   If your employer's plan
                       Salary Reduction                    permits and you are at least
                       Contributions under the             age 50 at any time during
                       terms of the Plan.                  2016, additional salary
                   .   Qualified Non-Elective and          reduction "catch-up"
                       Qualified Matching                  contributions totalling up
                       Contributions: Contributions        to $6,000 can be made.
                       made by the Employer to meet    .   All salary reduction
                       the requirements of the non-        contributions (whether
                       discrimination tests set            pre-tax or designated Roth)
                       forth in the Code.                  may not exceed the total
                   .   Salary Reduction                    maximum for the year (for
                       Contributions (Elective             2016, $18,000 and age 50
                       Deferral Contributions):            catch-up of $6,000).
                       Contributions under a salary    .   Rollover or direct transfer
                       reduction agreement that an         contributions after age
                       employee enters into with           70 1/2 must be net of any
                       the Employer under the Plan.        required minimum
                   .   Only if plan permits,               distributions.
                       "designated Roth"               .   Aggregate direct rollover
                       contributions under Section         and direct transfer
                       402A of the Code.                   contributions must meet AXA
                   .   Rollover Contributions:             Equitable's anticipated
                       Contributions of eligible           minimum contribution
                       rollover distributions              requirements or meet minimum
                       directly or indirectly from         plan participation
                       another eligible retirement         requirements.
                       arrangement.                    .   Different sources of
                   .   Non-Roth After-Tax                  contributions and earnings
                       Contributions: Amounts              may be subject to withdrawal
                       reported by the Employer as         restrictions.
                       having non-Roth after-tax       .   We currently do not accept
                       consequences under the Code.        rollovers of non-Roth
                   .   Direct Transfer                     after-tax funds except as
                       Contributions: Amounts              direct rollovers from 403(b)
                       directly transferred (either        plans (we separately account
                       a plan-to-plan direct               for these rollover
                       transfer or contract                contributions).
                       exchange under the same
                       403(b) plan).
                   .   Additional "catch-up"
                       contributions.
----------------------------------------------------------------------------------------


7. THE FIRST PARAGRAPH UNDER "OWNER AND ANNUITANT REQUIREMENTS" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS IS REPLACED IN ITS ENTIRETY BY THE
   FOLLOWING:

   For the following employer-funded programs, the employee must be the owner on the contract: SEP-IRA, SARSEP-IRA, SIMPLE-IRA, TSA, University TSA (other than EQUI-VEST(R) Vantage/SM/ contracts) and Annuitant HR-10.

8. THE FOLLOWING IS ADDED AS THE LAST SECTION IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS:

UNALLOCATED ACCOUNT

When we receive cash transferred from a prior funding vehicle, the transferred amount will be credited as one lump sum to the plan's unallocated account. Any amount held in the plan's unallocated account becomes part of our guaranteed interest option and will be credited with interest at the rate applicable to amounts held in the guaranteed interest option. The transferred amount will remain in the plan's unallocated account until we have received all the information we require, including properly completed forms, to effect a transfer from the plan's unallocated account to a participant account. With respect to each participant, we will allocate amounts to each participant's account only after the employer provides instructions that are acceptable and necessary in order to complete the allocation process. We reserve the right to limit the period during which such instructions may be received to no more than 10 days from the initial transfer into the plan's unallocated account and to return funds to the employer for which transfer information has not been timely received in good order. In no event will we hold the transferred assets in the unallocated account for more than 105 days from the contract date. Under no circumstances will we be required to transfer to participant accounts an amount in aggregate greater than the amount deposited by the employer plus such interest as we credited to the unallocated account, unless otherwise expressly agreed upon between the employer and us.

The employer is solely responsible for effectuating the asset transfers in accordance with all applicable laws and regulations.

9. THE FOLLOWING IS ADDED AT THE END OF THE FIRST PARAGRAPH UNDER "WITHDRAWING YOUR ACCOUNT VALUE" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS:

Except as set forth in the following sentence, you may only withdraw amounts from your account value that are 100% vested subject to the employer's approval, plan rules and applicable laws. You may, however, transfer any non-vested account value attributable to you under the contract to another annuity contract, employer designated funding vehicle or other funding vehicle permitted by the employer and permitted under the tax law. Any withdrawal request you make requires contract holder approval. In addition, in many instances if you are under age 59 1/2, your ability to withdraw funds from an EQUI-VEST(R) Vantage/SM/ contract may be limited by the plan and section 403(b) of the Code. For example, amounts attributable to salary reduction contributions may not be withdrawn unless due to your death, disability or severance from employment with the employer who provided the funds. Also, you may be able to withdraw salary reduction contributions only (that is, no earnings) on account of hardship under federal income tax rules.

10.THE FOLLOWING IS ADDED AS A NEW SECTION FOLLOWING "WITHDRAWING YOUR ACCOUNT
   VALUE" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS:

FORFEITURES

A 403(b) plan may have a vesting schedule applicable to some or all employer contributions. Forfeitures can arise when a participant who is not fully vested under a plan separates from service. 403(b) plan participants should consult the plan administrator to learn more about the vesting schedule. When a forfeiture occurs, we will withdraw any unvested portion of a 403(b) plan participant's cash value and deposit such amount in a forfeiture account in the contract. The plan administrator must tell us the unvested balance. We allocate amounts in the forfeiture account to the guaranteed interest option, unless otherwise agreed to by the contract holder and us.

Forfeited account values may be reallocated to active plan participants in accordance with the terms of the plan. Special rules apply to how the withdrawal charge, if any, will apply when forfeitures have occurred. See "Withdrawal Charge for EQUI-VEST(R) Vantage/SM/ contracts" under "Charges and expenses" in this Supplement.

11.THE FOLLOWING IS ADDED AS THE LAST SENTENCE OF THE FIRST PARAGRAPH UNDER
   "LOANS UNDER TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE TRUSTEED CONTRACTS" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS:

Any participant loan requests require contract holder approval.

12.THE FOLLOWING IS ADDED AFTER THE SECTION ENTITLED "TERMINATION" IN
   "ACCESSING YOUR MONEY" IN THE PROSPECTUS:

EQUI-VEST(R) VANTAGE/SM/ TERMINATION OF PARTICIPATION

We may terminate your participation under the EQUI-VEST(R) Vantage/SM/ contract and pay out your account value if:

(1)your account value is less than $500 and we have not received contributions on your behalf for a period of three years;

(2)you request a partial withdrawal that reduces your account value to an amount of less than $500;

(3)we have not received any contributions on your behalf within 120 days from your participation date; or

(4)the plan is no longer qualified under Section 403(b) of the Code and the EQUI-VEST(R) Vantage/SM/ contract is terminated by us.

We will deduct the amount of any outstanding loan balance and any applicable withdrawal charge from the account value when we terminate a participant's participation under the contract.

The contract holder may discontinue an EQUI-VEST(R) Vantage/SM/ contract. Discontinuance of a contract means that the contract holder will not permit any further salary deferral or employer contributions to be made under the contract. If an EQUI-VEST(R) Vantage/SM/ contract is discontinued the contract holder may withdraw any cash value in the forfeiture account, as well as any portion of the account value attributable to a participant that is not vested and: (i) transfer, exchange or directly roll over such amounts to another employer-designated funding vehicle; or (ii) transfer, distribute or directly roll over such amounts in any other manner permitted under section 403(b) of the Code and the terms of the plan. If an EQUI-VEST(R) Vantage/SM/ contract is discontinued, if and as permitted under the plan, the participant may withdraw any portion of the account value attributable to the participant under the contract that is vested and: (i) transfer, exchange or directly roll over such amounts to the employer-designated funding vehicle or permit the contract holder to do so; (ii) directly roll over such amounts to another eligible retirement plan (iii) retain such amounts, if permitted under federal tax law; or (iv) maintain such account value with us. If the account value remains with us, such amounts will continue to be subject to withdrawal charges based upon the contract holder's original withdrawal charge schedule.

An EQUI-VEST(R) Vantage/SM/ contract may be terminated only after all participation under the contract is terminated.

13.THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES ISSUED IN
   NEW YORK -- FIXED MATURITY OPTIONS/(1)/" IN "CHARGES AND EXPENSES" IN THE
   PROSPECTUS:

CHARGES UNDER EQUI-VEST(R) VANTAGE/SM/ CONTRACTS

For both new and established groups or sponsored arrangements that have formally requested a contract proposal from us, our prices may be negotiable. Price variations may impact the financial professional's compensation. An employer or plan administrator should ask about possible fee reductions or contract adjustments based on its situation. It would be in your best interest for your employer to formally request a contract proposal from us. Any variation in charges, pricing or benefits will reflect differences in our costs of selling the contracts and/or the contract services we or your financial professional provide and will not be unfairly discriminatory. For more information, please see "Variations in charges" in "Charges and expenses" in the prospectus.

CHARGE AGAINST THE SEPARATE ACCOUNT

We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate that can vary by group between 0.50% to 0.90% of daily net assets attributable to all certificates under the group contract. Differences in this charge are due to variations in group characteristics which may include:

..   the factors on which the mortality and expense risks charge and administration charges are based,

..   the extent to which certain administrative functions in connection with the
    TSA contracts are to be performed by us or by the contract holder,


..   the total amount of Plan assets.


The mortality risk we assume is the risk that participants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts. A participant's certificate will set forth the applicable separate account charge.

We will determine the separate account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) Vantage/SM/ contracts.

CHARGE FOR THIRD-PARTY TRANSFER OR ROLLOVER

We may deduct a charge for making a direct transfer or rollover of amounts from your certificate to a third party. A third party transfer is where you ask us to directly transfer or directly roll over funds from your certificate to an employer designated funding vehicle or any other permissible funding vehicle offered by another provider. The charge is currently $25 ($65 maximum) per occurrence per participant. This charge will never exceed 2% of the amount disbursed or transferred. This charge will also be imposed on each third-party transfer out of the contract's forfeiture account into another permissible funding vehicle. This charge does not apply to reallocations from the forfeiture account to participant annuity accounts under the contract. Transfers are subject to any required employer approval. We will deduct this charge and any withdrawal charge that applies from your account value.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

CHARGE FOR OPTIONAL ENHANCED DEATH BENEFIT

If you elect the optional enhanced death benefit, we deduct a charge annually from your account value on each anniversary of your participation date. The charge is equal to 0.15% of your account value on the participation date anniversary.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

WITHDRAWAL CHARGE FOR EQUI-VEST(R) VANTAGE/SM/ CONTRACTS

A withdrawal charge will apply during either the first 5 contract years or the first 5 participation years, as set forth in the contract and participation certificate. Differences in the period for which and circumstances under which this charge applies are due to variations in group characteristics including the total amount of Plan assets. We will determine the period of and circumstances under which the withdrawal charge applies pursuant to our established procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) Vantage/SM/ contracts.

If you participate in a contract where the withdrawal is on a contract year basis, rather than a participant year basis, a withdrawal charge will apply to amounts withdrawn from the contract during the first 5 contract years only if:
(i) you transfer or directly roll over your account value to another annuity contract, employer designated funding vehicle or other funding vehicle permitted under the tax law; or (ii) the contract holder withdraws amounts from the contract and transfers or directly rolls over amounts to another 403(b) employer-designated funding vehicle or transfers or distributes amounts in any other manner permitted under section 403(b) of the Code during the withdrawal charge period.

If you participate in a contract where the withdrawal is on a participant year basis, rather than a contract year basis, a withdrawal charge will apply except when:

(1)You withdraw no more than 10% of the vested account value each participation year under the contract.

(2)You have reached age 55 and retired or have severed from employment with the employer.

(3)The withdrawal is made to satisfy minimum distribution requirements.

(4)You elect a withdrawal that qualifies as a hardship withdrawal under the Code.

(5)You die and a death benefit is payable to the beneficiary.

(6)The withdrawal is made to provide an annuity from AXA Equitable requested by the employer.

(7)You qualify to receive Social Security disability benefits as certified by the Social Security Administration or you are totally disabled. Total disability is your incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and you must continue to be deemed totally disabled.

   Written notice of claim must be given to us during the your lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, you must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that you meet the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to give proof within such time. Provided such proof is furnished as soon as reasonably possible and in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

(8)We receive proof satisfactory to us that your life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician).

(9)You are confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   -- it provides continuous room and board to three or more persons;

   -- it is supervised by a registered nurse or licensed practical nurse;

   -- it keeps daily medical records of each patient;

   -- it controls and records all medications dispensed; and

   -- its primary service is other than to provide housing for residents.

The withdrawal charge will apply if the condition as described in items 7 through 9 above existed at the time participation under the contract began or if the condition began within the 12 month period following such participation.

In instances where a withdrawal charge applies, other than where your participation under the contract is terminated, in order to give you the exact dollar amount of the withdrawal requested, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the amount of the withdrawal and the withdrawal charge pro rata from the variable investment options and from the guaranteed investment option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options. If we make up the required amounts from the fixed maturity options, a market value adjustment will apply. In the case where you terminate participation under the contract, we will pay your account value after the withdrawal charge has been imposed (cash value).

The withdrawal charge is equal to 6% of the amount withdrawn (or the defaulted loan amount, if applicable) from your account value during the first four contract or participation years, as applicable and 5% of the amount withdrawn (or the defaulted loan amount) from your account value during the fifth contract or participation year, as applicable. The total of all withdrawal charges will never exceed 8% of all contributions made under your certificate during the first five contract or participation years, as applicable, that are permitted to be withdrawn.

FORFEITED ACCOUNT VALUE. If a portion of your account value is forfeited under the terms of the plan, a withdrawal charge will be assessed only against the vested contribution amounts. If the contract holder withdraws the forfeited amount from the contract, a withdrawal charge, if applicable, will be imposed at that time.

14.THE FOLLOWING IS ADDED AS A NEW SECTION AFTER "DEATH BENEFIT" IN "PAYMENT OF
   DEATH BENEFIT" IN THE PROSPECTUS:

EQUI-VEST(R) VANTAGE/SM/ DEATH BENEFIT

The Equi-Vest(R) Vantage/SM/ contract provides a Death Benefit. If you do not elect the enhanced death benefit described below, the death benefit is equal to your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, less any outstanding loan or the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, any taxes that apply and less any outstanding loan balances (including any accrued, but unpaid, interest).

EQUI-VEST(R) VANTAGE/SM/ ENHANCED DEATH BENEFIT

For an additional annual fee you may elect the enhanced death benefit.

If you elect the enhanced death benefit, the standard death benefit described above will not apply. You may elect the enhanced death benefit only at the time you apply to participate under the EQUI-VEST(R) Vantage/SM/ contract. Additionally, to elect this benefit, you must be younger than age 76 when participation under the contract begins. Once you elect this benefit, you may not cancel it as long as you continue participation in the contract.

The death benefit is equal to your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of your death, any required instructions for the method of payment, information and forms necessary to effect payment (less any outstanding loan) or the enhanced death benefit as of the date of your death.

On the participation date, your enhanced death benefit equals your initial contribution. Then, on each third participation date anniversary until you are age 85, we will determine your enhanced death benefit by comparing your current enhanced death benefit to your account value on that third participation date anniversary. If your account value is higher than your enhanced death benefit, we will increase your enhanced death benefit to equal your account value. On the other hand, if your account value on any third contract date anniversary is less than your enhanced death benefit, we will not adjust your enhanced death benefit either up or down.

If you make additional contributions, we will increase your current enhanced death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your account value, we will adjust your death benefit on the date you take the withdrawal.

HOW WITHDRAWALS AFFECT THE STANDARD DEATH BENEFIT AND THE ENHANCED DEATH BENEFIT

Each withdrawal you make will reduce the amount of your current standard death benefit or enhanced death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current standard death benefit or enhanced death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your enhanced death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new enhanced death benefit after the withdrawal would be $24,000 ($40,000-$16,000).

15.THE FIRST BULLET UNDER "TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS) --
   CONTRIBUTIONS TO TSAS" IN "TAX INFORMATION" IN THE PROSPECTUS IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

  . Annual contributions made through the employer's payroll, which may include your salary reduction contributions and employer contributions. Some employer contributions may be subject to forfeiture under an employer's plan.

16.THE FOLLOWING SENTENCE IS ADDED AT THE END OF THE FINAL PARAGRAPH UNDER
   "TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS) -- ROLLOVER CONTRIBUTIONS" IN "TAX INFORMATION" IN THE PROSPECTUS:

We separately account for rollover contributions to EQUI-VEST(R) Vantage/SM/ contracts.

17.THE FOLLOWING SENTENCE IS ADDED AT THE END OF THE FIRST PARAGRAPH UNDER
   "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS -- WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" IN THE PROSPECTUS:

The plan may also impose withdrawal restrictions on employer contributions and related earnings.

18.THE FOLLOWING SENTENCE IS ADDED AT THE END OF THE FINAL PARAGRAPH UNDER
   "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS -- WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" IN THE PROSPECTUS:

We separately account for rollover contributions to EQUI-VEST(R) Vantage/SM/ contracts.

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under the contract at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.90%, 0.70% and 0.50%. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.

EQUI-VEST(R) VANTAGE/SM/ CONTRACTS


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET AGGRESSIVE-ALT 25
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $107.85 $109.35 $103.61
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       3       4
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET GROWTH-ALT 20
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      -- $104.60 $119.19 $113.99 $126.51 $143.08 $145.18 $138.18
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       2       4       7      10      12      12
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET MODERATE GROWTH-ALT 15
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $104.33 $105.90 $101.03
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 AMERICAN FUNDS INSURANCE SERIES(R) BOND FUND/SM/
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 96.50 $100.55 $ 99.57
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       6      11
--------------------------------------------------------------------------------------------------------------------------
 AXA 400 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $106.26 $ 96.65 $111.55 $145.56 $156.94 $150.69
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA 500 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $103.35 $ 98.58 $112.17 $145.55 $162.40 $161.52
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       1       2
--------------------------------------------------------------------------------------------------------------------------
 AXA 2000 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $105.10 $ 93.16 $106.58 $145.12 $149.64 $140.73
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $151.47 $159.36 $ 96.03 $121.13 $135.74 $124.42 $140.78 $176.39 $183.05 $178.21
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           5       9      19      70     120     155     191     255     283     301
--------------------------------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.55 $116.64 $120.67 $118.82
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       3       4       6
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $115.00 $120.57 $106.32 $115.72 $123.01 $124.22 $128.74 $133.12 $135.37 $133.82
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       2       3      12      24      31      37      46      56      58
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



----------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                         -   -------------------------------------------------------------------------------
                                              2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
----------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --      --      --      --      -- $102.93 $112.73 $115.97 $114.40
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --      --      --      --      --       1       1       1       2
----------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --      --      --      --      -- $101.61 $105.11 $106.87 $105.73
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --      --      --      --      --       1       1       2       1
----------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $122.77 $128.34 $102.48 $116.20 $125.60 $123.59 $131.51 $143.67 $146.88 $144.61
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             4       7      10      28      50      65      79      96     103     113
----------------------------------------------------------------------------------------------------------------------------
 AXA GLOBAL EQUITY MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $350.50 $493.27 $208.48 $310.04 $342.45 $297.57 $344.97 $411.47 $414.64 $403.82
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             1       2       2       3       4       3       2       6       6       6
----------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL CORE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $139.38 $159.14 $ 86.97 $116.64 $126.25 $103.93 $119.79 $139.51 $129.63 $122.89
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             5       5       6      10      23      28      30      33      46      49
----------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --      --      -- $104.38 $ 86.84 $100.34 $120.42 $111.65 $107.98
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --      --      --      --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL VALUE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $160.43 $175.18 $ 98.96 $127.74 $134.27 $111.55 $129.86 $153.56 $141.26 $135.56
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            14      20      21      36      49      44      46      52      51      50
----------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP CORE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $106.56 $109.70 $ 68.05 $ 85.32 $ 96.54 $ 91.62 $104.40 $136.11 $150.56 $149.76
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             1       1       1       3       5       5       5       5       6       6
----------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP GROWTH MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 93.95 $107.65 $ 65.89 $ 88.06 $ 99.88 $ 95.36 $107.48 $144.21 $158.75 $163.67
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             5       3       3       3       5       5       4       6      24      24
----------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP VALUE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $147.18 $139.21 $ 78.18 $ 93.31 $104.20 $ 98.03 $112.55 $147.76 $164.33 $156.31
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            18      16      15      14      17      16      15      31      30      29
----------------------------------------------------------------------------------------------------------------------------
 AXA MID CAP VALUE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $178.95 $174.50 $104.51 $140.70 $170.75 $153.26 $180.17 $237.61 $261.07 $249.56
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             4       4       4       6       8       7       6      12      12      11
----------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $143.03 $150.62 $112.73 $130.72 $142.39 $137.73 $148.50 $166.46 $169.97 $166.95
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             9      13      15      19      33      41      42      78      75      77
----------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE GROWTH STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $104.17 $120.66 $125.56 $123.45
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       3       7      11
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $143.50 $151.29 $102.29 $123.62 $136.66 $128.72 $142.26 $168.88 $173.67 $169.88
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          16      35      59     160     246     297     342     393     417     425
--------------------------------------------------------------------------------------------------------------------------
 AXA/AB DYNAMIC MODERATE GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.50 $119.15 $123.72 $121.85
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       2       3
--------------------------------------------------------------------------------------------------------------------------
 AXA/AB SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $139.15 $160.90 $ 88.24 $118.65 $156.68 $154.27 $176.70 $241.96 $248.36 $238.96
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           4       4       4       4       4       4       4       5       4       4
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN BALANCED MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $104.43 $105.62 $ 71.38 $ 92.33 $101.84 $101.01 $111.34 $126.42 $133.05 $127.85
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       7       6       8      12      12      11      14      16      20
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $103.24 $ 98.12 $ 64.76 $ 82.29 $101.33 $ 90.80 $105.13 $142.40 $144.12 $133.49
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       2       3       3       2       3       3       3
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   -- $ 95.43 $ 59.69 $ 75.98 $ 83.12 $ 78.72 $ 89.49 $109.34 $114.29 $110.08
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       3       6       8       9      10      12      13      15
--------------------------------------------------------------------------------------------------------------------------
 AXA/LOOMIS SAYLES GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $117.07 $140.16 $ 93.21 $119.84 $128.52 $131.03 $146.18 $184.38 $197.01 $217.73
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       1       2       5       7       8       8       8       8
--------------------------------------------------------------------------------------------------------------------------
 AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $107.25 $108.03 $ 66.27 $ 82.17 $ 91.15 $ 86.31 $ 97.68 $125.14 $136.04 $131.61
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       1       2       6       6       6       8       8       8
--------------------------------------------------------------------------------------------------------------------------
 AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $107.73 $108.98 $ 63.91 $ 82.36 $ 88.15 $ 80.10 $ 94.73 $119.17 $119.40 $115.20
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       1       3       7       8       8      11      12      14
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ MULTI-SECTOR BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.02 $110.41 $ 83.70 $ 90.94 $ 96.10 $100.07 $104.45 $102.61 $104.11 $102.51
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           5       5       5       5       5       5       4       5       4       4
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $133.44 $137.10 $ 78.65 $104.86 $132.65 $110.84 $122.33 $179.16 $172.91 $161.00
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       3       2       3       4       5       5       5       5       5
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $215.15 $192.22 $118.36 $148.28 $182.96 $164.97 $190.90 $270.01 $253.90 $218.57
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          10      13      12      12      13      12      11      13      12      11
--------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $189.64 $190.15 $119.54 $154.34 $171.74 $164.91 $185.71 $253.48 $275.57 $256.30
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           4       4       4       4       4       6       6      10      11      14
--------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $129.46 $133.03 $ 89.25 $ 98.66 $113.13 $111.67 $130.28 $170.11 $183.20 $178.46
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       2       3       8      13      15      17      24      24      23
--------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 93.45 $103.84 $ 56.37 $ 73.12 $ 81.53 $ 81.02 $ 93.73 $124.77 $140.48 $139.88
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           3       3       4       4       5       5       5       7       7       8
--------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $136.03 $137.03 $ 81.94 $106.74 $122.49 $126.25 $146.89 $191.81 $210.07 $212.16
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          14      25      22      24      23      16      14      14      14      14
--------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $122.83 $125.96 $ 70.15 $ 89.22 $102.45 $102.06 $116.92 $153.49 $170.44 $168.82
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           6       7       8       8      13      13      11      50      47      45
--------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $118.73 $121.31 $109.47 $111.40 $116.78 $121.28 $123.99 $120.91 $122.72 $122.14
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           4       6       7      13      16      17      22      26      31      35
--------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 94.70 $ 90.88 $ 73.72
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $122.77 $127.68 $ 79.31 $ 98.92 $112.13 $112.80 $128.81 $167.88 $187.96 $187.73
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          12      11      11      12      14      14      15      29      32      36
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $117.15 $120.07 $102.54 $118.51 $128.75 $129.31 $134.87 $148.34 $149.42 $151.95
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       3       4       5       6       6       7
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $137.99 $149.46 $102.70 $143.97 $189.25 $180.99 $211.38 $291.41 $297.64 $278.15
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           2       5       8      18      37      54      67      92     103     114
--------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $100.03 $108.35 $114.34 $115.54 $121.72 $125.93 $129.44 $125.05 $125.03 $119.19
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       5       7      12      19      23      24      25      25
--------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $101.58 $102.59 $ 98.52
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $133.20 $141.06 $144.81 $140.25 $144.85 $151.15 $151.25 $147.43 $148.34 $147.64
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           2       2       2       2       2       2       2       2       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $148.60 $164.52 $ 80.34 $101.19 $105.51 $ 91.81 $105.78 $127.34 $117.49 $113.94
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          12      11      10      10      12      12      11      19      19      19
--------------------------------------------------------------------------------------------------------------------------
 EQ/INVESCO COMSTOCK
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $120.15 $116.08 $ 72.53 $ 92.30 $105.39 $102.37 $120.13 $160.76 $173.52 $161.31
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       1       2       4       4       5       8      24      28
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $130.93 $128.17 $ 76.49 $100.30 $111.64 $104.85 $120.58 $162.26 $183.92 $178.11
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1      --      --       1       1       1       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 71.34 $ 80.58 $ 50.89 $ 68.69 $ 78.93 $ 80.07 $ 91.03 $119.52 $132.94 $138.15
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           6       9       9      11      14      18      23      27      34      44
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $112.77 $105.13 $ 45.11 $ 53.26 $ 60.50 $ 59.76 $ 69.05 $ 90.04 $100.49 $ 95.17
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       1      10       6      19      20      32      38      43
--------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $143.61 $165.37 $ 97.87 $133.11 $151.63 $134.16 $159.14 $179.23 $168.73 $167.54
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       2       3       5      16      25      34      40      39      41
--------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $132.35 $141.69 $ 71.21 $ 96.16 $119.83 $115.90 $134.47 $176.67 $190.82 $183.70
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          19      24      25      43      54      55      57      73      85      98
--------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $119.94 $124.45 $125.93 $124.79 $123.68 $122.57 $121.47 $120.37 $119.29 $118.22
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       1       1       1       1       1       2       2       2
--------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $134.38 $163.01 $ 85.09 $132.45 $173.65 $158.84 $171.19 $235.04 $231.27 $216.60
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       3       4      11      27      45      60      67      69      71
--------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $111.10 $116.38 $ 68.34 $ 93.87 $107.16 $ 97.04 $115.76 $144.92 $146.19 $149.48
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       1       2       6       8       9      15      17      19
--------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO GLOBAL REAL RETURN
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 90.99 $ 97.27 $ 94.11
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       5      11
--------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 99.13 $109.51 $104.14 $111.46 $111.38 $110.17 $110.81 $109.90 $108.82 $107.54
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           4       7      15      20      28      27      28      32      33      33
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $138.66 $143.64 $133.03 $139.83 $147.22 $147.68 $150.23 $145.48 $148.36 $147.35
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           4       5       4       4       4       4       4       4       3       2
--------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $166.44 $161.92 $105.69 $132.11 $164.72 $156.72 $179.44 $244.43 $253.98 $240.19
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           6       7       8      19      26      25      26      31      33      34
--------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $109.14 $115.97 $ 66.42 $ 93.88 $108.29 $105.23 $124.02 $169.52 $182.51 $199.36
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       4       4      10      27      45      62      71      72      80
--------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $133.62 $133.96 $ 79.61 $104.49 $117.08 $112.75 $126.12 $169.40 $192.12 $187.67
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       1       2       2       2       3       4       7
--------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 90.83 $100.21 $ 71.89 $ 99.96 $116.19 $108.38 $129.35 $178.27 $183.38 $184.04
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           3       2       2       3      11      17      20      29      33      34
--------------------------------------------------------------------------------------------------------------------------
 FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $106.10 $102.22 $117.64 $152.67 $168.93 $168.10
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       4       8      13      19      26
--------------------------------------------------------------------------------------------------------------------------
 GOLDMAN SACHS VIT MID CAP VALUE FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $107.80 $ 99.78 $116.87 $153.52 $172.35 $154.53
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       2       4
--------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. GLOBAL REAL ESTATE FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $110.84 $102.45 $129.80 $131.77 $149.31 $145.39
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       2       3       5
--------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. HIGH YIELD FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      -- $ 95.26 $110.41 $116.82 $117.60 $112.62
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       3       4       6       7
--------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. INTERNATIONAL GROWTH FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $109.72 $101.13 $115.51 $135.90 $134.79 $130.09
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       1       2       3       3       5
--------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. MID CAP CORE EQUITY FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $104.48 $ 96.81 $106.12 $135.10 $139.47 $132.30
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       2       2       2
--------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. SMALL CAP EQUITY FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $108.80 $106.77 $120.25 $163.36 $165.27 $154.38
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP ENERGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $113.76 $102.50 $102.98 $130.38 $115.56 $ 89.16
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       1       4
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP HIGH INCOME
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $106.38 $110.97 $130.46 $142.86 $144.28 $133.68
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       4      18      35      52      66
--------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      -- $ 89.94 $101.21 $130.33 $139.32 $130.09
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       1       6      14      20      27
--------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $112.82 $ 99.95 $104.16 $147.99 $148.99 $150.43
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $113.56 $ 92.25 $111.57 $109.19 $103.19 $ 81.75
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       2      12      23      37      50      69
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) INTERNATIONAL VALUE PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $106.19 $103.36 $118.75 $150.20 $150.54 $158.61
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       1       2       6       9      16
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) INVESTORS TRUST SERIES
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $102.09 $ 98.72 $116.26 $151.78 $166.52 $164.95
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $191.84
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       3
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) TECHNOLOGY PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $119.21 $119.39 $135.19 $180.48 $197.47 $216.30
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       1       3       4       6       8
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) UTILITIES SERIES
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $110.95 $117.11 $131.39 $156.53 $174.46 $147.37
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       3       7      13      23      27
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 80.84 $ 89.23 $ 47.15 $ 64.14 $ 74.76 $ 69.43 $ 78.58 $106.80 $117.13 $120.71
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       1       2       5       5       3      16      16      15
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $117.67 $123.90 $125.82 $135.05 $142.14 $149.04 $155.78 $150.75 $154.99 $153.79
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           2       3       3       6      10      13      16      16      17      18
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $111.81 $123.99 $ 69.33 $ 97.40 $122.48 $111.81 $127.92 $177.69 $184.65 $180.20
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           3       4       4       4       6       6       7      10      10      11
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $142.42 $141.27 $ 89.64 $128.24 $158.75 $136.35 $155.14 $208.47 $217.62 $203.69
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           2       3       3       5       7       8       9      11      11      10
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



-------------------------------------------------------------------------------------------------------------------------
                                                                 FOR THE YEARS ENDING DECEMBER 31,
                                           ------------------------------------------------------------------------------
                                            2006    2007    2008   2009    2010    2011    2012    2013    2014    2015
-------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
-------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.42 $127.01 $66.61 $104.59 $122.00 $115.08 $129.35 $173.81 $195.59 $206.03
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           6       6      5       7      10      10      12      12      13      14
-------------------------------------------------------------------------------------------------------------------------
 TARGET 2015 ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.47 $115.27 $79.42 $ 94.68 $103.90 $100.06 $109.93 $124.27 $126.80 $123.26
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1      3       6      14      14      16      18      15      17
-------------------------------------------------------------------------------------------------------------------------
 TARGET 2025 ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
   Unit value                              $109.42 $116.42 $74.97 $ 91.54 $101.54 $ 96.70 $108.15 $127.64 $131.59 $127.75
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      1       5      15      19      22      29      31      36
-------------------------------------------------------------------------------------------------------------------------
 TARGET 2035 ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
   Unit value                              $110.31 $117.39 $72.08 $ 89.69 $100.20 $ 94.68 $107.07 $129.72 $134.33 $130.41
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1      2       4      11      13      15      19      22      24
-------------------------------------------------------------------------------------------------------------------------
 TARGET 2045 ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
   Unit value                              $111.10 $118.69 $69.01 $ 87.37 $ 98.09 $ 91.83 $105.04 $130.35 $135.35 $131.15
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      1       4       7       9      11      13      16      19
-------------------------------------------------------------------------------------------------------------------------
 TARGET 2055 ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --     --      --      --      --      --      --      -- $ 91.72
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --     --      --      --      --      --      --      --      --
-------------------------------------------------------------------------------------------------------------------------
 VANECK VIP GLOBAL HARD ASSETS FUND
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --     --      --      -- $ 83.18 $ 84.99 $ 92.90 $ 74.25 $ 48.84
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --     --      --      --       2       6      10      13      17
-------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET AGGRESSIVE-ALT 25
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $107.99 $109.71 $104.17
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET GROWTH-ALT 20
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      -- $104.67 $119.50 $114.52 $127.35 $144.32 $146.74 $139.95
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET MODERATE GROWTH-ALT 15
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $104.46 $106.25 $101.57
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AMERICAN FUNDS INSURANCE SERIES(R) BOND FUND/SM/
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 96.62 $100.88 $100.10
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 AXA 400 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $106.41 $ 96.98 $112.15 $146.65 $158.44 $152.43
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA 500 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $103.49 $ 98.92 $112.78 $146.64 $163.94 $163.38
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA 2000 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $105.25 $ 93.48 $107.16 $146.20 $151.06 $142.35
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $152.46 $160.73 $ 97.05 $122.66 $137.73 $126.51 $143.43 $180.07 $187.24 $182.67
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       2       3       5       6       8       7       9       9
--------------------------------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.68 $117.03 $121.32 $119.69
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $115.75 $121.61 $107.45 $117.19 $124.82 $126.30 $131.16 $135.89 $138.47 $137.17
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1       1       1       2       1       2
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.06 $113.10 $116.59 $115.24
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $101.74 $105.46 $107.44 $106.51
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $123.58 $129.44 $103.57 $117.67 $127.45 $125.66 $133.98 $146.67 $150.24 $148.22
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       2       2       3       3       4       4       4
--------------------------------------------------------------------------------------------------------------------------
 AXA GLOBAL EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $300.59 $423.88 $179.52 $267.50 $296.06 $257.78 $299.45 $357.89 $361.38 $352.65
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       6       7       6       7       6       6       6       6       6
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $141.46 $161.85 $ 88.62 $119.10 $129.17 $106.55 $123.06 $143.61 $133.71 $127.01
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       2       3       3       4       3       5       5
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $104.53 $ 87.14 $100.88 $121.32 $112.71 $109.23
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $162.83 $178.16 $100.84 $130.43 $137.38 $114.36 $133.40 $158.07 $145.70 $140.10
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           6      10      15      22      28      31       4       5       5       5
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.15 $111.57 $ 69.35 $ 87.12 $ 98.78 $ 93.93 $107.25 $140.10 $155.29 $154.78
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP GROWTH MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $106.74 $122.55 $ 75.16 $100.65 $114.39 $109.43 $123.60 $166.16 $183.29 $189.35
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           4       3       2       3       3       3       4       4      13      12
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $149.38 $141.58 $ 79.67 $ 95.28 $106.61 $100.50 $115.62 $152.09 $169.50 $161.55
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           9      13      14      18      21      22      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA MID CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $147.09 $143.72 $ 86.25 $116.35 $141.49 $127.25 $149.90 $198.08 $218.08 $208.89
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       1       5       6       6       6       6       6       6
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $130.44 $137.65 $103.23 $119.94 $130.91 $126.88 $137.08 $153.97 $157.53 $155.04
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           4       9      12      15      18      19      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE GROWTH STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $104.30 $121.06 $126.23 $124.35
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $144.44 $152.59 $103.37 $125.19 $138.67 $130.88 $144.93 $172.40 $177.64 $174.12
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       2       6       8      11      13      17      17      15
--------------------------------------------------------------------------------------------------------------------------
 AXA/AB DYNAMIC MODERATE GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.63 $119.54 $124.38 $122.75
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/AB SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $167.38 $193.94 $106.58 $143.59 $190.00 $187.45 $215.14 $295.19 $303.60 $292.71
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN BALANCED MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $104.50 $105.90 $ 71.71 $ 92.95 $102.73 $102.10 $112.76 $128.29 $135.30 $130.27
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       5       4       2       2       2       2       2       2       1
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.44 $ 98.38 $ 65.06 $ 82.84 $102.22 $ 91.78 $106.47 $144.51 $146.55 $136.01
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   -- $ 95.55 $ 59.88 $ 76.39 $ 83.73 $ 79.45 $ 90.51 $110.81 $116.06 $112.01
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/LOOMIS SAYLES GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $117.59 $141.07 $ 94.01 $121.11 $130.14 $132.95 $148.63 $187.84 $201.11 $222.71
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       1       1       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $107.32 $108.32 $ 66.58 $ 82.72 $ 91.95 $ 87.24 $ 98.93 $127.00 $138.34 $134.10
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       2       1       1       1      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $107.79 $109.27 $ 64.21 $ 82.91 $ 88.92 $ 80.96 $ 95.94 $120.94 $121.41 $117.38
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       1       1       1       1       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ MULTI-SECTOR BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $127.15 $130.22 $ 98.92 $107.70 $114.04 $118.98 $124.44 $122.49 $124.54 $122.88
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $134.04 $138.00 $ 79.32 $105.97 $134.32 $112.47 $124.38 $182.52 $176.51 $164.68
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1       1       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $218.37 $195.49 $120.62 $151.41 $187.20 $169.13 $196.11 $277.93 $261.89 $225.90
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1       1       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $197.45 $198.37 $124.97 $161.67 $180.26 $173.44 $195.71 $267.66 $291.58 $271.73
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       4       6       7       9       9       9       9
--------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $130.03 $133.89 $ 90.01 $ 99.70 $114.56 $113.30 $132.46 $173.30 $187.01 $182.54
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       2       1       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 94.85 $105.61 $ 57.45 $ 74.66 $ 83.42 $ 83.06 $ 96.29 $128.44 $144.90 $144.57
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       1       2       3       3       2       2       2       2
--------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $138.06 $139.36 $ 83.50 $108.99 $125.33 $129.43 $150.90 $197.44 $216.67 $219.27
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       1       2       2       2       2       2       2       2
--------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $106.36 $109.29 $ 60.99 $ 77.72 $ 89.43 $ 89.27 $102.47 $134.79 $149.98 $148.85
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       3       5       8       9      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $119.94 $122.80 $111.04 $113.23 $118.93 $123.77 $126.78 $123.89 $125.99 $125.66
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           2       3       4       6       7       8       3       3       3       3
--------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 94.82 $ 91.19 $ 74.11
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $105.31 $109.75 $ 68.30 $ 85.37 $ 96.96 $ 97.74 $111.83 $146.05 $163.85 $163.98
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           7      12      14      19      24      30      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $117.55 $120.71 $103.30 $119.63 $130.22 $131.06 $136.97 $150.95 $152.35 $155.25
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       1       1       1      --       1       1      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $138.61 $150.43 $103.58 $145.49 $191.63 $183.65 $214.91 $296.87 $303.84 $284.51
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       2       2       4       5       6       7       8       8       8
--------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $100.28 $108.84 $115.09 $116.53 $123.01 $127.52 $131.34 $127.15 $127.38 $121.67
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       2       1       2       3       3       3       3       2
--------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $101.71 $102.93 $ 99.05
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $132.66 $140.76 $144.80 $140.52 $145.42 $152.05 $152.46 $148.91 $150.13 $149.72
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $145.53 $161.45 $ 79.00 $ 99.70 $104.17 $ 90.83 $104.86 $126.48 $116.93 $113.63
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/INVESCO COMSTOCK
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $120.55 $116.70 $ 73.07 $ 93.17 $106.60 $103.75 $122.00 $163.59 $176.93 $164.81
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $134.65 $132.08 $ 78.99 $103.78 $115.75 $108.93 $125.53 $169.26 $192.24 $186.53
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       1      --       1      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 72.40 $ 81.95 $ 51.86 $ 70.14 $ 80.76 $ 82.09 $ 93.51 $123.03 $137.12 $142.78
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1       2       2       2       3       3
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $113.05 $105.61 $ 45.40 $ 53.72 $ 61.14 $ 60.51 $ 70.06 $ 91.55 $102.38 $ 97.16
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       1       1       2       2       2
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



----------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                             -------------------------------------------------------------------------------
                                              2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
----------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $144.09 $166.26 $ 98.60 $134.37 $153.37 $135.98 $161.62 $182.39 $172.04 $171.18
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --      --       1       2       3       3       4       3       3
----------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $134.05 $143.79 $ 72.41 $ 97.99 $122.35 $118.58 $137.85 $181.48 $196.41 $189.46
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             5       8      12      22      30      33       7       9       9       9
----------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $116.79 $121.44 $123.13 $122.26 $121.41 $120.57 $119.72 $118.88 $118.05 $117.22
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --       1       1       2       2      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $134.83 $163.89 $ 85.72 $133.70 $175.64 $160.99 $173.86 $239.18 $235.82 $221.30
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --      --       2       2       4       3       4       4       4
----------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $111.10 $116.68 $ 68.66 $ 94.50 $108.09 $ 98.09 $117.24 $147.07 $148.66 $152.31
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --      --       1       1       3       3       2       2       2
----------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO GLOBAL REAL RETURN
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --      --      --      --      --      -- $ 91.11 $ 97.59 $ 94.62
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --      --      --      --      --      --      --      --       1
----------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $105.91 $110.10 $104.91 $112.51 $112.66 $111.66 $112.53 $111.84 $110.96 $109.88
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --       1       3       5       5       6       6       6       6
----------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $152.43 $144.56 $134.15 $141.29 $149.06 $149.82 $152.73 $148.19 $151.42 $150.70
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --      --      --      --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $168.15 $163.91 $107.21 $134.28 $167.76 $159.93 $183.49 $250.45 $260.75 $247.10
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             4       7      10      16      23      24       4       4       4       4
----------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $109.62 $116.72 $ 66.99 $ 94.88 $109.66 $106.77 $126.10 $172.70 $186.31 $203.92
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --       5       7      11      16      18       4       4       6       5
----------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $134.22 $134.84 $ 80.29 $105.59 $118.55 $114.40 $128.23 $172.57 $196.12 $191.97
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --      --       2      --      --      --      --       2       3
----------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 92.19 $101.91 $ 73.26 $102.07 $118.88 $111.11 $132.88 $183.51 $189.14 $190.20
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --       1       3       4       5       6       6       6       6
----------------------------------------------------------------------------------------------------------------------------
 FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                     --      --      --      -- $106.24 $102.56 $118.28 $153.81 $170.53 $170.04
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            --      --      --      --      --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------
                                                            FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------
                                           2006 2007 2008 2009  2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------
 GOLDMAN SACHS VIT MID CAP VALUE FUND
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $107.95 $100.12 $117.50 $154.67 $173.99 $156.32
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------
 INVESCO V.I. GLOBAL REAL ESTATE FUND
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $110.99 $102.80 $130.51 $132.75 $150.73 $147.06
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------
 INVESCO V.I. HIGH YIELD FUND
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --       -- $ 95.38 $110.78 $117.44 $118.47 $113.67
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------
 INVESCO V.I. INTERNATIONAL GROWTH FUND
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $109.87 $101.48 $116.14 $136.91 $136.07 $131.59
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------
 INVESCO V.I. MID CAP CORE EQUITY FUND
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $104.63 $ 97.14 $106.70 $136.11 $140.79 $133.82
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------
 INVESCO V.I. SMALL CAP EQUITY FUND
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $108.96 $107.13 $120.91 $164.58 $166.84 $156.16
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP ENERGY
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $113.92 $102.85 $103.54 $131.35 $116.66 $ 90.19
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP HIGH INCOME
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $106.45 $111.26 $131.08 $143.83 $145.54 $135.12
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      --       1       2       2       2
--------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --       -- $ 90.05 $101.55 $131.02 $140.34 $131.31
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      --      --       1       1       2
--------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $112.98 $100.29 $104.73 $149.09 $150.41 $152.17
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $113.64 $ 92.49 $112.10 $109.93 $104.10 $ 82.64
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --       3       5       4       6       7
--------------------------------------------------------------------------------------------------------------
 MFS(R) INTERNATIONAL VALUE PORTFOLIO
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $106.34 $103.72 $119.40 $151.32 $151.97 $160.44
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------
 MFS(R) INVESTORS TRUST SERIES
--------------------------------------------------------------------------------------------------------------
   Unit value                               --   --   --   --  $102.23 $ 99.06 $116.89 $152.91 $168.10 $166.85
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      --   --   --   --       --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $193.91
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) TECHNOLOGY PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $119.29 $119.71 $135.82 $181.70 $199.20 $218.64
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1      --       2       2       2       5
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) UTILITIES SERIES
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $111.03 $117.43 $132.01 $157.58 $175.98 $148.96
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       2      --       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 86.97 $ 95.72 $ 50.69 $ 69.09 $ 80.69 $ 75.09 $ 85.16 $115.97 $127.44 $131.60
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          15      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $118.85 $125.41 $127.60 $137.24 $144.74 $152.07 $159.27 $154.43 $159.10 $158.19
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       1       1       1       2       2       3       2
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $112.94 $125.50 $ 70.31 $ 98.99 $124.72 $114.08 $130.78 $182.04 $189.55 $185.36
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       1       1       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $143.86 $142.98 $ 90.91 $130.33 $161.66 $139.12 $158.62 $213.57 $223.40 $209.52
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1       1      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $109.51 $128.56 $ 67.56 $106.29 $124.23 $117.42 $132.25 $178.07 $200.78 $211.92
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          10       8       5       2       3       3       7       1       1       2
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2015 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.53 $115.58 $ 79.79 $ 95.32 $104.80 $101.14 $111.34 $126.12 $128.94 $125.59
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1       1       1      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2025 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $109.49 $116.73 $ 75.33 $ 92.15 $102.43 $ 97.74 $109.53 $129.54 $133.82 $130.17
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       2       3       3       4       4       3       3
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2035 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $110.38 $117.70 $ 72.42 $ 90.29 $101.07 $ 95.70 $108.44 $131.65 $136.60 $132.89
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1       2       1       2       2       2
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2045 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $111.17 $119.00 $ 69.33 $ 87.96 $ 98.94 $ 92.82 $106.39 $132.29 $137.64 $133.63
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2055 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $ 91.83
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 VANECK VIP GLOBAL HARD ASSETS FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      -- $ 83.28 $ 85.27 $ 93.39 $ 74.80 $ 49.30
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET AGGRESSIVE-ALT 25
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $108.13 $110.07 $104.72
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       2       2
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET GROWTH-ALT 20
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      -- $104.73 $119.82 $115.06 $128.21 $145.58 $148.32 $141.73
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET MODERATE GROWTH-ALT 15
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $104.60 $106.60 $102.12
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AMERICAN FUNDS INSURANCE SERIES(R) BOND FUND/SM/
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 96.75 $101.22 $100.64
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       6      10
--------------------------------------------------------------------------------------------------------------------------
 AXA 400 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $106.56 $ 97.31 $112.76 $147.75 $159.94 $154.19
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA 500 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $103.64 $ 99.26 $113.40 $147.73 $165.50 $165.27
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA 2000 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $105.39 $ 93.80 $107.75 $147.29 $152.50 $144.00
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $153.46 $162.11 $ 98.08 $124.22 $139.76 $128.63 $146.13 $183.82 $191.54 $187.23
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       2       2       2       3       2       3       6
--------------------------------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.82 $117.41 $121.96 $120.58
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       5
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $116.51 $122.65 $108.60 $118.67 $126.66 $128.42 $133.63 $138.73 $141.64 $140.60
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       2       4       4       5
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.19 $113.48 $117.21 $116.09
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $101.87 $105.81 $108.02 $107.30
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       2
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $124.39 $130.56 $104.67 $119.17 $129.33 $127.77 $136.50 $149.73 $153.69 $151.92
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       7      11      20
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.




--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 AXA GLOBAL EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $242.92 $343.25 $145.67 $217.50 $241.20 $210.44 $244.94 $293.34 $296.80 $290.21
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       1       1       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $127.17 $145.80 $ 80.00 $107.72 $117.07 $ 96.76 $111.98 $130.94 $122.16 $116.27
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       1      --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $104.68 $ 87.43 $101.43 $122.23 $113.78 $110.49
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $132.94 $145.75 $ 82.67 $107.14 $113.07 $ 94.32 $110.24 $130.89 $120.89 $116.48
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       2       2
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $103.30 $106.78 $ 66.51 $ 83.72 $ 95.11 $ 90.63 $103.69 $135.72 $150.74 $150.54
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP GROWTH MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 60.37 $ 69.45 $ 42.68 $ 57.27 $ 65.22 $ 62.52 $ 70.75 $ 95.31 $105.35 $109.05
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1       1      --      --       3       6
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $163.40 $155.18 $ 87.50 $104.86 $117.56 $111.04 $128.01 $168.73 $188.42 $179.95
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       1       2       2       2       2       2       3       4
--------------------------------------------------------------------------------------------------------------------------
 AXA MID CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $183.59 $179.75 $108.09 $146.11 $178.03 $160.44 $189.37 $250.75 $276.62 $265.50
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       1       1       2       1       2       2
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $120.52 $127.43 $ 95.76 $111.49 $121.93 $118.42 $128.20 $144.28 $147.91 $145.87
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       2       3       5       7      13      43      95      93
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE GROWTH STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $104.44 $121.46 $126.90 $125.27
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       5
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $145.39 $153.90 $104.47 $126.77 $140.71 $133.07 $147.66 $176.00 $181.72 $178.48
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       3       5       5       6       6       7       6       8
--------------------------------------------------------------------------------------------------------------------------
 AXA/AB DYNAMIC MODERATE GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.76 $119.94 $125.04 $123.65
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/AB SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $100.58 $116.77 $ 64.30 $ 86.81 $115.09 $113.78 $130.85 $179.90 $185.40 $179.11
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       1       1       4       8      12
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.




--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN BALANCED MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $104.56 $106.18 $ 72.05 $ 93.57 $103.63 $103.19 $114.20 $130.20 $137.58 $132.74
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       1       4       7       9       9
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.50 $ 98.64 $ 65.36 $ 83.39 $103.11 $ 92.77 $107.84 $146.66 $149.03 $138.59
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       2       5       5       5
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   -- $ 95.67 $ 60.08 $ 76.79 $ 84.35 $ 80.20 $ 91.54 $112.30 $117.85 $113.98
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       4       9      10       8
--------------------------------------------------------------------------------------------------------------------------
 AXA/LOOMIS SAYLES GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $118.12 $141.99 $ 94.81 $122.39 $131.79 $134.90 $151.11 $191.36 $205.29 $227.81
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $107.38 $108.61 $ 66.89 $ 83.28 $ 92.75 $ 88.18 $100.20 $128.88 $140.68 $136.64
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $107.86 $109.56 $ 64.51 $ 83.47 $ 89.69 $ 81.83 $ 97.17 $122.73 $123.46 $119.61
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ MULTI-SECTOR BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $134.63 $138.16 $105.16 $114.73 $121.72 $127.26 $133.36 $131.54 $134.01 $132.49
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1       1       2       2       3       4
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $134.64 $138.89 $ 80.00 $107.09 $136.02 $114.12 $126.46 $185.94 $180.19 $168.45
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $208.48 $187.01 $115.62 $145.43 $180.17 $163.11 $189.51 $269.12 $254.09 $219.62
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1      --       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $157.18 $158.23 $ 99.88 $129.48 $144.66 $139.47 $157.69 $216.10 $235.89 $220.27
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       2       3       7       9
--------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $130.62 $134.77 $ 90.78 $100.76 $116.00 $114.96 $134.67 $176.55 $190.90 $186.71
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1       1       2       6      12      16
--------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 85.06 $ 94.90 $ 51.72 $ 67.36 $ 75.42 $ 75.24 $ 87.40 $116.81 $132.05 $132.02
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $125.42 $126.86 $ 76.16 $ 99.62 $114.78 $118.78 $138.75 $181.92 $200.03 $202.84
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.




--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $102.09 $105.11 $ 58.78 $ 75.05 $ 86.63 $ 86.56 $ 99.55 $131.22 $146.30 $145.49
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $121.18 $124.31 $112.63 $115.08 $121.12 $126.30 $129.64 $126.94 $129.36 $129.27
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       2       4       5       5
--------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 94.95 $ 91.49 $ 74.51
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $103.33 $107.91 $ 67.29 $ 84.28 $ 95.91 $ 96.88 $111.07 $145.35 $163.39 $163.85
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       4       5       7
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $117.94 $121.36 $104.07 $120.76 $131.72 $132.83 $139.10 $153.61 $155.35 $158.62
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $139.30 $151.41 $104.46 $147.03 $194.05 $186.34 $218.50 $302.44 $310.16 $291.02
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       1       2       2       2       3       4       5
--------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $100.53 $109.34 $115.84 $117.53 $124.32 $129.14 $133.27 $129.27 $129.77 $124.21
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       2       3       3
--------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $101.84 $103.27 $ 99.58
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $128.11 $136.21 $140.40 $136.52 $141.57 $148.33 $149.03 $145.85 $147.34 $147.23
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $140.38 $156.05 $ 76.51 $ 96.76 $101.30 $ 88.50 $102.38 $123.74 $114.63 $111.62
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       1       2       2       2       2       2       2       3
--------------------------------------------------------------------------------------------------------------------------
 EQ/INVESCO COMSTOCK
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $120.95 $117.33 $ 73.61 $ 94.05 $107.82 $105.15 $123.90 $166.47 $180.41 $168.39
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       3       3
--------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $134.61 $132.31 $ 79.29 $104.38 $116.66 $110.00 $127.02 $171.61 $195.31 $189.89
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       5
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 66.16 $ 75.03 $ 47.58 $ 64.48 $ 74.39 $ 75.76 $ 86.48 $114.01 $127.32 $132.85
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       1       1       1      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.




--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $113.34 $106.08 $ 45.70 $ 54.18 $ 61.79 $ 61.28 $ 71.09 $ 93.08 $104.31 $ 99.19
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $144.57 $167.16 $ 99.33 $135.64 $155.13 $137.81 $164.13 $185.60 $175.43 $174.90
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $138.97 $149.37 $ 75.38 $102.20 $127.87 $124.17 $144.65 $190.81 $206.93 $200.01
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       1       1       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $112.08 $116.77 $118.64 $118.04 $117.46 $116.87 $116.29 $115.71 $115.13 $114.55
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       3
--------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $135.28 $164.77 $ 86.36 $134.96 $177.66 $163.17 $176.56 $243.39 $240.46 $226.11
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       1       2       1       1      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $111.23 $116.99 $ 68.98 $ 95.14 $109.04 $ 99.14 $118.74 $149.26 $151.18 $155.20
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       2       2       4
--------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO GLOBAL REAL RETURN
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 91.23 $ 97.91 $ 95.12
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       2       8      10
--------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 99.80 $110.69 $105.68 $113.57 $113.96 $113.17 $114.29 $113.81 $113.14 $112.26
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       3       3       4
--------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $134.25 $139.64 $129.84 $137.03 $144.85 $145.89 $149.02 $144.88 $148.34 $147.94
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       1       2
--------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $169.88 $165.93 $108.75 $136.48 $170.86 $163.21 $187.63 $256.62 $267.72 $254.21
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $110.11 $117.48 $ 67.56 $ 95.88 $111.04 $108.34 $128.20 $175.94 $190.19 $208.58
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $134.82 $135.71 $ 80.98 $106.71 $120.05 $116.08 $130.37 $175.81 $200.20 $196.36
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 90.42 $100.16 $ 72.15 $100.72 $117.54 $110.09 $131.92 $182.55 $188.54 $189.97
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.




----------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                             -------------------------------------------------------------------
                                             2006 2007 2008 2009  2010    2011    2012    2013    2014    2015
----------------------------------------------------------------------------------------------------------------
 FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
----------------------------------------------------------------------------------------------------------------
   Unit value                                 --   --   --   --  $106.39 $102.91 $118.93 $154.96 $172.15 $172.00
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --   --   --   --       --      --      --       1      --       2
----------------------------------------------------------------------------------------------------------------
 GOLDMAN SACHS VIT MID CAP VALUE FUND
----------------------------------------------------------------------------------------------------------------
   Unit value                                 --   --   --   --  $108.10 $100.47 $118.14 $155.82 $175.64 $158.12
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --   --   --   --       --      --       1       2       2       3
----------------------------------------------------------------------------------------------------------------
 INVESCO V.I. GLOBAL REAL ESTATE FUND
----------------------------------------------------------------------------------------------------------------
   Unit value                                 --   --   --   --  $111.15 $103.15 $131.22 $133.74 $152.16 $148.76
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --   --   --   --       --       1       2       8      14      16
----------------------------------------------------------------------------------------------------------------
 INVESCO V.I. HIGH YIELD FUND
----------------------------------------------------------------------------------------------------------------
   Unit value                                 --   --   --   --       -- $ 95.50 $111.14 $118.07 $119.34 $114.74
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --   --   --   --       --      --       1       2       3       4
----------------------------------------------------------------------------------------------------------------
 INVESCO V.I. INTERNATIONAL GROWTH FUND
----------------------------------------------------------------------------------------------------------------
   Unit value                                 --   --   --   --  $110.03 $101.82 $116.77 $137.93 $137.37 $133.11
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --   --   --   --       --      --      --       1       2       4
----------------------------------------------------------------------------------------------------------------
 INVESCO V.I. MID CAP CORE EQUITY FUND
----------------------------------------------------------------------------------------------------------------
   Unit value                                 --   --   --   --  $104.77 $ 97.47 $107.28 $137.13 $142.13 $135.37
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --   --   --   --       --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------
 INVESCO V.I. SMALL CAP EQUITY FUND
----------------------------------------------------------------------------------------------------------------
   Unit value                                 --   --   --   --  $109.11 $107.50 $121.56 $165.81 $168.42 $157.96
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --   --   --   --       --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP ENERGY
----------------------------------------------------------------------------------------------------------------
   Unit value                                 --   --   --   --  $114.08 $103.21 $104.10 $132.33 $117.77 $ 91.23
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --   --   --   --       --      --       1       2       4       5
----------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP HIGH INCOME
----------------------------------------------------------------------------------------------------------------
   Unit value                                 --   --   --   --  $106.52 $111.56 $131.69 $144.79 $146.81 $136.58
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --   --   --   --       --      --       1       4       8      12
----------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP MID CAP GROWTH
----------------------------------------------------------------------------------------------------------------
   Unit value                                 --   --   --   --       -- $ 90.17 $101.88 $131.72 $141.38 $132.54
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --   --   --   --       --      --      --       1       1       1
----------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP SMALL CAP GROWTH
----------------------------------------------------------------------------------------------------------------
   Unit value                                 --   --   --   --  $113.13 $100.63 $105.30 $150.20 $151.84 $153.92
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --   --   --   --       --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
----------------------------------------------------------------------------------------------------------------
   Unit value                                 --   --   --   --  $113.71 $ 92.74 $112.62 $110.67 $105.01 $ 83.53
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --   --   --   --       --      --       1       6      14      20
----------------------------------------------------------------------------------------------------------------
 MFS(R) INTERNATIONAL VALUE PORTFOLIO
----------------------------------------------------------------------------------------------------------------
   Unit value                                 --   --   --   --  $106.49 $104.07 $120.05 $152.45 $153.41 $162.29
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --   --   --   --       --      --       2       8      14      21
----------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) INVESTORS TRUST SERIES
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $102.37 $ 99.40 $117.53 $154.05 $169.70 $168.77
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $196.01
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) TECHNOLOGY PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $119.37 $120.03 $136.46 $182.92 $200.94 $221.00
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       2       2       2
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) UTILITIES SERIES
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $111.10 $117.74 $132.63 $158.64 $177.53 $150.57
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 79.87 $ 88.52 $ 46.97 $ 64.15 $ 75.07 $ 70.00 $ 79.55 $108.55 $119.53 $123.67
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $120.06 $126.94 $129.41 $139.47 $147.39 $155.17 $162.84 $158.21 $163.32 $162.72
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       2       2       5
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $114.09 $127.03 $ 71.31 $100.60 $127.00 $116.41 $133.71 $186.49 $194.58 $190.66
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $145.32 $144.72 $ 92.21 $132.45 $164.62 $141.96 $162.17 $218.80 $229.33 $215.51
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $110.62 $130.12 $ 68.52 $108.02 $126.51 $119.81 $135.22 $182.43 $206.11 $217.98
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       1       1       1      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2015 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.60 $115.88 $ 80.16 $ 95.96 $105.72 $102.23 $112.77 $127.99 $131.12 $127.97
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       3
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2025 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $109.56 $117.04 $ 75.68 $ 92.77 $103.33 $ 98.80 $110.93 $131.46 $136.08 $132.64
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       6
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2035 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $110.45 $118.01 $ 72.76 $ 90.90 $101.96 $ 96.73 $109.83 $133.60 $138.90 $135.40
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       4
--------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



----------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                           ---------------------------------------------------------------------------
                                            2006    2007    2008   2009   2010   2011   2012    2013    2014    2015
----------------------------------------------------------------------------------------------------------------------
 TARGET 2045 ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                              $111.24 $119.32 $69.65 $88.55 $99.81 $93.82 $107.75 $134.25 $139.96 $136.17
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --     --     --     --     --      --      --      --       3
----------------------------------------------------------------------------------------------------------------------
 TARGET 2055 ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --     --     --     --     --      --      --      -- $ 91.95
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --     --     --     --     --      --      --      --       1
----------------------------------------------------------------------------------------------------------------------
 VANECK VIP GLOBAL HARD ASSETS FUND
----------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --     --     --     -- $83.39 $ 85.55 $ 93.89 $ 75.35 $ 49.76
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --     --     --     --     --       1       1       1       1
----------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix II: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

STATES WHERE CERTAIN EQUI-VEST(R) VANTAGE/SM/ FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

--------------------------------------------------------------------------------------
                                   CONTRACT TYPE/SERIES/
 STATE   FEATURES AND BENEFITS     EFFECTIVE DATE            AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------------
FLORIDA  See "Your right to        All contract types        If you reside in the
         cancel within a certain                             state of Florida, you
         number of days" in                                  may cancel your variable
         "Contract features and                              annuity contract and
         benefits"                                           return it to us within
                                                             21 days from the date
                                                             that you receive it. You
                                                             will receive an
                                                             unconditional refund
                                                             equal to the greater of
                                                             the cash surrender value
                                                             provided in the annuity
                                                             contract, plus any fees
                                                             or charges deducted from
                                                             the contributions or
                                                             imposed under the
                                                             contract, or a refund of
                                                             all contributions paid.

         See "Withdrawal charge"                             If you are age 65 or
         in "Charges and expenses"                           older at the time your
                                                             contract is issued, the
                                                             applicable withdrawal
                                                             charge will not exceed
                                                             10% of the amount
                                                             withdrawn. In addition,
                                                             no charge will apply
                                                             after the end of the
                                                             10th contract year or 10
                                                             years after a
                                                             contribution is made,
                                                             whichever is later.
--------------------------------------------------------------------------------------
TEXAS    See "Separate Account     EQUI-VEST(R) TSA          Total Separate Account A
         charge" for EQUI-VEST(R)  Vantage/SM/ certificates  annual expenses and the
         Vantage/SM/ in this       issued on or after        annual expenses of the
         EQUI-VEST(R) Vantage/SM/  August 1, 2002            Trusts when added
         Supplement.               For TSA Vantage           together are not
                                   certificates issued to    permitted to exceed
                                   employees of public       2.75% (except for the
                                   school districts and      Multimanager Aggressive
                                   open enrollment charter   Equity, AXA Moderate
                                   schools (grades K-12)     Allocation, EQ/Common
                                   who are participants in   Stock Index and EQ/Money
                                   the TSA plan, the         Market options which are
                                   providers of which are    not permitted to exceed
                                   subject to the 403(b)     1.75%) unless the
                                   Certification Rules of    Teacher Retirement
                                   the Teacher Retirement    System of Texas permits
                                   System of the State of    a higher rate.
                                   Texas, and who enroll
                                   and contribute to the
                                   TSA contracts through a
                                   salary reduction
                                   agreement

         See "Withdrawal Charge                              The withdrawal charge
         for EQUI-VEST(R)                                    equals up to 6.00% of
         Vantage/SM/" contracts                              the amount withdrawn
         in section 14 of this                               from your account value
         Supplement.                                         (or of the defaulted
                                                             loan amount, if
                                                             applicable) in the first
                                                             five contract or
                                                             participation years, as
                                                             applicable.

                                                            Participant/
                                                           contract year                      Charge
                                                           -------------                      ------
                                                                 1                            6.00%
                                                                 2                            5.75%
                                                                 3                            5.50%
                                                                 4                            5.25%
                                                                 5                            5.00%
                                                            6 and later                       0.00%
-------------------------------------------------------------------------------------------------------------------

TEXAS        EQUI-VEST(R) Vantage/SM/                            Not available.
(CONTINUED)  enhanced death benefit

             See the SAI for
             condensed financial
             Information.
------------------------------------------------------------------------------------------------------------------------------

                                     II-1

APPENDIX II: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234

                                     II-2

APPENDIX II: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS


..   TSA ADVANTAGE/SM/

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

We offer the series 600 TSA Advantage/SM/ contract to fund all Section 403(b) plans sponsored by Section 501(c)(3) tax-exempt organizations, except those plans sponsored by primary or secondary schools. It is also available to post-secondary public educational institutions described in
Section 403(b)(1)(A)(ii) of the Internal Revenue Code with more than 500 employees eligible to participate. For plans sponsored by a hospital or other health care organization qualified or intended to qualify under
Section 501(c)(3) of the Internal Revenue Code, the TSA Advantage/SM/ contract will be available only when the employer makes contributions to the 403(b) plan (whether on a matching or non-elective contribution basis) or makes a contribution to a plan qualified under 401(a) of the Internal Revenue Code, matching employee elective deferrals in the 403(b) plan. Under the TSA Advantage/SM/ contract, contributions including rollover contributions and direct transfer contributions from existing Section 403(b) plans (programs or arrangements), may be accepted only if the contributions are fully vested under the existing TSA plan. The TSA Advantage/SM/ contract may not currently be available in your state. Your financial professional can provide information about state availability.

Currently, no new units will be permitted to enroll in the series 600 TSA Advantage/SM/ product. New participants, however, can be enrolled into existing TSA Advantage/SM/ units.

For Section 403(b) plans offered for hospital and health care facility employees, non-salary reduction (employer contributions) must be made. TSA Advantage/SM/ is available only to employees of employers that currently have, or within the first contract year are expected to have, at least 50 participants. Employees in Section 403(b) plans that do not meet these requirements are only eligible for TSA series 100 and 200 contracts. Subject to a written agreement between AXA Equitable and an employer sponsoring a 403(b) plan that uses an EQUI-VEST(R) TSA Advantage/SM/ contract as a funding vehicle for plan assets, AXA Equitable may reimburse that employer for certain expenses associated with that employer's plan, for example recordkeeping or other administrative services. Any such reimbursement will not exceed ten dollars for each EQUI-VEST(R) TSA Advantage/SM/ contract issued to a participant of that employer's 403(b) plan.

See "Tax information" in the prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

We offer the EQUI-VEST(R) TSA Advantage/SM/ contract to purchasers on the same basis and under the same terms and conditions described in the prospectus as those that apply to the EQUI-VEST(R) series 100 and 200 TSA contracts, except for certain material differences. The Class IB/B shares of either AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts") are available under TSA Advantage/SM/ contracts. The contracts described in the EQUI-VEST(R) Employer-Sponsored Retirement Plans prospectus include Class IA shares of certain Trusts, which are not offered under TSA Advantage/SM/ contracts.

Material differences between TSA Advantage/SM/ and the provisions of the EQUI-VEST(R) TSA series 100 and 200 contracts described in the prospectus include the information above as well as the following:

Because you are purchasing an annuity contract as a Tax Sheltered Annuity
(TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the prospectus.)

                                                                     Series 600

                                                                         #41002

THE FOLLOWING IS ADDED TO "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS AT A GLANCE -- KEY FEATURES" IN "FEES AND CHARGES" IN THE PROSPECTUS:

-------------------------------------------------------------------------------
FEES AND CHARGES UNDER  .   Daily charge on amounts invested in variable
SERIES 600                  investment options for mortality and expense risks
                            and other expenses at a current annual rate of
                            1.20% (2% maximum).

                        . Annual administrative charge: $30 ($65 maximum) currently or, if less, 2% of the account value, less any amount withdrawn during the contract year.

                        . Charge for third-party transfer (such as in the case of a direct rollover to a traditional IRA contract) or exchange (if your contract is exchanged for a 403(b)(1) contract issued by another insurance company): none currently ($65 maximum).

                        .   Charges for certain optional special services.

                        . No sales charge deducted at the time you make contributions.

                        . Withdrawal charge: We deduct a charge equal to 6% of the amount withdrawn or the defaulted loan amount in the first six contract years. The total of all withdrawal charges assessed may not exceed
                            8% of all contributions made in the first six contract years. Under certain circumstances, the withdrawal charge will not apply. They are discussed in "Charges and expenses" later in this Supplement.

                        . We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                        .   Annual expenses of the Trusts' portfolios are
                            calculated as a percentage of the average daily
                            net assets invested in each portfolio. Please see
                            "Fee table" later in this Supplement for details.
-------------------------------------------------------------------------------

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the series 600 TSA Advantage/SM/ contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

EQUI-VEST(R) SERIES 600 CONTRACTS

CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
----------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of the
amount withdrawn (deducted if you surrender your
contract or make certain withdrawals)/(1)/              6.00%

Charge for third-party transfer or exchange/(2)/        $65 maximum per occurrence; currently, none

SPECIAL SERVICES CHARGES

..   Wire transfer charge/(3)/                           $90 (current and maximum)

..   Express mail charge/(3)/                            $35 (current and maximum)
----------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying trust portfolio fees and expenses.

CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------------

Annual administrative charge                            $65 maximum (currently $30) or, if less, 2% of your
                                                        account value, less any amount previously withdrawn
                                                        during the contract year
------------------------------------------------------------------------------------------------------------

 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:

                                                        Maximum  Current
                                                        -------  -------
Mortality and expense risk/(4)/                         1.75%    0.95%
Other expenses                                          0.25%    0.25%
                                                        -----    -----
TOTAL SEPARATE ACCOUNT A ANNUAL EXPENSES                2.00%    1.20%
-------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.
----------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF
 DAILY NET ASSETS
----------------------------------------------------------------------

Total Annual Portfolio Operating Expenses for 2015 (expenses that are deducted from
portfolio assets including management fees, 12b-1 fees, service fees, and/or other   Lowest Highest
expenses)/(5)/                                                                       0.61%  2.09%
---------------------------------------------------------------------------------------------------


Notes:



(1)Important exceptions and limitations may eliminate or reduce this charge. For a complete description of withdrawal charges, please see "Withdrawal charge for series 600 contracts" in "Charges and expenses" later in this Supplement.
(2)This charge will never exceed 2% of the amount disbursed or transferred.
(3)Unless you specify otherwise, this charge will be deducted from the amount you request.
(4)A portion of this charge is for providing the death benefit.

(5)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2015, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio. The "Highest" represents the total annual operating expenses of the All Asset Aggressive-Alt 25 Portfolio. For more information, see the prospectuses for the portfolios.

EXAMPLES: EQUI-VEST(R) SERIES 600 CONTRACTS

These examples are intended to help you compare the cost of investing in the series 600 TSA Advantage/SM/ contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.


The examples below show the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2015, which results in an estimated annual charge of 0.0631% of contract value.


The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

The examples assume that you invest $10,000 in the certificate for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this Supplement (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                     EQUI-VEST SERIES 600 (TSA ADVANTAGE)


---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        $979    $1,866    $2,765    $4,486    $436    $1,316    $2,207    $4,486
---------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        $832    $1,436    $2,067    $3,099    $281    $  860    $1,465    $3,099
---------------------------------------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION


Please see the Appendix at the end of this Supplement for unit values and number of units outstanding as of the period shown for each of the variable investment options, available as of December 31, 2015.

Charges and expenses

THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS/(1)/" IN "CHARGES AND EXPENSES" IN THE PROSPECTUS:

--------------------------------------------------------------------------------

CHARGES UNDER SERIES 600 CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to a current annual rate of 0.95% (1.75% maximum) of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. In addition, we waive any withdrawal charge upon payment of a death benefit.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of 0.25% of the net assets in each variable investment option.

MAXIMUM TOTAL CHARGES. The total annual rate for the above charges is currently 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00% . We will only make any increase after we have sent you advance notice. Any increase or decrease will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last day of the contract year is less than $25,000 for TSA Advantage/SM/ contracts. If your account value on such date is $25,000 or more for TSA Advantage/SM/ contracts, we do not deduct the charge. The current charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during that contract year.

We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Also, we may reduce or eliminate the administrative charge when a TSA Advantage/SM/ contract is used by an employer and administrative services are performed by us at a modified or minimum level. Any reduction or waiver we make will not be unfairly discriminatory.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If these amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST/SM/ contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.

CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

There currently is no third-party transfer charge for series 600 contracts (such as in the case of direct rollover to a traditional IRA contract) or exchange (if your contract is exchanged for a 403(b)(1) contract issued by another insurance company). We reserve the right to impose this charge in the future, but it may not exceed a maximum of $65 per occurrence, subject to any law that applies. This charge will never exceed 2% of the amount disbursed or transferred.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

WITHDRAWAL CHARGE FOR SERIES 600 CONTRACTS

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; or (2) you terminate your contract; or
(3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.

We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options with the earliest maturity date(s) first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. The amount of the withdrawal charge we deduct is equal to 6% of the amount withdrawn or the defaulted loan amount during the first six contract years. In the case of a surrender, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed, or (ii) the free withdrawal amount plus 94% of the remaining account value.

Also, the total of all withdrawal charges assessed will not exceed 8% of all contributions made in the first six contract years.

10% FREE WITHDRAWAL AMOUNT. Each contract year, you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

EXCEPTIONS TO THE WITHDRAWAL CHARGE. A withdrawal charge will not apply upon any of the events listed below:

..   The annuitant retires under the terms of the 403(b) plan, or separates from service;

..   The annuitant reaches age 59 1/2 and completes at least five contract years;

..   The annuitant dies and a death benefit is payable to the beneficiary;

..   We receive a properly completed election form providing for the account value to be used to buy a life annuity;

..   The annuitant reaches age 55 and completes at least five contract years and we receive a properly completed election form providing for the account value to be used to buy a period certain annuity. The period certain annuity must extend beyond the annuitant's age 59 1/2 and must not permit any prepayment of the unpaid principal before the annuitant reaches age
    59 1/2;

..   The annuitant completes at least three contract years and we receive a properly completed election form providing for the account value to be used to buy a period certain annuity of at least 10 years which does not permit any prepayment of the unpaid principal;

..   A request is made for a refund of an excess contribution within one month of the date on which the contribution is made;

..   The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

..   We receive proof satisfactory to us that the annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

..   The annuitant has been confined to a nursing home for more than 90 days (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or
    Guam) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   -- it provides continuous room and board to three or more persons;

   -- it is supervised by a registered nurse or licensed practical nurse;

   -- it keeps daily medical records of each patient;

   -- it controls and records all medications dispensed; and

   -- its primary service is other than to provide housing for residents.

..   The annuitant elects a withdrawal that qualifies as a hardship withdrawal under the federal income tax rules.

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.

SERIES 600 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
ALL ASSET AGGRESIVE-ALT 25
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $107.64 $108.80 $102.79
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       3      25      43
------------------------------------------------------------------------------------------------------------------------
ALL ASSET GROWTH-ALT 20
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      -- $104.51 $118.72 $113.20 $125.25 $141.22 $142.87 $135.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       3      18      52      96     137     169     190
------------------------------------------------------------------------------------------------------------------------
ALL ASSET MODERATE GROWTH-ALT 15
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $104.12 $105.37 $100.23
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       1       9      27
------------------------------------------------------------------------------------------------------------------------
AMERICAN CENTURY VP MID CAP VALUE FUND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $105.83 $103.68 $119.06 $152.80 $175.49 $170.64
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       4      15      30      56      86     137
------------------------------------------------------------------------------------------------------------------------
AMERICAN FUNDS INSURANCE SERIES(R) BOND FUND/SM/
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 96.31 $100.05 $ 98.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       5      34      98
------------------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $106.03 $ 96.15 $110.64 $143.94 $154.73 $148.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       5      11      12      15      17      20
------------------------------------------------------------------------------------------------------------------------
AXA 500 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $103.13 $ 98.08 $111.26 $143.93 $160.10 $158.75
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       7      16      21      27      34      41
------------------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $104.88 $ 92.69 $105.72 $143.50 $147.53 $138.32
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       2       5       7       8       9      12
------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $149.99 $157.32 $ 94.51 $118.85 $132.78 $121.35 $136.88 $170.99 $176.91 $171.71
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        83     150     183     240     367     480     574     676     774     879
------------------------------------------------------------------------------------------------------------------------
AXA BALANCED STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.35 $116.06 $119.71 $117.51
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       3      16      31      45
------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $113.87 $119.03 $104.64 $113.55 $120.34 $121.15 $125.18 $129.04 $130.83 $128.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        55     100     129     137     165     181     205     211     215     223
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $102.73 $112.17 $115.05 $113.14
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       9      19      29
------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $101.41 $104.59 $106.02 $104.57
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       2      11       8      12
------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $121.57 $126.70 $100.86 $114.02 $122.87 $120.54 $127.87 $139.27 $141.95 $139.33
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        80     145     141     173     238     290     364     422     465     492
------------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $271.98 $381.60 $160.80 $238.40 $262.52 $227.43 $262.85 $312.57 $314.03 $304.90
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       180     196     162     167     176     165     165     162     158     152
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $136.30 $155.16 $ 84.53 $113.03 $121.97 $100.10 $115.03 $133.56 $123.73 $116.93
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       121     116     128     167     224     233     234     249     301     308
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $104.17 $ 86.39 $ 99.52 $119.08 $110.07 $106.13
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       3      12      17      24      30      37
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $156.89 $170.79 $ 96.19 $123.78 $129.72 $107.44 $124.70 $147.01 $134.82 $128.99
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       231     237     198     175     164     143     127     117     111     108
------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.21 $106.95 $ 66.14 $ 82.67 $ 93.27 $ 88.25 $100.25 $130.30 $143.70 $142.50
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        28      26      26      22      25      23      21      19      33      34
------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP GROWTH MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 98.21 $112.19 $ 68.46 $ 91.21 $103.14 $ 98.18 $110.32 $147.58 $161.97 $166.48
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       178     167     153     147     145     156     148     142     302     282
------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $143.93 $135.72 $ 75.99 $ 90.43 $100.67 $ 94.42 $108.08 $141.46 $156.85 $148.74
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       471   1,183     917     756     639     532     449     386     394     357
------------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $140.50 $136.59 $ 81.55 $109.46 $132.44 $118.52 $138.90 $182.63 $200.06 $190.66
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       382     349     268     368     333     282     247     226     208     191
------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $137.55 $144.41 $107.76 $124.58 $135.28 $130.46 $140.23 $156.72 $159.53 $156.23
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       699     821     794     826     994   1,170   1,393   1,595   1,799   1,949
------------------------------------------------------------------------------------------------------------------------
AXA MODERATE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.96 $120.06 $124.56 $122.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      12      39      91     148
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $142.10 $149.35 $100.67 $121.30 $133.69 $125.54 $138.32 $163.71 $167.84 $163.68
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       290     487     554     652     867   1,047   1,184   1,339   1,476   1,602
------------------------------------------------------------------------------------------------------------------------
AXA/AB DYNAMIC MODERATE GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.29 $118.56 $122.73 $120.51
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       5      18      48      67
------------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $135.30 $155.98 $ 85.28 $114.32 $150.51 $147.75 $168.72 $230.33 $235.70 $226.10
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       245     215     191     181     168     149     146     144     141     146
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN BALANCED MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.34 $105.20 $ 70.88 $ 91.41 $100.52 $ 99.40 $109.23 $123.64 $129.74 $124.29
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        22     149     134     120     113      87      78      80      89     103
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.27 $ 97.73 $ 64.30 $ 81.46 $100.02 $ 89.35 $103.13 $139.28 $140.53 $129.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2      10      15      15      17      15      16      17      16      17
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 -- $ 95.25 $ 59.39 $ 75.38 $ 82.21 $ 77.62 $ 87.98 $107.16 $111.67 $107.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      69      87      86      85      91      93      94     120     134
------------------------------------------------------------------------------------------------------------------------
AXA/LOOMIS SAYLES GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.29 $138.79 $ 92.02 $117.96 $126.12 $128.19 $142.58 $179.29 $190.99 $210.45
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         5      11      33      40      47      37      34      29      25      24
------------------------------------------------------------------------------------------------------------------------
AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.15 $107.60 $ 65.81 $ 81.35 $ 89.97 $ 84.93 $ 95.83 $122.40 $132.66 $127.94
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         8      73      71      61      51      41      36      31      27      23
------------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.63 $108.55 $ 63.47 $ 81.54 $ 87.00 $ 78.82 $ 92.93 $116.56 $116.42 $111.99
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        11      54      43      51      65      75      87      99     112     119
------------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.90 $106.89 $ 80.78 $ 87.51 $ 92.20 $ 95.71 $ 99.60 $ 97.55 $ 98.68 $ 96.87
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       218     211     154     139     144     134     138     137     137     140
------------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $132.55 $135.77 $ 77.65 $103.21 $130.17 $108.44 $119.32 $174.21 $167.63 $155.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        50      72      59      50      42      35      30      28      22      19
------------------------------------------------------------------------------------------------------------------------
CHARTER/SM/ SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $210.41 $187.41 $115.05 $143.69 $176.76 $158.90 $183.31 $258.49 $242.34 $207.98
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       127     112      94      85      70      57      48      42      35      31
------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $187.75 $187.68 $117.63 $151.42 $169.26 $162.04 $181.92 $247.55 $268.31 $248.79
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       276     266     237     251      30      44      57      67      75      79
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $128.59 $131.73 $ 88.11 $ 97.11 $111.01 $109.25 $127.07 $165.42 $177.60 $172.48
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        67      72      68      68      74      80      97     120     127     130
------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 91.38 $101.24 $ 54.79 $ 70.85 $ 78.76 $ 78.03 $ 90.00 $119.44 $134.07 $133.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         9      12      12      15      21      39      37      46      56      65
------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $133.03 $133.60 $ 79.64 $103.44 $118.34 $121.60 $141.05 $183.63 $200.50 $201.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       143     370     316     277     243     210     184     166     150     139
------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $117.28 $119.90 $ 66.57 $ 84.41 $ 96.63 $ 95.98 $109.61 $143.46 $158.83 $156.84
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,179   1,018     858     780     690     612     548     527     505     494
------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.91 $119.09 $107.14 $108.70 $113.61 $117.63 $119.89 $116.56 $117.95 $117.04
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       144     159     122     139     130     120     121     134     158     187
------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKET EQUITY PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 94.51 $ 90.43 $ 73.13
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       3      10      21
------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $117.68 $122.02 $ 75.56 $ 93.97 $106.19 $106.50 $121.24 $157.55 $175.85 $175.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       652     649     588     572     574     578     597     680     796     987
------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.57 $119.10 $101.40 $116.85 $126.55 $126.72 $131.77 $144.49 $145.10 $147.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        12      21      18      17      19      17      15      11       9       8
------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $137.07 $148.00 $101.39 $141.70 $185.71 $177.07 $206.17 $283.37 $288.56 $268.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        80     128     143     181     264     338     427     528     636     744
------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 99.66 $107.62 $113.22 $114.06 $119.80 $123.57 $126.63 $121.97 $121.57 $115.55
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        14      37      73      76     101     105      99      93      91      87
------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $101.38 $102.08 $ 97.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       5      15      28
------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $129.94 $137.19 $140.41 $135.57 $139.60 $145.23 $144.89 $140.80 $141.24 $140.14
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       138     124     110      90      76      66      55      45      38      32
------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $139.89 $154.42 $ 75.18 $ 94.40 $ 98.13 $ 85.13 $ 97.79 $117.36 $107.95 $104.38
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       454     488     436     384     331     273     216     182     159     143
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
EQ/INVESCO COMSTOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $119.54 $115.14 $ 71.73 $ 91.00 $103.59 $100.32 $117.37 $156.59 $168.50 $156.17
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        23      32      24      24      27      22      16      19     141     144
------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $127.65 $124.59 $ 74.13 $ 96.91 $107.54 $100.69 $115.45 $154.88 $175.03 $168.98
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        39      38      31      26      29      29      27      33      38      51
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 69.76 $ 78.56 $ 49.46 $ 66.57 $ 76.26 $ 77.12 $ 87.41 $114.42 $126.88 $131.46
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       249     223     194     188     179     176     181     204     241     292
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $112.35 $104.42 $ 44.66 $ 52.58 $ 59.54 $ 58.64 $ 67.55 $ 87.81 $ 97.71 $ 92.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        41      49      27      28      30      69      75      91     122     159
------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $142.89 $164.04 $ 96.79 $131.24 $149.04 $131.48 $155.48 $174.58 $163.85 $162.20
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        14      40      40      42      49      57      71      98     129     164
------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $129.84 $138.57 $ 69.43 $ 93.48 $116.13 $111.98 $129.53 $169.67 $182.70 $175.35
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       494     531     504     465     434     389     364     369     392     445
------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $116.78 $120.81 $121.87 $120.40 $118.97 $117.54 $116.13 $114.74 $113.36 $112.00
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       103     133     101      61      49      51      42      37      37      40
------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $133.70 $161.70 $ 84.15 $130.59 $170.69 $155.66 $167.26 $228.94 $224.59 $209.70
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        12      34      47      85     149     218     283     318     362     392
------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.99 $115.91 $ 67.86 $ 92.93 $105.76 $ 95.49 $113.56 $141.74 $142.55 $145.32
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         3      17      29      36      52      94     110     149     192     258
------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO GLOBAL REAL RETURN
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 90.81 $ 96.78 $ 93.36
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       6      23      57
------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 98.64 $108.63 $102.98 $109.89 $109.49 $107.97 $108.26 $107.05 $105.67 $104.12
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        56      73     145     198     180     156     152     155     163     168
------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $135.39 $139.83 $129.11 $135.29 $142.01 $142.03 $144.05 $139.07 $141.38 $140.00
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       130     124      94     123     108      95      88      80      77      77
------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $163.91 $158.96 $103.45 $128.91 $160.25 $152.00 $173.52 $235.64 $244.10 $230.15
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       167     193     185     195     188     176     166     163     162     173
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



-----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          2006    2007    2008   2009    2010    2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH STOCK
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.40 $114.84 $65.57 $ 92.41 $106.26 $102.95 $120.97 $164.85 $176.94 $192.69
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        30     152    155     200     266     324     402     492     590     703
-----------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $132.73 $132.66 $78.60 $102.84 $114.89 $110.31 $123.01 $164.72 $186.25 $181.39
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        46      65     64      57      52      40      28      25      24      26
-----------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 88.82 $ 97.69 $69.88 $ 96.86 $112.25 $104.39 $124.21 $170.67 $175.03 $175.12
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        38      41     47      60      85     117     120     120     107      93
-----------------------------------------------------------------------------------------------------------------------
FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $105.87 $101.69 $116.69 $150.97 $166.54 $165.23
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      46     196     359     506     647     792
-----------------------------------------------------------------------------------------------------------------------
GOLDMAN SACHS VIT MID CAP VALUE FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $107.57 $ 99.27 $115.92 $151.81 $169.92 $151.89
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --       3      13      26      46      68      91
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. GLOBAL REAL ESTATE FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $109.26 $100.69 $127.18 $128.72 $145.42 $141.16
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --       1       2       4       7       8       9
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. HIGH YIELD FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $ 95.08 $109.87 $115.89 $116.31 $111.04
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --       5      28      51      71     101
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. INTERNATIONAL GROWTH FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $109.49 $100.62 $114.57 $134.38 $132.89 $127.86
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      11      37      69     100     142     199
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP CORE EQUITY FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $104.26 $ 96.31 $105.26 $133.60 $137.50 $130.03
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --       4      14      18      22      28      37
-----------------------------------------------------------------------------------------------------------------------
INVESCO V.I. SMALL CAP EQUITY FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $108.58 $106.22 $119.27 $161.54 $162.93 $151.73
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --       2       7      10      14      16      20
-----------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP ENERGY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $113.52 $101.98 $102.14 $128.92 $113.92 $ 87.63
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      10      31      49      67     101     142
-----------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP HIGH INCOME
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $106.27 $110.52 $129.55 $141.43 $142.39 $131.53
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      10      62     152     252     350     439
-----------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $ 89.76 $100.71 $129.29 $137.79 $128.27
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      10      61     127     178     235
-----------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $112.58 $ 99.44 $103.32 $146.34 $146.89 $147.86
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       2       9      21      27      31      44
------------------------------------------------------------------------------------------------------------------------
LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $113.45 $ 91.87 $110.79 $108.09 $101.84 $ 80.44
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      29     123     228     342     468     626
------------------------------------------------------------------------------------------------------------------------
MFS(R) INTERNATIONAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $105.97 $102.84 $117.79 $148.53 $148.41 $155.90
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      15      75     138     248     386     564
------------------------------------------------------------------------------------------------------------------------
MFS(R) INVESTORS TRUST SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $101.87 $ 98.22 $115.31 $150.09 $164.17 $162.12
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       8      15      19      27      30      31
------------------------------------------------------------------------------------------------------------------------
MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      --      --      -- $188.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      28
------------------------------------------------------------------------------------------------------------------------
MFS(R) TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $119.10 $118.91 $134.23 $178.67 $194.90 $212.84
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       4      19      34      46      61      89
------------------------------------------------------------------------------------------------------------------------
MFS(R) UTILITIES SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $110.84 $116.64 $130.46 $154.96 $172.18 $145.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       5      41      81     117     159     195
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 78.55 $ 86.44 $ 45.54 $ 61.76 $ 71.76 $ 66.45 $ 74.98 $101.59 $111.08 $114.13
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       112      98      84     166     203     170     147     130     116     107
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $115.90 $121.67 $123.17 $131.81 $138.30 $144.59 $150.67 $145.36 $149.00 $147.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       111     108      95      97     127     110     154     182     189     200
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.13 $121.76 $ 67.87 $ 95.07 $119.18 $108.47 $123.72 $171.33 $177.51 $172.71
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       116     107      96      92      79      64      52      44      38      36
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $140.28 $138.72 $ 87.76 $125.17 $154.48 $132.28 $150.05 $201.01 $209.20 $195.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        85      82      69      66      62      49      41      37      30      26
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $106.79 $124.72 $ 65.21 $102.08 $118.71 $111.64 $125.11 $167.60 $188.02 $197.46
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       124     126     121     131     140     131     123     117     116     118
------------------------------------------------------------------------------------------------------------------------
TARGET 2015 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.37 $114.81 $ 78.86 $ 93.74 $102.55 $ 98.46 $107.85 $121.54 $123.64 $119.82
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       5      11      13      18      22      24      25      30      33
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



---------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                         ----------------------------------------------------------------------------
                                          2006    2007    2008   2009   2010    2011   2012    2013    2014    2015
---------------------------------------------------------------------------------------------------------------------
TARGET 2025 ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.32 $115.96 $74.45 $90.62 $100.22 $95.16 $106.09 $124.84 $128.32 $124.19
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2      15     24     33      39     50      62      72      89     101
---------------------------------------------------------------------------------------------------------------------
TARGET 2035 ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.21 $116.92 $71.58 $88.79 $ 98.89 $93.17 $105.04 $126.88 $130.98 $126.78
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       7     14     22      32     45      58      75      94     116
---------------------------------------------------------------------------------------------------------------------
TARGET 2045 ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.99 $118.22 $68.52 $86.50 $ 96.81 $90.36 $103.05 $127.49 $131.98 $127.49
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       5      9     12      19     32      47      65      87     116
---------------------------------------------------------------------------------------------------------------------
VANECK VIP GLOBAL HARD ASSETS FUND
---------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --     --      -- $83.02 $ 84.57 $ 92.15 $ 73.43 $ 48.15
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --     --      --     17      38      49      65      87
---------------------------------------------------------------------------------------------------------------------







  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                         1290 Avenue of the Americas,
                              New York, NY 10104
                                 212-554-1234

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS


..   EQUI-VEST(R) VANTAGE/SM/ ADDITIONAL CONTRIBUTIONS TAX-SHELTERED (ACTS)
    PROGRAM, NEW JERSEY DEPARTMENT OF HIGHER EDUCATION

--------------------------------------------------------------------------------


This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "Prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your Prospectus and retain it for future reference. This Supplement incorporates the Prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your Prospectus. IF YOU ARE A CURRENT PARTICIPANT (DEFINED BELOW), THIS SUPPLEMENT REPLACES, IN ITS ENTIRETY, THE SUPPLEMENT TO YOUR CURRENT PROSPECTUS FOR EMPLOYER-SPONSORED RETIREMENT PLANS DATED MAY 1, 2016.


We offer the EQUI-VEST(R) Vantage/SM/ contract to fund the ACTS Program ("the plan").

The EQUI-VEST(R) Vantage/SM/ ACTS contract is a group variable deferred annuity contract. The employer will be the EQUI-VEST(R) Vantage/SM/ ACTS contract holder. Certain rights may be exercised by employees covered under an employer's plan (the "participants"). These rights will be set forth in a participation certificate provided to each participant. The 12-month period beginning on the participant's participation date and each 12-month period thereafter is a "participation year." The "participation date" is the date we receive a participant's properly completed and signed enrollment form and any other required documents at our processing office. "Contract date" is the date following our acceptance of a properly completed and signed application (and other required documents) on which the first participant is enrolled in the contract. The 12-month period beginning on a contract date and each 12-month period after that is a "contract year." The end of each 12-month period is the "contract anniversary." Terms and other provisions not defined or modified in this Supplement are the same as in the prospectus./(1)/

The group annuity contract that covers the qualified plan in which you participate is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under this contract. In the absence of a specific written arrangement to the contrary, you, as the participant under this contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him or her regarding any different arrangements that may apply.

We offer the EQUI-VEST(R) Vantage/SM/ ACTS contract to purchasers on the same basis and under the same terms and conditions described in the prospectus as those that apply to EQUI-VEST(R) Series 100 and 200 contracts, except for certain material differences described in this Supplement. You should be aware that an annuity contract that is a Tax Sheltered Annuity (TSA), such as the EQUI-VEST(R) Vantage/SM/ ACTS, does not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before participating in an EQUI-VEST(R) Vantage/SM/ ACTS, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of this annuity with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the prospectus.)

                              -------------------

See "Tax information" in the prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

Material differences between EQUI-VEST(R) Vantage/SM/ ACTS and the provisions of the EQUI-VEST(R) Series 100 and 200 contracts described in the prospectus include the information above as well as the following:


        FOR USE WITH THE ADDITIONAL CONTRIBUTIONS TAX-SHELTERED PROGRAM


-------------
(1)This Supplement distinguishes between "contract" and "participation certificate" as well as "contract holder" and "participant" when describing the EQUI-VEST(R) Vantage/SM/ ACTS product. The prospectus does not make these distinctions and generally uses the terms "you" and "your" when referring to the person who has the right or responsibility that the prospectus is discussing at that point, and to "contract" when referring to the participation certificate or contract that includes the right being discussed.


                                                           Cat. # 133282 (5/16)
                                                                         #83530



888-002 (5/16)

NB/IF

1. THE FOLLOWING IS ADDED TO "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS AT A GLANCE -- KEY FEATURES" UNDER "FEES AND CHARGES" IN THE PROSPECTUS:

-----------------------------------------------------------------------
FEES AND CHARGES FOR           .   Separate account charge deducted
EQUI-VEST(R) VANTAGE/SM/ ACTS      daily on amounts invested in
                                   variable investment options: 0.40%.
                               .   Annual administrative charge: There
                                   is no annual administrative charge.

                               .   Charges for certain optional
                                   special services.

                               .   No sales charge deducted at the
                                   time contributions are made.

                               .   Withdrawal charge: There is no
                                   withdrawal charge.

                               .   Annual expenses of the affiliated
                                   and unaffiliated Trusts (the
                                   "Trusts") portfolios are calculated
                                   as a percentage of the average
                                   daily net assets invested in each
                                   portfolio. Please see "Fee table"
                                   later in this Supplement.
-----------------------------------------------------------------------

2. PORTFOLIOS OF THE TRUSTS


We offer both affiliated and unaffiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some affiliated Portfolios, AXA FMG has entered into sub-advisory agreements with one or more investment advisers (the "sub-advisers") to carry out investment decisions for the Portfolios. As such, among other responsibilities, AXA FMG oversees the activities of the sub-advisers with respect to the affiliated Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The affiliated Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

AXA Equitable or the Distributors may directly or indirectly receive 12b-1 fees and additional payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates, for providing certain administrative, marketing, distribution and/or shareholder support services. These fees and payments range from 0% to 0.60% of the unaffiliated Portfolios' average daily net assets. The Distributors may also receive payments from the advisers or sub-advisers of the unaffiliated Portfolios or their affiliates for certain distribution services, including expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

As a certificate owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


Some affiliated Portfolios invest in other affiliated Portfolios (the "AXA Fund of Fund Portfolios"). The AXA Fund of Fund Portfolios offer certificate owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the AXA Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to certificate owners and/or suggest that certificate owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Fund of Fund Portfolios than certain other Portfolios available to you under your certificate. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.


As described in more detail in the Portfolio prospectuses, the AXA Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by AXA FMG (the "AXA volatility management strategy"), and, in addition, certain AXA Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The AXA volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the AXA volatility management strategy, the manager of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high.

The AXA Managed Volatility Portfolios that include the AXA volatility management strategy as part of their investment objective and/or principal investment strategy, and the AXA Fund of Fund Portfolios that invest in Portfolios that use the AXA volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."

Portfolios that utilize the AXA volatility management strategy (or, in the case of certain AXA Fund of Fund Portfolios, invest in other Portfolios that use the AXA volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. During rising markets, the AXA volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the AXA volatility management strategy (or, in the case of the AXA Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the AXA volatility management strategy). Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the AXA volatility management strategy. Please further note that certain other affiliated Portfolios, as well as unaffiliated Portfolios, may utilize volatility management techniques that differ from the AXA volatility management strategy. Any such Portfolio is not identified under "Volatility Management" below in the chart. Such techniques could also impact your account value in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.


ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program
(ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the AXA Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in certificates with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract and certificate and cert owners invested in that Portfolio:


   (a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and

   (b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the AXA Ultra Conservative Strategy investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract and certificate owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST --                                                                          INVESTMENT MANAGER (OR
 CLASS B SHARES                                                                    SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                                     AS APPLICABLE)                 MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE         Seeks to achieve long-term capital appreciation and           .   AXA Equitable Funds        (check mark)
  ALLOCATION         current income.                                                   Management Group, LLC
------------------------------------------------------------------------------------------------------------------------------
TARGET 2015          Seeks the highest total return over time consistent with its  .   AXA Equitable Funds
  ALLOCATION         asset mix. Total return includes capital growth and               Management Group, LLC
                     income.
------------------------------------------------------------------------------------------------------------------------------
TARGET 2025          Seeks the highest total return over time consistent with its  .   AXA Equitable Funds
  ALLOCATION         asset mix. Total return includes capital growth and               Management Group, LLC
                     income.
------------------------------------------------------------------------------------------------------------------------------
TARGET 2035          Seeks the highest total return over time consistent with its  .   AXA Equitable Funds
  ALLOCATION         asset mix. Total return includes capital growth and income.       Management Group, LLC
------------------------------------------------------------------------------------------------------------------------------
TARGET 2045          Seeks the highest total return over time consistent with its  .   AXA Equitable Funds
  ALLOCATION         asset mix. Total return includes capital growth and               Management Group, LLC
                     income.
------------------------------------------------------------------------------------------------------------------------------

 EQ ADVISORS TRUST
 --                                                                                 INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                                    SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                                      AS APPLICABLE)                 MANAGEMENT
-------------------------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED      Seeks to achieve long-term growth of capital with an           .   AllianceBernstein L.P.     (check mark)
  VOLATILITY         emphasis on risk-adjusted returns and managing volatility      .   AXA Equitable Funds
                     in the Portfolio.                                                  Management Group, LLC
                                                                                    .   BlackRock Investment
                                                                                        Management, LLC
-------------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN         Seeks to maximize income while maintaining prospects for       .   AXA Equitable Funds        (check mark)
  BALANCED MANAGED   capital appreciation with an emphasis on risk-adjusted             Management Group, LLC
  VOLATILITY         returns and managing volatility in the Portfolio.              .   BlackRock Investment
                                                                                        Management, LLC
                                                                                    .   Franklin Advisers, Inc.
-------------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL    Seeks to achieve long-term growth of capital with an           .   AXA Equitable Funds        (check mark)
  CORE MANAGED       emphasis on risk-adjusted returns and managing volatility          Management Group, LLC
  VOLATILITY         in the Portfolio.                                              .   BlackRock Investment
                                                                                        Management, LLC
                                                                                    .   EARNEST Partners, LLC
                                                                                    .   Federated Global
                                                                                        Investment Management
                                                                                        Corp.
                                                                                    .   Massachusetts Financial
                                                                                        Services Company d/b/a
                                                                                        MFS Investment Management
-------------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL    Seeks to provide current income and long-term growth of        .   AXA Equitable Funds        (check mark)
  VALUE MANAGED      income, accompanied by growth of capital with an emphasis          Management Group, LLC
  VOLATILITY         on risk-adjusted returns and managing volatility in the        .   BlackRock Investment
                     Portfolio.                                                         Management, LLC
                                                                                    .   Northern Cross, LLC
-------------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE  Seeks to achieve long term growth of capital with an           .   AllianceBernstein L.P.     (check mark)
  MANAGED VOLATILITY emphasis on risk-adjusted returns and managing volatility in   .   AXA Equitable Funds
                     the Portfolio.                                                     Management Group, LLC
                                                                                    .   BlackRock Investment
                                                                                        Management, LLC
                                                                                    .   Massachusetts Financial
                                                                                        Services Company d/b/a
                                                                                        MFS Investment Management
-------------------------------------------------------------------------------------------------------------------------------
AXA/LOOMIS SAYLES    Seeks to achieve capital appreciation.                         .   Loomis, Sayles & Company,
  GROWTH                                                                                L.P.
-------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY  Seeks to achieve long-term capital appreciation.               .   Calvert Investment
  RESPONSIBLE                                                                           Management Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK      Seeks to achieve a total return before expenses that           .   AllianceBernstein L.P.
  INDEX              approximates the total return performance of the Russell
                     3000(R) Index, including reinvestment of dividends, at a
                     risk level consistent with that of the Russell 3000(R) Index.
-------------------------------------------------------------------------------------------------------------------------------

 EQ ADVISORS TRUST
 --                                                                                   INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                                      SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                                        AS APPLICABLE)                 MANAGEMENT
-------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX   Seeks to achieve a total return before expenses that             .   SSgA Funds Management,
                     approximates the total return performance of the Barclays            Inc.
                     U.S. Immediate Government/Credit Bond Index, including
                     reinvestment of dividends, at a risk level consistent with that of the Barclays U.S. Immediate Government/Credit
                     Bond Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX  Seeks to achieve a total return before expenses that             .   AllianceBernstein L.P.
                     approximates the total return performance of the Standard &
                     Poor's 500 Composite Stock Price Index, including
                     reinvestment of dividends, at a risk level consistent with that of the Standard & Poor's 500 Composite Stock Price Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL       Seeks to maximize capital appreciation.                          .   GAMCO Asset Management,
  COMPANY VALUE                                                                           Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL     Seeks to achieve a total return (before expenses) that           .   AllianceBernstein L.P.
  EQUITY INDEX       approximates the total return performance of a composite
                     index comprised of 40% DJ Euro STOXX 50 Index, 25% FTSE
                     100 Index, 25% TOPIX Index, and 10% S&P/ASX 200 Index,
                     including reinvestment of dividends, at a risk level consistent with that of the composite index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE    Seeks to achieve long-term capital appreciation.                 .   J.P. Morgan Investment
  OPPORTUNITIES                                                                           Management Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS               Seeks to achieve capital appreciation.                           .   Massachusetts Financial
  INTERNATIONAL                                                                           Services Company d/b/a
  GROWTH                                                                                  MFS Investment Management
-------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX     Seeks to achieve a total return before expenses that             .   SSgA Funds Management,
                     approximates the total return performance of the Standard &          Inc.
                     Poor's Mid Cap 400 Index, including reinvestment of
                     dividends, at a risk level consistent with that of the Standard
                     & Poor's Mid Cap 400 Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET/(1)/ Seeks to obtain a high level of current income, preserve its     .   The Dreyfus Corporation
                     assets and maintain liquidity.
-------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY    Seeks to achieve capital growth.                                 .   Morgan Stanley Investment
  MID CAP GROWTH                                                                          Management Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY     Seeks to replicate as closely as possible (before expenses)      .   AllianceBernstein L.P.
  INDEX              the total return of the Russell 2000(R) Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE     Seeks to achieve long-term capital appreciation and              .   T. Rowe Price Associates,
  GROWTH STOCK       secondarily, income.                                                 Inc.
-------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE    Seeks to achieve a balance of high current income and            .   AXA Equitable Funds
  BOND               capital appreciation, consistent with a prudent level of             Management Group, LLC
                     risk.                                                            .   BlackRock Financial
                                                                                          Management, Inc.
                                                                                      .   DoubleLine Capital L.P.
                                                                                      .   Pacific Investment
                                                                                          Management Company LLC
                                                                                      .   SSgA Funds Management,
                                                                                          Inc.
-------------------------------------------------------------------------------------------------------------------------------

 EQ ADVISORS TRUST
 --                                                                 INVESTMENT MANAGER (OR
 CLASS IB SHARES                                                    SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                      AS APPLICABLE)                 MANAGEMENT
-------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID     Seeks to achieve long-term growth of capital.  .   AXA Equitable Funds
  CAP VALUE                                                             Management Group, LLC
                                                                    .   BlackRock Investment
                                                                        Management, LLC
                                                                    .   Diamond Hill Capital
                                                                        Management, Inc.
                                                                    .   Lord, Abbett & Co. LLC

--------------------------------------------------------------------------------------------------------
 IVY FUNDS VARIABLE
 INSURANCE                                                                INVESTMENT MANAGER
 PORTFOLIOS                                                               (OR SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                            AS APPLICABLE)
--------------------------------------------------------------------------------------------------------
IVY FUNDS VIP ENERGY To seek to provide capital growth and appreciation.  .   Waddell & Reed Investment
                                                                              Management Company
                                                                              (WRIMCO)

-------------------------------------------------------------------------------------------------------------
 MFS(R) VARIABLE
 INSURANCE TRUSTS                                                              INVESTMENT MANAGER
 SERVICE CLASS                                                                 (OR SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                 AS APPLICABLE)
-------------------------------------------------------------------------------------------------------------
MFS(R) UTILITIES     The fund's investment objective is to seek total return.  .   Massachusetts Financial
  SERIES                                                                           Services Company
-------------------------------------------------------------------------------------------------------------

(1)The Board of Trustees of EQ Advisors Trust has approved changes to the Portfolio's principal investment strategies that will allow the Portfolio to operate as a "government money market fund." Effective April 1, 2016, the Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING.

3. THE FOLLOWING TABLE AND EXAMPLE ARE ADDED BEFORE "CONDENSED FINANCIAL INFORMATION" IN "FEE TABLE" IN THE PROSPECTUS:

FEE TABLE

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the EQUI-VEST(R) Vantage/SM/ ACTS certificate. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you surrender the certificate, purchase a Variable Immediate Annuity payout option or make certain transfers and rollovers. Charges for certain features shown in the fee table are mutually exclusive.

----------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME
 YOU REQUEST CERTAIN TRANSACTIONS
----------------------------------------------------------------------------------
Withdrawal charge as a percentage of the amount
withdrawn (deducted when you surrender your
certificate or make certain withdrawals)                0%

Special services charges

  .   Wire transfer charge/(1)/                         $90 (current and maximum)

  .   Express mail charge                               $35 (current and maximum)
----------------------------------------------------------------------------------

The next table describes the fees and expenses that you
will pay periodically during the time that you own the
certificate, not including underlying trust portfolio fees
and expenses.
-----------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH
 CONTRACT DATE ANNIVERSARY
-----------------------------------------------------------
Maximum annual administrative charge                    $0

--------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT
 OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET
 ASSETS
--------------------------------------------------------------
Separate account annual expenses/(2)/                   0.40%
--------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the certificate. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.

-----------------------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2015 (expenses that are deducted from                Lowest Highest
portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses)/(3)/   0.61%   1.29%
-----------------------------------------------------------------------------------------------------------------


Notes:

(1)Unless you specify otherwise, this charge will be deducted from the amount you request.
(2)For mortality and expense risks, and administrative and financial accounting expenses. A portion of this charge is for providing the death benefit.

(3)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2015, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio. The "Highest" represents the total annual operating expenses of the Multimanager Mid Cap Value Portfolio.


EXAMPLES: EQUI-VEST(R) VANTAGE/SM/ ACTS CONTRACTS

These examples are intended to help you compare the cost of investing in the EQUI-VEST(R) Vantage/SM/ ACTS contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses).

The examples below show the expenses that a hypothetical certificate holder would pay in the situations illustrated.

We assume that the Contract Year and Participation Year are the same. For a complete description of portfolio charges and expenses, please see the prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


-----------------------------------------------------------------------------------------------------------
                                                                        IF YOU SURRENDER OR DO NOT
                          IF YOU ANNUITIZE AT THE END OF THE          SURRENDER YOUR CONTRACT AT THE END OF
                          APPLICABLE TIME PERIOD                        THE APPLICABLE TIME PERIOD
-----------------------------------------------------------------------------------------------------------
                          1 YEAR     3 YEARS     5 YEARS     10 YEARS 1 YEAR   3 YEARS   5 YEARS  10 YEARS
-----------------------------------------------------------------------------------------------------------
(a)assuming maximum fees
   and expenses of any
   of the Portfolios       N/A        $995       $1,457       $2,736   $209     $645     $1,107    $2,386
-----------------------------------------------------------------------------------------------------------
(b)assuming minimum fees
   and expenses of any
   of the Portfolios       N/A        $778       $1,089       $1,973   $138     $428     $  739    $1,623
-----------------------------------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Supplement for the unit values and number of units outstanding as of the period shown for each of the variable investment options, available as of December 31, 2015.

4. THE FOLLOWING INFORMATION IS ADDED TO THE CHART IN THE SECTION ENTITLED "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS:


-------------------------------------------------------------------------------------
 CONTRACT TYPE    SOURCE OF CONTRIBUTIONS           LIMITATIONS ON CONTRIBUTIONS
-------------------------------------------------------------------------------------
EQUI-VEST(R)      .   Salary Reduction              .   For 2016, maximum amount of
VANTAGE/SM/ ACTS      Contributions (Elective           employer and employee
                      Deferral Contributions):          contributions is generally
                      Contributions under a salary      the lesser of $53,000 or
                      reduction agreement that an       100% of compensation with
                      employee enters into with         maximum salary reduction
                      the Employer under the Plan,      contribution of $18,000.
                      including designated Roth     .   If your employer's plan
                      contributions under Section       permits and you are at least
                      402A of the Code.                 age 50 at any time during
                  .   Additional "catch-up"             2016, additional salary
                      contributions.                    reduction "catch-up"
                  .   Rollover Contributions:           contributions totalling up
                      Contributions of eligible         to $6,000 can be made.
                      rollover distributions
                      directly or indirectly from
                      another eligible retirement
                      arrangement.
-------------------------------------------------------------------------------------

EQUI-VEST(R)      .   Direct Transfer               .   All salary reduction
VANTAGE/SM/ ACTS      Contributions: Amounts            contributions (whether
(CONTINUED)           directly transferred (either      pre-tax or designated Roth)
                      a plan-to-plan direct             may not exceed the total
                      transfer or a contract            maximum for the year (for
                      exchange under the same           2016, $18,000 and age 50
                      403(b) plan).                     catch-up of $6,000).
                                                    .   Rollover or direct transfer
                                                        contributions after age
                                                        70 1/2 must be net of
                                                        required minimum
                                                        distributions.
                                                    .   Different sources of
                                                        contributions and earnings
                                                        may be subject to withdrawal
                                                        restrictions.
-------------------------------------------------------------------------------------


5. THE LAST SENTENCE OF THE SECOND PARAGRAPH FOLLOWING THE CHART UNDER "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable accumulation annuities in which a participant has an interest would then total more than $2,500,000.

6. THE FIRST PARAGRAPH UNDER "OWNER AND ANNUITANT REQUIREMENTS" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS IS REPLACED IN ITS ENTIRETY BY THE
   FOLLOWING:

For the following employer-funded programs, the employee must be the owner on the contract: SEP-IRA, SARSEP IRA, SIMPLE IRA, TSA, University TSA (other than EQUI-VEST(R) Vantage/SM/ ACTS contracts) and Annuitant-Owned HR-10.

7. THE FINAL PARAGRAPH UNDER "GUARANTEED INTEREST OPTION," IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING PARAGRAPH:


For certificates issued on or before August 24, 2012, the minimum yearly guaranteed interest rate for 2016 is 1.50%. Your lifetime minimum guaranteed interest rate is 1.50%. For certificates issued on or after August 27, 2012, the minimum yearly guaranteed interest rate for 2016 is 1.00%. Your lifetime minimum guaranteed interest rate is 1.00%. For all certificates, the minimum yearly guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Also, current rates will never be less than the minimum yearly guaranteed interest rate.


8. THE SECTION "SELECTING YOUR INVESTMENT METHOD" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS DOES NOT APPLY TO EQUI-VEST(R) VANTAGE/SM/ ACTS AND IS DELETED IN ITS ENTIRETY. A NEW SECTION IS ADDED AS FOLLOWS:

TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS

From time to time, we may remove certain restrictions that apply. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions.

THE TRANSFER AND WITHDRAWAL RESTRICTIONS DESCRIBED IN ITEMS 9. AND 10. OF THIS SUPPLEMENT APPLY TO PARTICIPATION CERTIFICATES ISSUED ON OR BEFORE AUGUST 24, 2012 ONLY. THEY DO NOT APPLY TO PARTICIPATION CERTIFICATES ISSUED AFTER THIS DATE. For certificates issued on or after August 27, 2012, AXA Equitable reserves the right to prohibit transfers to the guaranteed interest option in the first participation year.

9. THE SEVENTH BULLET UNDER "TRANSFERRING YOUR ACCOUNT VALUE" IN "TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS" IN THE PROSPECTUS IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

..   The maximum amount that may be transferred from the guaranteed interest option to any investment option in any participation year is the greatest of:

   (a)25% of the amount you have in the guaranteed interest option on the last day of the prior participation year; or

   (b)the sum of the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options plus amounts withdrawn from the contract in the prior participation year (including any amounts withdrawn for a plan-to-plan direct transfer or a contract exchange under the same plan, but not including any amounts that were withdrawn as a result of a distributable event as set forth in the contract); or

   (c)25% of amounts transferred or allocated to the guaranteed interest option during the current participation year.

These limitations are more fully described in your participation certificate.

..   We reserve the right to not permit transfers into the guaranteed interest option in the first participation year. After the first participation year, we also reserve the right to prohibit a transfer into the guaranteed interest option if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

10.A NEW SUBSECTION IS ADDED IMMEDIATELY AFTER THE CHART UNDER "WITHDRAWING
   YOUR ACCOUNT VALUE" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AS FOLLOWS:

RESTRICTIONS ON WITHDRAWALS FROM THE GUARANTEED INTEREST OPTION:

The maximum amount that may be withdrawn from the guaranteed interest option in any participation year is the greatest of:

(a)25% of the amount you have in the guaranteed interest option on the last day of the prior participation year; or

(b)the sum of the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options plus amounts withdrawn from your account balance under the contract in the prior participation year (including any amounts withdrawn for a plan-to-plan direct transfer or a contract exchange under the same plan, but not including any amounts that were withdrawn as a result of a distributable event as set forth in the contract); or

(c)25% of amounts transferred or allocated to the guaranteed interest option during the current participation year.

   These limitations are more fully described in your participation certificate.

11.THE FOLLOWING IS ADDED AS THE LAST SENTENCE OF THE FIRST PARAGRAPH UNDER
   "LOANS UNDER TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE TRUSTEED CONTRACTS" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS:

Any participant loan requests require contract holder approval.

12.THE FOLLOWING IS ADDED AFTER THE SECTION ENTITLED "TERMINATION" IN
   "ACCESSING YOUR MONEY" IN THE PROSPECTUS:

EQUI-VEST(R) VANTAGE/SM/ ACTS TERMINATION OF PARTICIPATION

We may terminate the participant's participation under the EQUI-VEST(R) Vantage/SM/ ACTS contract and pay that participant the account value under the certificate if:

(1)the account value under the certificate is less than $500 and that participant has not made contributions under the certificate for a period of three years;

(2)a participant requests a partial withdrawal that reduces the account value under the certificate to an amount of less than $500;

(3)a participant has not made any contributions under the certificate within 120 days from his or her participation date; or

(4)the plan is no longer qualified under Section 403(b) of the Code and the EQUI-VEST(R) Vantage/SM/ ACTS contract is terminated by us.

We will deduct the amount of any outstanding loan balance from the account value when we terminate a participant's participation under the contract.

The contract holder may discontinue an EQUI-VEST(R) Vantage/SM/ ACTS contract. Discontinuance of a contract means that the contract holder will not permit any further salary deferrals to be made under the contract. If and as permitted by the plan, and subject to the annual withdrawal restriction from the guaranteed interest option, the participant may withdraw any portion of the account value under the certificate and: (i) transfer, exchange or directly roll over such amounts to the employer-designated funding vehicle; (ii) directly roll over such amounts to another eligible retirement plan; (iii) retain such amounts, if permitted under federal tax law; or (iv) maintain such account value with us.

An EQUI-VEST(R) Vantage/SM/ ACTS contract may be terminated only after all participation under the contract is terminated.

13.THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES ISSUED IN
   NEW YORK -- FIXED MATURITY OPTIONS/(1)/" IN "CHARGES AND EXPENSES" IN THE
   PROSPECTUS:

CHARGES UNDER EQUI-VEST(R) VANTAGE/SM/ ACTS CONTRACTS

CHARGE AGAINST THE SEPARATE ACCOUNT

We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate of 0.40% of daily net assets attributable to all certificates under the group contract.

The mortality risk we assume is the risk that participants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the certificates than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the certificates. A participant's participation certificate will set forth the applicable separate account charge.

We will determine the separate account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST/SM/ Vantage/SM/ ACTS contracts.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

14.THE SECOND PARAGRAPH IN "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS" UNDER
   "WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" IN THE PROSPECTUS IS AMENDED IN THE FOLLOWING MANNER:

The phrase in the first sentence of the paragraph "or to your account balance attributable to employer contributions" is deleted in its entirety.

15.IN "DISTRIBUTION OF THE CONTRACTS", PLEASE NOTE THE FOLLOWING:

The contribution-based compensation described in the subsection entitled, "AXA Advisors Compensation" applies to all participation certificates issued on or before August 24, 2012. For participation certificates issued after this date, the following replaces the first paragraph of this section:

AXA Equitable pays compensation to AXA Advisors to reimburse AXA Advisors for salaries paid to financial professionals that are involved in the establishment of new participation certificates. The salaries paid to financial professionals are predetermined amounts and are not based on contributions to the participation certificates.

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The following table shows the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under SEPARATE ACCOUNT A with the same daily asset charge of 0.40%. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.

EQUI-VEST(R) VANTAGE/SM/ ACTS CONTRACTS


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.40%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



----------------------------------------------------------------------------
                                            FOR THE YEAR ENDING DECEMBER 31,
                                            -------------------------------
                                             2012     2013    2014    2015
----------------------------------------------------------------------------
AXA 400 MANAGED VOLATILITY
----------------------------------------------------------------------------
   Unit value                               $104.96  $137.65 $149.17 $143.95
----------------------------------------------------------------------------
   Number of units outstanding (000's)           --        1       2       2
----------------------------------------------------------------------------
AXA INTERNATIONAL CORE MANAGED VOLATILITY
----------------------------------------------------------------------------
   Unit value                               $109.68  $129.07 $ 91.71 $ 87.37
----------------------------------------------------------------------------
   Number of units outstanding (000's)           --       --      --       1
----------------------------------------------------------------------------
AXA INTERNATIONAL VALUE MANAGED VOLATILITY
----------------------------------------------------------------------------
   Unit value                               $109.45  $130.08 $120.26 $115.99
----------------------------------------------------------------------------
   Number of units outstanding (000's)           38       39      39      39
----------------------------------------------------------------------------
AXA LARGE CAP VALUE MANAGED VOLATILITY
----------------------------------------------------------------------------
   Unit value                               $103.13  $136.08 $152.11 $145.41
----------------------------------------------------------------------------
   Number of units outstanding (000's)           26       26      25      25
----------------------------------------------------------------------------
AXA MODERATE ALLOCATION
----------------------------------------------------------------------------
   Unit value                               $102.42  $115.38 $118.40 $116.89
----------------------------------------------------------------------------
   Number of units outstanding (000's)           27       30      30      30
----------------------------------------------------------------------------
AXA/FRANKLIN BALANCED MANAGED VOLATILITY
----------------------------------------------------------------------------
   Unit value                               $102.12  $116.54 $123.27 $119.06
----------------------------------------------------------------------------
   Number of units outstanding (000's)           --       --       1       1
----------------------------------------------------------------------------
AXA/LOOMIS SAYLES GROWTH
----------------------------------------------------------------------------
   Unit value                               $ 99.99  $126.74 $136.11 $151.19
----------------------------------------------------------------------------
   Number of units outstanding (000's)           --       --      --      --
----------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
----------------------------------------------------------------------------
   Unit value                               $101.42  $135.70 $153.55 $153.66
----------------------------------------------------------------------------
   Number of units outstanding (000's)            2        2       3       4
----------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
----------------------------------------------------------------------------
   Unit value                               $101.97  $134.54 $150.16 $149.47
----------------------------------------------------------------------------
   Number of units outstanding (000's)           10       11      11      11
----------------------------------------------------------------------------
EQ/CORE BOND INDEX
----------------------------------------------------------------------------
   Unit value                               $101.06  $ 99.05 $101.04 $101.08
----------------------------------------------------------------------------
   Number of units outstanding (000's)            7        8       9       9
----------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.40%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



-------------------------------------------------------------------------
                                         FOR THE YEAR ENDING DECEMBER 31,
                                         -------------------------------
                                          2012     2013    2014    2015
-------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
-------------------------------------------------------------------------
   Unit value                            $101.23  $132.60 $149.21 $149.79
-------------------------------------------------------------------------
   Number of units outstanding (000's)        38       39      43      45
-------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
-------------------------------------------------------------------------
   Unit value                            $107.99  $149.63 $153.61 $144.27
-------------------------------------------------------------------------
   Number of units outstanding (000's)        --        2       3       4
-------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
-------------------------------------------------------------------------
   Unit value                            $109.85  $132.91 $123.24 $120.13
-------------------------------------------------------------------------
   Number of units outstanding (000's)        --       --       2       3
-------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
-------------------------------------------------------------------------
   Unit value                            $104.59  $141.45 $161.14 $156.83
-------------------------------------------------------------------------
   Number of units outstanding (000's)        --       --       1       2
-------------------------------------------------------------------------
EQ/MFS INTERNATIONAL GROWTH
-------------------------------------------------------------------------
   Unit value                            $108.44  $122.75 $116.14 $115.90
-------------------------------------------------------------------------
   Number of units outstanding (000's)        --        2       3       4
-------------------------------------------------------------------------
EQ/MID CAP INDEX
-------------------------------------------------------------------------
   Unit value                            $105.09  $138.77 $150.64 $145.75
-------------------------------------------------------------------------
   Number of units outstanding (000's)        41       42      43      43
-------------------------------------------------------------------------
EQ/MONEY MARKET
-------------------------------------------------------------------------
   Unit value                            $ 99.85  $ 99.45 $ 99.05 $ 98.66
-------------------------------------------------------------------------
   Number of units outstanding (000's)         3        2       2       2
-------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
-------------------------------------------------------------------------
   Unit value                            $102.88  $141.96 $140.39 $132.15
-------------------------------------------------------------------------
   Number of units outstanding (000's)        --       --       1       1
-------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
-------------------------------------------------------------------------
   Unit value                            $104.81  $143.48 $149.84 $142.42
-------------------------------------------------------------------------
   Number of units outstanding (000's)        41       42      42      42
-------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH STOCK
-------------------------------------------------------------------------
   Unit value                            $101.45  $139.36 $150.80 $165.55
-------------------------------------------------------------------------
   Number of units outstanding (000's)        21       24      25      25
-------------------------------------------------------------------------
IVY FUNDS VIP ENERGY
-------------------------------------------------------------------------
   Unit value                            $100.32  $127.66 $113.72 $ 88.18
-------------------------------------------------------------------------
   Number of units outstanding (000's)        --        2       4       5
-------------------------------------------------------------------------
MFS(R) UTILITIES SERIES
-------------------------------------------------------------------------
   Unit value                            $104.12  $124.67 $139.65 $118.57
-------------------------------------------------------------------------
   Number of units outstanding (000's)        --        1       4       6
-------------------------------------------------------------------------
MULTIMANAGER CORE BOND
-------------------------------------------------------------------------
   Unit value                            $101.59  $ 98.80 $102.09 $101.82
-------------------------------------------------------------------------
   Number of units outstanding (000's)        --        2       2       3
-------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.40%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015. (CONTINUED)



-------------------------------------------------------------------------
                                         FOR THE YEAR ENDING DECEMBER 31,
                                         -------------------------------
                                          2012     2013    2014    2015
-------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
-------------------------------------------------------------------------
   Unit value                            $106.24  $143.47 $150.53 $141.60
-------------------------------------------------------------------------
   Number of units outstanding (000's)        --       --       1      --
-------------------------------------------------------------------------
TARGET 2015 ALLOCATION
-------------------------------------------------------------------------
   Unit value                            $103.12  $117.16 $120.15 $117.38
-------------------------------------------------------------------------
   Number of units outstanding (000's)        --       --      --      --
-------------------------------------------------------------------------
TARGET 2025 ALLOCATION
-------------------------------------------------------------------------
   Unit value                            $103.50  $122.78 $127.22 $124.12
-------------------------------------------------------------------------
   Number of units outstanding (000's)        --       --      --      --
-------------------------------------------------------------------------
TARGET 2035 ALLOCATION
-------------------------------------------------------------------------
   Unit value                            $103.77  $126.36 $131.50 $128.32
-------------------------------------------------------------------------
   Number of units outstanding (000's)        --       --       1       1
-------------------------------------------------------------------------
TARGET 2045 ALLOCATION
-------------------------------------------------------------------------
   Unit value                            $104.11  $129.85 $135.51 $131.97
-------------------------------------------------------------------------
   Number of units outstanding (000's)        --       --      --       1
-------------------------------------------------------------------------




  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS


..   EQUI-VEST(R) TSA CONTRACTS (SERIES 200)/(1)/ OFFERED TO EMPLOYEES OF
    CERTAIN NON-PROFIT ORGANIZATIONS WITHIN THE STATE OF OREGON

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

We offer the EQUI-VEST(R) series 200 contracts, as described below ("Modified Oregon TSA Contracts"), to fund plans that meet the requirements of Internal Revenue Code Section 403(b) ("Section 403(b) plans") sponsored by certain
Section 501(c)(3) non-profit organizations, within the State of Oregon ("employer"). Modified Oregon TSA Contracts are available only when an employer
(i) makes contributions to a Section 403(b) plan; (ii) has entered into an agreement with us that permits us to offer Modified Oregon TSA Contracts as a funding vehicle for its 403(b) plan; and (iii) has at least $10 million in existing assets to fund Modified Oregon TSA Contracts in its 403(b) plan.

This Supplement describes the material differences between the series 200 contracts described in the prospectus and the Modified Oregon TSA Contracts. Certain of the modifications relate to the separate account asset-based charges for the variable investment options under Modified Oregon TSA Contracts. These charges are lowered from a maximum of 1.49% on certain variable investment options to 0.90% on all variable investment options. The Class IB/B shares of either AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts") are available under Modified Oregon TSA Contracts. The series 200 contracts described in the prospectus include Class IA shares of certain Trusts, which are not offered under Modified Oregon TSA Contracts.

For purposes of this Supplement, the term "annuitant" refers to holders of current contracts (contract number 11947CT-I/(1)/, and certificate numbers 11934T/(1)/ and 92TSAAOR00) and the Modified Oregon TSA Contracts offered hereunder. Terms and other provisions not defined or modified in this Supplement are the same as in the prospectus.

Because you are purchasing an annuity contract as a Tax Sheltered Annuity
(TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the prospectus.)

THE FIRST BULLET IN "FEES AND CHARGES" UNDER "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE -- KEY FEATURES" SECTION IN THE PROSPECTUS HAS BEEN MODIFIED FOR OREGON TSA CONTRACTS, AS FOLLOWS:

We deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 0.90%.
-------------
(1)For in-force contracts, your contract series may be Series 100.


                      FOR USE ONLY IN THE STATE OF OREGON


                                                                         #69304

Fee table

--------------------------------------------------------------------------------

The following tables are applicable to Modified Oregon TSA Contracts and describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Please also see the discussion of the modifications to "charges and expenses" as set forth later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

-------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT AT THE TIME YOU REQUEST CERTAIN
 TRANSACTIONS
-------------------------------------------------------------------------------
Withdrawal charge as a percentage of
the amount withdrawn (deducted if you
surrender your contract or make
certain withdrawals).                   0%

The withdrawal charge is waived; therefore all references in the prospectus to "withdrawal charge" or "10% free withdrawal amount" are deleted in their entirety.

Special services charges

 .   Wire transfer charge/(1)/          $90 (current and maximum)

 .   Express mail charge/(1)/           $35 (current and maximum)
-------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying trust portfolio fees and expenses.
-------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
-------------------------------------------------------------------------------
Annual administrative charge:           $0
The annual administrative charge is waived; therefore all references in the prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.
-------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------

Separate account annual expenses:

Mortality and expense risks/(2)/        0.65%

Other expenses/(3)/                     0.25%

TOTAL SEPARATE ACCOUNT A ANNUAL         0.90%
EXPENSES/(4)/
-------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


---------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL
 PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2015
(expenses that are deducted from portfolio assets including
management fees, 12b-1 fees, service fees, and/or other      Lowest Highest
expenses)/(5)/                                               0.61%   2.09%
---------------------------------------------------------------------------


Notes:



(1)Unless you specify otherwise, this charge will be deducted from the amount you request.
(2)A portion of this charge is for providing the death benefit.
(3)This charge is for financial accounting and other administrative services relating to the contract.
(4)Total Separate Account A charges annual expenses of the variable investment options (not including the Trusts' fees and other expenses) are guaranteed not to exceed a total annual rate of 0.90%.

(5)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2015, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio. The "Highest" represents the total annual operating expenses of the All Asset Aggressive-Alt 25 Portfolio. For more information, see the prospectuses for the Portfolios.

THE SECTION ENTITLED "CHARGES UNDER THE CONTRACTS" UNDER "CHARGES AND EXPENSES"
SECTION IN THE PROSPECTUS HAS BEEN MODIFIED AS FOLLOWS:

MORTALITY AND EXPENSE RISKS CHARGE. The following information replaces the first paragraph of this section.

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit. The daily charge is equivalent to an annual rate of 0.65% of the net assets in each of the variable investment options.

CHARGE FOR OTHER EXPENSES. The following information replaces this section in its entirety:

We deduct this daily charge from the net assets in each variable investment option. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. The charge is to reimburse us for the cost of financial accounting services we provide under the contracts.

CONDENSED FINANCIAL INFORMATION

EQUI-VEST(R) MODIFIED OREGON TSA CONTRACT


THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%.



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET AGGRESSIVE-ALT 25
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $107.85 $109.35 $103.61
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       3       4
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET GROWTH-ALT 20
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      -- $104.60 $119.19 $113.99 $126.51 $143.08 $145.18 $138.18
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       2       4       7      10      12      12
--------------------------------------------------------------------------------------------------------------------------
 ALL ASSET MODERATE GROWTH-ALT 15
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $104.33 $105.90 $101.03
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 AMERICAN FUNDS INSURANCE SERIES(R) BOND FUND/SM/
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 96.50 $100.55 $ 99.57
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       6      11
--------------------------------------------------------------------------------------------------------------------------
 AXA 400 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $119.90 $109.05 $125.86 $164.25 $177.09 $170.04
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 AXA 500 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $115.50 $110.17 $125.36 $162.66 $181.49 $180.51
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       1       2
--------------------------------------------------------------------------------------------------------------------------
 AXA 2000 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $123.95 $109.88 $125.70 $171.15 $176.49 $165.98
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $151.47 $159.36 $ 96.03 $121.13 $135.74 $124.42 $140.78 $176.39 $183.05 $178.21
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           5       9      19      70     120     155     191     255     283     301
--------------------------------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.55 $116.64 $120.67 $118.82
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       3       4       6
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $115.00 $120.57 $106.32 $115.72 $123.01 $124.22 $128.74 $133.12 $135.37 $133.82
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       2       3      12      24      31      37      46      56      58
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $102.93 $112.73 $115.97 $114.40
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       1       2
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $101.61 $105.11 $106.87 $105.73
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       2       1
--------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $122.77 $128.34 $102.48 $116.20 $125.60 $123.59 $131.51 $143.67 $146.88 $144.61
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           4       7      10      28      50      65      79      96     103     113
--------------------------------------------------------------------------------------------------------------------------
 AXA GLOBAL EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $350.50 $493.27 $208.48 $310.04 $342.45 $297.57 $344.97 $411.47 $414.64 $340.45
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           2       2       2       3       3       3       2       6       6      35
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $139.38 $159.14 $ 86.97 $116.64 $126.25 $103.93 $119.79 $139.51 $129.63 $122.89
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           5       5       6      10      23      28      30      33      46      49
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $111.66 $ 92.90 $107.33 $128.82 $119.43 $115.51
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       1       1       2       3       3
--------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $160.43 $175.18 $ 98.96 $127.74 $134.27 $111.55 $129.86 $153.56 $141.26 $135.56
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          14      20      21      36      49      44      46      52      51      50
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $106.56 $109.70 $ 68.05 $ 85.32 $ 96.54 $ 91.62 $104.40 $136.11 $150.56 $149.76
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       1       3       5       5       5       5       6       6
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP GROWTH MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 93.95 $107.65 $ 65.89 $ 88.06 $ 99.88 $ 95.36 $107.48 $144.21 $158.75 $182.80
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           5       3       3       3       5       5       4       6      24      74
--------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $147.18 $139.22 $ 78.18 $ 93.31 $104.20 $ 98.03 $112.55 $147.76 $164.33 $158.36
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          18      16      15      14      17      16      15      31      30      53
--------------------------------------------------------------------------------------------------------------------------
 AXA MID CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $178.95 $174.50 $104.51 $140.70 $170.75 $153.26 $180.17 $237.61 $261.07 $201.66
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           4       4       4       6       8       7       6      12      12      33
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $126.31 $133.43 $100.17 $116.47 $127.21 $123.38 $133.44 $149.58 $153.13 $239.50
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          22      19      17      15      15      15      15      11      11      28
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE GROWTH STRATEGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $104.17 $120.66 $125.56 $123.45
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       3       7      11
--------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $143.50 $151.29 $102.29 $123.62 $136.66 $128.72 $142.26 $168.88 $173.67 $169.88
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          16      35      59     160     246     297     342     393     417     425
--------------------------------------------------------------------------------------------------------------------------
 AXA/AB DYNAMIC MODERATE GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      -- $103.50 $119.15 $123.72 $121.85
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       2       3
--------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 AXA/AB SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $139.15 $160.90 $ 88.24 $118.65 $156.68 $154.27 $176.70 $241.96 $248.36 $337.88
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           4       4       4       4       4       4       4       5       4      16
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN BALANCED MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $104.43 $105.62 $ 71.38 $ 92.33 $101.84 $101.01 $111.34 $126.42 $133.05 $127.85
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       7       6       8      12      12      11      14      16      20
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $103.24 $ 98.12 $ 64.76 $ 82.29 $101.33 $ 90.80 $105.13 $142.40 $144.12 $133.49
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       2       3       3       2       3       3       3
--------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   -- $ 95.43 $ 59.69 $ 75.98 $ 83.12 $ 78.72 $ 89.49 $109.34 $114.29 $110.08
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       3       6       8       9      10      12      13      15
--------------------------------------------------------------------------------------------------------------------------
 AXA/LOOMIS SAYLES GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $117.07 $140.16 $ 93.21 $119.84 $128.52 $131.03 $146.18 $184.38 $197.01 $217.73
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       1       2       5       7       8       8       8       8
--------------------------------------------------------------------------------------------------------------------------
 AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $107.25 $108.03 $ 66.27 $ 82.17 $ 91.15 $ 86.31 $ 97.68 $125.14 $136.04 $131.61
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       1       2       6       6       6       8       8       8
--------------------------------------------------------------------------------------------------------------------------
 AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $107.73 $108.98 $ 63.91 $ 82.36 $ 88.15 $ 80.10 $ 94.73 $119.17 $119.40 $115.20
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       1       3       7       8       8      11      12      14
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ MULTI-SECTOR BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.02 $110.41 $ 83.70 $ 90.94 $ 96.10 $100.07 $104.45 $102.61 $104.11 $151.59
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           5       5       5       5       5       5       4       5       4      20
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $133.44 $137.10 $ 78.65 $104.86 $132.65 $110.84 $122.33 $179.16 $172.91 $161.00
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       3       2       3       4       5       5       5       5       5
--------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $215.15 $192.22 $118.36 $148.28 $182.96 $164.97 $190.90 $270.01 $253.90 $218.57
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          10      13      12      12      13      12      11      13      12      11
--------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $189.64 $190.15 $119.54 $154.34 $171.74 $164.91 $185.71 $253.48 $275.57 $262.33
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           4       4       4       4       4       6       6      10      11      82
--------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $129.46 $133.03 $ 89.25 $ 98.66 $113.13 $111.67 $130.28 $170.11 $183.20 $178.46
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       2       3       8      13      15      17      24      24      23
--------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 93.45 $103.84 $ 56.37 $ 73.12 $ 81.53 $ 81.02 $ 93.73 $124.77 $140.48 $139.88
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           3       3       4       4       5       5       5       7       7       8
--------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $136.03 $137.03 $ 81.94 $106.74 $122.49 $126.25 $146.89 $191.81 $210.07 $212.16
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          14      25      22      24      23      16      14      14      14      14
--------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $109.76 $112.55 $ 62.69 $ 79.72 $ 91.54 $ 91.20 $104.47 $137.15 $152.30 $315.63
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          43      29      25      23      22      20      18      15      14      43
--------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $118.73 $121.31 $109.47 $111.40 $116.78 $121.28 $123.99 $120.91 $122.72 $122.14
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           4       6       7      13      16      17      22      26      31      35
--------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 94.70 $ 90.88 $ 73.72
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $122.77 $127.68 $ 79.31 $ 98.92 $112.13 $112.80 $128.81 $167.88 $187.96 $349.87
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          12      11      11      12      14      14      15      29      32      74
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $117.15 $120.07 $102.54 $118.51 $128.75 $129.31 $134.87 $148.34 $149.42 $151.95
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --       1       3       4       5       6       6       7
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $137.99 $149.46 $102.70 $143.97 $189.25 $180.99 $211.38 $291.41 $297.64 $278.15
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           2       5       8      18      37      54      67      92     103     114
--------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $100.03 $108.35 $114.34 $115.54 $121.72 $125.93 $129.44 $125.05 $125.03 $119.19
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       5       7      12      19      23      24      25      25
--------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $101.58 $102.59 $ 98.52
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       1
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $133.20 $141.06 $144.81 $140.25 $144.85 $151.15 $151.25 $147.43 $148.34 $174.77
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           3       2       2       2       2       2       2       2       1       6
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $148.60 $164.52 $ 80.34 $101.19 $105.51 $ 91.81 $105.78 $127.34 $117.49 $140.22
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          12      11      10      10      12      12      11      19      19      59
--------------------------------------------------------------------------------------------------------------------------
 EQ/INVESCO COMSTOCK
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $120.15 $116.08 $ 72.53 $ 92.30 $105.39 $102.37 $120.13 $160.76 $173.52 $161.31
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       1       2       4       4       5       8      24      28
--------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $130.93 $128.17 $ 76.49 $100.30 $111.64 $104.85 $120.58 $162.26 $183.92 $180.08
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1      --      --       1       1       1       1       1       1      11
--------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 71.34 $ 80.58 $ 50.89 $ 68.69 $ 78.93 $ 80.07 $ 91.03 $119.52 $132.94 $138.15
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           6       9       9      11      14      18      23      27      34      44
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $112.77 $105.13 $ 45.11 $ 53.26 $ 60.50 $ 59.76 $ 69.05 $ 90.04 $100.49 $ 95.17
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       1      10       6      19      20      32      38      43
--------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $143.61 $165.37 $ 97.87 $133.11 $151.63 $134.16 $159.14 $179.23 $168.73 $167.54
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       2       3       5      16      25      34      40      39      41
--------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $132.35 $141.69 $ 71.21 $ 96.16 $119.83 $115.90 $134.47 $176.67 $190.82 $183.70
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          19      24      25      43      54      55      57      73      85      98
--------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.50 $112.59 $113.93 $112.89 $111.89 $110.88 $109.88 $108.89 $107.92 $134.65
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       1       1       1      --      --      --      --      --      33
--------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $134.38 $163.01 $ 85.09 $132.45 $173.65 $158.84 $171.19 $235.04 $231.27 $216.60
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           1       3       4      11      27      45      60      67      69      71
--------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $111.10 $116.38 $ 68.34 $ 93.87 $107.16 $ 97.04 $115.76 $144.92 $146.19 $149.48
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       1       2       6       8       9      15      17      19
--------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO GLOBAL REAL RETURN
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      -- $ 90.99 $ 97.27 $ 94.11
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --       1       5      11
--------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 99.13 $109.51 $104.14 $111.46 $111.38 $110.17 $110.81 $109.90 $108.82 $107.54
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       7      15      20      28      27      28      32      33      33
--------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $138.66 $143.64 $133.03 $139.83 $147.22 $147.68 $150.23 $145.48 $148.36 $182.64
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           4       5       4       4       4       4       4       4       3      11
--------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $166.44 $161.92 $105.69 $132.11 $164.72 $156.72 $179.44 $244.43 $253.98 $240.19
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           6       7       8      19      26      25      26      31      33      34
--------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $109.14 $115.97 $ 66.42 $ 93.88 $108.29 $105.23 $124.02 $169.52 $182.51 $199.36
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       4       4      10      27      45      62      71      72      80
--------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $133.62 $133.96 $ 79.61 $104.49 $117.08 $112.75 $126.12 $169.40 $192.12 $187.67
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       1       2       2       2       3       4       7
--------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                             ----------------------------------------------------------------------------
                                              2006   2007    2008   2009   2010    2011    2012    2013    2014    2015
-------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                $90.83 $100.21 $71.89 $99.96 $116.19 $108.38 $129.35 $178.27 $183.38 $184.04
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)            3       2      2      3      11      17      20      29      33      34
-------------------------------------------------------------------------------------------------------------------------
 FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                    --      --     --     -- $117.74 $113.43 $130.55 $169.42 $187.47 $186.55
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           --      --     --     --       1       7      16      27      36      47
-------------------------------------------------------------------------------------------------------------------------
 GOLDMAN SACHS VIT MID CAP VALUE FUND
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                    --      --     --     -- $107.80 $ 99.78 $116.87 $153.52 $172.35 $154.53
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           --      --     --     --      --      --       1       1       2       4
-------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. GLOBAL REAL ESTATE FUND
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                    --      --     --     -- $110.84 $102.45 $129.80 $131.77 $149.31 $145.39
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           --      --     --     --      --      --       1       2       3       5
-------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. HIGH YIELD FUND
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                    --      --     --     --      -- $ 95.26 $110.41 $116.82 $117.60 $112.62
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           --      --     --     --      --      --       3       4       6       7
-------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. INTERNATIONAL GROWTH FUND
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                    --      --     --     -- $109.72 $101.13 $115.51 $135.90 $134.79 $130.09
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           --      --     --     --      --       1       2       3       3       5
-------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. MID CAP CORE EQUITY FUND
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                    --      --     --     -- $114.82 $106.39 $116.62 $148.47 $153.27 $145.39
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           --      --     --     --      --       1       2       2       3       3
-------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. SMALL CAP EQUITY FUND
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                    --      --     --     -- $124.50 $122.16 $137.59 $186.92 $189.10 $176.64
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           --      --     --     --      --      --       1       1       1       1
-------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP ENERGY
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                    --      --     --     -- $128.73 $115.99 $116.53 $147.53 $130.76 $100.89
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           --      --     --     --      --       2       5       6       9      11
-------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP HIGH INCOME
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                    --      --     --     -- $106.38 $110.97 $130.46 $142.86 $144.28 $133.68
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           --      --     --     --      --       4      18      35      52      66
-------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                    --      --     --     --      -- $ 89.94 $101.21 $130.33 $139.32 $130.09
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           --      --     --     --      --       1       6      14      20      27
-------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                    --      --     --     -- $112.82 $ 99.95 $104.16 $147.99 $148.99 $150.43
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           --      --     --     --      --      --      --      --      --       1
-------------------------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                    --      --     --     -- $113.56 $ 92.25 $111.57 $109.19 $103.19 $ 81.75
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           --      --     --     --       2      12      23      37      50      69
-------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) INTERNATIONAL VALUE PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $111.32 $108.36 $124.49 $157.46 $157.81 $166.27
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1       5      13      21      31      45
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) INVESTORS TRUST SERIES
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $115.04 $111.25 $131.01 $171.04 $187.65 $185.88
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       2       2
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      --      --      --      --      -- $191.84
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --      --      --      --       3
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) TECHNOLOGY PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $119.21 $119.39 $135.19 $180.48 $197.47 $216.30
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       1       3       4       6       8
--------------------------------------------------------------------------------------------------------------------------
 MFS(R) UTILITIES SERIES
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $110.95 $117.11 $131.39 $156.53 $174.46 $147.37
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       3       7      13      23      27
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 66.63 $ 73.67 $ 39.00 $ 53.16 $ 62.06 $ 57.71 $ 65.40 $ 89.07 $ 97.85 $164.04
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          29      21      20      19      19      14      14      11      10      18
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $117.67 $123.90 $125.82 $135.05 $142.14 $149.04 $155.78 $150.75 $154.99 $153.79
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           2       3       3       6      10      13      16      16      17      18
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $111.81 $123.99 $ 69.33 $ 97.40 $122.48 $111.81 $127.92 $177.69 $184.65 $180.20
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           3       4       4       4       6       6       7      10      10      11
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $142.42 $141.27 $ 89.64 $128.24 $158.75 $136.35 $155.14 $208.47 $217.62 $203.69
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           2       3       3       5       7       8       9      11      11      10
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.42 $127.01 $ 66.61 $104.59 $122.00 $115.08 $129.35 $173.81 $195.59 $206.03
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           6       6       5       7      10      10      12      12      13      14
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2015 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $108.47 $115.27 $ 79.42 $ 94.68 $103.90 $100.06 $109.93 $124.27 $126.80 $123.26
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       3       6      14      14      16      18      15      17
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2025 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $109.42 $116.42 $ 74.97 $ 91.54 $101.54 $ 96.70 $108.15 $127.64 $131.59 $127.75
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       5      15      19      22      29      31      36
--------------------------------------------------------------------------------------------------------------------------
 TARGET 2035 ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $110.31 $117.39 $ 72.08 $ 89.69 $100.20 $ 94.68 $107.07 $129.72 $134.33 $130.41
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       1       2       4      11      13      15      19      22      24
--------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2015 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                   FOR THE YEARS ENDING DECEMBER 31,
                                              ---------------------------------------------------------------------------
                                               2006    2007    2008   2009   2010   2011   2012    2013    2014    2015
-------------------------------------------------------------------------------------------------------------------------
 TARGET 2045 ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                 $111.10 $118.69 $69.01 $87.37 $98.09 $91.83 $105.04 $130.35 $135.35 $131.15
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --      1      4      7      9      11      13      16      19
-------------------------------------------------------------------------------------------------------------------------
 VANECK VIP GLOBAL HARD ASSETS FUND
-------------------------------------------------------------------------------------------------------------------------
   Unit value                                      --      --     --     --     -- $83.18 $ 84.99 $ 92.90 $ 74.25 $ 48.84
-------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)             --      --     --     --     --      2       6      10      13      17
-------------------------------------------------------------------------------------------------------------------------






  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.

   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS PROSPECTUS, SUPPLEMENT TO PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("SAI") FOR:


..   EQUI-VEST(R) TSA SERIES 100 AND 200 CERTIFICATES AND CONTRACTS AND EDC
    SERIES 200 CONTRACTS (THE "MODIFIED CONTRACTS") FOR THE DOUGLAS COUNTY SCHOOL DISTRICT, COLORADO.

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

AXA Equitable offers the Modified Contracts described below to participants in the TSA and EDC Plans for the Douglas County School District, Colorado. This Supplement describes the material differences between the Modified Contracts and the EQUI-VEST(R) series 100 and 200 certificates/ contracts described in the prospectus. Material differences between the Modified Contracts and the TSA and EDC provisions described in the series 100 and 200 prospectus include the following:

A. ADMINISTRATIVE CHARGE. The annual administrative charge is waived; therefore, all references in the prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. WITHDRAWAL CHARGES. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

   1. The next to last bullet in "Additional features" under "EQUI-VEST(R) Employer-Sponsored Retirement Plans at a glance -- key features" is deleted in its entirety and replaced with the following:

     . Waiver of withdrawal charge under certain circumstances and contracts. See "Charges and expenses" later in this prospectus.

   2. In the section "Charges and expenses" of the prospectus, under "Withdrawal charge for series 100 and 200 contracts,""For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts," the fifth paragraph and bulleted statement that follow that paragraph are replaced with the following:

      No withdrawal charge applies under TSA or EDC contracts if:

     .   The annuitant separates from service at any time;

     . The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled;

     . The annuitant makes a withdrawal to satisfy minimum distribution requirements;

     . The annuitant elects a withdrawal that qualifies as a hardship withdrawal (or for EDC, an unforeseeable emergency withdrawal) under the Internal Revenue Code;

     . We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

     . The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care services, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

         -- its main function is to provide skilled, intermediate or custodial nursing care;
         -- it provides continuous room and board to three or more persons;
         -- it is supervised by a registered nurse or licensed practical nurse; -- it keeps daily medical records of each patient;
         -- it controls and records all medications dispensed; and -- its primary service is other than to provide housing for residents.

 For use with TSA and EDC certificates/contracts of the Douglas County School
                              District, Colorado


                                                                         #19453

C. CURRENT TOTAL SEPARATE ACCOUNT A ANNUAL EXPENSES. The following changes are made to reflect a change in the current total Separate Account A annual expenses:

   1. The following sentence is added at the end of the first bullet in "Fees and charges" under the "EQUI-VEST(R) Employer-Sponsored Retirement Plans at a glance -- key features" in the prospectus: For series 100 and 200 Modified Contracts only, we deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at a current annual rate of 0.90%.

   2. The following footnote(+) is added to "Maximum total Separate Account A annual expenses" under "Fee table" in the prospectus:

      (+) For Modified Contracts, the current total Separate Account A annual charge is 0.90% of the value of the assets in each variable investment option (this reflects a decrease in the current charge for the mortality and expense risk charge or other expenses).

   3. The section entitled, "Charges under the contracts" under "Charges and expenses" is modified as follows:

         MORTALITY AND EXPENSE RISKS CHARGE. The following information replaces the first paragraph (including the chart) of this section:

         We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to an annual rate of 0.65% of the net assets in each of the variable investment options.

         CHARGE FOR OTHER EXPENSES. The following information replaces this section in its entirety:

         We deduct a daily charge from the net assets in each variable investment option to reimburse us for the cost of financial accounting services we provide under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each of the variable investment options.


D. CONDENSED FINANCIAL INFORMATION. The unit values and number of units outstanding shown below as of December 31, 2015 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.

EQUI-VEST(R) MODIFIED DOUGLAS COUNTY SCHOOL DISTRICT

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



---------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                         ----------------------------------------------------------------------------
                                          2006   2007   2008   2009    2010    2011    2012    2013    2014    2015
---------------------------------------------------------------------------------------------------------------------
 ALL ASSET AGGRESSIVE-ALT 25
---------------------------------------------------------------------------------------------------------------------
   Unit value                                --     --     --      --      --      --      -- $107.85 $109.35 $103.61
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --     --     --      --      --      --      --      --       3       4
---------------------------------------------------------------------------------------------------------------------
 ALL ASSET GROWTH-ALT 20
---------------------------------------------------------------------------------------------------------------------
   Unit value                                --     --     -- $104.60 $119.19 $113.99 $126.51 $143.08 $145.18 $138.18
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --     --     --       1       2       4       7      10      12      12
---------------------------------------------------------------------------------------------------------------------
 ALL ASSET MODERATE GROWTH-ALT 15
---------------------------------------------------------------------------------------------------------------------
   Unit value                                --     --     --      --      --      --      -- $104.33 $105.90 $101.03
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --     --     --      --      --      --      --      --       1       1
---------------------------------------------------------------------------------------------------------------------
 AMERICAN FUNDS INSURANCE SERIES(R) BOND FUND/SM/
---------------------------------------------------------------------------------------------------------------------
   Unit value                                --     --     --      --      --      --      -- $ 96.50 $100.55 $ 99.57
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --     --     --      --      --      --      --       1       6      11
---------------------------------------------------------------------------------------------------------------------
 AXA 400 MANAGED VOLATILITY
---------------------------------------------------------------------------------------------------------------------
   Unit value                                --     --     --      -- $119.90 $109.05 $125.86 $164.25 $177.09 $170.04
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --     --     --      --      --      --      --       1       1       1
---------------------------------------------------------------------------------------------------------------------
 AXA 500 MANAGED VOLATILITY
---------------------------------------------------------------------------------------------------------------------
   Unit value                                --     --     --      -- $115.50 $110.17 $125.36 $162.66 $181.49 $180.51
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --     --     --      --      --      --       1       1       1       2
---------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA 2000 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $123.95 $109.88 $125.70 $171.15 $176.49 $165.98
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $151.47 $159.36 $ 96.03 $121.13 $135.74 $124.42 $140.78 $176.39 $183.05 $178.21
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         5       9      19      70     120     155     191     255     283     301
------------------------------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.55 $116.64 $120.67 $118.82
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       3       4       6
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $115.00 $120.57 $106.32 $115.72 $123.01 $124.22 $128.74 $133.12 $135.37 $133.82
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       2       3      12      24      31      37      46      56      58
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $102.93 $112.73 $115.97 $114.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       1       1       2
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $101.61 $105.11 $106.87 $105.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       1       2       1
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $122.77 $128.34 $102.48 $116.20 $125.60 $123.59 $131.51 $143.67 $146.88 $144.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4       7      10      28      50      65      79      96     103     113
------------------------------------------------------------------------------------------------------------------------
 AXA GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $295.50 $415.87 $175.77 $261.39 $288.71 $250.88 $290.84 $346.90 $349.58 $340.45
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         6       9       9      13      21      27      32      33      33      35
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $139.38 $159.14 $ 86.97 $116.64 $126.25 $103.93 $119.79 $139.51 $129.63 $122.89
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         5       5       6      10      23      28      30      33      46      49
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $111.66 $ 92.90 $107.33 $128.82 $119.43 $115.51
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       1       1       2       3       3
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $160.43 $175.18 $ 98.96 $127.74 $134.27 $111.55 $129.86 $153.56 $141.26 $135.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        14      20      21      36      49      44      46      52      51      50
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $106.56 $109.70 $ 68.05 $ 85.32 $ 96.54 $ 91.62 $104.40 $136.11 $150.56 $149.76
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       3       5       5       5       5       6       6
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP GROWTH MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.93 $120.23 $ 73.59 $ 98.35 $111.55 $106.50 $120.04 $161.06 $177.31 $182.80
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        26      26      24      23      24      28      27      22      75      74
------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $147.18 $139.36 $ 78.71 $ 94.08 $105.27 $ 99.31 $114.03 $149.69 $166.49 $158.36
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        18      22      61      63      66      65      59      56      57      53
------------------------------------------------------------------------------------------------------------------------
 AXA MID CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $144.61 $141.01 $ 84.45 $113.69 $137.98 $123.85 $145.59 $192.00 $210.96 $201.66
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        16      19      14      31      36      35      35      36      34      33
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $201.66 $212.90 $159.75 $185.70 $202.78 $196.64 $212.01 $237.67 $243.30 $239.50
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        60      67      64     113     166     198     223      33      32      28
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $104.17 $120.66 $125.56 $123.45
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       3       7      11
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $143.50 $151.29 $102.29 $123.62 $136.66 $128.72 $142.26 $168.88 $173.67 $169.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        16      35      59     160     246     297     342     393     417     425
------------------------------------------------------------------------------------------------------------------------
 AXA/AB DYNAMIC MODERATE GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.50 $119.15 $123.72 $121.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       1       2       3
------------------------------------------------------------------------------------------------------------------------
 AXA/AB SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $194.31 $225.25 $123.85 $166.93 $220.99 $218.13 $249.86 $342.12 $351.16 $337.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        11      12      10      11      12      14      14      14      15      16
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN BALANCED MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.43 $105.62 $ 71.38 $ 92.33 $101.84 $101.01 $111.34 $126.42 $133.05 $127.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       7       6       8      12      12      11      14      16      20
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.37 $ 98.12 $ 64.76 $ 82.29 $101.33 $ 90.80 $105.13 $142.40 $144.12 $133.49
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       2       3       3       2       3       3       3
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 -- $ 95.43 $ 59.69 $ 75.98 $ 83.12 $ 78.72 $ 89.49 $109.34 $114.29 $110.08
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       3       6       8       9      10      12      13      15
------------------------------------------------------------------------------------------------------------------------
 AXA/LOOMIS SAYLES GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $117.07 $140.16 $ 93.21 $119.84 $128.52 $131.03 $146.18 $184.38 $197.01 $217.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       2       5       7       8       8       8       8
------------------------------------------------------------------------------------------------------------------------
 AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.25 $108.03 $ 66.27 $ 82.17 $ 91.15 $ 86.31 $ 97.68 $125.14 $136.04 $131.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       2       6       6       6       8       8       8
------------------------------------------------------------------------------------------------------------------------
 AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.73 $108.98 $ 63.91 $ 82.36 $ 88.15 $ 80.10 $ 94.73 $119.17 $119.40 $115.20
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       3       7       8       8      11      12      14
------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $157.99 $161.88 $123.02 $134.01 $141.96 $148.19 $154.67 $151.74 $153.96 $151.59
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4       5       4       5       8      11      16      16      17      20
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $133.44 $137.10 $ 78.65 $104.86 $132.65 $110.84 $122.33 $179.16 $172.91 $161.00
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       3       2       3       4       5       5       5       5       5
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $215.15 $192.22 $118.36 $148.28 $182.96 $164.97 $190.90 $270.01 $253.90 $218.57
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        10      13      12      12      13      12      11      13      12      11
------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $194.11 $194.62 $122.36 $157.97 $175.97 $168.80 $190.08 $259.45 $282.06 $262.33
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         9      12      12      22      40      54      67      75      79      82
------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $129.46 $133.03 $ 89.25 $ 98.66 $113.13 $111.67 $130.28 $170.11 $183.20 $178.46
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       2       3       8      13      15      17      24      24      23
------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 93.45 $103.84 $ 56.37 $ 73.12 $ 81.53 $ 81.02 $ 93.73 $124.77 $140.48 $139.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         3       3       4       4       5       5       5       7       7       8
------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $136.03 $137.03 $ 81.94 $106.74 $122.49 $126.25 $146.89 $191.81 $210.07 $212.16
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        14      25      22      24      23      16      14      14      14      14
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $226.80 $233.16 $130.18 $165.98 $191.06 $190.83 $218.60 $286.97 $318.67 $315.63
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        65      67      57      62      63      58      52      50      47      43
------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $118.73 $121.31 $109.47 $111.40 $116.78 $121.28 $123.99 $120.91 $122.72 $122.14
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4       6       7      13      16      17      22      26      31      35
------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 94.70 $ 90.88 $ 73.72
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --       1       1
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $225.93 $235.57 $146.69 $183.42 $208.43 $210.20 $240.04 $312.84 $350.25 $349.87
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        26      28      27      42      54      58      61      66      70      74
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $117.15 $120.07 $102.54 $118.51 $128.75 $129.31 $134.87 $148.34 $149.42 $151.95
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       1       3       4       5       6       6       7
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $137.99 $149.46 $102.70 $143.97 $189.25 $180.99 $211.38 $291.41 $297.64 $278.15
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2       5       8      18      37      54      67      92     103     114
------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.03 $108.35 $114.34 $115.54 $121.72 $125.93 $129.44 $125.05 $125.03 $119.19
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       5       7      12      19      23      24      25      25
------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $101.58 $102.59 $ 98.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --       1
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $155.73 $165.32 $170.15 $165.19 $171.04 $178.93 $179.04 $174.52 $175.60 $174.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         3       3       4       3       3       4       5       5       5       6
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $180.59 $200.46 $ 98.14 $123.91 $129.53 $112.99 $130.18 $156.71 $144.58 $140.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        31      36      35      45      47      47      48      50      55      59
------------------------------------------------------------------------------------------------------------------------
 EQ/INVESCO COMSTOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $120.15 $116.08 $ 72.53 $ 92.30 $105.39 $102.37 $120.13 $160.76 $173.52 $161.31
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       2       4       4       5       8      24      28
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $132.37 $129.59 $ 77.34 $101.41 $112.88 $106.01 $121.92 $164.06 $185.96 $180.08
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         5       7       5       6       6       6       7       8       9      11
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 71.34 $ 80.58 $ 50.08 $ 68.69 $ 78.93 $ 80.07 $ 91.03 $119.52 $132.94 $138.15
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         6       9       9      11      14      18      23      27      34      44
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $112.77 $105.13 $ 45.11 $ 53.26 $ 60.50 $ 59.76 $ 69.05 $ 90.04 $100.49 $ 95.17
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1      10       6      19      20      32      38      43
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $143.61 $165.37 $ 97.87 $133.11 $151.63 $134.16 $159.14 $179.23 $168.73 $167.54
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       2       3       5      16      25      34      40      39      41
------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $132.35 $141.69 $ 71.21 $ 96.16 $119.83 $115.90 $134.47 $176.67 $190.82 $183.70
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        19      24      25      43      54      55      57      73      85      98
------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $135.41 $140.86 $142.90 $142.03 $140.88 $139.62 $138.36 $137.11 $135.88 $134.65
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        19      26      27      25      23      24      26      27      27      33
------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $134.38 $163.01 $ 85.09 $132.45 $173.65 $158.84 $171.19 $235.04 $231.27 $216.60
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       3       4      11      27      45      60      67      69      71
------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $111.10 $116.38 $ 68.34 $ 93.87 $107.16 $ 97.04 $115.76 $144.92 $146.19 $149.48
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       2       6       8       9      15      17      19
------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO GLOBAL REAL RETURN
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 90.99 $ 97.27 $ 94.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       1       5      11
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 99.13 $109.51 $104.14 $111.46 $111.38 $110.17 $110.81 $109.90 $108.82 $107.54
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       7      15      20      28      27      28      32      33      33
------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $169.90 $176.45 $163.80 $172.52 $182.03 $183.03 $186.20 $180.32 $183.88 $182.64
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4       6       4       8       9       9      10       9      10      11
------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $166.44 $161.92 $105.69 $132.11 $164.72 $156.72 $179.44 $244.43 $253.98 $240.19
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         6       7       8      19      26      25      26      31      33      34
------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.14 $115.97 $ 66.42 $ 93.88 $108.29 $105.23 $124.02 $169.52 $182.51 $199.36
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       4       4      10      27      45      62      71      72      80
------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $133.62 $133.96 $ 79.61 $104.49 $117.08 $112.75 $126.12 $169.40 $192.12 $187.67
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       1       2       2       2       3       4       7
------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 90.83 $100.21 $ 71.89 $ 99.96 $116.19 $108.38 $129.35 $178.27 $183.38 $184.04
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         3       2       2       3      11      17      20      29      33      34
------------------------------------------------------------------------------------------------------------------------
 FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $117.74 $113.43 $130.55 $169.42 $187.47 $186.55
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       1       7      16      27      36      47
------------------------------------------------------------------------------------------------------------------------
 GOLDMAN SACHS VIT MID CAP VALUE FUND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $107.80 $ 99.78 $116.87 $153.52 $172.35 $154.53
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       5       2       4
------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. GLOBAL REAL ESTATE FUND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $110.84 $102.45 $129.80 $131.77 $149.31 $145.39
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       2       3       5
------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. HIGH YIELD FUND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $ 95.26 $110.41 $116.82 $117.60 $112.62
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       3       4       6       7
------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. INTERNATIONAL GROWTH FUND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $109.72 $101.13 $115.51 $135.90 $134.79 $130.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       1       2       3       3       5
------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. MID CAP CORE EQUITY FUND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $114.82 $106.39 $116.62 $148.47 $153.27 $145.39
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       1       2       2       3       3
------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. SMALL CAP EQUITY FUND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $124.50 $122.16 $137.59 $186.92 $189.10 $176.64
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP ENERGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $128.73 $115.99 $116.53 $147.53 $130.76 $100.89
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       2       5       6       9      11
------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP HIGH INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $106.38 $110.97 $130.46 $142.86 $144.28 $133.68
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       4      18      35      52      66
------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $ 89.94 $101.21 $130.33 $139.32 $130.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       1       6      14      20      27
------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $112.82 $ 99.95 $104.16 $147.99 $148.99 $150.43
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --       1
------------------------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $113.56 $ 92.25 $111.57 $109.19 $103.19 $ 81.75
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       2      12      23      37      50      69
------------------------------------------------------------------------------------------------------------------------
 MFS(R) INTERNATIONAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $111.32 $108.36 $124.49 $157.46 $157.81 $166.27
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       1       5      13      21      31      45
------------------------------------------------------------------------------------------------------------------------
 MFS(R) INVESTORS TRUST SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $115.04 $111.25 $131.01 $171.04 $187.65 $185.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       1       2       2
------------------------------------------------------------------------------------------------------------------------
 MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      --      --      -- $191.84
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --       3
------------------------------------------------------------------------------------------------------------------------
 MFS(R) TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $119.21 $119.39 $135.19 $180.48 $197.47 $216.30
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       1       3       4       6       8
------------------------------------------------------------------------------------------------------------------------
 MFS(R) UTILITIES SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $110.95 $117.11 $131.39 $156.53 $174.46 $147.37
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       3       7      13      23      27
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.97 $119.48 $ 63.29 $ 86.31 $100.86 $ 93.90 $106.27 $144.71 $158.98 $164.04
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        53      52      38      44      50      49      42      23      22      18
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $117.67 $123.90 $125.82 $135.05 $142.14 $149.04 $155.78 $150.75 $154.99 $153.79
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2       3       3       6      10      13      16      16      17      18
------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



-----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          2006    2007    2008   2009    2010    2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $111.81 $123.99 $69.33 $ 97.40 $122.48 $111.81 $127.92 $177.69 $184.65 $180.20
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         3       4      4       4       6       6       7      10      10      11
-----------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $142.42 $141.27 $89.64 $128.24 $158.75 $136.35 $155.14 $208.47 $217.62 $203.69
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2       3      3       5       7       8       9      11      11      10
-----------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.42 $127.01 $66.61 $104.59 $122.00 $115.08 $129.35 $173.81 $195.59 $206.03
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         6       6      5       7      10      10      12      12      13      14
-----------------------------------------------------------------------------------------------------------------------
 TARGET 2015 ALLOCATION
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.47 $115.27 $79.42 $ 94.68 $103.90 $100.06 $109.93 $124.27 $126.80 $123.26
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      3       6      14      14      16      18      15      17
-----------------------------------------------------------------------------------------------------------------------
 TARGET 2025 ALLOCATION
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.42 $116.42 $74.97 $ 91.54 $101.54 $ 96.70 $108.15 $127.64 $131.59 $127.75
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      1       5      15      19      22      29      31      36
-----------------------------------------------------------------------------------------------------------------------
 TARGET 2035 ALLOCATION
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.31 $117.39 $72.08 $ 89.69 $100.20 $ 94.68 $107.07 $129.72 $134.33 $130.41
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      2       4      11      13      15      19      22      24
-----------------------------------------------------------------------------------------------------------------------
 TARGET 2045 ALLOCATION
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $111.10 $118.69 $69.01 $ 87.37 $ 98.09 $ 91.83 $105.04 $130.35 $135.35 $131.15
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      1       4       7       9      11      13      16      19
-----------------------------------------------------------------------------------------------------------------------
 TARGET 2055 ALLOCATION
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      --      --      --      --      -- $ 91.72
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      --      --      --      --      --
-----------------------------------------------------------------------------------------------------------------------
 VANECK VIP GLOBAL HARD ASSETS FUND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      -- $ 83.18 $ 84.99 $ 92.90 $ 74.25 $ 48.84
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --       2       6      10      13      17
-----------------------------------------------------------------------------------------------------------------------




Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the prospectus).

  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS


..   EQUI-VEST(R) TSA SERIES 200 CERTIFICATES AND CONTRACTS (THE "MODIFIED TSA
    CONTRACTS") FOR FROEDTERT MEMORIAL LUTHERAN HOSPITAL

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

AXA Equitable offers the Modified TSA Contracts as described below, to participants in the TSA Plan for Froedtert Memorial Lutheran Hospital. The Modified Contract is no longer available for new participants. This Supplement describes the material differences between the Modified TSA Contracts and the EQUI-VEST(R) series 200 contracts described in the prospectus. Material differences between the Modified TSA Contracts and the TSA provisions described in the EQUI-VEST(R) series 200 prospectus include the following:

A. ADMINISTRATIVE CHARGE. The annual administrative charge is waived; therefore, all references in the prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. WITHDRAWAL CHARGES. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

   1. The next to the last bullet in "Additional features" under "EQUI-VEST(R) employer-sponsored retirement programs at a glance -- key features" is deleted in its entirety and replaced by the following:

     . Waiver of withdrawal charge under certain circumstances and contracts. See "Charges and expenses" later in this prospectus.

   2. In the section "Charges and expenses" of the prospectus, under "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" the sentence "No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:" and bullet thereunder are deleted in their entirety FOR THE MODIFIED TSA CONTRACTS ONLY, and replaced by the following:

      In addition to the foregoing exceptions, no withdrawal charge applies for the Modified TSA Contracts if:

     .   the participant has retired from employment;

     .   the participant has separated from service at any time;

     . the participant has qualified to receive Social Security benefits as certified by the Social Security Administration, or is totally disabled as defined in the contract;

     . The amount withdrawn is intended to satisfy the Code's minimum distribution requirements (Section 401(a)(9), applicable after the participant turns age 70 1/2);

     . The employer certifies to us that the amount withdrawn is defined as a "hardship withdrawal" pursuant to applicable Treasury Regulations.

C. CURRENT TOTAL SEPARATE ACCOUNT A ANNUAL EXPENSES. The following changes are made to reflect a change in the current total Separate Account A annual expenses:

   1. The first bullet in "Fees and charges" under the "EQUI-VEST(R) employer-sponsored retirement programs at a glance -- key features" in the prospectus is modified as follows:

     . For series 200 Modified TSA Contracts, we deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at a current annual rate of 0.90%.

   2. The following footnote (+) is added to "Maximum total Separate Account A annual expenses " under "Fee table" in the prospectus:

         (+) For the Modified TSA contracts, the current total Separate Account A annual charge is 0.90% of the value of the assets in each variable investment option (this reflects a decrease in the current charge for the mortality and expense risk charge).

                FOR USE ONLY WITH TSA CERTIFICATES/CONTRACTS OF
                     FROEDTERT MEMORIAL LUTHERAN HOSPITAL
                              MILWAUKEE,WISCONSIN


                                                                         #66930

3. Under "Charges under the contracts" in the "Charges and expenses" section of the prospectus, the following changes are made:

      The chart under "Mortality and expense risks charge" is replaced by the following:

              ---------------------------------------------------
                        EQ/COMMON STOCK INDEX  ALL OTHER VARIABLE
                       EQ/MONEY MARKET OPTIONS INVESTMENT OPTIONS
              ---------------------------------------------------
                                Series               Series
                                 200                  200
                       ------------------------------------------
              Current           0.65%                0.65%
              Maximum           1.24%                1.09%
              ---------------------------------------------------

4. CONDENSED FINANCIAL INFORMATION


The unit values and number of units outstanding shown below as of December 31, 2015 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.

EQUI-VEST(R) MODIFIED TSA FROEDTERT MEMORIAL LUTHERAN HOSPITAL

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015



-----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          2006    2007    2008   2009    2010    2011    2012    2013    2014    2015
-----------------------------------------------------------------------------------------------------------------------
 ALL ASSET AGGRESSIVE-ALT 25
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      --      --      -- $107.85 $109.35 $103.61
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      --      --      --       3       4
-----------------------------------------------------------------------------------------------------------------------
 ALL ASSET GROWTH-ALT 20
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     -- $104.60 $119.19 $113.99 $126.51 $143.08 $145.18 $138.18
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --       1       2       4       7      10      12      12
-----------------------------------------------------------------------------------------------------------------------
 ALL ASSET MODERATE GROWTH-ALT 15
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      --      --      -- $104.33 $105.90 $101.03
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      --      --      --       1       1
-----------------------------------------------------------------------------------------------------------------------
 AMERICAN FUNDS INSURANCE SERIES(R) BOND FUND/SM/
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      --      --      -- $ 96.50 $100.55 $ 99.57
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      --      --      --       6      11
-----------------------------------------------------------------------------------------------------------------------
 AXA 400 MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $119.90 $109.05 $125.86 $164.25 $177.09 $170.04
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      --      --       1       1       1
-----------------------------------------------------------------------------------------------------------------------
 AXA 500 MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $115.50 $110.17 $125.36 $162.66 $181.49 $180.51
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      --       1       1       1       2
-----------------------------------------------------------------------------------------------------------------------
 AXA 2000 MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      -- $123.95 $109.88 $125.70 $171.15 $176.49 $165.98
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      --       1       1       1       1
-----------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $151.47 $159.36 $96.03 $121.13 $135.74 $124.42 $140.78 $176.39 $183.05 $178.21
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         5       9     19      70     120     155     191     255     283     301
-----------------------------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --      --      --      -- $103.55 $116.64 $120.67 $118.82
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --      --      --      --       1       3       4       6
-----------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $115.00 $120.57 $106.32 $115.72 $123.01 $124.22 $128.74 $133.12 $135.37 $133.82
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       2       3      12      24      31      37      46      56      58
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $102.93 $112.73 $115.97 $114.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       1       1       2
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $101.61 $105.11 $106.87 $105.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       1       2       1
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $122.77 $128.34 $102.48 $116.20 $125.60 $123.59 $131.51 $143.67 $146.88 $144.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4       7      10      28      50      65      79      96     103     113
------------------------------------------------------------------------------------------------------------------------
 AXA GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $295.50 $415.87 $175.77 $261.39 $288.71 $250.88 $290.84 $346.90 $349.58 $340.45
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         6       9       9      13      21      27      32      33      33      35
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $139.38 $159.14 $ 86.97 $116.64 $126.25 $103.93 $119.79 $139.51 $129.63 $122.89
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         5       5       6      10      23      28      30      33      46      49
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $111.66 $ 92.90 $107.33 $128.82 $119.43 $115.51
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       1       1       2       3       3
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $160.43 $175.18 $ 98.96 $127.74 $134.27 $111.55 $129.86 $153.56 $141.26 $135.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        14      20      21      36      49      44      46      52      51      50
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $106.56 $109.70 $ 68.05 $ 85.32 $ 96.54 $ 91.62 $104.40 $136.11 $150.56 $149.76
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       3       5       5       5       5       6       6
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP GROWTH MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.93 $120.23 $ 73.59 $ 98.35 $111.55 $106.50 $120.04 $161.06 $177.31 $182.80
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        26      26      24      23      24      28      27      22      75      74
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $147.18 $139.36 $ 78.71 $ 94.08 $105.27 $ 99.31 $114.03 $149.69 $166.49 $158.36
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        18      22      61      63      66      65      59      56      57      53
------------------------------------------------------------------------------------------------------------------------
 AXA MID CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $144.61 $141.01 $ 84.45 $113.69 $137.98 $123.85 $145.59 $192.00 $210.96 $201.66
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        16      19      14      31      36      35      35      36      34      33
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $201.66 $212.90 $159.75 $185.70 $202.78 $196.64 $212.01 $237.67 $243.30 $239.50
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        60      67      64     113     166     198     223      33      32      28
------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $104.17 $120.66 $125.56 $123.45
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       3       7      11
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $143.50 $151.29 $102.29 $123.62 $136.66 $128.72 $142.26 $168.88 $173.67 $169.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        16      35      59     160     246     297     342     393     417     425
------------------------------------------------------------------------------------------------------------------------
 AXA/AB DYNAMIC MODERATE GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.50 $119.15 $123.72 $121.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       1       2       3
------------------------------------------------------------------------------------------------------------------------
 AXA/AB SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $194.31 $225.25 $123.85 $166.93 $220.99 $218.13 $249.86 $342.12 $351.16 $337.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        11      12      10      11      12      14      14      14      15      16
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN BALANCED MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.43 $105.62 $ 71.38 $ 92.33 $101.84 $101.01 $111.34 $126.42 $133.05 $127.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       7       6       8      12      12      11      14      16      20
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.37 $ 98.12 $ 64.76 $ 82.29 $101.33 $ 90.80 $105.13 $142.40 $144.12 $133.49
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       2       3       3       2       3       3       3
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 -- $ 95.43 $ 59.69 $ 75.98 $ 83.12 $ 78.72 $ 89.49 $109.34 $114.29 $110.08
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       3       6       8       9      10      12      13      15
------------------------------------------------------------------------------------------------------------------------
 AXA/LOOMIS SAYLES GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $117.07 $140.16 $ 93.21 $119.84 $128.52 $131.03 $146.18 $184.38 $197.01 $217.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       2       5       7       8       8       8       8
------------------------------------------------------------------------------------------------------------------------
 AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.25 $108.03 $ 66.27 $ 82.17 $ 91.15 $ 86.31 $ 97.68 $125.14 $136.04 $131.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       2       6       6       6       8       8       8
------------------------------------------------------------------------------------------------------------------------
 AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.73 $108.98 $ 63.91 $ 82.36 $ 88.15 $ 80.10 $ 94.73 $119.17 $119.40 $115.20
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       3       7       8       8      11      12      14
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $157.99 $161.88 $123.02 $134.01 $141.96 $148.19 $154.67 $151.74 $153.96 $151.59
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4       5       4       5       8      11      16      16      17      20
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $133.44 $137.10 $ 78.65 $104.86 $132.65 $110.84 $122.33 $179.16 $172.91 $161.00
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       3       2       3       4       5       5       5       5       5
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $215.15 $192.22 $118.36 $148.28 $182.96 $164.97 $190.90 $270.01 $253.90 $218.57
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        10      13      12      12      13      12      11      13      12      11
------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $194.11 $194.62 $122.36 $157.97 $175.79 $168.80 $190.08 $259.45 $282.06 $262.33
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         9      12      12      22      40      54      67      75      79      82
------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $129.46 $133.03 $ 89.25 $ 98.66 $113.13 $111.67 $130.28 $170.11 $183.20 $178.46
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       2       3       8      13      15      17      24      24      23
------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 93.45 $103.84 $ 56.37 $ 73.12 $ 81.53 $ 81.02 $ 93.73 $124.77 $140.48 $139.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         3       3       4       4       5       5       5       7       7       8
------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $136.03 $137.03 $ 81.94 $106.74 $122.49 $126.25 $146.89 $191.81 $210.07 $212.16
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        14      25      22      24      23      16      14      14      14      14
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $226.80 $233.16 $130.18 $165.98 $191.06 $190.83 $218.60 $286.97 $318.67 $315.63
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        65      67      57      62      63      58      52      50      47      43
------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $118.73 $121.31 $109.47 $111.40 $116.78 $121.28 $123.99 $120.91 $122.72 $122.14
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4       6       7      13      16      17      22      26      31      35
------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 94.70 $ 90.88 $ 73.72
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --       1       1
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $225.93 $235.57 $146.69 $183.42 $208.43 $210.20 $240.04 $312.84 $350.25 $349.87
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        26      28      27      42      54      58      61      66      70      74
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $117.15 $120.07 $102.54 $118.51 $128.75 $129.31 $134.87 $148.34 $149.42 $151.95
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       1       3       4       5       6       6       7
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $137.99 $149.46 $102.70 $143.97 $189.25 $180.99 $211.38 $291.41 $297.64 $278.15
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2       5       8      18      37      54      67      92     103     114
------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.03 $108.35 $114.34 $115.54 $121.72 $125.93 $129.44 $125.05 $125.03 $119.19
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       5       7      12      19      23      24      25      25
------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $101.58 $102.59 $ 98.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --       1
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $155.73 $165.32 $170.15 $165.19 $171.04 $178.93 $179.04 $174.52 $175.60 $174.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         3       3       4       3       3       4       5       5       5       6
------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $180.59 $200.46 $ 98.14 $123.91 $129.53 $112.99 $130.18 $156.71 $144.58 $140.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        31      36      35      45      47      47      48      50      55      59
------------------------------------------------------------------------------------------------------------------------
 EQ/INVESCO COMSTOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $120.15 $116.08 $ 72.53 $ 92.30 $105.39 $102.37 $120.13 $160.76 $173.52 $161.31
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       2       4       4       5       8      24      28
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $132.37 $129.59 $ 77.34 $101.41 $112.88 $106.01 $121.92 $164.06 $185.96 $180.08
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         5       7       5       6       6       6       7       8       9      11
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 71.34 $ 80.58 $ 50.89 $ 68.69 $ 78.93 $ 80.07 $ 91.03 $119.52 $132.94 $138.15
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         6       9       9      11      14      18      23      27      34      44
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $112.77 $105.13 $ 45.11 $ 53.26 $ 60.50 $ 59.76 $ 69.05 $ 90.04 $100.49 $ 95.17
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1      10       6      19      20      32      38      43
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $143.61 $165.37 $ 97.87 $133.11 $151.63 $134.16 $159.14 $179.23 $168.73 $167.54
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       2       3       5      16      25      34      40      39      41
------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $132.35 $141.69 $ 71.21 $ 96.16 $119.83 $115.90 $134.47 $176.67 $190.82 $183.70
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        19      24      25      43      54      55      57      73      85      98
------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $135.41 $140.86 $142.90 $142.03 $140.88 $139.62 $138.36 $137.11 $135.88 $134.65
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        19      26      27      25      23      24      26      27      27      33
------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $134.38 $163.01 $ 85.09 $132.45 $173.65 $158.84 $171.19 $235.04 $231.27 $216.60
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       3       4      11      27      45      60      67      69      71
------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $111.10 $116.38 $ 68.34 $ 93.87 $107.16 $ 97.04 $115.76 $144.92 $146.19 $149.48
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       2       6       8       9      15      17      19
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO GLOBAL REAL RETURN
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 90.99 $ 97.27 $ 94.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --       1       5      11
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 99.13 $109.51 $104.14 $111.46 $111.38 $110.17 $110.81 $109.90 $108.82 $107.54
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       7      15      20      28      27      28      32      33      33
------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $169.90 $176.45 $163.80 $172.52 $182.03 $183.03 $186.20 $180.32 $183.88 $182.64
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4       6       4       8       9       9      10       9      10      11
------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015



--------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                            2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $166.44 $161.92 $105.69 $132.11 $164.72 $156.72 $179.44 $244.43 $253.98 $240.19
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           6       7       8      19      26      25      26      31      33      34
--------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $109.14 $115.97 $ 66.42 $ 93.88 $108.29 $105.23 $124.02 $169.52 $182.51 $199.36
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --       4       4      10      27      45      62      71      72      80
--------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $133.62 $133.96 $ 79.61 $104.49 $117.08 $112.75 $126.12 $169.40 $192.12 $187.67
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --       1       1       2       2       2       3       4       7
--------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                              $ 90.83 $100.21 $ 71.89 $ 99.96 $116.19 $108.38 $129.35 $178.27 $183.38 $184.04
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)           3       2       2       3      11      17      20      29      33      34
--------------------------------------------------------------------------------------------------------------------------
 FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $117.74 $113.43 $130.55 $169.42 $187.47 $186.55
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --       1       7      16      27      36      47
--------------------------------------------------------------------------------------------------------------------------
 GOLDMAN SACHS VIT MID CAP VALUE FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $107.80 $ 99.78 $116.87 $153.52 $172.35 $154.53
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       2       4
--------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. GLOBAL REAL ESTATE FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $110.84 $102.45 $129.80 $131.77 $149.31 $145.39
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       2       3       5
--------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. HIGH YIELD FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      --      -- $ 95.26 $110.41 $116.82 $117.60 $112.62
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       3       4       6       7
--------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. INTERNATIONAL GROWTH FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $109.72 $101.13 $115.51 $135.90 $134.79 $130.09
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       1       2       3       3       5
--------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. MID CAP CORE EQUITY FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $114.82 $106.39 $116.62 $148.47 $153.27 $145.39
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       1       2       2       3       3
--------------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. SMALL CAP EQUITY FUND
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $124.50 $122.16 $137.59 $186.92 $189.10 $176.64
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --      --       1       1       1       1
--------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP ENERGY
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $128.73 $115.99 $116.53 $147.53 $130.76 $100.89
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       2       5       6       9      11
--------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP HIGH INCOME
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                   --      --      --      -- $106.38 $110.97 $130.46 $142.86 $144.28 $133.68
--------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)          --      --      --      --      --       4      18      35      52      66
--------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      -- $ 89.94 $101.21 $130.33 $139.32 $130.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       1       6      14      20      27
------------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $112.82 $ 99.95 $104.16 $147.99 $148.99 $150.43
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --       1
------------------------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $113.56 $ 92.25 $111.57 $109.19 $103.19 $ 81.75
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       2      12      23      37      50      69
------------------------------------------------------------------------------------------------------------------------
 MFS(R) INTERNATIONAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $111.32 $108.36 $124.49 $157.46 $157.81 $166.27
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       1       5      13      21      31      45
------------------------------------------------------------------------------------------------------------------------
 MFS(R) INVESTORS TRUST SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $115.04 $111.25 $131.01 $171.04 $187.65 $185.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --       1       1       2       2
------------------------------------------------------------------------------------------------------------------------
 MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      --      --      -- $191.84
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --       3
------------------------------------------------------------------------------------------------------------------------
 MFS(R)TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $119.21 $119.39 $135.19 $180.48 $197.47 $216.30
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       1       3       4       6       8
------------------------------------------------------------------------------------------------------------------------
 MFS(R) UTILITIES SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $110.95 $117.11 $131.39 $156.53 $174.46 $147.37
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       3       7      13      23      27
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.97 $119.48 $ 63.29 $ 86.31 $100.86 $ 93.90 $106.27 $144.71 $158.98 $164.04
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        53      52      38      44      50      49      42      23      22      18
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $117.67 $123.90 $125.82 $135.05 $142.14 $149.04 $155.78 $150.75 $154.99 $153.79
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2       3       3       6      10      13      16      16      17      18
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $111.81 $123.99 $ 69.33 $ 97.40 $122.48 $111.81 $127.92 $177.69 $184.65 $180.20
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         3       4       4       4       6       6       7      10      10      11
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $142.42 $141.27 $ 89.64 $128.24 $158.75 $136.35 $155.14 $208.47 $217.62 $203.69
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2       3       3       5       7       8       9      11      11      10
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.42 $127.01 $ 66.61 $104.59 $122.00 $115.08 $129.35 $173.81 $195.59 $206.03
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         6       6       5       7      10      10      12      12      13      14
------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015



----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         -----------------------------------------------------------------------------
                                          2006    2007    2008   2009   2010    2011    2012    2013    2014    2015
----------------------------------------------------------------------------------------------------------------------
 TARGET 2015 ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.47 $115.27 $79.42 $94.68 $103.90 $100.06 $109.93 $124.27 $126.80 $123.26
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      3      6      14      14      16      18      15      17
----------------------------------------------------------------------------------------------------------------------
 TARGET 2025 ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.42 $116.42 $74.97 $91.54 $101.54 $ 96.70 $108.15 $127.64 $131.59 $127.75
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      1      5      15      19      22      29      31      36
----------------------------------------------------------------------------------------------------------------------
 TARGET 2035 ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.31 $117.39 $72.08 $89.69 $100.20 $ 94.68 $107.07 $129.72 $134.33 $130.41
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      2      4      11      13      15      19      22      24
----------------------------------------------------------------------------------------------------------------------
 TARGET 2045 ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $111.10 $118.69 $69.01 $87.37 $ 98.09 $ 91.83 $105.04 $130.35 $135.35 $131.15
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      1      4       7       9      11      13      16      19
----------------------------------------------------------------------------------------------------------------------
 TARGET 2055 ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --     --      --      --      --      --      -- $ 91.72
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --     --      --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
 VANECK VIP GLOBAL HARD ASSETS FUND
----------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --     --      -- $ 83.18 $ 84.99 $ 92.90 $ 74.25 $ 48.84
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --     --      --       2       6      10      13      17
----------------------------------------------------------------------------------------------------------------------






                FOR USE ONLY WITH TSA CERTIFICATES/CONTRACTS OF
                     FROEDTERT MEMORIAL LUTHERAN HOSPITAL
                              MILWAUKEE,WISCONSIN

  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016, TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) EMPLOYER SPONSORED RETIREMENT PLANS


..   EQUI-VEST(R) TSA CONTRACTS (SERIES 100) FOR NEW YORK CITY HOUSING
    DEVELOPMENT CORPORATION

--------------------------------------------------------------------------------
This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request.
Please contact the customer service center referenced in your prospectus.

This Supplement describes the material differences between NY Housing TSA Contracts and the EQUI-VEST(R) Series 100 contracts described in the prospectus. The contract is no longer available for new participants.

A. ADMINISTRATIVE CHARGE. The annual administrative charge is waived, therefore, all references in the prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. WITHDRAWAL CHARGES. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed.

   1. Under "Fees and charges" in EQUI-VEST(R) in Employer-Sponsored Retirement Plans at a glance -- key features, the following is added after the first sentence under "Withdrawal charge" in the prospectus:

     . NY Housing TSA contracts under series 100: We deduct a charge equal to 6% of any amount withdrawn above the 10% free corridor.

   2. The following chart is added under the chart in "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" under "Charges and expenses," in the prospectus:

      FOR NY HOUSING TSA CONTRACTS.

                      -----------------------------------
                      CONTRACT YEAR(S)  WITHDRAWAL CHARGE
                      -----------------------------------
                        1 through 5             6%
                      -----------------------------------
                        6 and later             0
                      -----------------------------------

C. CURRENT TOTAL SEPARATE ACCOUNT A ANNUAL EXPENSES. The following changes are made to reflect a change in the current Total Separate Account A annual expenses.

   The following footnote (+), is added to "Maximum total Separate Account A annual expenses" under "Fee table," in the prospectus:

   + For NY Housing TSA contracts in series 100, the current "Mortality and expense risk charge" is 0.45% and the current "Other expenses" is 0.25%, resulting in the current "Total Separate Account A annual expenses" of 0.70%.

D. CONDENSED FINANCIAL INFORMATION



                  FOR USE ONLY WITH NY HOUSING TSA CONTRACTS.


                                                                         #13317

EQUI-VEST(R) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT CORPORATION

The unit values and number of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.70%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET AGGRESSIVE-ALT 25
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $107.99 $109.71 $104.17
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET GROWTH-ALT 20
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      -- $104.67 $119.50 $114.52 $127.35 $144.32 $146.74 $139.95
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 ALL ASSET MODERATE GROWTH-ALT 15
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $104.46 $106.25 $101.57
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AMERICAN FUNDS INSURANCE SERIES(R) BOND FUND/SM/
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 96.62 $100.88 $100.10
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --       1
------------------------------------------------------------------------------------------------------------------------
 AXA 400 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $106.41 $ 96.98 $112.15 $146.65 $158.44 $152.43
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA 500 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $103.49 $ 98.92 $112.78 $146.64 $163.94 $163.38
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA 2000 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $105.25 $ 93.48 $107.16 $146.20 $151.06 $142.35
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $152.46 $160.73 $ 97.05 $122.66 $137.73 $126.51 $143.43 $180.07 $187.24 $182.67
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       2       3       5       6       8       7       9       9
------------------------------------------------------------------------------------------------------------------------
 AXA BALANCED STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.68 $117.03 $121.32 $119.69
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $115.75 $121.61 $107.45 $117.19 $124.82 $126.30 $131.16 $135.89 $138.47 $137.17
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       1       1       1       2       1       2
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.06 $113.10 $116.59 $115.24
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $101.74 $105.46 $107.44 $106.51
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------

EQUI-VEST(R) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT
CORPORATION (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $123.58 $129.44 $103.57 $117.67 $127.45 $125.66 $133.98 $146.67 $150.24 $148.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       2       2       3       3       4       4       4
------------------------------------------------------------------------------------------------------------------------
 AXA GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $300.59 $423.88 $179.52 $267.50 $296.06 $257.78 $299.45 $357.89 $361.38 $352.65
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       6       7       6       7       6       6       6       6       6
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $141.46 $161.85 $ 88.62 $119.10 $129.17 $106.55 $123.06 $143.61 $133.71 $127.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       2       3       3       4       3       5       5
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $104.53 $ 87.14 $100.88 $121.32 $112.71 $109.23
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA INTERNATIONAL VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $162.83 $178.16 $100.84 $130.43 $137.38 $114.36 $133.40 $158.07 $145.70 $140.10
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         6      10      15      22      28      31       5       5       5       5
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.15 $111.57 $ 69.35 $ 87.12 $ 98.78 $ 93.93 $107.25 $140.10 $155.29 $154.78
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP GROWTH MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $106.74 $122.55 $ 75.16 $100.65 $114.39 $109.43 $123.60 $166.16 $183.29 $189.35
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4       3       2       3       3       3       4       4      13      12
------------------------------------------------------------------------------------------------------------------------
 AXA LARGE CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $149.38 $141.72 $ 80.21 $ 96.07 $107.70 $101.82 $117.14 $154.09 $171.72 $163.67
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         9       4       4       7      10       9      10      10      13      13
------------------------------------------------------------------------------------------------------------------------
 AXA MID CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $147.09 $143.72 $ 86.25 $116.35 $141.49 $127.25 $149.90 $198.08 $218.08 $208.89
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       5       6       6       6       6       6       6
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $167.68 $177.39 $133.37 $155.35 $169.97 $165.16 $178.43 $200.42 $205.05 $201.82
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       2       3       8      12      10      13      16      16      16
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE GROWTH STRATEGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $104.30 $121.06 $126.23 $124.35
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --       1
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $144.44 $152.59 $103.37 $125.19 $138.67 $130.88 $144.93 $172.40 $177.64 $174.12
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       2       6       8      11      13      17      17      15
------------------------------------------------------------------------------------------------------------------------
 AXA/AB DYNAMIC MODERATE GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      -- $103.63 $119.54 $124.38 $122.75
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------

EQUI-VEST(R) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT
CORPORATION (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 AXA/AB SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $153.88 $178.75 $ 98.47 $133.00 $176.42 $174.49 $200.28 $274.79 $282.62 $272.48
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2       2       2       3       3       3       3       3       3       3
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN BALANCED MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $104.50 $105.90 $ 71.71 $ 92.95 $102.73 $102.10 $112.76 $128.29 $135.30 $130.27
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       5       4       2       2       2       2       2       2       1
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.44 $ 98.38 $ 65.06 $ 82.84 $102.22 $ 91.78 $106.47 $144.51 $146.55 $136.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --       1      --
------------------------------------------------------------------------------------------------------------------------
 AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 -- $ 95.55 $ 59.88 $ 76.39 $ 83.73 $ 79.45 $ 90.51 $110.81 $116.06 $112.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA/LOOMIS SAYLES GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $117.59 $141.07 $ 94.01 $121.11 $130.14 $132.95 $148.63 $187.84 $201.11 $222.71
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       1       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 AXA/MUTUAL LARGE CAP EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.32 $108.32 $ 66.58 $ 82.72 $ 91.95 $ 87.24 $ 98.93 $127.00 $138.34 $134.10
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       2       1       1       1      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $107.79 $109.27 $ 64.21 $ 82.91 $ 88.92 $ 80.96 $ 95.94 $120.94 $121.41 $117.38
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1       1       1       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $120.25 $123.46 $ 94.01 $102.61 $108.92 $113.93 $119.15 $117.13 $119.08 $117.49
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       1       1       2       2       2       2       2
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $134.04 $138.00 $ 79.32 $105.97 $134.32 $112.47 $124.38 $182.52 $176.51 $164.68
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 CHARTER/SM/ SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $218.37 $195.49 $120.62 $151.41 $187.20 $169.13 $196.11 $277.93 $261.89 $225.90
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $197.45 $198.37 $124.97 $161.67 $180.26 $173.44 $195.71 $267.66 $291.58 $271.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       4       6       7       9       9       9       9
------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $130.03 $133.89 $ 90.01 $ 99.70 $114.56 $113.30 $132.46 $173.30 $187.01 $182.54
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       1       2       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 94.85 $105.61 $ 57.45 $ 74.66 $ 83.42 $ 83.06 $ 96.29 $128.44 $144.90 $144.57
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       2       3       3       2       2       2       2
------------------------------------------------------------------------------------------------------------------------

EQUI-VEST(R) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT
CORPORATION (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $138.06 $139.36 $ 83.50 $108.99 $125.33 $129.43 $150.90 $197.44 $216.67 $219.27
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         1       1       1       2       2       2       2       2       2       2
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $159.38 $164.19 $ 91.86 $117.35 $135.36 $135.46 $155.49 $204.53 $227.59 $225.87
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      13      20      22      22      24      22      21      23
------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $119.94 $122.80 $111.04 $113.23 $118.93 $123.77 $126.78 $123.89 $125.99 $125.66
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         2       3       4       6       7       8       3       3       3       3
------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY PLUS PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 94.82 $ 91.19 $ 74.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $158.58 $165.68 $103.38 $129.53 $147.48 $149.04 $170.53 $222.70 $249.84 $250.07
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         6       5       8      11      14      20      21      17      17      18
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $117.55 $120.71 $103.30 $119.63 $130.22 $131.06 $136.97 $150.95 $152.35 $155.25
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       1       1       1      --       1       1      --
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $138.61 $150.43 $103.58 $145.49 $191.63 $183.65 $214.91 $296.87 $303.84 $284.51
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       2       2       4       5       6       7       8       8       8
------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $100.28 $108.84 $115.09 $116.53 $123.01 $127.52 $131.34 $127.15 $127.38 $121.67
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       2       1       2       3       3       3       3       2
------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD BOND PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $101.71 $102.93 $ 99.05
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $144.18 $153.38 $158.17 $153.88 $159.65 $167.34 $167.79 $163.88 $165.23 $164.77
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       1       1       1       1       1       2       1
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $167.52 $186.32 $ 91.40 $115.64 $121.12 $105.87 $122.23 $147.43 $136.30 $132.45
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       5       5      12       7      10       8       9       8
------------------------------------------------------------------------------------------------------------------------
 EQ/INVESCO COMSTOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $120.55 $116.70 $ 73.07 $ 93.17 $106.60 $103.75 $122.00 $163.59 $176.93 $164.81
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --       1       1
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $134.65 $132.08 $ 78.99 $103.78 $115.75 $108.93 $125.53 $169.26 $192.24 $186.53
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       1       1      --       1      --       1       1
------------------------------------------------------------------------------------------------------------------------

EQUI-VEST(R) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT
CORPORATION (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 72.40 $ 81.95 $ 51.86 $ 70.14 $ 80.76 $ 82.09 $ 93.51 $123.03 $137.12 $142.78
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       1       2       2       2       3       3
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $113.05 $105.61 $ 45.40 $ 53.72 $ 61.14 $ 60.51 $ 70.06 $ 91.55 $102.38 $ 97.16
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       1       1       2       2       2
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $144.09 $166.26 $ 98.60 $134.37 $153.37 $135.98 $161.62 $182.39 $172.04 $171.18
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       1       2       3       3       4       3       3
------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $134.05 $143.79 $ 72.41 $ 97.99 $122.35 $118.58 $137.85 $181.48 $196.41 $189.46
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         5       9      12      22      30      33       7       9       9       9
------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $128.55 $134.00 $136.21 $135.65 $134.83 $133.89 $132.95 $132.02 $131.10 $130.18
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       1      12      --       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $134.83 $163.89 $ 85.72 $133.70 $175.64 $160.99 $173.86 $239.18 $235.82 $221.30
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       2       2       4       3       4       4       4
------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.17 $116.68 $ 68.66 $ 94.50 $108.09 $ 98.09 $117.24 $147.07 $148.66 $152.31
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       1       1       3       3       2       2       2
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO GLOBAL REAL RETURN PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      -- $ 91.11 $ 97.59 $ 94.62
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --       1
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 99.47 $110.10 $104.91 $112.51 $112.66 $111.66 $112.53 $111.84 $110.96 $109.88
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       3       5       5       6       6       6       6
------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $152.43 $158.62 $147.55 $155.71 $164.63 $165.87 $169.08 $164.07 $167.65 $166.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       1       2       2       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $168.15 $163.91 $107.21 $134.28 $167.76 $159.93 $183.49 $250.45 $260.75 $247.10
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         4       7      10      16      23      24       4       4       4       4
------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.62 $116.72 $ 66.99 $ 94.88 $109.66 $106.77 $126.10 $172.70 $186.31 $203.92
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       5       7      11      16      18       4       4       6       5
------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $134.22 $134.84 $ 80.29 $105.59 $118.55 $114.40 $128.23 $172.57 $196.12 $191.97
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       2      --      --      --      --       2       3
------------------------------------------------------------------------------------------------------------------------

EQUI-VEST(R) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT
CORPORATION (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         -----------------------------------------------------------------------------
                                          2006   2007    2008   2009    2010    2011    2012    2013    2014    2015
----------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $92.19 $101.91 $73.26 $102.07 $118.88 $111.11 $132.88 $183.51 $189.14 $190.20
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --      --      1       3       4       5       6       6       6       6
----------------------------------------------------------------------------------------------------------------------
 FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO
----------------------------------------------------------------------------------------------------------------------
   Unit value                                --      --     --      -- $106.24 $102.56 $118.28 $153.81 $170.53 $170.04
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --      --     --      --      --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
 GOLDMAN SACHS VIT MID CAP VALUE FUND
----------------------------------------------------------------------------------------------------------------------
   Unit value                                --      --     --      -- $107.95 $100.12 $117.50 $154.67 $173.99 $156.32
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --      --     --      --      --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. GLOBAL REAL ESTATE FUND
----------------------------------------------------------------------------------------------------------------------
   Unit value                                --      --     --      -- $110.99 $102.80 $130.51 $132.75 $150.73 $147.06
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --      --     --      --      --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. HIGH YIELD FUND
----------------------------------------------------------------------------------------------------------------------
   Unit value                                --      --     --      --      -- $ 95.38 $110.78 $117.44 $118.47 $113.67
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --      --     --      --      --      --      --      --       1       1
----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. INTERNATIONAL GROWTH FUND
----------------------------------------------------------------------------------------------------------------------
   Unit value                                --      --     --      -- $109.87 $101.48 $116.14 $136.91 $136.07 $131.59
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --      --     --      --      --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. MID CAP CORE EQUITY FUND
----------------------------------------------------------------------------------------------------------------------
   Unit value                                --      --     --      -- $104.63 $ 97.14 $106.70 $136.11 $140.79 $133.82
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --      --     --      --      --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
 INVESCO V.I. SMALL CAP EQUITY FUND
----------------------------------------------------------------------------------------------------------------------
   Unit value                                --      --     --      -- $108.96 $107.13 $120.91 $164.58 $166.84 $156.16
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --      --     --      --      --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP ENERGY
----------------------------------------------------------------------------------------------------------------------
   Unit value                                --      --     --      -- $113.92 $102.85 $103.54 $131.35 $116.66 $ 90.19
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --      --     --      --      --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP HIGH INCOME
----------------------------------------------------------------------------------------------------------------------
   Unit value                                --      --     --      -- $106.45 $111.26 $131.08 $143.83 $145.54 $135.12
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --      --     --      --      --      --       1       2       2       2
----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP MID CAP GROWTH
----------------------------------------------------------------------------------------------------------------------
   Unit value                                --      --     --      --      -- $ 90.05 $101.55 $131.02 $140.34 $131.31
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --      --     --      --      --      --      --       1       1       2
----------------------------------------------------------------------------------------------------------------------
 IVY FUNDS VIP SMALL CAP GROWTH
----------------------------------------------------------------------------------------------------------------------
   Unit value                                --      --     --      -- $112.98 $100.29 $104.73 $149.09 $150.41 $152.17
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --      --     --      --      --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT EMERGING MARKETS EQUITY PORTFOLIO
----------------------------------------------------------------------------------------------------------------------
   Unit value                                --      --     --      -- $113.64 $ 92.49 $112.10 $109.93 $104.10 $ 82.64
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       --      --     --      --      --       3       5       4       6       7
----------------------------------------------------------------------------------------------------------------------

EQUI-VEST(R) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT
CORPORATION (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2006    2007    2008    2009    2010    2011    2012    2013    2014    2015
------------------------------------------------------------------------------------------------------------------------
 MFS(R) INTERNATIONAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $106.34 $103.72 $119.40 $151.32 $151.97 $160.44
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 MFS(R) INVESTORS TRUST SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $102.23 $ 99.06 $116.89 $152.91 $168.10 $166.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 MFS(R) MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      --      --      --      --      --      -- $193.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 MFS(R) TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $119.29 $119.71 $135.82 $181.70 $199.20 $218.64
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       1      --       2       2       2       5
------------------------------------------------------------------------------------------------------------------------
 MFS(R) UTILITIES SERIES
------------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --      --      -- $111.03 $117.43 $132.01 $157.58 $175.98 $148.96
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --      --       2      --       1       1       1
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 86.97 $ 96.44 $ 50.44 $ 69.95 $ 81.90 $ 76.41 $ 86.65 $118.05 $129.73 $133.96
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --       8      11      17      19      15      13      12       9       9
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $118.85 $125.41 $127.60 $137.24 $144.74 $152.07 $159.27 $154.43 $159.10 $158.19
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --       1       1       1       1       2       2       3       2
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $112.95 $125.50 $ 70.31 $ 98.99 $124.72 $114.08 $130.78 $182.04 $189.55 $185.36
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       1       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $143.86 $142.98 $ 90.91 $130.33 $161.66 $139.12 $158.62 $213.57 $223.40 $209.52
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       1       1       1       1       1       1
------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.51 $128.56 $ 67.56 $106.29 $124.23 $117.42 $132.25 $178.07 $200.78 $211.92
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        10       8       5       2       3       3       7       1       1       2
------------------------------------------------------------------------------------------------------------------------
 TARGET 2015 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $108.53 $115.58 $ 79.79 $ 95.32 $104.80 $101.14 $111.34 $126.12 $128.94 $125.59
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       1       1       1      --      --      --
------------------------------------------------------------------------------------------------------------------------
 TARGET 2025 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $109.49 $116.73 $ 75.33 $ 92.15 $102.43 $ 97.74 $109.53 $129.54 $133.82 $130.17
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --       2       3       3       4       4       3       3
------------------------------------------------------------------------------------------------------------------------
 TARGET 2035 ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $110.38 $117.70 $ 72.42 $ 90.29 $101.07 $ 95.70 $108.44 $131.65 $136.60 $132.89
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --      --      --       1       2       1       2       2       2
------------------------------------------------------------------------------------------------------------------------

EQUI-VEST(R) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT
CORPORATION (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2015.



--------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------------
                                          2006    2007    2008   2009   2010   2011   2012    2013    2014    2015
--------------------------------------------------------------------------------------------------------------------
 TARGET 2045 ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $111.17 $119.00 $69.33 $87.96 $98.94 $92.82 $106.39 $132.29 $137.64 $133.63
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --     --     --     --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------
 TARGET 2055 ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --     --     --     --      --      --      -- $ 91.83
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --     --     --     --      --      --      --      --
--------------------------------------------------------------------------------------------------------------------
 VANECK VIP GLOBAL HARD ASSETS FUND
--------------------------------------------------------------------------------------------------------------------
   Unit value                                 --      --     --     --     -- $83.28 $ 85.27 $ 93.39 $ 74.80 $ 49.30
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        --      --     --     --     --     --      --      --       1       1
--------------------------------------------------------------------------------------------------------------------




Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the Prospectus).

  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016, TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS


--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

AXA Equitable offers its EQUI-VEST(R) Series 100 and 200 TSA contracts to participants in the TSA plan for the Detroit Board of Education. The contract is no longer available for new participants. This Supplement describes the material differences between the Series 100 and 200 TSA plan for the Detroit Board of Education and the EQUI-VEST(R) Series 100 and 200 TSA contracts described in the prospectus.

..   ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge is waived;
    therefore all references in the prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

          FOR USE ONLY WITH DETROIT BOARD OF EDUCATION TSA CONTRACTS EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
  Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC.
               1290 Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234


                                                                         #77004

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS


..   FOR EMPLOYEES OF ALLEGHENY COUNTY, PENNSYLVANIA

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The Series 200 EDC Contracts, modified as described below (the "Modified EDC Contracts"), are offered to employees of Allegheny County, Pennsylvania, on the basis described in the prospectus, except that the withdrawal charge and annual administrative charge applicable to the Modified EDC Contracts will be as follows:

..   WITHDRAWAL CHARGE. The withdrawal charge schedule for the Modified EDC
    Contract is as follows:

                      -----------------------------------
                      CONTRACT YEAR(S)  WITHDRAWAL CHARGE
                      -----------------------------------
                            1                   6%
                            2                   5
                            3                   4
                            4                   3
                            5                   2
                            6+                  0
                      -----------------------------------

This table replaces the table in the prospectus under "Withdrawal charge for series 100 and 200 contracts" under the heading "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" in "Charges and expenses."

No withdrawal charge will apply in the event of the:

   -- Death

   -- Disability

   -- Separation from service from Allegheny County

   -- Retirement of the participant.

..   ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge is waived;
    therefore all references in the prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the prospectus.)


  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234


                                                                         #86946

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS


..   EQUI-VEST(R) TSA SERIES 200 CERTIFICATES AND CONTRACTS (THE ''MODIFIED TSA
    CONTRACTS'') FOR BROWARD COUNTY PUBLIC SCHOOLS, FLORIDA

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

AXA Equitable offers the Modified TSA Contracts as described below, to participants in the TSA Plan for Broward County Public Schools, Florida. This Supplement describes the material differences between the Modified TSA Contracts and the EQUI-VEST(R) series 200 contracts described in the prospectus. Material differences between the Modified TSA Contracts and the TSA provisions described in the EQUI-VEST(R) series 200 prospectus include the following:

A. ADMINISTRATIVE CHARGE. The annual administrative charge is waived; therefore, all references in the prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. WITHDRAWAL CHARGES. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

   1. The next to the last bullet in "Additional features" under "EQUI-VEST(R) Employer-Sponsored Retirement Plans at a glance -- key features" is deleted in its entirety and replaced by the following:

     . Waiver of withdrawal charge under certain circumstances and contracts. See "Charges and expenses" later in this prospectus.

   2. In the section ''Charges and expenses'' of the prospectus, under ''For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts'' the following is added after the bullet under the heading ''No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:'' FOR THE MODIFIED TSA CONTRACTS ONLY:

      No withdrawal charge applies for the Modified TSA Contracts if:

      (1)the participant has retired from employment;

      (2)the participant has separated from service at any time;

      (3)the participant has reached age 59 1/2;

      (4)the amount withdrawn is intended to satisfy the minimum distribution requirements;

      (5)the employer certifies to us that the amount withdrawn is a ''hardship withdrawal'' pursuant to applicable Treasury Regulations;

      (6)the participant is disabled (special federal income definition);

      (7)we receive proof satisfactory to us that the participant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

      (8)the amount withdrawn is attributable to contributions that were made prior to 1/1/1989, and any earnings credited on such contributions prior to 1/1/1989;

      (9)the participant is rolling over funds as a result of one of the distributable events in (1), (2), (3) and (6) above and (10) below for spousal beneficiaries only, or rollover of unrestricted funds in (8) from EQUI-VEST(R) to another third-party provider; (10) the participant dies and a death benefit is payable to the beneficiary;

     (11)the withdrawal is made to purchase a payout annuity from AXA Equitable.

C. MAXIMUM TOTAL SEPARATE ACCOUNT A ANNUAL EXPENSES.

     . For series 200 Modified TSA Contracts, we currently deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 0.90%.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see ''Tax information'' in the prospectus.)

  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                1290 Avenue of the Americas New York, NY 10104
                                 212-554-1234

For use only with TSA certificates/contracts of Broward County Public Schools,
                                    Florida


                                                                         #66867

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS


--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

AXA Equitable offers a modified version of its EQUI-VEST(R) Series 200 TSA contracts (the "Modified TSA Agreement") only to participants in qualifying retirement programs of certain nonprofit healthcare organizations. This Supplement describes the material differences between the Modified TSA Agreement and the EQUI-VEST(R) Series 200 TSA contract described in the prospectus.

Material differences between the Modified TSA Agreement and the TSA provisions described in the prospectus include the following:

..   WITHDRAWAL CHARGE. The withdrawal charge schedule for the Modified TSA
    Agreement is as follows:

-------------------------------------------------------------
      CONTRACT YEAR(S)               WITHDRAWAL CHARGE
-------------------------------------------------------------
              1                              6%
              2                              5
              3                              4
              4                              3
              5                              2
              6+                             0
-------------------------------------------------------------

This table replaces the EQUI-VEST(R) Series 200 withdrawal charge table in "Withdrawal charge for series 100 and 200 contracts" under the heading "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" in "Charges and expenses."

..   EXCEPTIONS TO THE WITHDRAWAL CHARGE. For the modified TSA Agreement, the withdrawal charge section in "Charges and expenses" has been revised to add the following waivers:

   No charge will be applied to any amount withdrawn from the Modified TSA Agreement if:

   -- The annuitant has separated from service, or

   -- The annuitant makes a withdrawal at any time and qualifies to receive
      Social Security disability benefits as certified by the Social Security Administration or any successor agency, or

   -- The annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code.

..   ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge for participants under the Modified TSA Agreement is at maximum the charge described in the prospectus -- that is, it is equal to the lesser of $30 or 2% of the account value on the last business day of each year (adjusted to include any withdrawals made during the year), to be prorated for a fractional year. This charge may be reduced or waived when a Modified TSA Agreement is used by the employer and the required participant services are performed at a modified or minimum level.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the prospectus.)

                     FOR USE ONLY IN THE STATE OF ILLINOIS

  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234


                                                                         #98744

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS


--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

AXA Equitable will offer its EQUI-VEST(R) Series 200 TSA contracts modified with Rider 95MDHOSP (the "Modified TSA Contract") only to employees (age 75 and below) of hospitals and non-profit healthcare organizations doing business in Maryland. The contract is no longer available for new participants. This Supplement describes the material differences between the Modified TSA Contract and the EQUI-VEST(R) Series 200 TSA contract described in the prospectus.

Material differences between the Modified TSA Contract and the TSA provisions described in the prospectus include the following:

..   WITHDRAWAL CHARGE. The withdrawal charge schedule for the Modified TSA
    Contract is as follows:

-------------------------------------------------------------
      CONTRACT YEAR(S)               WITHDRAWAL CHARGE
-------------------------------------------------------------
              1                              6%
              2                              5
              3                              4
              4                              3
              5                              2
              6+                             0
-------------------------------------------------------------

This table replaces the EQUI-VEST(R) Series 200 Withdrawal Charge table in "Withdrawal charge for series 100 and 200 contracts" under the heading "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" in "Charges and expenses" in the prospectus.

..   EXCEPTIONS TO THE WITHDRAWAL CHARGE. For the modified TSA Contract, the withdrawal charge section in "Charges and expenses" has been revised as follows:

   No charge will be applied to any amount withdrawn from the TSA Contract if:

   -- the annuitant has separated from service, or

   -- the annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code, or

   -- the annuitant makes a withdrawal at any time and qualifies to receive
      Social Security disability benefits as certified by the Social Security Administration or any successor agency or

   -- the annuitant withdraws funds that were transferred on or after January 18, 1996 into the Modified TSA Contract from another tax sheltered annuity contract qualified under Section 403(b) of the Code and issued by an insurance company other than AXA Equitable.

..   ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge is waived;
    therefore, all references in the prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

Because you are purchasing an annuity contract as a Tax Sheltered Annuity
(TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the prospectus.)

..   LOANS. Loans will be available under the Modified TSA Contract when the TSA plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA). Only one outstanding loan will be permitted at any time. There is a minimum loan amount of $1,000 and a maximum loan amount which varies depending on the participant's account value but may never exceed $50,000. For more complete details and rules on Loans, see "Loans from qualified plans and TSAs" under "Tax information" in the prospectus.

                     FOR USE ONLY IN THE STATE OF MARYLAND

  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234


                                                                         #60056

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016, TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) SERIES 200 EMPLOYER-SPONSORED RETIREMENT PLANS


--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

AXA Equitable offers its EQUI-VEST(R) Series 200 EDC contracts modified with riders 2002EDC-WC-MI and PF 10,962, as applicable, (the ''Modified EDC Agreement'') only to participants in the EDC plan for Wayne County, Michigan. The contract is no longer available for new participants. This Supplement describes the material differences between the Modified EDC Agreement and the EQUI-VEST(R) Series 200 EDC contracts described in the prospectus.

1. EXCEPTIONS TO THE WITHDRAWAL CHARGE. In ''Charges and expenses'' under the section titled, ''For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts,'' in ''Withdrawal charge for series 100 and 200 contracts,'' the following exceptions are added:

  .   the Participant retires pursuant to terms of the Plan; or

  .   the Participant separates from service; or

  . the Participant elects a hardship withdrawal that qualifies as an unforeseeable emergency as defined under the Internal Revenue Code and approved by the Plan; or

  . we receive proof satisfactory to us that the Participant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or

  . the Participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled. Total disability is the Participant's incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and the Participant must continue to be deemed totally disabled.

      Written notice of claim must be given to us during the Participant's lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, the Participant must submit acceptable proof of disability. Such proof of disability must be either
      (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that the Participant meets the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to do so, and, in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

      The withdrawal charge will apply if the conditions, as described in the last two items above, existed at the time the contract was issued or if the condition began within the 12 month period following the issuance of the contract.

2. ANNUAL ADMINISTRATIVE CHARGE. The following is added to the fifth paragraph in the section, ''Annual administrative charge,'' under ''Charges under the contracts,'' in the prospectus:

   For EDC contracts issued to participants in the Wayne County, Michigan, EDC plan, the annual administrative charge is waived if the account value is at least $15,000 at the end of the contract year.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see ''Tax information'' in the prospectus.)

           FOR USE ONLY WITHIN WAYNE COUNTY, MICHIGAN EDC CONTRACTS

  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234


                                                                         #77312

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016, TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) SERIES 200 EMPLOYER-SPONSORED RETIREMENT PLANS


..   EQUI-VEST(R) TSA AND EDC CONTRACTS (SERIES 200)
OFFERED TO CERTAIN PUBLIC SCHOOL EMPLOYEES WITHIN THE STATE OF VIRGINIA

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

AXA Equitable offers its EQUI-VEST(R) Series 200 EDC and TSA contracts, modified as described below, (the "Modified EDC and TSA Agreement") only to certain participants in the EDC and TSA plans sponsored by a public education institution within the State of Virginia. The contract is no longer available for new participants. This Supplement describes material regarding the annual administrative charge for EDC and TSA contracts.

..   ANNUAL ADMINISTRATIVE CHARGE. The following is added to the fifth paragraph in the section, "Annual administrative charge," under "Charges under the contracts," in the Prospectus:

   "For EDC and TSA contracts issued to certain public school participants within the State of Virginia, with EDC and TSA plans, the annual administrative charge is waived if the account value is at least $15,000 at the end of the contract year."

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the prospectus.)




       FOR USE ONLY WITH EDC AND TSA CONTRACTS IN THE STATE OF VIRGINIA

  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234


                                                                         #78095

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS


..   FOR EMPLOYEES OF EMPLOYERS ASSOCIATED WITH REAL LIVING NETWORK

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

AXA Equitable offers the Series 200 Trusteed Contracts, modified as described below (the "Modified Trusteed Contracts"), to employees of employers associated with Real Living Network, a real estate brokerage firm, on the basis described in the prospectus, except that the withdrawal charge applicable to the Modified Trusteed Contracts will be waived for all plan assets invested under such Contracts, except for any withdrawal of plan assets which were invested in the guaranteed interest option less than 120 days prior to such withdrawal. Except as modified above, the discussion under ''Withdrawal charge for series 100 and 200 contracts'' under "Charges and expenses" with respect to Trusteed Contracts is applicable to the Modified Trusteed Contracts.

The annual administrative charge is waived.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the prospectus.)


  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234


                                                                         #39376

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS


..   EQUI-VEST(R) TSA SERIES 100 AND 200 CERTIFICATES AND CONTRACTS (THE
    "MODIFIED CONTRACTS") TO THE EMPLOYEES FOR THE SCHOOL DISTRICT OF PHILADELPHIA IN THE STATE OF PENNSYLVANIA.
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

AXA Equitable offers the Modified Contracts described below to employees in the School District of Philadelphia 403(b) Plan in the State of Pennsylvania. This Supplement describes the material differences between the Modified Contracts and the EQUI-VEST(R) series 100 and 200 contracts described in the prospectus. The contract is no longer available for new participants. Material differences between the Modified Contracts and the TSA provisions described in the series 100 and 200 prospectus include the following:

A. ADMINISTRATIVE CHARGE. The annual administrative charge is waived; therefore, all references in the prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. WITHDRAWAL CHARGES. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

   1. The next to last bullet in "Additional features" under "EQUI-VEST(R) Employer-Sponsored Retirement Plans at a glance -- key features" is deleted in its entirety and replaced with the following:

     . Waiver of withdrawal charge under certain circumstances and contracts. See "Charges and expenses" later in this prospectus.

   2. In the section "Charges and expenses" of the prospectus, under "Withdrawal charge for series 100 and 200 contracts,""For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts," the following is added after the bullet under the heading "No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:"

   3. FOR THE MODIFIED CONTRACTS ONLY

      No withdrawal charge applies under TSA contracts if:

     .   The participant separates from service at any time;

     . The participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled;

     . The participant makes a withdrawal to satisfy minimum distribution requirements;

     . The participant elects a withdrawal that qualifies as a hardship withdrawal under the Internal Revenue Code;

     . We receive proof satisfactory to us (including certification by a licensed physician) that the participant's life expectancy is six months or less;

     . The participant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care services, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

         -- its main function is to provide skilled, intermediate or custodial nursing care;
         -- it provides continuous room and board to three or more persons;
         -- it is supervised by a registered nurse or licensed practical nurse; -- it keeps daily medical records of each patient;
         -- it controls and records all medications dispensed;
         -- its primary service is other than to provide housing for residents;
         or

     .   The participant dies and a death benefit is payable to the beneficiary.

For use with TSA certificates/contracts of the School District of Philadelphia
                                 Pennsylvania


                                                                         #79029

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the prospectus.)






  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE MAY 1, 2016 PROSPECTUS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS


..   EQUI-VEST(R) TSA SERIES 100 AND 200 CERTIFICATES AND CONTRACTS AND EDC
    SERIES 200 CONTRACTS (THE ''MODIFIED CONTRACTS'') FOR THE
    CHARLOTTE-MECKLENBERG PUBLIC SCHOOLS, NORTH CAROLINA.

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the "prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

AXA Equitable offers the Modified Contracts described below to participants in the TSA and EDC Plans for Charlotte-Mecklenberg Public Schools, North Carolina. This contract is no longer available for new participants. This Supplement describes the material differences between the Modified Contracts and the EQUI-VEST(R) series 100 and 200 contracts described in the prospectus. Material differences between the Modified Contracts and the TSA and EDC provisions described in the series 100 and 200 prospectus include the following:

A. ADMINISTRATIVE CHARGE. The annual administrative charge is waived; therefore, all references in the prospectus to ''annual administrative charge'' or ''administrative charge'' are deleted in their entirety.

B. WITHDRAWAL CHARGES. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

   1. The next to last bullet in ''Additional features'' under ''EQUI-VEST(R) Employer-Sponsored Retirement Plans at a glance -- key features'' is deleted in its entirety and replaced with the following:

     . Waiver of withdrawal charge under certain circumstances and contracts. See ''Charges and expenses'' later in this prospectus.

   2. In the section ''Charges and expenses'' of the prospectus, under ''Withdrawal charge for series 100 and 200 contracts,''''For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts,'' the fifth paragraph and bulleted statement that follow that paragraph are replaced with the following:

      No withdrawal charge applies under TSA or EDC contracts if:

     .   The annuitant separates from service at any time;

     . The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled;

     .   The annuitant retires from employment;

     . The annuitant makes a withdrawal to satisfy minimum distribution requirements; or

     . The annuitant elects a withdrawal that qualifies as a hardship withdrawal (or for EDC, an unforeseeable emergency withdrawal) under the Internal Revenue Code.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuitities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuitites, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see ''Tax information'' in the prospectus.)

 For use with TSA and EDC certificates/contracts of the Charlotte-Mecklenberg
                         Public Schools North Carolina

  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates, AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234


                                                                         #96061

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE CURRENT PROSPECTUSES AND SUPPLEMENTS TO THE PROSPECTUSES FOR:



..   EQUI-VEST(R) (SERIES 201)
..   EQUI-VEST(R) STRATEGIES/SM/ (SERIES 900)

..   EQUI-VEST(R) STRATEGIES/SM/ (SERIES 901)


--------------------------------------------------------------------------------

This Supplement relates to the Structured Investment Option which is currently available under our EQUI-VEST(R) (Series 201), EQUI-VEST(R) Strategies/SM/ (Series 900) and EQUI-VEST(R) Strategies/SM/ (Series 901) contracts. Any amount that you decide to invest in the Structured Investment Option would be invested in one of the "Segments" of the Structured Investment Option, each of which has a limited duration (a "Segment Duration"). The Structured Investment Option may not currently be available under your contract or in your state.


The purpose of this Supplement is solely to add to your current prospectuses (collectively, the "EQUI-VEST(R) prospectus") a very limited amount of information about the Structured Investment Option. Much more complete information about the Structured Investment Option is contained in a separate Structured Investment Option prospectus dated May 1, 2016. All of the information in the EQUI-VEST(R) prospectus also continues to remain applicable, except as otherwise provided in this Supplement (or any other supplement to the EQUI-VEST(R) prospectus) or in the Structured Investment Option prospectus.


Accordingly, you should read this Supplement in conjunction with your EQUI-VEST(R) prospectus and the Structured Investment Option prospectus (and any other supplements thereto). This Supplement incorporates your EQUI-VEST(R) prospectus (and any other supplements thereto) and the Structured Investment Option prospectus (and any other supplements thereto) by reference. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your EQUI-VEST(R) prospectus.

CHARGES FOR THE STRUCTURED INVESTMENT OPTION

If you allocate any of your account value to the Structured Investment Option, a charge or deduction could result. To reflect these, the following item is added to the chart entitled "Charges we periodically deduct from your account value" under "Fee table" in your EQUI-VEST(R) prospectus:

-----------------------------------------------------------------------------
 ADJUSTMENTS FOR EARLY SURRENDER OR OTHER DISTRIBUTION FROM A SEGMENT
-----------------------------------------------------------------------------
 WHEN CALCULATION IS MADE                MAXIMUM AMOUNT THAT MAY BE LOST/(1)/
-----------------------------------------------------------------------------
Segment Interim Value is applied on      90% of Segment
surrender or other distribution          Investment
(including loans and charges) from a
Segment prior to its Segment Maturity
Date
-----------------------------------------------------------------------------

Notes:

(1)The actual amount of the Segment Interim Value calculation is determined by a formula that depends on, among other things, the Segment Buffer and how the Index has performed since the Segment Start Date, as discussed in detail under "Appendix I" in your Structured Investment Option prospectus. The maximum loss would occur if there is a total distribution for a Segment with a -10% buffer at a time when the Index price has declined to zero. If you surrender or cancel your variable annuity contract, die or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date, and any upside performance will be limited to a percentage lower than the Performance Cap Rate.

This fee table applies specifically to the Structured Investment Option and should be read in conjunction with the fee table in your EQUI-VEST(R) contract prospectus.

HOW WE ALLOCATE CHARGES AMONG YOUR INVESTMENT OPTIONS

If you allocate any account value to the Structured Investment Option, our procedures for allocating contract fees and charges among the investment options you are using is significantly different than in the absence of the Structured Investment Option. Accordingly, the following paragraphs are added to the "Charges and expenses" section.

PRONVEST MANAGED ACCOUNT SERVICE CHARGE

ProNvest charges a quarterly fee at an annual rate up to 0.60% of your Non-Personal Income Benefit variable investment options. The amount of the fee may be lower and varies among broker-dealers.

For EQUI-VEST(R) (Series 201) and EQUI-VEST(R) Strategies/SM/ (Series 901), this fee will be deducted pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first, then from the account for special dollar cost averaging. If those amounts are insufficient, the charge will be deducted from the Segment Holding Account, then pro rata from the Segments. This fee will not be deducted from amounts invested in the Personal Income Benefit variable investment options.

For EQUI-VEST(R) Strategies/SM/ (Series 900), this fee will be deducted pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first, then from the account for special dollar cost averaging. If those amounts are insufficient, this charge will be deducted pro rata from your fixed maturity options. If there are still insufficient funds, the charge will be deducted from the Segment Holding Account, then pro rata from the Segments. This fee will not be deducted from amounts invested in the Personal Income Benefit variable investment options.


                   IM-11-04 (5/16)                                  Cat# 146267
                   EV 201, 900 and 901  NB/IF                            #96807

SEPARATE ACCOUNT ANNUAL EXPENSES

Under the provisions of your EQUI-VEST(R) contract, we deduct a daily charge(s) from the net assets in each variable investment option and Segment Holding Account to compensate us for mortality and expense risks and other expenses. The Segment Holding Account is part of the EQ/Money Market variable investment option available under your EQUI-VEST(R) contract.

For amounts held in the Segment Holding Account, we may waive this charge(s) under certain conditions on a non-guaranteed basis. If the return on the EQ/Money Market variable investment option on any day is positive, but lower than the amount of this charge(s), then we will waive the difference between the two, so that you do not receive a negative return. If the return on the EQ/Money Market variable investment option on any day is negative, we will waive this charge(s) entirely for that day, although your account value would be reduced by the negative performance of the EQ/Money Market variable investment option itself. This waiver applies only to amounts held in the Segment Holding Account portion of the EQ/Money Market variable investment option and is not a fee waiver or performance guarantee for the underlying EQ/Money Market Portfolio. We reserve the right to change or cancel this provision at any time. For more information, please see "Charges and Expenses" in your EQUI-VEST(R) variable annuity prospectus.

ANNUAL ADMINISTRATIVE CHARGE

For EQUI-VEST(R) (Series 201) and EQUI-VEST Strategies/SM/ (Series 901), the annual administrative charge will be deducted from the account value in the variable investment options and the guaranteed interest option on a pro rata basis on the last business day of each contract year. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the account for special dollar cost averaging. If there are insufficient funds the charge will then be deducted from the Segment Holding Account, and then pro rata from the Segments.

For EQUI-VEST(R) Strategies/SM/ (Series 900), the annual administrative charge will be deducted from the account value in the variable investment options and the guaranteed interest option on a pro rata basis on the last business day of each contract year. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the fixed maturity options. If there are insufficient funds the charge will then be deducted from the Segment Holding Account, then pro rata from the Segments.

ENHANCED DEATH BENEFIT CHARGE
(FOR EQUI-VEST(R) STRATEGIES SERIES 900 AND 901 CONTRACTS)

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options for EQUI-VEST(R) Strategies/SM/ (Series 900) or from the account for special dollar cost averaging for EQUI-VEST(R) Strategies/SM/ (Series 901), to the extent you have value in those investment options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment. If those amounts are insufficient, we will make up the required amounts from the Segment Holding Account and then pro rata from the Segments.

If your account value is insufficient to pay this charge, your certificate will terminate without value and you will lose any applicable guaranteed benefits.

PLAN OPERATING EXPENSE CHARGE

Depending on your Employer's plan, we may be instructed to withdraw a plan operating expense from your account value and to remit the amount withdrawn to either your Employer or your Employer's designee. The amount to be withdrawn is determined by your Employer; we will have no responsibility for determining that such amount is necessary and proper under the terms of your Employer's plan.

For EQUI-VEST(R) (Series 201) and EQUI-VEST(R) Strategies (Series 901), the Plan operating expense charge will be deducted pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first, then from the account for special dollar cost averaging. If there are insufficient funds, we will deduct the charge from the Segment Holding Account, then pro rata from the Segments. If there are still insufficient funds, we will deduct this charge pro rata from your Personal Income Benefit variable investment options. This deduction will not reduce your Guaranteed Annual Withdrawal Amount or Ratchet base. We do not apply a withdrawal charge to the amounts withdrawn pursuant to these instructions.

For EQUI-VEST(R) Strategies (Series 900), the Plan operating expense charge will be deducted pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first, then from the fixed maturity options. If there are insufficient funds, we will deduct the charge from the Segment Holding Account, then pro rata from the Segments. If there are still insufficient funds, we will deduct this charge pro rata from your Personal Income Benefit variable investment options. This deduction will not reduce your Guaranteed Annual Withdrawal Amount or Ratchet base. We do not apply a withdrawal charge to the amounts withdrawn pursuant to these instructions.

ANNUAL LOAN RECORD-KEEPING CHARGE
(FOR EQUI-VEST(R) (SERIES 901) CONTRACTS)

A $6.25 charge will be deducted from your account value on the last Friday of each calendar quarter to compensate us for record-keeping expenses associated with the loan. If that Friday is a holiday, the charge will be deducted on the last business day preceding that Friday.

The charge will be deducted pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first, then from the account for special dollar cost averaging. If there are insufficient funds, we will deduct the charge from the Segment Holding Account, then pro rata from the Segments. If there are still insufficient funds, we will deduct this charge pro rata from your Personal Income Benefit variable investment options. This deduction will not reduce your Guaranteed Annual Withdrawal Amount or Ratchet base. We do not apply a withdrawal charge to the amounts withdrawn pursuant to these instructions.





  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
EQUI-VEST(R) Strategies/SM/ is issued by and is a service mark of AXA Equitable.

     Distributed by affiliate AXA Advisors, LLC, and for certain contracts co-distributed by affiliate AXA Distributors, LLC,
               1290 Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2016 TO THE CURRENT PROSPECTUS AND SUPPLEMENTS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLAN


..   EQUI-VEST(R) VANTAGE/SM/ ADDITIONAL CONTRIBUTIONS TAX-SHELTERED (ACTS)
    PROGRAM, NEW JERSEY DEPARTMENT OF HIGHER EDUCATION

--------------------------------------------------------------------------------

This Supplement relates to the Structured Investment Option which is currently available under EQUI-VEST(R) Employer-Sponsored Retirement Plan contract. Any amount that you decide to invest in the Structured Investment Option would be invested in one of the "Segments" of the Structured Investment Option, each of which has a limited duration (a "Segment Duration").


The purpose of this Supplement is solely to add to your current prospectus
( the "EQUI-VEST(R) prospectus") a very limited amount of information about the Structured Investment Option. Much more complete information about the Structured Investment Option is contained in a separate Structured Investment Option prospectus dated May 1, 2016. All of the information in the EQUI-VEST(R) prospectus also continues to remain applicable, except as otherwise provided in this Supplement (or any other supplement to the EQUI-VEST(R) prospectus) or in the Structured Investment Option prospectus.


Accordingly, you should read this Supplement in conjunction with your EQUI-VEST(R) prospectus and the Structured Investment Option prospectus (and any other supplements thereto). This Supplement incorporates your EQUI-VEST(R) prospectus (and any other supplements thereto) and the Structured Investment Option prospectus (and any other supplements thereto) by reference. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your EQUI-VEST(R) prospectus.

CHARGES FOR THE STRUCTURED INVESTMENT OPTION

If you allocate any of your account value to the Structured Investment Option, a charge or deduction could result. To reflect these, the following item is added to the chart entitled "Charges we periodically deduct from your account value" under "Fee table" in your EQUI-VEST(R) prospectus:

-----------------------------------------------------------------------------
 ADJUSTMENTS FOR EARLY SURRENDER OR OTHER DISTRIBUTION FROM A SEGMENT
-----------------------------------------------------------------------------
 WHEN CALCULATION IS MADE                MAXIMUM AMOUNT THAT MAY BE LOST/(1)/
-----------------------------------------------------------------------------
Segment Interim Value is applied on      90% of Segment
surrender or other distribution          Investment
(including loans and charges) from a
Segment prior to its Segment Maturity
Date
-----------------------------------------------------------------------------

Notes:

(1)The actual amount of the Segment Interim Value calculation is determined by a formula that depends on, among other things, the Segment Buffer and how the Index has performed since the Segment Start Date, as discussed in detail under "Appendix I" in your Structured Investment Option prospectus. The maximum loss would occur if there is a total distribution for a Segment with a -10% buffer at a time when the Index price has declined to zero. If you surrender or cancel your variable annuity contract, die or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date, and any upside performance will be limited to a percentage lower than the Performance Cap Rate.

This fee table applies specifically to the Structured Investment Option and should be read in conjunction with the fee table in your EQUI-VEST(R) contract prospectus.

TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

We reserve the right to do all of the following if the Structured Investment Option is available under your EQUI-VEST(R) contract:

..   Limit transfers from your other investment options to the Segment Type
    Holding Account to no more than once every 30 days.

..   Require a minimum time period between each transfer into, or out of, the
    Segment Type Holding Account.

..   Establish a maximum dollar amount that may be transferred to or from the
    Segment Type Holding Account.

SEPARATE ACCOUNT ANNUAL EXPENSES

Under the provisions of your EQUI-VEST(R) contract, we deduct a daily charge(s) from the net assets in each variable investment option and Segment Holding Account to compensate us for mortality and expense risks and other expenses. The Segment Holding Account is part of the EQ/Money Market variable investment option available under your EQUI-VEST(R) contract.


                   888-133 (5/16)                           Cat. #150021 (5/16)
                   Employer-Sponsored-NB (NJ
                   ACTS ONLY)                                            #97710

For amounts held in the Segment Holding Account, we may waive this charge(s) under certain conditions on a non-guaranteed basis. If the return on the EQ/Money Market variable investment option on any day is positive, but lower than the amount of this charge(s), then we will waive the difference between the two, so that you do not receive a negative return. If the return on the EQ/Money Market variable investment option on any day is negative, we will waive this charge(s) entirely for that day, although your account value would be reduced by the negative performance of the EQ/Money Market variable investment option itself. This waiver applies only to amounts held in the Segment Holding Account portion of the EQ/Money Market variable investment option and is not a fee waiver or performance guarantee for the underlying EQ/Money Market Portfolio. We reserve the right to change or cancel this provision at any time. For more information, please see "Charges and Expenses" in your EQUI-VEST(R) variable annuity prospectus.







  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
     Distributed by affiliate AXA Advisors, LLC, and for certain contracts co-distributed by affiliate AXA Distributors, LLC,
               1290 Avenue of the Americas, New York, NY 10104.


   Copyright 2016 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234

                                      2